                           SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

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  [ ] Preliminary Proxy Statement
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      Rule 14a-11(c) or Rule 14a-12
  [ ] Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))

                            SFX BROADCASTING, INC.
               (Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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                        [SFX BROADCASTING, INC. LOGO]

                              650 MADISON AVENUE
                           NEW YORK, NEW YORK 10022
                              FEBRUARY 13, 1998

To Our Stockholders:

   On behalf of the Board of Directors of SFX Broadcasting, Inc. ("SFX"), I cordially invite you to attend a Special Meeting of Stockholders of SFX (the "Special Meeting") to be held at 10:00 a.m., local time, on Thursday, March 26, 1998, at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022.

   At the Special Meeting, you will be asked to approve the sale of SFX in a merger transaction valuing SFX at approximately $2.0 billion, representing
21.7 times and 19.1 times SFX's actual and pro forma broadcast cash flow, respectively, for the 12 months ending September 30, 1997. This transaction will result in a cash payment of $75.00 per share of Class A Common Stock. SFX's valuation in the merger excludes the value of its concert and live entertainment business, which is planned to be spun off to our stockholders at or before the consummation of the merger (the "Spin-Off"). In addition to the cash payment of $75.00 per share of Class A Common Stock, the holders on the record date for the Spin-Off of shares of SFX's common stock, Series D preferred stock and interests in the director deferred stock ownership plan will receive in the Spin-Off shares of stock in SFX Entertainment, Inc. ("SFX Entertainment"), which owns all of SFX's assets in the concert and live entertainment business (comprised principally of promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned or leased by SFX Entertainment and in third-party venues). This transaction culminates SFX's implementation of its strategic plan to exploit the changing regulatory environment (which allowed companies to own more radio stations) by acquiring stations at attractive prices and to enhance its radio stations' financial performance.

   When SFX completed its initial public offering of common stock in 1993, it became one of only a few publicly traded companies solely devoted to owning and operating radio stations. Capitalizing on the changing regulatory environment, which significantly liberalized the number of stations that could be owned both nationally and in individual markets, management embarked on an expansion strategy, growing from a company that owned or operated 10 stations in 6 markets when it completed its initial public offering in 1993 to a company that currently owns or programs 82 stations in 19 markets. During this period, acquisition prices expressed as a multiple of broadcast cash flow, which had initially ranged as low as 10, increased considerably.

   SFX continued to grow, despite the escalating acquisition prices, by identifying markets and radio stations with significant growth potential and by employing management's expertise in operating radio stations to improve financial performance. Management developed and assembled clusters of radio stations that, when combined in contiguous regions, could justify the increased acquisition prices the market demanded. However, over time, identifying acquisition opportunities and successfully employing this strategy became increasingly difficult. As these developments continued, SFX continued to be willing to consider the option of maximizing stockholder value on a shorter time horizon through the sale or merger of SFX under appropriate circumstances, should opportunities develop.

   In late 1996, SFX began to explore opportunities in other entertainment-related industries in which management could employ its expertise and in which significant growth opportunities may exist. As a result, SFX began investing in the concert and live entertainment industry in early 1997 with the acquisition of three businesses. Management believes that this industry offers attractive acquisition opportunities because it, like the radio industry in 1993, is highly fragmented and consists of mostly local or regional companies. SFX Entertainment has agreed to purchase five additional businesses that operate in the concert and live entertainment industry for an aggregate consideration of approximately $428.1 million in cash (including the repayment of $75.3 million in debt) and approximately 4.2 million shares of SFX Entertainment's common stock; we anticipate being able to close these acquisitions during the first quarter of 1998. We also believe that the concert and live entertainment industry is not yet well understood by, or well represented in, the public markets. By distributing shares of SFX Entertainment to SFX's stockholders, we will create the first publicly held company solely devoted to the concert and live entertainment business, which we believe will have advantages over many of its smaller, privately held competitors in negotiating and consummating acquisitions. SFX Entertainment has obtained partial financing for its pending acquisitions through a recent private placement of $350.0 million in debt securities, and anticipates obtaining the additional funds needed from borrowings under a $300.0 million senior credit facility. The Merger and Spin-Off provide our stockholders with the opportunity to realize substantial value in the radio business, while continuing their participation in developing the concert and live entertainment business. SFX currently anticipates consummating the Spin-Off regardless of the consummation of the merger or the pending acquisitions or the entering into of the senior credit facility. Annex D to the Proxy Statement is a prospectus of SFX Entertainment, which further describes its businesses and management.

   At the Special Meeting, you will be specifically asked, among other things, to approve the Agreement and Plan of Merger, dated as of August 24, 1997, as amended on February 9, 1998 (the "Merger Agreement"), among SBI Holding Corporation ("Buyer"), SBI Radio Acquisition Corporation ("Buyer Sub") and SFX, as well as the merger (the "Merger") of Buyer Sub into SFX ("Proposal 1"). Pursuant to the Merger, SFX will become a wholly-owned subsidiary of Buyer, and, among other things, each share (other than shares held by stockholders who perfect their statutory appraisal rights) of SFX's
(a) Class A Common Stock will convert into the right to receive $75.00, (b) Class B Common Stock will convert into the right to receive $97.50 and (c) 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock ("Series D Preferred Stock") will convert into the right to receive an amount (currently $82.40) equal to the product of (i) $75.00 and (ii) the number of shares of Class A Common Stock into which that share would convert immediately prior to the consummation of the Merger; in each case, subject to increase under certain circumstances.

   Lehman Brothers, financial adviser to the Board of Directors and the committee of its independent members (the "Independent Committee"), has rendered an opinion to the Board of Directors and the Independent Committee that, as of August 24, 1997, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or certain alternative dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders. This opinion was subsequently confirmed on February 13, 1998.

   In connection with the Merger, you will also be asked at the Special Meeting to approve amendments to SFX's Certificate of Incorporation to permit the holders of Class B Common Stock (Michael G. Ferrel, SFX's Chief Executive Officer, and me) to receive in the Merger a consideration per share that is greater than the consideration per share to be received by the holders of the Class A Common Stock ("Proposal 2"). As holders of the Class B Common Stock, which has 10 votes per share on most matters (as compared to 1 vote per share of Class A Common Stock), Mr. Ferrel and I possess approximately 53.2% of the voting power of all outstanding shares of SFX's common stock. Buyer was willing to pay a premium for the Class B Common Stock because the vote of our shares is necessary to consummate the transaction and because, as Class B stockholders, we could effectively block any competing offer. In connection with the premium, I have agreed to vote the shares of SFX stock beneficially held by me in favor of the Merger and certain amendments to SFX's Certificate of Incorporation described herein and, under certain circumstances, against any competing offer for 1 year after the termination of the Merger

Agreement. I have also agreed to forfeit, under certain circumstances, any future increase in the merger consideration pursuant to the Merger Agreement, or any additional consideration to be received in any acquisition transaction that may be entered into if the Merger is not consummated. You should also be aware that Mr. Ferrel and I have also relinquished certain contractual change-of-control payments.

   In addition, you will be asked at the Special Meeting to approve amendments to SFX's Certificate of Incorporation to allow the holders of Class B Common Stock to receive in the Spin-Off shares of SFX Entertainment's Class B common stock, which will have 10-for-1 voting rights, similar to the Class B Common Stock ("Proposal 3"). The issuance of SFX Entertainment's Class B common stock in the Spin-Off is intended to preserve the relative voting rights in SFX Entertainment of the holders of Class A Common Stock and the holders of Class B Common Stock. We believe that approving this amendment will allow us to preserve the majority of our existing senior management team for SFX Entertainment. Approval of this amendment is necessary to complete the Spin-Off as currently contemplated. If Proposal 3 is approved, we anticipate consummating the Spin-Off, regardless of whether Proposal 2 is approved and regardless of whether the Merger occurs.

   As of the record date for the Special Meeting, I may be deemed to beneficially own approximately 1.6% of the outstanding shares of the Class A Common Stock and 97.8% of the outstanding shares of the Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of SFX's common stock and approximately 52.0% of those shares' combined voting power.

   The affirmative vote of the holders of a majority of the voting power of all outstanding shares of SFX's common stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes), is required to approve the Merger Agreement and the Merger (Proposal 1). Accordingly, I (voting alone) possess the voting power necessary to approve the Merger Agreement and the Merger. However, the consummation of the Merger is conditioned on, among other things, the approval of Proposal 2. The approval of Proposal 3 is necessary to permit the Spin-Off, as currently contemplated, and the consummation of the Spin-Off (or an alternate transaction to dispose of SFX Entertainment) is a waivable condition to the obligation of Buyer to consummate the Merger. For approval of each of Proposals 2 and 3, in addition to the affirmative vote of the holders of the voting power of all outstanding shares of SFX's common stock, voting together as a single class, the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class, are also required. I do not control these separate class votes. EVEN IF PROPOSAL 1 IS APPROVED, THE MERGER WILL NOT BE CONSUMMATED UNLESS PROPOSAL 2 IS APPROVED BY THE SEPARATE CLASS VOTES OF THE HOLDERS OF CLASS A COMMON STOCK AND SERIES D PREFERRED STOCK. ACCORDINGLY, TO ENSURE THAT THE MERGER WILL BE CONSUMMATED AND THAT YOU WILL BE ABLE TO RECEIVE, AMONG OTHER THINGS, $75.00 PER SHARE OF CLASS A COMMON STOCK AND APPROXIMATELY $82.40 PER SHARE OF SERIES D PREFERRED STOCK, YOU ARE URGED TO VOTE IN FAVOR OF PROPOSAL 2. TO ENSURE THAT THE SPIN-OFF WILL BE CONSUMMATED AS CURRENTLY CONTEMPLATED, YOU ARE URGED TO VOTE IN FAVOR OF PROPOSAL 3.

   YOUR BOARD OF DIRECTORS AND THE INDEPENDENT COMMITTEE HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF CLASS A COMMON STOCK. YOUR BOARD OF DIRECTORS AND THE INDEPENDENT COMMITTEE UNANIMOUSLY RECOMMEND THAT SFX'S STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FOR THE AMENDMENTS TO SFX'S CERTIFICATE OF INCORPORATION CONTAINED IN PROPOSALS 2 AND 3.

   SFX has obtained consents under certain indentures and the certificate of designations of its Series E preferred stock that were required to consummate the Spin-Off and to permit SFX Entertainment to finance its pending acquisitions. On January 7, 1998, SFX sent to holders of Class A Common Stock an information statement (and on January 28, 1998, SFX sent those holders a supplement to the information statement), which contained information with respect to the granting of consents to amend the certificate of designations of SFX's Series E preferred stock.

   Details of the proposed Merger, the other matters scheduled to be considered at the Special Meeting and other information about SFX appear in the accompanying Proxy Statement. Please give this material your careful attention.

   Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                   Sincerely

                                   /s/ Robert F.X. Sillerman
                                   --------------------------------
                                   Robert F.X. Sillerman
                                   Executive Chairman

                        [SFX BROADCASTING, INC. LOGO]

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD MARCH 26, 1998

To the stockholders of SFX Broadcasting, Inc.:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SFX Broadcasting, Inc., a Delaware corporation ("SFX"), will be held at 10:00 a.m., local time, on Thursday, March 26, 1998, at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022, for the following purposes:

   1. To approve and adopt the Agreement and Plan of Merger, dated as of August 24, 1997, as amended on February 9, 1998 (the "Merger Agreement"), among SBI Holdings Corporation, a Delaware corporation ("Buyer"), SBI Radio Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and SFX, as well as the merger of Buyer Sub with and into SFX (the "Merger"). Pursuant to the Merger, SFX will become a wholly-owned subsidiary of Buyer and, among other things, holders of SFX's Class A Common Stock will receive $75.00 per share and holders of SFX's Series D Preferred Stock will receive $82.40 per share, subject to adjustment in certain circumstances. The Merger Agreement is described in, and attached as Annex A to, the accompanying Proxy Statement.

   2. To approve and adopt amendments to SFX's Restated Certificate of Incorporation permitting the holders of shares of Class B Common Stock to receive a higher consideration per share in the Merger and related transactions than the holders of shares of Class A Common Stock, as set forth in the Merger Agreement. The amendments are described and set forth in the accompanying Proxy Statement.

   3. To approve and adopt amendments to the SFX's Restated Certificate of Incorporation providing that the holders of shares of Class A Common Stock will receive shares of Class A common stock of SFX Entertainment, Inc. (a subsidiary that engages in the business of promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned or leased by SFX Entertainment and in third-party venues) in connection with SFX's proposed spin-off of the shares of that subsidiary (the "Spin-Off"), and that the holders of shares of Class B Common Stock will receive shares of Class B common stock of the subsidiary (with similar voting rights to SFX's Class B Common Stock). The amendments are described and set forth in the accompanying Proxy Statement.

   4. To transact any other business that may properly come before the Special Meeting and any adjournments or postponements thereof.

   In order to effectuate the Merger, proposal 1 must be approved. Even if proposal 1 is approved, the Merger will not be consummated unless proposal 2 is approved. In addition, the approval of proposal 3 is necessary to permit the Spin-Off, as currently contemplated, and the consummation of the Spin-Off (or an alternate transaction to dispose of SFX Entertainment) is a waivable condition to the obligation of Buyer to consummate the Merger.

   Only holders of record of shares of Class A Common Stock, Class B Common Stock and 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock of SFX on February 10, 1998, will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

                                            By Order of the Board of
                                            Directors

                                            /s/ Howard J. Tytel
                                            ---------------------------------
                                            Howard J. Tytel
                                            Secretary

New York, New York
February 13, 1998

   All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to mark, sign, date and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the Special Meeting. No postage is required if mailed in the United States. Any stockholder attending the Special Meeting may vote in person even if that stockholder has returned a proxy.

                           YOUR VOTE IS IMPORTANT.

      WE HAVE SENT WHITE PROXY CARDS TO HOLDERS OF CLASS A COMMON STOCK
         AND BLUE PROXY CARDS TO HOLDERS OF SERIES D PREFERRED STOCK.

         TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE
           ENCLOSED PROXY PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

              PLEASE DO NOT SEND US YOUR SFX STOCK CERTIFICATES.

                        [SFX BROADCASTING, INC. LOGO]

                               PROXY STATEMENT
                       SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD MARCH 26, 1998

   This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of SFX Broadcasting, Inc., a Delaware corporation ("SFX"), in connection with the solicitation of proxies by SFX's Board of Directors for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 on Thursday, March 26, 1998 at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the related proxy card(s) are first being mailed to SFX's stockholders on or about February 17, 1998. White proxy cards have been sent to holders of SFX's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and blue proxy cards have been sent to holders of SFX's 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Series D Preferred Stock").

   At the Special Meeting, the holders of record on February 10, 1998 (the "Record Date") of shares of Class A Common Stock, Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and Series D Preferred Stock (together with the Class A Common Stock and the Class B Common Stock, the "Voting Stock") (for proposals 2 and 3 below only) will be asked:

   1. to approve and adopt the Agreement and Plan of Merger, dated as of August 24, 1997, as amended on February 9, 1998 (the "Merger Agreement"), among SBI Holdings Corporation, a Delaware corporation ("Buyer"), SBI Radio Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and SFX, and the merger of Buyer Sub with and into SFX (the "Merger"), whereby SFX will become a wholly-owned subsidiary of Buyer ("Proposal 1");

   2. to approve and adopt amendments to SFX's Restated Certificate of Incorporation (the "Certificate of Incorporation") to allow the holders of shares of Class B Common Stock to receive a higher consideration per share in the Merger and related transactions than the holders of shares of Class A Common Stock, as set forth in the Merger Agreement ("Proposal 2");

   3. to approve and adopt amendments to the Certificate of Incorporation to permit holders of shares of Class A Common Stock to receive shares of Class A common stock of SFX Entertainment, Inc. (a subsidiary that engages in the business of promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned or leased by SFX Entertainment and in third-party venues) in connection with SFX's proposed spin-off of the shares of that subsidiary (the "Spin-Off"), and to permit holders of shares of Class B Common Stock to receive shares of Class B common stock of the subsidiary (with voting rights similar to SFX's Class B Common Stock) ("Proposal 3"); and

   4. to transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

                                                        (cover page continued)

SEE "CERTAIN CONSIDERATIONS" ON PAGE 18 OF THIS PROXY STATEMENT FOR A DISCUSSION OF CERTAIN MATTERS WITH RESPECT TO THE MERGER, AND SEE "RISK FACTORS" ON PAGE D-14 OF THE PROSPECTUS OF SFX ENTERTAINMENT, INC. ATTACHED AS ANNEX D FOR A DISCUSSION OF CERTAIN MATTERS CONCERNING THE OWNERSHIP OF SFX ENTERTAINMENT, INC. COMMON STOCK TO BE RECEIVED IN THE SPIN-OFF.

    When a Certificate of Merger is filed with the Secretary of State of the State of Delaware or as otherwise specified in the Certificate of Merger (the "Effective Time"), Buyer Sub will merge with and into SFX, with SFX as the surviving corporation (the "Surviving Corporation"). At the Effective Time, each outstanding share (except for shares of holders who exercise dissenters' appraisal rights) of SFX's (a) Class A Common Stock will convert into the right to receive $75.00 (subject to increase under certain circumstances described below) (the "Class A Merger Consideration"), (b) Class B Common Stock will convert into the right to receive $97.50 (subject to increase under certain circumstances described below) (the "Class B Merger Consideration"), (c) Series D Preferred Stock will convert into the right to receive an amount equal to the product of (i) the Class A Merger Consideration and (ii) the number of shares of Class A Common Stock into which that share would be convertible immediately prior to the Effective Time, and (d) Series C Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), will convert into the right to receive $1,000 plus any accrued but unpaid dividends. Each such amount will be payable in cash, without interest. Each issued and outstanding share of SFX's 12 5/8% Series E Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Series E Preferred Stock" and, together with the Series C Preferred Stock and the Series D Preferred Stock, the "Preferred Stock"), will continue to be outstanding after the Effective Time in accordance with its terms.

   SFX has contributed its operations relating to promotion and production of live entertainment events to SFX Entertainment, Inc., a newly-formed wholly-owned subsidiary of SFX ("SFX Entertainment"), and has agreed to distribute in the Spin-Off all of the outstanding shares of common stock of SFX Entertainment to holders of Common Stock, holders of Series D Preferred Stock, holders of certain warrants to purchase Class A Common Stock and participants in SFX's director deferred stock ownership plan. SFX anticipates that these holders (other than holders of SFX's Class B Common Stock) will receive shares of SFX Entertainment's Class A common stock in the Spin-Off, and that, if Proposal 3 is approved by the stockholders, holders of SFX's Class B Common Stock will receive shares of SFX Entertainment's Class B common stock in the Spin-Off. In connection with the Merger, SFX will pay to SFX Entertainment any positive Working Capital (as defined in "The Spin-Off--The Distribution Agreement--Working Capital") of SFX; alternatively, SFX Entertainment will pay to SFX any negative Working Capital. Additionally, SFX's management believes that the concert and live entertainment industry offers significant opportunities for SFX Entertainment, and SFX Entertainment has agreed to acquire five additional live entertainment-related businesses for an aggregate consideration of approximately $428.1 million in cash (including the repayment of $75.3 million in debt) and approximately 4.2 million shares of SFX Entertainment's Class A common stock. SFX Entertainment has obtained partial financing for these acquisitions through a $350.0 million private placement of debt, and anticipates obtaining the additional funds needed from borrowings under a proposed $300.0 million senior credit facility (collectively, the "Financing"). However, there can be no assurance that SFX Entertainment will be able to obtain the proposed senior credit facility on advantageous terms, or at all. SFX currently anticipates consummating the Spin-Off regardless of the closing of the Merger or SFX Entertainment's pending acquisitions or entering into the proposed credit facility. See "The Spin-Off" and Annex D.

   The Merger and the Spin-Off will be taxable transactions to SFX's stockholders for federal income tax purposes. See "Certain Federal Income Tax Consequences."

   A conformed copy of the Merger Agreement is included as Annex A to this Proxy Statement. The summaries of portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete; they are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

   The Board of Directors of SFX (the "Board of Directors" or the "Board") and a committee of the independent directors of the Board (the "Independent Committee") have unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are fair to and in the best interests of the holders of Class A Common Stock. The Board of Directors and the Independent Committee unanimously recommend that SFX's stockholders approve the Merger Agreement and the Merger and the amendments to the Certificate of Incorporation contained in Proposals 2 and 3. Lehman Brothers acted as financial adviser to the Board of Directors and the Independent Committee in connection with the proposed transaction. Lehman Brothers has rendered an opinion to the Board of Directors and the Independent Committee that, as of August 24, 1997, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or certain alternate dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders. Lehman Brothers subsequently confirmed this opinion on February 13, 1998. A copy of the opinion of Lehman Brothers is attached hereto as Annex B. The opinion sets forth the assumptions made by, matters considered by and scope of review of Lehman Brothers and should be read in its entirety.

    The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes) is required to approve the Merger Agreement and the Merger (Proposal 1). The consummation of the Merger is also conditioned on, among other things, the approval of Proposal 2, which will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class. The approval of Proposal 3 is necessary to permit the Spin-Off, as currently contemplated, and the consummation of the Spin-Off (or an alternate transaction to dispose of SFX Entertainment) is a waivable condition to the obligation of Buyer to consummate the Merger. The approval of Proposal 3 will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class.

   Robert F.X. Sillerman, the Executive Chairman and a Director of SFX, may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock. Accordingly, Mr. Sillerman is generally able to control the outcome of the vote on all matters that require the approval of a majority of the combined voting power of all outstanding shares of the Common Stock, voting together as a single class; as a result, he will be able to control the outcome of the stockholder vote on Proposal 1. He has agreed to vote in favor of Proposals 1, 2 and 3. See "Proposal 1: The Merger--Sillerman Stockholder Agreement." EVEN IF PROPOSAL 1 IS APPROVED, THE MERGER WILL NOT BE CONSUMMATED UNLESS PROPOSAL 2 IS APPROVED BY THE SEPARATE CLASS VOTES OF THE HOLDERS OF CLASS A COMMON STOCK AND SERIES D PREFERRED STOCK. IN ADDITION, THE APPROVAL OF PROPOSAL 3 IS NECESSARY TO PERMIT THE SPIN-OFF, AS CURRENTLY CONTEMPLATED, AND THE CONSUMMATION OF THE SPIN-OFF (OR AN ALTERNATE TRANSACTION TO DISPOSE OF SFX ENTERTAINMENT) IS A WAIVABLE CONDITION TO THE OBLIGATION OF BUYER TO CONSUMMATE THE MERGER; APPROVAL OF PROPOSAL 3 WILL REQUIRE APPROVAL BY THE SEPARATE CLASS VOTES OF THE HOLDERS OF CLASS A COMMON STOCK AND SERIES D PREFERRED STOCK. MR. SILLERMAN DOES NOT CONTROL THE OUTCOME OF THE REQUIRED SEPARATE CLASS VOTES ON PROPOSALS 2 AND 3.

   Stockholders who do not vote in favor of Proposal 1 and who otherwise comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will, under certain circumstances if the Merger is consummated, have the right to dissent and to demand appraisal of the fair market value of their shares. A copy of Section 262 is attached to this Proxy Statement as Annex C. See "Proposal 1: The Merger--Rights of Dissenting Stockholders" for a description of the procedures required to exercise dissenters' rights properly.

   This Proxy Statement contains or incorporates by reference information about SFX and SFX Entertainment as of the date hereof. See "Available Information" and "Incorporation of Certain Documents by Reference." For more information regarding SFX Entertainment, see the SFX Entertainment prospectus attached as Annex D to this Proxy Statement. Although it is possible that the Merger and the Spin-Off may not occur for several months after the Special Meeting, and that the information regarding SFX and SFX Entertainment will change materially from that contained or incorporated by reference herein, SFX's stockholders will not be entitled to another vote on the proposals contained herein.

   The enclosed proxy is solicited on behalf of the Board of Directors. The execution of a proxy does not preclude your right to vote in person if you desire to do so. You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving SFX a written direction to revoke your proxy, giving SFX a new proxy or attending the Special Meeting and voting in person. See "The Special Meeting."

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                              TABLE OF CONTENTS

                                                PAGE
                                              --------
SUMMARY......................................     4
 Matters to Be Considered....................     4
 Parties to the Merger Agreement.............     4
 The Special Meeting.........................     5
 Sillerman Stockholder Agreement.............     6
 The Merger..................................     7
 The Spin-Off................................    10
 Certain Federal Income Tax Consequences ....    12
 Certain Legal Proceedings...................    12
 Certain Considerations......................    12
 Summary Consolidated Financial Data of SFX .    13
 Summary Consolidated Financial Data of SFX
  Entertainment..............................    16
CERTAIN CONSIDERATIONS.......................    18
 Risks Related to Buyer's Ability to Obtain
  Financing..................................    18
 Limited Remedy for Breach by Buyer..........    18
 Litigation Related to the Merger............    18
 Termination Fee If Stockholders Do Not
  Approve the Merger and the Amendments .....    18
 Sillerman Stockholder Agreement.............    18
 Changes in SFX and SFX Entertainment .......    18
 Consideration to Be Received in the Merger .    19
 Interests of Certain Persons in the Merger .    19
 Risks Related to SFX Entertainment..........    20
 Risks Related to a Continuing Interest in
  SFX........................................    20
THE SPECIAL MEETING..........................    21
 Date, Time and Place; Matters to Be
  Considered.................................    21
 Record Date; Quorum; Voting at the Special
  Meeting....................................    21
 Voting of Proxies...........................    22
 Revocation of Proxies.......................    22
 Proxy Solicitation..........................    23
PROPOSAL 1: THE MERGER.......................    24
 Background of the Merger....................    24
 Reasons for the Merger; Recommendations of
  the Board of Directors.....................    29
 Opinion of Lehman Brothers..................    30
 Sillerman Stockholder Agreement.............    35
 Interests of Certain Persons in the Merger .    36
 Bonus Payments and Loan Forgiveness ........    41
 Effective Time..............................    41
 Certain Effects of the Merger...............    42
 Regulatory Matters..........................    42
 Source and Amount of Funds..................    43
 Rights of Dissenting Stockholders...........    43
 Accounting Treatment........................    45
 Certain Legal Proceedings...................    45
THE MERGER AGREEMENT.........................    46
 The Merger..................................    46
 Warrants and Options........................    47
 Provisions Regarding the Spin-Off or an
  Alternate Transaction......................    47
 Repayment of Certain Indebtedness...........    48
 Representations and Warranties..............    48
 Covenants...................................    48
 Closing Extension and Adjustment to Merger
  Consideration..............................    49
 No Solicitation.............................    49
 Conditions..................................    50
 Termination; Fees and Expenses; Letter of
  Credit.....................................    50
THE SPIN-OFF.................................    52
 Business of SFX Entertainment...............    52
 Anticipated Structure of the Spin-Off ......    54
 The Distribution Agreement..................    55
 The Tax Sharing Agreement...................    61
 The Employee Benefits Agreement.............    61
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .....    62
PROPOSAL 2: AMENDMENTS
 TO CERTIFICATE OF INCORPORATION REGARDING
 THE MERGER CONSIDERATION....................    64

                                2

                                                PAGE
                                              --------
PROPOSAL 3: AMENDMENTS
 TO CERTIFICATE OF INCORPORATION REGARDING
 THE SPIN-OFF................................    66
SELECTED CONSOLIDATED FINANCIAL DATA OF SFX .    69
SELECTED CONSOLIDATED FINANCIAL DATA OF
 SFX ENTERTAINMENT...........................    72
UNAUDITED PRO FORMA CONDENSED COMBINED
 FINANCIAL STATEMENTS........................    74
PRINCIPAL STOCKHOLDERS.......................    112
 Possible Change in Control..................    113
MARKET PRICES AND DIVIDEND POLICY............    114
FORWARD-LOOKING STATEMENTS...................    115
INDEPENDENT AUDITORS.........................    115
OTHER MATTERS................................    115
AVAILABLE INFORMATION........................    115
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE...................................    115
STOCKHOLDER PROPOSALS........................    116
ANNEX A--Merger Agreement
ANNEX B--Opinion of Lehman Brothers  ........
ANNEX C--Section 262 of the DGCL
ANNEX D--Prospectus of SFX Entertainment
ANNEX E--Form of Amended and Restated
 Certificate of Incorporation of SFX
 Entertainment
ANNEX F--Form of Distribution Agreement

                                   SUMMARY

   The following summary does not purport to be complete. It is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Proxy Statement, including the Annexes attached hereto, and the other documents referred to and incorporated by reference herein. Stockholders are urged to read this Proxy Statement, including the Annexes hereto, and the documents referred to herein in their entirety.

MATTERS TO BE CONSIDERED

   At the Special Meeting, SFX's stockholders will consider, among other things, Proposal 1, which proposes the approval and adoption of the Merger Agreement and the Merger. Pursuant to the Merger, SFX will become a wholly-owned subsidiary of Buyer and, among other things, each issued and outstanding share (except for shares held by persons who exercise dissenters' appraisal rights) of SFX's (a) Class A Common Stock will convert into the right to receive $75.00, (b) Class B Common Stock will convert into the right to receive $97.50, (c) Series D Preferred Stock will convert into the right to receive an amount equal to the product of (i) $75.00 and (ii) the number of shares of Class A Common Stock into which each share of Series D Preferred Stock would have been convertible immediately prior to the Effective Time, and (d) Series C Preferred Stock will convert into the right to receive $1,000, plus any accrued but unpaid dividends. All such amounts will be payable in cash, without interest. The consideration to be received by holders of Class A Common Stock, Class B Common Stock and Series D Preferred Stock is subject to increase in certain circumstances. Each issued and outstanding share of Series E Preferred Stock will continue to be outstanding after the Effective Time as 12 5/8% Series E Cumulative Exchangeable Preferred Stock of the Surviving Corporation.

   At the Special Meeting, SFX's stockholders will also be asked to approve two proposals relating to the approval and adoption of amendments to the Certificate of Incorporation. The amendments contained in Proposal 2 allow the holders of shares of Class B Common Stock to receive a higher consideration per share in the Merger and related transactions than the holders of shares of Class A Common Stock, as set forth in the Merger Agreement. The amendments contained in Proposal 3 permit the holders of shares of Class A Common Stock to receive shares of Class A common stock of SFX Entertainment in connection with the Spin-Off, and the holders of shares of Class B Common Stock to receive shares of Class B common stock of SFX Entertainment (with similar voting rights to the Class B Common Stock) in connection with the Spin-Off. SFX's stockholders will also be asked to transact any other business that may properly come before the Special Meeting and any adjournments or postponements thereof.

PARTIES TO THE MERGER AGREEMENT

   The parties to the Merger Agreement are SFX, Buyer and Buyer Sub.

   SFX Broadcasting, Inc. SFX was incorporated in Delaware in 1992 principally to acquire and operate radio stations. At the time of SFX's initial public offering in late 1993, SFX owned and operated or provided programming to 10 radio stations operating in 6 markets. During the past four years, SFX has significantly expanded its radio station operations. SFX is currently one of the largest radio station groups in the country and owns or operates, provides programming to or sells advertising on behalf of 82 radio stations operating in 19 markets. SFX's radio stations are diverse in terms of format and geographic markets and are organized into five contiguous regional clusters designed to maximize market penetration. SFX has recently agreed to acquire and dispose of certain additional radio stations, and, upon consummation of SFX's pending acquisitions and dispositions, SFX will own or operate, provide programming to or sell advertising on behalf of 73 radio stations (55 FM and 18 AM stations) operating in 19 markets. In addition to owning and operating radio stations, SFX (through its wholly-owned subsidiary SFX Entertainment) has become a significant operator of venues for, and promoter of, music concerts and other live entertainment events through a series of completed acquisitions of venue operators and concert promoters. See "Available Information." SFX's principal executive office is located at 650 Madison Avenue, New York, New York 10022, and its telephone number is
(212) 838-3100.

   SBI Holdings Corporation. Buyer, a Delaware corporation, was recently formed by Radio Broadcasting Partners, L.P. to effect the transactions contemplated by the Merger Agreement and related agreements. Buyer is currently controlled by Thomas O. Hicks, a principal of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"). Buyer has not conducted any substantial business activities to date other than the creation of Buyer Sub and entering into, and performing its obligations under, the Merger Agreement and related agreements. The total cash cost to Buyer of the Merger and related repayment of debt will be approximately $1.44 billion (assuming that holders of certain notes and Series E Preferred Stock do not accept any required change-of-control repurchase offer after the SFX Merger). Buyer will be required to obtain financing in order to make such payments, but Buyer has not yet determined how it will obtain its financing. See "Certain Considerations--Risks Related to Buyer's Ability to Obtain Financing." The mailing address of Buyer's principal executive office is 200 Crescent Court, Suite 1600, Dallas, Texas 75201 and its telephone number is (214) 740-7300.

   SBI Radio Acquisition Corporation. Buyer Sub, a Delaware corporation, was recently formed by Buyer to effect the transactions contemplated by the Merger Agreement and related agreements. At the Effective Time, Buyer Sub will be merged with and into SFX, with SFX continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Buyer Sub has not conducted any substantial business activities to date other than entering into, and performing its obligations under, the Merger Agreement and related agreements. The mailing address of Buyer Sub's principal executive office is 200 Crescent Court, Suite 1600, Dallas, Texas 75201 and its telephone number is (214) 740-7300.

THE SPECIAL MEETING

 The Special Meeting

   The Special Meeting will be held at 10:00 a.m., local time, on Thursday, March 26, 1998, at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022.

 Purpose of the Special Meeting

   At the Special Meeting, the stockholders of SFX will be asked to (a) approve and adopt the Merger Agreement and the Merger, (b) approve two proposals concerning amendments to the Certificate of Incorporation and (c) transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SFX VOTE FOR EACH OF THE FOREGOING PROPOSALS.

 Record Date; Shares Outstanding; Quorum

   The Board of Directors has fixed the close of business on February 10, 1998 as the Record Date for the determination of the stockholders of record entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Voting Stock will be entitled to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 9,517,663 shares of Class A Common Stock, 1,047,037 shares of Class B Common Stock and 2,990,000 shares of Series D Preferred Stock. The presence in person or by proxy of holders of a majority of the combined voting power of the shares of Common Stock will constitute a quorum at the Special Meeting for purposes of Proposal 1. The presence in person or by proxy of holders of a majority of the combined voting power of the outstanding shares of Common Stock and of the outstanding shares of each of the Class A Common Stock and the Series D Preferred Stock will be necessary to constitute a quorum for purposes of Proposals 2 and 3. See "The Special Meeting--Record Date; Quorum; Voting at the Special Meeting."

 Votes Per Share

   Each share of Class A Common Stock will be entitled to 1 vote and each share of Class B Common Stock will be entitled to 10 votes, voting together as a class, in all matters to be voted upon at the Special Meeting or any adjournments or postponements thereof. In addition, each share of Class A Common Stock will be entitled to 1 vote in the class vote of the Class A Common Stock with respect to Proposals 2 and 3, and each share of Series D Preferred Stock will be entitled to 1 vote in the class vote of the Series D Preferred Stock with respect to Proposals 2 and 3. See "The Special Meeting--Record Date; Quorum; Voting at the Special Meeting."

 Votes Required

   The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes) is required to approve the Merger Agreement and the Merger (Proposal 1). The consummation of the Merger is also conditioned on, among other things, the approval of Proposal 2, which will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class. In addition, the approval of Proposal 3 is necessary to permit the Spin-Off, as currently contemplated, which will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class. The consummation of the Spin-Off (or an alternate transaction to dispose of SFX Entertainment) is a waivable condition to the obligation of Buyer to consummate the Merger.

   Robert F.X. Sillerman, the Executive Chairman and a Director of SFX, may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock. Accordingly, Mr. Sillerman is generally able to control the outcome of the vote on all matters that require the approval of a majority of the combined voting power of all outstanding shares of the Common Stock; as a result, he will be able to control the outcome of the stockholder vote on Proposal 1. He has agreed to vote in favor of Proposals 1, 2 and 3. Even if Proposal 1 is approved, the Merger will not be consummated unless Proposal 2 is approved by the separate class votes of the holders of Class A Common Stock and Series D Preferred Stock. In addition, the Spin-Off, as currently contemplated, will not be consummated unless Proposal 3 is approved by the separate class votes of the holders of Class A Common Stock and Series D Preferred Stock, and the consummation of the Spin-Off (or an alternate transaction to dispose of SFX Entertainment) is a waivable condition to the obligation of Buyer to consummate the Merger. Mr. Sillerman does not control the outcome of the required separate class votes on Proposals 2 and 3. See "Proposal 1: The Merger--Sillerman Stockholder Agreement." See "Principal Stockholders" for a description of the voting power held by SFX's directors and executive officers.

   Although it is possible that the Merger and the Spin-Off may not occur for a period of several months subsequent to the Special Meeting, and that the information regarding SFX and SFX Entertainment will change materially from that contained or incorporated by reference herein, SFX's stockholders will not be entitled to another vote on the proposals contained herein.

SILLERMAN STOCKHOLDER AGREEMENT

   Mr. Sillerman has entered into an agreement to vote his shares in favor of Proposals 1, 2 and 3. Pursuant to the agreement, he also agreed to vote his shares against any other acquisition proposal involving SFX and against certain changes in the Board of Directors, in SFX's capitalization and in the Certificate of Incorporation for a period of 1 year after the termination of the Merger Agreement (unless the Merger Agreement is terminated under certain circumstances that would allow SFX to request the release of the $100.0 million letter of credit deposited into escrow by Buyer upon execution of the Merger Agreement). In addition, Mr. Sillerman has agreed not to sell or transfer his shares of Common Stock in connection with any acquisition proposal involving SFX (other than the Merger) prior to the first to occur of the Effective Time or the first anniversary of the termination (in certain circumstances) of the Merger Agreement. If the Merger Agreement is terminated (in certain circumstances) and SFX receives another acquisition proposal within 1 year thereafter, then Mr. Sillerman must pay to Buyer the difference between the total consideration he receives pursuant to the other acquisition proposal and the total consideration to be received by him upon the consummation of the Merger and the related transactions. Similarly, if Buyer increases the consideration in the Merger, then Mr. Sillerman must waive or repay to Buyer, except in certain specified circumstances, any portion of the increase to be received by him. This agreement was requested by Buyer as a condition to Buyer's willingness to enter into the Merger Agreement. See "Proposal 1: The Merger--Sillerman Stockholder Agreement."

   Mr. Sillerman's control of the Class B Common Stock, his voting obligations, and his previously described obligation to pay to Buyer any increased future consideration to be received by him in the Merger or in a competing transaction are likely to delay or impede third parties' efforts to acquire SFX if the Merger Agreement is terminated and may similarly impede any future increase in the consideration offered in the Merger. See "Certain Considerations--Sillerman Stockholder Agreement."

THE MERGER

 Recommendations of the Independent Committee and the Board; Reasons for the Merger

   The Board of Directors appointed 3 members of the Board to comprise the Independent Committee to evaluate the terms of the Merger and other acquisition proposals involving SFX. Each of these members was elected to the Board of Directors by the holders of the Class A Common Stock (excluding shares of Class A Common Stock held by Mr. Sillerman) and is considered an "independent director" for purposes of the rules of the National Association of Securities Dealers, Inc. and the Certificate of Incorporation.

   The Board of Directors and the Independent Committee have unanimously approved the Merger Agreement and the transactions contemplated thereby, determined that they are fair to and in the best interests of the holders of Class A Common Stock. The Board of Directors and the Independent Committee unanimously recommend that SFX's stockholders approve and adopt the Merger Agreement and the Merger and the amendments to the Certificate of Incorporation contained in Proposals 2 and 3. The Independent Committee and the Board, in reaching their conclusions, considered a number of factors. See "Proposal 1: The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendations of the Board of Directors."

 Opinion of Lehman Brothers

   Lehman Brothers was retained by the Board of Directors and the Independent Committee to act as their financial adviser in connection with the proposed transaction. Lehman Brothers has rendered an opinion to the Board of Directors and the Independent Committee that, as of August 24, 1997, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or certain alternative dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders. This opinion was subsequently confirmed on February 13, 1998. A copy of the opinion of Lehman Brothers is attached to this Proxy Statement as Annex B. The opinion sets forth the assumptions made and matters considered by, and scope of review of, Lehman Brothers and should be read in its entirety. See "Proposal 1: The Merger--Opinion of Lehman Brothers."

 Interests of Certain Persons in the Merger

   In considering the recommendation of the Independent Committee and the Board of Directors that the stockholders vote for approval of the Merger Agreement and the Merger and Proposals 2 and 3, stockholders should be aware that the members of the Board of Directors and management have interests in the Merger and the related transactions that differ from, and are in addition to, the interests of the stockholders of SFX generally, and which may present them with potential conflicts of interest in connection with the Merger. The interests of SFX's directors (other than members of the Independent Committee) and management include: receipt of disparate Merger consideration for Class B Common Stock; receipt in the Spin-Off of differing shares of SFX Entertainment common stock; payments under the Consulting and Non-Competition Agreement (as defined herein); change-of-control payments and options; receipt of cash and SFX Entertainment stock for warrants, options and stock appreciation rights; indemnification and release of officers and directors; and continued employment by or involvement with SFX Entertainment after the Spin-Off. In addition, the Independent Committee members will receive, among other things, compensation for serving on the Independent Committee and the acceleration of certain payments pursuant to SFX's director deferred stock ownership plan. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger."

 Effective Time

   The Merger will be effective as of the date and time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or as otherwise provided in the Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on the earlier of (a) May 31, 1998 (subject to extension as provided in the Merger Agreement, in which event the Class A Merger Consideration and the Class B Merger Consideration will be increased under certain circumstances) or (b) any other date specified by Buyer at least 5 business days in advance (but no earlier than 15 business days after the stockholder approval of Proposals 1 and 2, so long as that approval is obtained by April 24, 1998). See "Proposal 1: The Merger--Effective Time" and "The Merger Agreement--Closing Extension and Adjustment to Merger Consideration."

 Surrender of Stock Certificates; Payment for Shares

   Promptly after the Effective Time, a transmittal form will be mailed to each record holder of shares of Common Stock and Preferred Stock (other than the Series E Preferred Stock). The transmittal form will set forth the procedure for surrendering to a bank or trust company mutually acceptable to SFX Buyer and SFX (the "Paying Agent") certificates previously representing stock of SFX. In order to receive the consideration to which the holder will be entitled as a result of the Merger, the holder will be required, following the Effective Time, to surrender the holder's stock certificate(s), together with a duly executed and properly completed transmittal form (and any other required documents), to the Paying Agent. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. Thereafter, the holder will receive as promptly as practicable, in exchange for the surrendered certificate(s), cash in an amount equal to: (a) $75.00 per share of Class A Common Stock (subject to increase under certain circumstances),
(b) $97.50 per share of Class B Common Stock (subject to increase under certain circumstances), (c) $1,000, plus any accrued but unpaid dividends, per share of Series C Preferred Stock, and (d) for each share of Series D Preferred Stock, the product of (i) the Class A Merger Consideration and (ii) the number of shares of Class A Common Stock into which such share could be converted immediately prior to the Effective Time. No interest will be paid on the cash payable upon surrender of the certificate(s). See "The Merger Agreement--The Merger."

 Conditions to the Merger

   The parties' obligations to consummate the Merger are subject to satisfying or waiving certain conditions, including obtaining stockholder approval of Proposals 1 and 2, obtaining the consent of the

Federal Communications Commission (the "FCC") to the transfer of control of station licenses in the Merger (the "FCC Consent"), the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and having no injunction or other legal restraint on the Merger. Buyer's and Buyer Sub's obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among others, the accuracy of SFX's representations and warranties in the Merger Agreement, SFX's performance of its obligations under the Merger Agreement and the consummation of the Spin-Off or an alternate transaction. SFX's obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions. See "The Merger Agreement--Conditions."

 No Solicitation

   Until the Merger Agreement terminates, it prohibits SFX, its subsidiaries and their representatives from (a) soliciting, initiating or encouraging the submission of any proposal for a merger, consolidation or other business combination involving SFX or any offer to acquire more than 25% of the voting power or a substantial portion of the assets of SFX and its subsidiaries (a "Takeover Proposal"), or (b) participating in any discussions or negotiations regarding, or furnishing any information in connection with, any Takeover Proposal. If, however, before obtaining stockholder approval, the Board of Directors determines in good faith, based on the advice of outside counsel, that it must do so in order to comply with its fiduciary duties to SFX's stockholders, then SFX and its representatives may, in response to an unsolicited Takeover Proposal meeting certain criteria, furnish information with respect to SFX pursuant to a confidentiality agreement and participate in negotiations regarding the proposal. The Merger Agreement requires SFX to keep Buyer fully informed of the status and details of any Takeover Proposal. See "The Merger Agreement--No Solicitation."

 Termination; Fees and Expenses; Letter of Credit

   The Merger Agreement may be terminated:

   (a)  By the mutual written consent of SFX, Buyer and Buyer Sub.

   (b) By either SFX or Buyer if SFX's stockholders do not approve the Merger Agreement, the Merger and the amendments to the Certificate of Incorporation contained in Proposal 2 at the Special Meeting (or an adjournment thereof) or if no stockholder vote is held before the Termination Date (as defined in "The Merger Agreement--Closing Extension and Adjustment to Merger Consideration") (unless the Merger is permanently enjoined or prohibited). If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $25.0 million (and an additional $25.0 million if, within 1 year of the termination, either SFX enters into a Takeover Proposal or 50% of the capital stock of SFX is acquired in a tender offer) and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   (c) By either SFX or Buyer if the Merger is not consummated on or before the Termination Date. See "The Merger Agreement--Closing Extension and Adjustment to Merger Consideration."

   (d) By either SFX or Buyer if the Merger is permanently prohibited or enjoined. If the prohibition or injunction arises from litigation involving SFX and its stockholders and the Merger Agreement is terminated as set forth in this paragraph, then SFX must pay Buyer $10.0 million (and an additional $40.0 million if, within 1 year of the termination, either SFX enters into a Takeover Proposal or 50% of the capital stock of SFX is acquired in a tender offer) and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $10.0 million).

   (e) By Buyer if (i) SFX breaches any representation or warranty contained in the Merger Agreement, unless the breach has no material adverse effect on SFX, or (ii) SFX fails to perform its obligations under the Merger Agreement. However, Buyer may not terminate if the breach or failure to perform is cured within 30 days after notice thereof.

   (f) By SFX if (i) Buyer or Buyer Sub breaches any representation or warranty contained in the Merger Agreement, unless the breach has no material adverse effect on Buyer's ability to perform its obligations under the Merger Agreement, or (ii) Buyer and Buyer Sub fail to perform their obligations under the Merger Agreement. However, SFX may not terminate if the breach or failure to perform is cured within 30 days after notice.

   (g) By SFX if (i) before obtaining stockholder approval of the Merger Agreement, the Merger and Proposal 2, the Board of Directors determines, in certain circumstances, to terminate the Merger Agreement in order for SFX to enter into an agreement relating to a Superior Proposal (as defined in the Merger Agreement), (ii) SFX notifies Buyer of the Superior Proposal, and (iii) Buyer does not offer to revise the terms of the Merger or the Board of Directors determines in good faith, after receiving advice from its financial adviser, that the Superior Proposal is superior to Buyer's revised offer. If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $50.0 million and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   (h) By Buyer if (i) a tender or exchange offer for 50% or more of the capital stock of SFX is commenced and the Board of Directors fails to recommend that SFX's stockholders not tender their shares, or (ii) a Takeover Proposal is announced and the Board of Directors fails to reaffirm its recommendation of the Merger. If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $50.0 million and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   Buyer has placed into escrow an irrevocable letter of credit for $100.0 million. The escrowed letter of credit (or its proceeds) must be released to SFX if the Merger Agreement is terminated in certain events, and will be SFX's sole remedy for that termination or any breach of the Merger Agreement by Buyer or Buyer Sub. See "The Merger Agreement--Termination; Fees and Expenses; Letter of Credit."

 Rights of Dissenting Stockholders

   Under Delaware law, stockholders who properly file demands for appraisal prior to the stockholder vote on the Merger Agreement have the right to obtain, upon the consummation of the Merger, a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). However, no holder of Common Stock who votes in favor of the Merger will be entitled to exercise these rights. In order to exercise these rights, a stockholder must comply with all of the procedural requirements of Section 262 of the DGCL, which is described in "Proposal 1: The Merger--Rights of Dissenting Stockholders" and which is attached to this Proxy Statement as Annex C. The "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 may result in a loss of dissenters' rights. See "Proposal 1: The Merger--Rights of Dissenting Stockholders" and Annex C. The stockholders' appraisal rights do not apply to Proposals 2 and 3.

THE SPIN-OFF

   The Merger Agreement requires SFX to consummate the Spin-Off or an alternative transaction prior to the Closing. If Proposal 3 is approved at the Special Meeting, SFX Entertainment (a newly-formed subsidiary of SFX containing SFX's operations relating to promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned or leased by SFX Entertainment and in third-party venues) (a) will amend and restate its certificate of incorporation to, among other things, increase its authorized capital stock and (b) will issue to SFX, in exchange for the issued and outstanding shares of stock of SFX Entertainment then held by SFX, the number of shares of SFX Entertainment's common stock necessary to consummate the Spin-Off. SFX will then consummate the Spin-Off by distributing shares of SFX Entertainment as a dividend to holders of Class A Common Stock, Class B Common Stock, Series D Preferred Stock, certain warrants to purchase Common Stock and interests under SFX's director deferred stock ownership plan. The Spin-Off is subject to a number of terms and conditions, including the approval of Proposal 3.

   At the time of consummation of the Merger, SFX Entertainment must pay SFX any net negative Working Capital. Alternatively, SFX must pay to SFX Entertainment any net positive Working Capital. Therefore, the capitalization of SFX Entertainment will depend, to a large extent, on the operating results of SFX through the date of the Merger. As of September 30, 1997, SFX estimates that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million, and that approximately $135.5 million of additional assets and $34.1 million of liabilities would have been apportioned to SFX Entertainment. The amount of Working Capital will decrease by at least $2.1 million pursuant to certain adjustments required by the Merger Agreement. The actual amount of Working Capital as of the closing of the Merger may differ substantially from the amount as of September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the Merger, the actual cost of consummating the Merger and the related transactions and other obligations of SFX, including the payment of dividends and interest on SFX's debt. In addition, at the time of the Spin-Off, SFX Entertainment must repay sums advanced to SFX Entertainment by SFX for certain acquisitions or capital expenditures subsequent to the date of the Merger Agreement and which have not been repaid. As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the Financing. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off. See "The Spin-Off."

   If the Spin-Off is not permitted to occur due to certain legal or contractual impediments, SFX may dispose of SFX Entertainment in another manner. If SFX does not dispose of SFX Entertainment, whether through the Spin-Off or otherwise, then Buyer may elect whether to consummate the Merger (by increasing the Class A and Class B Merger Considerations by an aggregate of $42.5 million) or to terminate the Merger Agreement. SFX's management believes that SFX Entertainment has a value substantially in excess of $42.5 million (which would represent an increase of approximately $2.73 in each of the Class A and Class B Merger Considerations) and expects to consummate the Spin-Off or otherwise dispose of SFX Entertainment prior to the Closing. In addition, even if the Merger does not occur for any reason, SFX intends to consummate the Spin-Off. Although the approval of Proposal 3 is necessary in order to enable SFX to consummate the Spin-Off as currently contemplated, stockholder approval of the Spin-Off is not required, and your approval of the Spin-Off is not being sought. See "The Spin-Off."

   SFX Entertainment has agreed to acquire five live entertainment-related businesses: PACE Entertainment Corporation ("PACE"); The Contemporary Group ("Contemporary"); BG Presents, Inc. ("BGP"); SJS Entertainment Corporation, The Network Magazine Group and certain related companies (collectively, "Network"); and Concert/Southern Promotions ("Concert/Southern"). The aggregate consideration of these acquisitions is approximately $428.1 million in cash (including the repayment of $75.3 million in debt) and approximately
4.2 million shares of SFX Entertainment's common stock. SFX Entertainment has obtained partial financing for these acquisitions through a $350.0 million private placement of debt, and anticipates obtaining the additional funds needed from borrowings under a proposed $300.0 million senior credit facility. There can be no assurance that any or all of these acquisitions will be consummated, prior to the Spin-Off or otherwise. See "The Spin-Off."

   Prior to the date of this Proxy Statement, SFX obtained the written consent in lieu of a meeting of majorities of the voting power of the holders of Series E Preferred Stock (voting as a separate class) and Class A Common Stock and Class B Common Stock (voting together) with respect to an amendment to SFX's Certificate of Incorporation required to, among other things, permit the Spin-Off and the Financing. Simultaneously, SFX obtained the written consent of majorities of the holders of its 10-3/4% Senior Subordinated Notes due 2006 (the "2006 Notes") to an amendment to the indenture governing those notes, in order to, among other things, permit the Spin-Off and the Financing. In connection with obtaining these consents, SFX paid to the holders of Series E Preferred Stock an aggregate of $5.1 million and to the holders of 2006 Notes an aggregate of $10.1 million. SFX did not pay any consideration to the holders of Common Stock for their consent. On January 7, 1998, SFX sent to holders of Class A Common Stock an information statement (and on January 28, 1998, SFX sent those holders a supplement to the information statement), which contained information with respect to the granting of consents to amend the certificate of designations of the Series E Preferred Stock.

   For more information about the Spin-Off and SFX Entertainment, see the SFX Entertainment prospectus attached as Annex D to this Proxy Statement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   In general, the receipt of cash by a stockholder pursuant to the Merger or the exercise of appraisal rights, and the receipt of stock in the Spin-Off, will be taxable events for the stockholder for federal income tax purposes and may also be taxable events under applicable local, state and foreign tax laws. The tax consequences for a particular stockholder will depend upon the facts and circumstances applicable to that stockholder. Accordingly, each stockholder should consult the holder's own tax adviser with respect to the federal, state, local or foreign tax consequences of the Merger. See "Certain Federal Income Tax Consequences."

CERTAIN LEGAL PROCEEDINGS

   On August 29, 1997, two lawsuits were commenced against SFX and its directors in the Court of Chancery of the State of Delaware (New Castle County). The plaintiffs in the lawsuits are Harbor Finance Partners (C.A. No. 15891) and Steven Lieberman (C.A. No. 15901). The complaints are identical and allege that the consideration to be paid as a result of the merger to the holders of Class A Common Stock is unfair and that the individual defendants have breached their fiduciary duties. Both complaints seek to have the actions certified as class actions and seek to enjoin the merger, or, in the alternative, monetary damages. The defendants have filed answers denying the allegations, and discovery has commenced. In November 1997, the lawsuits were consolidated in one action entitled In Re SFX Broadcasting, Inc. Shareholders Litigation (C.A. No. 15891). SFX and its directors will defend the consolidated lawsuits vigorously.

CERTAIN CONSIDERATIONS

   In determining whether to vote in favor of Proposals 1, 2 and 3, stockholders should consider the matters set forth under "Certain
Considerations," among others.

                  SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The Summary Consolidated Financial Data of SFX includes the historical financial statements of Capstar Communications, Inc., a predecessor of SFX ("Capstar"), and the historical financial statements of SFX since its formation on February 26, 1992. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the financial statements and the notes of SFX incorporated by reference in this Proxy Statement. The financial information has been derived from the audited and unaudited financial statements of SFX and the entities acquired or to be acquired by SFX since January 1, 1996. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of the management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997. The historical consolidated financial results for SFX are not comparable from year to year because of the acquisition and disposition of various business operations during the periods covered.

                                                                          YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                  FOR THE RECENT PRO FORMA
                                                                                                   AND PENDING    FOR THE
                                                                                                 TRANSACTIONS(8) SPIN-OFF(9)
                                                                                                   (UNAUDITED)  (UNAUDITED)
                                                   1992      1993      1994     1995      1996         1996         1996
                                                 -------- ---------  ------- --------  --------- --------------  ---------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................  $15,003  $ 34,233  $55,556  $ 76,830 $ 143,061    $ 272,694     $272,694
Concert promotion revenue.......................       --        --       --        --        --      552,365           --
Station and other operating expenses............    9,624    21,555   33,956    51,039    92,816      184,267      184,267
Concert promotion operating expenses............       --        --       --        --        --      505,537           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    3,208     4,475    5,873     9,137    17,311       85,451       47,656
Corporate expenses..............................      769     1,808    2,964     3,797     6,313        8,000        5,000
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........       --    13,980       --     5,000    28,994       25,662       25,662
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Operating income (loss).........................    1,402    (7,585)  12,763     7,857    (2,373)      16,142       10,109
Other expense (income)..........................       --       (17)     121      (650)   (2,117)      (4,588)      (2,756)
Equity (income) loss from investments  .........       --        --       --        --        --       (3,402)          --
Interest expense................................    3,610     7,351    9,332    12,903    34,897      115,920       71,613
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (2,208)  (14,919)   3,310    (4,396)  (35,153)     (91,788)     (58,748)
Income tax expense (benefit)....................       --     1,015    1,474        --       480        3,500        2,000
Extraordinary loss on debt retirement...........       --     1,665       --        --    15,219           --           --
Cumulative effect of a change in accounting
 principle......................................       --       182       --        --        --           --           --
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Net income (loss)...............................   (2,208)  (17,781)   1,836    (4,396)  (50,852)     (95,288)     (60,748)
Redeemable preferred stock dividends and
 accretion(6)...................................      385       557      348       291     6,061       41,424       38,124
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Net income (loss) applicable to common stock ...  $(2,593) $(18,338) $ 1,488  $ (4,687)$ (56,913)   $(136,712)    $(98,872)
                                                 ======== =========  ======= ========  ========= ==============  =========

Net income (loss) per share.....................  $ (2.20) $  (7.08) $  0.26  $  (0.71)$   (7.52)   $   (8.63)    $  (6.24)
                                                 ======== =========  ======= ========  ========= ==============  =========

Weighted average common shares outstanding .....    1,179     2,589    5,792     6,596     7,564       15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow.............................  $ 5,379  $ 12,678  $21,600  $ 25,791 $  50,245    $  88,427     $ 88,427
Concert Cash Flow...............................       --        --       --        --        --       46,828           --
EBITDA..........................................    4,610    10,870   18,636    21,994    43,932      127,255       83,427
CASH FLOW FROM:
Operating Activities............................    1,171        76    1,174       499   (13,447)          --           --
Investing Activities............................     (115)  (47,221)  (6,184)  (25,697) (470,513)          --           --
Financing Activities............................     (495)   66,122   (2,083)   33,897   502,668           --           --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------------------------------
                                                                         PRO FORMA
                                                                      FOR THE RECENT  PRO FORMA
                                                                        AND PENDING    FOR THE
                                                   ACTUAL    ACTUAL   TRANSACTIONS(8) SPIN-OFF(9)
                                                (UNAUDITED)(UNAUDITED)  (UNAUDITED) (UNAUDITED)
                                                    1996      1997         1997         1997
                                                 --------- ---------  -------------- ---------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................ $  92,840  $ 188,984    $222,731     $222,731
Concert promotion revenue.......................        --     75,740     500,843           --
Station and other operating expenses............    61,448    115,871     142,934      142,934
Concert promotion operating expenses............        --     63,394     440,266           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    10,663     31,429      61,677       33,299
Corporate expenses..............................     4,475      6,849       8,698        5,891
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........    27,489     17,995      17,995       17,995
                                                 --------- ---------  -------------- ---------

Operating income (loss).........................   (11,235)    29,186      52,004       22,612
Other expense (income)..........................    (3,320)    (2,692)     (3,261)      (2,482)
Equity (income) loss from investments  .........        --         --      (5,653)          --
Interest expense................................    22,169     46,438      86,741       53,555
                                                 --------- ---------  -------------- ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (30,084)   (14,560)    (25,823)     (28,461)
Income tax expense (benefit)....................        --        845       4,500        1,000
Extraordinary loss on debt retirement...........    15,219         --          --           --
Cumulative effect of a change in accounting
 principle......................................        --         --          --           --
                                                 --------- ---------  -------------- ---------

Net income (loss)...............................   (45,303)   (15,405)    (30,323)     (29,461)
Redeemable preferred stock dividends and
 accretion(6)...................................     3,551     27,723      31,381       28,906
                                                 --------- ---------  -------------- ---------
Net income (loss) applicable to common stock ... $ (48,854) $ (43,128)   $(61,704)    $(58,367)
                                                 ========= =========  ============== =========

Net income (loss) per share..................... $   (6.61) $   (4.61)   $  (3.89)    $  (3.68)
                                                 ========= =========  ============== =========

Weighted average common shares outstanding .....     7,394      9,364      15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow............................. $  31,392  $  73,113    $ 79,797     $ 79,797
Concert Cash Flow...............................        --     12,346      60,577           --
EBITDA..........................................    26,917     78,610     131,676       73,906
CASH FLOW FROM:
Operating Activities............................   (18,773)    (3,418)         --           --
Investing Activities............................  (442,797)  (492,300)         --           --
Financing Activities............................   489,816    485,309          --           --

                  SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX
                                (IN THOUSANDS)

                                                 DECEMBER 31,
                             ----------------------------------------------------
                                1992      1993       1994      1995       1996
                             --------- ---------  --------- ---------  ---------
BALANCE SHEET DATA:
Current assets .............  $ 4,515   $ 31,273   $ 28,367  $ 30,949   $ 88,689
Total assets................   36,127    152,871    145,808   187,337    859,327
Long-term debt .............   39,011     81,627     81,516    81,850    481,460
Temporary equity (12)  .....       --         --         --        --         --
Redeemable Preferred Stock:
 Series A Preferred Stock  .    3,892        917         --        --         --
 Series B Preferred Stock  .       --      2,784      2,466     1,735        917
 Series C Preferred Stock  .       --         --         --     1,550      1,636
 Series D Preferred Stock  .       --         --         --        --    149,500
 Series E Preferred Stock  .       --         --         --        --         --
Stockholders' equity
 (deficiency) ..............   (9,411)    48,598     48,856    83,061     94,517

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        SEPTEMBER 30, 1997
                             -----------------------------------------
                                          PRO FORMA FOR    PRO FORMA
                                           THE PENDING      FOR THE
                                ACTUAL  TRANSACTIONS(10) SPIN-OFF(11)
                             (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                             ----------- --------------  ------------
BALANCE SHEET DATA:
Current assets .............  $  140,689    $  245,826    $  128,500
Total assets................   1,392,887     2,016,632     1,243,018
Long-term debt .............     784,255     1,230,323       731,501
Temporary equity (12)  .....          --        16,500            --
Redeemable Preferred Stock:
 Series A Preferred Stock  .          --            --            --
 Series B Preferred Stock  .         998           998           998
 Series C Preferred Stock  .       1,703         1,703         1,703
 Series D Preferred Stock  .     149,500       149,500       149,500
 Series E Preferred Stock  .     215,636       215,636       215,636
Stockholders' equity
 (deficiency) ..............      69,554       134,215        (9,008)

------------
(1)    Includes $1,380,000, $1,137,000 and $565,000 of duopoly integration costs incurred during the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.
(2) In 1993, non-recurring charges related to the valuation of common stock issued to SFX's founders at SFX's initial public offering in September 1993 and certain pooling costs related to the merger of Capstar with and into a subsidiary of SFX.
(3) In 1995, a $5.0 million charge was incurred with respect to the diminished value of a contract to broadcast the Texas Rangers.
(4) In 1996, the non-recurring charges represent the repurchase of stock from and the forgiveness of a loan to SFX's former president, a reserve of a loan and the issuance of warrants to a related party, the purchase of an officer's options and a charge related to the termination of a broadcast rights agreement.
(5) In 1997, the non-recurring and unusual charges, represent amounts related to the pending Spin-Off and Merger, consisting of $11.6 million of executive bonuses, the establishment of a reserve for a loan from SFX's Executive Chairman of $2.6 million and $3.8 million of legal and professional fees associated with the pending transaction.
(6) Includes dividends on preferred stock which SFX redeemed in 1993, accretion on outstanding redeemable preferred stock, dividends on the Series D Preferred Stock, dividends on the Series E Preferred Stock and accretion on the Fifth Year Put Option issued to the PACE Sellers in connection with the PACE Acquisition (see Note 12 below).
(7) "Broadcast Cash Flow" means net revenues less station operating expenses. "Concert Cash Flow" means concert revenues less concert costs. "EBITDA" means net income (loss) before (i) extraordinary items,
       (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs, and (vii) non-recurring charges. The difference between Broadcast Cash Flow and EBITDA is that EBITDA reflects the impact of corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, SFX believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX's operating performance or liquidity which is calculated in accordance with GAAP.

 (8) The unaudited pro forma Statement of Operations Data for the Recent and Pending Transactions for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if SFX had completed the Recent and Pending Transactions as of January 1, 1996. The terms "Recent Transactions" and "Pending Transactions" are defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
 (9) The unaudited pro forma Statement of Operations for the Spin-Off for the nine months ended September 30, 1997, and the year ended December 31, 1996 are presented as if SFX had completed the sale of SFX as defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(10) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if SFX had completed the Pending Transactions as of September 30, 1997. The term "Pending Transactions" is defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(11) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if SFX had completed the Spin-Off as of September 30, 1997.
(12) The PACE Agreement provides that each PACE Seller (as defined) shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A Common Stock received by such PACE Seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.

           SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                   (in thousands, except per share amounts)

   The Summary Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of SFX Entertainment, for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment for the nine months ended September 30, 1997. The statement of operations data with respect to Delsener/Slater for the years ended December 31, 1992 and 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes thereto of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein (including in Annex D). The financial information has been derived from the audited and unaudited financial statements of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                            YEAR ENDED DECEMBER 31,
                        ----------------------------------------------------------------
                                        PREDECESSOR (ACTUAL)
                        ----------------------------------------------------
                                                                              1996 (1)
                                                                              PRO FORMA
                           1992      1993       1994      1995       1996    (UNAUDITED)
                        --------- ---------  --------- ---------  --------- -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................  $38,017    $46,526   $92,785    $47,566   $50,362    $552,365
Operating expenses ....   36,631     45,635    90,598     47,178    50,687     505,537
Depreciation &
 amortization..........      758        762       755        750       747      37,795
Corporate
 expenses (2)..........       --         --        --         --        --       3,000
                        --------- ---------  --------- ---------  --------- -----------
Operating income
 (loss)................      628        129     1,432       (362)   (1,072)      6,033
Interest expense.......     (171)      (148)     (144)      (144)      (60)    (44,307)
Other income, net  ....       74         85       138        178       198       1,832
Equity income (loss)
 from investments .....       --         --        (9)       488       525       3,402
                        --------- ---------  --------- ---------  --------- -----------
Income (loss) before
 income taxes..........      531         66     1,417        160      (409)    (33,040)
Income tax (provision)
 benefit...............      (32)       (57)       (5)       (13)     (106)     (1,500)
                        --------- ---------  --------- ---------  --------- -----------
Net income (loss)......  $   499    $     9   $ 1,412    $   147   $  (515)    (34,540)
                        ========= =========  ========= =========  ========= ===========
Accretion on temporary
 equity (3)............                                                         (3,300)
                                                                            -----------
Net loss applicable to
 common shares ........                                                       $(37,840)
                                                                            ===========
Net loss
 per common share......                                                       $  (1.90)
                                                                            ===========
Weighted average
 common shares
 outstanding (4).......                                                         20,400
                                                                            ===========
OTHER OPERATING DATA:
EBITDA (5).............  $    --    $    --   $ 2,187    $   388   $  (325)   $ 43,828
                        ========= =========  ========= =========  ========= ===========
Cash flow from:
 Operating activities .  $    --    $    --   $ 2,959    $  (453)  $ 4,214    $     --
 Investing activities .       --         --         0          0      (435)         --
 Financing activities .       --         --      (477)      (216)   (1,431)         --
Ratio of earnings to
 fixed charges (6).....      4.1x       1.4x    11.3x        2.1x       --          --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           NINE MONTHS ENDED SEPTEMBER 30,
                        --------------------------------------
                         PREDECESSOR
                        -------------
                                                    1997 (1)
                             1996         1997     PRO FORMA
                            ACTUAL       ACTUAL   (UNAUDITED)
                        ------------- ----------  -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................    $41,609      $ 74,396    $500,843
Operating expenses ....     42,930        63,045     440,266
Depreciation &
 amortization..........        744         4,041      28,378
Corporate
 expenses (2)..........         --         1,307       2,807
                        ------------- ----------  -----------
Operating income
 (loss)................     (2,065)        6,003      29,392
Interest expense.......        (60)         (956)    (33,186)
Other income, net  ....        143           213         779
Equity income (loss)
 from investments .....        525         1,344       5,653
                        ------------- ----------  -----------
Income (loss) before
 income taxes..........     (1,457)        6,604       2,638
Income tax (provision)
 benefit...............        (80)       (2,952)     (3,500)
                        ------------- ----------  -----------
Net income (loss)......    $(1,537)     $  3,652        (862)
                        ============= ==========  ===========
Accretion on temporary
 equity (3)............                               (2,475)
                        =============             -----------
Net loss applicable to
 common shares ........                             $ (3,337)
                        =============             ===========
Net loss
 per common share......                             $   (.17)
                        =============             ===========
Weighted average
 common shares
 outstanding (4).......                               20,400
                        =============             ===========
OTHER OPERATING DATA:
EBITDA (5).............    $(1,321)     $ 10,044    $ 57,770
                        ============= ==========  ===========
Cash flow from:
 Operating activities .    $ 2,761      $    789    $     --
 Investing activities .          0       (71,997)         --
 Financing activities .        684        78,302          --
Ratio of earnings to
 fixed charges (6).....         --           8.4x        1.0x

           SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                                (in thousands)

                                         DECEMBER 31,
                             -------------------------------------
                                     PREDECESSOR (ACTUAL)
                             -------------------------------------
                               1993      1994     1995      1996
                             -------- --------  -------- --------
BALANCE SHEET DATA(7):
Current assets..............  $1,823    $4,453   $3,022    $6,191
Property and equipment,
 net........................   4,484     3,728    2,978     2,231
Intangible assets, net .....      --        --       --        --
Total assets................   6,420     8,222    6,037     8,879
Current liabilities.........   4,356     3,423    3,138     7,973
Long-term debt, including
 current portion............      --     1,830       --        --
Temporary equity(3).........      --        --       --        --
Stockholders' equity........   6,420     2,969    2,900       907

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               SEPTEMBER 30, 1997
                             -----------------------
                                         PRO FORMA
                               ACTUAL (UNAUDITED)(8)
BALANCE SHEET DATA(7):
Current assets..............  $ 12,189    $117,326
Property and equipment,
 net........................    55,882     185,371
Intangible assets, net .....    59,721     429.060
Total assets................   135,470     773,614
Current liabilities.........    11,333      89,619
Long-term debt, including
 current portion............    16,453     498,822
Temporary equity(3).........        --      16,500
Stockholders' equity........   101,378     143,223(9)

------------
(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the Merger as of January 1, 1996. There can be no assurance that any of the Financing, the Pending Acquisitions, the Spin-Off and the Merger will be consummated on the terms assumed in preparing such pro forma data or at all. See "Risk Factors--Changes in SFX and SFX Entertainment."
(2) Pro forma corporate expenses are reduced by $3,000,000 and $1,693,000 for fees earned from Triathlon Broadcasting Company ("Triathlon") for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The right to receive such fees in the future is to be assigned to SFX Entertainment by SFX in connection with the Spin-Off. Future fees may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon.
(3) The PACE Acquisition agreement provides that each PACE seller shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX Entertainment's Class A common stock received by that PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
(4) Includes 500,000 shares of SFX Entertainment's Class A common stock to be issued to the PACE sellers in connection with the Fifth Year Put Option; these shares are not included in calculating the net loss per common share.
(5) "EBITDA" is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.
       There are other adjustments that could effect EBITDA but have not been reflected herein. Had such adjustments been made, EBITDA as so adjusted ("Adjusted EBITDA") on a pro forma basis would have been approximately $58,200,000 for the year ended December 31, 1996 and $67,300,000 for the nine months ended September 30, 1997. These adjustments include the elimination of non-recurring charges including a litigation settlement recovered by PACE and Pavilion of $6,000,000 and $0, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000 and $3,800,000 and include SFX Entertainment's pro rata share of equity income from investments of $3,400,000 and $5,700,000, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, SFX Entertainment's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond SFX Entertainment's control.
(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $393,000 for the year ended December 31, 1996, $1,605,000 for the nine months ended September 30, 1996 and $32,420,000 on a pro forma basis for the year ended December 31, 1996.
(7) The required 1992 balance sheet data for Delsener/Slater has not been included herein due to the difficulty in preparing an accurate balance sheet as of that date coupled with management's belief that such information would not be of substantial use to a potential investor. The difficulty in preparing an accurate fiscal balance sheet is due to the fact that (i) Delsener/Slater was not audited at such time, (ii) Delsener/Slater included a number of companies with different year ends, and (iii) the unaudited balance sheets of Delsener/Slater and its related entities were not prepared in strict accordance with the GAAP reporting requirements as such entities were privately held. The lack of usefulness of the information is due to the fact that (i) Delsener/Slater is the predecessor of SFX Entertainment and therefore its accounts were adjusted to a new basis upon its acquisition by SFX;
       (ii) the balance sheet is principally comprised of cash, leasehold improvements and accruals for bonuses to the prior owners and would not include the operating lease for the Jones Beach Amphitheater, which management believes is Delsener/Slater's most significant operating agreement; and (iii) the balance sheet of Delsener/Slater as of December 31 in any year contains a low level of assets relative to operating income, as the concert business is seasonal (with most concerts occurring in the summer), and the promotion business does not require large amounts of capital investment.
(8) The Unaudited Pro Forma Balance Sheet Data at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the Merger as of September 30, 1997.
(9) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment.

                            CERTAIN CONSIDERATIONS

   In considering whether to approve and adopt the Merger Agreement and the Merger and whether to approve the proposed amendments to the Certificate of Incorporation, stockholders should consider the following matters.

   Risks Related to Buyer's Ability to Obtain Financing. Buyer will require financing in order to consummate the Merger. Buyer has not yet determined how it will obtain its financing, and there can be no assurance that Buyer will be able to obtain financing. If Buyer is unable to consummate the Merger because of its inability to obtain financing, it will be in breach of the Merger Agreement; however, SFX's remedy against Buyer in such a circumstance will be limited. See "--Limited Remedy for Breach by Buyer."

   Limited Remedy for Breach by Buyer. If Buyer or Buyer Sub breaches its obligations under the Merger Agreement, SFX's sole remedy for the breach will be Buyer's $100.0 million letter of credit. This amount may be significantly less than SFX's actual damages arising out of the breach, and there can be no assurance that SFX will be able at that time to procure another bidder that will offer to SFX's stockholders consideration similar to that set forth in the Merger Agreement. See "--Risks Related to Buyer's Ability to Obtain Financing."

   Litigation Related to the Merger. SFX and its directors are defendants in a lawsuit that alleges that the consideration to be paid as a result of the Merger to the holders of Class A Common Stock is unfair and that the individual defendants have breached their fiduciary duties. The complaints seek to have the actions certified as class actions and seek to enjoin the Merger, or, in the alternative, to obtain monetary damages. SFX and its directors will defend the lawsuit vigorously. See "Proposal 1: The Merger--Regulatory Matters--HSR Act Matters" and "--Certain Legal Proceedings."

   Termination Fee If Stockholders Do Not Approve the Merger and the Amendments. If the Merger Agreement is terminated because SFX's stockholders do not approve either Proposal 1 or Proposal 2 at the Special Meeting or an adjournment thereof, SFX is obligated to pay Buyer a termination fee of $25.0 million and to reimburse Buyer for its reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement (not to exceed $2.5 million). If the Merger Agreement is so terminated, and within 1 year of the date of termination SFX enters into a Takeover Proposal or 50% of the capital stock of SFX is acquired in a tender offer, then SFX will be obligated to pay Buyer an additional fee of $25.0 million. Termination fees are also payable if the Merger Agreement is terminated under certain other circumstances at the time of the consummation of a Takeover Proposal or tender offer. See "The Merger Agreement--Termination; Fees and Expenses; Letter of Credit."

   Sillerman Stockholder Agreement. If the Merger Agreement is terminated under certain circumstances, then Mr. Sillerman will be required pursuant to the Stockholder Agreement (as defined herein), for a period of 1 year after the termination date, to vote all shares of Common Stock which he owns (a) against any acquisition proposal involving SFX (other than the Merger) and
(b) to the extent that any of the following could reasonably be expected to impede or interfere with the Merger, or are intended to lead to an alternative acquisition proposal, against any change in a majority of the Board of Directors of SFX, any change in the present capitalization of SFX or any change to the Certificate of Incorporation. As of the Record Date, Mr. Sillerman may be deemed to have 52.0% of the combined voting power of the outstanding shares of Common Stock (excluding options and warrants to purchase shares). In view of Mr. Sillerman's control of the Class B Common Stock, his voting obligations, together with his agreement to forfeit (under certain circumstances) any future increase in the merger consideration pursuant to the Merger Agreement or any additional consideration to be received in any other acquisition transaction, are likely to delay or impede third parties' efforts to acquire SFX for 1 year if the Merger Agreement is terminated and may similarly impede any future increase in the consideration offered in the Merger. See "Proposal 1: The Merger--Sillerman Stockholder Agreement."

   Changes in SFX and SFX Entertainment. The Merger and the Spin-Off may not occur for a period of several months subsequent to the Special Meeting, and the information regarding SFX and SFX Entertainment is likely to change materially from that contained or incorporated by reference herein. The

FCC Consent and/or the expiration or termination of the HSR Act waiting period may materially delay the consummation of the Merger. Among other things, any or all of the acquisitions contemplated by SFX Entertainment, and the related anticipated Financing, may fail to occur as anticipated. Even if the Merger does not occur for any reason, SFX intends to consummate the Spin-Off. However, it is possible that SFX may consummate the Merger but not the Spin-Off, and may dispose of SFX Entertainment through an alternate transaction or through a sale to Buyer for an aggregate consideration of $42.5 million. See "The Merger Agreement--Provisions Regarding the Spin-Off or an Alternate Transaction," "The Spin-Off" and Annex D. However, consummation of an alternate disposition of SFX Entertainment may be difficult, since it could constitute a change of control under the instruments governing the Financing. In addition, management believes that the value of SFX Entertainment substantially exceeds $42.5 million. Although the Board of Directors and the Independent Committee have obtained an opinion of Lehman Brothers as to the fairness, from a financial point of view, to the holders of Class A Common Stock of the consideration to be offered to those holders in the Merger and the Spin-Off (or an alternate disposition of SFX Entertainment), taken together, Lehman Brothers was not requested to render an opinion to address the fairness of the Merger to those holders if the Spin-Off or an alternate disposition of SFX Entertainment does not occur. See "Proposal 1: The Merger--Opinion of Lehman Brothers." Regardless of any changes in the information regarding SFX and SFX Entertainment, and regardless of any future alteration in SFX's plans to consummate the Spin-Off, SFX's stockholders will not be entitled to another vote on the proposals contained herein.

   Consideration to Be Received in the Merger. Assuming Proposal 2 is approved, the Class B Merger Consideration is $97.50 (subject to increase under certain circumstances), and the Class A Merger Consideration is $75.00 (subject to increase under certain circumstances). Robert F.X. Sillerman, the Executive Chairman and Chairman of the Board of Directors, and Michael G. Ferrel, the President, Chief Executive Officer and a Director of SFX, hold 1,024,168 and 22,869 shares, respectively, of the outstanding shares of Class B Common Stock, representing all of the outstanding shares of that class. Buyer was willing to pay a premium for the Class B Common Stock because the vote of those shares is necessary to consummate the transaction and because, as Class B stockholders, Messrs. Sillerman and Ferrel could effectively block any competing offer. In conjunction therewith, Mr. Sillerman agreed to vote for the Merger and against any competing transaction pursuant to the Stockholder Agreement, and agreed to forfeit future increases in the merger consideration to be received by him. Although the Board of Directors and the Independent Committee received an opinion from Lehman Brothers that, as of August 24, 1997, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or certain dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders, Lehman Brothers' opinion does not address the fairness of the consideration to be offered to the holders of Class B Common Stock. The aggregate premium to be paid to Messrs. Sillerman and Ferrel in the Merger is $23.6 million. See "Proposal 1: The Merger--Background of the Merger;
-- Opinion of Lehman Brothers" and "Proposal 2: Amendments to Certificate of Incorporation Regarding the Merger Consideration."

   Interests of Certain Persons in the Merger. In considering the recommendation of the Independent Committee and the Board of Directors that the stockholders vote for the approval of the Merger Agreement and the Merger and Proposals 2 and 3, stockholders should be aware that the members of the Board of Directors and management have certain interests in the Merger and the related transactions that differ from, and are in addition to, the interests of the stockholders of SFX generally, and which may present them with potential conflicts of interest in connection with the Merger. The interests of SFX's Directors (other than members of the Independent Committee) and management include: disparate consideration to be paid in the Merger to holders of Class B Common Stock; differing shares of SFX Entertainment common stock to be received in the Spin-Off; payments received in conjunction with the Consulting and Non-Competition Agreement (as defined herein); receipt of change-of-control payments and options; receipt of cash and shares of SFX Entertainment stock for options, stock appreciation rights and warrants; indemnification and release of officers and directors; and continued employment by or involvement with SFX Entertainment after the Spin-Off. In addition, the members of the Independent Committee will receive, among other things, compensation for serving on the Independent Committee and the acceleration of certain payments pursuant to SFX's director deferred stock ownership plan. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger."

   Risks Related to SFX Entertainment. An investment in SFX Entertainment common stock involves certain risks. See "Risk Factors" in the SFX Entertainment prospectus attached as Annex D. Stockholders are urged to read the SFX Entertainment prospectus in its entirety.

   Risks Related to a Continuing Interest in SFX. If the Merger is not consummated, stockholders should be aware that SFX's continuing operations will involve a number of risks including potential inability to consummate and integrate acquisitions and dispositions; extensive regulation of radio broadcasting; substantial leverage; potential inability to service obligations; limitations on ability to pay dividends; historical losses; holding company structure and dependence upon subsidiaries' operations; change of control obligations; need for additional funds; a competitive radio broadcasting industry; dependence on economic factors; control by management; potential conflicts of interest; transactions with affiliates; reliance on key personnel; and restrictions on transfer of capital stock to aliens. In addition, if the Spin-Off occurs but the Merger is not consummated, then the senior management of SFX may become employed by SFX Entertainment, in which case SFX would be required to seek a new management team. See "Available Information."

                             THE SPECIAL MEETING

DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED

   This Proxy Statement is being furnished to the holders of Voting Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held at 10:00 a.m., local time, on Thursday, March 26, 1998, at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022. At the Special Meeting, the holders of Voting Stock will be asked to (a) approve and adopt the Merger Agreement and the Merger,
(b) approve two amendments to the Certificate of Incorporation and (c) transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

   THE BOARD OF DIRECTORS AND THE INDEPENDENT COMMITTEE HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF CLASS A COMMON STOCK. THE BOARD OF DIRECTORS AND THE INDEPENDENT COMMITTEE UNANIMOUSLY RECOMMEND THAT SFX'S STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY APPROVED AND RECOMMEND FOR ADOPTION TO SFX'S STOCKHOLDERS THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION CONTAINED IN PROPOSALS 2 AND 3.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING

   The Board of Directors has fixed the close of business on February 10, 1998 as the Record Date for determining the holders of Voting Stock entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 9,517,663 shares of Class A Common Stock, 1,047,037 shares of Class B Common Stock and 2,990,000 shares of Series D Preferred Stock. In addition, as of the Record Date there were no shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock"), no shares of Series B Redeemable Preferred Stock, 2,000 shares of Series C Preferred Stock and 2,392,032 shares of Series E Preferred Stock issued and outstanding, none of which are entitled to vote at the Special Meeting.

   A quorum is necessary in order for a vote on the proposals presented at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of Common Stock is necessary for there to be a quorum for purposes of voting on Proposal 1. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of Common Stock and of the outstanding shares of each of the Class A Common Stock and the Series D Preferred Stock is necessary for there to be a quorum for purposes of voting on Proposals 2 and 3.

   Abstentions (i.e., votes withheld by stockholders who are present and entitled to vote) and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining whether there is a quorum for the transaction of business.

   The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes) is required to approve the Merger Agreement and the Merger (Proposal 1). The consummation of the Merger is also conditioned on, among other things, the approval of Proposal 2, which will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class. In addition, the approval of Proposal 3 is necessary to permit the Spin-Off, as currently contemplated, which will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class, and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class.

   Abstentions and broker non-votes will have the effect of votes against Proposals 1, 2 and 3.

   SFX will appoint one or more inspectors, who may be employees of SFX, to determine, among other things, the number of shares of Voting Stock represented at the Special Meeting and the validity of the proxies submitted for voting at the Special Meeting. SFX has retained ChaseMellon Shareholder Services, LLC, its transfer agent for the Common Stock, as proxy tabulator to assist the inspectors in the performance of their duties. ChaseMellon Shareholder Services, LLC can be reached at 600 Willow Tree Road, Leonia, New Jersey 07605, phone no. (201) 296-4124, facsimile no. 201-296-4142 Attention:
Norma Cianfaglione.

   Robert F.X. Sillerman, the Executive Chairman and a Director of SFX, may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock. The directors and officers of SFX (including Mr. Sillerman) may be deemed to beneficially own as of the Record Date approximately 2.0% of the outstanding shares of Class A Common Stock and 100% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.7% of the outstanding shares of Common Stock and approximately 53.3% of the combined voting power of the outstanding Common Stock. Accordingly, Mr. Sillerman is generally able to control the outcome of the vote on all matters that require the approval of a majority of the combined voting power of all outstanding shares of the Common Stock; as a result, he will be able to control the outcome of the stockholder vote on Proposal 1. He has agreed to vote in favor of Proposals 1, 2 and 3. See "Proposal 1: The Merger--Sillerman Stockholder Agreement." EVEN IF PROPOSAL 1 IS APPROVED, THE MERGER WILL NOT BE CONSUMMATED UNLESS PROPOSAL 2 IS APPROVED BY THE SEPARATE CLASS VOTES OF THE HOLDERS OF CLASS A COMMON STOCK AND SERIES D PREFERRED STOCK. IN ADDITION, THE SPIN-OFF, AS CURRENTLY CONTEMPLATED, WILL NOT OCCUR UNLESS PROPOSAL 3 IS APPROVED BY THE SEPARATE CLASS VOTES OF THE HOLDERS OF CLASS A COMMON STOCK AND SERIES D PREFERRED STOCK. MR. SILLERMAN DOES NOT CONTROL THE OUTCOME OF THE REQUIRED SEPARATE CLASS VOTES ON PROPOSALS 2 AND 3.

VOTING OF PROXIES

   All shares of Voting Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger and FOR approval of each of the amendments to the Certificate of Incorporation.

   If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), then Robert F.X. Sillerman and Michael G. Ferrel (the persons named in the enclosed forms of proxies and acting thereunder) will have discretion to vote on these matters in accordance with their best judgment.

REVOCATION OF PROXIES

   A stockholder may revoke a proxy given pursuant to this solicitation at any time before the proxy is voted by submitting a written revocation to the tabulation agent (ChaseMellon Shareholder Services, L.L.C.) by returning a subsequently dated proxy to the proxy tabulator or to the Secretary of SFX, by filing an instrument in writing with the Secretary of SFX revoking the proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

   Stockholders of record who are entitled to revoke their proxy may do so via facsimile at the numbers set forth above in "--Record Date; Quorum; Voting at the Special Meeting." Any beneficial owner whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke should contact the registered holder promptly and instruct the registered holder to revoke on his behalf. There can be no assurance that the registered holder will have sufficient time prior to the Special Meeting to deliver a revocation upon instruction by the beneficial owner.

PROXY SOLICITATION

   SFX will pay its own expenses incurred in connection with this Proxy Statement and the Special Meeting, including the disbursements of legal counsel and accountants. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of SFX in person or by telephone, facsimile or other means of communication. The directors, officers and employees will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses, in connection with their solicitation. SFX has retained Georgeson & Company, Inc., at an estimated cost of $10,000, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Georgeson & Company, Inc. can be reached at (212) 440-9800. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by the custodians, nominees and fiduciaries, and SFX will reimburse the custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

   STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY
CARDS.

                            PROPOSAL 1: THE MERGER

BACKGROUND OF THE MERGER

   SFX was formed in 1992 by Robert F. X. Sillerman and others to acquire, own and operate radio stations. SFX's strategy was to exploit the changing regulatory environment (which allowed companies to own more radio stations) by acquiring stations at attractive prices and by enhancing its stations' financial performance. When SFX sold its shares to the public in October 1993 at a price of $15.00 per share, it became one of only a few publicly traded companies solely devoted to owning and operating radio stations.

   At the end of 1993, SFX owned or operated eleven radio stations in six markets. At that time, the radio industry was highly fragmented and consisted principally of local and regional privately-held companies. Capitalizing on the changing regulatory environment which significantly liberalized the number of stations that could be owned both nationally and locally, management embarked on an expansion strategy. Management sought to acquire radio stations in major and medium-sized markets at prices expressed as a multiple of broadcast cash flow that it believed were attractive. In 1993 this multiple was approximately 10. Management employed its operational experience, developed over many years in the radio business, to increase advertising revenues and control costs.

   Although SFX has always been committed to its strategic plan of acquiring and developing radio stations as an independent company, from time to time management received indications of interest from potential acquirors and merger partners. As previously publicly disclosed, in early 1995, Hicks Muse, an affiliate of Buyer and of Thomas O. Hicks (the brother of R. Steven Hicks, who was then the President and a director of SFX, and who continued as such until he resigned in 1996 to become President of Capstar Broadcasting Corporation, an affiliate of Hicks Muse) proposed to acquire SFX for $26.00 per share in cash. Concluding that SFX's best interests would be served by remaining independent and implementing its acquisition strategy, the Board of Directors unanimously rejected the offer. Following this decision, an individual purporting to be a stockholder brought a lawsuit alleging breach of fiduciary duty and seeking class action certification. The lawsuit, which management believed to be frivolous, was subsequently withdrawn.

   In anticipation of further deregulation in the radio industry, SFX accelerated its acquisition program in late 1995 and early 1996. As a result, SFX was able to capitalize on the enactment in February 1996 of the Telecommunications Act of 1996, which further relaxed the regulatory limits on the number of stations that could be owned nationally and locally. In the ten-month period beginning July 1996, SFX acquired 67 stations operating in 19 markets. This rapid expansion was financed by raising over $800.0 million in the capital markets by selling debt and preferred stock and through bank borrowings. Nevertheless, in management's view the SFX stock traded at a low multiple of broadcast cash flow, compared to other radio broadcasting companies.

   SFX's acquisition strategy focused on acquiring clusters of stations in each of its principal markets, which were grouped and managed regionally. This approach allowed management to increase revenues by targeting regionally-based advertisers and capturing a larger share of their advertising budgets, while eliminating duplicative operating costs. Once stations were acquired, SFX was able to implement its regional cluster strategy to increase revenues while controlling costs, and thereby increase its broadcast cash flow. For example, on a pro forma basis, assuming all stations were owned and operated for the nine months ended September 30, 1997, broadcast cash flow increased 22% over the comparable period in 1996.

   However, as the consolidation in the radio industry continued in 1996, acquisition prices increased considerably and it had become increasingly difficult to identify acquisitions that met SFX's investment criteria. SFX continued to actively and aggressively bid on radio station acquisitions. It was often outbid by larger broadcasting companies, particularly with respect to radio stations in the largest markets and large groups of radio stations. So that acquisitions would be accretive, management adhered to its policy of acquiring stations only at a multiple of broadcast cash flow (after giving effect to potential revenue enhancements and cost savings) that did not exceed the multiple of broadcast cash flow at which the SFX stock traded.

   In late 1996, reacting to these developments in the radio industry, SFX began exploring acquisition opportunities in other entertainment-related industries in which management could employ its expertise and in which significant growth opportunities may exist and which were related to the radio industry. Management believed that the live entertainment industry presented opportunities to make acquisitions at attractive multiples of cash flow, particularly as compared to the broadcast cash flow multiples at which the SFX stock traded. As a result, SFX began investing in the concert and live entertainment promotion and venue operation industry in early 1997, while at the same time it continued to pursue radio station acquisitions and tax-free exchanges of radio stations that would be likely to increase SFX's broadcast cash flow.

   In early 1997, management continued to believe that SFX stock was among the most undervalued in the radio broadcasting industry. Management attributed the low valuation to the public market's failure to recognize and fairly value the performance of its regional clusters of stations in medium-sized markets and to concerns relating to SFX's higher than average leverage ratio. Although management believed that, over time, through increasing broadcast cash flow from operations and through selling additional equity when market conditions warranted, SFX's leverage ratio would decrease and its stock would be more fully valued, SFX continued to operate at a disadvantage to other radio broadcasting companies or other companies whose securities traded at higher multiples of broadcast cash flow. While, in the past, management had received unsolicited indications of interest from prospective acquirors, the number of inquiries increased in early 1997. Based on the foregoing reasons, the Board determined that such inquiries should be actively pursued, particularly if a sale or merger would result in unlocking the increased stockholder value inherent in SFX.

   The Board and management concluded that, due to the size of SFX, the universe of potential acquirors or merger partners was comprised almost exclusively of companies that already had a substantial radio broadcasting presence. Management of SFX was already in regular contact with these companies in connection with negotiating acquisitions and exchanges of radio stations. The Board determined that the best way to proceed was to have SFX's management engage in direct discussions with these other companies. Management began actively exploring potential opportunities through a number of informal discussions in May 1997.

   Interest in SFX increased in early July, when a number of potential acquirors approached SFX's management. During this period, SFX held several discussions with Jacor Communications ("Jacor"). Jacor indicated to SFX that it would be interested in purchasing SFX at a price per share in the high $50s to low $60s. Attempts by SFX to negotiate a higher price with Jacor were unsuccessful. In addition, management held several informal discussions with representatives of American Radio Systems ("American Radio") regarding a possible cash or stock deal. On July 22, 1997, management met with representatives of American Radio who proposed a price per share in the low to mid-$60s which would be paid eighty percent in the common stock of American Radio and twenty percent in cash. Management also continued to have informal discussions with several other potential acquirors during this period, including CBS Radio, Inc. ("CBS"), Clear Channel Communications ("Clear Channel") and Hicks Muse.

   On July 24, 1997, management held a regularly-scheduled conference call with analysts in which management discussed SFX's second quarter financial results. On this conference call, in response to an inquiry resulting from rumors, management stated that it would be disingenuous to say that no bidder had expressed an interest in pursuing a transaction with SFX. These developments were widely reported on July 28, in the featured column of "Heard on the Street" in The Wall Street Journal. The publicity increased the potential acquirors' interest in SFX.

   Towards the end of July, talks with CBS and Hicks Muse had culminated in per share cash proposals of $75 and $73.50, respectively. Both offers were conditioned on the prior sale of SFX's concert and live entertainment promotion and venue operation business. The CBS offer contemplated that such business would be sold to management or a third party for approximately $107 million and the Hicks Muse offer contemplated that such business would be sold for approximately $75 million. SFX provided both CBS and Hicks Muse with substantially similar draft merger agreements at this time as a basis for further discussions.

   Management reported the results of these discussions to the Board of Directors at a meeting on July 31, 1997. Various members of the Board of Directors expressed concern that potential purchasers seemed unwilling to provide adequate "collar" protection on stock offers and commented that all-cash offers seemed more attractive than others. Accordingly, management was instructed to pursue higher cash proposals at increased total value levels.

   At its July 31 meeting, the Board considered a number of issues related to potential offers, including that (a) Mr. Sillerman, through his holdings of Class B Common Stock, had more than 50% of the combined voting power of SFX's common stock and, depending on the structure of a transaction, may have the power, acting alone, to approve or block a given transaction or to block any competing offer, (b) it would be likely that a bidder would require Mr. Sillerman to "lock up" the voting power of his shares and to forfeit any potential future increase in consideration from the transaction or a competing transaction under certain circumstances, (c) it would be likely that Mr. Sillerman would be required to agree not to compete with the acquiror, and (d) SFX's concert promotion business might not be fairly valued by potential acquirors interested only in the radio business. The Board determined that, since management was considering whether to acquire the concert and live entertainment promotion and venue operation business, it would be desirable to establish the Independent Committee.

   The Independent Committee, consisting of Edward F. Dugan, Paul Kramer and James F. O'Grady, Jr., was convened. None of those individuals is or was an officer or employee of SFX, and each had been elected to the Board by the holders of the Class A Common Stock (excluding any shares of Class A Common Stock held by Mr. Sillerman or his affiliates). The Independent Committee was authorized to make a recommendation to the Board as to the fairness to the holders of Class A Common Stock of any transaction under consideration and, in connection therewith, was authorized to engage its own independent legal counsel and financial advisers, if deemed necessary to assist it in the exercise of its authority. For various reasons, including Mr. Sillerman's virtual blocking position and management's expertise in negotiating transactions of this nature, the Board authorized management to negotiate on behalf of SFX and instructed management to keep the Independent Committee apprised of the status of the negotiations and to present to the Independent Committee the transaction alternatives that provided the maximum consideration to the holders of Class A Common Stock. The Board recognized, however, that only the Board, upon the recommendation of the Independent Committee, could commit SFX to a transaction. The Board and Independent Committee also recognized that it would be desirable to require that any transaction be subject to the approval of the holders of Class A Common Stock, voting as a separate class, but acknowledged that acquirors would resist such a requirement, due to the added uncertainty that would result.

   On August 1, the Independent Committee met with representatives of Lehman Brothers and at the conclusion of such meeting determined that Lehman Brothers should act as financial adviser to the Independent Committee as well as the Board. After considering several law firms, on August 5, the Independent Committee met with representatives of, and retained the law firm of, Morgan, Lewis & Bockius LLP as its special legal counsel. Morgan, Lewis & Bockius LLP had never represented SFX or any of its affiliates, but was familiar with SFX through its representation of two investment banking firms which had been involved in transactions with SFX or its affiliates. During August 1997, management continued to discuss proposals with CBS, Hicks Muse, American Radio, Clear Channel and Jacor Communications. Management requested American Radio to restructure its initial proposal as an all-cash offer. American Radio indicated that it would be unwilling to make an all-cash offer.

   Clear Channel, after several weeks of negotiations, had increased its stock-for-stock bid to between 1.1 and 1.15 shares of Clear Channel's common stock for each share of SFX Common Stock. Based on the then current market value of Clear Channel's common stock, the exchange would have provided a value of between approximately $66 and $69 per share to SFX's common stockholders. The proposal also required, as a condition precedent, that management or a third party purchase the concert and live entertainment promotion and venue operation business for approximately $75 million. Management also requested Clear Channel to restructure its proposal as an all-cash offer and Clear Channel indicated its unwillingness to make such an offer.

   Between August 15th and August 18th, management held several discussions with representatives of Hicks Muse. Such discussions resulted in an offer by Hicks Muse containing substantially similar principal terms to those contained in the Merger Agreement. Hicks Muse agreed to pay $75 per share in cash for the SFX Class A Common Stock and $97.50 per share for the SFX Class B Common Stock. In addition, Hicks Muse agreed to allow SFX to spin-off its concert and live entertainment promotion and venue operation business pro-rata to its stockholders. Assuming that the value of the entertainment business was equal to the aggregate value paid by SFX less the debt related to the entertainment business, management believed that the value of the entertainment business to be received by the SFX stockholders was at least $5.50 per share on a fully diluted basis.

   On August 19, 1997, CBS increased its bid to $76 per share but maintained its requirement that the concert business be disposed of for $107 million. As the proposal was structured, CBS (and not SFX's stockholders) would realize any additional consideration, above the per share offering price, as a result of the sale of the concert business.

   During this time, management regularly briefed the Independent Committee on the content of these discussions. Certain of these potential acquirors executed a confidentiality agreement and conducted due diligence during this period. Management, through Star Media Group Inc. (a media broker) and Lehman Brothers, contacted other potential acquirors to inquire as to their interest in exploring a transaction.

   By the middle of the week of August 18, 1997, management and the Board were of the view that Hicks Muse's proposal was superior to the other proposals which SFX had received because (a) it offered the highest value to the holders of the Class A Common Stock, (b) it would permit SFX to spin off the concert business to its stockholders, thereby providing additional consideration to the stockholders and allowing the stockholders to participate in the opportunities available in that business, and (c) Hicks Muse was willing to permit the transaction to be structured in a manner that would allow the holders of Class A Common Stock to effectively have a separate class vote on the transaction.

   During the remainder of the week, management continued to negotiate the terms of the transaction with Hicks Muse, including the scope of representations and warranties, the merger consideration, the conditions to consummation of the transaction, including applicable regulatory approval, the termination provisions and the fees payable upon such termination and the terms of the Spin-Off, including the working capital adjustments. Hicks Muse requested Mr. Sillerman to enter into a "lock up" agreement by which Mr. Sillerman would agree to vote in favor of the transaction and against any competing offer and to forfeit, under certain circumstances, any future increase in the merger consideration pursuant to the Merger Agreement or any additional consideration to be received in any other acquisition transaction. In connection with its request, Hicks Muse indicated that it was willing to pay a premium for the Class B Common Stock because such shares possessed substantial combined voting power of SFX which was necessary to consummate the transaction and could effectively block any competing offer and to induce Mr. Sillerman to agree to "lock-up" his shares.

   Hicks Muse also requested that Mr. Sillerman agree not to compete in the radio broadcasting industry with Hicks Muse and SFX for a period of five years and that Mr. Sillerman agree to provide consulting services to SFX for a two year period.

   The Independent Committee and the Board met on August 21 and August 22, along with legal counsel for the Independent Committee and representatives of Lehman Brothers. At such meetings, the status of the transaction was discussed and the agreements were reviewed. Additionally, representatives of Lehman Brothers made an oral presentation regarding the consideration to be paid to the holders of Class A Common Stock and the reasonableness of the other components of the transaction, including the premium on the Class B Common Stock and the aggregate $25 million payment to be made to Mr. Sillerman pursuant to a non-compete and consulting agreement. On August 22, 1997, Lehman Brothers rendered its oral fairness opinion which was subsequently confirmed in writing on August 24, 1997 that, as of those dates, respectively, the consideration to be offered to holders of Class A Common Stock in the Merger and Spin-Off (or certain alternative dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders.

   Upon further deliberations, the Independent Committee on August 22 unanimously determined to recommend to the full Board that the Merger Agreement and the transactions contemplated thereby were fair to and in the best interests of the holders of the Class A Common Stock, and the Independent Committee resolved to recommend that SFX's stockholders approve the Merger Agreement and the transactions contemplated therein, including the proposed amendments to the Certificate of Incorporation of SFX.

   The Independent Committee met separately as a committee and together with its legal counsel and financial advisers numerous times between July 31, 1997 and August 22, 1997. In making its recommendation to the Board on the fairness of the proposed Merger Agreement and the transactions contemplated thereby as a whole to the Class A stockholders, the Independent Committee, consulted with its legal and financial advisers and considered, among other factors that the Independent Committee deemed relevant, the following:

     (a) The extensive history of SFX's negotiations with prospective purchasers, culminating in the proposal from Hicks Muse.

     (b) The terms of the proposed Merger Agreement and related transaction documents.

     (c) The analysis and reports prepared by Lehman Brothers, its financial adviser, including Lehman Brothers' analysis of the proposed transaction, its review of the value of SFX's concert business, its review of the value of SFX's Class A Common Stock and Class B Common Stock and its review of the value of other companies with securities with similar attributes in similar transactions.

     (d) The relinquishment of contractual change of control payments in the form of options by Messrs. Sillerman and Ferrel (see "--Interests of Certain Persons in the Merger").

     (e) The opinion of Lehman Brothers that the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off, taken together, is fair from a financial point of view to those holders.

     (f) The terms of the non-competition covenant proposed to be entered into by Mr. Sillerman.

     (g) The interests of Hicks Muse underlying Hicks Muse's demand that Mr. Sillerman agree to non-competition covenants and the opportunities which would be lost by him if he entered into such covenants.

     (h) The substantial values which could be realized by SFX's Class A stockholders from the proposed transaction.

     (i) The additional consideration proposed to be paid by Hicks Muse to SFX's Class B stockholders.

     (j) The terms, rationale and potential effects of the proposed lock-up arrangements demanded by Hicks Muse.

     (k) The current business conditions affecting companies in the media business generally and the radio broadcasting business specifically, including recently completed acquisitions, proposed consolidations and recent announcements of other similar companies deciding to pursue strategic alternatives.

   After receiving the recommendation of the Independent Committee and upon further deliberation, the Board unanimously approved and adopted the Merger Agreement and recommended that the stockholders approve the Merger. The parties continued to finalize the documents during August 23 and 24, and the Merger Agreement and the related documents were executed on August 25, 1997 as of August 24, 1997.

   On February 9, 1998, the parties to the Merger Agreement entered into an amendment to the Merger Agreement, which contained certain minor and technical amendments and amendments to the Working Capital calculation.

   Prior to the date of this Proxy Statement, SFX obtained the written consent in lieu of a meeting of majorities of the voting power of the holders of Series E Preferred Stock (voting as a separate class) and Class A Common Stock and Class B Common Stock (voting together) with respect to an amendment to SFX's Certificate of Incorporation required to, among other things, permit the Spin-Off and the Financing. Simultaneously, SFX obtained the written consent of majorities of the holders of the 2006 Notes and the 2000 Notes to an amendment to the indentures governing those notes, in order to, among other things, permit the Spin-Off and the Financing. In connection with obtaining these consents, SFX paid to the holders of Series E Preferred Stock an aggregate of $5.1 million and to the holders of 2006 Notes an aggregate of $10.1 million. SFX did not pay any consideration to the holders of Common Stock for their consent. On January 7, 1998, SFX sent to holders of Class A Common Stock an information statement (which was supplemented on January 28, 1998), which contained information with respect to the granting of consents to amend the certificate of designations of the Series E Preferred Stock.

   On February 11, 1998, SFX Entertainment consummated the private placement of $350.0 million of its 9 1/8% Senior Subordinated Notes due 2008.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

   The Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the holders of the Class A Common Stock. Accordingly, the Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and has recommended that SFX's stockholders approve the same and the related amendments to SFX's Certificate of Incorporation. In addition to the factors considered by the Independent Committee discussed above under "--Background of the Merger," in reaching its conclusion to approve the Merger and the related transactions, the Board consulted with SFX's management as well as SFX's financial and legal advisers, and considered a number of factors, including the following:

     (a) The Board's familiarity with the radio broadcast industry generally, its awareness of the trend toward consolidation in the radio broadcast industry and its review and analysis of SFX's existing business, financial condition, results of operations and prospects and the competitive environment facing SFX.

     (b) The recent consolidation in the radio industry which has made it increasingly difficult for SFX to identify and consummate acquisitions that meet SFX's investment criteria.

     (c) The value of the Class A Merger Consideration to be received by the holders of the Class A Common Stock in the Merger. The Board considered the historical market prices and trading information with respect to the Class A Common Stock, the price per share offered by Buyer, the certainty of the value provided by the cash consideration and the fact that such price represents a significant premium over the market prices at which the Class A Common Stock had previously traded, including (but not limited to) the fact that the $75 cash consideration per Class A share represented a premium of 168% from the $28 trading price in April 1997, when management had received the initial indications of interest. As detailed above under "--Background of the Merger," the Board noted that the consideration to be received in the Merger was the result of an extensive and exhaustive process that resulted in discussions with a number of potential acquirors and the ultimate selection of Buyer's proposal.

     (d) The prospects of continuing to operate SFX, both with and without regard to the Spin-Off, the value to the Class A stockholders of such alternatives and the timing and likelihood of achieving additional value from these alternatives, considering the possibility that SFX's future performance might not lead to a stock price having a higher present value than the Class A Merger Consideration in the foreseeable future.

     (e) The Spin-Off, if consummated, will enable the holders of Common Stock to retain a continuing interest in the venue operation and concert promotion industry and management's view that such industry offers attractive opportunities.

     (f) The presentation of Lehman Brothers and Lehman Brothers' oral and written opinion to the Independent Committee and the Board that the consideration to be offered to the holders of the Class A Common
         Stock in the Merger and the Spin-Off (or certain dispositions of SFX Entertainment), taken together, is fair, from a financial point of view, to those holders as described in "--Opinion of Lehman Brothers."

     (g) The terms and conditions of the Merger Agreement, including the lack of any financing contingency on the part of Buyer and the $100.0 million letter of credit placed in escrow to secure the performance of Buyer.

     (h) The approval of the holders of the Class A Common Stock, voting as a separate class, is necessary to amend SFX's Certificate of Incorporation in order to consummate the Merger.

   The discussion contained herein of the information and factors considered by the Board and the Independent Committee is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board and the Independent Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to any of the factors discussed herein. In addition, individual members of the Board and the Independent Committee may have given different weights to different factors. For a discussion of the interests of certain members of SFX's Board in the Merger, which interests were considered by the Board and the Independent Committee, see "--Interests of Certain Persons in the Merger."

   YOUR BOARD OF DIRECTORS AND THE INDEPENDENT COMMITTEE HAVE UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTEREST OF THE HOLDERS OF CLASS A COMMON STOCK AND RECOMMEND THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND FOR THE AMENDMENTS TO SFX'S CERTIFICATE OF INCORPORATION.

OPINION OF LEHMAN BROTHERS

   Lehman Brothers has acted as financial adviser to the Board of Directors and the Independent Committee in connection with the Merger.

   As part of its role as financial adviser to SFX, on August 22, 1997, Lehman Brothers delivered its oral opinion (which it subsequently confirmed in writing in an opinion dated August 24, 1997) (the "Fairness Opinion") to the Board of Directors of SFX and the Independent Committee thereof to the effect that, as of those dates, and based on the assumptions made, procedures followed and matters considered, as set forth in the opinion, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or an alternate disposition of SFX Entertainment, as permitted under the Merger Agreement), taken together, is fair from a financial point of view to those holders. On February 13, 1998, Lehman Brothers confirmed the Fairness Opinion.

   A COPY OF THE FAIRNESS OPINION IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C. SFX'S STOCKHOLDERS ARE ENCOURAGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY LEHMAN BROTHERS. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

   No limitations were imposed by SFX on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that SFX did not authorize Lehman Brothers to broadly solicit, and Lehman Brothers did not so broadly solicit, proposals from third parties with respect to the purchase of all or a part of SFX. Lehman Brothers was not requested to and did not make any recommendation to the Board of Directors of SFX as to the form or amount of the consideration to be offered to the holders of the Class A Common Stock in the Merger, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to SFX, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to the holders of the Class A Common Stock on the basis of the financial and comparative analysis described below. Lehman Brothers' opinion is for the use and benefit of the Board of Directors of SFX and the Independent Committee and was rendered to the Board and the Independent Committee in connection with their consideration of the

Merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of SFX as to whether to accept the consideration offered in the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, SFX's underlying business decision to proceed with or effect the Merger. In addition, the Fairness Opinion does not address the fairness of the premium to be received by holders of Class B Common Stock in the Merger.

   In arriving at its opinion, Lehman Brothers reviewed and analyzed: (a) the Merger Agreement and the specific terms of the Merger and the Spin-Off (the "Proposed Transaction"); (b) publicly available information concerning SFX that Lehman Brothers believes to be relevant to its analysis, including SFX's
(i) annual report and Form 10-K for the year ended December 31, 1996; (ii) proxy statement dated April 18, 1997; (iii) Forms 10-Q for the quarters ended March 31, June 30, and September 30, 1997; and (iv) Forms 8-K and 8-K/A filed since December 31, 1996; (c) financial and operating information with respect to the business, operations and prospects of SFX (including SFX's concert promotion business (the "Entertainment Business")) furnished to Lehman Brothers by SFX, including station by station projections for 1997 and 1998 and projections for the Entertainment Business for 1997 and 1998; (d) a trading history of the Common Stock from August 19, 1996 to August 22, 1997 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant; (e) a comparison of the historical financial results and present financial condition of SFX and the Entertainment Business with those of other companies that Lehman Brothers deemed relevant; (f) the results of the efforts of SFX and, to a limited extent, Lehman Brothers and Star Media Group to solicit indications of interest from third parties with respect to a purchase of SFX; and (g) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant. In addition, Lehman Brothers has had discussions with the management of SFX concerning its business, operations, assets, financial condition and prospects and has undertaken other studies, analyses and investigations as it deemed appropriate.

   In arriving at its opinion, Lehman Brothers has assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of the information and has further relied upon the assurances of management of SFX that they are not aware of any facts or circumstances that would make the information inaccurate or misleading. With respect to the financial projections of SFX, upon advice of SFX, Lehman Brothers has assumed that the projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SFX as to the future financial performance of SFX and that SFX will perform substantially in accordance with the projections. In arriving at its opinion, Lehman Brothers has conducted only a limited physical inspection of the properties and facilities of SFX and has not made or obtained any evaluations or appraisals of the assets or liabilities of SFX. The Fairness Opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of its opinion.

   In addition, Lehman Brothers has not been requested to opine as to, and its opinion does not in any manner address, the price at which shares of common stock of the company which will hold the Entertainment Business (the "SFX Entertainment Common Stock") will actually trade following the consummation of the Spin-Off. The process by which securities trading markets establish a market price for any security is complex, involving the interaction of numerous factors, and market prices will fluctuate with changes in, among other things, the financial condition, business and prospects of the issuer and comparable companies and economic and financial market conditions. In addition, trading in shares of the SFX Entertainment Common Stock will likely be characterized by a period of redistribution among SFX's stockholders who receive shares in the Spin-Off (especially in light of the taxable nature of the Spin-Off), which may temporarily depress the market price of these shares during the period. See "Certain Federal Income Tax Consequences." Accordingly, the Fairness Opinion should not be viewed as providing any indication or prediction of the market value of the shares of the SFX Entertainment Common Stock to be received by a stockholder pursuant to the Merger. See Annex D.

   In connection with the preparation and delivery of its opinion to SFX's Board of Directors, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SFX. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

 Valuation of SFX

   Comparable Acquisition Transaction Analysis. Lehman Brothers reviewed certain publicly available information regarding 18 selected business combinations involving radio broadcasting companies since February 1996. Lehman Brothers reviewed the prices paid in these transactions in terms of the Unlevered Market Capitalization (which is comprised of each company's equity market capitalization and total debt less cash) as a multiple of operating cash flow ("OCF") and broadcasting cash flow ("BCF") and compared the multiples to the multiples of the financial results for SFX's radio broadcasting business (the "SFX Radio Business") implied by the Merger consideration. The 18 pending and completed business combinations reviewed in this analysis (collectively, the "Acquisition Transaction Comparables") and the dates the acquisitions were announced were: the acquisition of Heritage Media's radio business by Sinclair Broadcast Group (July 1997); the sale of certain of Paxson's radio stations to Clear Channel Communications (June
1997); the acquisition of Gulfstar by Capstar (May 1997); the acquisition of Patterson by Capstar (April 1997); the acquisition of Gannett's radio properties by Chancellor & Evergreen (April 1997); the acquisition of Viacom's radio properties by Chancellor & Evergreen (February 1997); the acquisition of Secret Communications by SFX (October 1996); the acquisition of Regent Communications by Jacor Communications (October 1996); the acquisition of Colfax Communications by Chancellor Broadcasting (August
1996); the acquisition of EZ Communications by American Radio Systems (August
1996); the acquisition of Infinity Broadcasting by Westinghouse (June 1996); the investment in Heftel Broadcasting by Clear Channel Communications (June
1996); the acquisition of New City Communications by Cox Enterprises (May
1996); the acquisition of Radio Equity Partners by Clear Channel Communications (May 1996); the acquisition of River City Broadcasting by Sinclair Broadcast Group (April 1996); the acquisition of Multi-Market Radio, Inc. ("MMR") by SFX (April 1996); the acquisition of U.S. Radio by Clear Channel Communications (March 1996) and the acquisition of Citicasters by Jacor Communications (February 1996). Lehman Brothers compared the multiples of the Merger consideration to SFX's projected 1997 and 1998 OCF to the multiples of acquisition year and forward year OCF in the above transactions and determined that the projected 1997 and 1998 OCF multiples in the Merger, 18.4x and 14.8x respectively, represent premiums of 31% and 10%, respectively, to the mean of the corresponding multiples in the transactions considered (14.0x and 13.5x, respectively). Lehman Brothers calculated the implied value of the SFX Radio Business by selecting the ranges of multiples of 1997 and 1998 projected BCF, derived from Lehman Brothers' analysis of multiples of Unlevered Market Capitalization to 1997 and 1998 cash flow for the Acquisition Transaction Comparables, and applying these multiple ranges to the combined projected BCF of all of SFX's cash flow generating radio stations. Non-cash flow generating stations were assigned "stick" values based on discussions with SFX's Management and Lehman Brothers' industry knowledge. For this analysis, Lehman Brothers used a multiple range of 14.0x -16.0x 1997 projected BCF and 12.0x -14.0x 1998 projected BCF for the cash flow generating radio broadcasting stations; the non cash flow generating stations in San Diego (KPLN), Houston (KQUE/KKPN), Dallas (KTXQ/KRRW) and Richmond (WVGO/WKLR/WBZU/WMXB) were assigned stick values of $30 million, $45 million, $70 million and $38 million respectively; the Entertainment Business was valued at $101 million, the midpoint of Lehman Brothers' Discounted Cash Flow valuation range. See "--Discounted Cash Flow Analysis." Using this methodology, Lehman Brothers arrived at an implied value of SFX ranging between $1.843 billion and $2.155 billion, which translates to $62.23 to $81.85 equity value per share on a fully diluted basis (assuming the exercise of all outstanding options and conversion of all outstanding shares of Series D Preferred Stock).

   Discounted Cash Flow Analysis. Lehman Brothers performed a discounted cash flow analysis of both the SFX Radio Business and the Entertainment Business to arrive at a combined discounted cash flow valuation of the entire company. Lehman Brothers utilized estimates of projected financial performance prepared by SFX's management for the years 1997 and 1998 and for the year 1999 through the year 2007 based on assumptions provided by SFX's management. Utilizing these projections, Lehman Brothers calculated a range of values based upon the sum of the discounted net present value of (a) the projected stream of respective after-tax unlevered free cash flows for the SFX Radio Business and the Entertainment Business to the year 2007, and (b) the projected respective terminal values of the SFX Radio Business and the Entertainment Business at that year based upon a range of multiples of projected OCF. Lehman Brothers determined the range of discount rates of 11% to 13% for the SFX Radio Business and 13% to 15% for SFX's Entertainment Business, based on weighted average cost of capital analyses for comparable radio broadcasting and concert promotion companies. Lehman Brothers selected terminal multiples of OCF ranging from 8.0x to 10.0x for the SFX Radio Business and 7.0x to 8.0x for SFX's Entertainment Business. Using this methodology, the value of the SFX Radio Business was determined to be between $1.815 billion and $2.096 billion ($61.84 to $79.45 equity value per share on a fully diluted basis), the value of SFX's Entertainment Business was determined to be between $90.8 million and $112.6 million ($4.37 to $5.75 equity value per share on a fully diluted basis), and the combined value of SFX was determined to be between $1.905 billion and $2.209 billion ($66.21 to $85.20 equity value per share on a fully diluted basis).

   Premiums Paid Analysis. Lehman Brothers performed a valuation based on the premiums over the target's trading stock price paid in 19 acquisitions of public media and telecommunications companies since October 1994 involving cash consideration ranging from $500 million to $3.0 billion. Lehman Brothers focused on the premium of the acquisition price to the stock's trading price 1 day prior to the announcement of the acquisition, 1 week prior to the announcement of the acquisition, 4 weeks prior to the announcement of the acquisition and 8 weeks prior to the announcement of the acquisition. Because the trading prices of the Class A Common Stock rose so significantly due to takeover rumors between the 8th and the 4th week prior to the announcement of the Merger Agreement, Lehman Brothers believed that the 8-week premium was the most appropriate premium to apply to this transaction. Lehman Brothers calculated an implied valuation of SFX, based on the premium to target's stock price 8 weeks before the acquisition announcement in the 19 comparable transactions. The transactions considered and the dates such transactions were announced were the acquisition of Telco Communications by Excel Communications (June 6, 1997); the acquisition of CommNet Cellular by Blackstone Capital Partners (May 28, 1997); the acquisition of Palmer Wireless by Price Communications (May 23, 1997); the acquisition of BBN by GTE (May 6, 1997); the acquisition of International Family Entertainment by Fox Kids Worldwide (News Corp) (April 23, 1997); the acquisition of National Education Corp. by Harcourt General (April 21, 1997); the acquisition of Heritage Media by News Corp. (March 17, 1997); the acquisition of Providence Journal by A. H. Belo (September 26, 1996); the acquisition of Home Shopping Network (Liberty Media) by Silver King Communications (August 26, 1996); the acquisition of EZ Communications by American Radio Systems (August 5, 1996); the acquisition of New World Communications Group (Mafco) by News Corp., (July 17, 1996); the acquisition of Renaissance Communications Corp. by Tribune (July 1, 1996); the acquisition of UUNet Technologies Inc. by MFS Communications (April 30, 1996); the acquisition of Cellular Communications Inc. by AirTouch (April 8, 1996); the acquisition of Citicasters (American Financial Group) by Jacor (Zell/Chillmark) (February 13, 1996); the acquisition of Cellular Communications Inc. by AirTouch (November 1, 1995); the acquisition of Wallace Computer Services by Moor Corp. (July 28, 1995); the acquisition of ALC Communications Corp. by Frontier Corp. (April 10,
1995) and the acquisition of Park Communications Inc. by an investor group (October 26, 1994). Using the mean and median premiums (52.1% and 42.9%) to the target's stock price 8 weeks before the acquisition announcement produces a valuation of SFX between $1.802 billion and $1.863 billion ($59.66 and $63.50 per share on a fully diluted basis).

   Comparable Public Company Analysis. Lehman Brothers compared certain publicly available financial and operating data and projected financial performance (reflecting a composite of research analysts' estimates) of selected publicly traded radio broadcasting companies with similar financial and operating data and projected financial performance of SFX (as estimated by the management of SFX). The selected radio broadcasting companies reviewed in this analysis (collectively, the "SFX Broadcasting Comparable Group") were American Radio Systems, Chancellor Broadcasting, Clear Channel Communications, Cox Radio, Emmis Broadcasting, Evergreen & Chancellor & Viacom--Pro Forma, Evergreen Media, Heftel Broadcasting, Jacor and Saga Communications. Lehman Brothers analyzed, among other things, the ratios of Unlevered Market Capitalization to projected radio OCF and BCF for 1997 and 1998, as well as operating and financial performance data and the capital structures of the SFX Broadcasting Comparable Group. Lehman Brothers then compared the results of its analyses for the SFX Broadcasting Comparable Group to the corresponding results for SFX. Lehman Brothers calculated the implied value of SFX by applying the mean multiples of 1997 and 1998 projected OCF and BCF, derived from Lehman Brothers' analysis of multiples of Unlevered Market Capitalization for the SFX Broadcasting Comparable Group to the projected 1997 and 1998 OCF and BCF of SFX. Lehman Brothers calculated, using this methodology, an implied value for SFX between $1.740 billion and $1.940 billion, corresponding to $56.02 to $63.35 equity value per share on a fully diluted basis.

 Valuation of Entertainment Business

   Historical Acquisition Price. Lehman Brothers reviewed the prices paid by SFX in acquiring the separate businesses that comprise SFX's Entertainment Business. The transactions considered included: the acquisition of Delsener/Slater by SFX (closed January 1997) for $22.9 million, the acquisition of the Meadows Music Theater (closed March 1997) for $24.3 million and the acquisition of Sunshine Promotions (closed June 1997) for $65.0 million. The total price paid by SFX for the Entertainment Business, including cash, stock, deferred payments, assumed debt and working capital, was $112.3 million ($5.70 per share on a fully diluted basis).

   Spin-Off Analysis. Lehman Brothers performed an analysis of the value of SFX's Entertainment Business after the proposed Spin-Off, in order to evaluate the value of the spun-off entity to holders of the Class A Common Stock. The analysis applied a 25% public market discount to the equity value of SFX's Entertainment Business derived from the discounted cash flow analysis. See "--Valuation of SFX--Discounted Cash Flow Analysis." The value of SFX's Entertainment Business, derived via this methodology, was determined to be between $83.3 million to $95.3 million ($3.72 to $4.67 per share on a fully diluted basis).

 Engagement of Lehman Brothers

   Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board of Directors and the Independent Committee selected Lehman Brothers because of its expertise, reputation and familiarity with SFX in particular and the media and telecommunications industry in general, and because its investment banking professionals have substantial experience in transactions similar to the Merger.

   As compensation for its services in connection with the Merger, SFX will pay Lehman Brothers a fee of $2.0 million, of which $500,000 has already been received by Lehman Brothers and $1.5 million will be payable upon the Closing. SFX has also agreed to reimburse Lehman Brothers for its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

   Lehman Brothers is acting as financial adviser to the Board of Directors and the Independent Committee in connection with the Merger. Lehman Brothers also acted as financial adviser to SFX Entertainment with respect to its private placement of debt securities and as solicitation agent for SFX's consent solicitation. Lehman Brothers anticipates acting as a lender for SFX Entertainment's proposed senior credit facility. Lehman Brothers has also performed various investment banking services for SFX in the past, for which it has received customary fees. On May 22, 1996, Lehman Brothers served as a co-manager in SFX's concurrent offering of $450.0 million of Senior Subordinated Notes and $149.5 million of Series D Preferred Stock. In November 1996, Lehman Brothers participated as a co-agent in SFX's $225.0 million bank credit facility. In January 1997, Lehman Brothers co-managed the offering of $225.0 million of Series E Preferred Stock. In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of SFX for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

SILLERMAN STOCKHOLDER AGREEMENT

   Concurrently with the execution of the Merger Agreement and as a condition of the willingness of Buyer to enter into the Merger Agreement, Robert F.X. Sillerman, SFX's Executive Chairman, entered into a Stockholder Agreement, dated as of August 24, 1997 (the "Stockholder Agreement"), with Buyer, Buyer Sub and SFX. Mr. Sillerman may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock.

   Pursuant to and subject to the terms and conditions of the Stockholder Agreement, Mr. Sillerman is required to vote all shares of Class A Common Stock and Class B Common Stock which he owns (a) in favor of the Merger Agreement and the Merger (Proposal 1) and the amendments to the Certificate of Incorporation contained in Proposals 2 and 3, (b) against any acquisition proposal involving SFX (other than the Merger), and (c) to the extent that any of the following could reasonably be expected to impede or interfere with the Merger or are intended to lead to an alternative acquisition proposal, any change in a majority of the Board of Directors of SFX, any change in the present capitalization of SFX or any change to the Certificate of Incorporation.

   Pursuant to the Stockholder Agreement, if Mr. Sillerman sells or transfers his shares of Class A Common Stock and Class B Common Stock in connection with the consummation of an acquisition proposal (other than the Merger) involving SFX that is in existence on or that has been made prior to the first anniversary of the termination of the Merger Agreement, then he is required to pay to Buyer the difference between the total consideration received by him upon the consummation of the other acquisition and any other transactions contemplated thereby and the total consideration to be received by him upon the consummation of the Merger and the transactions contemplated thereby.

   If the consideration currently provided for in the Merger Agreement is increased, then the Stockholder Agreement requires Mr. Sillerman to (a) pay to Buyer, except in certain specified circumstances, any increase in the total consideration received by him upon the consummation of the Merger and the other transactions contemplated thereby or (b) waive the right of him and his affiliates to receive that difference.

   Mr. Sillerman has agreed in the Stockholder Agreement that he will not offer, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of any of the shares of Class A Common Stock or Class B Common Stock (and any securities convertible into or exercisable or exchangeable for any of these shares) that he owns or grant any proxy or power of attorney with respect thereto, except that he may pledge or encumber his securities in connection with a bona fide lending transaction in certain circumstances.

   Mr. Sillerman's obligation to vote as described terminates upon the earlier of the consummation of the Merger or the first anniversary of the termination of the Merger Agreement, except that, if (a) the Merger Agreement is terminated because (i) the Merger is not consummated on or before the Termination Date (as defined herein), as it may be extended, (ii) of the issuance of a final and nonappealable order, injunction, decree or ruling permanently enjoining, restraining or otherwise prohibiting the Merger (except for such an order, decree, ruling or other action arising from claims or litigation involving SFX and its stockholders) or (iii) of a material uncured breach by Buyer of any representation, warranty, covenant or other agreement contained in the Merger Agreement and (b) SFX is entitled to request a release of the letter of credit deposited into escrow by Buyer upon the execution of the Merger Agreement, then the Stockholder Agreement, including the obligation to vote against any acquisition proposal involving SFX, will be void and of no further force or effect. See "The Merger Agreement--Termination; Fees and Expenses; Letter of Credit."

   If the Merger Agreement is terminated other than as described above, Mr. Sillerman will remain obligated for 1 year after such termination to vote against acquisition proposals and against the previously described changes in SFX's Board of Directors, capitalization or Certificate of Incorporation. In view of Mr. Sillerman's control of the Class B Common Stock, his voting obligations, together with his previously described obligation to pay to Buyer any increased future consideration to be received by him in the Merger or in a competing transaction, are likely to delay or impede third parties' efforts to acquire SFX if the Merger Agreement is terminated and may similarly impede any future increase in the consideration offered in the Merger during the 1-year period.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   In considering the recommendation of the Independent Committee and the Board of Directors that the stockholders vote for the approval of the Merger Agreement and the Merger and Proposals 2 and 3, stockholders should be aware that the members of the Board of Directors and management have certain interests in the Merger and the related transactions that differ from, and are in addition to, the interests of the stockholders of SFX generally, and which may present them with potential conflicts of interest. In addition, the members of the Independent Committee will receive, among other things, compensation for serving on the Independent Committee.

 Consideration to Be Received in the Merger

   Assuming Proposal 2 is approved, the Class B Merger Consideration is $97.50 (subject to increase under certain circumstances), and the Class A Merger Consideration is $75.00 (subject to increase under certain circumstances). Robert F.X. Sillerman, the Executive Chairman and Chairman of the Board of Directors of SFX, and Michael G. Ferrel, the President, Chief Executive Officer and a Director of SFX, hold 1,024,168 and 22,869 shares, respectively, of the outstanding shares of Class B Common Stock, representing all of the outstanding shares of that class. The aggregate premium to be paid to the holders of Class B Common Stock (Messrs. Sillerman and Ferrel) in the Merger is $23.6 million. Buyer was willing to pay a premium for the Class B Common Stock because the vote of those shares is necessary to consummate the transaction and because, as Class B stockholders, Messrs. Sillerman and Ferrel could effectively block any competing offer. In conjunction therewith, Mr. Sillerman agreed to vote for the Merger and against any competing transaction pursuant to the Stockholder Agreement. Although the Board of Directors and the Independent Committee received an opinion from Lehman Brothers that, as of February 13, 1998, the consideration to be offered to the holders of Class A Common Stock in the Merger and the Spin-Off (or certain alternative dispositions of SFX Entertainment), taken together, is fair from a financial point of view to those holders, Lehman Brothers' opinion does not address the fairness of the consideration to be offered to the holders of Class B Common Stock. See "--Background of the Merger," "--Opinion of Lehman Brothers" and "Proposal 2: Amendments to Certificate of Incorporation Regarding the Merger Consideration."

 Common Stock to Be Received in the Spin-Off

   In the Spin-Off, the holders of Class A Common Stock, Series D Preferred Stock, certain warrants to purchase common stock and interests in SFX's director deferred stock ownership plan will receive shares of SFX Entertainment Class A common stock, whereas, assuming Proposal 3 is approved, Messrs. Sillerman and Ferrel, as the holders of the Class B Common Stock (which is entitled to 10 votes per share on most matters), will receive SFX Entertainment Class B common stock. The SFX Entertainment Class A common stock and Class B common stock will have similar rights and privileges, except that the SFX Entertainment Class B common stock will differ as to voting rights roughly to the extent the Class A Common Stock and Class B Common Stock presently differ. See the proposed

Certificate of Incorporation of SFX Entertainment, attached as Annex E to this Proxy Statement, for a complete description of the SFX Entertainment Class A common stock and Class B common stock. The issuance of SFX Entertainment Class B common stock in the Spin-Off is intended to preserve Messrs. Sillerman's and Ferrel's relative voting power after the Spin-Off. Mr. Sillerman is anticipated to be deemed to beneficially own approximately 45.7% of the combined voting power of SFX Entertainment after the Spin-Off, assuming Proposal 3 is approved. Similarly, Messrs. Sillerman and Ferrel are anticipated to be deemed to beneficially own approximately 51.0% of the combined voting power of SFX Entertainment after the Spin-Off, assuming Proposal 3 is approved. Accordingly, Messrs. Sillerman and Ferrel will be able to control the outcome of the votes of the stockholders of SFX Entertainment on most matters. Messrs. Sillerman and Ferrel serve as officers and directors of SFX Entertainment, and it is anticipated that they will enter into employment agreements with SFX Entertainment prior to the Spin-Off, effective upon consummation of the Merger. However, if Proposal 3 is not approved, there can be no assurance that they will enter into any such agreements or continue to serve in any such capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment. See "The Merger Agreement--Provisions Regarding the Spin-Off or an Alternate Transaction," "The Spin-Off," "Proposal 3: Amendments to Certificate of Incorporation Regarding the Spin-Off" and Annexes D and E.

 Sillerman Consulting and Non-Competition Agreement and Stockholder Agreement

   Concurrently with the execution of the Merger Agreement and as a condition of the willingness of Buyer to enter into the Merger Agreement, Mr. Sillerman entered into a Consulting, Non-Compete and Termination Agreement (the "Consulting and Non-Competition Agreement"), dated August 24, 1997, with Buyer and SFX. Pursuant to and subject to the terms of the Consulting and Non-Competition Agreement, Mr. Sillerman tendered his resignation as an officer and director of SFX, effective as of the Effective Time, and agreed that his employment agreement with SFX would be terminated as of that time. Mr. Sillerman agreed to release SFX, effective as of the Effective Time, from all claims he may have then against SFX, whether arising out of his employment agreement or otherwise, with certain specified exceptions, including (a) the right to receive the Class A Merger Consideration and the Class B Merger Consideration in respect of his shares of Class A Common Stock and Class B Common Stock, (b) the right to exercise the options and warrants issued by SFX to him and to receive in respect thereof the consideration provided for in the Merger Agreement, (c) the right to receive options pursuant to his employment agreement to purchase 25,000 shares of Class A Common Stock, at a per share exercise price equal to the lowest per share exercise price of any other options held by Mr. Sillerman, upon the termination of his employment following a change of control of SFX, and (d) the right to receive options pursuant to his employment agreement to purchase 300,000 shares of Class A Common Stock, at a per share exercise price equal to the exercise price of the last stock option granted prior to termination, upon the termination of his employment without cause.

   Pursuant to the Consulting and Non-Competition Agreement, SFX will retain Mr. Sillerman as an adviser and consultant concerning the management and operation of SFX for a period of 2 years after the Effective Time. These advisory and consulting services must not unreasonably interfere with Mr. Sillerman's full-time employment, nor will Mr. Sillerman be required to provide more than 250 hours of advisory and consulting services in any calendar year. Mr. Sillerman further agreed in the Consulting and Non-Competition Agreement not to disclose confidential information of SFX, except as necessary in connection with the rendering of advisory and financial services to SFX, for a period of 5 years after the Effective Time.

   In the Consulting and Non-Competition Agreement, Mr. Sillerman agreed that, for a period of 5 years commencing at the Effective Time, he would not engage in, manage or operate any entity (or be connected as a stockholder, director, officer, employee or agent of any entity) that engages in the business of owning, operating or providing services to radio stations in certain markets. The foregoing agreement does not prevent Mr. Sillerman from owning up to 10% of a publicly traded company or from providing services to, or owning securities in, (a) Triathlon Broadcasting Company ("Triathlon") and The Marquee Group, Inc. ("Marquee"), two publicly traded companies in which Mr. Sillerman has a substantial ownership interest and, in the case of Marquee, in which he serves as the Chairman of the board of directors, or (b) SFX Entertainment.

   In the Consulting and Non-Competition Agreement, SFX agreed to pay Mr. Sillerman, at the Effective Time, $2.0 million for his agreement to provide consulting services to SFX and $23.0 million for his agreement not to compete with SFX.

   Mr. Sillerman has also entered into the Stockholder Agreement, in his capacity as a stockholder of SFX, pursuant to which he has agreed to, among other things, vote his shares of Common Stock in favor of the Merger Agreement and the Merger (Proposal 1) and the amendments to the Certificate of Incorporation contained in Proposals 2 and 3 and against any acquisition proposals regarding SFX (other than the Merger). See "--Sillerman Stockholder Agreement."

 Change of Control Arrangements

   Pursuant to Messrs. Sillerman's and Ferrel's employment agreements with SFX dated January 1, 1997 and November 22, 1996, respectively, each of them is entitled to receive cash payments aggregating approximately $3.3 million and $1.5 million, respectively, if his employment agreement is terminated following a change of control of SFX. SFX Entertainment is obligated pursuant to the Distribution Agreement to pay these amounts. In addition, if their employment agreements are so terminated, Messrs. Sillerman and Ferrel are entitled to receive options ("Change of Control Options") to purchase 650,000 shares of Class A Common Stock (300,000 of which would be at an exercise price of $28.00 per share and 350,000 of which would be at an exercise price of $8.38 per share) and 100,000 shares of Class A Common Stock (at an exercise price of $13.75 per share), respectively. As part of the merger negotiations, Messrs. Sillerman and Ferrel agreed to amend their employment agreements to reduce the number of Change of Control Options that they would otherwise be entitled to receive to 325,000 shares (300,000 of which would remain at an exercise price of $28.00 per share and 25,000 of which would be at an exercise price of $8.38 per share, for an aggregate cash value based on the Class A Merger Consideration of approximately $15.8 million) and 70,000 shares (at an exercise price of $13.75 per share, for an aggregate cash value based on the Class A Merger Consideration of approximately $4.3 million), respectively. The value of the Change of Control Options relinquished by Messrs. Sillerman and Ferrel (based solely on the Class A Merger Consideration) was approximately $21.7 million and $1.8 million, respectively. See "--Background of the Merger."

   In addition, pursuant to SFX's director deferred stock ownership plan and as partial consideration for their services as directors, each member of the Independent Committee receives an annual fee of $20,000, payable in shares of Class A Common Stock to a bookkeeping account maintained for that director. Upon a change of control of SFX, such as the Merger, each of these directors' bookkeeping accounts will be credited with the number of shares payable to him for the calendar year, and he will be entitled to receive a cash payment equal to the product of (a) the Class A Merger Consideration multiplied by
(b) the number of shares of Class A Common Stock held in his bookkeeping account. As of the date of this Proxy Statement, 922 shares of Class A Common Stock had been credited to each of these directors' accounts. Upon consummation of the Merger, an additional $20,000 in shares will be deposited in each director's account for the 1998 calendar year. Upon consummation of the Merger, each of these directors will be entitled to receive the cash value of his account, determined as set forth above. The plan also provides that, if there is a change in the capitalization of SFX (such as the Spin-Off), an appropriate adjustment will be made to the number and kind of shares held in the directors' accounts. On January 15, 1998, the committee overseeing the plan determined that the adjustment occasioned by the Spin-Off would consist of the issuance to each plan participant of one share of SFX Entertainment's Class A common stock per share of Class A Common Stock held in that participant's account on the Spin-Off record date.

 Stock Options, Stock Appreciation Rights and SCMC Warrants

   The Merger Agreement provides that, at the Effective Time, holders of outstanding options granted under SFX's stock option plans and holders of stock appreciation rights ("SARs") will receive a cash payment for each option or SAR held. The holders of options and SARs will receive the benefit of this payment, whether or not their options or SARs have vested, and their options and SARs will be canceled. The payment will be equal to the difference between the Class A Merger Consideration and the per share exercise price or base price of the option or SAR. As of the Record Date, SFX's directors and executive officers held options and warrants to purchase an aggregate of 870,685 shares of Class A Common Stock (of which options and warrants to purchase 819,904 shares were exercisable within 60 days of February 10, 1998) at a weighted average exercise price of $21.64 and SARs (all of which are vested) relating to an aggregate of 29,000 shares of Class A Common Stock at a weighted average base price of $26.15. Accordingly, these directors and executive officers will receive an aggregate cash payment of approximately $15.9 million upon exercise of their options and SARs.

   In addition, in August 1997, the Board of Directors approved amendments to certain warrants representing the right to purchase an aggregate of 600,000 shares of Class A Common Stock (the "SCMC Warrants") which had previously been issued to Sillerman Communications Management Corporation, an entity controlled by Mr. Sillerman ("SCMC"). The amendments memorialize the Board's original intent at the time of issuance of the SCMC Warrants that SCMC receive stock dividends paid prior to the exercise of the SCMC Warrants, including the aggregate number of shares of SFX Entertainment Class A common stock that it would have received if it had exercised the SCMC Warrants immediately prior to the record date for the Spin-Off. See "--Background of the Merger."

   The board of directors of SFX Entertainment has approved the grant of shares of SFX Entertainment's Class A common stock to holders as of the Spin-Off record date of the stock options or SARs of SFX, whether or not vested. These grants were approved by the SFX Entertainment board to allow holders of these options and SARs to participate in the Spin-Off in a manner similar to holders of Class A Common Stock. Additionally, many of the option and SAR holders will become officers, directors or employees of SFX Entertainment. Assuming no exercise of the underlying options and SARs before the record date for the Spin-Off, these grants will result in the issuance of an aggregate of approximately 793,633 shares of SFX Entertainment's Class A common stock. Among those receiving shares will be all members of SFX's board of directors.

 Fees to Independent Committee

   In connection with the Merger, Paul Kramer, James F. O'Grady and Edward Dugan served as members of the Independent Committee, which evaluated the fairness of the terms of the Merger and other acquisition proposals involving SFX to the holders of Class A Common Stock. Each Independent Committee member will receive a fee of $25,000 for serving as a member of the Independent Committee. The fee was payable regardless of whether any proposal relating to the acquisition of SFX, including the Merger, was approved by the Independent Committee, the Board of Directors or the stockholders of SFX. On January 15, 1997, the Board of Directors approved the payment of an additional fee of $25,000 to the Independent Committee in recognition of the substantial amount of time and effort that the Independent Committee devoted to the evaluation of the Merger and other acquisition proposals.

 Directors' and Officers' Indemnification and Release

   In the Merger Agreement, Buyer and the Surviving Corporation have agreed to indemnify and hold harmless (to the fullest extent permitted by the DGCL) the present and former directors, officers and employees of SFX and its subsidiaries against all amounts paid in connection with any actual or threatened legal suit based in whole or part on the fact that such person was a director, officer or employee of SFX or any of its subsidiaries and pertaining to any matter existing, or arising out of acts or omissions occurring, at or prior to the Effective Time. The Merger Agreement also obligates Buyer to maintain SFX's directors' and officers' liability insurance covering the directors and officers of SFX on the date of the Merger Agreement for at least 6 years after the Effective Time, but Buyer is not required to pay annual premiums more than twice SFX's last annual premium. See "The Merger Agreement--Covenants."

   In addition, at the Effective Time, SFX and its subsidiaries (other than SFX Entertainment and its subsidiaries) will release executive officers and directors of SFX from all claims by SFX or its subsidiaries (other than SFX Entertainment and its subsidiaries), except for claims arising from or attributable to the transactions contemplated by the Merger Agreement or any related document, or otherwise asserted prior to the Effective Time.

   Concurrently with the execution of the Merger Agreement, Mr. Sillerman waived his right to receive indemnification after the Effective Time with respect to claims or damages relating to the Merger Agreement and the transactions contemplated thereby from SFX, its subsidiaries, Buyer and Buyer Sub, except to the extent that SFX can be reimbursed under the terms of its directors' and officers' liability insurance for any such indemnification amounts. It is anticipated that, after the Spin-Off, SFX Entertainment will agree to indemnify Mr. Sillerman (to the extent permitted by law) for any such claims or damages. In addition, pursuant to Mr. Sillerman's existing employment agreement with SFX (which will be assumed by SFX Entertainment pursuant to the Merger Agreement), SFX Entertainment will be obligated to indemnify Mr. Sillerman for one-half of the cost of any excise tax assessed against him for any change-of-control payments made to him by SFX in connection with the Merger.

 Management and Board of Directors of SFX Entertainment

   SFX anticipates that, upon completion of the Spin-Off, substantially all of SFX's senior management will manage the business of SFX Entertainment. Therefore, for any time period between the Spin-Off and the Merger, those members of management will be simultaneously managing the businesses of both SFX and SFX Entertainment.

   Prior to the consummation of the Spin-Off, all of SFX's executive officers are anticipated to enter into five year employment agreements with SFX Entertainment, which will be effective upon consummation of the Merger. These agreements are anticipated to provide for annual base salaries of $500,000, $350,000, $325,000, $300,000 and $235,000 for Messrs. Sillerman, Ferrel,
Armstrong, Tytel and Benson, respectively. The agreements will also provide for annual bonuses in the discretion of SFX Entertainment's board, as well as other benefits and payments to be mutually agreed upon. In connection with entering into the employment agreements, the SFX Entertainment board of directors, upon review and recommendation of its compensation committee, has approved restricted stock awards of 500,000 shares and 150,000 shares of SFX Entertainment Class B common stock to Messrs. Sillerman and Ferrel, respectively, and of 100,000 shares, 80,000 shares and 10,000 shares to Messrs. Armstrong, Tytel and Benson, respectively. In addition, the SFX Entertainment board of directors has also approved the issuance of stock options, effective upon consummation of the Spin-Off, exercisable for 120,000, 50,000, 40,000, 25,000 and 10,000 shares of SFX Entertainment Class
A common stock to Messrs. Sillerman, Ferrel, Armstrong, Tytel and Benson, respectively. The options will vest over five years and will have an exercise price of $5.50 per share.

   After the Spin-Off and before consummation of the Merger, these executive officers will continue to devote such time as they deem necessary to conduct the operations of SFX Entertainment consistent with their obligations to SFX. If the Merger Agreement is terminated for any reason, these executive officers will continue to perform services to both SFX and SFX Entertainment until SFX is able to hire suitable replacements. SFX Entertainment and Messrs. Sillerman and Ferrel have reached agreements in principle that those individuals will serve as officers and directors of SFX Entertainment; however, if Proposal 3 is not approved, there can be no assurance that they will serve in any such capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment. See "The Merger Agreement--Provisions Regarding the Spin-Off or an Alternate Transaction," "The Spin-Off" and "Proposal 3: Amendments to Certificate of Incorporation Regarding the Spin-Off."

   Pursuant to the terms of the Merger Agreement, at the Effective Time, SFX Entertainment will assume all obligations under any employment agreement or arrangement (whether written or oral) between SFX or any of its subsidiaries and any employee of SFX Entertainment (including Messrs. Sillerman and Ferrel), other than obligations relating to Messrs. Sillerman's and Ferrel's Change of Control Options and other than existing rights to indemnification. These assumed obligations include the obligation to pay an aggregate of approximately $4.5 million to Messrs. Sillerman and Ferrel upon termination of their employment with SFX. See "--Change of Control Arrangements."

   In addition, all of SFX's directors are anticipated to be directors of SFX Entertainment subsequent to the Spin-Off. If the Merger Agreement is terminated, Messrs. Dugan, Kramer and O'Grady have indicated that they will promptly resign from their positions as directors of SFX Entertainment, and the board of directors of SFX Entertainment will appoint three different Class A Directors, to serve until the next annual meeting of the stockholders of SFX Entertainment.

 Arrangement Between Robert F.X. Sillerman and Howard J. Tytel

   Since 1978, Messrs. Sillerman and Tytel have been jointly involved in numerous business ventures, including SCMC, The Sillerman Companies, Inc. ("TSC"), MMR, Triathlon, Marquee, SFX Entertain-ment and SFX. In consideration for certain services provided by Mr. Tytel in connection with those ventures, Mr. Tytel has received from Mr. Sillerman either a minority equity interest in the businesses (with Mr. Sillerman retaining the right to control the voting and disposition of Mr. Tytel's interest) or cash fees in an amount mutually agreed upon. Although Mr. Tytel has not been compensated directly by SFX (except for ordinary fees paid to him in his capacity as a director), he receives compensation from TSC and SCMC, companies controlled by Mr. Sillerman, as well as from Mr. Sillerman personally, with respect to the services he provides to various entities affiliated with Mr. Sillerman, including SFX. In 1997, these cash fees aggregated approximately $5.0 million, a portion of which were paid from the proceeds of payments made by SFX to Mr. Sillerman or entities controlled by Mr. Sillerman and the proceeds from Mr. Sillerman's exercise for tax purposes of options granted to him by SFX and subsequent sale of the underlying shares. See "--Bonus Payments and Loan Forgiveness." It is anticipated that, in connection with the consummation of the Merger and certain related transactions, Mr. Tytel will receive shares of SFX Entertainment and cash fees from TSC, SCMC and Mr. Sillerman personally in an amount to be determined in the future. See "--Consideration to Be Received in the Merger," "--Sillerman Consulting and Non-Competition Agreement and Stockholder Agreement" and "--Change of Control Arrangements." It is also anticipated that Mr. Tytel will enter into an employment agreement directly with SFX Entertainment that will be effective at the time of consummation of the Merger. See "--Management and Board of Directors of SFX Entertainment."

BONUS PAYMENTS AND LOAN FORGIVENESS

   On July 31, 1997, the Board of Directors approved the payment of a $1.0 million bonus to Mr. Ferrel and requested that the Compensation Committee consider the reasonableness and fairness of the payment of a $10.0 million bonus and the forgiveness of a $2.5 million loan (along with accrued but unpaid interest thereon of approximately $100,000) previously made by the Company to Mr. Sillerman. The Board authorized the Compensation Committee to retain an independent, nationally recognized compensation consulting firm to assist in its evaluation of the reasonableness and fairness of Mr. Sillerman's bonus payment and loan forgiveness.

   After interviewing a number of compensation consulting firms with expertise in executive compensation, on August 18, 1997, the Compensation Committee retained the firm of William M. Mercer Incorporated ("Mercer") to undertake a study of the reasonableness of the amount of bonus and loan forgiveness to be granted to Mr. Sillerman. The Compensation Committee held several meetings with Mercer, and Mercer subsequently delivered a report and opinion to the Compensation Committee that concluded that paying amounts equal to the bonus and loan forgiveness would seem reasonable within the broad market of executive compensation. In reaching their conclusion, Mercer
(a) performed a study of total compensation since 1993 of the top executives at 10 public radio broadcasting companies, as compared to Mr. Sillerman's compensation, (b) analyzed various financial indicators of these companies versus SFX, both in terms of financial performance and stock price performance, through July 31, 1997 and (c) reviewed the value to SFX of Mr. Sillerman's services in the investment banking area in 12 transactions where no fee was paid to any broker or investment banking firm. Based upon the Mercer report and opinion, the Compensation Committee concluded that Mr. Sillerman's bonus and loan forgiveness were reasonable and approved the bonus and loan forgiveness.

   The Board of Directors approved the payment of the $10.0 million bonus to Mr. Sillerman and approved in principle the forgiveness of his $2.5 million loan. The Company has paid Messrs. Sillerman's and Ferrel's bonuses, and Mr. Sillerman's loan has been forgiven.

EFFECTIVE TIME

   The Merger will be effective as of the date and time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL, or as otherwise provided in the Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on the earlier of (a) May 31, 1998 (subject to extension as provided in the Merger Agreement) or (b) any other date specified by Buyer at least any other date specified by Buyer at least 5 business days in advance (but no earlier than 15 business days after the stockholder approval of Proposals 1 and 2, so long as that approval is obtained by April 24, 1998). See "The Merger Agreement--Closing Extension and Adjustment to Merger Consideration."

   The Merger may not occur for a period of several months subsequent to the Special Meeting, and the information regarding SFX and SFX Entertainment is likely to change materially from that contained or incorporated by reference herein. Regardless of any changes in the information regarding SFX and SFX Entertainment, SFX's stockholders will not be entitled to another vote on the proposals contained herein.

CERTAIN EFFECTS OF THE MERGER

   If the Merger is consummated, SFX's stockholders (other than holders of Series E Preferred Stock) will not have an opportunity to continue their equity interest in SFX's radio operations and, therefore, will not share in future earnings and growth, if any, of those operations. If the Merger is consummated, public trading of the shares of Class A Common Stock and the Class B Warrants of SFX (the only publicly traded securities of SFX) will cease, the shares of Class A Common Stock and the Class B Warrants of SFX will cease to be quoted on The Nasdaq Stock Market Inc.'s National Market System (the "Nasdaq National Market"), and the registration of the shares of Class A Common Stock and the Class B Warrants of SFX under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. As a result, the Surviving Corporation will be relieved of the duty to file informational reports under the Exchange Act.

   For information concerning the federal income tax consequences of the Merger, see "Federal Income Tax Consequences."

REGULATORY MATTERS

 FCC Matters

   The obligations of each of SFX, Buyer and Buyer Sub to consummate the Merger are conditioned upon the FCC granting its consent to the transfer of control in connection with the Merger of the FCC licenses held by SFX's radio stations. On September 23, 1997, SFX, certain of its subsidiaries that hold FCC licenses and Buyer applied with the FCC for the approval of transfer of control of the licenses.

   In the transfer of control application filed with the FCC, Buyer requested waivers of the FCC's one-to-a-market rule in certain markets in order to consummate the Merger, and acknowledged that consummation of the Merger would result in Buyer's principals' owning more radio stations in certain markets than currently permitted by FCC rules, absent divestitures of one or more stations in those markets. SFX cannot predict whether the FCC will approve the transfer of control of SFX's FCC licenses in sufficient time for the Merger to be consummated in a timely manner, or at all.

 HSR Act Matters

   The Merger is also subject to antitrust review by the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). Under the HSR Act, certain transactions, including the Merger, may not be consummated until the parties have filed a notice with the DOJ and the FTC and certain waiting period requirements have been satisfied. On September 23, 1997, SFX and Buyer filed their respective Premerger Notification and Report Forms pursuant to the HSR Act. The DOJ has requested additional information from SFX concerning two cities in which SFX and Capstar Broadcasting Partners, Inc. (an affiliate of Buyer) operate radio broadcasting stations. The DOJ is apparently investigating whether, in these two cities (Jackson, Mississippi, and Greenville, South Carolina), combining the companies may substantially lessen competition for the sale of radio advertising. At any time before the Effective Time, the DOJ, which is the primary agency that exercises antitrust enforcement jurisdiction in the radio broadcasting industry, could take action under the antitrust laws seeking to enjoin the Merger. SFX understands that the Buyer has initiated separate transactions to address competitive issues expressed by the DOJ in these two cities, and SFX believes that the competitive circumstances in these cities can be satisfactorily addressed or restructured and are not likely to prevent consummation of the Merger. In addition, a state Attorney General in any state in which the combined companies will operate radio stations could take an enforcement action to enjoin consummation of the Merger.

   Additionally, the DOJ will likely attribute common control to all radio stations owned by any entity associated with Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("Hicks Muse III"), which owns a controlling equity interest in Buyer. A limited partnership associated with Hicks Muse III has a minority equity interest in Chancellor Media Corporation ("Chancellor"). Chancellor owns radio stations in two cities (Houston, Texas, and Pittsburgh, Pennsylvania) where SFX operates radio stations. The DOJ is apparently investigating whether in these two cities the relationship between the combined companies and Chancellor may substantially lessen competition for the sale of radio advertising. A lengthy investigation by the DOJ could delay consummation of the Merger.

   SFX and Chancellor are currently involved in a transaction in which SFX would exchange its stations on Long Island, New York, for Chancellor's stations in Jacksonville, Florida (the "Long Island Exchange"). SFX is currently programming Chancellor's stations in Jacksonville, and Chancellor is currently programming SFX's stations on Long Island, pursuant to a local marketing agreement ("LMA"). On November 6, 1997, the DOJ filed a complaint in federal district court seeking to enjoin the Long Island Exchange and to terminate the LMA. The DOJ alleges that the Long Island Exchange will lessen competition for the sale of radio advertising in Suffolk County, Long Island. The litigation regarding the Long Island Exchange does not address the Merger, but there can be no assurance that the litigation will not delay the Merger.

SOURCE AND AMOUNT OF FUNDS

   SFX has been advised that Buyer intends to finance its obligations under the Merger Agreement through one or more financing transactions, which may include (but are not limited to) the following: borrowings under a senior bank facility, borrowings under one or more tranches of senior subordinated debt, the issuance of one or more classes of preferred stock, the issuance of one or more classes of equity securities and the issuance of rights to purchase equity securities. As of the date of this Proxy Statement, however, Buyer does not have any financing commitments in place. Buyer has not yet determined how it will obtain its financing, and there can be no assurance that Buyer will be able to obtain financing. Buyer's and Buyer Sub's obligations under the Merger Agreement are not subject to any conditions regarding their ability to obtain financing. The total cash cost to Buyer of the Merger and related repayment of debt will be approximately $1.44 billion (assuming that holders of certain notes and Series E Preferred Stock do not accept any required change-of-control repurchase offer after the Merger). See "Certain Considerations--Risks Related to Buyer's Ability to Obtain Financing."

RIGHTS OF DISSENTING STOCKHOLDERS

   Holders of record of shares of capital stock of SFX who follow the appropriate procedures will be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex C to this Proxy Statement. Except as set forth herein, SFX's stockholders will not be entitled to appraisal rights in connection with the Merger.

   Under Section 262, record holders of capital stock of SFX who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by the court. However, no holder of Common Stock who votes in favor of the Merger will be entitled to exercise these rights.

   Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, SFX must notify each of its stockholders of record at the close of business on the Record Date that appraisal rights are available and include in each such notice a copy of Section 262. THIS PROXY STATEMENT CONSTITUTES THE REQUIRED NOTICE TO HOLDERS OF COMMON STOCK AND PREFERRED STOCK. Any stockholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

   A stockholder (including a holder of Preferred Stock) wishing to exercise appraisal rights must deliver to SFX, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of the holder's shares of stock. A vote against the Merger will not satisfy this requirement. In addition, a stockholder wishing to exercise appraisal rights must hold of record the shares in question on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

   Only a holder of record of shares of capital stock of SFX is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

   If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity; if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners, while not exercising appraisal rights with respect to the shares held for other beneficial owners; in that event, the written demand should set forth the number of shares as to which appraisal is sought (and, where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner). Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee. All written demands for appraisal of shares should be mailed or delivered to SFX Broadcasting, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Secretary or Assistant Secretary, so as to be received before the vote on the approval and adoption of the Merger Agreement at the Special Meeting.

   Stockholders electing to exercise their appraisal rights under Section 262 must not vote for adoption of the Merger Agreement. Accordingly, a vote against Proposal 1, or an abstention with respect to Proposal 1, will not prevent a stockholder from exercising appraisal rights, but a vote in favor of Proposal 1 will prevent the stockholder from exercising appraisal rights. However, if a stockholder returns a signed proxy but does not specify a vote against Proposal 1 or a direction to abstain, then the proxy, if not revoked, will be voted for Proposal 1, which will have the effect of waiving that stockholder's appraisal rights.

   Within 10 days after the Effective Time, SFX, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, SFX, or any holder of shares entitled to appraisal rights under Section 262 who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. SFX is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

   Within 120 days after the Effective Time, any record holder of shares who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from SFX a statement setting forth the aggregate number of shares of SFX stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statements must be mailed within 10 days after SFX receives a written request therefor.

   If a petition for an appraisal is timely filed, then, after a hearing on the petition, the Delaware Court of Chancery will determine the holders of shares entitled to appraisal rights and will appraise the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of the Merger consideration that they would otherwise receive if they did not seek appraisal of their shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal (including, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, among others) be charged pro rata against the value of all of the shares entitled to appraisal.

   Any holder of shares who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to the demand for appraisal for any purpose, and will not be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of the same class or series of stock as of a date prior to the Effective Time).

   If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal provided in the DGCL, then that holder's shares will be converted into the appropriate Merger consideration, without interest, in accordance with the Merger Agreement. A holder of shares will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to SFX a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of SFX.

   Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights.

   The foregoing is a summary of certain of the provisions of Section 262. It is qualified in its entirety by reference to the full text of Section 262, which is attached to this Proxy Statement as Annex C.

ACCOUNTING TREATMENT

   The Merger will be treated by the Buyer as a "purchase," as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

CERTAIN LEGAL PROCEEDINGS

   On August 29, 1997, two lawsuits were commenced against SFX and its directors in the Court of Chancery of the State of Delaware (New Castle County). The plaintiffs in the lawsuits are Harbor Finance Partners (C.A. No. 15891) and Steven Lieberman (C.A. No. 15901). The complaints are identical and allege that the consideration to be paid as a result of the merger to the holders of Class A Common Stock is unfair and that the individual defendants have breached their fiduciary duties. Both complaints seek to have the actions certified as class actions and seek to enjoin the merger, or, in the alternative, to obtain monetary damages. The defendants have filed answers denying the allegations, and discovery has commenced. In November 1997, the lawsuits were consolidated in one action entitled In Re SFX Broadcasting, Inc. Shareholders Litigation (C.A. No. 15891). SFX and its directors will defend the consolidated lawsuits vigorously.

   SFX is also a party to certain regulatory proceedings and litigation. See "--Regulatory Matters."

                             THE MERGER AGREEMENT

   The following is a summary of the material provisions of the Merger Agreement, and does not purport to be a complete description of the Merger Agreement. It is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Annex A, which is incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE MERGER.

THE MERGER

   If SFX's stockholders approve the Merger Agreement, the Merger and the amendments to the Certificate of Incorporation contained in Proposal 2, and if the other conditions to the Merger are satisfied or waived, then, at the Effective Time, Buyer Sub will be merged with and into SFX, with SFX continuing as the Surviving Corporation and a wholly-owned subsidiary of Buyer.

   Upon the consummation of the Merger, pursuant to the Merger Agreement, each issued and outstanding share (other than shares held by persons who exercise dissenters' appraisal rights) of SFX's: (a) Class A Common Stock will be converted into the right to receive $75.00 in cash (subject to increase under certain circumstances described below), without interest, (b) Class B Common Stock will be converted into the right to receive $97.50 in cash (subject to increase under certain circumstances described below), without interest, (c) Series C Preferred Stock will be converted in to the right to receive $1,000, plus any accrued but unpaid dividends, in cash, without interest, and (d) Series D Preferred Stock will be converted into the right to receive an amount equal to the product of (i) the Class A Merger Consideration and (ii) the number of shares of Class A Common Stock into which each share of Series D Preferred Stock would have been convertible immediately prior to the Effective Time, in cash, without interest. The Class A Merger Consideration and the Class B Merger Consideration are subject to adjustment under the circumstances described below under "--Provisions Regarding the Spin-Off or an Alternate Transaction," "--Closing Extension and Adjustment to Merger Consideration" and "The Spin-Off--The Distribution Agreement--Working Capital."

   Each issued and outstanding share of Series E Preferred Stock will continue to be outstanding after the Effective Time as 12 5/8% Series E Cumulative Exchangeable Preferred Stock of the Surviving Corporation. In addition, the 2006 Notes and the 2000 Notes that are outstanding at the Effective Time will continue to be outstanding after the Effective Time as debt instruments of the Surviving Corporation.

   Stockholders who do not vote in favor of Proposal 1, and who comply with the provisions of the DGCL regarding the exercise of statutory dissenters' appraisal rights, have the right to seek a determination and payment of the fair value of their shares in lieu of the consideration set forth in the Merger Agreement. See "Proposal 1: The Merger--Rights of Dissenting Stockholders."

   Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of shares of Common Stock and Preferred Stock (other than the Series E Preferred Stock). The transmittal forms should be used in forwarding the holder's stock certificates for surrender and exchange for cash pursuant to the Merger Agreement. After receipt of a transmittal form, each holder of certificates formerly representing shares of Common Stock and Preferred Stock (other than the Series E Preferred Stock) should surrender the certificates to Chase Mellon Shareholder Services, L.L.C., the Paying Agent, and will receive from the Paying Agent cash as set forth above. Instructions specifying other details of the exchange will accompany the transmittal forms. After the Effective Time, each certificate previously evidencing shares of Common Stock and Preferred Stock (other than Series E Preferred Stock) will be deemed for all purposes to evidence only the right to receive the consideration set forth in the Merger Agreement.

   STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

WARRANTS AND OPTIONS

   Each warrant to purchase shares of Class A Common Stock granted by SFX (including its Class B Warrants) that is outstanding at the Effective Time will continue to be outstanding after the Effective Time (subject to the terms and conditions contained in the appropriate warrant agreement) and will be exercisable for cash and, to the extent described below under "The Spin-Off," stock of SFX Entertainment. Each option granted by SFX (including the stock options of MMR assumed by SFX in November 1996 in its acquisition of MMR), whether or not they are then exercisable, will be canceled at the Effective Time. Each holder of a canceled option will be entitled to receive, in consideration for the cancellation, cash equal to the difference between the Class A Merger Consideration and the per share exercise price of the canceled option, without interest. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger--Stock Options, Stock Appreciation Rights, SCMC Warrants and Deferred Stock Interests."

PROVISIONS REGARDING THE SPIN-OFF OR AN ALTERNATE TRANSACTION

   The Merger Agreement also contains various provisions regarding the terms and conditions of the Spin-Off, an Alternate Transaction or the inclusion of SFX's live entertainment business in the Merger.

 Spin-Off

   The Merger Agreement requires Buyer and SFX to in good faith mutually agree on the definitive documentation necessary to effectuate the Spin-Off and document the contractual relationship between SFX Entertainment and SFX. The Merger Agreement requires the Spin-Off documentation to be consistent with certain principles set forth in the Merger Agreement (including the payment of Working Capital). Based upon these principles, before the Spin-Off SFX and SFX Entertainment will enter into a Distribution Agreement (the "Distribution Agreement"), a form of which is attached as Annex F, a Tax Sharing Agreement (the "Tax Sharing Agreement") and an Employee Benefits Agreement (the "Employee Benefits Agreement"). See "The Spin-Off," Annex D and Annex F.

 Alternate Transaction

   The Merger Agreement allows SFX to dispose of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc.) in any manner other than the Spin-Off, if the Spin-Off would violate applicable law or any material agreement to which SFX or any of its subsidiaries is a party (an "Alternate Transaction"). However, the terms of any such Alternate Transaction must not delay the consummation of the Merger and must not be materially more adverse to SFX or Buyer than the Spin-Off. Any adverse financial changes resulting from an Alternate Transaction must be appropriately reflected in Working Capital. To the extent that any Alternate Transaction results in fixed and determinable financial benefits to Buyer when compared to the Spin-Off, the Class A Merger Consideration and Class B Merger Consideration will be adjusted in an aggregate amount equal to the increase in benefits. See "Certain Considerations--Changes in SFX and SFX Entertainment."

 Inclusion of the Business of SFX Entertainment in the Merger

   Buyer and Buyer Sub will not be required to consummate the Merger unless the Spin-Off or an Alternate Transaction has been or is consummated as well. However, if neither the Spin-Off nor an Alternate Transaction is consummated at or prior to the Closing, Buyer may still elect to consummate the Merger, in which case the Class A Merger Consideration and the Class B Merger Consideration will be increased by the quotient of $42.5 million divided by the fully diluted number of shares of Common Stock outstanding immediately prior to the Effective Time (an increase of approximately $2.73 in each of the Class A and Class B Merger Consideration). Notwithstanding the foregoing, if the Spin-Off does not occur prior to the Closing, SFX intends to consummate an Alternate Transaction, in which the aggregate consideration to be received would likely exceed $42.5 million, and does not anticipate that SFX's live entertainment business will be sold to Buyer or that the Class A Merger Consideration or the Class B Merger Consideration will be so increased.

REPAYMENT OF CERTAIN INDEBTEDNESS

   Pursuant to the Merger Agreement, at or prior to the Closing, Buyer must repay all of SFX's indebtedness under SFX's senior credit facility (the "Credit Agreement") and must release related liens on property or assets subject to the Spin-Off or an Alternate Transaction. Alternatively, Buyer may refinance the indebtedness under the Credit Agreement or obtain waivers from the lenders under the Credit Agreement for the transactions contemplated by the Merger Agreement, subject to certain restrictions. As of December 31, 1997, SFX had outstanding borrowings of $313.0 million under the Credit Agreement, which currently bears interest at an annual rate of 8.16%.

REPRESENTATIONS AND WARRANTIES

   The Merger Agreement contains various representations and warranties by SFX relating to, among other things, (a) the organization and good standing of SFX and its subsidiaries, (b) the capital structure of SFX, (c) the corporate power and authority of SFX to enter into the Merger Agreement and the other agreements executed simultaneously therewith and to consummate the transactions contemplated thereby, (d) the lack of conflict of the Transaction Documents with (i) the certificate of incorporation or by-laws or comparable organizational documents of SFX or its subsidiaries or (ii) agreements of SFX or its subsidiaries or statutes or regulations, (e) the documents filed with the Securities and Exchange Commission (the "SEC") and the accuracy of the information contained therein, (f) the absence, since June 30, 1997, of certain changes, (g) litigation, (h) employee benefits, (i) taxes, (j) governmental approvals and permits, (k) material contracts, (l) FCC matters, (m) environmental matters, (n) real property matters and (o) transactions with affiliates of SFX.

   The Merger Agreement contains representations and warranties of Buyer and Buyer Sub relating to, among other things, (a) the organization and good standing of Buyer and Buyer Sub, (b) the corporate power and authority of Buyer and Buyer Sub to enter into the Transaction Documents and to consummate the transactions contemplated thereby, (c) litigation and (d) the solvency of the Surviving Corporation immediately after the Effective Time and the ability of the Surviving Corporation immediately after the Effective Time to comply with certain financial representations of SFX contained in the indenture relating to the 2006 Notes and the certificate of designations relating to the Series E Preferred Stock. In addition, Buyer and Buyer Sub represented and warranted that Buyer has available, or at the Closing will have available, sufficient funds to enable Buyer to consummate the transactions contemplated by the Transaction Documents and acknowledged that Buyer's and Buyer Sub's obligations under the Merger Agreement are not subject to any conditions regarding their ability to obtain financing.

COVENANTS

   SFX has agreed that, until the Effective Time, it will, and will cause its subsidiaries to, carry on their businesses in the ordinary and usual course, and (except as contemplated by the Merger Agreement) it will not, and will not permit its subsidiaries to, without the consent of Buyer, among other things, (a) declare or pay dividends or other distributions or sell or acquire any shares of its capital stock, (b) amend the Certificate of Incorporation or by-laws of SFX, (c) acquire or sell any assets, (d) incur indebtedness or make loans, (e) modify or terminate any material contract,
(f) fail to act in the ordinary course of business consistent with past practices to (i) preserve substantially intact SFX's and each subsidiary's present business organization, (ii) keep available the services of certain employees or (iii) preserve its relationships with customers, suppliers and others, (g) fail to use commercially reasonable efforts to maintain SFX's assets, (h) merge or consolidate with any other entity or dissolve or liquidate any material subsidiary, (i) materially increase the compensation or benefits of any director, officer or employee, (j) pay, discharge or satisfy certain material claims or liabilities, (k) enter into a local marketing agreement, joint sales agreement or similar agreement with any entity other than Buyer, (l) engage in any transaction with any of its affiliates, other than transactions that do not contain any ongoing obligations of SFX after the Closing and would not reasonably be expected to have a material adverse effect on SFX or to materially delay or prevent the consummation of the transactions contemplated by the Transaction Documents or
(m) authorize, commit or agree to take any of the foregoing transactions. None of the foregoing prohibitions prohibits the Spin-Off or an Alternate Transaction.

   Buyer has agreed that, until the Effective Time, it will, and will cause its subsidiaries to, carry on their businesses in the ordinary and usual course, unless SFX otherwise agrees in writing or except as otherwise required by the Merger Agreement.

   SFX is obligated to obtain, or use its commercially reasonable efforts to obtain, prior to the Effective Time, an agreement from holders of options and SARs issued by SFX. In this agreement, the holders agree to cancel their options and SARs and will receive in return a per share amount equal to the Common Stock Merger Consideration less the exercise price per option or base price per SAR.

   SFX is required to cause its outstanding indebtedness as of immediately prior to the Effective Time to consist only of borrowings under the 2000 Notes, the 2006 Notes and its senior credit facility. As of December 31, 1997, approximately $908,000 of indebtedness must be retired by SFX prior to the Effective Time.

   SFX and Buyer are required to use all reasonable efforts to complete the Merger, to file an application requesting the FCC Consent for the transfer of control of SFX's radio stations resulting from the Merger and to file all documents required under the HSR Act. Without the prior written consent of Buyer, SFX is prohibited, with certain exceptions, from taking any action that could impair or delay obtaining the FCC Consent or complying with or satisfying the terms thereof. The FCC application was filed on September 23, 1997, and has not been granted to date. The filing under the HSR Act was made on September 23, 1997, and the DOJ has requested additional information from SFX. See "Proposal 1: The Merger--Regulatory Matters."

   The Merger Agreement contains certain additional provisions requiring the Surviving Corporation to (a) provide certain employee benefits, (b) indemnify officers, directors and employees and (c) maintain directors' and officers' liability insurance. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger--Directors' and Officers' Indemnification and Release."

CLOSING EXTENSION AND ADJUSTMENT TO MERGER CONSIDERATION

   The "Termination Date" is May 31, 1998, subject to extension by Buyer for up to 3 months, in 1-calendar-month intervals; however, if Buyer does so, the Class A Merger Consideration and the Class B Merger Consideration will each increase by $1.00 for each calendar month of extension. No increase will be paid, however, if (a) the FCC Consent or the termination of the HSR Act waiting period is not obtained after all other conditions to the Merger have been satisfied, and the Merger is delayed because of (i) acts or omissions by SFX or its subsidiaries in conducting their respective operations and activities (other than acts or omissions relating to the number of licenses or amount of revenues in a particular market), (ii) a breach by SFX of its obligations under the Merger Agreement or (iii) certain statutory changes or enactments relating to radio license ownership or (b) the Merger is restrained by a judicial order, under certain circumstances. Under certain circumstances, if any judicial order delaying the Merger is lifted, and if Buyer fails to consummate the Merger within 10 days thereafter, then the Class A Merger Consideration and the Class B Merger Consideration will be increased by $2.00 for each calendar month (or partial calendar month) between the Termination Date and the Closing Date. If any judicial order is not lifted by August 31, 1998, then either SFX or Buyer may extend the date of the Closing for an additional 45 days. However, if (a) neither SFX nor Buyer elect to extend the Closing for an additional 45 days or (b) the Closing is so extended but the order is not lifted by the end of the 45-day period, then the Merger Agreement will terminate without any liability or obligation to the parties other than obligations to split the FCC and HSR Act filing fees.

NO SOLICITATION

   Until the termination of the Merger Agreement, SFX, its subsidiaries and their representatives are prohibited from soliciting, initiating or encouraging the submission of any Takeover Proposal, or discussing, negotiating, or furnishing information regarding any Takeover Proposal. However, prior to the receipt of stockholder approval of the Merger Agreement and the Merger and Proposal 2, SFX and its representatives may under certain circumstances, in order to comply with the fiduciary duties of the Board of Directors, furnish information and negotiate regarding any unsolicited Takeover Proposal meeting certain criteria. The Merger Agreement requires SFX to keep Buyer fully informed of the status and details of any Takeover Proposal.

   In addition, neither the Board of Directors nor the Independent Committee may (a) withdraw or modify, in a manner adverse to Buyer, their approval of the Merger or (b) approve or recommend any Takeover Proposal. However, this prohibition does not apply to certain Takeover Proposals which are on more favorable terms to SFX's stockholders than the Merger, if SFX terminates the Merger Agreement.

CONDITIONS

   The obligations of each party to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (a) SFX's stockholders must approve the Merger Agreement, the Merger and the amendments to the Certificate of Incorporation contained in Proposal 2, (b) the FCC Consent must be granted, (c) the waiting period under the HSR Act must expire or terminate and (d) there must be no injunction or other legal restraint on the Merger.

   The obligations of Buyer and Buyer Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a) the accuracy of SFX's representations and warranties in the Merger Agreement, (b) SFX's performance of its obligations pursuant to the Merger Agreement, (c) the finality of the FCC Consent, (d) obtaining releases of options and stock appreciation rights from SFX's executive officers and directors and assumptions by SFX Entertainment of their employment agreements, (e) consummation of the Spin-Off or an Alternate Transaction and
(f) obtaining material third party consents to the Merger. Buyer's and Buyer Sub's obligations under the Merger Agreement are not subject to any conditions regarding their ability to obtain financing. If Buyer waives condition (e) above, it must pay an additional $42.5 million in Merger consideration. See "--Provisions Regarding the Spin-Off or an Alternate Transaction--Inclusion of the Business of SFX Entertainment in the Merger."

   The obligations of SFX to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions: (a) the accuracy of Buyer's and Buyer Sub's representations and warranties in the Merger Agreement, (b) Buyer's and Buyer Sub's performance of their obligations pursuant to the Merger Agreement and (c) if Proposals 1 and 2 (but not 3) are approved, the passage of 45 days since the date of the vote (but if the 45-day period would end after May 14, 1998, it will be deemed to end on May 14, 1998).

TERMINATION; FEES AND EXPENSES; LETTER OF CREDIT

   The Merger Agreement may be terminated:

   (a) By the mutual written consent of SFX, Buyer and Buyer Sub.

   (b) By either SFX or Buyer if SFX's stockholders do not approve the Merger Agreement, the Merger and the amendments to the Certificate of Incorporation contained in Proposal 2 at the Special Meeting (or an adjournment thereof) or if no stockholder vote is held before the Termination Date (unless the Merger is permanently enjoined or prohibited). If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $25.0 million (and an additional $25.0 million if, within 1 year of the termination, either SFX enters into a Takeover Proposal or 50% of the capital stock of SFX is acquired in a tender offer) and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   (c) By either SFX or Buyer if the Merger is not consummated on or before the Termination Date. See "--Closing Extension and Adjustment to Merger Consideration."

   (d) By either SFX or Buyer if the Merger is permanently prohibited or enjoined. If the prohibition or injunction arises from litigation involving SFX and its stockholders and the Merger Agreement is terminated as set forth in this paragraph, then SFX must pay Buyer $10.0 million (and an additional $40.0 million if, within 1 year of the termination, either SFX enters into a Takeover Proposal or 50% of the capital stock of SFX is acquired in a tender offer) and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $10.0 million).

   (e) By Buyer if (i) SFX breaches any representation or warranty contained in the Merger Agreement, unless the breach has no material adverse effect on SFX, or (ii) SFX fails to perform its obligations under the Merger Agreement. However, Buyer may not terminate if the breach or failure to perform is cured within 30 days after notice thereof.

   (f) By SFX if (i) Buyer or Buyer Sub breaches any representation or warranty contained in the Merger Agreement, unless the breach has no material adverse effect on Buyer's ability to perform its obligations under the Merger Agreement, or (ii) Buyer and Buyer Sub fail to perform their obligations under the Merger Agreement. However, SFX may not terminate if the breach or failure to perform is cured within 30 days after notice.

   (g) By SFX if (i) before obtaining stockholder approval of the Merger Agreement, the Merger and Proposal 2, the Board of Directors determines, in certain circumstances, to terminate the Merger Agreement in order for SFX to enter into an agreement relating to a Superior Proposal (as defined in the Merger Agreement), (ii) SFX notifies Buyer of the Superior Proposal, and
(iii) within 5 business days from receipt of the notice, Buyer does not offer to revise the terms of the Merger or the Board of Directors determines in good faith, after receiving advice from its financial adviser, that the Superior Proposal is superior to Buyer's revised offer. If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $50.0 million and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   (h) By Buyer if (i) a tender or exchange offer for 50% or more of the capital stock of SFX is commenced and the Board of Directors fails to recommend that SFX's stockholders not tender their shares, or (ii) a Takeover Proposal is announced and the Board of Directors fails to reaffirm its recommendation of the Merger. If the Merger Agreement is terminated as set forth in this paragraph, SFX must pay Buyer a termination fee of $50.0 million and must reimburse Buyer for its reasonable out-of-pocket expenses (not to exceed $2.5 million).

   Simultaneously with the execution of the Merger Agreement, Buyer placed into escrow an irrevocable letter of credit for $100.0 million. The escrowed amount must be released to SFX if the Merger Agreement is terminated because:
(a) the Merger has not been consummated on or before the Termination Date, and, as of that date, the FCC Consent is not granted or the applicable waiting period under the HSR Act has not expired or been terminated, in each case other than primarily for certain reasons that are outside Buyer's control; (b) the Merger is permanently prohibited or enjoined (other in litigation involving SFX and its stockholders); or (c) SFX terminates the Merger Agreement as described in paragraph (f) above. The release of the letter of credit to SFX will be its sole remedy if the Merger Agreement is terminated as discussed above.

   If the Merger Agreement is terminated for reasons other than those for which the Merger Agreement provides liquidated damages, the non-breaching party will be entitled to recover its damages and expenses from the other party or parties.

                                 THE SPIN-OFF

   This section of the Proxy Statement describes certain aspects of the proposed Spin-Off. To the extent that they relate to the Distribution Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Agreement, a form of which is included in this Proxy Statement as Annex F. ALL STOCKHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT IN ITS ENTIRETY. In addition, stockholders are urged to read the SFX Entertainment prospectus attached as Annex D for a more complete description of SFX Entertainment.

BUSINESS OF SFX ENTERTAINMENT

   SFX, through its newly-formed wholly-owned subsidiary, SFX Entertainment, Inc., is a leading promoter of, and operator of venues for, live entertainment events, including music concerts. Upon consummation of its pending acquisitions, SFX Entertainment will be a diversified promoter and producer of live entertainment, including music concerts, theatrical shows and specialized motor sports events. In addition, SFX Entertainment's venue network (currently comprised of 20 venues) will consist of 40 venues (consisting of amphitheaters, theaters and clubs) either directly owned or operated under lease or exclusive booking arrangement. During 1997, approximately 1.4 million people attended approximately 210 events promoted and/or produced by SFX Entertainment, including approximately 200 music concerts. During the same year, approximately 25 million people attended 9,100 events promoted and/or produced by SFX Entertainment and the businesses to be acquired in SFX Entertainment's pending acquisitions, including approximately 3,880 music concerts, 4,850 theatrical shows and 188 specialized motor sports events.

   SFX Entertainment's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX Entertainment and in third-party venues. As promoter, SFX Entertainment typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services (such as stage, set, sound and lighting). As producer, SFX Entertainment, upon consummation of its pending acquisitions, will (a) create tours for music concert, theatrical, specialized motor sports and other events, (b) develop and manage Broadway-style touring theatrical shows and (c) develop specialized motor sports and other live entertainment events. In connection with its live entertainment events, SFX Entertainment also derives related revenue streams, including from the sale of corporate sponsorships and advertising, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis giving effect to SFX Entertainment's pending acquisitions, SFX Entertainment's music and ancillary businesses would have comprised approximately 77%, theater would have comprised approximately 17% and specialized motor sports would have comprised approximately 6% of SFX Entertainment's total net revenues for the 12 months ended September 30, 1997.

   SFX Entertainment was formed as a subsidiary of SFX in 1997. SFX acquired Delsener/Slater Enterprises, Ltd., a New York-based concert promotion company, in January 1997. Delsener/Slater Enterprises, Ltd. has long-term leases or is the exclusive promoter for several of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey. In March 1997, Delsener/Slater Enterprises, Ltd. acquired a 37-year lease to operate the Meadows Music Theater, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, SFX acquired Sunshine Promotions, Inc., a concert promoter in the Midwest, and certain other related companies. As a result of the acquisition of Sunshine Promotions, SFX Entertainment owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.

   In December 1997, SFX Entertainment agreed to consummate its pending acquisitions, which consist of the acquisition of the operations of PACE and Pavilion Partners (collectively, the "PACE Acquisition"), Contemporary (the "Contemporary Acquisition"), BG Presents, Inc. (the "BGP Acquisition"), Network (the "Network Acquisition") and Concerts Southern (the "Concerts Southern Acquisition").

The aggregate purchase price of these acquisitions is expected to be approximately $484.3 million, consisting of approximately $352.8 million in cash, $75.3 million in repaid liabilities and the issuance of approximately
4.2 million shares of SFX Entertainment's Class A common stock with an attributed negotiated value of $56.2 million. There can be no assurance that the value attributed by the parties to SFX Entertainment's capital stock will approximate the actual trading price of the stock. SFX Entertainment has obtained partial financing for these acquisitions through a $350.0 million private placement of debt, and anticipates obtaining the additional funds needed from borrowings under a proposed $300.0 million senior credit facility. SFX Entertainment anticipates consummating its pending acquisitions in the first quarter of 1998. However, the timing and completion of the pending acquisitions are subject to a number of conditions, certain of which are beyond SFX Entertainment's control (including availability of sufficient financing) and there can be no assurance that any Pending Acquisitions will be consummated during that period on the terms described herein, or at all.

   SFX Entertainment currently owns and/or operates under lease or exclusive booking arrangement a total of 9 venues (2 amphitheaters and 2 theaters in the New York--Northern New Jersey--Long Island market, 1 amphitheater and 1 theater/ballroom in the Indianapolis market, 1 amphitheater in the Columbus market, 1 amphitheater in the Hartford market and 1 amphitheater in the Rochester market). The following table summarizes the amphitheaters, theaters and other venues to be owned and/or operated under lease or exclusive booking arrangement by SFX Entertainment on a pro forma basis after giving effect to its pending acquisitions. There can be no assurance that any or all of the pending acquisitions will be consummated.

                                                                      NUMBER OF                   TOTAL
                                           MARKET     NUMBER OF     THEATERS AND     TOTAL       SEATING
                  MARKET                   RANK(1)AMPHITHEATERS(2)    CLUBS(2)     VENUES(2)     CAPACITY
----------------------------------------  -------- --------------  -------------- ---------  ---------------
New York--Northern New Jersey--Long
 Island..................................      1           2              2            4          37,570
Los Angeles--Riverside--Orange County ...      2           2             --            2          40,500(3)
San Francisco--Oakland--San Jose ........      5           2              4            6          49,499(4)
Philadelphia--Wilmington--Atlantic City .      6           1             --            1          25,000
Dallas--Fort Worth.......................      9           1             --            1          20,100
Houston--Galveston--Brazoria.............     10           1              1            2          15,800
Atlanta..................................     12           2              2            4          28,250
St. Louis................................     17           1              2            3          24,100
Phoenix--Mesa............................     18           1             --            1          20,000
Pittsburgh...............................     19           1             --            1          22,500
Kansas City..............................     24           1              2            3          30,000
Sacramento--Yolo.........................     26          --              1            1             N/A(4)
Indianapolis.............................     28           1              1            2          23,700
Columbus.................................     30           1             --            1          20,000
Charlotte--Gastonia--Rock Hill...........     32           1             --            1          18,000
Hartford.................................     36           1             --            1          25,000
Rochester................................     39           1             --            1          12,700
Nashville................................     41           1             --            1          20,100
Oklahoma City............................     43           1             --            1           9,000
Raleigh--Durham--Chapel Hill.............     47           1             --            1          20,000
West Palm Beach--Boca Raton..............     50           1             --            1          20,000
Reno.....................................    119           1             --            1           8,500
                                                   --------------  -------------- ---------  ---------------
 Total ..................................                 25             15           40         490,319(3),(4)

------------
(1) Based on the July 1994 population of metropolitan statistical areas as set forth in the 1996 Statistical Abstracts of the United States.
(2) Does not include venues in the 31 markets where SFX Entertainment sells subscriptions for touring Broadway-style theatrical shows.
(3) Additional seating of approximately 40,000 is available for certain events.
(4) Club seating, which cannot be accurately determined because clubs typically have either open or reserved seating for any given event, is not reflected.

   For a more complete description of the business of SFX Entertainment, see its prospectus attached as Annex D.

ANTICIPATED STRUCTURE OF THE SPIN-OFF

   Pursuant to the Merger Agreement, SFX has contributed all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc.) to SFX Entertainment, and must, prior to the Closing, distribute pro rata to the holders of Common Stock, in a taxable transaction, all of the capital stock owned by SFX in SFX Entertainment. The Spin-Off is a condition precedent to Buyer's obligation to proceed with the Merger and is being done to facilitate the Merger (which the Board has determined is in the best interests of SFX's stockholders), by excluding from the Merger SFX's live entertainment business (which Buyer did not wish to acquire on terms acceptable to SFX). See "The Merger Agreement--Provisions Regarding the Spin-Off or an Alternate Transaction." Even if the Merger does not occur for any reason, SFX intends to consummate the Spin-Off (or, if necessary, an Alternate Transaction). However, there can be no assurance that SFX will effectuate the Spin-Off on the terms described below, or at all.

   In the Spin-Off, assuming that Proposal 3 is approved by the stockholders of SFX, the holders of Class A Common Stock, Series D Preferred Stock, certain warrants and interests under SFX's director deferred stock ownership plan will receive SFX Entertainment Class A common stock, having features similar to the Class A Common Stock, and the holders of Class B Common Stock will receive SFX Entertainment Class B common stock, having features similar to the Class B Common Stock. Prior to the Spin-Off, SFX Entertainment will amend and restate its certificate of incorporation to, among other things, increase its authorized capital stock and will issue to SFX, in exchange for the issued and outstanding shares of stock of SFX Entertainment then held by SFX, the number of shares of SFX Entertainment's common stock necessary to consummate the Spin-Off. See the proposed Certificate of Incorporation of SFX Entertainment, attached as Annex E to this Proxy Statement, for a complete description of the SFX Entertainment Class A common stock and Class B common stock, and "Proposal 3: Amendments to Certificate of Incorporation Regarding the Spin-Off." The economic rights of shares of Class A Common Stock and Class B Common Stock of SFX are identical, but the voting rights differ in that each share of Class A Common Stock is entitled to 1 vote per share and each share of Class B Common Stock is generally entitled to 10 votes per share. For a description of the capital stock of SFX Entertainment, see "Description of Capital Stock" in Annex D hereto and the proposed certificate of incorporation of SFX Entertainment set forth as Annex E hereto. The Spin-Off will be a dividend distribution to the holders at the close of business on a date to be determined by the Board of Directors (the "Spin-Off Record Date") of the outstanding shares of Common Stock, Series D Preferred Stock, certain warrants and interests under SFX's director deferred stock ownership plan and will be made as follows:

   (a) holders of Class A Common Stock will receive 1 share of SFX Entertainment Class A common stock per share of Class A Common Stock held;

   (b) holders of Class B Common Stock will receive 1 share of SFX Entertainment Class B common stock per share of Class B Common Stock held;

   (c) holders of Series D Preferred Stock will receive the number of shares of SFX Entertainment Class A common stock obtained by multiplying the number of shares of Series D Preferred Stock held by 1.0987 (rounded down to the next whole share);

   (d) SFX will place in escrow an aggregate of approximately 609,858 shares of SFX Entertainment Class A common stock for delivery to the holders of the SCMC Warrants and the warrants granted by SFX to the underwriters of MMR's initial public offering (the "IPO Warrants" and, together with the SCMC Warrants, the "Warrants") upon exercise of such Warrants; and

   (e) SFX will issue an aggregate of 2,766 shares of SFX Entertainment Class A common stock to participants in SFX's director deferred stock ownership plan.

   Fractional shares of SFX Entertainment common stock will not be delivered in the Spin-Off. If Proposal 3 is approved and the Spin-Off is consummated, Mr. Sillerman may be deemed to beneficially own approximately 6.9% of the shares of SFX Entertainment Class A common stock and 89.9% of the shares of SFX Entertainment Class B common stock, which together will represent approximately 45.7% of the combined voting power of the SFX Entertainment common stock.

   In connection with the Spin-Off, it is likely that the Merger Agreement will require either SFX Entertainment to make a payment to SFX, or SFX to make a payment to SFX Entertainment, in respect of Working Capital (including repayment of funds provided by SFX to SFX Entertainment). As of September 30, 1997, SFX estimates that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million (not including downward adjustments of at least $2.1 million). See "--The Distribution Agreement--Working Capital."

   The receipt of shares of SFX Entertainment common stock in the Spin-Off will be taxable to the recipients of shares. See "Certain Federal Income Tax Consequences."

   The Spin-Off is subject to further action by the Board of Directors, which must set the Spin-Off Record Date and declare the dividend effectuating the Spin-Off. STOCKHOLDER APPROVAL OF THE SPIN-OFF IS NOT REQUIRED, AND YOUR APPROVAL OF THE SPIN-OFF IS NOT BEING SOUGHT. HOWEVER, PROPOSAL 3 MUST BE APPROVED IN ORDER TO ALLOW SFX TO CONSUMMATE THE SPIN-OFF, AS CURRENTLY CONTEMPLATED.

   SFX Entertainment has filed an application to list the SFX Entertainment Class A common stock on the Nasdaq National Market following the Spin-Off but may seek listing on an exchange. However, there is currently no public trading market for the SFX Entertainment Class A common stock, and there can be no assurance that there will be an active market in shares of SFX Entertainment Class A common stock after the Spin-Off.

   The Spin-Off will be accounted for by SFX as a nonmonetary distribution to stockholders, based on the historical cost of related assets. SFX
Entertainment will also record the Spin-Off at historical cost. See "--The Tax Sharing Agreement."

   It is anticipated that after the effectiveness of the Merger there will be no substantial continuing business relationships between SFX and SFX Entertainment, other than relationships that may be entered into from time to time in the future after arm's-length negotiations between SFX (as controlled by Buyer) and SFX Entertainment.

THE DISTRIBUTION AGREEMENT

   Before the Spin-Off, SFX, SFX Entertainment and Buyer will enter into the Distribution Agreement, which contains the terms and conditions pursuant to which SFX and SFX Entertainment propose to separate their businesses. SFX has agreed that, prior to the Effective Time, SFX will (to the extent requested by Buyer) cause SFX Entertainment and its subsidiaries to perform their obligations under the Distribution Agreement. Stockholders are urged to read the Distribution Agreement, a form of which is attached as Annex F. The terms and conditions of the Distribution Agreement include the following:

 Manner of Effecting the Spin-Off

   The Distribution Agreement provides for the distribution of shares of SFX Entertainment's common stock to the holders of record on the Spin-Off record date of SFX's common stock, Series D Preferred Stock, interests in SFX's director deferred stock ownership plan and, upon exercise, certain warrants, as described in "--Anticipated Structure of the Spin-Off."

 Transfer and Assumption of Assets and Obligations

   The Distribution Agreement provides that, at the time of the Spin-Off, SFX Entertainment will assume (a) certain of SFX's leases and employment agreements, (b) debt and liabilities incurred by SFX Entertainment or its subsidiaries after the date of the Merger Agreement in connection with acquisitions and capital expenditures, (c) liabilities under an airplane lease, (d) liabilities under an agreement pursuant to which TSC provides services to Triathlon and (e) any other debt and liabilities that SFX Entertainment deems appropriate. SFX is obligated to use its commercially reasonable efforts to release SFX Entertainment and its subsidiaries from all other debt and accrued liabilities prior to the Effective Time.

   SFX Entertainment will be entitled to all of SFX's accounts receivable relating to SFX's live entertainment business. SFX will transfer to SFX Entertainment, prior to the Spin-Off:

   o  an airplane lease;

   o  fees payable by Triathlon for services provided by TSC;

   o  two real estate leases and assets located on the leased property;

   o a note receivable relating to the sale of SFX's radio stations operating in Myrtle Beach;

   o  the employment agreements of certain employees of SFX; and

   o  all other assets used primarily by SFX Entertainment.

SFX Entertainment will assume all of SFX's and its subsidiaries' obligations accruing after the date of the Spin-Off under the above agreements and in connection with the transfer of assets and employees.

 Transferred Employees

   If the Spin-Off occurs prior to the closing date of the Merger, SFX's senior management and certain other employees of SFX will devote as much time as they deem reasonably necessary to conduct the operations of SFX Entertainment, while continuing to serve in their present capacities with, and consistent with their obligations to, SFX. At the time of consummation of the Merger, SFX Entertainment will assume all obligations arising under any employment agreement or arrangement between SFX or any of its subsidiaries and the employees who are transferred to SFX Entertainment other than rights, if any, under those employment agreements to receive options after a change of control and all existing rights of indemnification.

 Working Capital

   Pursuant to the Distribution Agreement (and as required by the Merger Agreement), SFX Entertainment and SFX have agreed to allocate funds between them for working capital. If the Spin-Off occurs prior to the consummation of the Merger, then, immediately after the Spin-Off, SFX's management will allocate working capital between SFX Entertainment and SFX, and SFX will pay to SFX Entertainment any positive amount allocated to SFX Entertainment. In any event, at least five business days before the consummation of the Merger, SFX must provide SFX Entertainment with a good faith estimate of Working Capital (as defined below) as of the date of consummation of the Merger (the "Estimated Working Capital"). If the Estimated Working Capital is a positive number, then SFX must pay to SFX Entertainment an amount equal to the Estimated Working Capital at the time of consummation of the Merger. On the other hand, if the Estimated Working Capital is a negative number, then SFX Entertainment must pay to SFX an amount equal to the Estimated Working Capital at the time of consummation of the Merger.

   As soon as practicable (and in any event within ninety days) after the Merger is consummated, SFX must deliver to SFX Entertainment an audited statement of Working Capital as of the date of consummation of the Merger. If SFX Entertainment does not object to SFX's Working Capital statement within fifteen days following delivery thereof, then the Working Capital reflected on SFX's Working Capital statement will be the "Final Working Capital." If SFX Entertainment does so object, then the issues in dispute will be submitted to a major national accounting firm for resolution and to determine the "Final Working Capital."

   On the third business day after the Final Working Capital is determined, SFX or SFX Entertainment, as the case may be, must pay to the other an amount equal to the Final Working Capital, less the Estimated Working Capital previously paid, together with interest on the absolute value of the difference at an annual rate of 10% beginning on the date of consummation of the Merger and ending on the date of payment of the amount (the "Working Capital Adjustment Amount"). However, if SFX Entertainment notifies SFX prior to the payment date that it wishes to have all or any portion of the Final Working Capital (the "Merger Consideration Adjustment") treated as an adjustment to the consideration payable in connection with the Merger, then the consideration payable in connection with the Merger will be increased by an amount equal to the quotient of the Merger Consideration Adjustment divided by the fully diluted number of shares of SFX's common stock outstanding immediately prior to the consummation of the Merger, and SFX must promptly distribute (a) the appropriate amount to the appropriate holders, immediately prior to the consummation of the Merger, of SFX's common stock and Series D preferred stock, (b) upon exercise, the appropriate amount to holders of options, warrants and unit purchase options of SFX unexercised immediately prior to the consummation of the Merger and (c) the appropriate amount to holders of options, warrants and unit purchase options of SFX who exercised their securities on and after the time of the Closing and prior to the final payment date. If SFX Entertainment elects to treat any portion of the Final Working Capital as a Merger Consideration Adjustment, then SFX Entertainment must pay SFX the difference, if any, between the Merger Consideration Adjustment and the Working Capital Adjustment Amount so that the aggregate net amount to be paid or received (as the case may be) by SFX is equal to the amount that would have been paid or received if the Merger Consideration Adjustment had not been made.

   "Working Capital" means the sum of all current assets of SFX and its consolidated subsidiaries minus the sum of all current liabilities of SFX and its consolidated subsidiaries, as of the point in time immediately prior to the consummation of the Merger, adjusted (without duplication) by:

   (a) increasing Working Capital by 50% (up to $1.0 million) of all fees and expenses incurred by SFX in connection with acquiring consents from holders of SFX's Series E Preferred Stock and certain of its outstanding notes in connection with the transactions contemplated by the Merger Agreement;

   (b) increasing (if a positive number) or decreasing (if a negative number) Working Capital by the product of (A) $75.00 (or any other amount payable to holders of SFX's Class A common stock) and (B) the difference between 15,589,083 less the sum of the fully diluted number of shares of SFX common stock outstanding immediately prior to the time of consummation of the Merger (excluding up to 250,838 shares of SFX's common stock subject to a right of repurchase granted by SFX in connection with an acquisition);

   (c) reducing Working Capital by the difference between $84,554,649 less the sum of (A) the aggregate exercise price of all options, warrants and unit purchase options of SFX outstanding immediately prior to the Merger consummation plus (B) the aggregate exercise price of all warrants underlying unit purchase options of SFX outstanding immediately prior to the Merger consummation plus (C) the aggregate base price of all SARs of SFX outstanding immediately prior to the Merger consummation;

   (d) reducing Working Capital by the product of (A) $42 and (B) up to 250,838 shares of SFX's common stock subject to a right of repurchase by SFX granted in connection with an acquisition;

   (e) increasing Working Capital by all permitted radio-related capital expenditures paid by SFX and its subsidiaries after June 30, 1997 and immediately prior to the Merger consummation;

   (f) decreasing Working Capital by all accrued capital expenditures of SFX as of immediately prior to the Merger consummation (to the extent not reflected in current liabilities);

   (g) increasing Working Capital by accrued but not yet payable dividends;

   (h) except as required by clause (i) below, excluding from Working Capital any liabilities attributable to indebtedness of SFX;

   (i) excluding from Working Capital any liabilities included in clauses (i) through (iv) of clause (k) below;

   (j) reducing Working Capital by unpaid costs, fees and expenses of SFX arising out of, based on or that will arise from the transactions contemplated by the Merger Agreement (other than as a result of actions taken by Buyer Sub) (including amounts relating to the termination of any employees, broker fees, legal fees, accounting fees, advisory fees and fees incurred in connection with third party consents, waivers and amendments of creditors or holders of SFX's preferred stock);

   (k) reducing Working Capital by the amount of SFX's Excess Debt (as defined below), if a positive number, or increasing Working Capital by the amount of the Excess Debt, if a negative number. "Excess Debt" means, as of immediately prior to the consummation of the Merger, the difference between the sum of the following and $899.7 million:

     (i) the difference between (A) indebtedness of SFX and its subsidiaries, less (B) the difference between $70.0 million and any amounts (other than the reimbursement of expenses) actually received by SFX and its consolidated subsidiaries after August 24, 1997, under agreements relating to the sale or local marketing arrangement (the local marketing payments may not exceed $30,000 per month) of its WVGO-FM and the sale or local marketing arrangement of its Jackson/Biloxi radio stations, less (C) any indebtedness incurred to finance acquisitions approved by Buyer of stock of or substantially all of the assets of radio stations, less (D) interest accrued as of immediately prior to the consummation of the Merger that is not then due and payable,

     (ii) the aggregate merger consideration payable to holders of SFX's Series C preferred stock (which SFX anticipates will be $2.0 million),

     (iii) the aggregate liquidation preference amount of SFX's Series E Preferred Stock, and

     (iv) environmental costs or liabilities accrued and not paid after June 30, 1997, to the extent they exceed $100,000 in the aggregate; and

   (l) reducing Working Capital by the difference between (i) 142,032 times the highest of (A) the average of the last sales price of Series E Preferred Stock during the 15 business days ending on the date of consummation of the Merger, or (B) the average of the last sales price of the Series E Preferred Stock during the 15 business days preceding February 9, 1998 ($115.08), and (ii) $14,203,200
           (the "Series E Adjustment").

   Working Capital will not include any asset transferred to SFX Entertainment or any of its subsidiaries, any liability assumed by SFX Entertainment or any liability to which none of SFX or any of its subsidiaries is a party immediately after the consummation of the Merger. Any computation of Working Capital should assume that the Spin-Off has been consummated. As of September 30, 1997, Working Capital payable by SFX to SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment). The actual amount of Working Capital as of the closing of the Merger may differ substantially from the amount in existence as of September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the Merger and the actual cost of consummating the Merger and the related transactions and other obligations of SFX, including the payment of dividends and interest on SFX's debt.

 Acquisitions and Capital Improvements

   SFX and SFX Entertainment have agreed that SFX Entertainment may, from time to time, (a) acquire additional businesses engaged in the Entertainment Business or (b) make capital improvements on assets owned or leased by it or its subsidiaries. In each case, SFX must loan SFX Entertainment the funds with which to consummate acquisitions and capital improvements. However, all amounts so borrowed by SFX Entertainment must be repaid on the date of the Spin-Off. SFX may increase the borrowing availability under its credit agreement for these purposes, and must use its best efforts to obtain any required or desirable waivers, consents or modifications under any financing or other agreement of SFX in connection with the acquisitions or capital improvements.

   If SFX Entertainment makes such additional acquisitions or capital improvements, it will be required to obtain financing to repay the amounts that it borrows from SFX, which financing may take the form of public or private sales of debt or equity securities, bank credit or other financing. See "--Working Capital." However, there can be no assurance that SFX Entertainment will be able to obtain such financing on advantageous terms, or at all. If SFX Entertainment obtains a loan from SFX and is unable to obtain financing to repay SFX as of the date of the Spin-Off, SFX will be in breach of the Merger Agreement.

   As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the Financing. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off.

 Release and Indemnification

   Pursuant to the Distribution Agreement, SFX has agreed to release SFX Entertainment and its subsidiaries and affiliates (other than SFX and its subsidiaries) and all persons who at any time prior to the date of the Spin-Off were stockholders, directors, agents or employees of SFX Entertainment or its subsidiaries from any and all claims arising from any acts or events occurring or failing to occur or any conditions existing on or before the date of the Spin-Off (other than claims arising from transactions contemplated by the Distribution Agreement, the Merger Agreement and certain related agreements). Similarly, SFX Entertainment has agreed to release SFX, its affiliates (other than SFX Entertainment and its subsidiaries) and all persons who at any time prior to the date of the Spin-Off were stockholders, directors, agents or employees of SFX or its subsidiaries from any and all claims arising from any acts or events occurring or failing to occur or any conditions existing on or before the date of the Spin-Off (other than claims arising from transactions contemplated by the Distribution Agreement, the Merger Agreement and certain related agreements).

   The Distribution Agreement requires SFX Entertainment to indemnify, defend and hold SFX and its subsidiaries (other than SFX Entertainment and its subsidiaries) and each of its directors, officers, employees and agents harmless from and against any liabilities (other than income tax liabilities) to which SFX or any of its subsidiaries (other than SFX Entertainment and its subsidiaries) may be or become subject that (a) relate to the assets, business, operations, debts or liabilities of SFX Entertainment and its subsidiaries(including liabilities to be assumed by SFX Entertainment as contemplated in the Distribution Agreement), whether arising prior to, concurrent with or after the Spin-Off or (b) result from a breach by SFX Entertainment or its subsidiaries of any representation, warranty or covenant contained in the Distribution Agreement or any related agreements.

   The Distribution Agreement requires SFX to indemnify, defend and hold the SFX Entertainment Group and each of its directors, officers, employees and agents harmless from and against any liabilities (other than income tax liabilities) to which the SFX Entertainment Group may be or become subject that (a) relate to the assets, business, operations, debts or liabilities of SFX or its subsidiaries (other than the SFX Entertainment Group), whether arising prior to, concurrent with or after the Spin-Off or (b) result from a breach by SFX or its subsidiaries (other than SFX Entertainment) of any representation, warranty or covenant contained in the Distribution Agreement or any related agreements.

   The release and indemnification obligations contained in the Distribution Agreement will survive the Spin-Off for a period of six years (and thereafter as to any claims for indemnification asserted prior to the expiration of that period).

 Registration Statement and Consent Solicitation Documents

   SFX Entertainment has represented to SFX that SFX Entertainment's registration statement filed with the SEC with respect to the Spin-Off and the consent solicitation documents sent to the holders of certain of SFX's securities did not, at the time they became effective or were mailed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements in the registration statement and the consent solicitation documents, in light of the circumstances under which they were made, not misleading.

 Related Agreements

   SFX and SFX Entertainment have agreed that any tax sharing agreement to which they are parties must be terminated as of the effective date of the Spin-Off. In addition, the Distribution Agreement requires SFX and SFX Entertainment to enter into the Tax Sharing Agreement and Employee Benefits Agreement (as described below) on or before the date of the Spin-Off.

 Use of Names; Intellectual Property

   At the closing of the Merger, SFX will assign to SFX Entertainment or its designee the name "SFX," together with all causes of action and the right to recover for past infringements of that name. As soon as commercially practicable, but no later than six months from the consummation of the Merger, SFX must cease all use of the name "SFX" or other trademarks, trade names or their identifiers owned by, licensed to, or transferred pursuant to the Distribution Agreement to SFX Entertainment.

 Conditions to the Spin-Off

   Pursuant to the Distribution Agreement, the obligations of SFX
Entertainment and SFX to consummate the Spin-Off will be subject to the fulfillment or waiver of each of the following conditions:

   o SFX's board of directors must be satisfied that SFX's surplus (as defined under Delaware law) would be sufficient to permit the Spin-Off under Delaware law and must formally approve the Spin-Off;

   o SFX Entertainment's registration statement must be declared effective by the SEC, and no stop order may be issued or pending with respect thereto;

   o the SFX Entertainment Class A common stock must be accepted for listing or trading, subject to official notice of issuance, on a national exchange or The Nasdaq Stock Market;

   o  all necessary third party consents to the Spin-Off must be obtained;

   o the necessary stockholder approvals must be obtained to consummate the Spin-Off as presently contemplated;

   o there must not be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off;

   o SFX Entertainment and SFX must enter into the Tax Sharing Agreement and the Employee Benefits Agreement (described below); and

   o each of the covenants and provisions in the Distribution Agreement required to be performed or complied with prior to the Spin-Off must be performed or complied with.

   SFX's board of directors is entitled to waive any of the above conditions prior to the Spin-Off.

 Expenses of Spin-Off

   Pursuant to the Distribution Agreement, all fees and expenses incurred in connection with the Spin-Off will be paid by the party incurring them.

 Termination of the Merger Agreement

   If the Merger Agreement is terminated in accordance with its terms for any reason, the boards of directors of SFX and SFX Entertainment will each appoint a committee of independent directors (none of whom will serve on both boards of directors) to negotiate in good faith with respect to all matters that they deem necessary to effectuate the separation of the affairs of SFX and SFX Entertainment, including the employment of employees to be transferred to SFX Entertainment pursuant to the Distribution Agreement. No adjustments will be made to the initial allocation of working capital between SFX and SFX Entertainment if the Merger Agreement is terminated in accordance with its terms.

 Amendment or Modification

   SFX and SFX Entertainment can only amend the Distribution Agreement by written agreement with the consent of Buyer (which may not be unreasonably withheld).

 Termination

   The Distribution Agreement may be terminated and the Spin-Off abandoned at any time before the date of the Spin-Off by, and in the sole discretion of, SFX. In the event of such a termination, no party will have any liability to any other party.

THE TAX SHARING AGREEMENT

   Prior to the Spin-Off, SFX and SFX Entertainment will enter into the Tax Sharing Agreement. Under the Tax Sharing Agreement, SFX Entertainment will agree to pay to SFX the amount of the tax liability of SFX and SFX Entertainment combined, to the extent properly attributable to SFX Entertainment for the period up to and including the Spin-Off, and will indemnify SFX for any tax adjustment made in subsequent years that relates to taxes properly attributable to SFX Entertainment during the period prior to and including the Spin-Off. SFX, in turn, will indemnify SFX Entertainment for any tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to the SFX during the period prior to and including the Spin-Off. SFX Entertainment also will be responsible for any taxes of SFX resulting from the Spin-Off, including any income taxes to the extent that the income taxes result from gain on the distribution that exceeds the net operating losses of SFX and SFX Entertainment available to offset gain resulting from the Spin-Off.

THE EMPLOYEE BENEFITS AGREEMENT

   Prior to the Spin-Off, SFX and SFX Entertainment will enter into an Employee Benefits Agreement. Pursuant to the Employee Benefits Agreement, SFX and SFX Entertainment will agree to take all actions necessary or appropriate so that, as of the Spin-Off, SFX Entertainment and its subsidiaries will no longer be participating employers and sponsors of the 401(k), health, group term life insurance, long term disability insurance and cafeteria plans maintained by SFX (collectively, the "SFX Employee Benefit Plans"). The Employee Benefits Agreement will also provide for the treatment of the benefits under the SFX Employee Benefit Plans of employees being transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off. With respect to employees transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off, SFX will have sole responsibility for retaining and discharging any claims that are incurred on or prior to the date of their transfer under SFX Employee Benefit Plans that are not 401(k) plans. On or prior to the Spin-Off, SFX Entertainment will continue to pay premiums and contributions under the SFX Employee Benefit Plans in accordance with its past practices and procedures, except that any premiums and contributions for the month in which the Spin-Off occurs shall be paid as soon as practicable after that month and pro-rated. To the extent the account balances under the 401(k) plan maintained by SFX of employees being transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off are not distributed, SFX and SFX Entertainment must take all actions necessary or appropriate to effect their transfer to a 401(k) plan established by SFX Entertainment.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion sets forth certain federal income tax consequences of the Merger and the Spin-Off applicable to stockholders that hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the discussion does not address all federal income tax considerations that may be relevant to particular stockholders in light of their specific circumstances, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their shares in connection with stock options or stock purchase warrants. Each stockholder is urged to consult the holder's own tax adviser to determine the tax consequences to the holder of the Merger and the Spin-Off in light of the holder's particular circumstances, including the applicability and effect of federal, state, local and foreign income and other tax laws and possible changes in those tax laws (which may have retroactive effect).

   The receipt by an SFX stockholder of cash pursuant to the Merger (or cash pursuant to the exercise of dissenters' rights of appraisal) will be a taxable event for the stockholder. A stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the amount of cash received and (b) the tax basis in the shares of SFX stock surrendered in exchange therefor (generally, the amount paid for the shares of SFX stock, subject to downward adjustment as described below as a result of the Spin-Off). The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than 1 year at the Effective Time. Under recently enacted legislation, individuals whose holding period for shares of SFX stock exceeds 18 months will, in general, be subject to no more than a 20% tax on any gain, while individuals whose holding period for shares of SFX stock is more than 1 year but not more than 18 months will, in general, be subject to no more than a 28% tax on any gain. If an SFX stockholder owns more than one block of shares of SFX stock, the cash received must be allocated ratably among the blocks in the proportion that the number of shares of SFX stock in a particular block bears to the total number of shares of SFX stock owned by the stockholder.

   Subject to the possible recharacterization discussed below, the receipt of SFX Entertainment common stock as a result of the Spin-Off should be taxable to the recipient as a distribution from SFX under Section 301 of the Code. The amount of the distribution for federal income tax purposes and the basis for determining gain or loss on a subsequent disposition of the SFX Entertainment common stock would be the fair market value of the SFX Entertainment common stock at the time of the Spin-Off, and a stockholder's holding period for SFX Entertainment common stock received in the Spin-Off will begin on the day following the Spin-Off.

   The receipt of the SFX Entertainment common stock should be taxable to the holders of shares of SFX stock as a dividend to the extent of SFX's current or accumulated earnings and profits (determined as of the end of SFX's taxable year, which will occur on the date of the Merger). Any amount of SFX Entertainment common stock that exceeds the above-mentioned earnings and profits of SFX would first be treated as a non-taxable return of capital to the extent of each stockholder's tax basis in shares of SFX stock, and the stockholder's tax basis in such stock would be reduced accordingly (but not below zero). To the extent that the amount of SFX Entertainment common stock were to exceed the stockholder's tax basis in shares of SFX stock, the excess would be treated as long-term or short-term capital gain from the sale or exchange of shares of SFX stock, depending on the period the stockholder held the SFX shares. Although SFX does not currently have accumulated earnings and profits, it is possible that there may be earnings and profits for the year of the Merger, because the Spin-Off might give rise to taxable gain to SFX. There can be no assurance, therefore, that there will be no current or accumulated earnings and profits, and thus it is possible that all or a portion of the value of the SFX Entertainment stock could give rise to ordinary income.

   With respect to corporate stockholders, the portion of the SFX Entertainment common stock, if any, that is a taxable dividend under the foregoing rules generally should be eligible for the 70% dividends received deduction. However, a corporate stockholder's ability to use the dividends received deduction is subject to several limitations, including those relating to "debt financed portfolio stock" under Section

246A of the Code and certain holding period requirements. In addition, even if the dividends received deduction is fully available, a portion of the SFX Entertainment common stock distribution may constitute an "extraordinary dividend," which is subject to the provisions of Section 1059 of the Code.

   Although, as stated above, the receipt by an SFX stockholder of cash and SFX Entertainment common stock should be treated as if only the cash payment was received as payment for the shares of SFX stock while the receipt of SFX Entertainment common stock is taxable to the recipient as a distribution from SFX under Section 301 of the Code, and SFX will report the transaction in a manner consistent with this characterization, it is possible that the Internal Revenue Service might contend that the transaction should be treated as an exchange of shares of SFX stock for both cash and SFX Entertainment common stock. Under this treatment, a stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the fair market value at the Effective Time of the SFX Entertainment common stock received plus the amount of cash received and (b) the tax basis in the shares of SFX stock surrendered in exchange therefor (without adjustment for any portion of the distribution of SFX Entertainment common stock that would have constituted a return of capital if the distribution were respected as such). As discussed above, the gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than 1 year at the Effective Time. Under this characterization, if SFX has no current or accumulated earnings and profits for the taxable year that includes the Merger, the amount of capital gain recognized by stockholders should be the same whether the Spin-Off is treated as a distribution to stockholders, or as part of the sale price received as payment for the shares of SFX stock. By contrast, if SFX does have earnings and profits for that taxable year, such a characterization will generally decrease the amount of tax payable by an individual (by converting ordinary income to capital gain) and increase the amount of tax payable by a corporation (by converting dividend income potentially eligible for a dividends received deduction to capital gain).

   A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of amounts paid to the stockholder, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

   THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER AND THE SPIN-OFF (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX
LAWS).

            PROPOSAL 2: AMENDMENTS TO CERTIFICATE OF INCORPORATION
                      REGARDING THE MERGER CONSIDERATION

   Proposal 2 seeks approval of amendments to Sections 5.1 and 5.6 of SFX's Certificate of Incorporation. As currently in force, Section 5.1 provides that, except as otherwise expressly provided in the Certificate of Incorporation, all shares of Common Stock must be identical and entitle the holders thereof to the same rights and privileges. As currently in force,
Section 5.6 provides that, in any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock must be identical for each class of stock; however, if shares of common stock are to be distributed in one of these transactions, the shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Therefore, as currently in force, Sections 5.1 and 5.6 could prohibit the difference between the Class A Merger Consideration and the Class B Merger Consideration. See "Proposal 1: The Merger." The aggregate premium to be paid to the holders of Class B Common Stock (Messrs. Sillerman and Ferrel) in the Merger is $23.6 million. See "Proposal 1: The Merger--Interests of Certain Persons."

   In order to permit the Class B Merger Consideration, the Board of Directors has approved the following amendments to Sections 5.1 and 5.6 of the Certificate of Incorporation (except for section titles, the underlining indicates new language):

     5.1 Identical Rights. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, including, without limitation, in connection with any transactions excepted from Sections 5.2 or 5.6 hereof, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

     5.6 Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Shares, Class B Shares and Class C Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares, the Class B Shares and the Class C Shares, except that, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time (the "Merger Agreement"), among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation, each Class A Share shall receive the Class A Common Stock Merger Consideration (as such term is defined in the Merger Agreement) and each Class B Share shall receive the Class B Common Stock Merger Consideration (as such term is defined in the Merger Agreement), and except that the provisions of this Section 5.6 (other than this exception to such provisions) shall not be applicable to any other consideration to be received or which may be deemed to be received by the holders of the Common Shares (including the holders of Class B Shares) pursuant to (i) the Spin Off or the Alternate Transaction (as such terms are defined in the Merger Agreement), (ii) any of the agreements contemplated by the Merger Agreement, including, without limitation, the Consulting, Non-Compete and Termination Agreement among SBI Holding Corporation, the Corporation and Robert F.X. Sillerman and the Stockholder Agreement among SBI Holding Corporation, SBI Acquisition Corporation, the Corporation and Robert F.X. Sillerman or (iii) the employment agreements, as presently in force or as amended or entered into from time to time, of Robert F.X. Sillerman and Michael G. Ferrel.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF PROPOSAL 2. SEE "PROPOSAL 1: THE MERGER--BACKGROUND OF THE MERGER." The approval of Proposal 2 is necessary in order for SFX to be able to pay disparate consideration to the holders of Class A Common Stock and to the holders of Class B Common Stock, as set forth in the Merger Agreement. Therefore, the Merger will not be consummated unless Proposal 2 is approved by the requisite vote. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes), and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class, are required to approve Proposal 2. FAILURE TO APPROVE PROPOSAL 2 WILL PREVENT THE CONSUMMATION OF THE MERGER AND IS LIKELY TO REQUIRE SFX TO PAY A TERMINATION FEE. See "Certain Considerations--Termination Fee If Stockholders Do Not Approve the Merger and the Amendments; -- Sillerman Stockholder Agreement" and "The Merger Agreement--Conditions; -- Termination." However, failure to approve Proposal 2 will not prevent the consummation of the Spin-Off.

   Mr. Sillerman has agreed to vote all shares of Common Stock held by him in favor of Proposal 2. Mr. Sillerman may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock. Accordingly, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock, voting together as a single class (with the Class A Common Stock entitled to 1 vote per share, and the Class B Common Stock entitled to 10 votes per share) is assured, but the affirmative votes of the holders of a majority of the outstanding shares of Class A Common Stock (including Mr. Sillerman's shares, which he has agreed to vote in favor of Proposal 2) and Series D Preferred Stock, each voting as a separate class, will still be necessary to approve Proposal 2, and are not assured.

            PROPOSAL 3: AMENDMENTS TO CERTIFICATE OF INCORPORATION
                            REGARDING THE SPIN-OFF

   Proposal 3 seeks approval of amendments to Sections 5.1 and 5.2(a) of SFX's Certificate of Incorporation and to Section 4(x) of SFX's Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock Due May 31, 2007 (the "Series D Certificate of Designations"). As described in Proposal 2, Section 5.1 currently provides that, except as otherwise expressly provided in the Certificate of Incorporation, all shares of Common Stock must be identical and entitle the holders thereof to the same rights and privileges. As currently in force,
Section 5.2(a) provides that, when, as and if dividends are declared by the Board of Directors, whether payable in cash, in property or in securities of SFX, the holders of shares of Common Stock will be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each holder, all dividends, except that if dividends are declared that are payable in shares of Common Stock, the stock dividends will be payable at the same rate on each class of Common Stock and will be payable only in shares of Class A Common Stock to holders of shares of Class A Common Stock, in shares of Class B Common Stock to holders of shares of Class B Common Stock and in shares of Class C Common Stock to holders of shares of Class C Common Stock. As currently in force, Section 4(x) prohibits SFX from paying any dividend or making any distribution to, or on behalf of, the holders of any class of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis. Since the stock dividend in the Spin-Off will be a dividend of common stock of SFX Entertainment and not of SFX, Sections 5.1, 5.2(a) and 4(x), as currently in force, may prohibit the Spin-Off as currently contemplated by SFX. See "The Spin-Off."

   In order to preserve in the Spin-Off the relative voting rights in SFX Entertainment of the holders of Class A Common Stock and the holders of Class B Common Stock, the Board of Directors has approved the following amendments to Sections 5.1 and 5.2(a) of the Certificate of Incorporation and to Section 4(x) of the Series D Certificate of Designations as contained in the Certificate of Incorporation (except for section titles, the underlining indicates new language):

     5.1 Identical Rights. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, including, without limitation, in connection with any transactions excepted from Sections 5.2 or 5.6 hereof, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

     5.2. Dividends. (a) When, as, and if dividends are declared by the Corporation's Board of Directors (the "Board of Directors"), whether payable in cash, in property, or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares, in Class B Shares to holders of Class B Shares and in Class C Shares to holders of Class C Shares, and except that the holders of the Class A Shares shall receive shares of class A common stock of SFX Entertainment, Inc. in the Spin Off (as defined in the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation) having rights, powers and privileges similar to the Class A Shares, and the holders of the Class B Shares shall receive shares of class B common stock of SFX Entertainment, Inc. in the Spin Off having rights, powers and privileges similar to the Class B Shares.

  Section 4(x):

     (x) The Corporation shall not pay any dividend or make any distribution to, or on behalf of, the holders of any class or series of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis, except that the holders of Class A Common Stock shall receive shares of class A common stock of SFX Entertainment, Inc. in the Spin Off (as defined in the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Corporation) having rights, powers and privileges similar to the Class A Common Stock, and the holders of Class B Common Stock shall receive shares of class B common stock of SFX Entertainment, Inc. in the Spin Off having rights, powers and privileges similar to the Class B Common Stock.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL
3. The approval of Proposal 3 is necessary in order for SFX to be able to preserve the relative voting rights in SFX Entertainment of the holders of Class A Common Stock and Class B Common Stock. As currently contemplated, SFX would issue in the Spin-Off shares of SFX Entertainment Class A common stock to the holders of Class A Common Stock and Series D Preferred Stock, and would issue shares of SFX Entertainment Class B common stock to the holders of Class B Common Stock. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROPOSED CERTIFICATE OF INCORPORATION OF SFX ENTERTAINMENT, ATTACHED AS ANNEX E TO THIS PROXY STATEMENT, FOR A COMPLETE DESCRIPTION OF THE SFX ENTERTAINMENT CLASS A COMMON STOCK AND CLASS B COMMON STOCK. In addition, SFX will place in escrow an aggregate of approximately 609,858 shares of SFX Entertainment Class A common stock for delivery to the holders of the Warrants and will issue approximately 2,966 shares of SFX Entertainment Class A common stock to holders of interests in SFX's director deferred stock ownership plan. The approval of Proposal 3 is necessary to allow SFX to issue differing classes of SFX Entertainment stock to the holders of Class A Common Stock and the holders of Class B Common Stock. Even if the Merger does not occur for any reason, SFX intends to consummate the Spin-Off. The consummation of the Spin-Off will result in a significant reduction in SFX's operations and financial resources, which may adversely impact its ability to make scheduled payments to holders of Series D Preferred Stock (among others) if the Merger is not consummated. However, the consummation of the Spin-Off will also allow holders of Series D Preferred Stock on the Spin-Off record date to receive shares of SFX Entertainment Class A common stock. See "The Spin-Off." STOCKHOLDERS ARE ALSO URGED TO CAREFULLY READ THE PROSPECTUS OF SFX ENTERTAINMENT, ATTACHED AS ANNEX D TO THIS PROXY STATEMENT, FOR MORE INFORMATION REGARDING THE SPIN-OFF AND SFX ENTERTAINMENT.

   The affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Common Stock, voting together as a single class (with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 10 votes), and the affirmative votes of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock and Series D Preferred Stock, each voting as a separate class, are required to approve the amendment to Sections 5.1 and 5.2 contained in Proposal 3. The affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock, voting together as a single class, and the affirmative vote of the holders of a majority of voting power of all outstanding shares of Series D Preferred Stock, voting as a separate class, are required to approve the amendment to Section 4(x) contained in Proposal
3. FAILURE TO APPROVE PROPOSAL 3 WILL PREVENT THE CONSUMMATION OF THE SPIN-OFF, AS CURRENTLY CONTEMPLATED BY SFX. If Proposal 3 is not approved, SFX will be required to determine whether to consummate the Spin-Off by other means than currently contemplated or whether to dispose of SFX Entertainment in another manner. If the Spin-Off or an alternate disposition of SFX Entertainment is not consummated, SFX may be required to pay a termination fee. See "Certain Considerations--Termination Fee If Stockholders Do Not Approve the Merger and the Amendments;--Sillerman Stockholder Agreement; -- Changes in SFX and SFX Entertainment" and "The Merger Agreement--Conditions;--Termination."

   Mr. Sillerman has agreed to vote all shares of Common Stock held by him in favor of Proposal 3. Mr. Sillerman may be deemed to beneficially own as of the Record Date approximately 1.6% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately 11.1% of the outstanding shares of Common Stock and approximately 52.0% of the combined voting power of the outstanding Common Stock. Accordingly, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock, voting together as a single class (with the Class A Common Stock having 1 vote per share, and the Class B Common Stock having 10 votes per share) is assured, but the affirmative votes of the holders of a majority of the outstanding shares of Class A Common Stock (including Mr. Sillerman's shares, which he has agreed to vote in favor of Proposal 3) and Series D Preferred Stock, each voting as a separate class, will still be necessary to approve Proposal 3, and are not assured.

   If Proposal 3 is approved and the Spin-Off is consummated, Mr. Sillerman may be deemed to beneficially own approximately 6.9% of the shares of SFX Entertainment Class A common stock and 89.9% of the shares of SFX Entertainment Class B common stock, which together will represent approximately 45.7% of the combined voting power of the SFX Entertainment common stock. Similarly, if Proposal 3 is approved and the Spin-Off is consummated, SFX's current directors and executive officers are anticipated to beneficially own approximately 10.7% of the shares of SFX Entertainment Class A common stock and 100% of the shares of SFX Entertainment Class B common stock, which together will represent approximately 52.3% of the combined voting power of the SFX Entertainment common stock. See "Proposal 1:
The Merger--Interests of Certain Persons in the Merger--Stock Options, Stock Appreciation Rights and SCMC Warrants." Accordingly, Mr. Sillerman, alone and together with SFX's current directors and executive officers, will be able to control the outcome of the votes of the stockholders of SFX Entertainment on most matters. SFX and Messrs. Sillerman and Ferrel have reached tentative agreements that Messrs. Sillerman and Ferrel will serve as officers and directors of SFX Entertainment; however, if Proposal 3 is not approved, there can be no assurance that they will serve in any such capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF SFX
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The Selected Consolidated Financial Data of SFX includes the historical financial statements of Capstar Communications, Inc., a predecessor of SFX ("Capstar"), and the historical financial statements of SFX since its formation on February 26, 1992. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the financial statements and the notes of SFX incorporated by reference in this Proxy Statement. The financial information has been derived from the audited and unaudited financial statements of SFX and the entities acquired or to be acquired by SFX since January 1, 1996. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of the management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997. The historical consolidated financial results for SFX are not comparable from year to year because of the acquisition and disposition of various business operations during the periods covered.

                                                                          YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                  FOR THE RECENT PRO FORMA
                                                                                                   AND PENDING    FOR THE
                                                                                                 TRANSACTIONS(8) SPIN-OFF(9)
                                                                                                   (UNAUDITED)  (UNAUDITED)
                                                   1992      1993      1994     1995      1996         1996         1996
                                                 -------- ---------  ------- --------  --------- --------------  ---------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................  $15,003  $ 34,233  $55,556  $ 76,830 $ 143,061    $ 272,694     $272,694
Concert promotion revenue.......................       --        --       --        --        --      552,365           --
Station and other operating expenses............    9,624    21,555   33,956    51,039    92,816      184,267      184,267
Concert promotion operating expenses............       --        --       --        --        --      505,537           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    3,208     4,475    5,873     9,137    17,311       85,451       47,656
Corporate expenses..............................      769     1,808    2,964     3,797     6,313        8,000        5,000
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........       --    13,980       --     5,000    28,994       25,662       25,662
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Operating income (loss).........................    1,402    (7,585)  12,763     7,857    (2,373)      16,142       10,109
Other expense (income)..........................       --       (17)     121      (650)   (2,117)      (4,588)      (2,756)
Equity (income) loss from investments  .........       --        --       --        --        --       (3,402)          --
Interest expense................................    3,610     7,351    9,332    12,903    34,897      115,920       71,613
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (2,208)  (14,919)   3,310    (4,396)  (35,153)     (91,788)     (58,748)
Income tax expense (benefit)....................       --     1,015    1,474        --       480        3,500        2,000
Extraordinary loss on debt retirement...........       --     1,665       --        --    15,219           --           --
Cumulative effect of a change in accounting
 principle......................................       --       182       --        --        --           --           --
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Net income (loss)...............................   (2,208)  (17,781)   1,836    (4,396)  (50,852)     (95,288)     (60,748)
Redeemable preferred stock dividends and
 accretion(6)...................................      385       557      348       291     6,061       41,424       38,124
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Net income (loss) applicable to common stock ...  $(2,593) $(18,338) $ 1,488  $ (4,687)$ (56,913)   $(136,712)    $(98,872)
                                                 ======== =========  ======= ========  ========= ==============  =========

Net income (loss) per share.....................  $ (2.20) $  (7.08) $  0.26  $  (0.71)$   (7.52)   $   (8.63)    $  (6.24)
                                                 ======== =========  ======= ========  ========= ==============  =========

Weighted average common shares outstanding .....    1,179     2,589    5,792     6,596     7,564       15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow.............................  $ 5,379  $ 12,678  $21,600  $ 25,791 $  50,245    $  88,427     $ 88,427
Concert Cash Flow...............................       --        --       --        --        --       46,828           --
EBITDA..........................................    4,610    10,870   18,636    21,994    43,932      127,255       83,427
CASH FLOW FROM:
 Operating Activities ..........................    1,171        76    1,174       499   (13,447)          --           --
 Investing Activities ..........................     (115)  (47,221)  (6,184)  (25,697) (470,513)          --           --
 Financing Activities ..........................     (495)   66,122   (2,083)   33,897   502,668           --           --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------------------------------
                                                                         PRO FORMA
                                                                      FOR THE RECENT  PRO FORMA
                                                                        AND PENDING    FOR THE
                                                   ACTUAL    ACTUAL   TRANSACTIONS(8) SPIN-OFF(9)
                                                (UNAUDITED)(UNAUDITED)  (UNAUDITED) (UNAUDITED)
                                                    1996      1997         1997         1997
                                                 --------- ---------  -------------- ---------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................ $  92,840  $ 188,984    $222,731     $222,731
Concert promotion revenue.......................        --     75,740     500,843           --
Station and other operating expenses............    61,448    115,871     142,934      142,934
Concert promotion operating expenses............        --     63,394     440,266           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    10,663     31,429      61,677       33,299
Corporate expenses..............................     4,475      6,849       8,698        5,891
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........    27,489     17,995      17,995       17,995
                                                 --------- ---------  -------------- ---------

Operating income (loss).........................   (11,235)    29,186      52,004       22,612
Other expense (income)..........................    (3,320)    (2,692)     (3,261)      (2,482)
Equity (income) loss from investments  .........        --         --      (5,653)          --
Interest expense................................    22,169     46,438      86,741       53,555
                                                 --------- ---------  -------------- ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (30,084)   (14,560)    (25,823)     (28,461)
Income tax expense (benefit)....................        --        845       4,500        1,000
Extraordinary loss on debt retirement...........    15,219         --          --           --
Cumulative effect of a change in accounting
 principle......................................        --         --          --           --
                                                 --------- ---------  -------------- ---------

Net income (loss)...............................   (45,303)   (15,405)    (30,323)     (29,461)
Redeemable preferred stock dividends and
 accretion(6)...................................     3,551     27,723      31,381       28,906
                                                 --------- ---------  -------------- ---------
Net income (loss) applicable to common stock ... $ (48,854) $ (43,128)   $(61,704)    $(58,367)
                                                 ========= =========  ============== =========

Net income (loss) per share..................... $   (6.61) $   (4.61)   $  (3.89)    $  (3.68)
                                                 ========= =========  ============== =========

Weighted average common shares outstanding .....     7,394      9,364      15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow............................. $  31,392  $  73,113    $ 79,797     $ 79,797
Concert Cash Flow...............................        --     12,346      60,577           --
EBITDA..........................................    26,917     78,610     131,676       73,906
CASH FLOW FROM:
 Operating Activities ..........................   (18,773)    (3,418)         --           --
 Investing Activities ..........................  (442,797)  (492,300)         --           --
 Financing Activities ..........................   489,816    485,309          --           --

                 SELECTED CONSOLIDATED FINANCIAL DATA OF SFX
                                (IN THOUSANDS)

                                                 DECEMBER 31,
                             ----------------------------------------------------
                                1992      1993       1994      1995       1996
                             --------- ---------  --------- ---------  ---------
BALANCE SHEET DATA:
Current assets .............  $ 4,515   $ 31,273   $ 28,367  $ 30,949   $ 88,689
Total assets................   36,127    152,871    145,808   187,337    859,327
Long-term debt .............   39,011     81,627     81,516    81,850    481,460
Temporary equity (12).......       --         --         --        --         --
Redeemable Preferred Stock:
 Series A Preferred Stock  .    3,892        917         --        --         --
 Series B Preferred Stock  .       --      2,784      2,466     1,735        917
 Series C Preferred Stock  .       --         --         --     1,550      1,636
 Series D Preferred Stock  .       --         --         --        --    149,500
 Series E Preferred Stock  .       --         --         --        --         --
Stockholders' equity
 (deficiency) ..............   (9,411)    48,598     48,856    83,061     94,517

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        SEPTEMBER 30, 1997
                             -----------------------------------------
                                          PRO FORMA FOR    PRO FORMA
                                           THE PENDING      FOR THE
                                ACTUAL  TRANSACTIONS(10) SPIN-OFF(11)
                             (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                             ----------- --------------  ------------
BALANCE SHEET DATA:
Current assets .............  $  140,689    $  245,826    $  128,500
Total assets................   1,392,887     2,016,632     1,243,018
Long-term debt .............     784,255     1,230,323       731,501
Temporary equity (12).......          --        16,500            --
Redeemable Preferred Stock:
 Series A Preferred Stock  .          --            --            --
 Series B Preferred Stock  .         998           998           998
 Series C Preferred Stock  .       1,703         1,703         1,703
 Series D Preferred Stock  .     149,500       149,500       149,500
 Series E Preferred Stock  .     215,636       215,636       215,636
Stockholders' equity
 (deficiency) ..............      69,554       134,215        (9,008)

------------
(1)    Includes $1,380,000, $1,137,000 and $565,000 of duopoly integration costs incurred during the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.
(2) In 1993, non-recurring charges related to the valuation of common stock issued to SFX's founders at SFX's initial public offering in September 1993 and certain pooling costs related to the merger of Capstar with and into a subsidiary of SFX.
(3) In 1995, a $5.0 million charge was incurred with respect to the diminished value of a contract to broadcast the Texas Rangers.
(4) In 1996, the non-recurring charges represent the repurchase of stock from and the forgiveness of a loan to SFX's former president, a reserve of a loan and the issuance of warrants to a related party, the purchase of an officer's options and a charge related to the termination of a broadcast rights agreement.
(5) In 1997, the non-recurring and unusual charges , represent amounts related to the pending Spin-Off and Merger, consisting of $11.6 million of executive bonuses, the establishment of a reserve for a loan from SFX's Executive Chairman of $2.6 million and $3.8 million of legal and professional fees associated with the pending transaction.
(6) Includes dividends on preferred stock which SFX redeemed in 1993, accretion on outstanding redeemable preferred stock, dividends on the Series D Preferred Stock, dividends on the Series E Preferred Stock and accretion on the Fifth Year Put Option issued to the PACE Sellers in connection with the PACE Acquisition.
(7) "Broadcast Cash Flow" means net revenues less station operating expenses. "Concert Cash Flow" means concert revenues less concert costs. "EBITDA" means net income (loss) before (i) extraordinary items,
       (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs, and (vii) non-recurring charges. The difference between Broadcast Cash Flow and EBITDA is that EBITDA reflects the impact of corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, SFX believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX's operating performance or liquidity which is calculated in accordance with GAAP.
 (8) The unaudited pro forma Statement of Operations Data for the Recent and Pending Transactions for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if SFX had completed the Recent and Pending Transactions as of January 1, 1996. The terms "Recent Transactions" and "Pending Transactions" are defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.

 (9) The unaudited pro forma Statement of Operations for the Spin-Off for the nine months ended September 30, 1997, and the year ended December 31, 1996 are presented as if SFX had completed the sale of SFX Broadcasting as defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(10) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if SFX had completed the Pending Transactions as of September 30, 1997. The term "Pending Transactions" is defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(11) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if SFX had completed the Spin-Off as of September 30, 1997.
(12) The PACE Agreement provides that each PACE Seller (as defined) shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A Common Stock received by such PACE Seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.

          SELECTED CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                   (in thousands, except per share amounts)

   The Selected Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of SFX Entertainment for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment, for the nine months ended September 30, 1997. The statement of operations data with respect to Delsener/Slater for the years ended December 31, 1992 and 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes thereto of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein (including in Annex D). The financial information has been derived from the audited and unaudited financial statements of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                                YEAR ENDED DECEMBER 31,
                            ----------------------------------------------------------------
                                            PREDECESSOR (ACTUAL)
                            ---------------------------------------------------------------
                                                                                  1996 (1)
                                                                                  PRO FORMA
                               1992      1993       1994      1995       1996    (UNAUDITED)
                            --------- ---------  --------- ---------  --------- -----------
STATEMENT OF OPERATIONS
 DATA:
Revenue....................  $38,017    $46,526   $92,785    $47,566   $50,362    $552,365
Operating expenses.........   36,631     45,635    90,598     47,178    50,687     505,537
Depreciation &
 amortization..............      758        762       755        750       747      37,795
Corporate expenses (2) ....       --         --        --         --        --       3,000
                            --------- ---------  --------- ---------  --------- -----------
Operating income (loss) ...      628        129     1,432       (362)   (1,072)      6,033
Interest expense...........     (171)      (148)     (144)      (144)      (60)    (44,307)
Other income...............       74         85       138        178       198       1,832
Equity income (loss) from
 investments ..............       --         --        (9)       488       525       3,402
                            --------- ---------  --------- ---------  --------- -----------
Income (loss) before
 income taxes..............      531         66     1,417        160      (409)    (33,040)
Income tax (provision)
 benefit...................      (32)       (57)       (5)       (13)     (106)     (1,500)
                            --------- ---------  --------- ---------  --------- -----------
Net income (loss)..........  $   499    $     9   $ 1,412    $   147   $  (515)    (34,540)
                            ========= =========  ========= =========  ========= ===========
Accretion on temporary
 equity (3)................                                                         (3,300)
                                                                                -----------
Net loss applicable to
 common shares ............                                                       $(37,840)
                                                                                ===========
Net loss per common share .                                                       $  (1.90)
                                                                                ===========
Weighted average common
 shares outstanding (4) ...                                                         20,400
                                                                                ===========
OTHER OPERATING DATA:
EBITDA (5).................  $    --    $    --   $ 2,187    $   388   $  (325)   $ 43,828
                            ========= =========  ========= =========  ========= ===========
Cash flow from:
 Operating activities  ....  $    --    $    --   $ 2,959    $  (453)  $ 4,214    $     --
 Investing activities  ....       --         --         0          0      (435)         --
 Financing activities  ....       --         --      (477)      (216)   (1,431)         --
Ratio of earnings to fixed
 charges (6)...............      4.1x       1.4x     11.3x       2.1x       --          --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               NINE MONTHS ENDED SEPTEMBER 30,
                            --------------------------------------
                             PREDECESSOR
                            -------------
                                                        1997 (1)
                                 1996         1997     PRO FORMA
                                ACTUAL       ACTUAL   (UNAUDITED)
                            ------------- ----------  -----------
STATEMENT OF OPERATIONS
 DATA:
Revenue....................    $41,609      $ 74,396    $500,843
Operating expenses.........     42,930        63,045     440,266
Depreciation &
 amortization..............        744         4,041      28,378
Corporate expenses (2) ....         --         1,307       2,807
                            ------------- ----------  -----------
Operating income (loss) ...     (2,065)        6,003      29,392
Interest expense...........        (60)         (956)    (33,186)
Other income...............        143           213         779
Equity income (loss) from
 investments ..............        525         1,344       5,653
                            ------------- ----------  -----------
Income (loss) before
 income taxes..............     (1,457)        6,604       2,638
Income tax (provision)
 benefit...................        (80)       (2,952)     (3,500)
                            ------------- ----------  -----------
Net income (loss)..........    $(1,537)     $  3,652        (862)
                            ============= ==========  ===========
Accretion on temporary
 equity (3)................                               (2,475)
                            =============             -----------
Net loss applicable to
 common shares ............                             $ (3,337)
                            =============             ===========
Net loss per common share .                             $   (.17)
                            =============             ===========
Weighted average common
 shares outstanding (4) ...                               20,400
                            =============             ===========
OTHER OPERATING DATA:
EBITDA (5).................    $(1,321)     $ 10,044    $ 57,770
                            ============= ==========  ===========
Cash flow from:
 Operating activities  ....    $ 2,761      $    789    $     --
 Investing activities  ....          0       (71,997)         --
 Financing activities  ....        684        78,302          --
Ratio of earnings to fixed
 charges (6)...............         --           8.4x        1.0x

          SELECTED CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                                (in thousands)

BALANCE SHEET DATA(7):

                                         DECEMBER 31,
                             -------------------------------------
                                     PREDECESSOR (ACTUAL)
                             -------------------------------------
                               1993      1994     1995      1996
                             -------- --------  -------- --------
Current assets..............  $1,823    $4,453   $3,022    $6,191
Property and equipment,
 net........................   4,484     3,728    2,978     2,231
Intangible assets, net .....      --        --       --        --
Total assets................   6,420     8,222    6,037     8,879
Current liabilities.........   4,356     3,423    3,138     7,973
Long-term debt, including
 current portion ...........      --     1,830       --        --
Temporary equity(3) ........      --        --       --        --
Stockholders' equity........   6,420     2,969    2,900       907

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               SEPTEMBER 30, 1997
                             -----------------------
                                         PRO FORMA
                               ACTUAL (UNAUDITED)(8)
Current assets..............  $ 12,189    $117,326
Property and equipment,
 net........................    55,882     185,371
Intangible assets, net .....    59,721     429,066
Total assets................   135,470     773,614
Current liabilities.........    11,333      89,619
Long-term debt, including
 current portion ...........    16,453     498,822
Temporary equity(3) ........        --      16,500
Stockholders' equity........   101,378     143,223(9)

------------
(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the Merger as of January 1, 1996. There can be no assurance that any of the Financing, the Pending Acquisitions, the Spin-Off and the Merger will be consummated on the terms assumed in preparing such pro forma data or at all. See "Risk Factors--Changes in SFX and SFX Entertainment."
(2) Pro forma corporate expenses are reduced by $3,000,000 and $1,693,000 for fees earned from Triathlon for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The right to receive such fees in the future are to be assigned to SFX Entertainment by SFX in connection with the Spin-Off. Future fee may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon.
(3) The PACE Agreement provides that each PACE seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX Entertainment's Class A common stock received by that PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE sellers. The maximum amount payable under the Fifth Year Put Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
(4) Includes 500,000 shares of SFX Entertainment's Class A common stock to be issued to the PACE sellers in connection with the Fifth Year Put Option; these shares are not included in calculating the net loss per common share.
(5) "EBITDA" is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.

       There are other adjustments that could effect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $58,200,000 for the year ended December 31, 1996 and $67,300,000 for the nine months ended September 30, 1997. These adjustments include the elimination of non-recurring charges including a litigation settlement recovered by PACE and Pavilion Partners of $6,000,000 and $0, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000 and $3,800,000 and includes SFX Entertainment's pro rata share of equity income from investments of $3,400,000 and $5,700,000, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, SFX Entertainment's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond SFX Entertainment's control.
(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $393,000 for the year ended December 31, 1996, $1,605,000 for the nine months ended September 30, 1996 and $32,420,000 on a pro forma basis for the year ended December 31, 1996.
(7) The required 1992 balance sheet data for Delsener/Slater has not been included herein due to the difficulty in accumulating a verifiable balance sheet as of that date coupled with management's belief that such information would not be of substantial use to a potential investor. The difficulty in preparing an accurate balance sheet is due to the fact that (i) Delsener/Slater was not audited at such time, (ii) Delsener/Slater included a number of companies with different fiscal year ends and (iii) the unaudited balance sheets of Delsener/Slater and its related entities were not prepared in strict accordance are with GAAP reporting requirements as such entities were privately held. The lack of usefulness of the information is due to the fact that (i) Delsener/Slater is the predecessor of SFX Entertainment and therefore its accounts were adjusted to a new basis upon its acquisition by SFX;
       (ii) the balance sheet is principally comprised of cash, leasehold improvements and accruals for bonuses to the prior owners and would not include the operating lease for the Jones Beach Ampitheather, which management believes is Delsener/Slater's most significant operating agreement; and (iii) the balance sheet of Delsener/Slater as of December 31 in any year contains a low level of assets relative to operating income, as the concert business is seasonal (with most concerts occurring in the summer), and the promotion business does not require large amounts of capital investment.
(8) The Unaudited Pro Forma Balance Sheet data at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the Merger as of September 30, 1997.
(9) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX may differ materially from those discussed herein. SFX undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of the purchase price for acquisitions completed within the last year and acquisitions still pending, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of SFX's future results. SFX cannot predict whether the consummation of the Pending Acquisition and Disposition--Broadcasting or Pending Acquisitions and the Financing--Entertainment will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

   See Glossary at the end of these Unaudited Pro Forma Condensed Combined Financial Statements for the definition of certain terms not otherwise defined herein.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if SFX had completed the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of September 30, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Chancellor Exchange, other than the receipt of cash, as it will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX had completed the Completed Transactions, the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of January 1, 1996. The Albany Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 as it would not have a material impact.

   The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared assuming that the approximately 4.2 million shares of SFX Entertainment Class A common stock being issued in connection with certain of the Pending Acquisitions--Entertainment are valued at $13.33 per share, the value negotiated with the sellers for purposes of the Pending Acquisitions--Entertainment and is based upon certain financial projections developed jointly by SFX Entertainment and the sellers. There is presently no trading market for the SFX Entertainment Class A common stock. There can be no assurance that the assumptions upon which the valuation is based will, in fact, be correct or that the valuation will approximate the actual trading prices of the SFX Entertainment Class A common stock.

                            SFX BROADCASTING, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                             PENDING                      SFX ENTERTAINMENT
                                           PENDING        ACQUISITIONS                        PRO FORMA        PRO FORMA
                             SFX       ACQUISITION AND       AND THE         PRO FORMA         FOR THE          FOR THE
                        BROADCASTING,   DISPOSITION--      FINANCING--        FOR THE          PENDING         SPIN-OFF
                           INC. AS       BROADCASTING     ENTERTAINMENT       PENDING       ACQUISITIONS        OF SFX
                          REPORTED           (A)               (B)         TRANSACTIONS          (C)         ENTERTAINMENT
                      ---------------  --------------- ------------------ -------------- ----------------- ---------------
ASSETS
Current assets .......   $  140,689        $     --         $105,137        $  245,826        $117,326        $  128,500
Property and
 equipment, net ......      132,707            (610)         129,489           261,586         185,371            76,215
Intangible assets, net    1,097,751          (8,345)         369,345         1,458,751         429,066         1,029,685
Other assets .........       21,740          (5,444)          34,173            50,469          41,851             8,618
                      ---------------  --------------- ------------------ -------------- ----------------- ---------------
Total assets .........   $1,392,887        $(14,399)        $638,144        $2,016,632        $773,614        $1,243,018
                      ===============  =============== ================== ============== ================= ===============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities ..   $   61,188        $   (914)        $ 78,286        $  138,560        $ 89,619        $   48,947
Deferred taxes .......      105,497              --           12,731           118,228          15,547           102,681
Long-term debt
 (including current
 portion):
 Privately-placed
 debt.................           --              --          350,000           350,000         350,000                --
 Credit Facility .....      316,000         (35,921)         132,369           412,448         132,369           280,079
 Senior Subordinated
  Notes...............      450,000              --               --           450,000              --           450,000
 Other long-term debt        18,255            (380)              --            17,875          16,453             1,422
Other liabilities ....        4,556              --            5,583            10,139           9,073             1,066
Minority interest ....           --              --              830               830             830                --
Temporary equity .....           --              --           16,500            16,500          16,500                --
Redeemable preferred
 stock
 Series B Preferred
  Stock ..............          998              --               --               998              --               998
 Series C Preferred
  Stock ..............        1,703              --               --             1,703              --             1,703
 Series D Preferred
  Stock ..............      149,500              --               --           149,500              --           149,500
 Series E Preferred
  Stock ..............      215,636              --               --           215,636              --           215,636
Stockholders' equity .       69,554          22,816           41,845           134,215         143,223            (9,008)
                      ---------------  --------------- ------------------ -------------- ----------------- ---------------
Total liabilities and
stockholders' equity .   $1,392,887        $(14,399)        $638,144        $2,016,632        $773,614        $1,243,018
                      ===============  =============== ================== ============== ================= ===============

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(A) Pending Acquisition and Disposition--Broadcasting

                                                                   SEPTEMBER 30, 1997
                                              -------------------------------------------------------------
                                                                                                 PENDING
                                                                                               ACQUISITION
                                                  CAPSTAR        NASHVILLE      PRO FORMA          AND
                                              DISPOSITION (1)   ACQUISITION  ADJUSTMENTS (2)   DISPOSITION
                                              --------------- -------------  --------------- -------------
                                                                     (IN THOUSANDS)
ASSETS
Current assets ..............................     $ 59,921        $1,370         $(33,000)(a)   $     --
                                                                                   (1,370)(a)
                                                                                   (2,000)(b)
                                                                                   11,000 (c)
                                                                                  (35,921)(d)
Property and equipment, net .................       (4,828)        4,218                            (610)
Intangible assets, net ......................      (33,567)        3,303           27,479 (a)     (8,345)
                                                                                    2,000 (b)
                                                                                    3,440 (b)
                                                                                  (11,000)(c)
Other assets ................................           (4)          566             (566)(a)     (5,444)
                                                                                   (2,000)(a)
                                                                                   (3,440)(b)
                                              --------------- -------------  --------------- -------------
 Total assets ...............................     $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................     $   (914)       $  545         $   (545)(a)   $   (914)
Long-term debt (including current portion):
 Credit Facility.............................                                     (35,921)(d)    (35,921)
 Other long-term debt .......................         (380)                                         (380)
Stockholders' equity ........................       22,816         8,912           (8,912)(a)     22,816
                                              --------------- -------------  --------------- -------------
 Total liabilities and stockholders' equity       $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

 (1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to SFX. SFX will record a gain of approximately $23,000,000 on the disposition.

                                                                 JACKSON
                                                                   AND
                                                                 BILOXI       CAPSTAR
                                               SALE PROCEEDS    STATIONS    DISPOSITION
                                              --------------- -----------  -------------
                                                            (IN THOUSANDS)
ASSETS
Current assets ..............................     $60,000       $    (79)     $ 59,921
Property and equipment, net .................                     (4,828)       (4,828)
Intangible assets, net ......................                    (33,567)      (33,567)
Other assets ................................                         (4)           (4)
                                              --------------- -----------  -------------
 Total assets ...............................     $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................                   $   (914)     $   (914)
Long-term debt ..............................                       (380)         (380)
Stockholders' equity ........................     $60,000        (37,184)       22,816
                                              --------------- -----------  -------------
 Total liabilities and stockholders' equity       $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============

   SFX expects to use the proceeds from the Capstar Disposition to complete a similar acquisition so that the Capstar Disposition can be treated as a like-kind exchange which would be substantially tax free. Should SFX be unable to structure such a transaction, SFX would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes. No adjustment has been made for the potential payment of any additional income taxes.

 (2) Pro Forma Adjustments

   a. To reflect the Nashville Acquisition for $33,000,000 in cash (net of a $2,000,000 deposit made in August 1997), the related excess of the purchase price paid over net book value of $27,479,000, and the adjustments to remove $1,370,000 of current assets, $566,000 of other assets, $545,000 of current liabilities, and stockholders' equity of $8,912,000.

   b. To reflect additional acquisition costs of approximately $2,000,000 related to the Nashville Acquisition and Chancellor Exchange, principally consisting of professional fees and to reclassify deposits, professional fees and other payments of approximately $3,440,000 included in other assets as of September 30, 1997.

   c. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

   d. To use the net cash proceeds from the Capstar Disposition, Nashville Acquisition and Chancellor Exchange to reduce debt under SFX's Credit Agreement.

(B) Pending Acquisitions and the Financing--Entertainment

                                            SEPTEMBER 30, 1997 (IN THOUSANDS)
                             ----------------------------------------------------------------
                               PACE AND                                            CONCERT/
                               PAVILION    CONTEMPORARY   NETWORK        BGP       SOUTHERN
                             ACQUISITIONS  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION
                                   I            II          III          IV           V
                             ------------ ------------  ----------- -----------  -----------
ASSETS:
Current assets..............   $(150,730)    $(72,800)    $(44,510)   $(54,222)    $(16,615)

Property and equipment,
 net........................      82,489       25,000        1,000      20,000        1,000
Intangible assets, net .....     125,314       66,500       61,701      50,179       15,151

Other assets................      34,706           --          391         222          464
                             ------------ ------------  ----------- -----------  -----------
TOTAL ASSETS................   $  91,779     $ 18,700     $ 18,582    $ 16,179     $     --
                             ============ ============  =========== ===========  ===========
LIABILITIES &
STOCKHOLDER'S EQUITY:
Current liabilities.........   $  63,756         $       --$  8,468   $  6,062         $       --
Deferred taxes..............          --           --          114       2,617           --
Privately-placed debt.......          --           --           --          --           --
Credit facility.............          --           --           --          --           --
Other long-term debt........          --           --           --          --           --
Other liabilities...........       5,583           --           --          --           --
Minority interest...........       2,440           --                       --           --
Temporary equity............      16,500           --           --          --           --
Stockholders' Equity........       3,500       18,700       10,000       7,500           --
                             ------------ ------------  ----------- -----------  -----------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......   $  91,779     $ 18,700     $ 18,582    $ 16,179     $     --
                             ============ ============  =========== ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                            PRO FORMA FOR
                                             PRO FORMA       THE PENDING
                              PRO FORMA   ADJUSTMENTS FOR ACQUISITIONS AND
                             ADJUSTMENTS   THE FINANCING   THE FINANCING--
                                  VI            VII         ENTERTAINMENT
                             ----------- ---------------  ----------------
ASSETS:
Current assets..............   $  2,145 (a)  $352,893         $105,137
                                (40,500)(b)    88,976
                                               40,500
Property and equipment,
 net........................         --            --          129,489
Intangible assets, net .....     10,000 (d)                    369,345
                                 40,500 (b)
Other assets................     (1,610)(c)        --           34,173
                             ----------- ---------------  ----------------
TOTAL ASSETS................   $ 10,535      $482,369         $638,144
                             =========== ===============  ================
LIABILITIES &
STOCKHOLDER'S EQUITY:
Current liabilities.........       $       --    $       --   $ 78,286
Deferred taxes..............     10,000 (d)        --           12,731
Privately-placed debt.......         --       350,000          350,000
Credit facility.............         --       132,369          132,369
Other long-term debt........         --            --
Other liabilities...........         --            --            5,583
Minority interest...........     (1,610)(c)        --              830
Temporary equity............         --            --           16,500
Stockholders' Equity........      2,145 (a)        --           41,845
                             ----------- ---------------  ----------------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......   $ 10,535      $482,369         $638,144
                             =========== ===============  ================

I. PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of the remaining two partners' interests in Pavilion Partners (the "Pavilion Acquisition"). The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                                           PAVILION
                                               PACE        PARTNERS       PRO FORMA         PACE
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS     TOTAL (F)
                                          ------------- -------------  --------------- ------------
Current assets...........................    $45,087       $ 30,178       $(109,500)(a)  $(150,730)
                                                                            (25,523)(a)
                                                                             (9,507)(b)
                                                                             (4,171)(b)
                                                                            (27,500)(c)
                                                                            (49,794)(e)
Property and equipment, net..............         --         59,938           5,000 (a)     82,489
                                                                              9,103 (b)
                                                                            (19,052)(d)
                                                                             27,500 (c)
Intangible assets, net...................     17,894             --         107,420 (a)    125,314
Other assets.............................     26,856         12,660           9,507 (b)     34,706
                                                                             (4,810)(d)
                                                                             (9,507)(d)
                                          ------------- -------------  --------------- ------------
Total Assets.............................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============
Current liabilities......................    $43,171       $ 17,254       $   2,000 (b)  $  63,756
                                                                              2,932 (b)
                                                                              1,601 (d)
Deferred taxes...........................         --                                            --
Long-term debt (including current
 portion)................................     25,523         57,700         (25,523)(a)         --
                                                                             (7,906)(d)
                                                                            (49,794)(e)
Other liabilities........................      4,063          1,520                          5,583
Minority interest........................         --          2,440              --          2,440
Temporary equity ........................         --             --          16,500 (a)     16,500
Stockholders' Equity.....................     17,080         23,862         (17,080)(a)      3,500
                                                                             20,000 (a)
                                                                            (16,500) (a)
                                                                            (23,862)(d)
----------------------------------------  ------------- -------------  --------------- ------------
Total Liabilities & Stockholders'
 Equity..................................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============

PRO FORMA ADJUSTMENTS:
(a) To reflect the PACE Acquisition for $109,500,000 in cash, the issuance of 1,500,000 shares of SFX Entertainment's Class A common stock valued by the parties at $20,000,000, the repayment of debt of $25,523,000 which is expected to be repaid shortly after closing, the related increase in the fair value allocated to fixed assets of $5,000,000; the related excess of the purchase price paid over the fair value of net tangible assets of $107,420,000, and the elimination of stockholder's equity of $17,080,000. Pursuant to the terms of the PACE Agreement, additional consideration is required to be paid by SFX Entertainment if the deemed value of SFX Entertainment's Class A common stock is below $13.33 per share at the time of the Spin-Off under certain circumstances.
       The PACE Agreement further provides that each PACE seller will have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the shares of SFX Entertainment's Class A common stock (500,000 shares) received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE sellers. The maximum amount payable under the Fifth Year Put Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.

       Pursuant to the PACE Agreement, certain notes receivables and loans made to key executives will be repaid in connection with the closing of the PACE Acquisition. Such repayment has not been reflected herein.
(b) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion Partners from Blockbuster for $4,171,000 in cash, the assumption of $2,932,000 in liabilities and the granting of naming rights of three venues for a two-year period with an estimated value of $2,000,000, which will be recognized as income over such two year period, and the related increase in the fair value allocated to fixed assets of $9,103,000. Also reflects the purchase of a note receivable from Blockbuster, due from Pavilion Partners at its current outstanding balance, including accrued interest, of $9,507,000. This note will be eliminated in consolidation upon the acquisition of Sony's interest in Pavilion Partners, as described below.
(c) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion Partners from Sony for $27,500,000 in cash.
(d) To eliminate PACE's equity method investment in Pavilion Partners following the acquisition of 100% of Pavilion Partners and to eliminate Pavilion Partners' historical equity. Also reflects the elimination of the $7,906,000 intercompany notes receivable and accrued interest of $1,601,000 acquired from Blockbuster. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% of Pavilion Partners . See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition" in Annex D.
(e) To reflect the repayment of Pavilion Partners' third party debt at the closing of the Pavilion Acquisition.
(f) SFX Entertainment has agreed to lend PACE up to $25,000,000 for potential acquisitions to be made by PACE whether or not the PACE Acquisition is consummated. None of these acquisitions are considered probable. As a result, none of such loans or acquisitions have been reflected in the pro forma adjustment.
       See "Agreements Related to Pending Acquisitions--PACE Acquisition" in Annex D.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                        AS OF SEPTEMBER 30, 1997 (000'S)
                                          -------------------------------------------------------------
                                                            RIVERPORT
                                           CONTEMPORARY    AMPHITHEATER     PRO FORMA     CONTEMPORARY
                                            AS REPORTED      PARTNERS    ADJUSTMENTS(A)   ACQUISITION
                                          -------------- --------------  -------------- --------------
Current assets...........................     $13,375        $ 2,603        $(72,800)       $(72,800)
                                                                             (15,978)
Property and equipment, net..............       2,838         11,355          10,807          25,000
Intangible assets, net...................          --             --          66,500          66,500
Other assets.............................       7,430              8          (1,205)             --
                                                                              (6,233)
                                          -------------- --------------  -------------- --------------
Total Assets.............................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============
Current liabilities......................     $ 7,786        $ 1,022        $ (8,808)       $     --
Other long-term debt (including current
 portion)................................       1,578             --          (1,578)             --
Other liabilities........................       5,390            478          (5,868)             --
                                          -------------- --------------  -------------- --------------
Total Liabilities........................      14,754          1,500         (16,254)             --
Stockholders' Equity.....................       8,889         12,466          18,700          18,700
                                                                             (21,355)
                                          -------------- --------------  -------------- --------------
Total Liabilities & Stockholders'
 Equity..................................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Contemporary Acquisition for $72,800,000 in cash, including the additional acquisition of the remaining 50% interest in the Riverport Amphitheater Partners not already owned by Contemporary and the issuance of 1,402,851 shares of SFX Entertainment Class A common stock valued at $18,700,000, the related increase in the fair value allocated to fixed assets of $10,807,000, the related excess of the purchase price paid over the fair value of net tangible assets of $66,500,000, and the adjustment to eliminate $15,978,000 of current assets, $1,205,000 of other assets, $8,808,000 of current liabilities, $1,578,000 of notes payable, $5,868,000 of other liabilities, and stockholders' equity of $21,355,000, and to reflect the elimination of Contemporary Group's $6,233,000 equity investment in Riverport Amphitheather Partners. Pursuant to the Contemporary Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets, accounts payable and accrued expenses from current liabilities, and other assets and other liabilities (principally, deferred revenue), which will not be acquired or assumed by SFX Entertainment upon closing the Contemporary Acquisition. Adjustment to eliminate Contemporary's historical stockholders' equity and replace it with value of the equity securities to be issued by SFX Entertainment in connection with the Contemporary Acquisition has also been made.
       If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment Class A common stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at its fair market value, but in no event less than $18,700,000. In addition, pursuant to the terms of the Contemporary Agreement, SFX Entertainment has agreed to make certain payments to any Contemporary sellers that own shares of SFX Entertainment's Class A common stock on the second anniversary of the closing of the Contemporary Acquisition if the average trading price of such stock on the 20-day period ending on such period is less than $13.33 per share. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition" in Annex D.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                             NETWORK
                                             MAGAZINE         SJS         PRO FORMA       NETWORK
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- -------------  -------------- -------------
Current assets...........................    $ 3,127        $4,325        $(52,000)(a)   $(44,510)
                                                                             1,516 (b)
                                                                            (1,478)(c)
Property and equipment, net..............        304           334             362  (a)     1,000
Intangible assets, net...................         --            --          63,217 (a)     61,701
                                                                            (1,516)(b)
Other assets.............................        299            92              --            391
                                          ------------- -------------  -------------- -------------
Total Assets.............................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============
Current liabilities......................    $ 3,659        $4,809              --       $  8,468
Deferred taxes...........................        114            --              --            114
Long-term debt (including current
 portion)................................      1,478            --          (1,478)(c)         --
                                          ------------- -------------  -------------- -------------
Total Liabilities........................      5,251         4,809          (1,478)         8,582
Stockholders' Equity.....................     (1,521)          (58)          1,579 (a)     10,000
                                                                            10,000 (a)
                                          ------------- -------------  -------------- -------------
Total Liabilities & Stockholders'
 Equity..................................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Network Acquisition for $52,000,000 in cash and the issuance of 750,188 shares of SFX Entertainment Class A common stock valued by the parties at $10,000,000, the related increase in fair value allocated to fixed assets of $362,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $63,217,000, and the elimination of stockholder's deficiency of $1,579,000.
       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA for Network and SJS as defined equals or exceeds $9,000,000; by an additional $4 for each $1 increase in such EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in such EBITDA between $10,000,000 and $11,000,000 (up to a maximum of $14,000,000 of additional consideration). The additional consideration is payable in shares of SFX Entertainment's Class A common stock or, in certain circumstances, in cash. The pro forma financial statements assume that no additional consideration is paid.
(b) To reflect a net working capital adjustment as required in the Network Acquisition agreement. Pursuant to the agreement, the final cash purchase price of Network Magazine and SJS shall be adjusted for any difference between net working capital, as defined, and $500,000. The working capital adjustment is calculated as the difference between current assets and current liabilities of Network Magazine and SJS at closing.
(c) To reflect the repayment of Network Magazine's long-term debt at closing.

SFX Entertainment's purchase agreement for Network Magazine and SJS provides SFX Entertainment with an option to acquire an office building in Burbank, California, which currently serves as Network Magazine's headquarters, at a cost of approximately $2,400,000. This potential transaction has not been reflected on the pro forma balance sheet.
   See "Agreements Related to the Pending Acquisitions--Network Agreement" in Annex D.

IV. BGP ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                           PRO FORMA         BGP
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................    $18,759        $(60,800)(a)   $(54,222)
                                                             (12,181)(b)
Property and equipment, net..............      9,233          10,767 (a)     20,000
Intangible assets, net ..................      1,460          48,719 (a)     50,179
Other assets.............................        222              --            222
                                          ------------- --------------  -------------
Total Assets.............................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============
Current liabilities......................    $ 6,062        $     --       $  6,062
Deferred taxes ..........................      2,617              --          2,617
Other long-term debt (including current
 portion)................................     12,181         (12,181)(b)         --
                                          ------------- --------------  -------------
Total Liabilities........................     20,860         (12,181)         8,679
Stockholders' Equity.....................      8,814          (8,814)(a)      7,500
                                                               7,500 (a)
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the BGP Acquisition for $60,800,000 in cash and the issuance of 563,000 shares of SFX Entertainment's Class A common stock valued at $7,500,000, the related increase in fair value allocated to fixed assets of $10,767,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $48,719,000, and the elimination of $8,814,000 of stockholder's equity.

(b) To reflect the repayment of BGP's long-term debt at closing. Although SFX Entertainment is assuming $12,200,000 of long-term debt, BGP is required to have working capital at least equal to such liabilities at the closing of the BGP Acquisition. The purchase price will be reduced dollar-for-dollar to the extent that long-term debt exceeds working capital.
       See "Agreements Related to the Pending Acquisitions--BGP Acquisition" in Annex D.

V. CONCERT/SOUTHERN ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                                           CONCERT/
                                                           PRO FORMA       SOUTHERN
                                           AS REPORTED   ADJUSTMENTS(A)  ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................     $1,921        $(16,615)      $(16,615)
                                                              (1,921)
Property and equipment, net..............        360             640          1,000
Intangible assets, net...................         --          15,151         15,151
Other assets.............................        919            (455)           464
                                          ------------- --------------  -------------
Total Assets.............................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============
Current liabilities......................     $1,254        $ (1,254)      $     --
                                          ------------- --------------  -------------
Total Liabilities........................      1,254          (1,254)            --
Stockholders' Equity.....................      1,946          (1,946)            --
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Concert/Southern Acquisition for $16,615,000 in cash; the related increase in fair value allocated to fixed assets of $640,000, the related excess of the purchase price paid over the fair value of net tangible assets of $15,151,000; and the adjustments to eliminate $1,921,000 of current assets, $1,254,000 of current liabilities, stockholders' equity of $1,946,000 and a $455,000 investment in a non-entertainment affiliated entity not being acquired by SFX Entertainment. Pursuant to the Concert/Southern Acquisition agreement, SFX Entertainment has eliminated certain cash and receivables from current assets and accounts payable and other accrued expenses from current liabilities, which will not be acquired or assumed by SFX Entertainment upon closing the Concert/Southern Acquisition. Adjustment to eliminate Concert/Southern's historical combined stockholders' equity and replace it with the value of the equity securities to be issued by SFX Entertainment in connection with the Concert/Southern Acquisition has also been made.

   See "Agreements Related to the Pending Acquisitions--Concert/Southern" in Annex D.

VI. PRO FORMA ADJUSTMENTS FOR PENDING ACQUISITIONS--ENTERTAINMENT
(a) The Distribution Agreement provides that SFX will transfer any positive Working Capital in existence at the closing of the Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the Merger and the actual cost of consummating the Merger and the related transactions. Additionally, SFX Entertainment will be responsible for any taxes resulting from the Spin-Off to the extent such taxes result from any gain on the distribution. See "Agreements Between SFX Entertainment and SFX."
(b) To reflect estimated costs associated with the Pending Acquisitions and the Financing and the related transactions. Consists of approximately
       (i) $5.5 million in fees and expenses in connection with the

       Pending Acquisitions, (ii) $17.2 million in fees in connection with the Spin-Off, the consent solicitations and other required consents and
       (iii) $17.8 million of fees and expenses in connection with the Financing. The information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expense incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the Merger.
(c) To reflect the consolidation of GSAC Partners (the entity which operates the PNC Bank Arts Center) following the acquisition of the remaining 50% ownership interest in GSAC currently owned by Pavilion.
(d) To reflect deferred taxes associated with differences between the book and tax bases of assets and liabilities acquired.

VII.  PRO FORMA ADJUSTMENTS FOR THE FINANCING

   Represents assumed borrowings to finance the Pending Acquisitions including the privately-placed debt and borrowings under the proposed senior credit facility. There can be no assurance that SFX Entertainment will be able to enter into or obtain financing under the proposed senior credit facility, on acceptable terms, or at all. SFX Entertainment anticipates using $352.9 million of proceeds to finance the cash portion of the Pending Acquisitions, $89 million for the repayment of debt assumed in the Pending Acquisitions and $40.5 million for the payment of estimated costs associated with the Pending Acquisitions and the Financing and related transactions. The repayment of assumed debt includes $25.5 million in connection with the PACE Acquisition, $49.8 million in connection with the Pavilion Acquisition, $12.2 million in connection with the BGP Acquisition and $1.4 million in connection with the Network Acquisition.

(C) SFX Entertainment Pro Forma for the Pending Acquisitions

   Reflects SFX Entertainment after the Pending Acquisitions.

(D) Pro Forma for the Spin-Off of SFX Entertainment

   Represents the pro forma balance sheet of SFX after the Spin-Off of SFX Entertainment.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (In Thousands, Except Per Share Amounts)

                                                             PENDING         PENDING
                                                           ACQUISITION    ACQUISITIONS
                               SFX                             AND           AND THE
                          BROADCASTING,     COMPLETED     DISPOSITION--    FINANCING--
                             INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                             REPORTED          (A)             (B)             (C)
                         --------------- --------------  -------------- ---------------
Net broadcasting
 revenues...............     $188,984        $38,685         $(4,938)
Concert promotion
 revenue ...............       74,396         12,293                        $414,154
Station and other
 operating expenses  ...      115,871         28,289          (1,226)
Concert promotion
 operating expenses  ...       63,045         12,236                         364,985
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       31,429          7,090             (95)         23,253
Corporate expenses......        7,198*                                         1,500
                                         --------------  -------------- ---------------
Other ..................       17,995
                         --------------- --------------  -------------- ---------------
Operating income
 (loss).................       27,842          3,363          (3,617)         24,416
Interest expense .......       46,438          8,408                          31,895
Other expense (income) .       (2,692)            --              (3)           (566)
Equity (income) loss
 from investments.......       (1,344)            --              --          (4,309)
                         --------------- --------------  -------------- ---------------
Income before income
 tax expense ...........      (14,560)        (5,045)         (3,614)         (2,604)
Income tax expense
 (benefit)..............          845             32              (3)          3,626
                         --------------- --------------  -------------- ---------------
Net income (loss) ......      (15,405)        (5,077)         (3,611)         (6,230)
Redeemable preferred
 stock dividends and
 accretion .............       27,723          1,183              --           2,475
                         --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares.................     $(43,128)       $(6,260)        $(3,611)       $ (8,705)
                         =============== ==============  ============== ===============
Net loss per common
 share..................     $  (4.61)
Weighted average common
 shares outstanding.....        9,364

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                SFX          PRO FORMA
                                           ENTERTAINMENT      FOR THE
                          PRO FORMA FOR       FOR THE         SPIN-OFF
                          THE COMPLETED       PENDING          OF SFX
                           AND PENDING     ACQUISITIONS    ENTERTAINMENT
                           TRANSACTIONS         (D)             (E)
                         --------------- ---------------  ---------------
Net broadcasting
 revenues...............     $222,731                         $222,731
Concert promotion
 revenue ...............      500,843        $500,843               --
Station and other
 operating expenses  ...      142,934                          142,934
Concert promotion
 operating expenses  ...      440,266         440,266               --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       61,677          28,378           33,299
Corporate expenses......        8,698*          2,807            5,891
                         --------------- ---------------  ---------------
Other ..................       17,995                           17,995
                         --------------- ---------------  ---------------
Operating income
 (loss).................       52,004          29,392           22,612
Interest expense .......       86,741          33,186           53,555
Other expense (income) .       (3,261)           (779)          (2,482)
Equity (income) loss
 from investments.......       (5,653)         (5,653)              --
                         --------------- ---------------  ---------------
Income before income
 tax expense ...........      (25,823)          2,638          (28,461)
Income tax expense
 (benefit)..............        4,500           3,500            1,000
                         --------------- ---------------  ---------------
Net income (loss) ......      (30,323)           (862)         (29,461)
Redeemable preferred
 stock dividends and
 accretion .............       31,381           2,475           28,906
                         --------------- ---------------  ---------------
Net income (loss)
 applicable to common
 shares.................     $(61,704)       $ (3,337)        $(58,367)
                         =============== ===============  ===============
Net loss per common
 share..................                     $   (.17)**      $  (3.68)
Weighted average common
 shares outstanding.....                       20,400           15,840

------------
*      Net of $1,693,000 of fees from Triathlon.
** Includes 500,000 shares of SFX Entertainment Class A common stock to be issued to the PACE sellers in connection with the Fifth Year Put Option; such shares are not included in calculating the net loss per common share.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (In Thousands, Except Per Share Amounts)

                                                           PENDING
                                                         ACQUISITION
                             SFX                             AND
                        BROADCASTING,     COMPLETED     DISPOSITION--
                           INC. AS       TRANSACTIONS   BROADCASTING
                           REPORTED          (A)             (B)
                       --------------- --------------  --------------
Net broadcasting
 revenues.............     $143,061        $131,014        $(1,381)
Concert promotion
 revenue .............                      104,784
Station and other
 operating expenses ..       92,816          90,243          1,208
Concert promotion
 operating expenses  .                       91,240
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................       17,311          36,528            650
Corporate expenses ...        6,313            (313)
Other.................       28,994          (3,332)
                       --------------- --------------  --------------
Operating income
 (loss)...............       (2,373)         21,432         (3,239)
Interest expense  ....       34,897          38,496
Other expense
 (income).............       (2,117)           (467)          (538)
Equity (income) loss
 from investments  ...                         (525)
                       --------------- --------------  --------------
Income before income
 tax expense..........      (35,153)        (16,072)        (2,701)
Income tax expense
 (benefit)............          480           1,315
                       --------------- --------------  --------------
Net income (loss) ....      (35,633)        (17,387)        (2,701)
Redeemable preferred
 stock dividends and
 accretion............        6,061          32,063             --
                       --------------- --------------  --------------
Net income (loss)
 applicable to common
 shares...............     $(41,694)       $(49,450)       $(2,701)
                       =============== ==============  ==============
Net loss per common
 share ...............     $  (4.57)
Weighted average
 common shares
 outstanding..........        9,128              71

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                              SFX
                           PENDING                       ENTERTAINMENT      PRO FORMA
                         ACQUISITIONS                      PRO FORMA         FOR THE
                           AND THE       PRO FORMA FOR      FOR THE         SPIN-OFF
                         FINANCING--     THE COMPLETED      PENDING          OF SFX
                        ENTERTAINMENT     AND PENDING     ACQUISITIONS    ENTERTAINMENT
                             (C)         TRANSACTIONS         (D)              (E)
                       --------------- ---------------  --------------- ---------------
Net broadcasting
 revenues.............                     $ 272,694                        $272,694
Concert promotion
 revenue .............     $447,581          552,365        $552,365              --
Station and other
 operating expenses ..                       184,267                         184,267
Concert promotion
 operating expenses  .      414,297          505,537         505,537              --
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................       30,962           85,451          37,795          47,656
Corporate expenses ...        2,000            8,000           3,000           5,000
Other.................           --           25,662              --          25,662
                       --------------- ---------------  --------------- ---------------
Operating income
 (loss)...............          322           16,142           6,033          10,109
Interest expense  ....       42,527          115,920          44,307          71,613
Other expense
 (income).............       (1,466)          (4,588)         (1,832)         (2,756)
Equity (income) loss
 from investments  ...       (2,877)          (3,402)         (3,402)             --
                       --------------- ---------------  --------------- ---------------
Income before income
 tax expense..........      (37,862)         (91,788)        (33,040)        (58,748)
Income tax expense
 (benefit)............        1,705            3,500           1,500           2,000
                       --------------- ---------------  --------------- ---------------
Net income (loss) ....      (39,567)         (95,288)        (34,540)        (60,748)
Redeemable preferred
 stock dividends and
 accretion............        3,300          (41,424)          3,300          38,124
                       --------------- ---------------  --------------- ---------------
Net income (loss)
 applicable to common
 shares...............     $(42,867)       $(136,712)       $(37,840)       $(98,872)
                       =============== ===============  =============== ===============
Net loss per common
 share ...............                                      $  (1.90)**     $  (6.24)
Weighted average
 common shares
 outstanding..........                                        20,400          15,840

------------
*      Net of $3,000,000 of fees from Triathlon.
** Includes 500,000 shares of SFX Entertainment Class A common stock to be issued to the PACE sellers in connection with the Fifth Year Put Option; such shares are not included in calculating the net loss per common share.

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS
(A) Completed Trasactions

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------
                                                                    CBS         SECRET
                           TEXAS COAST   HARTFORD     MEADOWS     EXCHANGE  COMMUNICATIONS
                           ACQUISITION  ACQUISITION ACQUISITION     (6)       ACQUISITION
                           ----------- -----------  ----------- ----------  --------------
Net broadcast revenues ...     $652        $638                    $ (60)       $20,626
Concert promotion
 revenue..................                             $ 601
Station and other
 operating expenses.......      401         664                      630         11,230
Concert promotion
 operating expense........                               631
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs....................       --          --          221          --          1,207

Corporate expenses........       --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Operating income (loss) ..      251         (26)        (251)       (690)         8,189
Interest expense..........       --          --          199          --          1,459

Other expense (income) ...       --          --           --          --             79
                           ----------- -----------  ----------- ----------  --------------
Income (loss) before
 income tax expense.......      251         (26)        (450)       (690)         6,651
Income tax expense
 (benefit)................       --          --           --          32             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss) ........      251         (26)        (450)       (722)         6,651
Preferred stock dividend
 requirements.............       --          --           --          --             --
                           ----------- -----------  ----------- ----------  --------------
Net income (loss)
 applicable to common
 shares ..................     $251        $(26)       $(450)      $(722)       $ 6,651
                           =========== ===========  =========== ==========  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        CHARLOTTE                            PRO FORMA
                             RICHMOND    EXCHANGE    SUNSHINE     HEARST    ADJUSTMENTS   COMPLETED
                           ACQUISITION     (7)     ACQUISITION  ACQUISITION     (8)      TRANSACTIONS
                           ----------- ----------  ----------- -----------  ----------- ------------
Net broadcast revenues ...    $5,105      $1,564                  $10,160                  $38,685
Concert promotion
 revenue..................                           $11,692                                12,293
Station and other
 operating expenses.......     3,722       1,328          --       10,314                   28,289
Concert promotion
 operating expense........                            11,605                                12,236
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs....................       456         375         686           --     $    125 (a)   7,090
                                                                                 2,512 (b)
                                                                                   393 (c)
                                                                                   884 (l)
                                                                                   231 (m)
Corporate expenses........        --          --          --           --           --          --
                           ----------- ----------  ----------- -----------  ----------- ------------
Operating income (loss) ..       927        (139)       (599)        (154)      (4,145)      3,363
Interest expense..........       481        (730)      1,106           --      (47,397)(a)   8,408
                                                                                16,848 (a)
                                                                                36,282 (a)
                                                                                   195 (h)
                                                                                   (35)(j)
Other expense (income) ...        --          --          --           --          (79)(i)      --
                           ----------- ----------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense.......       446         591      (1,705)        (154)      (9,959)     (5,045)
Income tax expense
 (benefit)................        --          --          --           --                       32
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss) ........       446         591      (1,705)        (154)      (9,959)     (5,077)
Preferred stock dividend
 requirements.............        --          --          --           --        1,183 (n)   1,183
                           ----------- ----------  ----------- -----------  ----------- ------------
Net income (loss)
 applicable to common
 shares ..................    $  446      $  591     $(1,705)     $  (154)    $(11,142)    $(6,260)
                           =========== ==========  =========== ===========  =========== ============

                               87

                                                 YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                -------------------------------------------------------------------------------------------------------------
                           LIBERTY       PRISM
                         ACQUISITION  ACQUISITION                 HOUSTON
                          INCLUDING    INCLUDING      OTHER       EXCHANGE
                  MMR    WASHINGTON    LOUISVILLE      1996      AND DALLAS  DELSENER/     TEXAS
                 MERGER DISPOSITIONS  DISPOSITIONS ACQUISITIONS DISPOSITION    SLATER      COAST      HARTFORD     MEADOWS
                  (1)        (2)          (3)          (4)          (5)     ACQUISITION ACQUISITION  ACQUISITION ACQUISITIONS
                ------- ------------ ------------ ------------  ----------- ----------- ----------- ----------- ------------
Net broadcast
 revenues ......$20,038    $24,992      $13,511      $  4,728     $ (8,680)                $4,281      $5,742
Concert
 promotion
 revenue .......                                                              $50,361                              $10,175
Station and
 other
 operating
 expenses ...... 11,531     17,774       10,897         2,869      (10,307)                 2,968       5,607
Concert
 promotion
 operating
 expense .......                                                               50,686                                9,306
Depreciation,
 amortization,
 duopoly
 integration
 costs and
 acquisition
 related costs .  6,081      5,150        1,241         1,492         (284)       747          36          27        1,550

Corporate
 expenses ......  1,253      1,478          808           111          110         --          --          --           --

Other ..........    577         --           --            --       (3,500)        --         (48)         --           --
                ------- ------------ ------------ ------------  ----------- ----------- ----------- ----------- ------------
Operating
 income (loss) .    596        590          565           256        5,301     (1,072)      1,325         108         (681)
Interest
 expense .......     --      3,326          773           382       (1,667)        60          --          19        1,275

Other expense
 (income)  .....     --      5,935           --       (11,948)          --       (198)        (65)         (8)         (30)

Equity (income)
 loss from
 investments  ..     --         --           --            --           --       (525)         --          --           --
                ------- ------------ ------------ ------------  ----------- ----------- ----------- ----------- ------------
Income (loss)
 before income
 tax expense ...    596     (8,671)        (208)       11,822        6,968       (409)      1,390          97       (1,926)
Income tax
 expense
 (benefit) .....     --     (3,378)          --            45          938        106          22          32           17
                ------- ------------ ------------ ------------  ----------- ----------- ----------- ----------- ------------
Net income
 (loss) ........    596     (5,293)        (208)       11,777        6,030       (515)      1,368          65       (1,943)
Preferred stock
 dividend
 requirement ...     --         --           --            --           --         --          --          --           --
Net income
 (loss)
 applicable to
 common shares .$   596    $(5,293)     $  (208)     $ 11,777     $  6,030    $  (515)     $1,368      $   65      $(1,943)
                ======= ============ ============ ============  =========== =========== =========== =========== ============
Average common
 shares
 outstanding  ..

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                              PRO
                   CBS        SECRET                  CHARLOTTE                              FORMA
                 EXCHANGE COMMUNICATIONS   RICHMOND    EXCHANGE   SUNSHINE      HEARST    ADJUSTMENTS   COMPLETED
                   (6)      ACQUISITION   ACQUISITION    (7)     ACQUISITION ACQUISITION      (8)      TRANSACTIONS
                --------  -------------- -----------  --------- -----------  ----------- -----------  ------------
Net broadcast
 revenues ...... $    10      $35,532       $ 9,007     $6,222                 $15,631                   $131,014
Concert
 promotion
 revenue .......                                                   $44,248                                104,784
Station and
 other
 operating
 expenses ......   1,288       20,844         7,757      3,885                  15,130                     90,243
Concert
 promotion
 operating
 expense .......                                                    37,326                   (6,078)(o)    91,240
Depreciation,
 amortization,
 duopoly
 integration
 costs and
 acquisition
 related costs .      --        3,970           780        500       1,522         293     $  1,491 (a)    36,528
                                                                                              8,052 (b)
                                                                                                559 (d)
                                                                                              3,014 (l)
                                                                                                308 (m)
Corporate
 expenses ......      --           --         1,037         --          --         169       (3,713)(e)      (313)
                                                                                              1,434 (e)
                                                                                             (3,000)(f)
Other ..........    (363)           2            --         --          --          --                     (3,332)
                --------  -------------- -----------  --------- -----------  ----------- -----------  ------------
Operating
 income (loss) .    (915)      10,716          (567)     1,837       5,400          39       (2,066)       21,432
Interest
 expense .......      --           --         1,210         --       3,019          --       (5,583)(a)    38,496
                                                                                             22,462 (a)
                                                                                            (35,635)(a)
                                                                                             48,375 (a)
                                                                                                547 (h)
                                                                                                (67)(j)
Other expense
 (income)  .....      --        1,175            --         --        (138)         --       (5,935)(g)      (467)
                                                                                             11,920 (g)
                                                                                             (1,175)(i)
Equity (income)
 loss from
 investments  ..      --           --            --         --          --          --                       (525)
                --------  -------------- -----------  --------- -----------  ----------- -----------  ------------
Income (loss)
 before income
 tax expense ...    (915)       9,541        (1,777)     1,837       2,519          39      (36,975)      (16,072)
Income tax
 expense
 (benefit) .....     783           --            --         --       1,138          --        1,612 (g)     1,315
                --------  -------------- -----------  --------- -----------  ----------- -----------  ------------
Net income
 (loss) ........  (1,698)       9,541        (1,777)     1,837       1,381          39      (38,587)      (17,387)
Preferred stock
 dividend
 requirement ...      --           --            --         --          --          --       32,063 (n)    32,063
Net income
 (loss)
 applicable to
 common shares . $(1,698)     $ 9,541       $(1,777)    $1,837     $ 1,381     $    39     $(70,650)     $(49,450)
                ========  ============== ===========  ========= ===========  =========== ===========  ============
Average common
 shares
 outstanding  ..                                                                             70,796 (k)    70,796

   (1) MMR Merger

     Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions. SFX has not included in the pro forma statement of operations cost savings of $792,000 it believes would have been achieved in connection with the MMR Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to the operation of a cluster of stations in the Hartford market.

                                                 YEAR ENDED DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                               MMR
                                  AS            MMR          HARTFORD      PRO FORMA      MMR
                               REPORTED   DISPOSITIONS(A)  ACQUISITION    ADJUSTMENTS    MERGER
                              ---------- ---------------  ------------- -------------  ---------
                                                        (IN THOUSANDS)
Net broadcast revenues.......   $18,832       $(1,623)        $2,829                    $20,038
Station operating expenses ..    11,422        (1,931)         2,040                     11,531
Depreciation/amortization ...     7,611        (1,833)           277        $    26 (b)   6,081
Corporate expenses...........     2,517            --             --          1,253 (c)   1,253
                                                                             (2,517)(c)
Other........................        63            --             --            514 (e)     577
                              ---------- ---------------  ------------- -------------  ---------
Operating income (loss) .....    (2,781)        2,141            512            724         596
Interest expense.............     5,265            --            274         (5,539)(d)      --
Other expense (income).......        --           (57)           (12)            69 (d)      --
Income tax expense
 (benefit)...................                      --              7             (7)(d)      --
                              ---------- ---------------  ------------- -------------  ---------
Net income (loss)............   $(8,046)      $ 2,198         $  243        $ 6,201     $   596
                              ========== ===============  ============= =============  =========

    (a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, WYAK-FM and WMYB-FM, sold in March 1997, and KOLL-FM, sold in April 1997.

    (b) Reflects $26,000 for the year ended December 31, 1996 in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

    (c) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

    (d) Elimination of nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

    (e) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of SFX upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by SFX are being held in escrow and are being released in five equal annual installments ending in April 2001.

   (2) Liberty Acquisition

     Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                   YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------
                             LIBERTY AS     WASHINGTON      LIBERTY
                              REPORTED     DISPOSITIONS   ACQUISITION
                            ------------ --------------  -------------
                                          (IN THOUSANDS)
Net broadcast revenues ....    $25,966       $  (974)       $24,992
Station operating
 expenses..................     19,337        (1,563)        17,774
Depreciation/amortization .      5,926          (776)         5,150
Corporate expenses.........      1,566           (88)         1,478
                            ------------ --------------  -------------
Operating income...........       (863)        1,453            590
Interest expense...........      3,467          (141)         3,326
Other expense (income)  ...      5,935            --          5,935
Income tax benefit.........     (3,378)           --         (3,378)
                            ------------ --------------  -------------
Net income (loss)..........    $(6,887)      $ 1,594        $(5,293)
                            ============ ==============  =============

   (3) Prism Acquisition

     Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                  YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------
                             PRISM AS     LOUISVILLE       PRISM
                             REPORTED    DISPOSITIONS   ACQUISITION
                            ---------- --------------  -------------
                                         (IN THOUSANDS)
Net broadcast revenues ....   $16,859      $(3,348)       $13,511
Station operating
 expenses..................    13,373       (2,476)        10,897
Depreciation/amortization .     1,599         (358)         1,241
Corporate expenses.........       808           --            808
                            ---------- --------------  -------------
Operating income (loss) ...     1,079         (514)           565
Interest expense...........       773           --            773
                            ---------- --------------  -------------
Net loss...................   $   306      $  (514)       $  (208)
                            ========== ==============  =============

   (4) Other 1996 Acquisitions

     Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                           YEAR ENDED DECEMBER 31, 1996
                             --------------------------------------------------------
                                RALEIGH-
                             GREENSBORO AND
                               GREENSBORO     GREENVILLE       JACKSON
                              ACQUISITIONS    ACQUISITION   ACQUISITIONS     TOTAL
                             -------------- -------------  -------------- ----------
                                                  (IN THOUSANDS)
Net broadcast revenues  ....     $3,619        $    639         $470        $  4,728
Station operating expenses        2,264             271          334           2,869
Depreciation/amortization  .      1,168             244           80           1,492
Corporate expenses .........          4             107           --             111
                             -------------- -------------  -------------- ----------
Operating income (loss) ....        183              17           56             256
Interest expense............         59             323           --             382
Other expense (income) .....        (51)        (11,897)          --         (11,948)
Income tax expense..........         45              --           --              45
                             -------------- -------------  -------------- ----------
Net income (loss)...........     $  130        $ 11,591         $ 56        $ 11,777
                             ============== =============  ============== ==========

   (5) Houston Exchange and Dallas Disposition

     To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                           YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------
                                                                                                  HOUSTON EXCHANGE
                                        DISPOSITIONS              ACQUISITION   ADJUSTMENTS*   AND DALLAS DISPOSITION
                             ------------------------------------------------  -------------- ----------------------
                               KRLD-AM       TSN       KTCK-AM      KKRW-FM
                             ----------- ----------  ---------- -------------
                                                                  (IN THOUSANDS)
Net broadcast revenues  ....   $(10,711)   $(2,843)    $(2,136)     $7,010         $    --            $ (8,680)
Station operating expenses       (9,316)    (2,222)     (2,490)      3,721              --             (10,307)
Depreciation/amortization  .     (1,157)      (226)       (284)         81           1,302                (284)
Corporate expenses .........         --         --          --         110              --                 110
Other.......................     (1,600)        --      (1,900)         --              --              (3,500)
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Operating income (loss)  ...      1,362       (395)      2,538       3,098          (1,302)              5,301
Interest expense ...........     (1,482)      (373)        188          --              --              (1,667)
Other expense (income)  ....         --         --          --         938              --                 938
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Net income (loss) ..........   $  2,844    $   (22)    $ 2,350      $2,160         $(1,302)           $  6,030
                             =========== ==========  ========== =============  ============== ======================

    (*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

   (6) CBS Exchange

     To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                            ------------------------------------------------
                             KTXQ-FM    WHFS-FM                      CBS
                             KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                            --------- ----------  -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues ....   $1,628     $1,688        $  --        $ (60)
Station operating
 expenses..................    1,655      1,025           --          630
Depreciation/amortization .       54        783          729           --
                            --------- ----------  -------------- ----------
Operating income (loss) ...      (81)      (120)        (729)        (690)
Income tax expense.........       32         --           --           32
                            --------- ----------  -------------- ----------
Net income (loss)..........   $ (113)    $ (120)       $(729)       $(722)
                            ========= ==========  ============== ==========

                                         YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------------
                                KTXQ-FM    WHFS-FM                      CBS
                                KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                               --------- ----------  -------------- ----------
                                                (IN THOUSANDS)
Net broadcast revenues........   $9,572     $9,562       $    --      $    10
Station operating expenses ...    7,116      5,828            --        1,288
Depreciation/amortization ....      218      1,548         1,330           --
Other ........................       --        363            --         (363)
                               --------- ----------  -------------- ----------
Operating income..............    2,238      1,823        (1,330)        (915)
Income tax expense (benefit)        783         --            --          783
                               --------- ----------  -------------- ----------
Net income (loss).............   $1,455     $1,823       $(1,330)     $(1,698)
                               ========= ==========  ============== ==========

    * To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

   (7) Charlotte Exchange

     Reflects the transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(4,367)       $5,931                      $1,564
Station operating expenses ....     (1,794)        3,122                       1,328
Depreciation, amortization and
 acquisition related costs ....       (183)           --         $ 558           375
                                ------------- -------------  ------------- -----------
Operating income...............     (2,390)        2,809          (558)         (139)
                                ------------- -------------  ------------- -----------
Interest expense...............       (730)           --            --          (730)
Net income (loss)..............    $(1,660)       $2,809         $(558)       $  591
                                ============= =============  ============= ===========

                                             YEAR ENDED DECEMBER 31, 1996
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(3,697)       $9,919                      $6,222
Station operating expenses ....     (1,593)        5,478                       3,885
Depreciation, amortization and
 acquisition related costs ....         --         2,907        $(2,407)*        500
                                ------------- -------------  ------------- -----------
Operating income...............     (2,104)        1,534          2,407        1,837
                                ------------- -------------  ------------- -----------
Net income (loss)..............    $(2,104)       $1,534        $ 2,407       $1,837
                                ============= =============  ============= ===========

    * To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

   (8) Pro Forma Adjustments

      SFX has not included in the pro forma adjustments certain cost savings totaling $11,559,000 it believes would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Prism Acquisition, the Houston Exchange, the Jackson Acquisitions, the Hearst Acquisition, the Charlotte Exchange, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and $2,881,000 for the nine months ended September 30, 1997 following the Richmond Acquisition, the Hearst Acquisition, the Charlotte Exchange, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

       While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, and many of which have been achieved, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect interest expense of $36,282,000 and $48,375,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $125,000 and $1,491,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, interest expense of $16,848,000 and $22,462,000 relating to the borrowings from the Credit Agreement at 8% for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $47,397,000 and $41,218,000 related to SFX and the sellers for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                YEAR ENDED DECEMBER 31, 1996              NINE MONTHS ENDED SEPTEMBER 30, 1997
                       --------------------------------------------------------------------------------------------
                        INCREASE DUE    DECREASE DUE                   INCREASE DUE   DECREASE DUE
                         TO PURCHASE    TO CHANGE IN                   TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE       PRICE       AMORTIZATION    NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)      ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  -------------- --------------  -------------- --------------
                                                              (IN THOUSANDS)
Liberty Acquisition ..     $1,699         $(2,399)        $ (700)
Prism Acquisition ....      1,010            (642)           368
Charlotte WTDR/WLYT
 Acquisition .........        490                            490
Jackson Acquisitions .        108                            108
Greenville and
 Greensboro
 Acquisitions.........        597            (623)           (26)
Albany Acquisition  ..         23                             23          $    2                         $    2
Hartford Acquisition          910                            910             152                            152
Texas Coast
 Acquisition..........      1,067                          1,067              89                             89
Richmond Acquisition .      1,053            (164)           889             527           (82)             445
Hearst Acquisition ...        733                            733             428                            428
Secret Communications
 Acquisition .........      6,207          (2,018)         4,189           2,069          (673)           1,396
                                                      --------------                                --------------
  Total Pro Forma
   adjustments........                                    $8,052                                         $2,512
                                                      ==============                                ==============

     c. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per SFX's depreciation policy.

     d. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to SFX under the SCMC Termination Agreement for the year ended December 31, 1996.

     e. To record incremental corporate overhead charges of $1,434,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of SFX due to the Completed Transactions and Pending Acquisition and Disposition--Broadcasting and the elimination of $3,713,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

     f. Reflects fees of $3,000,000 incurred by Triathlon and would have been payable to SFX under the revised SCMC Agreement for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

     g. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefit of $1,612,000 for the year ended December 31, 1996.

     h. To record interest expense of $195,000 and $547,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

     i. Elimination of LMA fees paid by Secret Communications for WJJJ-FM and WDSY-FM.

     j. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

     k. Reflects the issuance of 70,796 shares of SFX Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.

     l. To reflect the depreciation and amortization expense adjustment of $3,014,000 and $884,000 associated with the Delsener/Slater, Meadows, and Sunshine concert acquisitions for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     m. To reflect the amortization of $231,000 and $308,000 associated with the John Boy and Billy Network contract payments for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     n. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued to finance a portion of the Pending Acquisition and Disposition--Broadcasting at a rate of 6.5% and 12 5/8%, respectively.

     o. Reflects the elimination of non-recurring Delsener/Slater officers' bonuses and wages not being paid under SFX's new employment contracts.

    (B) Pending Acquisition & Disposition--Broadcasting

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues ................    $(9,831)       $4,893                              $(4,938)
Station and other operating expenses  .     (5,489)        4,263                               (1,226)
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................     (1,201)          467              39 (c)              (95)
                                                                             207 (d)
                                                                             393 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss) ...............     (3,141)          163            (639)              (3,617)
Interest expense ......................        (36)           --              36 (a)
Other expense (income) ................         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense ..............................     (3,105)          166            (675)              (3,614)
Income tax expense (benefit) ..........         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) .....................     (3,105)          169            (675)              (3,611)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares ...............................    $(3,105)       $  169         $  (675)             $(3,611)
                                        ============= =============  =============== ========================
                                                     YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues.................    $(9,012)       $8,081         $  (450)(d)          $(1,381)
Station and other operating expenses ..     (5,265)        6,473                                1,208
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................       (852)          652             275 (d)              650
                                                                              50 (c)
                                                                             525 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss)................     (2,895)          956          (1,300)              (3,239)
Interest expense.......................     (2,108)           --           2,108 (a)
Other expense (income).................       (538)           --                                 (538)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense...............................       (249)          956          (3,408)              (2,701)
Income tax expense (benefit)...........         --            --
                                        ------------- -------------  --------------- ------------------------
Net income (loss)......................       (249)          956          (3,408)              (2,701)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares................................    $  (249)       $  956         $(3,408)             $(2,701)
                                        ============= =============  =============== ========================

   (1) Pro Forma Adjustments

   SFX has not included in the pro forma adjustments certain cost savings totalling $539,000 it believes would have been realized for the year ended December 31, 1996 following the Nashville Acquisition and the Chancellor Exchange and $375,000 for the nine months ended September 30, 1997 following the Nashville Acquisition and the Chancellor Exchange, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

   While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect the elimination of existing interest expense of $36,000 and $2,108,000 related to the Capstar Disposition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase in amortization of intangible assets of $393,000 and $525,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resulting from the purchase price allocation and change in amortization period related to the Nashville Acquisition.

     c. Amortization of $39,000 and $50,000 for acquisition costs associated with the Nashville Acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     d. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

(C) Pending Acquisitions and the Financing--Entertainment

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                         -----------------------------------------------------------------------------------------------
                              PACE                                             CONCERT/                    PRO FORMA
                          AND PAVILION CONTEMPORARY    NETWORK       BGP       SOUTHERN    PRO FORMA      ADJUSTMENTS
                          ACQUISITIONS  ACQUISITION  ACQUISITION ACQUISITION  ACQUISITION ADJUSTMENTS  FOR THE FINANCING
                               I            II           III          IV           V           VI             VII
                         ------------  ------------ -----------  ----------- -----------  ----------- -----------------
Revenue.................    $229,480      $85,570      $20,563     $65,448      $13,093     $     --       $     --
Operating expenses......     205,365       75,784       13,893      59,312       10,631           --             --
Depreciation &
 amortization...........       4,476        1,081          207         611           57       16,821 (a)         --
Corporate expenses......          --           --           --          --           --        1,500 (b)         --
                         ------------  ------------ -----------  ----------- -----------  ----------- -----------------
Operating income (loss).      19,639        8,705        6,463       5,525        2,405      (18,321)            --
Interest expense........       4,803          227          196         837           --           --         (6,063)(a)
                                                                                                  --         31,895 (b)
Other (income) expenses.       1,594         (170)        (123)       (764)         (57)      (1,046)(c)         --
Equity (income) loss
 from investments.......      (5,321)          --           --          --          (34)       1,046 (c)         --
                         ------------  ------------ -----------  ----------- -----------  ----------- -----------------
Income/(loss) before
 income tax expense.....      18,563        8,648        6,390       5,452        2,496      (18,321)       (25,832)
Income tax expense
 (benefit)..............       3,751           --          135       2,133           --       (2,393)(d)         --
                         ------------  ------------ -----------  ----------- -----------  ----------- -----------------
Net income (loss).......    $ 14,812      $ 8,648      $ 6,255     $ 3,319      $ 2,496      (15,928)       (25,832)
                         ============  ============ ===========  =========== ===========  =========== =================
Accretion on temporary
 equity ................                                                                       2,475 (e)
                                                                                          -----------
Net loss applicable to
 common shares .........                                                                    $(18,403)
                                                                                          ===========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   PRO FORMA
                                    FOR THE
                                    PENDING
                                  ACQUISITION
                                    AND THE
                                  FINANCING--
                                 ENTERTAINMENT
                                 -------------
Revenue.........................    $414,154
Operating expenses..............     364,985
Depreciation & amortization ....      23,253
Corporate expenses..............       1,500
                                 -------------
Operating income (loss).........      24,416
Interest expense................      31,895

Other (income) expenses.........        (566)
Equity (income) loss from
 investments....................      (4,309)
                                 -------------
Income/(loss) before income tax
 expense........................      (2,604)
Income tax expense (benefit) ...      (3,626)
                                 -------------
Net income (loss)...............      (6,230)
                                 =============
Accretion on temporary equity  .       2,475
                                 -------------
Net loss applicable to common
 shares ........................    $ (8,705)
                                 =============


I. PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of PACE's two partners' interests in Pavilion Partners, a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditional on the consummation of the Pavilion Acquisition.

                                            NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                         ---------------------------------------------------------
                                              PACE        PAVILION      PRO FORMA        PACE
                                          AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         ------------- -------------  ------------- -------------
Revenue ................................    $137,616       $91,114       $   750 (a)   $229,480
Operating expenses......................     131,473        75,319        (1,427)(b)    205,365
Depreciation & amortization.............       1,462         3,014            --          4,476
Other expenses..........................         447            --          (447)(c)         --
                                         ------------- -------------  ------------- -------------
Operating income........................       4,234        12,781         2,624         19,639
Interest expense........................       1,517         3,286            --          4,803
Other expenses..........................          64         1,530            --          1,594
Equity (income) loss from investments ..      (6,949)       (1,654)        3,282 (d)     (5,321)
                                         ------------- -------------  ------------- -------------
Income/(loss) before income tax
 expense................................       9,602         9,619          (658)        18,563
Income tax expense......................       3,751            --            --          3,751
                                         ------------- -------------  ------------- -------------
Net income (loss).......................    $  5,851       $ 9,619       $  (658)      $ 14,812
                                         ============= =============  ============= =============

PRO FORMA ADJUSTMENTS:
(a) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.
(b) Reflects the elimination of $520,000 of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts and of $907,000 of non-recurring costs incurred in connection with PACE's previously planned initial public offering, which has since been canceled. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the PACE Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.
(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the anticipated acquisitions of Blockbuster's and Sony's interests in Pavilion Partners. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interest in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% of Pavilion Partners. See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition" in Annex D.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                             NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue ................................     $71,141        $14,429       $    --        $85,570
Operating expenses......................      66,764         11,223        (2,203)(a)     75,784
Depreciation & amortization.............         498            583            --          1,081
                                         -------------- -------------  ------------- --------------
Operating income........................       3,879          2,623         2,203          8,705
Interest expense........................         153             74            --            227
Other income............................        (122)           (48)           --           (170)
Equity (income) from investments .......      (1,298)            --         1,298 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       5,146          2,597           905          8,648
Income tax expense......................          --             --            --             --
                                         -------------- -------------  ------------- --------------
Net income (loss).......................     $ 5,146        $ 2,597       $   905        $ 8,648
                                         ============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under SFX Entertainment's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Contemporary Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Contemporary Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment Class A common stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at their fair market value, but in no event less than $18,700,000. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition" in Annex D.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         --------------------------------------------------------------
                                           THE NETWORK
                                             MAGAZINE           SJS         PRO FORMA       NETWORK
                                         AS REPORTED (A)  AS REPORTED (A)  ADJUSTMENTS    ACQUISITIONS
                                         --------------- ---------------  ------------- --------------
Revenue ................................     $12,047          $10,737        $(2,221)(c)    $20,563
Operating expenses......................      11,878           10,717         (6,481)(b)     13,893
                                                                              (2,221)(c)
Depreciation & amortization.............         119               88             --            207
                                         --------------- ---------------  ------------- --------------
Operating income (loss).................          50              (68)         6,481          6,463
Interest expense........................         163               33             --            196
Other income............................         (43)             (80)            --           (123)
                                         --------------- ---------------  ------------- --------------
(Loss) income before income tax
 expense................................         (70)             (21)         6,481          6,390
Income tax expense .....................          --              135             --            135
                                         --------------- ---------------  ------------- --------------
Net (loss) income ......................     $   (70)         $  (156)       $ 6,481        $ 6,255
                                         =============== ===============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable in stock or cash at SFX Entertainment's option. The pro forma statement of operation assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Network. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Network's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

   See "Agreements Related to the Pending Acquisitions--Network Acquisition" in Annex D.

IV. BGP ACQUISITION

                                     NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                     (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue .........................     $65,448          $ --         $65,448
Operating expenses...............      59,312            --          59,312
Depreciation & amortization .....         611            --             611
                                  --------------- -------------  -------------
Operating income ................       5,525            --           5,525
Interest expense.................         837            --             837
Other income.....................        (764)           --            (764)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       5,452            --           5,452
Income tax expense...............       2,133            --           2,133
                                  --------------- -------------  -------------
Net income.......................     $ 3,319          $ --           3,319
                                  =============== =============  =============

(a) Reflects BGP's audited actual operating results for the nine months ended October 31, 1997.

   See "Agreements Related to the Pending Acquisitions--BGP" in Annex D.

V. CONCERT/SOUTHERN ACQUISITION

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                         (000'S)
                                       -------------------------------------------
                                                                       CONCERT/
                                                        PRO FORMA      SOUTHERN
                                        AS REPORTED    ADJUSTMENTS   ACQUISITION
                                       ------------- -------------  -------------
Revenue ..............................    $13,093         $  --        $13,093
Operating expenses....................     11,097          (466)(a)     10,631
Depreciation & amortization...........         57            --             57
                                       ------------- -------------  -------------
Operating income......................      1,939           466          2,405
Interest expense......................         --            --             --
Other income..........................        (57)           --            (57)
Equity loss (income) from
 investments..........................         11           (45)(b)        (34)
                                       ------------- -------------  -------------
Income before income tax expense .....      1,985           511          2,496
Income tax expense....................         --            --             --
                                       ------------- -------------  -------------
Net income............................    $ 1,985         $ 511        $ 2,496
                                       ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Concert/Southern. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Concert/Southern's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(b) Reflects the elimination of equity income of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

   See "Agreements Related to the Pending Acquisitions--Concert/Southern" in Annex D.

VI. PRO FORMA ADJUSTMENTS:
(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel and general and administrative expenses that management estimates will be necessary following completion of the Pending Acquisitions.
(c) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion Partners, which owns the other 50% equity interest in the venue.

(d) Represents an adjustment to the provision for income taxes to reflect an approximate pro forma tax provision of $3,500,000. The calculation treats all companies to be acquired pursuant to the Pending Acquisitions as "C" Corporations and includes a benefit of approximately $6,000,000 related to the pro forma loss carryforward of approximately $16,000,000 from the twelve months ended December 31, 1996. The above provision also reflects the non-deductibility of approximately $12,000,000 of goodwill amortization, tax savings related to the pro forma adjustments for the Financing and state taxes of approximately $3,500,000.
(e) Represents the accretion on the Fifth Year Put Option issued to the PACE sellers in connection with the PACE Acquisition.

VII. PRO FORMA FOR THE FINANCING:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the privately-placed debt at 9 1/8% per annum, the proposed credit facility and other debt and deferred compensation costs related to the Pending Acquisitions. The interest rate assumed for the credit facility was 8% per annum. A one-quarter percent increase or decrease in the assumed weighted average interest rate for the credit facility would change the pro forma interest expense by approximately $250,000. There can be no assurance that SFX Entertainment will be able to consummate the credit facility on acceptable terms, or at all.

                                     YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 ---------------------------------------------------
                                   PACE AND
                                   PAVILION    CONTEMPORARY   NETWORK        BGP
                                 ACQUISITIONS  ACQUISITION  ACQUISITION  ACQUISITION
                                       I            II          III          IV
                                 ------------ ------------  ----------- -----------
Revenue.........................   $246,548      $71,545      $24,556      $92,331
Operating expenses..............    237,429       64,320       18,403       84,466
Depreciation & amortization ....      5,336        1,334          268        1,474
Corporate expenses..............         --           --           --           --
                                 ------------ ------------  ----------- -----------
Operating income (loss).........      3,783        5,891        5,885        6,391
Interest expense................      5,456          383          294        1,258
Other (income) expenses.........       (265)        (216)         (42)        (584)
Equity (income) loss from
 investments....................     (3,227)          --           --           --
                                 ------------ ------------  ----------- -----------
Income (loss) before income tax
 expense .......................      1,819        5,724        5,633        5,717
Income tax expense (benefit)  ..       (714)          35          303        1,272
                                 ------------ ------------  ----------- -----------
Net income (loss) ..............   $  2,533      $ 5,689      $ 5,330      $ 4,445
                                 ============ ============  =========== ===========
Accretion on temporary equity ..
Net loss applicable to common
 shares.........................

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                PRO FORMA
                                   CONCERT/                   PRO FORMA      FOR THE PENDING
                                   SOUTHERN    PRO FORMA     ADJUSTMENTS     ACQUISITIONS AND
                                 ACQUISITION  ADJUSTMENTS FOR THE FINANCING  THE FINANCING--
                                      V           VI             VII          ENTERTAINMENT
                                 ----------- -----------  ----------------- ----------------
Revenue.........................   $12,601     $     --        $     --          $447,581
Operating expenses..............     9,679           --              --           414,297
Depreciation & amortization ....        69       22,481 (a)          --            30,962
Corporate expenses..............        --        2,000 (b)          --             2,000
                                 ----------- -----------  ----------------- ----------------
Operating income (loss).........     2,853      (24,481)             --               322
                                                                 (7,391)(a)
Interest expense................        --           --          42,527            42,527
Other (income) expenses.........       (47)        (312)(d)          --            (1,466)
Equity (income) loss from
 investments....................        38          312 (d)          --            (2,877)
                                 ----------- -----------  ----------------- ----------------
Income (loss) before income tax
 expense .......................     2,862      (24,481)        (35,136)          (37,862)
Income tax expense (benefit)  ..        --          809 (c)          --             1,705
                                 ----------- -----------  ----------------- ----------------
Net income (loss) ..............   $ 2,862      (25,290)       $(35,136)          (39,567)
                                 ===========              =================
Accretion on temporary equity ..                  3,300 (e)                         3,300
                                             -----------                    ----------------
Net loss applicable to common
 shares.........................               $(28,590)                         $(42,867)
                                             ===========                    ================

I. PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                      YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 --------------------------------------------------------------------------------------
                                                   PAVILION      PAVILION      PAVILION
                                       PACE        PARTNERS      PARTNERS      PARTNERS      PRO FORMA        PACE
                                 AS REPORTED (A)  1 MONTH (B) 11 MONTHS (B)   AS REPORTED   ADJUSTMENTS    ACQUISITION
                                 --------------- -----------  ------------- -------------  ------------- -------------
Revenue.........................     $156,325       $5,259       $83,964        $89,223       $ 1,000(c)    $246,548
Operating expenses..............      155,533        5,199        77,267         82,466          (570)(d)    237,429
Depreciation & amortization ....        1,737          253         3,346          3,599            --          5,336
Other expenses..................        3,675           --            --             --        (3,675)(e)         --
                                 --------------- -----------  ------------- -------------  ------------- -------------
Operating (loss) income ........       (4,620)        (193)        3,351          3,158         5,245          3,783
Interest expense................        1,206          395         3,855          4,250            --          5,456
Other income....................          (59)        (123)          (83)          (206)           --           (265)
Equity (income) loss from
 investments....................       (3,048)          82          (129)           (47)         (132)(f)     (3,227)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Income (loss) before income tax
 expense........................       (2,719)        (547)         (292)          (839)        5,377          1,819
Income tax (benefit)............         (714)          --            --             --            --           (714)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Net (loss) income ..............     $ (2,005)      $ (547)      $  (292)       $  (839)      $ 5,377       $  2,533
                                 =============== ===========  ============= =============  ============= =============

PRO FORMA ADJUSTMENTS:
(a) Reflects PACE's audited operating results for fiscal year ended September 30, 1996.
(b) Reflects Pavilion Partners' unaudited operating results for the one month ended October 31, 1995 and the audited operating results for the eleven months ended September 30, 1996. During 1996, Pavilion Partners changed its fiscal year-end from October 31 to September 30.
       PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest from the two other partners, Blockbuster and Sony.
(c) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.
(d) Reflects the elimination of $570,000 of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the PACE Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(e) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.
(f) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the proposed acquisitions of Blockbuster's and Sony's partnership interests. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% of Pavilion Partners. See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition" in Annex D.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                 YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue.................................     $59,852        $11,693       $    --        $71,545
Operating expenses......................      58,189          9,168        (3,037)(a)     64,320
Depreciation & amortization.............         567            767            --          1,334
                                         -------------- -------------  ------------- --------------
Operating income .......................       1,096          1,758         3,037          5,891
Interest expense........................         213            170            --            383
Other income............................        (159)           (57)           --           (216)
Equity (income) loss from investments ..        (822)            --           822 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       1,864          1,645         2,215          5,724
Income tax expense .....................          35                           --             35
                                         -------------- -------------  ------------- --------------
Net income..............................     $ 1,829        $ 1,645       $ 2,215        $ 5,689
                                         ============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:
(a) Reflects the elimination of certain officers' salaries and bonuses which will not expected be paid under SFX Entertainment's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Contemporary Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Contemporary Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the Sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A common stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed by SFX Entertainment at its fair market value, but in no event less than $18,700,000. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition" in Annex D.

III. NETWORK ACQUISITIONS

   The Network Acquisitions consist of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                          YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  ------------------------------------------------------------
                                    THE NETWORK
                                      MAGAZINE          SJS        PRO FORMA       NETWORK
                                  AS REPORTED (A)   AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                  --------------- -------------  ------------- --------------
Revenue..........................     $14,767         $11,375       $(1,586)(c)    $24,556
Operating expenses...............      14,275          11,259        (5,545)(b)     18,403
                                                                     (1,586)(c)
Depreciation & amortization .....         184              84            --            268
                                  --------------- -------------  ------------- --------------
Operating income ................         308              32         5,545          5,885
Interest expense.................         291               3            --            294
Other income.....................         (42)             --            --            (42)
                                  --------------- -------------  ------------- --------------
Income before income tax
 expense.........................          59              29         5,545          5,633
Income tax expense ..............         212              91            --            303
                                  --------------- -------------  ------------- --------------
Net (loss) income ...............     $  (153)        $   (62)      $ 5,545        $ 5,330
                                  =============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:
(a) Reflects Network Magazine's audited operating results for fiscal year ended September 30, 1996. SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operations assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Network. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Network's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.
(c) Reflects the elimination of transactions between Network Magazine and SJS.
       See "Agreements Related to the Pending Acquisitions--Network" in Annex
       D.

IV. BGP ACQUISITION

                                   YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue..........................     $92,331         $    --       $92,331
Operating expenses...............      87,520          (3,054)(b)    84,466
Depreciation & amortization .....       1,474              --         1,474
                                  --------------- -------------  -------------
Operating income ................       3,337           3,054         6,391
Interest expense.................       1,258              --         1,258
Other Expense....................        (584)             --          (584)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       2,663           3,054         5,717
Income tax expense ..............       1,272              --         1,272
                                  --------------- -------------  -------------
Net income ......................     $ 1,391         $ 3,054       $ 4,445
                                  =============== =============  =============

PRO FORMA ADJUSTMENTS:
(a) Reflects BGP's audited operating results for the fiscal year ended January 31, 1997.
(b) Reflects the elimination of certain officers' salaries and bonuses, partnership life insurance, profit sharing and other expenses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of BGP. Accordingly, no such bonus is reflected in the pro forma statement of operations as should BGP's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.
       See "Agreements Related to the Pending Acquisitions--BGP" in Annex D.

V. CONCERT/SOUTHERN ACQUISITION

                                  YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  -------------------------------------------
                                                                  CONCERT/
                                                   PRO FORMA      SOUTHERN
                                   AS REPORTED    ADJUSTMENTS   ACQUISITION
                                  ------------- -------------  -------------
Revenue..........................    $12,601        $    --       $12,601
Operating expenses...............     10,873         (1,194)(a)     9,679
Depreciation & amortization .....         69             --            69
                                  ------------- -------------  -------------
Operating income ................      1,659          1,194         2,853
Investment income................        (47)            --           (47)
Equity loss from investments ....         27             11 (b)        38
                                  ------------- -------------  -------------
Income before income tax
 expense.........................      1,679          1,183         2,862
Income tax expense ..............         --             --            --
                                  ------------- -------------  -------------
Net income ......................    $ 1,679        $ 1,183       $ 2,862
                                  ============= =============  =============

PRO FORMA ADJUSTMENTS:
(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Concert/Southern. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Concert/Southern's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid and SFX Entertainment would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment. See "Agreements Related to the Pending Acquisitions--Concert/Southern" in Annex D.

VI. PRO FORMA ADJUSTMENTS:
(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel that management estimates will be necessary following completion of the Pending Acquisitions.
(c) Reflects estimated state and local income taxes. On a consolidated pro forma basis, SFX Entertainment has a net operating loss for the year ending December 31, 1996 of approximately $16 million for which no federal tax benefit has been provided.
(d) To reclassify the Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion which owns the other 50% equity interest in the venue.
(e) Represents the accretion on the Fifth Year Put Option issued to the PACE sellers in connection with the PACE Acquisition.

VII. PRO FORMA FOR THE FINANCING:
(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the privately-placed debt at 9 1/8 per annum, the proposed credit facility, other debt and deferred compensation costs for the Pending Acquisitions. The interest rate assumed in the credit facility was 8% per annum. A one-quarter percentage increase or decrease in the assumed weighted average interest rate for the credit facility would change annual pro forma interest expense by approximately $330,000. There can be no assurance that SFX Entertainment will be able to obtain such credit facility on acceptable terms, or at all.

(D) SFX Entertainment Pro Forma for the Pending Acquisitions

   o Reflects pro forma operating results of SFX Entertainment had all the Pending Acquisitions--Entertainment and the Delsener/Slater, Meadows, and Sunshine Acquisitions been consummated at January 1, 1996.

(E) Pro Forma for the Spin-Off of SFX Entertainment

   o Reflects pro forma operating results of SFX after the Spin-Off of SFX Entertainment.

                  GLOSSARY TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

   "Albany Acquisition" means the acquisition by SFX, consummated in January 1997, of substantially all of the assets used in the operation of WYSR-FM, operating in Albany, New York.

   "BGP Acquisition" means the pending acquisition by SFX Entertainment of BG Presents, Inc., a concert promotion company operating in San Francisco, California.

   "Blockbuster" means, collectively, Charlotte Amphitheater Corporation and The Westside Amphitheater Corporation.

   "Capstar Disposition" means the pending sale by SFX of the Jackson stations and the Biloxi station.

   "CBS Exchange" means the exchange by SFX, consummated in March 1997 of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc. As such, historical operating results for WHFS-FM, KTXQ-FM and KRRW-FM have been added to SFX, as reported amounts for the twelve months ending December 31, 1996 and from January 1, 1997 through March 31, 1997.

   "Chancellor Exchange" means the pending exchange of SFX's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to SFX of $11.0 million in cash.

   "Charlotte Acquisition" means the acquisition by SFX, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina. As such, historical operating results for WTDR-FM and WLYT-FM have been added to SFX, as reported amounts from January 1, 1996 through February 1, 1996.

   "Charlotte Exchange" means the exchange by SFX, consummated in August 1997 of WDSY-FM in Pittsburgh, Pennsylvania and $20 million in cash for WRFX-FM in Charlotte, North Carolina. As such, historical operating results for WRFX-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Completed Transactions" means, collectively, the MMR Merger, the Greensboro Acquisition, the Liberty Acquisition, the Prism Acquisition, the Jackson Acquisitions, the Greenville Acquisition, the CBS Exchange, the Louisville Acquisition, the Raleigh-Greensboro Acquisitions, the Houston Exchange, the Albany Acquisition, the Delsener/Slater Acquisition, the Meadows Acquisition, the Secret Communications Acquisition, the Sunshine Acquisition, the Richmond Acquisition, the Hearst Acquisition, the acquisitions of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina, KTCK-FM, operating in Dallas, Texas, and KYXY-FM, operating in San Diego, California, the Little Rock Disposition, the Washington Dispositions, the Louisville Dispositions, the Dallas Disposition.

   "Concert/Southern Acquisition" means the pending acquisition by SFX Entertainment of Concerts/ Southern, a concert promotion company, operating in Atlanta, Georgia.

   "Contemporary Acquisition" means the pending acquisition by SFX Entertainment of the Contemporary Group, a concert promotion company, operating in St. Louis, Missouri, and certain affiliated entities.

   "Credit Agreement" means the definitive credit agreement SFX entered into on June 23, 1997, which increases amounts available under its senior credit facility to $400 million.

   "Dallas Disposition" means the sale by SFX, consummated in October 1996, of radio station KTCK-AM, operating in Dallas, Texas. As such, historical operating results for KTCK-AM have been added to SFX, as reported amounts from January 1, 1996 through October 17, 1996.

   "Delsener/Slater Acquisition" means the acquisition by SFX, consummated in January 1997, of Delsener/Slater Enterprises, Ltd., a concert promotion company, and certain affiliated entities (collectively, "Delsener/Slater"). As such, historical the operating results for Delsener/Slater have been added to SFX, as reported amounts for the 12 months ending December 31, 1996.

   "Greensboro Acquisition" means the acquisition by SFX, consummated in December 1996, of substantially all of the assets of WHSL-FM, operating in Greensboro, North Carolina. As such, historical the operating results for WHSL-FM have been added to SFX, as reported amounts from January 1, 1996 through December 6, 1996.

   "Greenville Acquisition" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WROQ-FM, operating in Greenville-Spartanburg, South Carolina. As such, historical the operating results for WROQ-FM have been added to SFX, as reported amounts from January 1, 1996 through June 25, 1996.

   "Hartford Acquisition" means the acquisition by SFX, consummated in February 1997, of WWYZ-FM, which operates in Hartford, Connecticut. As such, historical the operating results for WWYZ-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Hearst Acquisition" means the acquisition by SFX, consummated in August 1997, of two radio stations operating in Pittsburgh, Pennsylvania and two stations in Milwaukee, Wisconsin for cash. As such, historical operating results for the Pittsburgh and Milwaukee Stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Houston Exchange" means the exchange by SFX, consummated in December 1996, of SFX's radio station KRLD-AM, operating in Dallas, Texas, and SFX's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas. As such, historical the operating results for KRLD-FM and KKRW-FM have been added to SFX, as reported amounts from January 1, 1996 through December 1, 1996.

   "Jackson Acquisitions" means, collectively, the acquisitions by SFX, consummated in the third quarter of 1996, of substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi. As such, historical the operating results for WJDX-FM have been added to SFX, as reported amounts from January 1, 1996 through July 19, 1996, while the historical operating results for WSTZ-FM and WZRX-AM have been added to SFX, as reported amounts from January 1, 1996 through August 29, 1996.

   "Liberty Acquisition" means the acquisition by SFX, consummated in July 1996, of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York; and Richmond, Virginia. As such, historical the operating results for the 14 FM and six AM stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.

   "Louisville Acquisition" means the acquisition by SFX, consummated in September 1996, from Prism of substantially all of the assets of WVEZ-FM, WTFX-FM and WWKY-AM, each operating in Louisville, Kentucky. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through September 17, 1996.

   "Louisville Dispositions" means the sale by SFX, consummated in October 1996, of the three stations acquired in the Louisville Acquisition. As such, historical operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through October 1, 1996.

   "Meadows Acquisition" means the acquisition by SFX, consummated in March 1997, of the Meadows Music Theater in Hartford, Connecticut. As such, historical operating results for Meadows Music Theater have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through March 19, 1997.

   "MMR" means Multi-Market Radio, Inc.

   "MMR Hartford Acquisition" means MMR's acquisition by SFX, consummated in September 1996, of WKSS-FM, operating in Hartford, Connecticut. As such, historical operating results for WKSS-FM have been added to SFX, as reported amounts from January 1, 1996 through September 4, 1996.

   "MMR Merger" means the merger, consummated in November 1996, of a wholly-owned subsidiary of SFX with and into MMR, as a result of which MMR became a wholly-owned subsidiary of SFX. As such, historical operating results for MMR have been added to SFX, as reported amounts from January 1, 1996 through November 22, 1996.

   "Myrtle Beach Acquisition" means MMR's acquisition of WMYB-FM, operating in Myrtle Beach, South Carolina.

   "Nashville Acquisition" means the pending acquisition by SFX of WJZC-FM, WLAC-FM and WLAC-AM, each operating in Nashville, Tennessee, from Sinclair Broadcasting Group.

   "Network Acquisition" means the pending acquisition by SFX Entertainment of the Network Magazine Group and SJS Entertainment, a creator, producer and distributor of live concert programming and network radio special events.

   "PACE Acquisition" means the pending acquisition by SFX Entertainment of PACE Entertainment Corporation (including the purchase of the Pavilion Partners), a concert promotion company operating in Houston, Texas.

   "Pending Acquisition and Disposition--Broadcasting" means, collectively, the Capstar Disposition and the Nashville Acquisition.

   "Pending Acquisitions--Entertainment" means, collectively, the BGP Acquisition, the Concerts/ Southern Acquisition, the Contemporary
Acquisition, the Network Acquisitions, and the PACE Acquisition.

   "Pending Transactions" means the Pending Acquisition and
Disposition--Broadcasting and the Pending Acquisitions--Entertainment.

   "Prism Acquisition" means the acquisition by SFX, consummated in the third quarter of 1996, of substantially all of the assets of Prism used in the operation of ten FM and six AM radio stations located in five markets:
Louisville, Kentucky; Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona; and Wichita, Kansas. As such, historical operating results for the Prism stations have been added to SFX, as reported amounts from January 1, 1996 through July 8, 1996.

   "Raleigh-Greensboro Acquisitions" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WMFR-AM, WMAG-FM and WTCK-AM, each operating in Greensboro, North Carolina, and WTRG-FM and WRDU-FM, both operating in Raleigh, North Carolina. As such, historical operating results for the Raleigh-Greensboro stations have been added to SFX, as reported amounts from January 1, 1996 through June 28, 1996.

   "Richmond Acquisition" means the acquisition by SFX, consummated in July 1997, of ABS Communications L.L.C., which owns or will acquire WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM, each operating in Richmond, Virginia, net of the pending disposition of WVGO for $4.5 million. As such, historical operating results for the four stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through July 2, 1997.

   "Sale of SFX Broadcasting" means the pending sale of substantially all the radio assets of SFX Broadcasting for approximately $2 billion in cash and acquired debt.

   "Secret Communications Acquisition" means the acquisition by SFX of WFBQ-FM, WRZX-FM and WNDE-AM, each operating in Indianapolis, Indiana, consummated in April 1997, and WDVE-FM, WXDX-FM, and WJJJ-FM, each operating in Pittsburgh, Pennsylvania, consummated in June 1997. As such, historical operating results for the Indianapolis stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through April 1, 1997, while the operating results for the Pittsburgh stations have been added to SFX, as reported amounts are included for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Sony" means YM Corp.

   "Sunshine Acquisition" means the acquisition by SFX, consummated in June 1997, of Sunshine Promotions, Inc. a concert promotion company, and certain affiliated entities (collectively "Sunshine"). As such, historical operating results for Sunshine Promotions have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Texas Coast Acquisition" means the acquisition by SFX, consummated in February 1997, of radio stations KQUE-FM and KNUZ-AM in Houston, Texas. As such, historical operating results for KQUE-FM and KNUZ-AM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Washington Dispositions" means the sale by SFX, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, each operating in the Washington, D.C./Baltimore, Maryland market. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.

                            PRINCIPAL STOCKHOLDERS

   The following table gives information concerning the beneficial ownership of SFX's capital stock as of February 10, 1998, by (a) each director and executive officer of SFX, (b) all executive officers and directors of SFX as a group and (c) each person known by SFX to own beneficially more than 5% of any class of SFX's voting stock. To the best of SFX's knowledge, none of SFX's directors and officers hold shares of Series D Preferred Stock, and there are no 5% holders of Series D Preferred Stock. Information concerning the anticipated beneficial ownership of SFX Entertainment's capital stock following the Spin-Off is set forth under the heading "Principal Stockholders" in the Prospectus of SFX Entertainment which is attached hereto as Annex D.

                                              CLASS A                    CLASS B
                                                                                           PERCENT OF
                                           COMMON STOCK               COMMON STOCK
                                    --------------------------- -------------------------     TOTAL
        NAME AND ADDRESS OF           NUMBER OF     PERCENT OF   NUMBER OF    PERCENT OF     VOTING
        BENEFICIAL OWNER(1)             SHARES        CLASS        SHARES       CLASS         POWER
----------------------------------  ------------- ------------  -----------  ------------ ------------
Directors and Executive Officers:
  Robert F.X. Sillerman(2) ........     756,913(3)     7.5%      1,024,168       97.8%        53.4%
  Michael G. Ferrel ...............      15,592(4)      *           22,869        2.2%         1.2%
  D. Geoffrey Armstrong ...........     171,296(5)     1.8%             --         --           *
  Thomas P. Benson ................       7,000(6)      *               --         --           *
  Howard J. Tytel .................      44,213(7)      *               --         --           *
  Richard A. Liese ................       8,700(8)      *               --         --           *
  James F. O'Grady, Jr. ...........         850(9)      *               --         --           *
  Paul Kramer .....................       2,000(9)      *               --         --           *
  Edward F. Dugan .................       2,000(9)      *               --         --           *
  All directors and executive
   officers as a group (9 persons)    1,008,564        9.8%      1,047,037      100.0%        55.2%
5% Stockholders:
  The Goldman Sachs Group, L.P.  ..     689,574(10)    7.2%             --         --          3.4%
  85 Broad Street
  New York, NY 10004
  Franklin Resources, Inc. ........     533,180(11)    5.6%             --         --          2.7%
  777 Mariners Island Boulevard
  San Mateo, CA 94404


------------

*       Less than 1%
(1) Unless otherwise set forth above, the address of each stockholder is the address of SFX, which is 650 Madison Avenue, New York, New York 10022. Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, (a) "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and (b) a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of February 10, 1998. For purposes of this table, "beneficial ownership" does not include shares of Class A Common Stock issuable upon exercise of options that are not scheduled to vest within 60 days of February 10, 1998. However, all of those options will be effectively vested upon consummation of the Merger. See "Proposal 1: The Merger--Interests of Certain Persons--Stock Options, Stock Appreciation Rights and SCMC Warrants." In addition, for purposes of this table, "beneficial ownership" of Class A Common Stock does not include the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock even though the shares of Class B Common Stock are convertible at any time, at the option of the holder thereof (subject to the approval of the FCC, if applicable), into shares of Class A Common Stock. Unless noted otherwise, (a) information as to beneficial ownership is based on statements furnished to SFX by the beneficial owners, and (b) stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of February 10, 1998, there were issued and outstanding 9,517,663 shares of Class A Common Stock, 1,047,037 shares of Class B Common Stock and 2,990,000 shares of Series D Preferred Stock.
(2) Mr. Sillerman has signed a voting agreement with respect to all of his shares of Common Stock. See "Proposal 1: The Merger--Sillerman Stockholder Agreement."

(3) Includes (a) 6,663 shares that may be acquired pursuant to the exercise of options which have been vested or will vest in 60 days of February 10, 1998, and (b) 600,000 shares issuable upon the exercise of the warrants issued to SCMC, a company controlled by Mr. Sillerman. If the 1,024,168 shares of Class B Common Stock held by Mr. Sillerman were included in calculating his ownership of Class A Common Stock, Mr. Sillerman would beneficially own 1,781,081 shares of Class A Common Stock, representing approximately 17.6% of the class. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger--Arrangement Between Robert F.X. Sillerman and Howard J. Tytel."
(4) Includes 4,773 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of February 10, 1998. If the 22,869 shares of Class B Common Stock held by Mr. Ferrel were included in calculating his ownership of Class A Common Stock, Mr. Ferrel would beneficially own 38,461 shares of Class A Common Stock, representing less than 1% of the class.
(5) Includes 161,800 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of February 10, 1998.
(6) Consists of 7,000 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of February 10, 1998.
(7) Includes 32,281 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of February 10, 1998. In addition, Mr. Tytel is a minority stockholder of SCMC, which beneficially owns 600,000 shares of Class A Common Stock; however, he is not deemed to beneficially own any such shares. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger--Arrangement Between Robert F.X. Sillerman and Howard J. Tytel."
(8) Consists of 8,700 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of February 10, 1998.
(9) Does not include shares underlying interests in SFX's director deferred stock ownership plan. See "Proposal 1: The Merger--Interests of Certain Persons in the Merger--Change of Control Arrangements."
(10) Based on information contained in Amendment No. 1 to Schedule 13D filed with the SEC on September 24, 1997. As of September 19, 1997, The Goldman Sachs Group, L.P., a holding partnership, beneficially owned 689,574 shares, of which 649,574 shares were beneficially owned by Goldman, Sachs & Co., including 293,952 shares issuable upon conversion of shares of Series D Preferred Stock. The Goldman Sachs Group, L.P. is a general partner of (and owns a 99% interest in) Goldman, Sachs & Co., a broker dealer and an investment adviser under the Investment Advisers Act of 1940.
(11) Based on information contained in Schedule 13G filed with the SEC on February 9, 1998. As of January 30, 1998, one or more open or closed-end investment companies or other managed accounts (which are advised by Franklin Mutual Advisors, Inc., a subsidiary of Franklin Resources, Inc.) beneficially owned 533,180 shares of Class A Common Stock. The principal shareholders of Franklin Resources, Inc. (a holding company) are Charles B. Johnson and Rupert H. Johnson, Jr. All of these named persons and corporations disclaim any economic interest or beneficial ownership in the securities. Franklin Mutual Advisers, Inc. is an investment adviser under the Investment Advisers Act of 1940. The address of Franklin Mutual Advisers, Inc. is 51 John
        F. Kennedy Parkway, Short Hills, New Jersey 07078.

POSSIBLE CHANGE IN CONTROL

   Mr. Sillerman has pledged an aggregate of 793,401 of his shares of Class B Common Stock as collateral for a line of credit, pursuant to which Mr. Sillerman currently has no outstanding borrowings. Mr. Sillerman continues to be entitled to exercise voting and consent rights with respect to the pledged shares, with certain restrictions. However, if Mr. Sillerman defaults in the payment of future loans extended to him under the line of credit, the bank will be entitled to sell the pledged shares. Although the Class B Common Stock has 10 votes per share in most matters, the pledged shares will automatically convert into shares of Class A Common Stock upon such a sale. In the event of such a sale, SFX Buyer would have the right of first refusal to purchase the pledged shares. Furthermore, a sale of the pledged shares would reduce Mr. Sillerman's share of the voting power of the Common Stock, and would therefore be likely to result in a change of control of SFX.

                      MARKET PRICES AND DIVIDEND POLICY

   The table below sets forth the high and low sales prices per share of Class A Common Stock, as reported by the Nasdaq National Market, for the calendar quarters indicated.

                                                  HIGH     LOW
          --------------------------------------------- -------
1996:
         First Quarter........................    $35      $25-1/2
         Second Quarter ......................     39-1/4   31-1/2
         Third Quarter .......................     48       37-1/2
         Fourth Quarter ......................     48-1/4   24-3/4
1997:
         First Quarter........................    $37-1/4  $27
         Second Quarter ......................     42-3/8   27-9/16
         Third Quarter .......................     74-3/4   40
         Fourth Quarter ......................     80-1/2   72-1/2
1998:
         First Quarter (through February 12,
         1998)................................    $89-1/2  $80-1/8

   On August 22, 1997, the last trading day preceding the public announcement of the execution of the Merger Agreement, the high and low sale prices of the Class A Common Stock as reported by the Nasdaq National Market were $71 and $64 1/4. On February 12, 1998, the high and low sale prices of the Class A Common Stock as reported by the Nasdaq National Market were $89 1/8 and $87 7/8. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE CLASS A COMMON STOCK.

   No cash dividends have been declared or paid on the Class A Common Stock since SFX's incorporation. In addition, SFX's current credit facility and the Merger Agreement prohibit the payment of cash dividends. See "The Merger Agreement--Covenants."

                          FORWARD-LOOKING STATEMENTS

   This Proxy Statement, including the documents incorporated herein by reference, contains forward-looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in SFX's business, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Certain Considerations" in this Proxy Statement and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in SFX's Form 10-K for the fiscal year ended December 31, 1996, which is incorporated by reference into this Proxy Statement.

                             INDEPENDENT AUDITORS

   Ernst & Young LLP serves as SFX's independent auditors. A representative of Ernst & Young LLP will be at the Special Meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                                OTHER MATTERS

   The Board of Directors knows of no other matter to be acted upon at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.

                            AVAILABLE INFORMATION

   SFX is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by SFX with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. SFX is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the SEC. The SEC maintains a Web Site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, material filed by SFX can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Certain important information relating to the Spin-Off and SFX Entertainment is set forth in the SFX Entertainment prospectus (which is a part of this Proxy Statement and is attached as Annex D) and in the registration statement on Form S-1 relating thereto (Reg. No. 333-43287). See "Additional Information" in the SFX Entertainment prospectus.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by SFX with the SEC under the Exchange Act are incorporated herein by reference:

     (a) SFX's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) SFX's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     (c) SFX's Current Reports on Form 8-K dated January 17, 1997, January 21, 1997, January 22, 1997, January 27, 1997, April 15, 1997, June 16,
         1997, July 11, 1997, August 25, 1997, December 11, 1997, December 24,
         1997, January 7, 1998, January 28, 1998, January 29, 1998, January 30, 1998, February 5, 1998 and February 17, 1998 and SFX's Current Reports on Form 8-K/A dated June 16, 1997 and December 10, 1997.

   All documents filed by SFX pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting will be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes the previous statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

   THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO THE DOCUMENTS UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, FROM SFX BROADCASTING, INC., 650 MADISON AVENUE, NEW YORK, NEW YORK 10022, ATTENTION:
TIMOTHY KLAHS, DIRECTOR OF INVESTOR RELATIONS, TELEPHONE NUMBER (212) 407-9126. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY MARCH 19, 1998. SFX WILL DELIVER THE REQUESTED DOCUMENTS BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THE REQUEST.

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

                            STOCKHOLDER PROPOSALS

   Under the rules of the SEC, any SFX stockholder who wishes to submit a proposal for presentation at SFX's 1998 Annual Meeting of Stockholders (if the Merger has not been consummated prior to the date that Meeting is to be held) must submit the proposal to SFX at its principal executive offices,
Attention: Secretary. The proposal must have been received not later than December 19, 1997 for inclusion, if appropriate, in SFX's proxy statement and form of proxy relating to the 1998 Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Howard J. Tytel
                                          -----------------------------------
                                          Howard J. Tytel
                                          Secretary
February 13, 1998

                                                                       ANNEX A

                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                           SBI HOLDING CORPORATION,

                      SBI RADIO ACQUISITION CORPORATION

                                     AND

                            SFX BROADCASTING, INC.

                         DATED AS OF AUGUST 24, 1997

                                     AND

                                AS AMENDED ON

                               FEBRUARY 9, 1998

                             (COMPOSITE VERSION)

                              TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
ARTICLE I
 THE MERGER.................................................................    A-1
 SECTION 1.01. The Merger...................................................    A-1
 SECTION 1.02. Closing......................................................    A-1
 SECTION 1.03. Effective Time...............................................    A-2
 SECTION 1.04. Effects of the Merger........................................    A-2
 SECTION 1.05. Certificate of Incorporation and By-laws.....................    A-2
 SECTION 1.06. Directors....................................................    A-2
 SECTION 1.07. Officers.....................................................    A-2
ARTICLE II
 EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS;
  EXCHANGE OF CERTIFICATES..................................................    A-2
 SECTION 2.01. Effect on Capital Stock......................................    A-2
 SECTION 2.02. Exchange of Certificates.....................................    A-4
 SECTION 2.03. Warrants, Options and SARs...................................    A-5
ARTICLE III
 REPRESENTATIONS AND WARRANTIES.............................................    A-6
 SECTION 3.01. Representations and Warranties of the Company ...............    A-6
 SECTION 3.02. Representations and Warranties of Parent and Sub ............   A-19
ARTICLE IV
 COVENANTS RELATING TO CONDUCT OF BUSINESS..................................   A-21
 SECTION 4.01. Conduct of Business..........................................   A-21
 SECTION 4.02. No Solicitation..............................................   A-24
 SECTION 4.03. Stockholders Meeting.........................................   A-25
 SECTION 4.04. Assistance...................................................   A-26
 SECTION 4.05. Releases.....................................................   A-26
 SECTION 4.06. Termination of Certain Affiliate Transactions ...............   A-26
ARTICLE V
 ADDITIONAL AGREEMENTS......................................................   A-26
 SECTION 5.01. Access to Information; Confidentiality.......................   A-26
 SECTION 5.02. Reasonable Efforts...........................................   A-27
 SECTION 5.03. Benefit Plans................................................   A-28
 SECTION 5.04. Indemnification, Exculpation and Insurance...................   A-28
 SECTION 5.05. Fees and Expenses; Deposit...................................   A-29
 SECTION 5.06. Public Announcements.........................................   A-31
 SECTION 5.07. Delsener/Slater Spin Off.....................................   A-31
 SECTION 5.08. Repayment of Indebtedness....................................   A-38

                               A-i

                                                                               PAGE
                                                                             --------
 SECTION 5.09. Closing Extension............................................   A-38
 SECTION 5.10. [Intentionally Omitted]......................................   A-38
 SECTION 5.11. Change of Name...............................................   A-38
 SECTION 5.12. Outstanding Indebtedness.....................................   A-38
 SECTION 5.13. Entertainment Business.......................................   A-39
ARTICLE VI
 CONDITIONS PRECEDENT.......................................................   A-39
 SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger ..   A-39
 SECTION 6.02. Conditions to Obligations of Parent and Sub..................   A-39
 SECTION 6.03. Conditions to Obligation of the Company......................   A-40
ARTICLE VII
 TERMINATION, AMENDMENT AND WAIVER..........................................   A-40
 SECTION 7.01. Termination..................................................   A-40
 SECTION 7.02. Effect of Termination........................................   A-41
ARTICLE VIII
 GENERAL PROVISIONS.........................................................   A-42
 SECTION 8.01. Nonsurvival of Representations and Warranties ...............   A-42
 SECTION 8.02. Notices......................................................   A-42
 SECTION 8.03. Definitions..................................................   A-42
 SECTION 8.04. Interpretation...............................................   A-43
 SECTION 8.05. Counterparts.................................................   A-44
 SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries ..............   A-44
 SECTION 8.07. Governing Law................................................   A-44
 SECTION 8.08. Assignment...................................................   A-44
 SECTION 8.09. Enforcement..................................................   A-44
 SECTION 8.10. Director and Officer Liability...............................   A-45
 SECTION 8.11. Termination Date ............................................   A-45

Annex A          Form of Amendment to Company's Certificate of Incorporation

Annex B          Form of Release Agreement

Annex C          Form of Escrow Agreement

Annex D          Form of Letter of Credit

   AGREEMENT AND PLAN OF MERGER dated as of August 24, 1997 and as amended on February 9, 1998, among SBI Holding Corporation, a Delaware corporation ("Parent"), SBI Radio Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SFX Broadcasting, Inc., a Delaware corporation (the "Company").

   WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, (including a special committee of the Company's independent directors (the "Independent Committee")), and Parent acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

   WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, the holder (the "Principal Stockholder") of substantially all of the outstanding Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock"), has entered into the Stockholder Agreement dated as of the date hereof (the "Stockholder Agreement") with Parent, which provides, among other things, that, subject to the terms and conditions thereof, the Principal Stockholder will vote his shares of Common Stock (as defined in Section 2.01(b)) in favor of the Merger and the approval and adoption of this Agreement and the transactions contemplated hereby;

   WHEREAS, Parent and Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, the Principal Stockholder enters into a Consulting, Non-Compete and Termination Agreement (the "Non-Compete and Termination Agreement"), which shall establish (i) the terms and provisions under which such individual's employment contract with the Company shall terminate and (ii) the terms and provisions of a non-competition agreement between the Company and such individual and, in order to induce Parent and Sub to enter into this Agreement, the Company and such individual are executing and delivering concurrently herewith the Non-Compete and Termination Agreement;

   WHEREAS, the Board of Directors of the Company and the Independent Committee have approved for purposes of Section 203 of the Delaware General Corporation Law (the "DGCL") the terms of the Stockholder Agreement and the transactions contemplated thereby;

   WHEREAS, the Board of Directors of the Company has approved (and the Independent Committee has recommended) the amendments to the Certificate of Incorporation of the Company as contemplated herein and recommended the adoption of such amendments by the stockholders of the Company; and

   WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                  ARTICLE I

                                  THE MERGER

   SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

   SECTION 1.02. Closing. Subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York, on the earlier of (i) May 31, 1998 (as such date may be extended pursuant to Section 5.09) or (ii) such time, date or place as Parent shall specify by providing written notice to the Company at least five (5) business days prior to such date (the "Closing Date"), provided that in no event shall the Closing take place prior to the date that is fifteen (15) business days after the Merger Approval (as defined in Section 6.01(a)) is obtained so long as the Merger Approval is obtained on or before April 24, 1998.

   SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of Merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

   SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

   SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   (b) The by-laws of Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

   SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                EFFECT OF THE MERGER ON THE SECURITIES OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

   SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or Sub:

   (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become a number of fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, of the Surviving Corporation equal to the quotient realized by dividing (i) the sum of the aggregate number of shares of Common Stock (as defined in Section 2.01(b)) determined on a fully-diluted basis immediately prior to the Effective Time by (ii) the aggregate number of shares of capital stock of Sub issued and outstanding immediately prior to the Effective Time. The term "on a fully-diluted basis" shall mean, as of any date, the number of shares of Common Stock then outstanding (including any Dissenting Shares (as defined in
Section 2.01(f)) and shares of Common Stock that are owned by and held in the treasury of the Company), together with the aggregate number of shares of Common Stock that the Company may be required, now or in the future, to issue (with or without notice, lapse of time or the action of any third party) pursuant to any outstanding securities, options, warrants, commitments, agreements, arrangements or undertakings of any kind (including, without limitation, the Warrants, Unit Purchase Options, Options (as such terms are defined in Section 2.03) and all Preferred Stock and assuming the maximum number of shares of Common Stock issuable thereunder).

   (b) Conversion of Common Stock. (i) Each issued and outstanding share of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock" and together with the Class B Common Stock, the "Common Stock") (other than shares to be canceled in accordance with Section 2.01(e) or Dissenting Shares) shall be converted into the right to receive $75.00, as such amount may be increased pursuant to Sections 5.07, 5.09 and 5.13 (the "Class A Common Stock Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share. As of the Effective Time, all such shares of Class A Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Class A Common Stock shall cease to have any rights with respect thereto, except the right to receive the Class A Common Stock Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (ii) Each issued and outstanding share of Class B Common Stock (other than shares to be canceled in accordance with Section 2.01(e) or Dissenting Shares) shall be converted into the right to receive $97.50, as such amount may be increased pursuant to Sections 5.07, 5.09 and 5.13 (the "Class B Common Stock Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share. As of the Effective Time, all such shares of Class B Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Class B Common Stock shall cease to have any rights with respect thereto, except the right to receive the Class B Common Stock Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

   (c) Conversion of the Preferred Stock.

     (i) Each issued and outstanding share of Series B Redeemable Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock") (other than shares to be canceled in accordance with Section 2.01(e) or Dissenting Shares) shall be converted into the right to receive $1,000 (the "Series B Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share. As of the Effective Time, all such shares of Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Series B Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Series B Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (ii) Each issued and outstanding share of Series C Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company ("Series C Preferred Stock") (other than shares to be canceled in accordance with
    Section 2.01(e) or Dissenting Shares) shall be converted into the right to receive $1,000, plus any accrued but unpaid dividends (the "Series C Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share. As of the Effective Time, all such shares of Series C Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Series C Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Series C Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (iii) Each issued and outstanding share of Series D Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company ("Series D Preferred Stock") (other than shares to be canceled in accordance with Section 2.01(e) or Dissenting Shares) shall be converted into the right to receive an amount equal to the product of (A) the Class A Common Stock Merger Consideration and (B) the number of shares of Class A Common Stock into which such share of Series D Preferred Stock would have been convertible immediately prior to the Effective Time (the "Series D Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such share. As of the Effective Time, all such shares of Series D Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of

     Series D Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Series D Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (iv) Each issued and outstanding share of 12 5/8% Series E Cumulative Exchangeable Preferred Stock, par value $.01 per share, of the Company ("Series E Preferred Stock" and together with the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the "Preferred Stock") shall continue to be outstanding subsequent to the Effective Time as Series E Cumulative Exchangeable Preferred Stock of the Surviving Corporation, having in respect of the Surviving Corporation the same powers, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions thereof that the Series E Preferred Stock had in respect of the Company immediately prior to the Effective Time.

   (d) Senior Notes.

     (i) The 10 3/4% Senior Subordinated Notes due 2006 (the "2006 Notes") that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, having in respect of the Surviving Corporation the same terms and conditions thereof that the Notes had in respect of the Company immediately prior to the Effective Time.

     (ii) The 11 3/8% Senior Subordinated Notes due 2000 (the "2000 Notes") that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, having in respect of the Surviving Corporation the same terms and conditions thereof that the Notes had in respect of the Company immediately prior to the Effective Time. The 2006 Notes and the 2000 Notes are collectively referred to herein as the "Notes."

   (e) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Common Stock and Preferred Stock (other than Series E Preferred Stock) that is owned by the Company or by any Subsidiary of the Company and each share of Common Stock and Preferred Stock (other than Series E Preferred Stock) that is owned by Parent, Sub or any other Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

   (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock and Preferred Stock (other than Series E Preferred Stock) that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the consideration therefor specified in this Section 2.01, but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's shares of Common Stock or Preferred Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration therefor specified in this Section 2.01, without any interest thereon, as provided in Section 2.02, and such shares shall no longer be Dissenting Shares.

   SECTION 2.02. Exchange of Certificates.

   (a) Paying Agent. At or prior to the Effective Time, Parent shall enter into an agreement with a bank or trust company mutually acceptable to Parent and the Company (the "Paying Agent"), which shall provide that Parent shall deposit with the Paying Agent as of the Effective Time, for the benefit of the holders of shares of Common Stock and Preferred Stock (other than Series E Preferred Stock) for exchange in accordance with this Article II, through the Paying Agent, cash in the aggregate amount required to make the cash payments specified in Section 2.01, in respect of (i) the Common Stock issued and outstanding at the Effective Time (other than Dissenting Shares and shares canceled in accordance with Section 2.01(e)) and (ii) the Preferred Stock (other than Series E Preferred Stock) issued and outstanding at the Effective Time (other than Dissenting Shares and shares canceled in accordance with Section 2.01(e)), such sum being hereinafter referred to as the "Exchange Fund." The Paying Agent shall, pursuant to irrevocable instructions, deliver cash in exchange for surrendered certificates representing Common Stock or Preferred Stock (other than Series E Preferred Stock).

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time but no later than three business days following the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock or Preferred Stock (other than Series E Preferred Stock) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable therefor pursuant to Section 2.01. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the cash which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. If any holder of Common Stock or Preferred Stock (other than Series E Preferred Stock) shall be unable to surrender such holder's Certificates because such Certificates have been lost, stolen or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity agreement in form and substance reasonably satisfactory to the Parent. In the event of a transfer of ownership of Common Stock or Preferred Stock (other than Series E Preferred Stock) which is not registered in the transfer records of the Company, cash representing the consideration payable pursuant to Section 2.01 may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of payment of the consideration specified in Section 2.01 to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration specified in this
Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

   (c) Transfer Books. At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock or Preferred Stock (other than Series E Preferred Stock) which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

   (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the consideration therefor specified in this Article II.

   (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis, provided that any such investment is guaranteed as to payment of principal and interest by the federal government of the United States. Any interest and other income resulting from such investments shall be paid to Parent.

   SECTION 2.03. Warrants, Options and SARs.

   (a) At the Effective Time, each then outstanding warrant to purchase shares of Common Stock granted by the Company pursuant to that certain Warrant Agreement dated March 23, 1994 by and among Multi-Market Radio, Inc. ("MMR"), American Stock Transfer & Trust Company, D.H. Blair Investment Banking Corp. and Americorp Securities, Inc. (the "Public Warrants"), to the underwriters of MMR's initial public offering dated July 28, 1993 (the "IPO Warrants"), to The Huff Alternative Income Fund, L.P. dated November 22, 1996 (the "Huff Warrants"), upon exercise of those certain unit purchase options (the "Unit Purchase Option Warrants") issued by the Company and dated March 23, 1994 and to Sillerman Communications Management Corporation dated April 15, 1996 (the "SCMC Warrants," and together with the Public Warrants, the IPO Warrants, the Huff Warrants and the Unit Purchase Option Warrants, the "Warrants") shall continue to be outstanding subsequent to the Effective Time subject to the respective terms and conditions of the agreements relating thereto and shall thereafter be exercisable for cash and, to the extent provided in Section 5.07, stock of Delsener/Slater Holdings (as defined in Section 5.07).

   (b) Each then outstanding unit purchase option dated March 23, 1994 (the "Unit Purchase Options") shall continue to be outstanding subsequent to the Effective Time subject to the respective terms and conditions of the agreements relating thereto and shall thereafter be exercisable for cash.

   (c) Effective as of the Effective Time:

     (i) Each then outstanding (A) option to purchase shares of Common Stock granted by the Company pursuant to the Company's 1993 Stock Option Plan, the Company's 1994 Stock Option Plan, the Company's 1995 Stock Option Plan, the Company's 1996 Stock Option Plan, the Company's 1997 Stock Option Plan, MMR's 1993 Stock Option Plan, MMR's 1994 Stock Option Plan and MMR's 1995 Stock Option Plan (collectively, the "Stock Plans") (whether or not then presently exercisable) and (B) option to purchase Class A Common Stock granted to Robert F.X. Sillerman or Michael G. Ferrel other than pursuant to a Stock Plan (collectively, the "Options") (whether or not then presently exercisable) shall be canceled, and each holder of a canceled Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such Option, an amount in cash, without any interest thereon, for each share of Class A Common Stock subject to such Option, equal to the difference between the Class A Common Stock Merger Consideration and the per share exercise price of such Option to the extent such difference is a positive number, less any applicable withholding Taxes (as defined in Section 3.01(j)(viii)). The aggregate consideration payable to each Option holder shall be rounded up to the nearest penny.

     (ii) Each then outstanding stock appreciation right with respect to shares of Common Stock granted by the Company (whether or not presently exercisable) (collectively, the "SARs") shall be canceled, and each holder of a canceled SAR shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such SAR, an amount in cash, without any interest thereon, for each share of Common Stock subject to such SAR, equal to the difference between the Class A Common Stock Merger Consideration and the per share base price of such SAR to the extent such difference is a positive number, less any applicable withholding Taxes. The aggregate consideration payable to each SAR holder shall be rounded up to the nearest penny.

   (d) The surrender of a Warrant, Unit Purchase Option, Option or SAR to the Company in exchange for the consideration set forth in this Section 2.03 shall, to the extent permitted by law, be deemed a release of any and all rights the holder had or may have had in respect of such Warrant, Unit Purchase Option, Option or SAR.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

   SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

   (a) Organization, Standing and Corporate Power. Each of the Company and each of its Significant Subsidiaries (as defined in Section 8.03(i)) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect (as defined in Section 8.03(f)) on the Company. The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as in effect on the date of this Agreement, and the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date.

   (b) Subsidiaries. As of the date hereof, Section 3.01(b)(i) of the Company Disclosure Schedule (as defined in Section 8.03(n)) sets forth a true and complete list of each Subsidiary of the Company. Except as set forth in
Section 3.01(b)(ii) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company have been validly issued and (with respect to corporate Subsidiaries) are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its Subsidiaries and the partnership interests listed in Section 3.01(b)(iii) of the Company Disclosure Schedule, as of the date hereof, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity.

   (c) Capital Structure. The authorized capital stock of Company consists of 100,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 1,200,000 shares of Class C Common Stock, par value $.01 per share, of the Company ("Class C Common Stock"), and 10,010,000 shares of Preferred Stock. As of June 30, 1997, (i) 8,394,568 shares of Class A Common Stock were issued and outstanding (other than shares issued after June 30, 1997, the issuance of which would have been permitted under Section 4.01(a)(ii) if done following the date of this Agreement), (ii) 1,047,037 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Class C Common Stock were issued and outstanding, (iv) 2,000 shares of Series B Preferred Stock were issued and outstanding, (v) 2,000 shares of Series C Preferred Stock were issued and outstanding, (vi) 2,990,000 shares of Series D Preferred Stock were issued and outstanding (as such number may be reduced pursuant to the parenthetical contained in clause (i) above) and
(vii) 2,250,000 shares of Series E Preferred Stock were issued and outstanding. Except as set forth in Section 3.01(c)(i) of the Company Disclosure Schedule and except for options that may be granted as permitted under clause (F) of Section 4.01(a)(ii), there are no outstanding stock appreciation rights or rights to receive shares of Common Stock or Preferred Stock granted under the Stock Plans or otherwise. Section 3.01(c)(i) of the Company Disclosure Schedule sets forth a complete and correct list, as of June 30, 1997, of the holders of all options, and the number, class and series of shares subject to each such option and the exercise prices thereof. Since June 30, 1997, the Company has not issued any (i) Common Stock, other than Common Stock that was issued upon the exercise, conversion or exchange of Options, Warrants, Unit Purchase Options and other securities which were outstanding on June 30, 1997, or (ii) securities which are exercisable for or convertible or exchangeable into Common Stock. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Options, Warrants, Unit Purchase Options and Preferred Stock (as to which no more than 6,371,649 shares of Class A Common Stock (as such number may be reduced pursuant to the parenthetical contained in clause (i) above) and no shares of Class B Common Stock are issuable thereunder) and except as set forth above or in Section 3.01(c)(i) of the Company Disclosure Schedule, and except for options that may be granted as permitted under clause (F) of Section 4.01(a)(ii), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.01(c)(i) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Except for the
 redemption and repurchase obligations with respect to the Preferred Stock set forth in the Company's certificate of incorporation and except as contemplated hereby or as set forth in Section 3.01(c)(ii) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

   (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement (collectively with the Stockholders Agreement, the Escrow Agreement (as defined in Section 5.05(f)) and the Non-Compete and Termination Agreement, the "Transaction Documents") and, subject to the Stockholder Approval (as defined in Section 3.01(k)), to consummate the transactions contemplated by the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents (including the "Amendments" as defined in this Section 3.01(d)) have been duly authorized by all necessary corporate action on the part of the Company, subject to the Stockholder Approval. Each of the Transaction Documents has been duly executed and delivered by the Company and, subject to the Stockholder Approval, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.01(d)(i) of the Company Disclosure Schedule, the execution and delivery of the Transaction Documents do not, and compliance with the provisions of the Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) subject to the adoption of the Amendments, the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) subject to the consents and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, Liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that individually or in the aggregate would not (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") or other Person, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated by the Transaction Documents, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Stockholders Meeting (as defined in Section 4.03), as amended or supplemented from time to time (the "Proxy Statement"), (B) if necessary, a registration statement on the appropriate form (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the transactions contemplated in Section 5.07 and (C) such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) the filing of one or more certificates of amendment relating to the amendments to the Company's certificate of incorporation as contemplated by Annex A (the "Amendments") with the Secretary of State of Delaware; (5) such filings with and approvals of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of

 1934, as amended, and the rules, regulations and policies of the FCC thereunder (collectively, the "Communications Act"), including filings and approvals in connection with the transfer of control of the FCC Licenses (as defined in Section 3.01(q)); (6) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by the Transaction Documents;
(7) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by the Transaction Documents; and (8) as disclosed in Section 3.01(d)(ii) of the Company Disclosure Schedule.

   (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and pro forma financial statements as required by SEC Regulation S-X) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Section 3.01(e) of the Company Disclosure Schedule or in the Filed SEC Documents (as defined in Section 3.01(f)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since June 30, 1997 to the date hereof, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

   (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed SEC Documents"), as contemplated by this Agreement or in Section 3.01(f) of the Company Disclosure Schedule, since June 30, 1997, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock other than regular cash dividends on shares of Preferred Stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) (x) any granting by the Company to any executive officer or other key employee of the Company of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment or other agreements or benefit arrangements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (y) any granting by the Company to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance, termination or other agreements or benefit arrangements in effect as of June 30, 1997, (iv) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (v) any event, circumstance, or fact that has resulted in a Material Adverse Change in the Company.

   (g) Litigation. Except as disclosed in the Filed SEC Documents or in
Section 3.01(g) of the Company Disclosure Schedule, there is no suit, action, proceeding or indemnification claim (including any proceeding by or before the FCC but excluding proceedings of general applicability to the radio industry) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to either (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under the Transaction Documents in any material respect or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which could reasonably be expected to have, any effect referred to in clause (i), (ii) or (iii) above, except for any suit, action or proceeding asserted after the date hereof by any stockholders of the Company in connection with any of the transactions contemplated by the Transaction Documents.

   (h) Absence of Changes in Benefit Plans. Except (x) as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Schedule,
(y) for normal increases in the ordinary course of business consistent with past practice or as required by law or (z) as contemplated by this Agreement, since June 30, 1997, there has not been any adoption or amendment in any material respect by the Company or any of its significant Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan providing material benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries. Without limiting the foregoing, except as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Schedule, since June 30, 1997, there has not been any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan (as defined below), or in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents or in Section 3.01(h) of the Company Disclosure Schedule, there exist no employment, consulting or severance agreements currently in effect between the Company and any current or former employee, officer or director of the Company providing for annual base compensation or payments in excess of $100,000.

   (i) ERISA Compliance. Except as disclosed in Section 3.01(i) of the Company Disclosure Schedule or as otherwise disclosed to Parent or Sub:

     (i) The Company has delivered or made available to Parent each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), each stock option, stock purchase, deferred compensation plan or arrangement and each other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company, any of its Significant Subsidiaries or any other Person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or
    (o) of the United States Internal Revenue Code of 1986, as amended (the "Code"), (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former employees, officers, directors or independent contractors of the Company or any of its Subsidiaries or with respect to which the Company or any Commonly Controlled Entity has any material contingent liability (collectively, "Benefit Plans"). The Company has delivered or made available to Parent true, complete and correct copies of (w) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan for which the filing of any such report is required by ERISA or the Code, (x) the most recent summary plan description for each Benefit Plan for which the preparation of any such summary plan description is required by ERISA, (y) each currently effective trust agreement, insurance or group annuity contract and each other funding or financing arrangement relating to any Benefit Plan and (z) a schedule of employer expenses with respect to each Benefit Plan for the current plan year of each Benefit Plan.

     (ii) Each Benefit Plan has been administered in material compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements. To the knowledge of the Company, there are no investigations by any governmental agency, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans), suits or proceedings pending or threatened against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect on the Company.

     (iii) (A) There has been no application for waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan and (B) no Pension Plan has or had at any time during the current plan year an "accumulated funding deficiency" within the meaning of
    Section 412(a) of the Code.

     (iv) Each Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan and related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; to the knowledge of the Company, no such determination letter has been revoked, revocation of such letter has not been threatened nor has such Pension Plan been amended since the effective date of its most recent determination letter in any respect that would adversely affect its qualification. The Company has delivered or made available to Parent a copy of the most recent determination letter received with respect to each Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. To the knowledge of the Company, no event has occurred that could subject any Pension Plan to any tax under Section 511 of the Code that individually, or in the aggregate, will result in a Material Adverse Effect on the Company.

     (v) (A) Neither the Company nor any of its Significant Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) that involves the assets of any Benefit Plan that is reasonably likely to subject the Company, any of its Significant Subsidiaries, any employee of the Company or its Significant Subsidiaries or, to the knowledge of the Company, a non-employee trustee, non-employee administrator or other non-employee fiduciary of any trust created under any Benefit Plan to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code that individually, or in the aggregate, is reasonably likely to result in a Material Adverse Effect on the Company;
    (B) within the past five years, no Pension Plan that is subject to Title IV of ERISA has been terminated other than in a standard termination in accordance with Section 4041(b) of ERISA (a "Standard Termination") or, to the knowledge of the Company, has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) and no such Pension Plan is reasonably expected to be terminated other than in a Standard Termination; and (C) none of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any non-employee trustee, non-employee administrator or other non-employee fiduciary of any Benefit Plan has breached the fiduciary duty provisions of ERISA or any other applicable law in a manner that, individually or in the aggregate, is reasonably likely to, result in a Material Adverse Effect on the Company.

     (vi) As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA)(a "Defined Benefit Plan"), there was not any amount of "unfunded benefit liabilities" (based upon the plan's ongoing actuarial assumptions used for funding purposes as set forth in the most recent actuarial report or valuation) under such Defined Benefit Plan in excess of $100,000 and the aggregate amount of all such unfunded benefit liabilities under all such Defined Benefit Plans as of such date did not exceed $100,000, and there are no facts or circumstances that would materially change the funded status of any such Defined Benefit Plan as of the date hereof. The Company has furnished to Parent the most recent actuarial report or valuation with respect to each Defined Benefit Plan. To the knowledge of the Company, the information supplied to the plan actuary by the Company and any of its Subsidiaries for use in preparing those reports or valuations was complete and accurate in all material respects.

     (vii) No Commonly Controlled Entity has incurred any liability under Title IV of ERISA (other than for contributions not yet due to a Defined Benefit Plan and other than for the payment of premiums to the Pension Benefit Guaranty Corporation not yet due), which liability, to the extent currently due, has not been fully paid as of the date hereof and would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on the Company.

     (viii) No Commonly Controlled Entity has engaged in a transaction described in Section 4069 of ERISA that could subject the Company to liability at any time after the date hereof that individually, or in the aggregate, is reasonably likely to result in a Material Adverse Effect on the Company.

     (ix) No Commonly Controlled Entity has withdrawn from any multi-employer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) where such withdrawal has resulted in any "withdrawal liability" (as defined in Section 4201 of ERISA) that has not been fully paid.

     (x) Prior to the date hereof, the Company has made available to Parent copies of all agreements and Benefit Plans under which any employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or under any employment, severance, termination or compensation agreement as a result of the transactions contemplated by this Agreement and Section 3.01(i) of the Company Disclosure Schedule sets forth any severance payments contained in such agreements or Benefit Plans which provide for payments in excess of $100,000 to any such employee.

     (xi) No Benefit Plan provides that payments pursuant to such Benefit Plan may be made in securities of a Commonly Controlled Entity, nor does any trust maintained pursuant to any Benefit Plan hold any securities of a Commonly Controlled Entity.

     (xii) MNotwithstanding any of the foregoing to the contrary, the representations and warranties of this Section 3.01(i), other than clauses
    (i) and (ix), shall not apply to any multi-employer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA), nor shall they apply with respect to any actions or omissions of a Pension Plan prototype plan sponsor of which the Company has no knowledge.

   (j) Taxes.

     (i) Each of the Company, its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member (a "Tax Group") has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect on the Company. All returns filed by the Company, each of its Subsidiaries and any Tax Group are complete and accurate in all material respects to the knowledge of the Company. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

     (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect on the Company, and no requests for waivers of the time to assess any such Taxes have been granted or are pending that individually or in the aggregate would have a Material Adverse Effect on the Company. The statute of limitations on assessment or collection of any Federal income taxes due from the Company, any of its Subsidiaries or any Tax Group has expired for all taxable years of the Company, any of its Subsidiaries or any Tax Group through 1991. No audit or other proceeding by any court, governmental or regulatory authority or similar Person is pending in regard to any material Taxes due from or with respect to the Company or any of its Subsidiaries or any material tax return filed by, or with respect to the Company, any of its Subsidiaries or any Tax Group, other than normal and routine audits by non-federal governmental authorities. None of the assets or properties of the Company or any of its Subsidiaries is subject to any tax lien, other than any such liens for Taxes which are not yet due and payable, which may thereafter be paid without penalty or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with generally accepted accounting principles ("Permitted Tax Liens").

     (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or, for so long as the Company has owned any Subsidiary, by or with respect to such Subsidiary. None of the Company or any of its Subsidiaries has agreed to make any material adjustment pursuant to
    Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries which, in each respective case, will or would reasonably cause the Company or any of its Subsidiaries to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

     (iv) Except as set forth in the Filed SEC Documents, neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax allocation agreement or similar contract, agreement or arrangement.

     (v) Neither the Company nor any of its Subsidiaries has executed or entered into with the Internal Revenue Service, or any taxing authority, a Closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company or any of its Subsidiaries for a taxable period ending after the Closing Date.

     (vi) As of June 30, 1997, the Company's adjusted basis for federal income tax purposes in the stock of Delsener/Slater (as defined in Section 5.07) was at least $100,000,000.

     (vii) As of June 30, 1997, the Tax Group had a net operating loss carry forward of at least $40,000,000.

     (viii) As used in this Agreement, "Taxes" shall include all Federal, state and local income, franchise, use, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, domestic or foreign, including any interest, penalties or additions with respect thereto.

   (k) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock voting as a single class, and the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock, Series D Preferred Stock and/or Series E Preferred Stock, each voting as a separate class, at the Stockholders Meeting or by written consent in lieu thereof are the only votes of holders of any class or series of the Company's capital stock necessary to approve or adopt the Amendments. Subject to the approval and adoption of the Amendments by the stockholders of the Company, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock, voting as a single class, at the Stockholders Meeting is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement and the Merger. The votes required in the preceding two sentences are collectively referred to herein as the "Stockholder Approval."

   (l) State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement the provisions of Section 203 of the DGCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Agreement or any of the transactions contemplated by this Agreement or the Stockholder Agreement and no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and its Subsidiaries that may be acquired or controlled by Parent.

   (m) Labor Matters. Neither the Company nor any of its Subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Company and its Subsidiaries. No strike or other labor dispute involving the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such dispute or activity which would not have a Material Adverse Effect on the Company.

   (n) Opinion of Financial Advisor. Lehman Brothers has reviewed, among other things, this Agreement and the other Transaction Documents. The Company has received the opinion of Lehman Brothers dated the date of this Agreement, to the effect that, as of such date, the Class A Common Stock Merger Consideration is fair to the holders of the Class A Common Stock from a financial point of view, a copy of which opinion has been delivered to Parent.

   (o) Compliance with Applicable Laws. Each of the Company and each of its Subsidiaries has in effect all Federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Filed SEC Documents, the Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement.

   (p) Contracts; Debt Instruments.

     (i) Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement. The agreements described in Section 3.01(p) of the Company Disclosure Schedule are in full force and effect and are binding on the parties thereto.

      (ii) The Company has made available to Parent (x) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $600,000 is outstanding or may be incurred and (y) accurate information regarding the respective principal amounts currently outstanding thereunder. For purposes of this Agreement,"Indebtedness" shall mean, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (D) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (E) all capitalized lease obligations of such Person, (F) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
    (G) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such Person and (I) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

   (q) FCC Licenses; Operations of Licensed Facilities. The Company and its Subsidiaries have operated the radio stations for which the Company or any of its Subsidiaries holds licenses from the FCC (the "Licensed Facilities") in material compliance with the terms of the Permits issued by the FCC to the Company and its Subsidiaries for the operation of the Licensed Facilities (the "FCC Licenses"), and the Communications Act, except for possible non-compliance which could not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries have filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Licensed Facilities and have paid all FCC regulatory fees with respect thereto except for possible filings or disclosures that if not so filed or disclosed could not reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement. The Company and each of its Subsidiaries are the authorized legal holders of all FCC Licenses necessary or used in the operation of the businesses of the Licensed Facilities as presently operated except where the absence of such FCC Licenses could not reasonably be expected to have a Material Adverse Effect on the Company. All such FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, each of its Subsidiaries or their respective officers, employees or agents. Except as disclosed in Section 3.01(q) of the Company Disclosure Schedule, as of the date hereof, no application, action or proceeding is pending for the renewal or major modification of any of the FCC Licenses and, to the Company's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against the Company or any of its Subsidiaries relating to any of the Licensed Facilities that, if adversely decided, would have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement (and the Company is not aware of any basis that would cause the FCC not to renew any of the FCC Licenses that are renewable). Except as disclosed in
Section 3.01(q) of the Company Disclosure Schedule, there is not now pending and, to the Company's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the FCC Licenses that, if adversely decided, would have a Material Adverse Effect on the Company.

    (r) Environmental Matters. Except as disclosed in Section 3.01(r) of the Company Disclosure Schedule, to the knowledge of the Company:

     (i) the real property and facilities owned by the Company or any of its Subsidiaries and the operations of the Company or any of its Subsidiaries thereon comply in all material respects with all Environmental Laws;

     (ii) no judicial proceedings are pending or threatened against the Company or any of its Subsidiaries alleging the violation of any Environmental Laws, and there are no administrative proceedings pending or threatened against the Company or any of its Subsidiaries alleging the material violation of any Environmental Laws and no written notice from any Governmental Entity or any private or public Person has been received by the Company or any of its Subsidiaries claiming any material violation of any Environmental Laws in connection with any real property or facility owned by the Company or any of its Subsidiaries, or requiring any material remediation, clean-up, modification, repairs, work, construction, alterations, or installations on or in connection with any real property or facility owned, operated or leased by the Company or any of its Subsidiaries that are necessary to comply with any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving such notice;

     (iii) all material Permits required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Laws in connection with the Company's or any of its Subsidiaries' operations, including those activities relating to the generation, use, storage, treatment, disposal, release, or remediation of Hazardous Substances (as such term is defined in Section 3.01(r)(iv) hereof), have been duly obtained or filed, and the Company and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of all such Permits;

     (iv) all Hazardous Substances used or generated by the Company or any of its Subsidiaries on, in, or under any of the Company's or any of its Subsidiaries owned, operated, or leased real property or facilities are and have at all times been generated, stored, used, treated, disposed of, and released by such Persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities. "Hazardous Substances" means (a) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (b) any asbestos or any material which contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (c) PCBs, or PCB-containing materials, or fluids;
    (d) radon; (e) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant, constituent, or solid, liquid or gaseous waste regulated under any Environmental Law; (f) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; and (g) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires environmental investigation, monitoring or remediation. "Environmental Costs or Liabilities" means any material losses, liabilities, obligations, damages, fines, penalties, judgments, settlements, actions, claims, costs and expenses (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants, and the reasonable costs of investigation or feasibility studies and performance of remedial or removal actions and cleanup activities) in connection with (A) any violation of any Environmental Laws, (B) order of, or contract of the Company or any of its Subsidiaries with, any Governmental Entity or any private or public Persons arising out of or resulting from the treatment, storage, disposal or release by the Company or any of its Subsidiaries of any Hazardous Substances in material violation of any Environmental Law or
    (C) a claim by any private or public Person arising out of any material exposure of any Person or property to Hazardous Substances in material violation of any Environmental Law;

     (v) there are not now, nor have there been in the past, on, in or under any property or facilities when owned by the Company or any of its Subsidiaries or when owned, leased or operated by any of their predecessors, any Hazardous Substances that are in a condition or location that materially violates any Environmental Law or that has required or would require any material remediation under any Environmental Laws or give rise to a claim for damages or compensation by any affected Person or to any material Environmental Costs or Liabilities and that have not been cured, complied with, remediated, or resolved to the satisfaction of such affected Person or paid or resolved in all material respects; and

     (vi) neither the Company nor any of its Subsidiaries has received any written notification from any source advising the Company or any of its Subsidiaries that: (a) it is a potentially responsible party under CERCLA or any other Environmental Laws; (b) any real property or facility currently or previously owned, operated, or leased by it is identified or proposed for listing as a federal National Priorities List ("NPL") (or state-equivalent) site or a Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list (or state-equivalent) site; or (c) any facility to which it has ever transported or otherwise arranged for the disposal of Hazardous Substances is identified or proposed for listing as an NPL (or state-equivalent) site or CERCLIS (or state-equivalent) site.

   (s) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference into the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (t) Board Recommendation. As of the date hereof, each of the Board of Directors of the Company and the Independent Committee, at a meeting duly called and held, have each unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of the Class A Common Stock and have approved the same, (ii) resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated herein and (iii) approved and recommended for adoption to the Company's stockholders the Amendments.

   (u) Property.

     (i) Section 3.01(u) of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its Subsidiaries that are material to the conduct of business of the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries owns fee title to each parcel of real property owned by it free and clear of all Liens, except for Permitted Liens (as defined in this Section 3.01(u)).

     (ii) With respect to the tangible properties and assets of the Company and its Subsidiaries (excluding real property) that are material to the conduct of the broadcast operations of the Company and its Subsidiaries, the Company and its Subsidiaries have good title to, or hold pursuant to valid and enforceable leases, all such properties and assets, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company and subject to the Permitted Liens. All of the assets of the Company and its Subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such repair or condition or so usable would not individually or in the aggregate have a Material Adverse Effect on the Company.

     (iii) Section 3.01(u) of the Company Disclosure Schedule sets forth each lease, sublease, license, sublicense or other agreement (collectively, the "Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or personal property material to the conduct of the businesses of the Company and its Subsidiaries, taken as a whole. Except to the extent that (x) it would not have a Material Adverse Effect on the Company, or (y) the term of such Property Lease has expired or been terminated and the Company or its Subsidiaries continues to use or occupy any of the subject property on a period to period basis (i.e., "month to month"), each Property Lease is valid, binding and in full force and effect, all rent and other sums and charges which are due and payable by the Company and its Subsidiaries as tenants thereunder are current except as set forth in Section 3.01(u) of the Company Disclosure Schedule, and neither the Company nor any of its Subsidiaries has received actual notice that any party thereto is in default in any material respect under any lease, sublease, license, sublicense or use or occupancy agreement listed in Section 3.01(u) of the Company Disclosure Schedule. Each of the Company and its Subsidiaries has a valid leasehold interest (including subleasehold and subleasehold estates) and/or right of use under a license or sublicense agreement or other possessory rights in each location used or occupied for broadcast purposes (whether office, studio, tower, transmitter building and/or antenna) leased, subleased, subsubleased, licensed, sublicensed or used by it free and clear of all Liens, except for Permitted Liens.

     (iv) As used in this Agreement, "Permitted Liens" shall mean: (i) statutory liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money liens arising in the ordinary course, (iii) liens for Taxes and special assessments (e.g., for municipal improvements) not yet due and payable and/or delinquent, (iv) liens reflected or reserved against in the unaudited balance sheet of the Company dated as of June 30, 1997 (which have not been discharged), (v) liens which in the aggregate do not materially detract from the value for use for broadcasting purposes or materially impair the present and continued use of the properties or assets subject thereto in the usual and normal conduct of the radio broadcast business of the Company, (vi) liens on leases, subleases, sub-subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefitting or created by any superior estate, right or interest which is prior in right or prior in lien to that of the subject lease, sublease, sub-sublease, easement, license, right of use, right to access or right of way, (vii) any liens set forth in the title policies, endorsements, title commitments, title certificates and title reports relating to the Company's interests in real property, copies of which have been provided to or made available for review by Parent and Subsidiary, (viii) any leases, subleases, occupancy agreements or licenses of the Company's real property, (ix) the lien of any and all security agreements, documents, mortgages and deeds of trust held by, or for the benefit of, (A) The Bank of New York, individually and as agent, and its co-lenders, principals and/or participants and their respective successors and assigns pursuant to the Third Amended and Restated Credit Agreement dated as of June 23, 1997 among, inter alia, the Company and The Bank of New York, as amended from time to time (the "Credit Agreement") and (B) Ken Brown (or any Affiliate of his) affecting the WMXB tower site in the Richmond, Virginia market as more fully described in Section 3.01(u) of the Company Disclosure Schedule, (x) any state of facts that an accurate survey or personal inspection of the Company's real property (whether owned, leased or licensed) would show, provided same does not material adversely affect the use thereof for their present broadcasting purposes, (xi) encroachments of stoops, areas, cellar steps or doors, trim, copings, retaining walls, bay windows, balconies, sidewalk elevators, fences, fire escapes, cornices, foundations, footings and similar projections, if any, on, over or under any of the Company's real property (whether owned, leased or licensed) or the streets or sidewalks abutting any of such real property, and the rights of governmental authorities to require the removal of any such projections and variations between record lines of such real property and retaining walls and the like, if any, (xii) any easements or rights of use, if any, created in favor of any public utility or municipal department or agency for electricity, steam, gas, telephone, cable television, water, sewer or other services in any street or avenue abutting the Company's real property (whether owned, leased or licensed), and the right, if any, to use and maintain wires, cables, terminal boxes, lines, service connections, poles, mains and facilities servicing any of such real property or in, on, over or across any of such real property,
    (xiii) covenants, easements, restrictions, agreements, consents and other instruments, now of record, provided same do not materially adversely interfere with the use of the Company's real property (whether owned, leased or licensed) for their present broadcast purposes, (xiv) variations, if any, between tax lot lines and property lines, (xv) deviations, if any, of fences or shrubs from property lines, (xvi) any other declaration or instrument affecting any of the Company's real property (whether owned, leased or licensed) necessary or appropriate to comply with any law, ordinance, regulation, zoning resolution or requirement of applicable governmental authorities or any other public authority, applicable to the maintenance, demolition, construction, alteration, repair or restoration of the improvements at the Company's real property (whether owned, leased or licensed), which does not materially adversely affect the use of thereof for their present broadcast purposes, (xvii) the provisions of the applicable zoning resolution and other regulations, resolutions and ordinances and any amendments thereto now or hereafter adopted, (xviii) Liens described in the Company SEC Documents, and (xix) any other Liens set forth in Section 3.01(u) of the Company Disclosure Schedule. For the purposes hereof "Company's real property" and "Company's interests in real property" shall include the real property and interests therein owned or held respectively by the Company and/or its Subsidiaries.

     (v) Related Party Transactions. Except as set forth on Section 3.01(v) of the Company Disclosure Schedule, as contemplated herein or as disclosed in the Company Filed SEC Documents, no director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries is currently a party to any transaction which would be required to be disclosed under Item 404 of Regulation S-K of the Securities Act.

   SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

   (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted or currently proposed to be conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on Parent or materially impair or delay the consummation of the transactions contemplated by this Agreement. Parent has delivered to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date hereof.

   (b) Authority; Non-Contravention. Parent and Sub have all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery of the Transaction Documents by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by the Transaction Documents have been unanimously approved by the Board of Directors of Parent and Sub and duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent and Sub are necessary to authorize the Transaction Documents or to consummate such transactions. No vote of Parent stockholders is required to approve the Transaction Documents or the transactions contemplated hereby. Each of the Transaction Documents has been duly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery of the Transaction Documents by the Company and the other parties thereto, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

   The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated by the Transaction Documents and compliance with the provisions of the Transaction Documents by Parent or Sub, as the case may be, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other Subsidiaries under, (i) the articles or certificate of incorporation or by-laws of Parent and Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or such other Subsidiary or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or such other Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, Liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that individually or in the aggregate would not (x) have a Material Adverse Effect on Parent, (y) impair the ability of Parent and Sub to perform their respective obligations under the Transaction Documents in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of the Transaction Documents or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by the Transaction Documents, except for (1) the filing of a pre-Merger notification and report form by Parent under the HSR Act; (2) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;
(3) such filings with and approvals of the FCC as may be required under the Communications Act, including filings and approvals in connection with the transfer of control of the FCC Licenses; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect on Parent, impair the ability of Parent to perform its obligations in any material respect or delay in any material respect or prevent the consummation of the transactions contemplated by this Agreement.

   (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (d) Financing. Parent has available, or at the Closing will have available, sufficient funds (through existing credit arrangements or otherwise) to enable it to consummate the transactions contemplated by the Transaction Documents on their respective terms and conditions. Parent's and Sub's obligations hereunder are not subject to any conditions regarding their ability to obtain financing for the consummation of the transactions contemplated by the Transaction Documents. Parent and Sub are each able to lawfully certify in the FCC Applications (as defined in Section 5.02) that it is financially qualified to consummate the transactions contemplated hereby.

   (e) Litigation. There is no suit, action, proceeding or indemnification claim (including any proceeding by or before the FCC but excluding proceedings of general applicability to the radio industry) pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to (i) impair the ability of Parent or Sub to perform its obligations under the Transaction Documents in any material respect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which could reasonably be expected to have, any effect referred to in clause
(i) or (ii) above, except for any suit, action or proceeding asserted after the date hereof by any stockholders of the Company in connection with any of the transactions contemplated by this Agreement.

   (f) Surviving Corporation After the Merger. Assuming the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects immediately prior to the Effective Time, and assuming that immediately prior to the Effective Time neither the Company nor any member of the Delsener/Slater Group has failed to comply with a covenant under this Agreement or any of the Spin Off Documents, as applicable, which failure resulted, or could reasonably be expected to result, in a material change in the Company's assets and liabilities, the Surviving Corporation will not, at and immediately after the Effective Time, and after giving effect to the Merger and the other transactions contemplated in connection therewith (and any changes in the Surviving Corporation's assets and liabilities as a result thereof) (i) be insolvent or rendered insolvent (either because its financial condition is such that the sum of its debts is greater than the value of its assets at fair valuation or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature); and (ii) receive less than a reasonably equivalent value in exchange for such transfer or obligation and was not engaged in or was not about to be engaged in a business or transaction for which the remaining assets of the Company constituted an unreasonably small capital and did not intend to incur, or believe or reasonably should have believed that the Company would incur, debts beyond its ability to pay same as they become due.

   (g) Net Worth of Surviving Corporation. Assuming that immediately prior to the Effective Time neither the Company nor any member of the Delsener/Slater Group has failed to comply with a covenant under this Agreement or any Spin Off Documents, as applicable, which failure resulted, or could reasonably be expected to result in a material change in the Company's assets and liabilities, the Surviving Corporation will have a Consolidated Net Worth immediately following the Merger and a Debt to Cash Flow Ratio at the time of the Merger sufficient to comply with both Section 5.01 of the Indenture Relating to the 2006 Notes (the "Indenture") and Section 8(c) of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof Relating to the Series E Preferred Stock (the "Series E Certificate"). Any terms used in this paragraph but not otherwise defined in this Agreement shall have the meanings given them in either the Indenture or the Series E Certificate, as applicable.

                                  ARTICLE IV

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 4.01. Conduct of Business.

   (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement and the transactions contemplated hereby, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations (including the Communications Act). Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement and the transactions contemplated hereby, the Company shall not, and shall not permit any of its Subsidiaries to, without the consent of
Parent:

     (i) (A) except as set forth in Section 4.01(a)(i) of the Company Disclosure Schedule or as provided in Sections 4.01(a)(xviii) and 5.07, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent and regular cash dividends on shares of Preferred Stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) except with respect to the mandatory redemption provisions of the Series B Preferred Stock and the Series C Preferred Stock, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) except as set forth in Section 4.01(a)(ii) of the Company Disclosure Schedule, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (A) the issuance of Class A Common Stock pursuant to the Asset Purchase and Sales Agreement dated June 1997, among Sunshine Concerts, L.L.C., the Company, Sunshine Promotions, Inc. and the stockholders of Sunshine Promotions, Inc. (the "Sunshine Agreement"), (B) the issuance of Class A Common Stock upon the exercise of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (C) the issuance of Class A Common Stock upon conversion of the Class B Common Stock, the Series C Preferred Stock or the Series D Preferred Stock, in each case in accordance with their present terms, (D) the issuance of Class A Common Stock upon the exercise of warrants or options of the Company outstanding on the date of this Agreement or upon the exercise of the Unit Purchase

     Option Warrants, in each case in accordance with their present terms, (E) the issuance of Class A Common Stock and Unit Purchase Option Warrants upon exercise of the Unit Purchase Options and (F) the issuance of Class A Common Stock and options to purchase Class A Common Stock not to exceed 150,000 shares of Common Stock on a fully-diluted basis;

     (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

     (iv) except and to the extent as set forth in Section 4.01(a)(iv) and (v) of the Company Disclosure Schedule, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, (A) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, (B) any assets that individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole or (C) any broadcast radio stations;

     (v) except and to the extent as set forth in Section 4.01(a)(iv) and (v) of the Company Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of (A) any of its properties or assets, other than in the ordinary course of business consistent with past practice, that are material to the Company and its Subsidiaries taken as a whole or (B) any broadcast radio stations;

     (vi) except as set forth in Section 4.01(a)(vi) of the Company Disclosure Schedule, except to finance capital expenditures permitted by clause (vii) below or as contemplated by Section 5.07 and except for borrowings for working capital purposes not in excess of $25,000,000 at any one time outstanding incurred in the ordinary course of business consistent with past practice and except for intercompany Indebtedness between the Company and any of its Subsidiaries or between such Subsidiaries, (A) incur or guarantee any Indebtedness, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

     (vii) except as set forth under the caption "Committed Projects" in
    Section 4.01(a)(vii) of the Company Disclosure Schedule or as permitted by
    Section 5.07, make or agree to make any new capital expenditures which in the aggregate are in excess of $500,000; provided, however, that with the consent of Parent, the Company may make additional capital expenditures (which consent shall not be unreasonably withheld with respect to those capital expenditures set forth under the caption "Proposed Projects" in
    Section 4.01(a)(vii) of the Company Disclosure Schedule);

     (viii) make any tax election that could reasonably be expected to have a Material Adverse Effect on the Company or settle or compromise any material income tax liability;

     (ix) except as set forth in Section 4.01(a)(ix) of the Company Disclosure Schedule or as required by law, and except in the ordinary course of business or as would not reasonably be expected to have a Material Adverse Effect on the Company, modify, amend or terminate any material contract or agreement to which the Company or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

     (x) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

     (xi) fail to act in the ordinary course of business consistent with past practices of the Company exercising commercially reasonable care to (A) preserve substantially intact the Company's and each of its Subsidiaries' present business organization, (B) keep available the services of any employee with an employment contract with the Company or any of its Subsidiaries, and (C) preserve its present relationships with customers, suppliers and others having business dealings with them;

     (xii) fail to use commercially reasonable efforts to maintain the material assets of the Company and each of its Subsidiaries in their current physical condition, except for ordinary wear and tear and damage, provided that nothing contained herein shall be deemed to require the Company or its Subsidiaries to undertake or complete any capital improvements or replacements;

      (xiii) merge or consolidate with or into any other legal entity or dissolve or liquidate any of its material Subsidiaries;

     (xiv) except as set forth in Section 4.01(a)(xiv) of the Company Disclosure Schedule and as required by the terms and provisions of written contracts between the Company or any of its Subsidiaries and an employee thereof as in existence on the date of this Agreement or except in connection with the extension of any collective bargaining agreements, (A) adopt or amend any Benefit Plan other than in the ordinary course of business consistent with past practice or as required by law, or (B) materially increase in any manner the aggregate compensation or fringe benefits (including, without limitation, commissions) of any officer, director, or employee or other station and broadcast personnel of the Company or any of its Subsidiaries (whether employees or independent contractors) other than as required by law;

     (xv) except as set forth in Section 4.01(a)(xv) of the Company Disclosure Schedule, pay, discharge, or satisfy any material (on a consolidated basis for the Company and its Subsidiaries taken as a whole) claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or fail to pay or otherwise satisfy (except if being contested in good faith) any material (on a consolidated basis for the Company and its Subsidiaries taken as a whole) accounts payable, liabilities, or obligations when due and payable;

     (xvi) except as set forth in Section 4.01(a)(xvi) of the Company Disclosure Schedule, enter into any agreement with any Person other than Parent or any of the Company's Subsidiaries with respect to any local marketing agreement, time brokerage agreement, joint sales agreement, or any other similar agreement;

     (xvii) engage in any transactions with any of its Affiliates (other than among the Company and its Subsidiaries and among such Subsidiaries) other than (A) transactions disclosed in Section 4.01(a)(xvii) of the Company Disclosure Schedule, or (B) transactions that do not provide for any ongoing obligations on the part of the Company after the Closing, would not reasonably be expected to have a Material Adverse Effect on the Company, would not impair the ability of the Company to perform its obligations under the Transaction Documents in any material respect and would not delay in any material respect or prevent the consummation of the transactions contemplated by the Transaction Documents;

     (xviii) fail to declare and pay in cash on each normal record date and payment date all accrued and unpaid dividends on each series of outstanding Preferred Stock;

     (xix) take or fail to take any action that would result in the Series C Preferred Stock becoming convertible into Class A Common Stock; or

     (xx) authorize, or commit or agree to take, any of the foregoing actions.

Notwithstanding anything herein to the contrary, the Company and its Subsidiaries may engage in any of the transactions contemplated in Section 5.07, including, without limitation, any (x) acquisitions by any of the Delsener/Slater Group, whether or not the performance of any obligations under the agreements related to such acquisitions are guaranteed by the Company (provided that any such guarantee shall terminate as of or before the Effective Time), (y) financing related to the Delsener/Slater Group and/or such acquisitions (including, without limitation, any incurrence of indebtedness), whether or not incurred or guaranteed by the Company (provided that any such guarantee shall terminate as of or before the Effective Time), and (z) issuance of shares of Delsener/Slater Holdings common stock.

   (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, unless the Company shall otherwise agree in writing or except as otherwise required by this Agreement, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted except where the failure to so act would not adversely affect Parent's ability to perform its obligations hereunder.

   (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article

 VI not being satisfied. In addition, the Company further covenants that from and after the date hereof until the Effective Time, without the prior written consent of Parent, the Company shall not, except as otherwise set forth in
Section 4.01(c) of the Company Disclosure Schedule, take any action that could reasonably be expected to impair or delay in any material respect obtaining the FCC Consent (as defined in Section 6.01(b)) or complying with or satisfying the terms thereof or result in imposition of materially adverse conditions on the FCC Consent. On and prior to the Effective Time, Parent and Sub shall remain qualified under the Communications Act and otherwise to consummate the transactions contemplated herein.

   (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by the advising party contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by the advising party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the advising party under this Agreement or (iii) any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on such party or on the truth of its respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   (e) Notification of Certain Matters. If Parent (or its Affiliates) or the Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of the FCC, or of any Governmental Entity, that could affect Parent's, Sub's or the Company's ability to consummate the transactions contemplated hereby, or should Parent (or its Affiliates) or the Company become aware of the fact (including any change in law or regulations (or any interpretation thereof by the FCC)) relating to the qualifications of Parent (and its controlling Persons) that reasonably could be expected to cause the FCC to withhold its consent to the transfer of control of the FCC Licenses, Parent or the Company, as the case may be, shall promptly notify the other party thereof and the Company shall use all reasonable efforts to take such steps as may be necessary, to remove any impediment of the Company to consummate the transactions contemplated by this Agreement. In addition, Parent or the Company, as the case may be, shall give to the other party prompt written notice of (i) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of Parent and Sub or the Company, as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, and (ii) the failure of Parent and Sub or the Company, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

   SECTION 4.02. No Solicitation.

   (a) From and after the date hereof until the termination of this Agreement, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, "Representatives") will, and the Company will cause the employees of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined in Section 8.03(l)), (ii) enter into any agreement with respect to any Takeover Proposal or give any approval of the type referred to in Section 3.01(l) with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if at any time prior to the receipt of the Stockholder Approval, the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company (and its Representatives) may, in response to an unsolicited Takeover Proposal of the sort referred to in clause (x) of Section 8.03(k) that involves consideration to the Company's stockholders with a value that the Company's Board of Directors reasonably believes, after receiving advice from the Company's financial advisor, is superior to the consideration provided for in the Merger, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement (having terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 5.01)) to any Person making such proposal and (y) participate in negotiations regarding such proposal. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Representatives with respect to any Takeover Proposal existing on the date hereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company.

   (b) Neither the Board of Directors of the Company nor any committee thereof (including without limitation the Independent Committee) shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval (including, without limitation, either the Board of Directors' or the Independent Committee's resolution providing for such approval) or recommendation by such Board of Directors or such committee of this Agreement, the Merger or the Amendments or (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal, except in the case of clause (x) or (y), in connection with a Superior Proposal (as defined in Section 8.03(k)) and then only at or after the termination of this Agreement pursuant to Section 7.01(c).

   (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information or of any Takeover Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the identity of the Person making any such request, Takeover Proposal or inquiry and all the terms and conditions thereof. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

   (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.02(b), withdraw or modify, or propose to withdraw or modify, its approval or recommendation with respect to the Merger (including, without limitation, either the Board of Directors' or the Independent Committee's resolution providing for such approval) or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

   SECTION 4.03. Stockholders Meeting. (a) The Company will, as soon as practicable following the date of this Agreement, (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining Stockholder Approval of (A) the Amendments to Sections 5.1, 5.2 and 5.6 of the Company's Restated Certificate of Incorporation and (B) this Agreement and the Merger and (ii) will commence one or more solicitations of written consents in lieu of a meeting for the purpose of obtaining the Stockholder Approval of the Amendments not referenced in item (i) above. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 4.03 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal. The Company will, through its Board of Directors and the Independent Committee, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the Amendments and such recommendation and approval shall be set forth in the Proxy Statement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement, the Merger or the Amendments and terminated this Agreement in accordance with Section 7.01(c).

   (b) The Company shall prepare and file a preliminary Proxy Statement with the SEC within six weeks following the date of this Agreement and shall use its commercially reasonable efforts to respond to any comments of the SEC or its staff, and, to the extent permitted by law, to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff and in any event at least twenty (20) business days prior to the Stockholders Meeting. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondences between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to the filing of the Proxy Statement or any amendment thereto with the SEC, the Company shall provide the Parent and its legal counsel with a reasonable opportunity to review and comment on such document. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. Parent shall cooperate with and provide such information as is reasonably requested by the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

   SECTION 4.04. Assistance. If Parent requests, the Company will cooperate, and the Company will cause each of its Subsidiaries and will request its accountants, at the sole cost and expense of Parent, to cooperate in all reasonable respects in connection with any financing efforts of Parent or its Affiliates (including providing reasonable assistance in the preparation of one or more registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by Parent or its Affiliates with the SEC, all at the sole expense of Parent and during normal business hours, upon reasonable prior notice and in such manner as will not unreasonably interfere with the conduct of the Company's or any of its Subsidiaries' businesses. Subject to the foregoing, the Company shall, and shall cause each of its Subsidiaries to, (i) furnish to its independent accountants (or, if requested by Parent to Parent's independent public accountants), such customary management representation letters as its accountants may reasonably require of the Company as a condition to its execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of Parent or its Affiliates and (ii) furnish to Parent all financial statements (audited and unaudited) and other information in the possession of the Company or any of its Subsidiaries or their representatives or agents as Parent shall reasonably determine is required in connection with such financing.

   SECTION 4.05. Releases. The Company shall (i) use its commercially reasonable efforts to receive, prior to the Effective Time, an Option Release Agreement in substantially the form attached hereto as Annex B (a "Release Agreement") from each Person (other than the Persons named in Section 4.05 of the Company Disclosure Schedule (the "Executive Group")) who is the holder of any Options or SARs, (ii) obtain from each member of the Executive Group a Release Agreement and (iii) use its commercially reasonable efforts to receive prior to the Effective Time an agreement substantially similar to the Release Agreement from each Person who is the holder of Unit Purchase Options.

   SECTION 4.06. Termination of Certain Affiliate Transactions. The Company will amend each of the agreements set forth on Section 4.06 of the Company Disclosure Schedule so that immediately prior to the Effective Time it will have no obligations thereunder except as set forth in Section 4.06 of the Company Disclosure Schedule.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

   SECTION 5.01. Access to Information; Confidentiality. Subject to the Confidentiality Agreement (as defined below), each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors, lenders and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, prepare or cause to be prepared, or furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated as of August 1, 1997, between Capstar Broadcasting Partners, Inc. and the Company (the "Confidentiality Agreement").

   SECTION 5.02. Reasonable Efforts.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary consents, approvals or waivers from third parties ("Third Party Consents"), (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents (such as in connection with the transfer of control of the FCC Licenses), including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents. Except for making the filings contemplated in Section 5.02(b), notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall obligate Parent or Sub to use reasonable efforts to obtain approval of the FCC Applications or clearance under the HSR Act and the grant of any waivers in connection therewith. However, notwithstanding the preceding sentence, Parent shall obtain approval of the FCC Applications and clearance under the HSR Act and the grant of any waivers in connection therewith prior to the Termination Date unless the failure to obtain such clearance, consents and waivers is primarily the result of Acts or Changes. For purposes of this Agreement "Acts or Changes" shall mean (i) acts or omissions on the part of the Company or any of its Subsidiaries in conducting their respective operations and activities other than relating to the number of licenses or amount of revenues in a particular market, (ii) a breach by the Company of its obligations under this Agreement or (iii) a statutory change or enactment made by Congress which (A) decreases the number of radio licenses which an entity may own nationally or locally or
(B) adversely relates to the concentration of radio licenses which an entity may own in a market, and as a result of the change or enactment referred to in either clause (A) or (B) above, Parent's performance of its obligations under this Agreement would result in a Material Adverse Effect on Parent and its Attributable Entities, taken as a whole. For purposes of the preceding sentence, "Attributable Entities" shall mean Parent and any entities whose radio licenses would be attributable to Parent under applicable FCC rules or regulations or under the HSR Act.

   (b) In connection with and without limiting the foregoing, Parent and the Company shall file the applications (the "FCC Applications") with the FCC for the transfer of control of the FCC Licenses within 21 business days after the date hereof but in no event prior to September 8, 1997. Additionally, as soon as practicable after the date of this Agreement, but in no event more than twenty-one (21) business days after the date of this Agreement, Parent and the Company will file or will cause to be filed all notifications and documents in connection with this Agreement required to be filed pursuant to the HSR Act, and the rules and regulations promulgated under the HSR Act. Parent and the Company will make or cause to be made all such other filings and submissions under the HSR Act and regulations required to consummate the transactions contemplated by this Agreement. Both Parent and the Company will request early termination of the waiting period imposed by the HSR Act. Subject to the Confidentiality Agreement, Parent and the Company will coordinate and cooperate with one another in exchanging information and reasonable assistance as the other may request in connection with notifications or other filings made under the HSR Act. Parent and the Company shall keep the other party apprised of the status of any inquiries made by the U.S. Department of Justice, Antitrust Division, or the Federal Trade Commission (collectively, the "Federal Antitrust Agencies"), with respect to the transactions contemplated by this Agreement. Both Parent and the Company shall use their best efforts to cause a termination of the waiting period imposed by the HSR Act without the entry by a court of competent jurisdiction of an order enjoining the consummation of or the transactions contemplated by this Agreement; provided that, Parent shall consent to the divestiture of such properties as may be necessary to receive approval by the Federal Antitrust Agencies without entry of such an injunction; provided, however, that Parent and Sub (and their Affiliates) shall not be required by this provision to divest any interest they may hold in any television station. Parent shall pay all expenses and assume all obligations with respect to such divestitures. As may be reasonably requested by Parent, and subject to the receipt of confidentiality agreements reasonably acceptable to the Company, the Company shall provide reasonable access to its business, assets and operations, on a basis consistent with that described in Section 5.01, as may be necessary to cooperate with Parent in connection with its efforts to effectuate such divestitures and the Company shall otherwise reasonably cooperate with Parent by making any required governmental filing.

   (c) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any other transaction contemplated by this Agreement or the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement.

   SECTION 5.03. Benefit Plans. Parent shall take such action as may be necessary so that on and after the Effective Time and for one year thereafter, directors (who are employees of the Company or any of its Subsidiaries), officers and employees of the Company and its Subsidiaries shall be provided employee benefits, plans and programs (including but not limited to incentive compensation, deferred compensation, pension, life insurance, medical (which eligibility shall not be subject to any exclusions for any pre-existing conditions if such individual has met the participation requirements of such benefits, plans or programs of the Company or its Subsidiaries), profit sharing (including 401(k), severance, salary continuation and fringe benefits) which are no less favorable in the aggregate than those generally available to similarly situated directors, officers and employees of Capstar Broadcasting Corporation and its Subsidiaries. For purposes of eligibility to participate and vesting in all benefits provided to directors, officers and employees, the directors, officers and employees of the Company and its Subsidiaries will be credited with their years of service with the Company and its Subsidiaries and prior employers to the extent service with the Company and its Subsidiaries and prior employers is taken into account under plans of the Company and its Subsidiaries. Upon termination of any health plan of the Company or any of its Subsidiaries, individuals who were directors, officers or employees of the Company or its Subsidiaries at the Effective Time shall if employed by the Company and its Subsidiaries become eligible to participate in such health plans established by Parent. Amounts paid before the Effective Time by directors, officers and employees of the Company and its Subsidiaries under any health plans of the Company shall after the Effective Time be taken into account in applying deductible and out-of-pocket limits applicable under the health plans of Parent provided as of the Effective Time to the same extent as if such amounts had been paid under such health plans of Parent.

   SECTION 5.04. Indemnification, Exculpation and Insurance.

   (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of the Company or any of its Subsidiaries, unless such modification shall be required by law.

    (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, reasonable expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer or employee of the Company or any of its Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Delaware law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware law. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Parent and the Surviving Corporation and they shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) Parent and the Surviving Corporation shall use all reasonable efforts to assist in the defense of any such Claim, provided that Parent and the Surviving Corporation shall not be liable for any settlement effected without their written consent, which consent, however, shall not be unreasonably withheld. Notwithstanding the foregoing, nothing contained in this Section 5.04 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director or employee of Parent under Delaware law, assuming for such purposes that Parent's certificate of incorporation and bylaws provide for the maximum indemnification permitted by law.

   (c) Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all Persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium therefor paid prior to the date of this Agreement (the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its Subsidiaries, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered Persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $450,000.

   SECTION 5.05. Fees and Expenses; Deposit.

   (a) Except as provided below in this Section 5.05 and Section 7.02, and except for FCC filing fees in connection with the filing of the FCC Applications and filing fees under the HSR Act in connection with the transactions contemplated by this Agreement, 50% of which shall be paid by Parent and 50% of which shall be paid by the Company, all fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

   (b) The Company shall pay, or shall cause to be paid, in same day funds to Parent, or its designee, the following specified termination fee (the "Termination Fee") upon demand if this Agreement is terminated as follows:
(i) if this Agreement is terminated pursuant to Section 7.01(b)(i), then a Termination Fee of $25,000,000 shall be payable upon demand; (ii) if this Agreement is terminated pursuant to Section 7.01(b)(v), then a Termination Fee of $10,000,000 shall be payable upon demand; or

 (iii) if this Agreement is terminated pursuant to either Section 7.01(c) or 7.01(d) (including a conditional termination pursuant to the proviso contained in Section 7.01(d)), then a Termination Fee of $50,000,000 shall be payable contemporaneously with such termination.

   (c) In the event that this Agreement is terminated pursuant to either
Section 7.01(b)(i) or 7.01(b)(v) and within one year of such termination definitive documentation with respect to a Takeover Proposal has been entered into or 50% or more of the outstanding Common Stock has been acquired pursuant to a tender offer made as a Takeover Proposal, then the Company shall pay, or shall cause to be paid, contemporaneously with such consummation, in same day funds to Parent, or its designee, an additional amount of Termination Fee in an amount equal to $25,000,000 in the case of termination under 7.01(b)(i) and $40,000,000 in the case of a termination under Section 7.01(b)(v).

   (d) In the event that this Agreement is terminated pursuant to Section 7.01(b)(i), 7.01(b)(v), 7.01(c) or 7.01(d), the Company shall pay upon demand, or shall cause to be paid, in same day funds to Parent, or its designee, such amount as may be required to reimburse Parent and its Affiliates (the "Reimbursement Amount") for all reasonable out-of-pocket fees, costs and expenses incurred by any of them in connection with their due diligence efforts or the transactions contemplated hereby, including, without limitation, (A) fees, costs and expenses of accountants, counsel, financial advisors and other similar advisors, (B) fees paid to any Governmental Entity and (C) fees, costs and expenses paid or payable to third parties under any financing commitments or similar arrangements or in connection with financing transactions or efforts, including, without limitation, any purchaser or underwriter's discounts relating to the sale of the debt or equity financing or (except for the principal amount payable in connection therewith, but including all accrued interest payable in connection therewith) the making of any repurchase offer in respect of such financing (collectively, "Expenses"); provided however, the Reimbursement Amount shall not exceed (x) $2,500,000 in the case of a termination under either Section 7.01(b)(i), 7.01(c) or 7.01(d) and (y) $10,000,000 in the case of a termination under Section 7.01(b)(v).

   (e) The Termination Fee and Reimbursement Amount shall be paid by the Company without reservation of rights or protests and the Company upon making such payment shall be deemed to have released and waived any and all rights that it may have to recover such amounts.

   (f) Concurrently with the execution of this Agreement, in order to secure Parent's and Sub's performance under this Agreement and as security for damages that may be payable by Parent or Sub to the Company hereunder, Parent shall place into escrow pursuant to the Deposit Escrow Agreement in the form attached as Annex C hereto (the "Escrow Agreement") an irrevocable letter of credit (the "Letter of Credit") in the sum of $100,000,000 substantially in the form attached as Annex D hereto. The Letter of Credit will provide that the Company can draw the amount thereof after its release to the Company from the Escrow Agreement.

   (g) If this Agreement is terminated pursuant to (i) Section 7.01(b)(ii) and as of such date the conditions set forth in Sections 6.01(b) and 6.01(c) have not been fulfilled other than a nonfulfillment primarily due to Acts or Changes; (ii) Section 7.01(b)(iii) and such order, injunction, decree, ruling or other action is not primarily due to Acts or Changes, or (iii) Section 7.01(b)(iv) by the Company, then Parent and Company shall promptly instruct the escrow agent under the Escrow Agreement to release the Letter of Credit to the Company as liquidated damages. The parties agree that the foregoing liquidated damages are reasonable considering all the circumstances existing as of the date hereof and constitute the parties' good faith estimate of the actual damages reasonably expected to result from the termination of this Agreement as described in this Section 5.05(g). Except as contemplated by
Section 5.05(i), the Company agrees that, to the fullest extent permitted by law, the Company's right to payment of such liquidated damages as provided in this Section 5.05(g) shall be its sole and exclusive remedy if the Closing does not occur because of a termination of this Agreement as described in this Section 5.05(g) or with respect to any damages whatsoever that the Company may suffer or allege to suffer as a result of any Claim or cause of action asserted by the Company relating to or arising from breaches of the representations, warranties or covenants of Parent or Sub contained in this Agreement and to be made or performed at or prior to the Closing. If this Agreement is terminated either by Parent or the Company pursuant to any provision of Section 7.01 other than a termination described in clauses (i), (ii) or (iii) of this Section 5.05(g), then, Parent and the Company shall instruct the escrow agent under the Escrow Agreement to release the Letter of Credit to Parent.

   (h) As a condition to the release of the Letter of Credit to the Company under Section 5.05(g), the Company shall deliver to the Parent an agreement which irrevocably and unconditionally releases, acquits, and forever discharges Parent and Sub and their respective successors, assigns, officers, directors, employees, agents, stockholders, Subsidiaries, Parent companies and other Affiliates (corporate or otherwise) (the "Released Parties") of and from any and all Released Claims, including, without limitation, all Released Claims arising out of, based upon, resulting from or relating to the negotiation, execution, performance, breach or otherwise related to or arising out of the Transaction Documents or any agreement entered into in connection therewith or related thereto. "Released Claims" as used herein shall mean any and all charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights of offset or recoupment, accounts, damages, costs, losses or expenses (including attorneys' and other professional fees and expenses) held by the Company or any of its Subsidiaries, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative relating to the transactions contemplated by the Transaction Documents, provided, however, that Released Claims shall not include claims for unpaid expenses and interest described in Section 5.05(i) relating to the release of the Escrowed Property (as defined in the Escrow Agreement) or for any escrow expenses unpaid by Parent and withheld by the escrow agent from the Escrowed Property pursuant to the Escrow Agreement

   (i) In the event that this Agreement is terminated and Parent and the Company do not promptly agree on who is entitled to the Letter of Credit then, upon a Final Determination (as defined in the Escrow Agreement) the non-prevailing party shall pay to the prevailing party (x) the amount of the reasonable fees and expenses actually incurred by the prevailing party in connection with obtaining the Final Determination and (y) interest on the face amount of the Letter of Credit at the annual rate of 10% commencing as of the date of the termination or purported termination of this Agreement and ending as of the date that the Escrowed Property has been released from escrow to the prevailing party.

   SECTION 5.06. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholder Agreement shall be in the form heretofore agreed to by the parties.

   SECTION 5.07. Delsener/Slater Spin Off. Prior to the Closing, the Company shall (a) contribute all of the capital stock of SFX Concerts, Inc., formerly known as Delsener/Slater Enterprises, Inc. ("Delsener/Slater"), that the Company directly or indirectly owns to a newly formed Subsidiary of the Company to be formed in Delaware ("Delsener/Slater Holdings"), and (b) distribute pro rata to the holders of Common Stock, to the holders of Series D Preferred Stock and (if the Company so elects) to the holders of interests in the Company's Director Deferred Stock Purchase Plan (the "Spin Off"), in a taxable transaction, all of the capital stock owned by the Company in Delsener/Slater Holdings, with the holders of the Class A Common Stock and Class B Common Stock receiving in the Spin Off class A common stock and class B common stock, respectively, of Delsener/Slater Holdings having features similar to such Class A Common Stock or Class B Common Stock; provided that, notwithstanding the foregoing, simultaneously with the Spin Off, the Company shall place that number of shares of the class A common stock of Delsener/Slater Holdings in an escrow account with an escrow agent selected by the Company and governed by an escrow agreement reasonably acceptable to the Company and Parent for delivery to the holders of the IPO Warrants, Huff Warrants and SCMC Warrants upon exercise of such

 Warrants that equals the aggregate number of shares of common stock of Delsener/Slater Holdings that the holders of such Warrants would have been entitled to receive as a result of their ownership of the Class A Common Stock that they would have received if they had exercised all of their IPO Warrants, Huff Warrants and SCMC Warrants immediately prior to the Spin Off. As soon as practicable following the execution of this Agreement, Parent and the Company shall in good faith mutually agree on the definitive documentation necessary to effectuate the Spin Off and document the contractual relationship between Delsener/Slater Holdings and the Company (the "Spin Off Documentation"). The parties hereto agree that the Spin Off Documentation shall be consistent with the following principles:

   (a) Delsener/Slater Holdings shall indemnify, defend and hold the Company and its Subsidiaries (other than Delsener/Slater Holdings and its Subsidiaries, collectively the "Delsener/Slater Group") harmless from and against any liabilities (other than income tax liabilities) to which the Company or any of its Subsidiaries (other than the Delsener/Slater Group) may be or become subject that relate to the assets, business, operations, debts or liabilities of the Delsener/Slater Group including without limitation, liabilities to be assumed by any member of the Delsener/Slater Group as contemplated herein, whether arising prior to, concurrent with or after the Spin Off or as a result of the failure to obtain all necessary third party consents to the Spin Off.

   (b) The Company shall indemnify, defend and hold the Delsener/Slater Group harmless from and against any liabilities (other than income tax liabilities) to which the Delsener/Slater Group may be or become subject that relate to the assets, business, operations, debts or liabilities of the Company or its Subsidiaries (other than the Delsener/Slater Group) whether arising prior to, concurrent with or after the Spin Off.

   (c) The Spin Off Documentation shall include an agreement that addresses issues of the allocation of Tax liabilities and deconsolidation of the Company and the Delsener/Slater Group which shall be consistent with the following principles:

     (i) Any tax sharing agreement between any of the Delsener/Slater Group and any of the Company and its Subsidiaries shall be terminated as of the effective date of the Spin Off (the "Spin Off Date") and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     (ii) The Company shall include the income of the Delsener/Slater Group (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on the Company's consolidated federal income tax returns and consolidated or combined state and local income taxes that are properly includible thereon for all periods through the Spin Off Date and pay any income taxes attributable to such income. Delsener/Slater Holdings shall reimburse the Company for the federal, state and local income taxes payable by the Company Tax Group attributable to such income, as determined on a separate company basis, to the extent not included in the computation of the Working Capital, provided that Delsener/Slater Holdings shall have no reimbursement obligation if the Company has no income tax liability on a consolidated basis as a result of a net operating loss. The Delsener/Slater Group will furnish tax information to the Company for inclusion in the Company's federal consolidated income tax return for the period which includes the Spin Off Date in accordance with Delsener/Slater's past custom and practice. The income of the Delsener/Slater Group will be apportioned to the period up to and including the Spin Off Date and the period after the Spin Off Date by Closing the books of the Delsener/Slater Group as of the end of the Spin Off Date.

     (iii) The Company shall control any audit or contest relating to Taxes attributable to the Company Tax Group. The Company shall allow Delsener/Slater Holdings and its counsel to participate, at its own expense, in any audits of the Company's consolidated federal income tax returns to the extent that such returns relate to the Delsener/Slater Group. The Company will not settle any such audit in a manner which would adversely affect the Delsener/Slater Group after the Spin Off Date without the prior written consent of Delsener/Slater Holdings, which consent shall not unreasonably be withheld.

      (iv) The Company shall immediately pay to Delsener/Slater Holdings any tax refund (or reduction in tax liability) resulting from a carry back of a post-acquisition tax attribute of any of the Delsener/Slater Group into the Company's consolidated tax return, when such refund or reduction is realized by the Company Tax Group. The Company will cooperate with the Delsener/Slater Group in obtaining such refunds (or reduction in tax liability), including through the filing of amended tax returns or refund claims. Delsener/Slater Holdings will indemnify the Company for any Taxes resulting from the disallowance of such post-acquisition tax attribute on audit or otherwise.

     (v) The Company shall not elect to retain any net operating loss carryovers or capital loss carryovers of the Delsener/Slater Group.

     (vi) Delsener/Slater Holdings shall indemnify the Company Tax Group for any Taxes arising from any gain, realized by the Company arising out of, based upon or attributable to the Spin Off to the extent that such taxable income exceeds the net operating losses of the Company that are available to the Company in the taxable year of the Spin Off (without regard to subsequent taxable years) to shelter such taxable income for purposes of computing the federal income tax liability of the Company Tax Group. The Company agrees to consult in good faith with Delsener/Slater Holdings regarding the amount of gain, if any, recognized by the Company as a result of the Spin Off.

   (d) The Spin Off Documentation shall provide for the registration under applicable federal and state securities laws of the distribution of securities of Delsener/Slater Holdings in the Spin Off and the exercise of the Warrants if such registration is either required under applicable law or would otherwise be required to cause such securities to be freely transferable by Persons not Affiliates of Delsener/Slater Holdings, and customary representations and warranties regarding information contained in the Registration Statement and other filings made with the SEC in connection with the Spin Off.

   (e) The Spin Off Documentation shall provide that the Company shall obtain all necessary third party consents to the Spin Off except where the failure to obtain such consents, in the aggregate, would not (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under the Transaction Documents in any material respect or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents. The Spin Off Documentation shall provide that the Spin Off shall be done in compliance with the Company's certificate of incorporation and by-laws and in material compliance with all applicable laws and shall be subject to obtaining all applicable consents of Governmental Entities.

   (f) (i) At the time of the Spin Off, Delsener/Slater Holdings shall assume that certain Lease Agreement dated May 1, 1986, as amended, between AR DE Realty Corp., N.V. and Sillerman-Magee Communications Management Corporation, assumed by the Company, and that certain Lease Agreement dated May 27, 1997, between HIRO Real Estate Co. and the Company (the "Leases"), debt and liabilities incurred by Delsener/Slater or Delsener/Slater Holdings or their respective Subsidiaries after the date hereof in connection with acquisitions and capital expenditures approved by their respective Boards of Directors and such other debt and liabilities as Delsener/Slater Holdings deems appropriate. The Company shall cause Delsener/Slater Holdings and its Subsidiaries to be released from all other debt and accrued liabilities.

     (ii) The Delsener/Slater Group shall be entitled to all accounts receivable relating to the Entertainment Business of the Company.

     (iii) The Company shall, or shall cause its Subsidiaries to, as applicable, contribute, transfer or convey to Delsener/Slater Holdings, prior to the Spin Off (or at such time contemplated by Section 5.07(h)), the assets described in Section 5.07(f)(iii) of the Company Disclosure Schedule, and Delsener/Slater Holdings shall assume all of the Company's and such Subsidiaries' obligations under such agreements to the extent set forth on such schedule.

   (g) The Spin Off Documentation shall not include any representations or warranties by the Company relating to the business, operations, assets, debts or liabilities of Delsener/Slater Holdings or its Subsidiaries.

    (h) On the Closing Date, the employees of the Company listed in Section 5.07(h) of the Company Disclosure Schedule (the "Spin Off Employees") shall be offered full-time employment by Delsener/ Slater Holdings or one of its Subsidiaries. If the Spin Off occurs prior to the Closing Date, such employees shall continue to be employed by the Company (at the Company's expense), but shall devote such time as deemed reasonably necessary, consistent with their obligations to the Company, in support of the conduct of the Entertainment Business by the Delsener/Slater Group on a basis consistent with the time and scope of services that such employees devoted and provided to the Entertainment Business prior to the Spin Off. Effective immediately prior to the Effective Time, Delsener/Slater Holdings shall assume all obligations arising under any employment agreement or arrangement (written or oral) between the Company or any of its Subsidiaries and the Spin Off Employees other than the rights, if any, of the Spin Off Employees to receive the options upon termination following a change of control as defined in their respective employment agreements (the "Termination Options") immediately prior to the Effective Time (with such Termination Options being deemed granted as of such time) and all existing rights to indemnification. Such assumption agreement shall provide that the Company and its Subsidiaries, effective as of the Effective Time (or effective as of the Spin Off Date as to any member of the Spin Off Employees that devotes substantially all of his or her business time to the Entertainment Business) shall be indemnified by Delsener/Slater Holdings from all obligations arising under such employment agreements or arrangements (except in respect of the Termination Options and all existing rights to indemnification). The above-described assumption agreement shall also provide that the Company and its Subsidiaries (other than the Delsener/Slater Group) shall release the Executive Group from all Claims by the Company or its Subsidiaries (other than the Delsener/Slater Group) except for Claims arising from or attributable to the transactions contemplated by this Agreement or any other Transaction Document or otherwise asserted prior to the Effective Time. The Delsener/Slater Group shall not solicit the employment of any employees of the Company or its Subsidiaries not currently engaged in the Entertainment Business; provided, however, that the Delsener/Slater Group may solicit and contract for the employment effective no earlier than the Effective Time, of Spin Off Employees.

   (i) (i) In the event that the Spin Off occurs prior to the Closing Date then on the Spin Off Date, the management of the Company shall make an allocation of working capital between Delsener/Slater Holdings and the Company, consistent with the proper operation of the Company in its usual, regular and ordinary course, and the Company shall deliver to Delsener/Slater Holdings, in immediately available funds by wire transfer to such bank account as Delsener/Slater Holdings shall specify, any positive amount allocated to Delsener/Slater Holdings.

     (ii) Not less than five business days prior to the Closing Date, the Company shall deliver to Delsener/Slater Holdings a good faith estimate of Working Capital (as defined in Section 5.07(i)(iv)) as of the Closing Date (the "Estimated Working Capital") accompanied by a certificate by the Chief Executive Officer and Chief Financial Officer of the Company certifying that the Estimated Working Capital has been calculated in accordance with this Agreement. If the Estimated Working Capital is a positive number, then at the Closing the Company shall deliver to Delsener/Slater Holdings, in immediately available funds by wire transfer to such bank account as Delsener/Slater Holdings shall specify, an amount of cash equal to the Estimated Working Capital. If the Estimated Working Capital is a negative number, then at the Closing the Company shall cause Delsener/Slater Holdings to deliver, and Delsener/Slater Holdings shall deliver to the Company, in immediately available funds by wire transfer to such bank account as the Company shall specify, an amount of cash equal to the Estimated Working Capital.

     (iii) (A) As soon as practicable after the Closing Date, the Company will prepare a statement of Working Capital as of the Closing Date, which will be audited by Ernst & Young LLP (the "Company's Working Capital Statement") at the expense of the Company. The Company will deliver the Company's Working Capital Statement to Delsener/Slater Holdings as soon as practicable and in any event within ninety days after the Closing Date. If within fifteen days following delivery of the Company's Working Capital Statement to Delsener/Slater Holdings, Delsener/Slater Holdings has not given the Company notice of its objection to the Company's Working Capital Statement (such notice must contain a statement of the basis of such objection), then the Working Capital reflected on the Company's Working Capital Statement shall be deemed final and conclusive and shall be the "Final Working Capital." If Delsener/Slater Holdings gives such notice of objection within the fifteen day period, then the issues in dispute will be submitted to a "big six" accounting firm (other than Ernst & Young LLP) to be selected jointly by Delsener/Slater Holdings and the Parent within the following fifteen days or, if they fail to agree, such accounting firm shall be Arthur Andersen (Chicago office) (it being understood that the Chicago office of Arthur Andersen was chosen because of representations made that neither Parent and its Affiliates or the Company and its Affiliates have a material relationship with such office and if any of such parties prior to the calculation of the Final Working Capital develops a material relationship with such office, the party having such a relationship shall promptly notify the other party of such relationship and the parties will select another office of Arthur Andersen or another "big six" accounting firm with which none of such parties has a material relationship to serve as the accountants) (the "Accountants"), for resolution and the Accountants shall determine the "Final Working Capital" within thirty days after the dispute is submitted to them. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of Final Working Capital, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Delsener/Slater Holdings and the Company will each bear one-half of the fees and expenses of the Accountants for such determination. The Company shall make its employees and books and records available to Delsener/Slater Holdings for purposes of verifying Final Working Capital and shall cause Ernst & Young LLP to make its work papers used in determining Final Working Capital available to Delsener/Slater Holdings.

     (B) On the third business day following the determination of the Final Working Capital (the "Payment Date"), (i) if the Working Capital Adjustment Amount (as defined below) is a positive number, then the Company will pay such amount to Delsener/Slater Holdings in immediately available funds by wire transfer to such bank account as Delsener/Slater Holdings shall specify and (ii) if the Working Capital Adjustment Amount is a negative number, then Delsener/Slater Holdings will pay such amount to the Company in immediately available funds by wire transfer to a bank account specified by the Company. Notwithstanding the foregoing, if Delsener/Slater Holdings has notified the Company in writing prior to the Payment Date that it wishes to have all or any portion of the Final Working Capital (such amount, the "Consideration Adjustment") treated as an adjustment to the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration, the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration shall be increased by an amount equal to the quotient of the Consideration Adjustment divided by the fully diluted number of shares of Common Stock outstanding immediately prior to the Effective Time, and the Company shall
    (1) promptly distribute the appropriate amount to the appropriate holders, immediately prior to the Effective Time, of Common Stock and Series D Preferred Stock, (2) promptly distribute upon exercise the appropriate amount to holders of Options, Warrants and Unit Purchase Options unexercised immediately prior to the Effective Time, and (3) promptly distribute the appropriate amount to holders of Options, Warrants, and Unit Purchase Options who exercised such securities on and after the Effective Time and prior to the Payment Date; provided that as a condition precedent to the Company's obligations under this sentence, Delsener/Slater Holdings shall have paid to the Company in immediately available funds by wire transfer to an account specified by the Company the difference, if any, between the Consideration Adjustment and the Working Capital Adjustment Amount so that the aggregate net amount to be paid or received by the Company, as the case may be, pursuant to this sentence is equal to the amount that would have been paid or received, as the case may be, pursuant to the first sentence of this paragraph had the Consideration Adjustment not been made.

     (iv) The term "Working Capital" shall mean, as of the point in time immediately prior to the Effective Time, the sum of all current assets of the Company and its consolidated Subsidiaries minus the sum of all current liabilities of the Company and its consolidated Subsidiaries, each as determined in accordance with GAAP applied on a basis consistent with the balance sheet of the Company as of June 30, 1997 included in the Company SEC Documents (provided that no liabilities or reserves reflected on such balance sheet shall be reduced or eliminated except by reason of a payment or credit occurring in the ordinary course of business and consistent with past practices).

   Notwithstanding the foregoing, Working Capital shall, without duplication either in this computation or as between this computation and the computation of Excess Debt, (i) be increased by the lesser of (A) 50% of all fees and expenses incurred by the Company in connection with acquiring consents from holders of the Series E Preferred Stock and the 2006 Notes in connection with the transactions contemplated by this Agreement and (B) $1,000,000, (ii) be increased by, if a positive number, or decreased by, if a negative number, the product of (A) the Class A Common Stock Merger Consideration and (B) the difference between 15,589,083 less the sum of the fully diluted number of shares of Common Stock outstanding immediately prior to the Effective Time (excluding the Meadows Shares (as defined below)) (calculated in a manner consistent with Section 3.01(c)(i) of the Company Disclosure Schedule, such calculation to include, without limitation, derivative securities that will become issuable upon consummation of the transactions contemplated by this Agreement), (iii) be reduced by the difference between $84,554,649 less the sum of (A) the aggregate exercise price of all Options, Warrants and Unit Purchase Options outstanding immediately prior to the Effective Time plus (B) the aggregate exercise price of all Unit Purchase Option Warrants underlying Unit Purchase Options outstanding immediately prior to the Effective Time plus (C) the aggregate base price of all SARs outstanding immediately prior to the Effective Time, (iv) be reduced by the product of (A) $42 and (B) the aggregate number of shares of Common Stock subject to a right of repurchase in favor of the Company (the "Meadows Shares") granted pursuant to that certain Agreement of Merger dated February 12, 1997 among the Company, Nederlander of Connecticut, Inc. and the other parties thereto outstanding immediately prior to the Effective Time, (v) be increased by all capital expenditures paid by the Company and its Subsidiaries after June 30, 1997 and immediately prior to the Effective Time permitted by Section 4.01(a)(vii),
(vi) be decreased by all accrued capital expenditures of the Company as of immediately prior to the Effective Time (to the extent not reflected in current liabilities), (vii) be increased by dividends that have been accrued immediately prior to the Effective Date whose regularly scheduled payment date has not then yet occurred, (viii) except as required by clause (xi) below, exclude any liabilities attributable to Indebtedness, (ix) exclude any liabilities included in clauses (i) through (v) of the following sentence,
(x) be decreased by unpaid costs, fees and expenses of the Company arising out of, based upon or that will arise from the transactions contemplated by this Agreement (other than as a result of actions taken by Sub) (including, without limitation, amounts related to the termination of any employees, broker fees, legal, accounting and advisory fees and fees incurred in connection with third party consents, waivers and amendments of creditors or holders of Preferred Stock), (xi) be reduced by the amount of the Excess Debt, if a positive number, or be increased by the amount of the Excess Debt, if a negative number, and (xii) be reduced by the amount of the Series E Premium (as defined below).

   The term "Series E Premium" shall mean the difference between (i) the Average Trading Price times 142,032 and (ii) 14,203,200. The term "Average Trading Price" shall mean the highest of the following averages: (i) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days ending on the Closing Date, or (ii) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days immediately preceding February 9, 1998.

   The term "Excess Debt" shall mean, as of immediately prior to the Effective Time, the difference between the sum of the following and $899,700,000: (i) the difference between (A) Indebtedness of the Company and its consolidated Subsidiaries less (B) the difference between $70,000,000 and any amounts (other than the reimbursement of expenses) actually received by the Company and its consolidated subsidiaries after the date hereof under agreements relating to the sale or LMA (such LMA payments not to exceed $30,000 per month) of its WVGO-FM and the sale or LMA of its Jackson/Biloxi radio stations, less (C) any Indebtedness incurred to finance acquisitions approved by Parent of stock of or substantially all of the assets of radio stations, less (D) interest accrued as of immediately prior to the Effective Time that is not then due and payable, (ii) the Series B Merger Consideration, (iii) the Series C Merger

 Consideration, (iv) the liquidation preference amount of the Series E Preferred Stock, and (v) Environmental Costs or Liabilities accrued and not paid after June 30, 1997 to the extent they exceed $100,000 in the aggregate. "Working Capital Adjustment Amount" shall mean an amount equal to the Final Working Capital, less the Estimated Working Capital, together with interest on the absolute value of the difference at 10% per annum beginning on the Closing Date and ending on the date of payment of the Working Capital Adjustment Amount as provided in Section 5.07(i)(iii)(B).

   Notwithstanding the foregoing, Working Capital shall not include any asset transferred to Delsener/ Slater Holdings or any of its Subsidiaries, any liability assumed by Delsener/Slater Holdings, or any liability to which none of the Company or any of its Subsidiaries is a party immediately after the Effective Time and any such computation shall assume that the Spin Off has been consummated.

   (j) The Company may, in its sole discretion, (i) at any time prior to the filing of the Proxy Statement with the SEC, dispose of its interest in Delsener/Slater for any reason and in any manner, and (ii) at any time after the Proxy Statement has been filed with the SEC, if the Spin Off would violate applicable law or any material agreement to which the Company or any of its Subsidiaries is a party, dispose of Delsener/Slater in any manner (an "Alternate Transaction"); provided that in each such case the terms of such disposition do not delay the consummation of the Merger, are not materially more adverse to the Company or Parent than the Spin Off and any resulting adverse financial changes are appropriately reflected in Working Capital; and provided further that to the extent that any such disposition results in fixed and determinable financial benefits to Parent when compared to the Spin Off, the Class A Common Stock Merger Consideration and Class B Common Stock Merger Consideration shall be adjusted in an aggregate amount equal to such increase in benefits.

   (k) At the request of Delsener/Slater and subject to the requirements and restrictions imposed on the Company by any of its financing documents, the Company shall from time to time after the date hereof and prior to the Spin Off Date permit Delsener/Slater to (i) acquire (whether by merger, stock or asset acquisition or otherwise) additional businesses engaged in the business in which Delsener/Slater is engaged or (ii) make capital improvements on assets owned or leased by Delsener/Slater or its Subsidiaries, and in each such case loan Delsener/Slater the funds with which to place deposits on and consummate such acquisitions and capital improvements. All amounts borrowed by Delsener/Slater from the Company pursuant to this clause (k) shall be paid by Delsener/Slater to the Company by wire transfer of immediately available funds to a bank account specified by the Company on the Spin Off Date and shall not be considered for purposes of computing Working Capital under clause (i) of this Section 5.07. In furtherance of the foregoing, the Company shall be entitled to increase the borrowing availability under the Credit Agreement for such purposes. The Company shall use its best efforts to obtain any waivers, consents or modifications under any financing or other agreement of the Company required or desirable in connection with such acquisitions or capital improvements.

   (l) Notwithstanding anything in this Agreement to the contrary, the consummation of the transactions contemplated by this Section 5.07 and in the Spin Off Documentation or any action or inaction taken in furtherance thereof, including without limitation any transaction to which neither the Company nor any of its Subsidiaries (other than Delsener/Slater Holdings and its Subsidiaries) is a party, shall not be deemed to be a breach of a representation, warranty or covenant in this Agreement unless the foregoing, except as otherwise specifically permitted hereunder, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement in any material respect or delay or prevent the consummation of the transactions contemplated by this Agreement.

   (m) The indemnification obligations referred to in this Section 5.07 shall survive the Spin Off Date for a period of six years and thereafter as to any claims for indemnification asserted prior to the expiration of such period.

   (n) Prior to the Spin Off Date, the Company and Delsener/Slater Holdings shall obtain from Ron Delsener and Mitch Slater a release or waiver of any rights that they may have to purchase or acquire all or part of the Delsener/Slater Group.

    (o) Prior to the Spin Off Date, Delsener/Slater Holdings shall assume all obligations of the Company and its Subsidiaries arising under the Sunshine Agreement and, if not terminated prior to the Spin Off Date, the agreement described in Section 4.06 of the Company Disclosure Schedule. Prior to the Spin Off Date, the Company shall accelerate the issuance of, and issue, any shares of Common Stock contemplated by the Sunshine Agreement.

   (p) The Spin Off Documentation shall provide that prior to the Effective Time the Company shall, to the extent requested by Parent, cause the Delsener/Slater Group to perform its obligations under the Spin Off Documentation.

   SECTION 5.08. Repayment of Indebtedness. At or prior to the Closing, Parent shall cause all Indebtedness outstanding under the Credit Agreement to be repaid and shall cause all lenders party to the Credit Agreement to terminate and release all Liens on any property or assets (including, without limitation, the stock of Delsener/Slater Holdings and its Subsidiaries and all of their respective properties and assets) subject to the Spin Off or Alternate Transaction, as applicable, securing such Indebtedness. Notwithstanding the immediately preceding sentence, Parent may cause all Indebtedness under the Credit Agreement to be refinanced in full or may obtain waivers to any breaches of the Credit Agreement that the transactions contemplated herein would cause so long as (a) any such refinancing or the obtaining of such waivers would not adversely affect any consent obtained by the Company to implement the Spin Off or Alternate Transaction and (b) all Liens on any property or assets (including without limitation the stock of Delsener/Slater Holdings and its Subsidiaries and all of their respective properties and assets) subject to the Spin Off or Alternate Transaction, as applicable, securing such indebtedness shall be released at or prior to the Closing.

   SECTION 5.09. Closing Extension. Parent may extend the initial Termination Date set forth in Section 7.01(b)(ii) for up to three calendar months, in one calendar month intervals, by providing the Company notice of its election to do so not later than five days prior to the then scheduled Termination Date. In the event that Parent elects to extend the Termination Date pursuant to the immediately preceding sentence, the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration shall each be increased by $1.00 for each calendar month that the Termination Date is extended beginning on the first day of each such month provided, however, that no such increase shall be paid if (i)(A) all conditions to the obligations of Parent and Sub to effect the Merger set forth in Section 6.01 and Section 6.02 have been satisfied except for the conditions set forth in Sections 6.01(b) and 6.01(c) and (B) the failure to satisfy the conditions set forth in Sections 6.01(b) and 6.01(c) is primarily the result of Acts or Changes or (ii) (A) the Merger shall be restrained or otherwise prohibited by a temporary or preliminary judicial order, decree, ruling or other action arising from claims or litigation involving the Company and its stockholders (collectively, the "Preliminary Order") and (B) Parent delivers to the Company prior to the applicable Termination Date written notice to the effect that it shall consummate the Merger within ten business days after the lifting or withdrawal of the Preliminary Order; provided that if, within ten business days after the date of the lifting or withdrawal of the Preliminary Order, Parent fails to consummate the Merger and such failure is not due to the Company's failure to fulfill any of its obligations contained in Section
6.01 and Section 6.02, the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration shall be increased by $2.00 for each calendar month (or partial calendar month) after the initial Termination Date provided for herein. In the event that the Preliminary Order has not been lifted or withdrawn by the close of business on August 31, 1998, then either Parent or the Company may extend the date of the Closing for an additional 45 days by delivering, prior to September 1, 1998, written notice to the other party to such effect. In the event that (x) neither Parent nor the Company elects to extend the Closing for such additional 45-day period or
(y) either Parent or the Company elects to extend the Closing for such 45-day period and the Preliminary Order has not been lifted or withdrawn prior to the end of such 45-day period, then this Agreement shall terminate without any liability or obligation on the part of either party other than payment of fees and expenses pursuant to Section 5.05(a) and the obligation to release the Letter of Credit to Parent.

   SECTION 5.10. [Intentionally Omitted]

   SECTION 5.11 Change of Name. Within 10 business days after the Closing, Parent shall cause Surviving Corporation and each of its Subsidiaries, if necessary, to file certificates of amendment with the appropriate Secretary of State, amending such company's certificate of incorporation to change the name of such Company to any name which does not include the letters "SFX". At the Closing, Parent will assign to Delsener/Slater Holdings or its designee all right, title and interest, including all the good will related thereto, in and to the name "SFX" together with all causes of action and the right to recover for past infringements of the name "SFX." As soon as commercially practicable, but in no event later than six months from the Closing Date, Parent shall cease all use of the name "SFX" in all modes.

   SECTION 5.12. Outstanding Indebtedness. Except as contemplated in Section 5.07, as of immediately prior to the Effective Time the Company shall take such action so as to cause the outstanding indebtedness of the Company for borrowed money (excluding leases) to consist only of the Notes and borrowings under the Credit Agreement, as it may be amended in accordance with Section 5.07.

   SECTION 5.13. Entertainment Business. In the event that the transactions contemplated by Section 5.07 are not consummated at or prior to the Closing and Parent nonetheless waives the condition set forth in Section 6.02(e), the Class A Merger Consideration and the Class B Merger Consideration shall be increased by the quotient of $42,500,000 divided by the fully diluted number of shares of Common Stock outstanding immediately prior to the Effective Time.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

   SECTION 6.01. Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

   (a) Stockholder Approval. The Stockholder Approval shall have been obtained with respect to (i) the approval and adoption of this Agreement and the Merger and (ii) the Amendments that modify Sections 5.1 and 5.6 of the Company's Restated Certificate of Incorporation (collectively, the "Merger Approval").

   (b) FCC Consents. The FCC shall have issued the FCC consent ("FCC Consent") approving the applications for transfer of control of the FCC Licenses for the operation of the Licensed Facilities in connection with the Merger.

   (c) HSR Act. The applicable waiting period under the HSR Act shall have expired or terminated.

   (d) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity preventing the consummation of the Merger shall be in effect.

   SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent the failure of such representations and warranties to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

   (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

   (c) Final Order. The FCC Consent shall not contain any conditions that would be materially adverse to either the Parent, the Surviving Corporation or their Affiliates. The FCC Consent shall be a

 Final Order. A "Final Order" shall be an action by the FCC (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) with respect to which no timely request for stay or review, petition for reconsideration or appeal has been filed by a non-party to this Agreement (or an Affiliate of Parent) or the FCC Applications or sua speonte action of the FCC with comparable effect is pending and (iii) as to which the normal time for filing any such request, petition or appeal or for the taking of any such sua speonte action by the FCC has expired.

   (d) Release Agreements. The following shall have been obtained (i) the Release Agreement from each member of the Executive Group as contemplated in
Section 4.05 and (ii) the assumption agreements contemplated in Section
5.07(h).

   (e) Delsener/Slater. The Spin Off or an Alternate Transaction shall have been consummated.

   (f) Third Party Consents. All Third Party Consents shall have been obtained other than those the failure of which to obtain would not have a Material Adverse Effect on the Company.

   Notwithstanding anything herein to the contrary, the obligations of Parent and Sub to effect the Merger shall not be subject to the consummation of any of the acquisitions, dispositions, exchanges or other transfers of assets which are contemplated by Section 4.01(a) of the Company Disclosure Schedule.

   SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent the failure of such representations and warranties to be true and correct would not, in the aggregate, have a Material Adverse Effect on Parent's ability to perform its obligations hereunder. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

   (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

   (c) Grace Period If Stockholder Approval Is Not Obtained for Other Amendments. If the Stockholder Approval of the Amendments other than those contained in Sections 5.1 and 5.6 of the Company's Restated Certificate of Incorporation is not obtained by the date the Merger Approval is obtained at the Stockholders Meeting, then at least forty-five (45) days shall have passed from such date; provided, however, that if such forty-five day period would end after May 14, 1998, such period shall be deemed to end on May 14, 1998.

                                 ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER

   SECTION 7.01. Termination. This Agreement may be terminated prior to the Effective Time whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

   (a) by mutual written consent of Parent, Sub and the Company by mutual action of their respective Boards of Directors;

   (b) by either Parent or the Company:

     (i) (A) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof at which the Merger Approval shall have been voted upon, any portion of the Merger Approval shall not have been obtained or
    (B) unless (1) prohibited by an event described in either clause (iii) or
    (v) of this Section 7.01(b) or (2) resulting from any act or omission of Parent or Sub or their Affiliates, as of the day immediately prior to the Termination Date either (x) no Stockholders Meeting shall have been held or (y) if held no vote shall have been taken in respect of the Merger Approval;

     (ii) if the Merger shall not have been consummated on or before the Termination Date; the term Termination Date shall mean (A) May 31, 1998 or
    (B) if such date has been extended by Parent as provided in Section 5.09, the date as so extended;

     (iii) if any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action permanently enjoining, restraining or otherwise permanently prohibiting the Merger and such order, injunction, decree, ruling or other action shall have become final and nonappealable (other than a judicial order, decree, ruling or other action contemplated by Section 7.01(b)(v));

     (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which
    (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) or Section 6.03(a) or (b), as applicable, and (B) cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach provided in no event shall such thirty (30) day period extend beyond the Termination Date (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

     (v) if the Merger shall have been permanently restrained, enjoined or otherwise permanently prohibited by a judicial order, decree, ruling or other action arising from Claims or litigation involving the Company and its stockholders;

   (c) by the Company prior to obtaining the Merger Approval, if (i) the Board of Directors of the Company shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to the Company's stockholders under applicable law, to terminate this Agreement to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal, (ii) the Company shall have given notice to Parent advising Parent that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions of such Superior Proposal (including the identity of the third party) and the material terms and conditions of any agreements or arrangements to be entered into in connection with a Superior Proposal with respect to the Principal Stockholder and that the Company intends to terminate this Agreement in accordance with this Section 7.01(c), and (iii) either (A) Parent shall not have revised its takeover proposal within five business days after the date on which such notice is deemed to have been given to Parent, or (B) if Parent within such period shall have revised its takeover proposal, the Board of Directors of the Company, after receiving advice from the Company's financial advisor, shall have determined in its good faith reasonable judgment that the third party's Takeover Proposal is superior to Parent's revised takeover proposal; provided that the Company may not effect such termination pursuant to this Section 7.01(c) unless the Company has contemporaneously with such termination tendered payment to Parent, or its designee, of the Termination Fee and the Reimbursement Amount (if and to the extent that Parent has provided to the Company documentation reasonably acceptable to the Company in support of the amounts claimed) that is due Parent or its designee pursuant to Section 5.05; or

   (d) by Parent if (i) the Board of Directors or the Independent Committee of the Company shall have failed in the Proxy Statement to make the recommendation contemplated by Section 4.03, (ii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced (other than by the Company or its Affiliates) and the Board of Directors of the Company fails to timely recommend against the stockholders of the Company tendering their shares into such tender offer or exchange offer, or (iii) a Takeover Proposal has been publicly announced by the Company and the Board of Directors of the Company shall fail to publicly reaffirm its approval or recommendation of the Merger and this Agreement on or before the tenth business day following the date on which such Takeover Proposal shall have been announced; provided that Parent in exercising its termination rights hereunder may condition the effectiveness of such termination upon receipt of the Termination Fee and Reimbursement Amount (if and to the extent that Parent has provided to the Company documentation reasonably acceptable to the Company in support of the amounts claimed) that are due Parent or its designee pursuant to Section 5.05.

    SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, (i) other than the provisions of the last sentence of Section 5.01, Section 5.05, this
Section 7.02 and Article VIII, and (ii) except to the extent that such termination results from the Material Breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case subject to Section 5.05 the non-breaching party will be entitled to recover damages and its Expenses.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

   SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

                      Hicks, Muse, Tate & Furst Incorporated
                      200 Crescent Court, Suite 1600
                      Dallas, Texas 75201
                      Telecopy No.: (214) 740-7313
                      Attention: Lawrence D. Stuart, Jr.

     with a copy to:

                      Vinson & Elkins L.L.P.
                      3700 Trammell Crow Center
                      2001 Ross Avenue
                      Dallas, Texas 75201
                      Telecopy No.: (214) 220-7716
                      Attention: Michael D. Wortley

     and

     (b) if to the Company, to

                      SFX Broadcasting, Inc.
                      150 East 58th Street, 19th Floor
                      New York, New York 10155
                      Telecopy No.: (212) 753-3188
                      Attention: Howard J. Tytel

     with a copy to:

                      For the Company:
                      Baker & McKenzie
                      805 Third Avenue
                      New York, NY 10022
                      Telecopy No.: (212) 759-9133
                      Attention: Amar Budarapu

     and

                      For the Independent Committee:
                      Morgan, Lewis & Bockius LLP
                      101 Park Avenue
                      New York, New York 10178
                      Telecopy No.: (212) 309-7044
                      Attention: Howard L. Shecter

    SECTION 8.03. Definitions. For purposes of this Agreement:

   (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

   (b) "Entertainment Business" means the business of venue ownership, operation and management and the booking, promotion and/or production of entertainment events and shall include, without limitation, related merchandising, concession management and Internet-based marketing;

   (c) "Environmental Laws" means all applicable laws and rules of common law pertaining to the environment and natural resources, including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Emergency Planning and Community Right to Know Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar an analogous statutes, regulations and decisional law of any governmental authority, as each of the foregoing may be amended and in effect on or prior to the Closing;

   (d) "Expenses" has the meaning assigned thereto in Section 5.05(d);

   (e) "Indebtedness" has the meaning assigned thereto in Section
3.01(p)(ii);

   (f) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence relating to the United States economy in general or to the United States radio broadcasting industry in general, and, as applicable, not specifically relating to the Company or Parent or their respective Subsidiaries;

   (g) "Permitted Liens" has the meaning assigned thereto in Section
3.01(u)(iv);

   (h) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

   (i) a "Significant Subsidiary" means any Subsidiary of the Company or Parent, as applicable, that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC;

   (j) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person;

   (k) "Superior Proposal" means (x) a bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of Common Stock then outstanding or all or substantially all the assets of the Company, and
(y) otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such third party and for which the Board of Directors of the Company determines, in its good faith reasonable judgment, that such proposed transaction is reasonably likely to be consummated without undue delay;

   (l) "Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any more than 25% of the voting power of, or a substantial portion of the assets of, the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement; provided, however, that such term does not include the transactions contemplated hereby or in any ancillary documents;

    (m) "Taxes" has the meaning assigned thereto in Section 3.01(j)(viii);
and

   (n) "Company Disclosure Schedule" means the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement.

   SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

   SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and
(b) except for the provisions of Article II, and Section 5.04, are not intended to confer upon any Person other than the parties any rights or remedies.

   SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (i) upon notice to the Company and without releasing Parent or Sub from any of their obligations or liabilities hereunder, Parent or Sub may assign or delegate any or all of their rights or obligations under this Agreement to any Affiliate thereof so long as such assignment or delegation does not delay the Closing, and (ii) nothing in this Agreement shall limit Parent's or Sub's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Parent or Sub without the consent of the Company. The Company shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Parent or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Parent as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on such assignees.

   SECTION 8.09. Enforcement. The Company agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this

 Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   SECTION 8.10. Director and Officer Liability. The directors, officers, and stockholders of Parent and its Affiliates shall not have any personal liability or obligation arising under this Agreement (including any Claims that the Company may assert) other than as an assignee of this Agreement or as otherwise provided herein. Except to the extent that a person is a party signatory thereto in his personal capacity, the directors, officers and stockholders of the Company and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any Claims that Parent or Sub may assert).

   SECTION 8.11. Termination Date. Notwithstanding any provision of this Agreement to the contrary, in the event that any Termination Date provided for hereunder shall fall on a non-Business Day, then such Termination Date shall automatically be extended to the first Business Day following such scheduled Termination Date. The term "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, State of New York, are required or authorized by law to close.

          [The rest of this page has intentionally been left blank.]

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          SBI HOLDING CORPORATION
                                          By: /s/ Eric Neuman
                                          -----------------------------------
                                          Name: Eric C. Neuman
                                          Title: Vice President

                                          SBI RADIO ACQUISITION CORPORATION
                                          By: /s/ Eric Neuman
                                          -----------------------------------
                                          Name: Eric C. Neuman
                                          Title: Vice President

                                          SFX BROADCASTING, INC.
                                          By: /s/ Robert F.X. Sillerman
                                          -----------------------------------
                                          Name: Robert F.X. Sillerman
                                          Title: Executive Chairman

                         [LEHMAN BROTHERS LETTERHEAD]


                                                                       ANNEX B

                          OPINION OF LEHMAN BROTHERS

Board of Directors and,                                        February 13, 1998
The Special Committee of the Board of Directors
SFX Broadcasting, Inc., Inc.
150 East 58th Street
New York, NY 10155

Members of Board of Directors and the Special Committee:

     We understand that SFX Broadcasting, Inc. (the "Company") is entering into a merger agreement with SBI Holdings Corporation, the parent of SBI Radio Acquisition Corporation ("SBI"), pursuant to which (i) SBI will be merged with and into the Company (the "Merger") and each outstanding share of Class A common stock of the Company, as well as each outstanding warrant to purchase shares of Class A common stock, and shares of Series D Preferred Stock convertible into shares of Class A common stock (together, the "Fully Diluted Class A Shares") will be converted into the right to receive $75 per share in cash (except that the Series D Preferred Stock will converted into the right to receive $75 times the then effective conversion ratio) and (ii) prior to the Merger, the Company will either (A) spin-off its concert promotion business (the "Concert Business") to the Company's shareholders (the "Spin-Off") or (B) sell the Concert Business to a third party with the proceeds of such sale to be distributed to the Company's shareholders (the "Third Party Sale") (together with the Merger, the "Proposed Transaction"). In addition, in connection with the Merger, (i) each holder of Class B shares of common stock of the Company will receive additional consideration of $22.50 per share for an aggregate consideration of $23.6 million and (ii) the holders of options to purchase
Class A common stock will relinquish all options for their net value over the strike price at $75 per share. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement dated August 24, 1997 between the Company and SBI Holding Company and SBI, as amended on February 9, 1998 ("the Agreement").

   We have been requested by the Special Committee of the Board of Directors of the Company (the "Special Committee") to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Fully Diluted Class A Shares of the consideration to be received by such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's (i) annual report and Form 10-K for the year ended December 31, 1996; (ii) proxy statement dated April 18, 1997; and
(iii) Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997; and (iv) forms 8-K and 8-K/A filed since December 31, 1996; (3) financial and operating information with respect to the business, operations and prospects of the Company (including the Concert Business) furnished to us by the Company, including station by station projections for 1997 and 1998 and projections for the Concert Business for 1997 and 1998; (4) a trading history of the Company's common stock from August 19, 1996 to the present and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company and the Concert Business with those of other companies that we deemed relevant; (6) the results of the Company's efforts to solicit indications of interest from third parties with respect to a purchase of the Company; and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at out opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to broadly solicit, and we have not so solicited, proposals from third parties with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the price at which shares of common stock of the company which will hold the Concert Business (the "Concert Business Stock") will actually trade following the consummation of the Spin-off. The process by which securities trading markets establish a market price for any security is complex, involving the interaction of numerous factors, and market prices will fluctuate with changes in, among other things, the financial condition, business and prospects of the issuer and comparable companies and economic and financial market conditions. In addition, trading in shares of the Concert Business Stock will likely be characterized by a period of redistribution among the Company's shareholders who receive such shares in the Spin-off

 (especially in light of the taxable nature of the Spin-off), which may temporarily depress the market price of such shares during such period. Accordingly, this opinion should not be viewed as providing any indication or prediction of the market value of the shares of the Concert Business Stock to be received by a shareholder pursuant to the Proposed Transaction.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the holders of the Fully Diluted Class A Shares in the Proposed Transaction is fair to such shareholders.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Special Committee and the Board of Directors of the Company and is rendered to the Special Committee and the Board of Directors in connection with their consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                                                       ANNEX C

               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                        SECTION 262. APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
    (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the date of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who having complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROSPECTUS                                                             ANNEX D

                                  [SFX LOGO]

                CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                          ($.01 PAR VALUE PER SHARE)

   SFX Broadcasting, Inc. ("SFX") currently operates in two principal lines of business: radio broadcasting and live entertainment. In August 1997, SFX entered into an agreement (as amended, the "SFX Merger Agreement") to merge (the "SFX Merger") its radio business with a subsidiary of SBI Holdings Corporation ("SFX Buyer"). If the SFX Merger is consummated, then, among other things, holders of SFX's Class A common stock will have the right to receive $75.00 per share, holders of SFX's Class B common stock will have the right to receive $97.50 per share, and holders of SFX's Series D preferred stock will have the right to receive $82.40 per share, subject to certain adjustments. In the SFX Merger Agreement, SFX retained the right to spin off its live entertainment business to its stockholders (the "Spin-Off"). At a special meeting to be held on March 26, 1998, SFX's stockholders will vote on, among other things, the SFX Merger and an amendment to SFX's certificate of incorporation regarding the voting rights of stock to be received by two members of management in the Spin-Off. If this amendment is approved (whether or not the SFX Merger occurs) and if the other conditions to the Spin-Off are satisfied or waived, SFX will consummate the Spin-Off by issuing shares of SFX Entertainment, Inc. ("SFX Entertainment"), which holds SFX's live entertainment operations, to SFX's stockholders as a dividend in a taxable transaction. See "Certain Federal Income Tax Consequences." Based on the number of SFX's shares and interests in its director deferred stock ownership plan outstanding, and assuming the exercise of outstanding options and warrants of SFX before the record date for the Spin-Off, SFX will distribute approximately 14,200,000 shares of SFX Entertainment's Class A Common Stock and 1,047,037 shares of its Class B Common Stock in the Spin-Off. This Prospectus is SFX Entertainment's prospectus relating to those shares.

   If the Pending Acquisitions (as defined herein), the Spin-Off and the SFX Merger are consummated, then, among other things:

SFX ENTERTAINMENT WILL:

   o continue to own and operate SFX's live entertainment venue operation, promotion, production and marketing and consulting business (the
"Entertainment Business"), representing approximately 22% of SFX's revenues for the nine months ended September 30, 1997 and 9% of SFX's assets as of that time (before the Pending Acquisitions); and

   o own and operate the businesses acquired in the Pending Acquisitions.

SFX WILL BE WHOLLY-OWNED BY SBI HOLDINGS CORPORATION AND WILL:

   o continue to own and operate SFX's radio broadcasting business, representing approximately 78% of SFX's revenues for the nine months ended September 30, 1997 and 91% of SFX's assets as of that time (before the Pending Acquisitions); and

   o at the time of the SFX Merger, make a payment to SFX Entertainment, or receive a payment from SFX Entertainment, for Working Capital (as defined in "Agreements Between SFX Entertainment and SFX--Distribution Agreement").

   Before the Spin-Off, SFX Entertainment and SFX will enter into a Distribution Agreement, which will govern the terms and conditions of the Spin-Off (the "Distribution Agreement"). A form of the Distribution Agreement is Annex F to the attached Proxy Statement. See "Agreements Between SFX Entertainment and SFX--Distribution Agreement" and Annex F to the Proxy Statement.

   In the Spin-Off, for each share of SFX's Class A common stock held on the record date for the Spin-Off to be set by SFX's board of directors (the "Spin-Off Record Date"), the holder will receive one share of SFX Entertainment's Class A common stock, par value $.01 per share, which has 1 vote in most matters (the "SFX Entertainment Class A Common Stock"). For each share of SFX's Class B common stock owned on the Spin-Off Record Date, the holder will receive one share of SFX Entertainment's Class B common stock, par value $.01 per share, which has 10 votes in most matters (the "SFX Entertainment Class B Common Stock" and, with the SFX Entertainment Class A Common Stock, the "SFX Entertainment Common Stock"). Holders of SFX's Series D preferred stock will receive the number of shares of SFX Entertainment Class A Common Stock obtained by multiplying the number of shares held by
1.0987 (rounded down to the next whole share). For each share of SFX's Class A common stock credited under SFX's director deferred stock ownership plan, the holder of that interest will receive one share of SFX Entertainment Class A Common Stock. In addition, persons who exercise certain warrants of SFX after the Spin-Off Record Date will be entitled to receive, among other things, up to 636,289 shares of SFX Entertainment Class A Common Stock. Holders will not receive cash in lieu of fractional shares. After the Spin-Off and certain other transactions described in this Prospectus, Robert F.X. Sillerman, the Executive Chairman of SFX Entertainment, will beneficially own approximately 45.7%, and all directors and executive officers together will beneficially own approximately 52.3%, of the combined vote of the SFX Entertainment Common Stock. Accordingly, these individuals will generally be able to control the election of a majority of SFX Entertainment's board of directors, as well as stockholder votes on most other matters. See "Risk Factors--Control by Management," "Management," "Principal Stockholders of SFX Entertainment" and "Certain Relationships and Related Transactions."

   SFX Entertainment presently owns, leases or operates 20 venues in five states, and engages in concert and live entertainment promotion, production and marketing activities. SFX Entertainment has agreed to acquire the following five additional live entertainment businesses (the "Pending Acquisitions"): PACE Entertainment Corporation ("PACE"); Contemporary Group ("Contemporary"); BG Presents, Inc. ("BGP"); Album Network, Inc., SJS Entertainment Corporation and The Network 40, Inc. (collectively, "Network"); and Concert/Southern Promotions ("Concert/Southern"). The aggregate consideration to be paid in the Pending Acquisitions is expected to be approximately $352.8 million in cash, the assumption and repayment of $75.3 million of debt and the issuance of 4,216,680 shares of SFX Entertainment Class A Common Stock. SFX Entertainment intends to finance the cash portion of the Pending Acquisitions through a combination of a recently completed private placement of $350.0 million of 9 1/8% Senior Subordinated Notes due 2008 (the "Notes") and borrowings under an anticipated $300.0 million senior credit facility (the "Proposed Credit Facility" and, together with the Notes, the "Financing"). See "Business," "Agreements Related to the Pending Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Indebtedness." Although SFX Entertainment anticipates consummating the Pending Acquisitions during the first quarter of 1998, there can be no assurance that any or all of the Pending Acquisitions will be consummated during that time period, or at all. The Spin-Off is not conditioned on the prior consummation of any of the Pending Acquisitions, the SFX Merger or the entering into or borrowing under the Proposed Credit Facility.

   SFX stockholders will not pay any consideration for receiving SFX Entertainment Common Stock in the Spin-Off. The SFX Entertainment Class A Common Stock does not currently trade publicly. SFX Entertainment has applied to list it on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") but may seek listing on an exchange.

   PLEASE READ THIS PROSPECTUS AND THE ATTACHED PROXY STATEMENT CAREFULLY, SINCE EACH CONTAINS IMPORTANT INFORMATION. ALSO, PAY PARTICULAR ATTENTION TO THE "RISK FACTORS" BEGINNING ON PAGE D-14.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS FEBRUARY 13, 1998.

                         PROSPECTUS TABLE OF CONTENTS

                                                PAGE
                                             ---------
SUMMARY ...................................   D-4
 SFX Entertainment ........................   D-4
 Overview of the Spin-Off and the SFX
  Merger ..................................   D-7
 The Spin-Off .............................   D-8
 Summary Consolidated Financial Data of SFX
  Entertainment ...........................   D-12
RISK FACTORS ..............................   D-14
 Absence of Combined Operating History;
  Potential Inability to Integrate
  Acquisition Businesses ..................   D-14
 Risks Related to Pending Acquisitions ....   D-14
 Control of Motor Sports and Theatrical
  Businesses ..............................   D-18
 BGP Right of First Refusal ...............   D-18
 Control of Delsener/Slater ...............   D-18
 Future Acquisitions ......................   D-18
 Expansion Strategy; Need for Additional
  Funds ...................................   D-18
 Substantial Leverage .....................   D-19
 Economic Conditions and Consumer Tastes ..   D-20
 Availability of Artists and Events .......   D-20
 Control of Venues ........................   D-20
 Restrictions Imposed by SFX
  Entertainment's Indebtedness ............   D-21
 No Prior Market for SFX Entertainment
  Stock ...................................   D-21
 Working Capital Adjustments and Repayment
  of Advances .............................   D-22
 Control by Management; Stock Issued to
  Management ..............................   D-22
 Dependence on Key Personnel ..............   D-22
 Potential Conflicts of Interest ..........   D-23
 Indemnification Arrangements .............   D-24
 Seasonality ..............................   D-24
 Competition ..............................   D-25
 Regulatory Matters .......................   D-25
 Environmental Matters ....................   D-25
 Fraudulent Conveyance ....................   D-25
 Anti-Takeover Effects ....................   D-26
OVERVIEW OF THE LIVE ENTERTAINMENT INDUSTRY   D-27
 Concert Promotion Industry ...............   D-27
 Theatrical Industry ......................   D-27
 Motor Sports Industry ....................   D-28
BUSINESS ..................................   D-29
 General ..................................   D-29
 Current and Historical Operations ........   D-29
 SFX Entertainment's Live Entertainment
  Activities ..............................   D-30
 Operating Strategy .......................   D-37
 Pending Acquisitions .....................   D-39
 Properties ...............................   D-43
 Employees ................................   D-44
 Litigation ...............................   D-44
 Potential Conflicts of Interest ..........   D-44
 Seasonality ..............................   D-45
 Competition ..............................   D-45
 Regulatory Matters .......................   D-45
 Forward-Looking Statements ...............   D-45
THE SPIN-OFF ..............................   D-47
 Background and Reasons for the Spin-Off ..   D-47
 Manner of Effecting the Spin-Off .........   D-48
 Regulatory Matters .......................   D-49
AGREEMENTS BETWEEN SFX ENTERTAINMENT AND
 SFX ......................................   D-50
 Distribution Agreement ...................   D-50
 Tax Sharing Agreement ....................   D-55
 Employee Benefits Agreement ..............   D-56
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...   D-57
AGREEMENTS RELATED TO THE PENDING
 ACQUISITIONS .............................   D-59
 PACE Acquisition .........................   D-59
 Contemporary Acquisition .................   D-66
 BGP Acquisition ..........................   D-70
 Network Acquisition ......................   D-72
 Concert/Southern Acquisition .............   D-74

                               D-2

                                                PAGE
                                             ---------
LISTING AND TRADING OF SFX ENTERTAINMENT
 CLASS A COMMON STOCK .....................   D-77
DIVIDEND POLICY ...........................   D-77
CAPITALIZATION ............................   D-78
UNAUDITED PRO FORMA CONDENSED COMBINED
 FINANCIAL STATEMENTS .....................   D-80
SELECTED CONSOLIDATED FINANCIAL DATA OF
 SFX ENTERTAINMENT ........................   D-101
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS ...............................   D-103
 Recent Acquisitions ......................   D-104
 Pending Acquisitions .....................   D-104
 Spin-Off and SFX Merger ..................   D-106
 Results of Operations ....................   D-107
 Historical Results .......................   D-109
 Liquidity and Capital Resources ..........   D-111
MANAGEMENT ................................   D-118
 Directors and Executive Officers .........   D-118
 Executive Compensation ...................   D-122
 Employment Agreements and Arrangements
  with Certain Officers and Directors .....   D-122
PRINCIPAL STOCKHOLDERS OF SFX ENTERTAINMENT   D-124
 Possible Change in Control ...............   D-126
CERTAIN RELATIONSHIPS AND RELATED
 TRANSACTIONS .............................   D-127
 Agreements with SFX ......................   D-127
 SFX Entertainment Common Stock to Be
  Received in the Spin-Off ................   D-127
 Issuance of Stock to Holders of SFX's
  Options and SARs ........................   D-127
 Employment Agreements ....................   D-127
 Delsener/Slater Employment Agreements ....   D-128
 Assumption of Employment Agreements;
  Certain Change of Control Payments ......   D-129
 Indemnification of Mr. Sillerman .........   D-129
 Potential Conflicts of Interest ..........   D-129
 Relationship Between Howard J. Tytel and
  Baker & McKenzie ........................   D-130
 Arrangement Between Robert F.X. Sillerman
  and Howard J. Tytel .....................   D-130
 Triathlon Fees ...........................   D-130
 Relationships and Transactions with SFX ..   D-130
SHARES ELIGIBLE FOR FUTURE SALE ...........   D-131
DESCRIPTION OF CAPITAL STOCK ..............   D-132
 Common Stock .............................   D-132
 Preferred Stock ..........................   D-134
 Warrants and Other Securities of SFX .....   D-134
DESCRIPTION OF INDEBTEDNESS ...............   D-136
 Notes ....................................   D-136
 Proposed Credit Facility .................   D-137
 Other Debt ...............................   D-140
ADDITIONAL INFORMATION ....................   D-141
LEGAL MATTERS .............................   D-141
EXPERTS ...................................   D-141
INDEX TO DEFINED TERMS ....................   D-143
INDEX TO FINANCIAL STATEMENTS .............   D-F-1


                                   SUMMARY

   The following is a summary of the information contained elsewhere in this Prospectus. This summary does not purport to be complete and is qualified in its entirety by, and is subject to, the more detailed information and financial statements, including the notes thereto, set forth in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes consummation of (a) the Spin-Off (including recapitalizing SFX Entertainment to increase its authorized capital stock and to increase the number of shares of SFX Entertainment Common Stock outstanding) and the SFX Merger described in "The Spin-Off" and in the accompanying Proxy Statement and (b) the entering into and borrowing under the Proposed Credit Facility as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." However, there can be no assurance that any or all of these transactions will be consummated on the terms described herein or at all. This Prospectus is Annex D to the Proxy Statement. PLEASE READ THIS PROSPECTUS AND THE PROXY STATEMENT CAREFULLY IN THEIR ENTIRETIES.

SFX ENTERTAINMENT

   SFX Entertainment, Inc. is a leading promoter of, and operator of venues for, live entertainment events, including music concerts. Upon acquisition of the businesses to be acquired in the Pending Acquisitions (the "Acquisition Businesses"), management believes that SFX Entertainment will be the largest diversified promoter and producer of live entertainment, including music concerts, theatrical shows and specialized motor sports events. After consummation of the Pending Acquisitions, SFX Entertainment (which currently owns or operates 20 venues) believes that it will own and/or operate the largest network of venues used principally for music concerts and other live entertainment events in the United States, with 39 venues either directly owned or operated under lease or exclusive booking arrangements in 21 of the top 50 markets, including 9 amphitheaters in 6 of the top 10 markets. Through its large number of venues, its strong market presence and the long operating histories of SFX Entertainment and the businesses to be acquired pursuant to the Pending Acquisitions, SFX Entertainment will operate an integrated franchise that will promote and produce a broad variety of live entertainment events locally, regionally and nationally. During 1997, approximately 1.4 million people attended approximately 210 events promoted and/or produced by SFX Entertainment, including approximately 200 music concerts. During the same year, approximately 25 million people attended 9,100 events promoted and/or produced by SFX Entertainment and the Acquisition Businesses, including approximately 3,880 music concerts, 4,850 theatrical shows and 188 specialized motor sports events. These events included: (a) music concerts featuring artists such as The Rolling Stones, Phish, Fleetwood Mac, Ozzy Osbourne and Alanis Morissette, (b) music festivals such as Lollapalooza and the George Strait Country Music Festival, (c) touring theatrical productions such as The Phantom of the Opera, Jekyll & Hyde, Rent and The Magic of David Copperfield, and (d) specialized motor sports events, such as Truck Fest and American Motorcycle Association Supercross racing events.

   SFX Entertainment's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX Entertainment and in third-party venues. As promoter, SFX Entertainment typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services (such as stage, set, sound and lighting). As producer, SFX Entertainment, upon consummation of the Pending Acquisitions, will (a) create tours for music concert, theatrical, specialized motor sports and other events, (b) develop and manage Broadway-style touring theatrical shows ("Touring Broadway Shows") and (c) develop specialized motor sports and other live entertainment events. In connection with its live entertainment events, SFX Entertainment also derives related revenue streams, including from the sale of corporate sponsorships and advertising, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis giving effect to the Pending Acquisitions, SFX Entertainment's music and ancillary businesses would have comprised approximately 77%, theater would have comprised approximately 17% and specialized motor sports would have comprised approximately 6% of SFX Entertainment's total net revenues for the 12 months ended September 30, 1997.

    SFX Entertainment currently owns and/or operates under lease or exclusive booking arrangement a total of 20 venues, including two amphitheaters and two theaters in the New York--Northern New Jersey--Long Island market; an amphitheater and a theater/ballroom in the Indianapolis market; an amphitheater in the Columbus market; an amphitheater in the Hartford market; and an amphitheater in the Rochester market. SFX Entertainment believes that, upon consumation of the Pending Acquisitions, it will own and/or operate the largest number of venues in the United States used principally for music concerts and other live entertainment events. The following table summarizes the amphitheaters, theaters and other venues to be owned and/or operated under lease or exclusive booking arrangement by SFX Entertainment on a pro forma basis after giving effect to the Pending Acquisitions. There can be no assurance that any or all of the Pending Acquisitions will be consummated on the terms described in this Prospectus or at all. See "Risk Factors--Risks Related to the Pending Acquisitions" and "Business--Pending Acquisitions."

                                                              NUMBER OF                      TOTAL
                                 MARKET     NUMBER OF        THEATERS AND       TOTAL       SEATING
             MARKET              RANK(1)AMPHITHEATERS(2)       CLUBS(2)       VENUES(2)     CAPACITY
------------------------------  -------- --------------  ------------------- ---------  ---------------
New York--Northern New
 Jersey--Long Island...........      1           2                 2              4          37,570
Los Angeles--Riverside--
 Orange County.................      2           2                --              2          40,500(3)
San Francisco--Oakland--San
 Jose..........................      5           2                 4              6          49,499(4)
Philadelphia--Wilmington--
 Atlantic City.................      6           1                --              1          25,000
Dallas--Fort Worth.............      9           1                --              1          20,100
Houston--Galveston--Brazoria ..     10           1                 1              2          15,800
Atlanta........................     12           2                 2              4          28,250
St. Louis......................     17           1                 2              3          24,100
Phoenix--Mesa..................     18           1                --              1          20,000
Pittsburgh.....................     19           1                --              1          22,500
Kansas City....................     24           1                 2              3          30,000
Sacramento--Yolo...............     26          --                 1              1             N/A(4)
Indianapolis...................     28           1                 1              2          23,700
Columbus.......................     30           1                --              1          20,000
Charlotte--Gastonia--Rock
 Hill..........................     32           1                --              1          18,000
Hartford.......................     36           1                --              1          25,000
Rochester......................     39           1                --              1          12,700
Nashville......................     41           1                --              1          20,100
Oklahoma City..................     43           1                --              1           9,000
Raleigh--Durham--Chapel Hill ..     47           1                --              1          20,000
West Palm Beach--Boca Raton ...     50           1                --              1          20,000
Reno...........................    119           1                --              1           8,500
                                         --------------  ------------------- ---------  ---------------
 Total.........................                 25                15             40         490,319(3),(4)

------------
(1) Based on the July 1994 population of metropolitan statistical areas as set forth in the 1996 Statistical Abstracts of the United States.
(2) Does not include venues in the 31 markets where PACE sells subscriptions for Touring Broadway Shows. See "Business--SFX Entertainment's Live Entertainment Activities--Production."
(3) Additional seating of approximately 40,000 is available for certain events.
(4) Club seating, which cannot be accurately determined because clubs typically have either open or reserved seating for any given event, is not reflected.

    SFX Entertainment was formed as a subsidiary of SFX in 1997. SFX acquired Delsener/Slater Enterprises, Ltd. ("Delsener/Slater"), a New York-based concert promotion company, in January 1997. Delsener/Slater has long-term leases or is the exclusive promoter for several of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey. In March 1997, Delsener/Slater acquired a 37-year lease to operate the Meadows Music Theater, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, SFX acquired Sunshine Promotions, Inc., a concert promoter in the Midwest, and certain other related companies ("Sunshine Promotions" and, together with the acquisitions of Delsener/Slater and the Meadows Music Theater lease, the "Recent Acquisitions"). As a result of the acquisition of Sunshine Promotions, SFX Entertainment owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.

   In December 1997, SFX Entertainment agreed to consummate the Pending Acquisitions, consisting of the acquisition of the operations of PACE and Pavilion Partners (the "PACE Acquisition"), Contemporary (the "Contemporary Acquisition"), BG Presents, Inc. (the "BGP Acquisition"), Network (the "Network Acquisition") and Concert/Southern (the "Concert/Southern Acquisition"). The aggregate purchase price of the Pending Acquisitions is expected to be approximately $484.3 million, consisting of approximately $352.8 million in cash, $75.3 million in repaid debt and the issuance of approximately 4.2 million shares of SFX Entertainment Common Stock (approximately 21% of the outstanding shares of SFX Entertainment Common Stock, after the Spin-Off and other issuances described in this Prospectus) with an attributed negotiated value of $56.2 million. There can be no assurance that the value attributed by the parties to SFX Entertainment's capital stock will approximate the actual trading price of the stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   SFX Entertainment intends to finance the Pending Acquisitions through the Financing, consisting of the Notes and borrowings under the Proposed Credit Facility. SFX Entertainment has received commitments from a group of lenders for the Proposed Credit Facility, and expects to enter into the definitive agreement with respect to the facility before consummating the Pending Acquisitions (other than the PACE Acquisition). Under the expected terms of the Proposed Credit Facility, the maximum amount of funding available on a pro forma basis for the twelve months ended September 30, 1997 would have been approximately $175.0 million. This amount, plus the net proceeds from the proposed sale of debt securities, would be sufficient to (i) consummate the Pending Acquisitions (approximately $428.1 million), (ii) pay certain fees and expenses related to the Spin-Off, the Pending Acquisitions, the Financing and certain consents related thereto (approximately $40.5 million),
(iii) fund certain planned capital expenditures (approximately $39.0 million), (iv) make various other payments in connection with the Pending Acquisitions, certain change-of-control provisions contained in the employment agreeements being assumed by SFX Entertainment and the exercise of an option to acquire an office building and related property from Network (approximately $12.7 million). However, pursuant to the expected terms of the Proposed Credit Facility, pro forma for the twelve months ended September 30, 1997, the maximum amount of borrowing availability under the facility would have been insufficient to fund the approximately $8.3 million payable in connection with the Meadows Repurchase (as defined herein) or to make certain contingent payments which may arise, as more fully described below. While SFX Entertainment believes that expected improvements in its cash flows will permit it to borrow sufficient funds under the Proposed Credit Facility to fund the Meadows Repurchase, there can be no assurance that SFX Entertainment will be able to achieve such increased cash flow levels, or that other available sources of financing will be available under terms acceptable to SFX Entertainment or permitted under the terms of SFX Entertainment's applicable debt instruments or that certain contingent amounts will not become payable. See "Risk Factors--Risk Related to the Pending Acquisitions--Financing Matters" and "--Working Capital Adjustments and Repayment of Advances" and "Description of Indebtedness." In addition, the information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expenses incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger.

    Certain agreements of SFX Entertainment, including the Distribution Agreement, the Tax Sharing Agreement, certain employment agreements and the agreements relating to the Pending Acquisitions provide for tax and other indemnities, purchase price adjustments and future contingent payments in certain circumstances, including an increase in the cash purchase price for the Pending Acquisitions if SFX Entertainment is unable to issue shares of its capital stock to certain of the sellers and, in the case of the PACE Acquisition, a potential requirement to advance to PACE up to $25.0 million pursuant to an acquisition facility, and certain other cash payments, in each case which could be material. These obligations of SFX Entertainment, contingent or otherwise, will reduce Working Capital should they become payable, and there can be no assurance that SFX Entertainment will have sufficient sources of liquidity at the time of any such payments to satisfy such obligations. See "Risk Factors--Risks Related to Pending Acquisitions," "Management's Discussion and Analysis of Financing Condition and Results of Operations--Pending Acquisitions," "--Liquidity and Capital Resources--Pending Acquisitions," "Agreements Related to the Pending Acquisitions," "Certain Relationships and Related Transactions--Indemnification of Mr. Sillerman" and "Agreements Between SFX Entertainment and SFX--Distribution Agreement" and "--Tax Sharing Agreement."

   SFX Entertainment may also be responsible for certain other payments in connection with, and to be made contemporaneously with or prior to, the consummation of the SFX Merger and/or the Spin-Off, including approximately $8.3 million payable in connection with the Meadows Repurchase and the amount of any shortfall in Working Capital. See "Risk Factors--Working Capital Adjustments and Repayment of Advances" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   On a pro forma basis, as of September 30, 1997 and for the nine months then ended, the Pending Acquisitions represented 83% of SFX Entertainment's revenues, 82% of assets and 29% of stockholders' equity. SFX Entertainment anticipates consummating the Pending Acquisitions in the first quarter of 1998. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond SFX Entertainment's control (including availability of sufficient financing) and there can be no assurance that any Pending Acquisitions will be consummated during that period, on the terms described herein, or at all. See "Risk Factors--Risks Related to Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."

   The address and telephone number of SFX Entertainment's principal executive offices are: 650 Madison Avenue, 16th Floor, New York, New York 10022; (212) 838-3100.

OVERVIEW OF THE SPIN-OFF AND THE SFX MERGER

   In August 1997, SFX entered into the SFX Merger Agreement among SFX Buyer, a wholly-owned subsidiary of SFX Buyer ("SFX Buyer Sub") and SFX. On the terms and subject to the conditions set forth in the SFX Merger Agreement, SFX will be merged with SFX Buyer Sub, with SFX surviving the SFX Merger and becoming a wholly-owned subsidiary of SFX Buyer. As a waivable condition to and in order to facilitate the SFX Merger, SFX has agreed to effect the Spin-Off (or an alternative transaction to dispose of SFX Entertainment) prior to consummation of the Merger. The Spin-Off will separate the Entertainment Business from SFX's radio broadcasting business and will enable SFX Buyer to acquire only SFX's radio broadcasting business in the SFX Merger. It will also allow SFX's stockholders to continue their equity participation in the Entertainment Business.

   On February 10, 1998, SFX obtained consents under the indenture governing certain of its notes and the Certificate of Designations of its Series E preferred stock that were required to consummate the Spin-Off and to permit SFX Entertainment to consummate the Financing. On January 7, 1998, SFX sent to holders of certain of its securities (including its common stock) an information statement (and on January 28, 1998, SFX sent those holders a supplement to the information statement), which contained information relevant to those holders with respect to the granting of consents.

   At or prior to the Spin-Off, pursuant to the Distribution Agreement, SFX will contribute to SFX Entertainment all of its assets relating to the Entertainment Business. Immediately after the Spin-Off, SFX will pay to SFX Entertainment an allocation of working capital in an amount estimated by SFX's management to be consistent with the proper operation of SFX Entertainment, and SFX Entertainment will assume all of SFX's liabilities related to the Entertainment Business, as well as certain other liabilities. At the time of the SFX Merger, SFX will contribute its positive Working Capital to SFX Entertainment. If Working Capital is negative, SFX Entertainment must pay the amount of the shortfall to SFX. As of September 30, 1997, SFX Entertainment estimates that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment, as defined herein), and that approximately $135.5 million of additional assets and $34.1 million of liabilities would have been contributed to SFX Entertainment. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount as of September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger, the actual cost of consummating the SFX Merger and the related transactions and other obligations of SFX, including the payment of dividends and interest on SFX's debt. SFX is also likely to incur significant expenses that will reduce Working Capital, including approximately $8.3 million payable in connection with the Meadows Repurchase. Working Capital will also be reduced by at least $2.1 million pursuant to the Series E Adjustment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." In addition, at the time of the Spin-Off, SFX Entertainment must repay sums advanced to SFX Entertainment by SFX for certain acquisitions or capital expenditures subsequent to the date of the SFX Merger Agreement and which have not been repaid. As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the private placement of Notes or borrowings under the Proposed Credit Facility. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off. See "The Spin-Off," "Agreements Between SFX Entertainment and SFX" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   In the Spin-Off, shares of SFX Entertainment Common Stock will be distributed pro rata to holders on the Spin-Off Record Date of SFX's Class A common stock, Class B common stock, Series D preferred stock and interests in SFX's director deferred stock ownership plan, and the remaining shares will be placed in escrow to be issued upon the exercise of certain warrants of SFX. Pursuant to the SFX Merger Agreement, when the SFX Merger is consummated, each outstanding share (except for shares of holders who exercise dissenters' appraisal rights) of SFX's (a) Class A common stock will convert into the right to receive $75.00 (subject to increase under certain circumstances), (b) Class B common stock will convert into the right to receive $97.50 (subject to increase under certain circumstances), (c) Series D preferred stock will convert into the right to receive $82.40 (subject to increase or decrease under certain circumstances) and (d) Series C preferred stock will convert into the right to receive $1,000.00 plus any accrued but unpaid dividends, as described under "The Merger Agreement--The Merger" in the attached Proxy Statement.

THE SPIN-OFF

   The following is a brief summary of certain terms of the Spin-Off. The Spin-Off and the Distribution Agreement are more fully described under "The Spin-Off" and "Agreements Between SFX Entertainment and SFX," and a form of the Distribution Agreement is attached as Annex F to the attached Proxy Statement.

DISTRIBUTING COMPANY ..........  SFX. References to SFX include its subsidiaries, except where the context
                                 otherwise requires.

DISTRIBUTED COMPANY ...........  SFX Entertainment, which will hold the assets and be responsible for the
                                 liabilities of SFX relating to the
                                 Entertainment Business, as well as certain other liabilities. In connection with the SFX Merger, SFX Entertainment will be required to make or entitled to receive certain payments of Working Capital of SFX. References to SFX Entertainment include its subsidiaries and assume completion of the transfer of assets and liabilities, except where the context otherwise requires. See "Business" and "The Spin-Off."

SHARES TO BE ISSUED IN THE
 PENDING  ACQUISITIONS ........  4,216,680 shares of SFX Entertainment Class
                                 A Common Stock.(1)

SHARES TO BE DISTRIBUTED IN THE
 SPIN-OFF .....................  Approximately 14,200,000 shares of SFX
                                 Entertainment Class A Common Stock and
                                 1,047,037 shares of SFX Entertainment Class
                                 B Common Stock.(2)

CONDITIONS TO THE SPIN-OFF ....  Stockholder approval of Proposal 3 in the accompanying Proxy Statement; acceptance for listing or trading of SFX Entertainment Class A Common Stock; receipt of all necessary third-party and stockholder consents; and others. The Spin-Off is not conditioned on the entry into the Proposed Credit Facility or the prior consummation of any of the Pending Acquisitions or the SFX Merger. Management believes that it will consummate the Spin-Off early in the second quarter of 1998, although there can be no assurance that the Spin-Off will be consummated during that time period, on the terms described herein or at all. See "Agreements Between SFX Entertainment and SFX--Distribution Agreement--Conditions to the Spin-Off."

DISTRIBUTION RATIO TO SFX
 STOCKHOLDERS .................  For each share owned on the Spin-Off Record
                                 Date of: (a) SFX's Class A common stock, 1 share of SFX Entertainment Class A Common Stock; (b) SFX's Class B common stock, 1 share of SFX Entertainment Class B Common Stock; and (c) SFX's Series D preferred stock, approximately 1.0987 shares of SFX Entertainment Class A Common Stock, rounded down to the nearest whole number for each holder. In addition, participants in SFX's director deferred stock ownership plan will receive 1 share of SFX Entertainment Class A Common Stock per share of SFX's Class A common stock credited to their accounts. Shares of SFX Entertainment Class A Common Stock will also be placed in escrow for issuance upon exercise of certain warrants of SFX. See "The Spin-Off--Manner of Effecting the Spin-Off."

------------
(1) If SFX Entertainment is unable to issue these shares of its capital stock in certain of the Pending Acquisitions, then the cash portion of the purchase price in those acquisitions will increase. See "Risk Factors--Risks Related to the Pending Acquisitions," "Agreements Related to the Pending Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
(2) Assumes that all presently outstanding and exercisable options and warrants of SFX are exercised prior to the Spin-Off Record Date. Includes the issuance of (i) 793,633 shares of SFX Entertainment Class A Common Stock upon the exercise of options under SFX's option plans,
       (ii) 804,384 shares of SFX Entertainment Class A Common Stock upon the exercise of certain warrants of SFX and (iii) 2,766 shares issuable pursuant to SFX's director deferred stock ownership plan. See "The Spin-Off--Manner of Effecting the Spin-Off." Does not include shares anticipated to be issued in the Pending Acquisitions and pursuant to certain employment agreements after the Spin-Off. See "Agreements Related to the Pending Acquisitions" and"Management--Employment Agreements and Arrangements with Certain Officers and Directors."

FEDERAL INCOME TAX
 CONSEQUENCES .................  The receipt of stock of SFX Entertainment in the Spin-Off will be a taxable event for the stockholder for U.S. federal income tax purposes and may also be taxable events under applicable local, state and foreign tax laws. See "Certain Federal Income Tax Consequences."

TRADING MARKET ................  There is currently no public market for SFX
                                 Entertainment Class A Common Stock. SFX
                                 Entertainment has applied to list the SFX
                                 Entertainment Class A Common Stock on the
                                 Nasdaq National Market but may seek listing on an exchange. See "Listing and Trading of SFX Entertainment Class A Common Stock."

ASSETS AND LIABILITIES OF SFX
 ENTERTAINMENT ................  SFX will transfer to SFX Entertainment all of its assets relating to the Entertainment
                                 Business, and SFX Entertainment will assume all of SFX's Entertainment Business liabilities, as well as certain other liabilities. SFX Entertainment will also hold the assets and liabilities purchased in the Pending Acquisitions, and will have consummated the Financing, consisting of the recent private placement of $350.0 million of Notes and anticipated borrowings under the Proposed Credit Facility. See "Business,"
                                 "The Spin-Off," "Agreements Between SFX
                                 Entertainment and SFX," "Agreements Related to the Pending Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Indebtedness."

WORKING CAPITAL ...............  At the time of the SFX Merger, SFX will pay to SFX Entertainment any positive Working
                                 Capital; if Working Capital is negative, SFX
                                 Entertainment must pay the amount of the shortfall to SFX. As of September 30, 1997, SFX Entertainment estimates that Working Capital payable by SFX to SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment), and that approximately $135.5 million of additional assets and $34.1 million of liabilities would have been apportioned to SFX Entertainment. However, certain transactions contemplated by SFX may significantly reduce Working Capital. See "Risk Factors--Working Capital Adjustments and Repayment of Advances," "The Spin-Off," "Agreements Between SFX Entertainment and SFX," "Agreements Related to the Pending Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

EFFECT OF THE SPIN-OFF ........  SFX will deliver to Chase Mellon Shareholder
                                 Services, L.L.C., as the distribution agent
                                 (the "Distribution Agent") and as escrow agent (the "Escrow Agent"), shares of SFX Entertainment Class A Common Stock representing all of the outstanding shares of SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock. The Distribution Agent will distribute shares of SFX Entertainment Class A Common Stock to the holders of SFX's Class A common stock, Series D preferred stock and interests in SFX's director de-ferred stock ownership plan, and will distribute shares of SFX Entertainment Class B Common Stock to the holders of SFX's Class B common stock, in each case to the holders as of the close of business on the Spin-Off Record Date. Holders of certain warrants of SFX who exercise their warrants after the Spin-Off Record Date will be entitled to receive from the Escrow Agent shares of SFX Entertainment Class A Common Stock, in addition to stock of SFX or cash in lieu thereof. See "The Spin-Off--Manner of Effecting the Spin-Off."

RELATIONSHIP WITH SFX AFTER THE
 SPIN-OFF .....................  After the Spin-Off, SFX Entertainment and
                                 SFX will be separate companies. However, until the consummation of the SFX Merger, they will share their boards of directors, senior management and administrative functions. SFX Entertainment and SFX have agreed to indemnify each other after the Spin-Off for liabilities arising from various matters, including from the other company's assets and operations. SFX Entertainment may also be responsible for certain taxes resulting from the Spin-Off. See "Agreements Between SFX Entertainment and SFX" and "Management."

SPIN-OFF RECORD DATE ..........  It is expected that the Spin-Off Record Date will be established on a date subsequent to March 26, 1998 (the date of SFX's stockholder meeting), but no later than the date of consummation of the SFX Merger. However, there can be no assurance that the Spin-Off will occur.

DATE OF THE SPIN-OFF ..........  If the conditions to the Spin-Off set forth in the Distribution Agreement are fulfilled or waived, the Spin-Off will be effected on a date to be determined by the board of directors of SFX, which, in any event, will be before the closing of the SFX Merger.

DISTRIBUTION AGENT, TRANSFER
 AGENT AND REGISTRAR ..........  Chase Mellon Shareholder Services, L.L.C.

RISK FACTORS ..................  Stockholders should carefully review the matters discussed under the section titled
                                 "Risk Factors" in this Prospectus.

           SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                   (in thousands, except per share amounts)

   The Summary Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of SFX Entertainment, for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment for the nine months ended September 30, 1997. The statement of operations data with respect to Delsener/Slater for the years ended December 31, 1992 and 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes thereto of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein. The financial information has been derived from the audited and unaudited financial statements of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                           YEAR ENDED DECEMBER 31,
                        ----------------------------------------------------------------
                                        PREDECESSOR (ACTUAL)                     1996 (1)
                        ----------------------------------------------------    PRO FORMA
                           1992      1993       1994      1995       1996      (UNAUDITED)
                        --------- ---------  --------- ---------  ---------    -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................  $38,017    $46,526   $92,785    $47,566   $50,362       $552,365
Operating expenses ....   36,631     45,635    90,598     47,178    50,687        505,537
Depreciation &
 amortization..........      758        762       755        750       747         37,795
Corporate
 expenses (2)..........       --         --        --         --        --          3,000
                        --------- ---------  --------- ---------  ---------    -----------
Operating income
 (loss)................      628        129     1,432       (362)   (1,072)         6,033
Interest expense.......     (171)      (148)     (144)      (144)      (60)       (44,307)
Other income, net  ....       74         85       138        178       198          1,832
Equity income (loss)
 from investments .....       --         --        (9)       488       525          3,402
                        --------- ---------  --------- ---------  ---------    -----------
Income (loss) before
 income taxes..........      531         66     1,417        160      (409)       (33,040)
Income tax (provision)
 benefit...............      (32)       (57)       (5)       (13)     (106)        (1,500)
                        --------- ---------  --------- ---------  ---------    -----------
Net income (loss)......  $   499    $     9   $ 1,412    $   147   $  (515)       (34,540)
                        ========= =========  ========= =========  =========
Accretion on temporary
 equity (3)............                                                            (3,300)
Net loss applicable to                                                         -----------
 common shares ........

Net loss                                                                         $(37,840)
                                                                               ==========
 per common share......                                                          $  (1.90)
Weighted average                                                               ===========
 common shares
 outstanding (4).......
OTHER OPERATING DATA:
EBITDA (5).............  $    --    $    --   $ 2,187    $   388   $  (325)        20,400
                        ========= =========  ========= =========  =========    ===========
Cash flow from:
 Operating activities .  $    --    $    --   $ 2,959    $  (453)  $ 4,214       $ 43,828
 Investing activities .       --         --         0          0      (435)      $  --
 Financing activities .       --         --      (477)      (216)   (1,431)         --
Ratio of earnings to
 fixed charges (6).....      4.1x       1.4x    11.3x        2.1x       --          --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           NINE MONTHS ENDED SEPTEMBER 30,
                        --------------------------------------
                         PREDECESSOR
                        -------------
                                                    1997 (1)
                             1996         1997      PRO FORMA
                            ACTUAL       ACTUAL    (UNAUDITED)
                        -------------  ---------- -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................     $41,609      $74,396    $500,843
Operating expenses ....      42,930       63,045     440,266
Depreciation &
 amortization..........         744        4,041      28,378
Corporate
 expenses (2)..........          --        1,307       2,807
                        -------------  ---------- -----------
Operating income
 (loss)................      (2,065)       6,003      29,392
Interest expense.......         (60)        (956)    (33,186)
Other income, net  ....         143          213         779
Equity income (loss)
 from investments .....         525        1,344       5,653
                        -------------  ---------- -----------
Income (loss) before
 income taxes..........      (1,457)       6,604       2,638
Income tax (provision)
 benefit...............         (80)      (2,952)     (3,500)
                        -------------  ---------- -----------
Net income (loss)......     $(1,537)     $ 3,652        (862)
                        =============  ==========
Accretion on temporary
 equity (3)............                               (2,475)
                                                  -----------
Net loss applicable to
 common shares ........                             $ (3,337)
                                                  ===========
Net loss
 per common share......                             $   (.17)
                                                  ===========
Weighted average
 common shares
 outstanding (4).......                               20,400
                                                  ===========
OTHER OPERATING DATA:
EBITDA (5).............     $(1,321)     $10,044    $ 57,770
                         =============  ========= ===========
Cash flow from:
 Operating activities .     $2,761      $    789      $ --
 Investing activities .          0       (71,997)       --
 Financing activities .        684        78,302        --
Ratio of earnings to
 fixed charges (6).....         --           8.4x      1.0x

           SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                                (in thousands)

BALANCE SHEET DATA(7):

                                         DECEMBER 31,
                             -------------------------------------
                                     PREDECESSOR (ACTUAL)
                             -------------------------------------
                               1993      1994     1995      1996
                             -------- --------  -------- --------
Current assets..............  $1,823    $4,453   $3,022    $6,191
Property and equipment,
 net........................   4,484     3,728    2,978     2,231
Intangible assets, net .....      --        --       --        --
Total assets................   6,420     8,222    6,037     8,879
Current liabilities.........   4,356     3,423    3,138     7,973
Long-term debt, including
 current portion............      --     1,830       --        --
Temporary equity(3).........      --        --       --        --
Stockholders' equity........   6,420     2,969    2,900       907

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               SEPTEMBER 30, 1997
                             -----------------------
                                         PRO FORMA
                               ACTUAL (UNAUDITED)(8)
                             --------- --------------
Current assets..............  $ 12,189    $117,326
Property and equipment,
 net........................    55,882     185,371
Intangible assets, net .....    59,721     429.060
Total assets................   135,470     773,614
Current liabilities.........    11,333      89,619
Long-term debt, including
 current portion............    16,453     498,822
Temporary equity(3).........        --      16,500
Stockholders' equity........   101,378     143,223(9)

------------
(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of January 1, 1996. There can be no assurance that any of the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger will be consummated on the terms assumed in preparing such pro forma data or at all. See "Risk Factors--Risks Related to Pending Acquisitions."
(2) Pro forma corporate expenses are reduced by $3,000,000 and $1,693,000 for fees earned from Triathlon Broadcasting Company ("Triathlon") for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The right to receive such fees in the future is to be assigned to SFX Entertainment by SFX in connection with the Spin-Off. Future fees may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon. See "Certain Relationships and Related Transactions--Triathlon Fees."
(3) The PACE Acquisition agreement provides that each PACE seller shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX Entertainment Class A Common Stock received by that PACE seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
(4) Includes 500,000 shares of SFX Entertainment Class A Common Stock to be issued to the PACE sellers in connection with the Fifth Year Put Option; these shares are not included in calculating the net loss per common share.
(5) "EBITDA" is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principals ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.
       There are other adjustments that could effect EBITDA but have not been reflected herein. Had such adjustments been made, EBITDA as so adjusted ("Adjusted EBITDA") on a pro forma basis would have been approximately $58,200,000 for the year ended December 31, 1996 and $67,300,000 for the nine months ended September 30, 1997. These adjustments include the elimination of non-recurring charges including a litigation settlement recovered by PACE and Pavilion of $6,000,000 and $0, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000 and $3,800,000 and include SFX Entertainment's pro rata share of equity income from investments of $3,400,000 and $5,700,000, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, SFX Entertainment's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond SFX Entertainment's control.
(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $393,000 for the year ended December 31, 1996, $1,605,000 for the nine months ended September 30, 1996 and $32,420,000 on a pro forma basis for the year ended December 31, 1996.
(7) The required 1992 balance sheet data for Delsener/Slater has not been included herein due to the difficulty in preparing an accurate balance sheet as of that date coupled with management's belief that such information would not be of substantial use to a potential investor. The difficulty in preparing an accurate balance sheet is due to the fact that (i) Delsener/Slater was not audited at such time, (ii) Delsener/Slater included a number of companies with different year ends, and (iii) the unaudited balance sheets of Delsener/Slater and its related entities were not prepared in strict accordance with the GAAP reporting requirements as such entities were privately held. The lack of usefulness of the information is due to the fact that (i) Delsener/Slater is the predecessor of SFX Entertainment and therefore its accounts were adjusted to a new basis upon its acquisition by SFX;
       (ii) the balance sheet is principally comprised of cash, leasehold improvements and accruals for bonuses to the prior owners and would not include the operating lease for the Jones Beach Amphitheater, which management believes is Delsener/Slater's most significant operating agreement; and (iii) the balance sheet of Delsener/Slater as of December 31 in any year contains a low level of assets relative to operating income, as the concert business is seasonal (with most concerts occurring in the summer), and the promotion business does not require large amounts of capital investment.
(8) The Unaudited Pro Forma Balance Sheet Data at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of September 30, 1997.
(9) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Charges to Earnings."

                                  RISK FACTORS

   Stockholders should carefully consider and evaluate the following risk factors together with the other information set forth in this Prospectus.

   Certain statements, estimates, predictions and projections contained in this Prospectus under "Summary," "Risk Factors," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Spin-Off" and "Agreements Related to the Pending Acquisitions," in addition to certain statements contained elsewhere in this Prospectus, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), although these sections do not apply to this offering. These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions on which they are based, are made in good faith and reflect SFX Entertainment's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some important factors (but not necessarily all factors) that could affect SFX Entertainment's revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following: lack of operating history as an independent public company; failure to consummate any or all of the Pending Acquisitions; inability to enter into and borrow under the Proposed Credit Facility; inability to successfully implement operating strategies (including the achievement of cost savings); failure to derive anticipated benefits from the Pending Acquisitions; working capital adjustments; payments pursuant to indemnification arrangements; seasonality of operations or financial results; changes in economic conditions and consumer tastes; competition; regulatory difficulties; and the other matters referred to under "Risk Factors" or elsewhere in this Prospectus. Stockholders are urged to carefully consider these factors in connection with the forward-looking statements. SFX Entertainment does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

ABSENCE OF COMBINED OPERATING HISTORY; POTENTIAL INABILITY TO INTEGRATE ACQUISITION BUSINESSES

   The business of SFX Entertainment has been developed principally through the acquisition of established live entertainment businesses, which have all been acquired since January 1997. Prior to their acquisition by SFX Entertainment, these acquired companies operated independently. In addition, each of the Acquisition Businesses currently operates independently, and the Pending Acquisitions will significantly increase the size and operations of SFX Entertainment. The Unaudited Pro Forma Condensed Combined Financial Statements include the combined operating results of the recently acquired businesses and the Acquisition Businesses during periods when they were not under common control of management, and therefore may not necessarily be indicative of the results that would have been attained had SFX Entertainment and the acquired businesses operated on a combined basis during those periods. SFX Entertainment's prospects should be considered in light of the numerous risks commonly encountered in business combinations. Although the anticipated management of SFX Entertainment has significant experience in other industries, there can be no assurance that SFX Entertainment's management group will be able to effectively integrate the Acquisition Businesses. SFX Entertainment's business, financial condition and results of operations could be materially adversely affected if SFX Entertainment is unable to retain the key personnel that have contributed to the historical performances of the Acquisition Businesses or SFX Entertainment. See "--Dependence on Key Personnel," "Business" and "Agreements Related to the Pending Acquisitions."

RISKS RELATED TO PENDING ACQUISITIONS

   Although management believes that the consummation of the Pending Acquisitions is in the best interests of SFX Entertainment, it will involve substantial expenditures and risks on the part of SFX Entertainment. There can be no assurance that the Pending Acquisitions will be completed successfully or, if completed, will yield the expected benefits to SFX Entertainment or will not materially adversely affect SFX Entertainment's business, financial condition or results of operations.

  Financing Matters

   The aggregate purchase price of the Pending Acquisitions is expected to be approximately $484.3 million, consisting of approximately $352.8 million in cash, repayment of $75.3 million in debt and the issuance of approximately
4.2 million shares of SFX Entertainment Class A Common Stock with a negotiated value of $56.2 million. There can be no assurance that the value attributed by the parties to SFX Entertainment's capital stock will approximate the actual trading price of the stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In order to consummate the Pending Acquisitions, SFX Entertainment will require significant additional financing, which it anticipates obtaining through borrowings under the Proposed Credit Facility. Pursuant to the expected terms of the proposed credit facility, pro forma for the 12 months ended September 30, 1997, the maximum amount of funding available to SFX Entertainment under the facility as of September 30, 1997 would have been approximately $175.0 million. This amount, in addition to the recent private placement of $350.0 million in Notes, would be sufficient to (i) consummate the Pending Acquisitions (approximately $428.1 million), (ii) pay certain fees and expenses related to the Spin-Off, the Pending Acquisitions, the Financing and certain consents related thereto (approximately $40.5 million), (iii) fund certain planned capital expenditures (approximately $39.0 million), (iv) make various other payments in connection with the Pending Acquisitions, certain change-of-control provisions contained in the employment agreeements being assumed by SFX Entertainment and the exercise of an option to acquire an office building and related property from Network (approximately $12.7 million). However, pursuant to the expected terms of the credit facility, pro forma for the twelve months ended September 30, 1997, the maximum amount of borrowing availability under the facility would have been insufficient to fund the approximately $8.3 million payable in connection with the Meadows Repurchase or to make certain contingent payments which may arise, as more fully described below. While SFX Entertainment believes that expected improvements in its cash flows will permit it to borrow sufficient funds under the Proposed Credit Facility to fund the Meadows Repurchase, there can be no assurance that SFX Entertainment will be able to achieve such increased cash flow levels, or that other available sources of financing will be available under terms acceptable to SFX Entertainment or permitted under the terms of SFX Entertainment's applicable debt instruments or that certain contingent amounts will not become payable. See "--Working Capital Adjustments and Repayment of Advances" and "Description of Indebtedness." In addition, the information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expenses incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger.

   Certain agreements of SFX Entertainment, including the Distribution Agreement, the Tax Sharing Agreement, certain employment agreements and the agreements relating to the Pending Acquisitions provide for tax and other indemnities, purchase price adjustments and future contingent payments in certain circumstances, including, if SFX Entertainment is unable to issue shares of its capital stock to certain of the sellers by virtue of having failed to consummate the Spin-Off or for any other reason. In that case, the aggregate cash consideration that would be owed to the sellers in the Pending Acquisitions would increase by approximately $56.2 million, resulting in a corresponding increase in debt and decrease in stockholders' equity. Although management believes that the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control, and there can be no assurance that the Spin-Off will be consummated on the terms presently contemplated or at all. In addition, the agreements relating to the Pending Acquisitions provide for certain other purchase price adjustments and future contingent payments in certain circumstances. There can be no assurance that SFX Entertainment will have sufficient sources of available capital to pay any material increases in cash consideration or satisfy future contingent cash payment obligations in connection with the Pending Acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions" and "-- Liquidity and Capital Resources," and "Agreements Related to the Pending Acquisitions," "Certain Relationships and Related Transactions--Indemnification of Mr. Sillerman" and "Agreements Between SFX Entertainment and SFX--Distribution Agreement" and "--Tax Sharing Agreement."

    SFX Entertainment may also be responsible for certain other payments in connection with, and to be made contemporaneously with or prior to, the consummation of the SFX Merger and/or the Spin-Off, including approximately $8.3 million payable in connection with the Meadows Repurchase and the amount of any shortfall in Working Capital. See "Risk Factors--Working Capital Adjustments and Repayment of Advances" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   If the Pending Acquisitions are not consummated due to a material breach by SFX Entertainment (such as an inability to obtain financing in a timely fashion), then SFX Entertainment may lose deposits aggregating approximately $2.0 million and be responsible for other damages resulting from any potential breach of the agreements relating to the Pending Acquisitions. In addition, if Proposal 3 in the attached Proxy Statement (a proposal that will allow the Spin-Off to occur as currently structured) is not approved, that failure could result in a "Change of Control" pursuant to the expected terms of the credit facility. In that event, there can be no assurance that SFX Entertainment would be able to obtain a waiver of that provision, and there can be no assurance of the terms, if any, under which such a waiver could be obtained. The failure to obtain such a waiver could result in a material adverse effect to SFX Entertainment's business, results of operations and financial condition. SFX Entertainment's ability to borrow under the Proposed Credit Facility or to obtain other financing is restricted by the terms of the indenture governing the Notes (the "Indenture"). See "Description of Indebtedness."

   Furthermore, consummation of the Pending Acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill; these charges would increase SFX Entertainment's losses or reduce or eliminate its earnings, if any. See "Agreements Related to the Pending Acquisitions," "Unaudited Pro Forma Condensed Combined Financial Statements" (including the notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

 PACE Acquisition

   The Pavilion Partners partnership agreement contains a provision (the "Pavilion Exclusivity Provision") that restricts PACE and its affiliates from directly or indirectly owning or operating amphitheaters outside of Pavilion Partners, with certain limited exceptions. If SFX Entertainment consummates the PACE Acquisition but not the acquisition of the remaining partnership interests in Pavilion Partners (the "Pavilion Acquisition"), absent an amendment to the partnership agreement, SFX Entertainment may be in breach of the Pavilion Exclusivity Provision. The partnership agreement provides for certain cumulative remedies available to the non-breaching partner, including the right to (a) sue for damages, (b) seek an injunction, (c) deny the breaching partner any of its voting, consent or approval rights under the partnership agreement and (d) where the nature of the damages incurred by the non-breaching partner is difficult or impossible to ascertain, purchase the breaching partner's entire interest in Pavilion Partners for 75% of the balance of the breaching partner's capital account. Management believes that the Pavilion Acquisition will be consummated; however, there can be no assurance that any portion of the Pavilion Acquisition will be consummated on the terms described in this Prospectus or at all. In addition, if SFX Entertainment consummates the PACE Acquisition but fails to consummate all of the Pavilion Acquisition, the Pavilion Partners partnership agreement might not be amended to remove the Pavilion Exclusivity Provision. See "Agreements Related to the Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."

   SFX Entertainment has agreed to waive the condition to the closing of the PACE Acquisition that the sellers deliver all of the outstanding shares of PACE, if the sellers deliver 85% of the shares at closing. If only 85% of the outstanding shares are delivered, SFX Entertainment intends to effect a cash-out merger of the remaining stockholders of PACE. However, any cash-out merger might not occur on terms as favorable to SFX Entertainment as those contemplated in the PACE Acquisition agreement. Furthermore, pursuant to the terms of the PACE Acquisition agreement, PACE provided a final bring down of its representations and warranties to December 24, 1997. As a consequence, if SFX Entertainment closes the PACE Acquisition, it will assume the risk of any material adverse changes in the business of PACE subsequent to that date.

    The PACE Acquisition agreement provides that each PACE seller will have a Fifth Year Put Option, exercisable for 90 days after the fifth anniversary of the closing of the PACE Acquisition, to require SFX Entertainment to repurchase up to one-third of the SFX Entertainment Class A Common Stock received by that seller (representing 500,000 shares in the aggregate) for $33.00 in cash per share. With certain limited exceptions, these option rights are not assignable by the sellers. In certain circumstances, if the selling price of SFX Entertainment Class A Common Stock is less than $13.33 per share, SFX Entertainment may be required to make an offer to the sellers to provide an additional cash payment or additional shares of SFX Entertainment Class A Common Stock, which each seller will have the option of taking. See "Agreements Related to the Pending Acquisitions--PACE Acquisition."

 Contemporary Acquisition

   In addition, in the Contemporary Acquisition agreement, SFX Entertainment agreed to make payments to any Contemporary sellers who own shares of SFX Entertainment Class A Common Stock on the second anniversary of the closing of the Contemporary Acquisition. These payments will be due only if the average trading price of the SFX Entertainment Class A Common Stock during the 20-day period ending on the anniversary date is less than $13.33 per share. There can be no assurance that the average trading price of the SFX Entertainment Class A Common Stock will be $13.33 per share at that time. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

 Closing Dates

   The BGP Acquisition and the Contemporary Acquisition are scheduled to close by February 12 and 15, 1998, respectively. However, SFX Entertainment does not anticipate entering into the proposed credit facility by either of those dates. Each acquisition agreement provides for a 30-day cure period. Although there can be no assurance, management believes that either these acquisitions will be consummated before the termination of the applicable cure periods or SFX Entertainment will enter into amendments to the acquisition agreements extending the closing date.

 General

   As a result of the foregoing, there can be no assurance as to when the Pending Acquisitions will be consummated or that they will be consummated on the terms described in this Prospectus or at all. Furthermore, the consummation of the Pending Acquisitions may fail to conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements included herein. Therefore, in analyzing the Unaudited Pro Forma Condensed Combined Financial Statements and other information, stockholders should consider that the Pending Acquisitions may not be consummated at all or on the terms described in this Prospectus. In addition, although SFX Entertainment and SFX have conducted a due diligence investigation of the Acquisition Businesses, the scope of their investigation has been limited. Although the agreements governing the Pending Acquisitions generally provide for indemnification from the seller for a limited period of time with respect to certain matters, the indemnification is subject to thresholds and limitations, and it is possible that other material matters not identified in due diligence will subsequently be identified or that the matters heretofore identified will prove to be more significant than currently expected. See "Agreements Related to the Pending Acquisitions."

   Although none of the Pending Acquisitions (except one acquisition of an interest in Pavilion Partners) is conditioned on the consummation of any other Pending Acquisition, consummation of each of the Pending Acquisitions is subject to the satisfaction or waiver of a number of closing conditions, certain of which are beyond SFX Entertainment's control, including, approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The failure to satisfy these conditions would permit each of the parties to the acquisition agreements to refuse to consummate the respective Pending Acquisitions. For a more complete description of the closing conditions for each of the Pending Acquisitions, see "Agreements Related to the Pending Acquisitions."

CONTROL OF MOTOR SPORTS AND THEATRICAL BUSINESSES

   Pursuant to the employment agreement entered into between Brian Becker and SFX Entertainment in connection with the PACE Acquisition, Mr. Becker has the option, exercisable within 15 days after the second anniversary of the consummation of the PACE Acquisition, to acquire SFX Entertainment's then existing motor sports line of business (or, if that line of business has previously been sold, SFX Entertainment's then existing theatrical line of business) at its then fair market value. Mr. Becker's exercise of this option could have a material adverse effect on SFX Entertainment's business, financial condition and results of operations. In addition, Mr. Becker also has the right under certain circumstances to acquire the theatrical or motor sports line of business at a price equal to 95% of the proposed purchase price. See "Agreements Related to the Pending Acquisitions--PACE Acquisition--Becker Employment Agreement." On a pro forma basis giving effect to the Pending Acquisitions, specialized motor sports would have comprised approximately 6%, and theater would have comprised approximately 17%, of SFX Entertainment's total net revenues for the 12 months ended September 30, 1997.

BGP RIGHT OF FIRST REFUSAL

   SFX Entertainment has agreed that it will not sell all, or substantially all, of BGP's assets (as of December 11, 1997) for three years following the consummation of the BGP Acquisition without offering the BGP sellers the opportunity to purchase the assets on the same terms as those included in any bona fide offer received by SFX Entertainment from any third party. See "Agreements Related to the Pending Acquisitions--BGP Acquisition."

CONTROL OF DELSENER/SLATER

   After the consummation of the Spin-Off or the SFX Merger, the senior management of Delsener/ Slater may have the right pursuant to their employment agreements (a) to purchase the outstanding capital stock of Delsener/Slater for Fair Market Value (as defined in their employment agreements) or (b) to receive a cash payment equal to 15% of the amount by which the Fair Market Value of Delsener/Slater exceeds the fixed payment portion of the cash purchase price of the acquisition of Delsener/Slater, plus 20% interest thereon. The senior management of Delsener/Slater and SFX have reach an agreement in principle to waive any of the above rights in connection with the Spin-Off, the SFX Merger and related transactions; however, there can be no assurance that the rights will be waived on terms acceptable to SFX and SFX Entertainment or at all. In addition, although SFX Entertainment is in the process of negotiating amendments to these agreements, these and certain other rights described in the agreements may continue to apply to transactions after, or unrelated to, the Spin-Off or the SFX Merger. See "Certain Relationships and Related Transactions--Delsener/Slater Employment Agreements."

FUTURE ACQUISITIONS

   SFX Entertainment expects to pursue additional acquisitions of live entertainment businesses in the future, although SFX Entertainment has no present understandings, commitments or agreements with respect to any acquisitions besides the Pending Acquisitions. Future acquisitions by SFX Entertainment could result in (a) potentially dilutive issuances of equity securities, (b) the incurrence of substantial additional indebtedness and/or
(c) the amortization of expenses related to goodwill and other intangible assets, any or all of which could materially adversely affect SFX Entertainment's business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. If any acquisition occurs, SFX Entertainment's business, financial condition and results of operations may be materially adversely affected.

EXPANSION STRATEGY; NEED FOR ADDITIONAL FUNDS

   SFX Entertainment intends to pursue additional expansion opportunities. However, it may be unable to identify and acquire additional suitable businesses or obtain the financing necessary to acquire the businesses. Each acquisition may also be subject to the prior approval of SFX Entertainment's lenders. Any debt financing would require payments of principal and interest and would adversely impact SFX Entertainment's cash flow. Additional financing for future acquisitions may be unavailable and, depending on the terms of the proposed acquisitions and financings, may be restricted by the terms of the Proposed Credit Facility and the Indenture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Furthermore, future acquisitions may result in potentially dilutive issuances of equity securities as well as charges to operations relating to interest expense or the recognition and amortization of goodwill; these charges would increase SFX Entertainment's losses or reduce or eliminate its earnings, if any. Acquisitions also involve numerous risks, including difficulties in the assimilation of operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. If any additional acquisition occurs, SFX Entertainment's business, financial condition and results of operations might be materially adversely affected.

SUBSTANTIAL LEVERAGE

   SFX Entertainment is a highly leveraged company. As of September 30, 1997, on a pro forma basis giving effect to the Financing, the Pending Acquisitions and the Spin-Off, SFX Entertainment's consolidated indebtedness would have been approximately $498.8 million (of which $350.0 million would have consisted of the Notes, and the balance would have consisted of $132.3 million in debt under the Proposed Credit Facility and $16.5 million in pre-existing senior debt), its temporary equity would have been approximately $16.5 million, and its stockholders' equity would have been approximately $143.2 million. See "Unaudited Condensed Combined Pro Forma Financial Statements." If SFX Entertainment is unable to issue shares of capital stock, and thus is obligated to pay cash to the sellers in the Pending Acquisitions in lieu of issuing shares of its common stock, then its total pro forma indebtedness would increase by $56.2 million, and its pro forma stockholders' equity would decrease by a similar amount. On a pro forma basis for the Pending Acquisitions and the Financing, SFX Entertainment's ratio of total debt to total capitalization as of September 30, 1997 would have been 1.3 to 1 (1.2 to 1 if SFX Entertainment is obligated to pay cash in lieu of issuing shares), and its ratio of earnings to fixed charges for the nine months ended September 30, 1997 would have been 1.0 to 1. Although management believes that the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control. The Spin-Off might not be consummated on the terms presently contemplated, or at all. Certain of the agreements relating to the Pending Acquisitions provide for other purchase price adjustments and future contingent payments in certain circumstances. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions." In addition, SFX Entertainment may incur substantial additional indebtedness from time to time to finance future acquisitions, for capital expenditures or for other purposes. See "Capitalization" and "Unaudited Condensed Combined Pro Forma Financial Statements."

   SFX Entertainment's ability to make scheduled payments of principal of, to pay interest on or to refinance its indebtedness, or to fund planned capital expenditures, will depend on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the Acquisition Businesses and their integration into SFX Entertainment's operations. Based on the current level of operations of SFX Entertainment and the Acquisition Businesses and anticipated cost savings and revenue growth, management believes that, following the consummation of the Pending Acquisitions, cash flow from operations and available cash, together with anticipated borrowings under the Proposed Credit Agreement, will be adequate to meet SFX Entertainment's future liquidity needs until at least the first quarter of 1999. However, SFX Entertainment may be unable to make planned borrowings, including the Financing; SFX Entertainment's business and the acquired businesses may not generate sufficient cash flow from operations; anticipated improvements in operating results may not be achieved; and future working capital borrowings may be unavailable in an amount sufficient to enable SFX Entertainment to service its indebtedness, to make necessary capital or other expenditures or to fund its other liquidity needs. SFX Entertainment may be required to refinance a portion of the principal amount of its indebtedness prior to their respective maturities. However, SFX Entertainment may be unable to effect any refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   The degree to which SFX Entertainment is and will be leveraged could have material consequences to the holders of shares of SFX Entertainment's Common Stock, including, but not limited to, (a) increasing SFX Entertainment's vulnerability to general adverse economic and industry conditions, (b) limiting SFX Entertainment's ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures and other general corporate requirements, (c) requiring the dedication of a substantial portion of SFX Entertainment's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of the cash flow to fund working capital, capital expenditures or other general corporate purposes, (d) limiting SFX Entertainment's flexibility in planning for, or reacting to, changes in its business and the industry and (e) placing SFX Entertainment at a competitive disadvantage to less leveraged competitors. In addition, the Indenture contains, and the Proposed Credit Facility is likely to contain, financial and other restrictive covenants that will limit the ability of SFX Entertainment to, among other things, borrow additional funds. Failure by SFX Entertainment to comply with these covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on SFX Entertainment's business, financial condition and results of operations. SFX Entertainment anticipates that the indebtedness to be incurred under the Proposed Credit Facility will be secured by a pledge of the stock of its subsidiaries and by liens on substantially all of its and its subsidiaries' tangible assets. In addition, the Notes are, and borrowings under the Proposed Credit Facility are likely to be, guaranteed by SFX Entertainment's subsidiaries. See "Description of Indebtedness."

ECONOMIC CONDITIONS AND CONSUMER TASTES

   SFX Entertainment's operations are affected by general economic conditions and consumer tastes. The demand for live entertainment tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions that generally reduces consumers' disposable incomes can, in turn, materially adversely affect SFX Entertainment's revenues. In addition, the profitability of events promoted or produced by SFX Entertainment is directly related to the ancillary revenues generated by those events, and the ancillary revenues decrease with lower attendance levels. The success of a music concert, theatrical show or motor sports event depends on public tastes, which are unpredictable and susceptible to change, and may also be significantly affected by the number and popularity of competitive productions, concerts or events as well as other forms of entertainment. It is impossible for SFX Entertainment to predict the success of any music concert, theatrical show or motor sports event. In addition, decreased attendance, a change in public tastes or an increase in competition could have a material adverse effect on SFX Entertainment's business, financial condition and results of operations.

AVAILABILITY OF ARTISTS AND EVENTS

   SFX Entertainment's and the Acquisition Businesses' success and ability to sell tickets (including subscriptions) are highly dependent on the availability of popular musical artists, Touring Broadway Shows and specialized motor sports talent, among other performers of live entertainment. SFX Entertainment's and the Acquisition Businesses' results of operations have been adversely affected in periods where fewer popular musical artists and/or popular theatrical productions were available for presentation. There can be no assurance that popular musical artists, theatrical shows or specialized motor sports talent will be available to SFX Entertainment in the future. The lack of availability of these artists and productions could have a material adverse effect on SFX Entertainment's business, financial condition and results of operations.

CONTROL OF VENUES

   SFX Entertainment and the Acquisition Businesses operate a number of their live entertainment venues under leasing or booking agreements, and accordingly SFX Entertainment's long-term success will depend in part on its ability to renew these agreements when they expire or terminate. There can be no assurance that SFX Entertainment will be able to renew these agreements on acceptable terms or at all, or that it will be able to obtain attractive agreements with substitute venues. See "Business--SFX Entertainment's Live Entertainment Activities--Venue Operations."

RESTRICTIONS IMPOSED BY SFX ENTERTAINMENT'S INDEBTEDNESS

   The Indenture contains (and the Proposed Credit Facility will likely contain) a number of significant covenants that, among other things, will restrict the ability of SFX Entertainment and its subsidiaries to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. These restrictions may adversely affect SFX Entertainment's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of SFX Entertainment. In addition, the Indenture requires (and the Proposed Credit Facility will likely require) SFX Entertainment to maintain compliance with certain financial ratios, such as a maximum total leverage ratio, a maximum senior leverage ratio, a minimum fixed charges ratio, a minimum pro forma interest expense ratio and a minimum debt service ratio. SFX Entertainment's ability to comply with these ratios and limits may be affected by events beyond its control. A breach of any of these covenants or the inability of SFX Entertainment to comply with the required financial ratios or limits could result in an event of default under any credit facility. Such an event of default could permit the lenders to declare all borrowings outstanding to be due and payable, to require SFX Entertainment to apply all of its available cash to repay its borrowings or to prevent SFX Entertainment from making debt service payments on certain portions of its outstanding indebtedness. If SFX Entertainment were unable to repay any borrowings when due, the lenders could proceed against their collateral. The Proposed Credit Facility is likely to require SFX Entertainment and its subsidiaries to grant the lenders thereunder a continuing security interest in all of their tangible assets and in the capital stock of the guaranteeing subsidiaries. If SFX Entertainment's indebtedness were to be accelerated, there can be no assurance that the assets of SFX Entertainment would be sufficient to repay its indebtedness in full. See "Description of Indebtedness."

   In addition, if Proposal 3 in the attached Proxy Statement is not approved and the Spin-Off or an alternative disposition of SFX Entertainment is nevertheless consummated, then these events would likely result in a "Change of Control" pursuant to the expected terms of the Proposed Credit Facility. Futhermore, Mr. Sillerman has pledged certain shares of SFX Entertainment Class B Common Stock that, if sold, could result in such a "Change of Control." See "Principal Stockholders--Possible Change of Control." In the event of such a "Change of Control," SFX Entertainment might be unable to obtain a waiver of that provision of the credit facility, or might be required to make substantial concessions to the lenders under the credit facility in order to obtain such a waiver. The failure to obtain such a waiver could result in a material adverse effect to SFX Entertainment's business, results of operation and financial condition. See "Description of Indebtedness--Proposed Senior Credit Facility."

NO PRIOR MARKET FOR SFX ENTERTAINMENT STOCK

   There has been no prior trading market for any stock of SFX Entertainment. Although SFX Entertainment intends to seek listing of the SFX Entertainment Class A Common Stock on the Nasdaq National Market or on a national exchange, there can be no assurance that it will be initially listed on the Nasdaq National Market or elsewhere or will continue to be listed in the future. Even if a trading market does develop in the SFX Entertainment Class A Common Stock, there can be no assurance that trading would be sustained or that the volume would be sufficient for trading to occur with any frequency. As a result, it could be difficult to make purchases or sales of SFX Entertainment Class A Common Stock in the market at any particular time. In addition, until the SFX Entertainment Class A Common Stock is fully distributed and an orderly market develops, the trading prices of SFX Entertainment Class A Common Stock may fluctuate significantly. There can be no assurance as to the trading prices of SFX Entertainment Class A Common Stock before or after the Spin-Off. See "Shares Eligible for Future Sale."

WORKING CAPITAL ADJUSTMENTS AND REPAYMENT OF ADVANCES

   Pursuant to the Distribution Agreement, SFX Entertainment must pay SFX any net negative Working Capital at the time of consummation of the SFX Merger. Alternatively, SFX must pay to SFX Entertainment any net positive Working Capital (excluding the Series E Adjustment). Therefore, the capitalization of SFX Entertainment will depend, to a large extent, on the operating results of SFX through the date of the SFX Merger. As of September 30, 1997, SFX Entertainment estimates that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment). The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount as of September
30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger, the actual cost of consummating the SFX Merger and the related transactions. SFX will also incur certain other significant expenses prior to the consummation of the SFX
Merger that could reduce Working Capital, including the payment of dividends and interest on SFX's debt and the Meadows Repurchase. Moreover, Working Capital will be reduced by at least $2.1 million pursuant to the Series E Adjustment. If SFX Entertainment is required to make Working Capital payments to SFX, there can be no assurance that SFX Entertainment will have the funds to do so or that it will have sufficient funds to conduct its operations after making the required payments.

   In addition, at the time of the Spin-Off, SFX Entertainment must repay sums advanced to it by SFX for certain acquisitions or capital expenditures after August 25, 1997 and not repaid at or before the closing of the Spin-Off. As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the private placement of Notes or borrowings under the Proposed Credit Facility. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off. See "Agreements Between SFX Entertainment and SFX--Distribution Agreement" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CONTROL BY MANAGEMENT; STOCK ISSUED TO MANAGEMENT

   At the time of completion of the Spin-Off (assuming that Proposal 3 in the attached Proxy Statement is approved), and after the grant of additional shares as described in "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs," it is anticipated that Mr. Sillerman will beneficially own approximately 45.7% of the total voting power of the SFX Entertainment Common Stock, and that all directors and executive officers together will beneficially own approximately 52.3% of the total voting power of the SFX Entertainment Common Stock. Accordingly, these persons will have substantial influence over the affairs of SFX Entertainment, including the ability to control the election of a majority of the board of directors of SFX Entertainment (the "Board"), the decision whether to effect or prevent a merger or sale of assets (except in certain "going private transactions") and other matters requiring stockholder approval. In addition, the issuance of these shares of SFX Entertainment Common Stock to certain members of senior management of SFX Entertainment in connection with their employment with SFX Entertainment will result in substantial non-cash charges to operations, which could increase SFX Entertainment's losses or reduce or eliminate its earnings, if any. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Principal Stockholders of SFX Entertainment" and "Description of Capital Stock."

DEPENDENCE ON KEY PERSONNEL

   The success of SFX Entertainment depends substantially on the abilities and continued service of certain of its (and its subsidiaries') executive officers and directors. In particular, SFX Entertainment will depend on the continued services of Robert F.X. Sillerman, Michael G. Ferrel, Geoffrey Armstrong, Howard J. Tytel and Thomas P. Benson. Although these individuals have greater experience in the radio broadcasting business than the live entertainment industry, they do have significant expertise in selecting, negotiating and financing acquisitions and in operating and managing public companies. In addition, most of SFX Entertainment's directors and executive officers are also currently acting as directors and executive officers of SFX. Until the consummation of the SFX Merger, these directors and executive officers can be anticipated to expend substantial time and effort in managing the business of SFX (which may detract from their performance with respect to SFX Entertainment). If the SFX Merger is not consummated, there can be no assurance that SFX Entertainment will be able to retain the services of these directors and executive officers. See "The Spin-Off" and "Management." SFX Entertainment and Messrs. Sillerman and Ferrel have reached agreements in principle that those individuals will serve as officers and directors of SFX Entertainment. However, if Proposal 3 in the attached Proxy Statement is not approved, there can be no assurance that they will serve in that capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment.

   Messrs. Sillerman and Tytel are also officers and directors of, and have an aggregate equity interest of approximately 9.2% in, The Marquee Group, Inc. ("Marquee"), a company involved in various aspects of the sports, news and other entertainment industries, and own a substantial equity interest in Triathlon, a company that owns and operates radio stations. In addition, they provide consulting services to both companies through an affiliated entity. Messrs. Sillerman and Tytel devote time to both Marquee and Triathlon, and the amount of time they continue to devote to those companies could detract from their duties as officers and directors of SFX Entertainment. However, neither Mr. Sillerman nor Mr. Tytel has an employment agreement with Marquee or Triathlon, and they do not anticipate devoting significant amounts of time to Marquee or Triathlon.

   Furthermore, the operations of each of the businesses to be acquired in the Pending Acquisitions are local in nature and depend to a significant degree on the continued services of between one to three individuals at each business, all of whom SFX Entertainment anticipates employing pursuant to written employment agreements after the Pending Acquisitions are consummated. See "Management" and "Certain Relationships and Related Transactions." SFX Entertainment anticipates that each of these individuals will make significant contributions to its business, and the loss of their services could have a material adverse effect on SFX Entertainment's business, financial condition and results of operations. There can be no assurance that SFX Entertainment will be able to retain the services of these individuals. See "Management."

POTENTIAL CONFLICTS OF INTEREST

   Marquee is a publicly-traded company that, among other things, acts as booking agent for tours and appearances for musicians and other entertainers. Messrs. Sillerman and Tytel have an aggregate equity interest of approximately 9.2% in Marquee; Mr. Sillerman is the chairman of the board of directors, and Mr. Tytel is a director, of Marquee. See "Certain Relationships and Related Transactions--Potential Conflicts of Interest." SFX Entertainment anticipates that, from time to time, it will enter into transactions and arrangements (particularly, booking arrangements) with Marquee and Marquee's clients, and it may compete with Marquee for specific concert promotion engagements. In any transaction or arrangement with Marquee, Messrs. Sillerman and Tytel are likely to have conflicts of interest as officers and directors of SFX Entertainment. Any such transaction or arrangement will be subject to the approval of the independent committees of SFX Entertainment and SFX, except that booking arrangements in the ordinary course of business will be subject to periodic review but not the approval of each particular arrangement.

   In addition, Marquee acts as a promoter of various sporting events and sports personalities. At the time of the consummation of the Contemporary Acquisition, SFX Entertainment will produce ice skating and gymnastics events that may compete with events in which Marquee is involved. See "Certain Relationships and Related Transactions--Potential Conflicts of Interest."

   In addition, prior to the consummation of the SFX Merger, Mr. Sillerman and other members of SFX Entertainment's management team will have management obligations to both SFX and Entertainment that may cause them to have certain conflicts of interest. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Potential Conflicts of Interest."

   Pursuant to the employment agreement entered into between Brian Becker and SFX Entertainment, Mr. Becker has the option, exercisable within 15 days after the second anniversary of the consummation of the PACE Acquisition, to acquire SFX Entertainment's then existing motor sports line of business (or, if that line of business has previously been sold, SFX Entertainment's then existing theatrical line of business) at its then fair market value. Mr. Becker's option may present a conflict of interest in his role as a director of SFX Entertainment in evaluating proposals for the acquisition or development of either line of business. See "--Control of Motor Sports and Theatrical Businesses" and "Agreements Related to the Pending Acquisitions--PACE Acquisition."

INDEMNIFICATION ARRANGEMENTS

   In the Distribution Agreement, SFX Entertainment will agree to indemnify, defend and hold SFX and its subsidiaries harmless from and against certain liabilities to which SFX or any of its subsidiaries may be or become subject. These liabilities relate to the assets, business, operations, employees (including under any employment agreement assumed by SFX Entertainment in the Spin-Off), debts or liabilities of SFX Entertainment and its subsidiaries (collectively, the "SFX Entertainment Group"). Although SFX Entertainment does not anticipate that any material liabilities for which it has agreed to indemnify SFX and its subsidiaries will arise, it is possible that SFX Entertainment will become subject to these liabilities. Any of these liabilities may have a material adverse effect on SFX Entertainment's business, financial condition or results of operations. See "Agreements Between SFX Entertainment and SFX--the Distribution Agreement."

   In addition, pursuant to the tax sharing agreement to be entered into between SFX Entertainment and SFX (the "Tax Sharing Agreement"), SFX Entertainment also will be responsible for certain taxes resulting from the Spin-Off, including any income taxes to the extent that the income taxes result from gain on the distribution that exceeds the net operating losses of SFX and SFX Entertainment available to offset gain resulting from the Spin-Off. See "Agreements Between SFX Entertainment and SFX--Tax Sharing Agreement." The actual amount of the indemnification payment by SFX Entertainment to SFX will be based on the value of the SFX Entertainment Common Stock on the date of the Spin-Off; this amount cannot be predicted with accuracy at this time. It is possible that the amount of the indemnification payment will be significant and will have a material adverse effect on SFX Entertainment.

   Concurrently with the execution of the SFX Merger Agreement, Mr. Sillerman waived his right to receive indemnification from SFX, its subsidiaries, SFX Buyer Sub and SFX Buyer, after the effective time of the SFX Merger with respect to claims or damages relating to the SFX Merger Agreement and the transactions contemplated thereby, except to the extent that SFX can be reimbursed under the terms of its directors' and officers' liability insurance. It is anticipated that, after the Spin-Off, SFX Entertainment will agree to indemnify (to the extent permitted by law) Mr. Sillerman for any such claims or damages. In addition, pursuant to Messrs. Sillerman's and Ferrel's existing employment agreements with SFX (which will be assumed by SFX Entertainment pursuant to the SFX Merger Agreement), SFX Entertainment will be obligated to indemnify them (to the extent permitted by law) for one-half of the cost of any excise tax that may be assessed against them for any change-of-control payments made to them by SFX in connection with the SFX Merger. See "Certain Relationships and Related Transactions--Assumption of Employment Agreements; Certain Change of Control Payments" and "-- Indemnification of Mr. Sillerman."

SEASONALITY

   SFX Entertainment's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. For example, on a pro forma basis for the Recent Acquisitions, SFX Entertainment generated approximately 70% of its revenues in the second and third quarters for the 12 months ending September 30, 1997. SFX Entertainment's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that SFX Entertainment promotes largely occur in the second and third quarters. To the extent that SFX Entertainment's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters. Therefore, the seasonality of SFX Entertainment's business causes (and will probably continue to cause) a significant variation in SFX Entertainment's quarterly operating results. These variations in demand could have a material adverse effect on the timing of SFX Entertainment's cash flows and, therefore, on its ability to service its obligations with respect to its indebtedness. However, SFX

Entertainment believes that this variation may be somewhat offset with the acquisition of typically non-summer seasonal businesses in the Pending Acquisitions, such as motor sports (which is winter-seasonal) and Touring Broadway Shows (which typically tour between September and May). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

   Competition in the live entertainment industry is intense, and competition is fragmented among a wide variety of entities. SFX Entertainment competes on a local, regional and national basis with a number of large venue owners and entertainment promoters for the hosting, booking, promoting and producing of music concerts, theatrical shows, motor sports events and other live entertainment events. Moreover, SFX Entertainment's marketing and consulting operations compete with advertising agencies and other marketing organizations. SFX Entertainment and the Acquisition Businesses compete not only with other live entertainment events, including sporting events and theatrical presentations, but also with non-live forms of entertainment, such as television, radio and motion pictures. A number of SFX Entertainment's competitors may have greater operating and financial flexibility than SFX Entertainment. In addition, many of these competitors also have long-standing relationships with performers, producers and promoters and may offer other services that are not provided by SFX Entertainment. There can be no assurance that SFX Entertainment will be able to compete successfully in this market or against these competitors. See "Business--Competition."

REGULATORY MATTERS

   SFX Entertainment's business is not generally subject to material governmental regulation. However, if SFX Entertainment seeks to acquire or construct new venue operations, its ability to do so will be subject to extensive local, state and federal governmental licensing, approval and permit requirements, including approvals of state and local land-use and environmental authorities, building permits, zoning permits and liquor licenses. Significant acquisitions may also be subject to the requirements of the HSR Act. Other types of licenses, approvals and permits from governmental or quasi-governmental agencies might also be required for other opportunities that SFX Entertainment may pursue in the future, although SFX Entertainment has no agreements or understandings with respect to these opportunities at this time. There can be no assurance that SFX Entertainment will be able to obtain the licenses, approvals and permits it may require from time to time in order to operate its business.

ENVIRONMENTAL MATTERS

   SFX Entertainment has real property relating to its business, consisting of fee interests, leasehold interests and other contractual interests. SFX Entertainment's properties are subject to foreign, federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes, including laws relating to noise emissions (which may affect, among other things, the hours of operation of SFX Entertainment's venues). Further, under certain of these laws and regulations, SFX Entertainment could be held strictly, jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites, and could also be held liable for any personal or property damage related to any contamination. SFX Entertainment believes that it is, and the properties to be acquired in the Pending Acquisitions are, in substantial compliance with all of these laws and regulations, and has performed preliminary environmental assessments of all of the properties that are (or after consummating the Pending Acquisitions will be) wholly-owned, without identifying material environmental hazards. Although the level of future expenditures cannot be determined with certainty, SFX Entertainment does not anticipate, based on currently known facts, that its environmental costs are likely to have a material adverse effect on SFX Entertainment's business, financial condition and results of operations.

FRAUDULENT CONVEYANCE

   The Board of Directors of SFX does not intend to consummate the Spin-Off unless it is satisfied that SFX is solvent before and will be solvent following the Spin-Off and that the Spin-Off is otherwise permissible under applicable law. There is no certainty, however, that a court would find the facts relied on and the judgments made by the Board of Directors of SFX to be binding on creditors of SFX or that a court would reach the same conclusions as the Board of Directors of SFX in determining that SFX is solvent at the time of, and after giving effect to, the Spin-Off. If a court in a lawsuit filed by an unpaid creditor or representative of unpaid creditors, such as a trustee in bankruptcy, were to find that, at the time the Spin-Off is consummated or after giving effect thereto, SFX (a) was insolvent, (b) was rendered insolvent by reason of the Spin-Off, (c) was engaged in a business or transaction for which the remaining assets of SFX constituted unreasonably small capital or (d) intended to incur, or believed it would incur, debts beyond its ability to pay as the debts matured, then the court might void the Spin-Off (in whole or in part) as a fraudulent conveyance and require SFX's stockholders to return the shares of SFX Entertainment distributed in the Spin-Off (in whole or in part) to SFX or require SFX Entertainment to fund certain liabilities of SFX for the benefit of SFX's creditors. If the assets of SFX Entertainment were recovered as fraudulent transfers by a creditor or trustee of SFX, the relative priority of right to payment between any financing and any fraudulent transfer claimant would be unclear, and SFX Entertainment could be rendered insolvent. In addition, under applicable corporate law, a corporation generally makes distributions to its stockholders only out of its surplus (net assets minus capital) and not out of capital. The foregoing consequences would also apply were a court to find that the Spin-Off was not made out of SFX surplus. Indebtedness of SFX Entertainment is being incurred to finance the Pending Acquisitions, to refinance certain indebtedness of SFX Entertainment and the Pending Acquisitions, to pay related fees and expenses, and for general corporate purposes. Management believes that the indebtedness of SFX Entertainment represented by the Financing is being incurred for proper purposes and in good faith, and that, based on present forecasts and other financial information, after the consummation of the Spin-Off and the Pending Acquisitions, SFX Entertainment will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature.

   SFX Entertainment believes that, in accordance with the facts examined in connection with the Spin-Off and the Financing, (a) SFX and SFX Entertainment will be solvent at the time of the Spin-Off and the Financing, respectively, and (b) the Spin-Off will be made entirely out of SFX surplus in accordance with applicable law. However, SFX Entertainment cannot predict what standard a court might apply in evaluating these matters, and it is possible that the court would disagree with SFX Entertainment's conclusions.

ANTI-TAKEOVER EFFECTS

   The Amended and Restated Certificate of Incorporation of SFX Entertainment (the "SFX Entertainment Certificate"), the By-laws of SFX Entertainment (the "SFX Entertainment By-laws") and the Delaware General Corporation Law (the "DGCL") contain (or will contain) several provisions that could have the effect of delaying, deferring or preventing a change of control of SFX Entertainment in a transaction not approved by the Board. The SFX Entertainment Certificate will provide for the issuance of shares of SFX Entertainment Class B Common Stock (with 10 votes per share in most matters), and the holders of these shares will generally be able to prevent a change of control of SFX Entertainment if they so desire. In addition, the SFX Entertainment Certificate will authorize the Board to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the number of shares and the relative designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, without further vote or action by the stockholders. Issuances of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of SFX Entertainment and may adversely affect the rights of holders of SFX Entertainment Common Stock. Furthermore, SFX Entertainment is subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibit SFX Entertainment from engaging in a "business combination" with an "interested stockholder" for three years after the date of the transaction in which the person became an interested stockholder (unless the business combination is approved in a prescribed manner). The application of Section 203 could also have the effect of delaying or preventing a change in control of SFX Entertainment. The Board has also adopted certain other programs, plans and agreements with SFX Entertainment's management and/or employees that may make a change of control more expensive. See "Management" and "Description of Capital Stock."

                  OVERVIEW OF THE LIVE ENTERTAINMENT INDUSTRY

CONCERT PROMOTION INDUSTRY

   The concert promotion industry consists primarily of regional promoters focused generally in one or two major metropolitan markets. According to Amusement Business, industry gross box office receipts for North American concert tours totaled $922 million in 1996, compared to $322 million in 1985, representing a compounded annual growth rate of approximately 10%. SFX Entertainment believes that overall increases in ticket sales during the last several years are in part due to the increasing popularity of amphitheaters as live entertainment venues, as well as an increasing number of tours that attract older audiences who did not previously attend musical concerts.

   Typically, in order to initiate a music concert or other live entertainment event or tour, a booking agent contracts with a performer to arrange a venue and date, or series of venues and dates, for the performer's event. The booking agent in turn contacts a promoter or promoters in the locality or region of the relevant venue or venues. The promoter markets the event, sells tickets, rents or otherwise provides the event venue or venues, and arranges for local production services (such as stage, set, sound and lighting). In certain instances, particularly in connection with music festivals, a promoter may also provide limited production services. Individual industry participants, such as SFX Entertainment, often perform more than one of the booking, promotion and venue operation functions.

   The booking agent generally receives a fixed fee for its services, or in some cases, a fee based on the success of the event or events, in each case from the artist. The promoter typically agrees to pay the performer the greater of a guaranteed amount and a profit-sharing payment based on gross ticket revenues, therefore assuming the risk of an unsuccessful event. The promoter sets ticket prices and advertises the event in order to cover expenses and generate profits. In the case of an unprofitable event, a promoter will sometimes renegotiate a lower guarantee in order to mitigate the promoter's losses (in a process known as "settlement"). In some instances, the promoter agrees to accept a fee from the booking agent for the promoter's services, and the booking agent bears the financial risk of the event.

   A venue operator typically contracts with a promoter to rent its venue for a specific event on a specific date or dates. The venue operator provides services such as concessions, parking, security, ushers and ticket-takers, and receives revenues from concessions, merchandise, sponsorships, parking and premium box seats. A venue operator will typically receive (for each event it hosts) a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing between 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer.

   Concert venues are generally comprised of stadiums (typically 32,000 seats or more), amphitheaters or arenas (typically 5,000 to 32,000 seats), clubs (typically less than 2,000 seats) and theaters (typically 100 to 5,000 seats). Amphitheaters are generally outdoor venues that are used primarily in the summer season. They have become increasingly popular venues for concerts because the seating configuration is designed specifically for concert events, often resulting in more available seats, fewer obstructed seats, better lines of sight to the stage and superior acoustics. In addition, because they typically cost less to construct, maintain and operate than traditional multi-purpose stadiums and arenas, amphitheaters often are able to host concerts and other events that would not be profitable in a stadium or arena.

THEATRICAL INDUSTRY

   The audience for live professional theater has increased significantly in the last two decades. According to Variety Magazine, gross ticket sales for the entire industry of Touring Broadway Shows and Broadway shows have increased from $431.5 million during the 1986-7 season to $1.3 billion during the 1996-7 season, a compounded annual growth rate of 11.7%. During this time, the number of touring weeks and markets where Touring Broadway Shows could profitably be presented have expanded. Sales for Touring Broadway Shows have grown as a percentage of total industry gross ticket sales, from approximately 52% in the 1986-7 season to approximately 60% in the 1996-7 season. The growth of the national theatrical industry had resulted, in part, from the development of local subscription series for Touring Broadway Shows, the construction of new performing arts centers with seating capacities of 2,500 or more in many municipalities, and an increase in the quality of Touring Broadway Shows and in the number of multiple-week engagements produced for presentation outside of New York City. Touring Broadway Shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City ("Broadway Shows").

   Live professional theater consists mainly of the production of existing musical and dramatic works and the development of new works. In general, musicals require more investment of time and capital than dramatic productions. For an existing musical work (which is more likely to be presented as a Touring Broadway Show), a period of 12 to 24 months typically elapses between the time a producer acquires the theatrical stage rights and the date when the musical is first performed before the public. During this time, a touring company is assembled, and the show is readied for the road. By comparison, dramatic productions typically have smaller production budgets, shorter pre-production periods and lower operating costs, and tend to occupy smaller theaters for shorter runs.

   A producer of a Broadway Show or a Touring Broadway Show first acquires the rights to the work from its owners, who typically receive royalty payments in return. The producer then assembles the cast of the play, hires a director and arranges for the design and construction of sets and costumes. The producer of a Touring Broadway Show also must arrange transportation and schedule the show with local promoters. The local promoter of a Touring Broadway Show, who generally operates or has relationships with venues in individual markets, provides all local services such as selling tickets, hiring local personnel, buying advertising and paying a fixed guarantee (typically between $100,000 and $400,000) to the producer of the show for each week that the show is presented. The promoter is then entitled to recover the amount of the guarantee plus its local costs from ticket revenues. Any remaining ticket revenues are shared by the promoter and the producer, with the producer typically receiving approximately 60% of the profits. Although Touring Broadway Shows are generally substantially less expensive to produce than Broadway Shows, they may be financed through a limited partnership with third-party investors who receive a profit interest in the production. Often, investors in Touring Broadway Shows will also invest in the underlying Broadway Show, in part to help secure touring rights. After investors have received the complete return of their investment, net profits are split between the limited partners and the show's producer. The amount of net profits allocated to the show's producer, including fees and royalties, varies somewhat, but is normally in the range of 50% after certain profit participations are deducted. After certain net profits, a producer may also receive a production fee and royalties. A typical Touring Broadway Show requires 45 playing weeks with a weekly guarantee from the local promoter of approximately $250,000 to recoup production and touring costs; more elaborate touring productions with larger casts or sets, such as The Phantom of the Opera or Miss Saigon, generally require significantly higher weekly revenues and additional playing weeks in order to recoup production and touring costs.

   Tickets for Touring Broadway Shows often are sold through "subscription series," which are pre-sold season tickets for a defined package of shows to be presented in a given venue.

MOTOR SPORTS INDUSTRY

   Specialized motor sports events make up a growing segment of the live entertainment industry. This growth has resulted from additional demand in existing markets and new demand in markets where new arenas and stadiums have been built. The increasing popularity of specialized motor sports over the last several years has coincided with (and, in part, been due to) the increased popularity of other professional motor sports events, such as professional auto racing (including NASCAR, CART and Indy Car Racing). A number of specialized motor sports events are televised on several of the major television networks and are also shown on television in markets outside of the United States.

   In general, one to four motor sports events will be produced and presented each year in a market, with larger markets hosting more performances. Stadiums and arenas typically work with producers and promoters to manage the scheduling of events to maximize each event's results and each season's revenues. The cost of producing and promoting a typical single stadium event ranges from $300,000 to $600,000, and the cost of producing and presenting a typical single arena event ranges from $50,000 to $150,000. Monster trucks, demolition derbies, thrill acts, air shows and other motor sports concepts and events are typically created and financed by third parties and hired to perform in an individual event or season of events. As in other motor sports, corporate sponsorships and television exposure are important financial components that contribute to the success of a single event or season of events.

                                   BUSINESS

   There can be no assurance that any or all of the Pending Acquisitions will be consummated on the terms described herein, or at all. See "Risk Factors--Risks Related to Pending Acquisitions."

GENERAL

   SFX Entertainment, Inc. is a leading promoter of, and operator of venues for, live entertainment events. Upon consummation of the Pending Acquisitions, management believes that SFX Entertainment will be the largest diversified promoter and producer of live entertainment, including music concerts, theatrical shows and specialized motor sports events. After consummation of the Pending Acquisitions, SFX Entertainment (which currently owns or operates 20 venues) believes that it will own and/or operate the largest network of venues used principally for music concerts and other live entertainment events in the United States, with 39 venues either directly owned or operated under lease or exclusive booking arrangements in 21 of the top 50 markets, including 9 amphitheaters in 6 of the top 10 markets. Through its large number of venues, its strong market presence and the long operating histories of SFX Entertainment and the businesses to be acquired pursuant to the Pending Acquisitions, SFX Entertainment will operate an integrated franchise that will promote and produce a broad variety of live entertainment events locally, regionally and nationally. During 1997, approximately 1.4 million people attended approximately 210 events promoted and/or produced by SFX Entertainment, including approximately 200 music concerts. During the same year, approximately 25 million people attended 9,100 events promoted and/or produced by SFX Entertainment and the Acquisition Businesses, including approximately 3,880 music concerts, 4,850 theatrical shows and 188 specialized motor sports events. These events included: (a) music concerts featuring artists such as The Rolling Stones, Phish, Fleetwood Mac, Ozzy Osbourne and Alanis Morissette, (b) music festivals such as Lollapalooza and the George Strait Country Music Festival, (c) touring theatrical productions such as The Phantom of the Opera, Jekyll & Hyde, Rent and The Magic of David Copperfield, and (d) specialized motor sports events, such as Truck Fest and American Motorcycle Association Supercross racing events.

   SFX Entertainment's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX Entertainment and in third-party venues. As promoter, SFX Entertainment typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services (such as stage, set, sound and lighting). As producer, SFX Entertainment, upon consummation of the Pending Acquisitions, will (a) create tours for music concert, theatrical, specialized motor sports and other events, (b) develop and manage Touring Broadway Shows and (c) develop specialized motor sports and other live entertainment events. In connection with its live entertainment events, SFX Entertainment also derives related revenue streams, including from the sale of corporate sponsorships and advertising, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis giving effect to the Pending Acquisitions, SFX Entertainment's music and ancillary businesses would have comprised approximately 77%, theater would have comprised approximately 17% and specialized motor sports would have comprised approximately 6% of SFX Entertainment's total net revenues for the 12 months ended September 30, 1997.

CURRENT AND HISTORICAL OPERATIONS

   SFX Entertainment, currently a wholly-owned subsidiary of SFX, was formed in January of 1997 to acquire and hold SFX's live entertainment operations. SFX acquired Delsener/Slater, a New York-based concert promotion company, in January 1997. Delsener/Slater has long-term leases or is the exclusive promoter for several concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey. In March 1997, Delsener/Slater acquired a 37-year lease to operate the Meadows Music Theater, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, SFX acquired Sunshine Promotions, a concert promoter in the Midwest. As a result of the acquisition of Sunshine Promotions, SFX Entertainment owns the Deer Creek Music Theater, a 21,000-seat complex located in

Indianapolis, Indiana and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. In certain cases, the senior management of Delsener/Slater have certain rights to purchase the outstanding stock of Delsener/Slater, along with certain other rights to receive additional cash payments. See "Risk Factors--Control of Delsener/Slater" and "Certain Relationships and Related Transactions--Delsener/Slater Employment Agreements." SFX Entertainment has also acquired rights or ownership interests in various additional venues, as set forth in "--SFX Entertainment's Live Entertainment Activities--Venue Operation."

   SFX was formed in 1992 principally to acquire and operate radio broadcasting stations. In August 1997, SFX agreed to the SFX Merger and to the Spin-Off of SFX Entertainment to the stockholders of SFX on a pro rata basis. Before consummating the SFX Merger, SFX intends (a) to contribute its concert and other live entertainment operations to SFX Entertainment and (b) to distribute all of the outstanding shares of common stock of SFX Entertainment to the holders of common stock, Series D preferred stock and certain warrants of SFX in the Spin-Off. SFX Entertainment intends to borrow under the Proposed Credit Facility and consummate the Pending Acquisitions before the Spin-Off and the SFX Merger. SFX intends to consummate the Spin-Off on or prior to the consummation of the SFX Merger. The Spin-Off is subject to certain conditions, including (a) the acceptance for listing or trading of the SFX Entertainment Class A Common Stock, subject to official notice of issuance, on a national exchange or The Nasdaq Stock Market and (b) the receipt of all necessary third-party and stockholder consents to the Spin-Off as presently contemplated. There can be no assurance that the conditions to the Spin-Off will be satisfied or that the Pending Acquisitions will be consummated prior to the Spin-Off on the terms described herein or at all. However, the Spin-Off is not conditioned on the prior consummation of the Financing, any of the Pending Acquisitions or the SFX Merger. Management believes that the Spin-Off is likely to be consummated early in the second quarter of 1998, although there can be no assurance that the Spin-Off will be consummated on the terms described herein or at all.

SFX ENTERTAINMENT'S LIVE ENTERTAINMENT ACTIVITIES

   SFX Entertainment is, and after the consummation of the Pending Acquisitions will be to a greater extent, engaged in (a) the booking, promotion and production of live entertainment events and tours, (b) the ownership and/or operation of concert and other entertainment venues and (c) the sale of corporate sponsorships and advertising and provision of marketing and consulting services to third parties.

 Booking and Promotion

   Currently, SFX Entertainment books and promotes music concert and other live entertainment events, principally in the New York--Northern New Jersey--Long Island, Indianapolis, Columbus, Hartford and Rochester markets. SFX Entertainment and the Acquisition Businesses book and promote music concert, theatrical, specialized motor sports and other live entertainment events and tours such as music festivals, comedy tours, figure skating shows, gymnastics tours, motivational speaking tours and other special events. SFX Entertainment and the Acquisition Businesses book and promote events in a number of types of venues (including amphitheaters, theaters, clubs, arenas and stadiums) that are owned and/or operated by SFX Entertainment, by the Acquisition Businesses or by third parties. See "--Venue Operations." SFX Entertainment and the Acquisition Businesses primarily promote concerts performed by newer groups having widespread popularity (e.g., Phish, Dave Matthews and Hootie & the Blowfish) and by more established groups having relatively long-standing and more stable bases of popularity (e.g., James Taylor and Jimmy Buffet). Operating profit per show for concerts performed by either type of group tends to be generally similar because the more popular new groups command significantly higher ticket prices but also require higher compensation, while more established groups may draw larger audiences. Moreover, SFX Entertainment believes that its large distribution network upon consummation of the Pending Acquisitions will enable it to set an aggregate guarantee for a series of shows, mitigating the risk of loss associated with a single show. SFX Entertainment also believes that the market research and audience demographics database that it will acquire in the Pending Acquisitions, when combined with its existing audience data collection efforts, will permit highly-effective, targeted marketing, such as direct-mail and subscription series campaigns, which SFX Entertainment believes will increase ticket pre-sales and overall sales in a cost-efficient manner. In addition, Contemporary's Capital Tickets retail distribution outlets and Dialtix interactive, voice-response automated phone ticket order system are currently operating in three markets. SFX Entertainment believes that expanding the markets where it can utilize its own ticketing sources will permit SFX Entertainment to promote its live entertainment events more effectively. The following table identifies artists whose events were recently promoted by SFX Entertainment or the Acquisition Businesses:

 Aerosmith                 Elton John            Phil Collins
 Alabama                   Fleetwood Mac*        Pink Floyd
 Alanis Morissette         James Taylor          Phish
 Bette Midler              Jerry Seinfeld*       R.E.M.
 Billy Joel                Jimmy Buffett         Rod Stewart
 Brooks & Dunn             John Secada           The Rolling Stones
 Chris Rock*               Live                  Seal
 Clint Black               Melissa Etheridge     Sheryl Crow
 Crosby, Stills & Nash     Metallica             Smashing Pumpkins
 Dave Matthews             Michael Bolton        Stone Temple Pilots
 Depeche Mode              Ozzy Osbourne*        Tim Allen*
 The Eagles                Pearl Jam             Tina Turner
 Earth, Wind & Fire        Peter Gabriel         U2

*      National tour produced.

 Production

   SFX Entertainment is currently involved in the creation of tours for music concert and other live entertainment events. Upon consummation of the Pending Acquisitions, SFX Entertainment's production activities will be broadened to include (a) the creation of tours for music concert, theatrical, specialized motor sports and other live entertainment events, (b) the development and management of Touring Broadway Shows and (c) the development of specialized motor sports shows, proprietary characters and television programming. The Acquisition Businesses produce tours on a national or regional basis and, in 1997, structured national tours for Fleetwood Mac and Ozzy Osbourne, among others. SFX Entertainment plans to increase its production of national music tours. PACE also produces Touring Broadway Shows, acquiring the stage and touring rights from a show's owner, assembling the touring cast, hiring a director and arranging for the construction and design of sets and costumes. Touring Broadway Shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City. PACE also produces and makes small investments (i.e., from approximately $150,000 to $600,000) as a limited partner in the creation of a small number of original Broadway Shows in exchange for obtaining touring rights and favorable scheduling for those shows.

   The Touring Broadway Show production and promotion industry is highly fragmented. SFX Entertainment believes it will be, after consummating the Pending Acquisitions, the largest of six multiple-market promoters of Touring Broadway Shows in the United States, and that the remainder of the industry is made up of single-market promoters. PACE competes with other producers and promoters to obtain presentation arrangements with venues and performing arts organizations in various markets, including in markets that have more than one venue suitable for presenting a Touring Broadway Show. Upon consummation of the Pending Acquisitions, SFX Entertainment's competitors, some of whom have also been partners of PACE in certain theater investments from time to time, will include a number of

New York-based production companies that also promote Touring Broadway Shows and a number of regional promoters. On a pro forma basis giving effect to the Pending Acquisitions, SFX Entertainment would have had a producing interest or investment in the following shows for 1997 and/or 1998:

           SHOW TITLE                    TYPE             SFX ENTERTAINMENT'S INVOLVEMENT
------------------------------  ---------------------- -----------------------------------
              Big                       Touring                     Production
          Damn Yankees                  Touring                     Production
       David Copperfield                Touring                     Production
           Death Trap                   Touring                     Production
           Funny Girl                   Touring                     Production
            Harmony                   Development                   Production
         Jekyll & Hyde                 Broadway                     Production
    Kiss of the Spiderwoman             Touring                     Production
        Man of La Mancha                Touring                     Production
       Smokey Joe's Cafe                Touring                     Production
       The Sound of Music               Touring                     Production
        West Side Story                 Touring                     Production
         A Chorus Line             Touring (US & UK)                Investment
             Annie                     Broadway                     Investment
            Carousel                    Touring                     Investment
        Cirque Ingenieux                Touring                     Investment
             Grease               Broadway & Touring                Investment
            Chicago               Broadway & Touring                Investment
  How to Succeed in Business      Broadway & Touring                Investment
         Martin Guerre               West End (UK)                  Investment
              Rent                Broadway & Touring                Investment
           Steel Pier                  Broadway                     Investment
        Triumph of Love                Broadway                     Investment
        West Side Story              Touring (UK)                   Investment


   SFX Entertainment believes that there are approximately 50 domestic markets that can provide the potential audience and gross ticket revenues for a full scale Touring Broadway Show to be profitable, and an additional 50 markets where smaller scale productions with shorter runs can be presented profitably. In most of these cities, there are a limited number of venues that can accommodate a Touring Broadway Show.

   PACE currently sells subscription series for its Touring Broadway Shows in the following 31 of the approximately 60 markets that maintain active touring schedules:

 Atlanta, GA            Long Beach, CA        Palm Beach, FL
 Austin, TX             Louisville, KY        Phoenix, AZ
 Baltimore, MD          Miami, FL             Pittsburgh, PA
 Chicago, IL            Milwaukee, WI         Portland, OR
 Cincinnati, OH         Minneapolis, MN       San Antonio, TX
 Columbus, OH           Myrtle Beach, SC      Seattle, WA
 Dallas, TX             Nashville, TN         Tampa, FL
 Ft. Lauderdale, FL     New Orleans, LA       Ottawa, Canada
 Green Bay, WI          Omaha, NE             Edmonton, Canada
 Houston, TX            Orange County, CA
 Indianapolis, IN       Orlando, FL


    Subscriptions historically have covered two-thirds of PACE's break-even point for Touring Broadway Shows. In 1997, PACE had approximately 220,000 subscribers for its Touring Broadway Shows.

   Certain of the Acquisition Businesses also produce motor sports events such as monster truck events, tractor pulls, mud races, demolition derbies and motocross races, and design tracks and other elements for those events. Competition among producers in the specialized motor sports industry is between three large companies and a number of smaller regional companies. SFX Entertainment believes that, upon consummation of the Pending Acquisitions, it will be the largest participant in the industry, on a pro forma basis having produced 188 events in over 70 markets in 1997. SFX Entertainment's two major specialized motor sports competitors produce approximately 40 and 55 events each year, respectively. SFX Entertainment also will compete with several regional specialized motor sports companies, which each present only a small number of events, as well as a number of local promoters that present only one or two events per year.

   In addition, SFX Entertainment and the Acquisition Businesses produce a variety of other forms of live entertainment, including music festivals, radio programs, air shows, figure skating shows, gymnastics tours, comedy tours, motivational speaking tours and television programming based on certain of their events and other events.

 Venue Operations

   SFX Entertainment's revenues from its venue operations are derived primarily from corporate sponsorships and advertising, concessions, merchandise, parking and other related items. A venue operator will typically receive for each event it hosts a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing between 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer. As a venue owner, SFX Entertainment typically receives 100% of sponsorship and advertising revenues. Since few artists will play in every available market during a tour, SFX Entertainment competes with venues in other markets for dates of popular national tours. The favorable cost structure of amphitheaters and their ability to draw fans is often an important factor in the decision of a performer to choose to perform in an amphitheater market. In certain cities, SFX Entertainment also competes with other venues to promote an artist in that city. SFX Entertainment currently owns and/or operates under lease or exclusive booking arrangement a total of 20 venues, including two amphitheaters and two theaters in the New York--Northern New Jersey--Long Island market, an amphitheater and a theater/ballroom in the Indianapolis market, an amphitheater in the Columbus market, an amphitheater in the Hartford market and an amphitheater in the Rochester market. After consummation of the Pending Acquisitions, SFX Entertainment (which currently owns or operates 20 venues) believes that it will own and/or operate the largest network of venues used principally for music concerts and other live entertainment events in the United States, with 39 venues either directly owned or operated under lease or exclusive booking arrangements in 21 of the top 50 markets, including 9 amphitheaters in 6 of the top 10 markets. The following chart sets forth certain information with respect to the venues that will be owned and/or operated by SFX Entertainment, after giving effect to the Pending Acquisitions:

                                                                   SFX              TOTAL        AVG.       NO. OF    TOTAL SEATS
                                 MARKET      TYPE OF         ENTERTAINMENT'S       SEATING    ATTENDANCE    EVENTS      SOLD IN
        MARKET AND VENUE         RANK(1)      VENUE             INTEREST          CAPACITY      IN 1996     IN 1996      1996
------------------------------  -------- --------------  ---------------------- -----------  ------------ ---------  ------------

New York--Northern New              1
  Jersey--Long Island:
  PNC Bank Arts
   Center(2)(formerly Garden
   State Arts Center)
   (Holmdel, NJ)  .............            amphitheater  22-year lease (expires    17,500(3)     6,512         48       312,595
                                                            October 31, 2017)
  Jones Beach Marine
   Amphitheater (Wantagh, NY) .            amphitheater      10-year license       14,000(3)     8,712         44       383,314
                                                           agreement (expires
                                                           December 31, 1999)
  Roseland Theater ............              theater        exclusive booking       3,200        2,765         57       157,605
                                                                  agent
  Westbury Music Fair
   (Westbury, NY) .............              theater     43-year lease (expires     2,870        2,026        190       384,917
                                                           December 31, 2034)

                                      D-33

                                                                   SFX              TOTAL        AVG.       NO. OF    TOTAL SEATS
                                 MARKET      TYPE OF         ENTERTAINMENT'S       SEATING    ATTENDANCE    EVENTS      SOLD IN
        MARKET AND VENUE         RANK(1)      VENUE             INTEREST          CAPACITY      IN 1996     IN 1996      1996
------------------------------  -------- --------------  ----------------------  ----------- ------------ ---------  ------------

Los Angeles--Riverside--Orange      2
  County:
  Glen Helen Blockbuster
   Pavilion(2)
   (San Bernardino, CA)  ......            amphitheater      50% partnership       25,000(4)     9,842         25       246,039
                                                           interest in 25-year
                                                         lease (expires July 1,
                                                                  2018)
  Irvine Meadows
   Amphitheater(2)
   (Irvine, CA) ...............            amphitheater      50% partnership       15,500        8,505         32       272,162
                                                           interest in 20-year
                                                             lease (expires
                                                           February 28, 2017)
San Francisco--Oakland--San         5
 Jose:
  Shoreline Amphitheater(5) ...            amphitheater      facility owned;       25,000       10,306         37       381,315
                                                           land leased for 35
                                                             years (expires
                                                           November 30, 2021)
  Concord Pavilion(5) .........            amphitheater     10-year exclusive      12,500        6,002         42       252,070
                                                          outside booking agent
                                                          (expires December 31,
                                                                  2005)
  Greek Theater(5) ............              theater      4-year lease (expires     8,500        5,572         10        55,718
                                                            October 31, 1998)
  Warfield Theatre(5) .........              theater     10-year lease (expires     2,250        1,727         56        96,726
                                                              May 31, 2008)
  Fillmore Auditorium(5)  .....              theater     10-year lease (expires     1,249          913        146       133,279
                                                            August 31, 2007)
  Punchline Comedy Club(5)  ...                club       5-year lease (expires       N/A          N/A        N/A           N/A
                                                           September 15, 2001)
Philadelphia--Wilmington--          6
 Atlantic City:
  Blockbuster/SONY Music
   Entertainment Centre on the
   Waterfront(2) ..............            amphitheater  31-year lease (expires    25,000        7,111         48       341,319
                                                            February 9, 2025)
Dallas--Ft. Worth:                  9
  Starplex Amphitheater(2) ....            amphitheater     32.5% partnership      20,100        9,479         33       312,806
                                                           interest in 31 year
                                                             lease (expires
                                                           December 31, 2028)
Houston--Galveston--Brazoria:      10
  Cynthia Woods Mitchell
   Pavilion(2).................            amphitheater    15-year management      13,000        9,178         36       258,364
                                                            contract (expires
                                                           December 31, 2009)
  Bayou Place Performance                    theater         50% partnership        2,800          N/A        N/A           N/A
   Hall(2).....................                            interest in 10-year
                                                             lease (expires
                                                           December 31, 2007)
Atlanta:                           12
  Lakewood Amphitheater(2) ....            amphitheater     32.5% partnership      19,000        9,768         22       214,896
                                                           interest in 35-year
                                                         lease (expires January
                                                                1, 2019)
  Chastain Park                            amphitheater  10-year lease (expires     7,000        5,732         28       160,492
   Amphitheater(6).............                            December 31, 2000)
  Roxy Theater(6) .............              theater      7-year lease (expires     1,600          673         92        61,960
                                                             March 31, 2004)
  Cotton Club(6) ..............              theater      5-year lease (expires       650          321        152        48,751
                                                             June 12, 2000)
St. Louis:                         17
  Riverport Amphitheater(7) ...            amphitheater      50% partnership       21,000        8,782         44       386,399
                                                               interest in
                                                              ownership(8)
  American Theater(7) .........              theater     10-year lease (expires     2,000        1,485         22        32,662
                                                             July 31, 2004)

                                      D-34

                                                                   SFX              TOTAL        AVG.       NO. OF    TOTAL SEATS
                                 MARKET      TYPE OF         ENTERTAINMENT'S       SEATING    ATTENDANCE    EVENTS      SOLD IN
        MARKET AND VENUE         RANK(1)      VENUE             INTEREST          CAPACITY      IN 1996     IN 1996      1996
------------------------------  -------- --------------  ----------------------  ----------- ------------ ---------  ------------

  Westport Playhouse(7)  ......              theater          1-year lease          1,100          897         22        19,724
Phoenix--Mesa:                     18
  Desert Sky Blockbuster
   Pavilion(2).................            amphitheater  60-year lease (expires    20,000        8,165         32       261,284
                                                             June 30, 2049)
Pittsburgh:                        19
  Star Lake Amphitheater(2) ...            amphitheater  45-year lease (expires    22,500        9,471         44       416,733
                                                           December 31, 2034)
Kansas City:                       24
  Sandstone Amphitheater(7)
   (Kansas City, KS)...........            amphitheater       10-year lease        18,000        7,150         36       257,395
                                                          (expires December 31,
                                                                  2002)
  Starlight Theater(7) ........              theater        annual exclusive        9,000        2,908         10        29,083
                                                         booking agent contract
                                                           (1998 renewal under
                                                              negotiation)
  Memorial Hall(7) ............              theater      1998 contract renewal     3,000        2,169         17        36,874
                                                            under negotiation
Sacramento--Yolo:                  26
  Punchline Comedy Club(5)  ...                club       9-year lease (expires       N/A          N/A        N/A           N/A
                                                           December 17, 1999)
Indianapolis:                      28
  Deer Creek Music Center  ....            amphitheater           owned            21,000       10,187         38       387,119
  Murat Centre ................            theater and   50-year lease (expires     2,700        1,900         85
   161,500(9)
                                             ballroom       August 31, 2045)
Columbus:                          30
  Polaris Amphitheater.........            amphitheater           owned            20,000        6,751         38       256,553
Charlotte--Gastonia--Rock          32
 Hill:
  Charlotte Blockbuster                    amphitheater           owned            18,000        6,185         39       241,233
   Pavilion(2) ................
Hartford:                          36
  Meadows Music Theater  ......            amphitheater      facility owned;       25,000        6,914         38       262,741
                                                           land leased for 37
                                                             years (expires
                                                           September 13, 2034)
Rochester:                         39
  Finger Lakes Amphitheater ...            amphitheater   3-year lease (expires    12,700        4,203         15        63,044
                                                                in 1999)
Nashville:                         41
  Starwood Amphitheater(2) ....            amphitheater    one-half ownership      20,100        6,970         27       188,187
Oklahoma City:                     43
  Zoo Amphitheatre(7)..........            amphitheater  year-to-year exclusive     9,000        4,510          6        27,061
                                                              booking agent

                                      D-35

                                                                   SFX              TOTAL        AVG.       NO. OF    TOTAL SEATS
                                 MARKET      TYPE OF         ENTERTAINMENT'S       SEATING    ATTENDANCE    EVENTS      SOLD IN
        MARKET AND VENUE         RANK(1)      VENUE             INTEREST          CAPACITY      IN 1996     IN 1996      1996
------------------------------  -------- --------------  ----------------------  ----------- ------------ ---------  ------------

Raleigh--Durham--Chapel Hill:       50
  Walnut Creek                             amphitheater    66 2/3% partnership      20,000       8,476          43       364,489
   Amphitheater(2).............                            interest in 40-year
                                                         lease (expires October
                                                                31, 2030)
West Palm Beach--Boca Raton:        50
  SONY Music/Blockbuster Coral
   Sky Amphitheater(2).........            amphitheater      75% partnership        20,000       9,417          26       244,835
                                                           interest in 10-year
                                                         lease (expires January
                                                                4, 2005)
Reno:                              119
  Reno Hilton Amphitheater(5) .            amphitheater    operating agreement       8,500       3,977          21        83,509
                                                             (renewal under
                                                              negotiation)
                                                                                -----------  ------------ ---------  ------------

TOTAL .........................                                                    490,319       5,829(10)   1,701     7,798,753

------------
(1) Based on the July 1994 population of metropolitan statistical areas as set forth in the 1996 Statistical Abstracts of the United States. Does not include venues where PACE sells subscriptions for Touring Broadway Shows.
(2) After the consummation of the PACE Acquisition (including the Pavilion Acquisition). There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of the interests of Charlotte Amphitheater Corporation and The Westside Amphitheater Corporation (collectively, "Blockbuster Sub") and YM Corp. ("Sony Sub") in Pavilion Partners; as a result, SFX Entertainment may not obtain 100% ownership of Pavilion Partners.
(3) Assumes completion of current expansion projects, which are anticipated to be completed by summer 1998.
(4) Additional seating of approximately 40,000 is available for certain events.
(5)   After the consummation of the BGP Acquisition.
(6)   After the consummation of the Concert/Southern Acquisition.
(7)   After the consummation of the Contemporary Acquisition.
(8) Contemporary currently owns a 50% interest in a partnership that owns the Riverport Amphitheater. If Contemporary is unable to purchase the remaining partnership interest prior to the consummation of the Contemporary Acquisition, the purchase price for Contemporary will be reduced. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."
(9)   Numbers shown are for 1997. Numbers for 1996 are unavailable.
(10) Represents average attendance by venue. Average attendance in 1996 by event was 4,585.

   Because SFX Entertainment and the Acquisition Businesses operate a number of their venues under leasing or booking agreements, SFX Entertainment's long-term success will depend on its ability to renew these agreements when they expire or terminate. There can be no assurance that SFX Entertainment will be able to renew these agreements on acceptable terms or at all, or that it will be able to obtain attractive agreements with substitute venues.

 Sponsorships and Advertising; Marketing and Other Services

   In order to maximize revenues, SFX Entertainment actively pursues the sale of local, regional and national corporate sponsorships, including the naming of venues (e.g., the PNC Bank Arts Center) and the designation of "official" event or tour sponsors, concessions providers (e.g., beer and soda), credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of SFX Entertainment's existing venues and venues to be acquired in the Pending Acquisitions currently have no sponsorship arrangements in many of the available categories (including naming rights). SFX Entertainment believes that the national venue network being assembled in the Pending Acquisitions will likely (a) attract a larger number of major corporate sponsors and (b) enable SFX Entertainment to sell national sponsorship rights at a premium over local or regional sponsorship rights. SFX Entertainment also pursues the sale of corporate advertising at its venues, and believes that it has substantial advertising space available (e.g., billboard space) that it has not yet begun to utilize. SFX Entertainment also believes that (a) its relationships with advertisers will enable it to better utilize available advertising space and (b) the aggregation of its audiences nationwide will create the opportunity for advertisers to access a nationwide market.

    SFX Entertainment and the Acquisition Businesses provide a variety of marketing and consulting services derived from or complementary to their live entertainment operations, including (a) local, regional and national live marketing programs and (b) subscription or fee based radio and music industry data compilation and distribution. Live marketing programs are generally specialized advertising campaigns designed to promote a client's product or service by providing samples or demonstrations in a live format, typically including at malls and college campuses. For example, Contemporary presents live marketing events on behalf of AT&T for the purposes of demonstrating the advantages of AT&T's long distance service over that of its competitors. This program is in its third year, and Contemporary is now the primary vendor for this service. Additionally, SFX Entertainment believes that Contemporary is one of the leading producers of national mall touring events, producing over 65 events every year in the country's top-rated shopping malls. These events, either in stores or mall congregation areas, are designed to promote brand awareness and drive follow-up sales. Contemporary recently had mall tour campaigns for Newsweek magazine (the Newsweek Technology Tour) and for Radio Shack (The Rock and Roll Hall of Fame/Radio Shack Tour). SFX Entertainment believes that, along with mall events, Contemporary is one of the industry leaders in events produced on college campuses. Currently in its seventh year, the CBS College Tour will appear at 40 colleges in the U.S. In addition to promoting the image of the CBS Television Network, these tours also create value-added tie-in promotions and marketing programs for the network's top advertisers. During each year, Contemporary uses over 100 vehicles (including semi-trailer trucks, vans and other vehicles) traveling nationwide in support of these programs, and draws on over 1,000 independent marketing associates across the country with respect to its marketing campaigns.

   SFX Entertainment and the Acquisition Businesses are engaged in music marketing, research and artist development activities, and Network is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives. Each of Network's magazines focuses on research and insight common to a specific contemporary radio format. Network also provides radio airplay and music retail research services to record labels, artist managers, retailers and radio broadcasters. Network gathers its information directly from nearly 1,100 radio programmers and product buyers and in 1996 had more than 300 clients for these services. Annual fees from these services during this period have ranged from $2,500 to $250,000 per corporate client.

   Network creates and distributes network radio special events and live concert programming for over 400 music radio stations in the top 200 United States radio markets. Additionally, Network produces eight daily radio "show prep" services that stations use to supplement in-house content production. In 1996, Network delivered these services to approximately 1,100 radio stations in exchange for commercial inventory or airtime, which in turn was sold to national network advertisers. Network also provides consulting and entertainment marketing services to corporate clients with music business interests.

OPERATING STRATEGY

   SFX Entertainment's principal objectives are (a) to maximize revenue and cash flow growth opportunities by being a leading promoter and producer of live entertainment and (b) to own and/or operate leading live entertainment venues in the United States. SFX Entertainment's specific strategies include the following:

 Own and/or Operate Leading Live Entertainment Venues in the Nation's Top 50 Markets

   A key component of SFX Entertainment's strategy is to own and/or operate a network of leading live entertainment venues in the nation's top 50 markets. SFX Entertainment believes that this strategy will enable it to (a) utilize its nationwide venue footprint, significant industry expertise and access to a large aggregate audience to secure more events and distribute content on a national scale, (b) sell additional products and maximize numerous other related revenue sources, (c) position itself to produce national tours by leading music performers in order to capture a greater percentage of revenues from those tours and (d) encourage wider use by performers of SFX Entertainment's venues by providing centralized access to a nationwide network of venues. After consummation of the Pending Acquisitions, SFX Entertainment (which currently owns or operates 20 venues) believes that it will own and/or operate the largest network of venues used principally for music concerts and other live entertainment events in the

United States, with 39 venues either directly owned or operated under lease or exclusive booking arrangements in 21 of the top 50 markets, including 9 amphitheaters in 6 of the top 10 markets.

 Maximize Related Revenue Opportunities

   SFX Entertainment intends to enhance revenues and cash flows by maximizing revenue sources arising from and related to its leadership position in the live entertainment business. These related revenues comprised approximately 17% of SFX Entertainment's total revenues for the nine months ended September 30, 1997. Management believes that these related revenue sources generally have higher margins than promotion and production revenues and include, among others, (a) the sale of corporate sponsorship, naming and other rights, concessions, merchandise, parking and other products and services and (b) the sale of rights to advertise to SFX Entertainment's large aggregate national audience. Categories available for sponsorship arrangements include the naming of the venue itself (e.g., the PNC Bank Arts Center) and the designation of "official" event or tour sponsors, concessions providers (e.g., beer and soda), credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of SFX Entertainment's existing venues and venues to be acquired in the Pending Acquisitions currently have no sponsorship arrangements in many of the available categories (including naming rights). SFX Entertainment also intends to maximize related revenues by developing and exploiting intellectual property rights associated with (a) its production of musical concert tours and themed events (such as regional music festivals) and (b) branded characters created as an integral part of the content, marketing and merchandising of certain motor sports events.

 Exploit Synergies of the Acquisition Businesses

   SFX Entertainment plans to maximize revenues by exploiting synergies among its existing businesses and the Acquisition Businesses. SFX Entertainment believes that it can utilize the best business practices of the respective Acquisition Businesses on a national scale. For example, the Atlanta-based regional Music Midtown Festival, created and promoted by Concert/Southern (one of the Acquisition Businesses), is a highly successful music festival concept that drew approximately 200,000 attendees in 1997; SFX Entertainment believes that it can use the event as a model for other markets. In addition, SFX Entertainment believes that the radio industry trade publications of Network (another of the Acquisition Businesses) will enable SFX Entertainment to introduce new acts and new musical releases to radio programming directors nationwide. This exposure can enhance recorded music sales and, in turn, music concert attendance, particularly for artists having relationships with SFX Entertainment.

 Increase Use of Venues; Diversification of Acts and Venues

   Typically, a venue is not utilized for many of the dates available for live entertainment events in any given season. SFX Entertainment believes that it will be able to increase the utilization of its venues through its ability to affect scheduling on a nationwide basis, its local knowledge, relationships and expertise and its and the Acquisition Businesses' presentation of a variety of additional events, including comedy acts, magic acts, motivational speeches, national figure skating and gymnastics competitions and exhibitions and bull riding competitions, among others. SFX Entertainment believes that a diversified portfolio of performers, events and venues reduces reliance on the commercial success of any one performer, event or venue.

 Innovative Event Marketing

   SFX Entertainment plans to use innovative event marketing to increase admissions, sponsorship and advertising revenues, and, to a limited extent, average ticket prices at its venues. In particular, SFX Entertainment believes that it can increase the profitability of its venues by offering premium ticket packages, including (a) season ticket packages that include amenities such as preferred seating, VIP parking, waiter service, private club and/or "upscale" concession menus, (b) subscription series packages allowing customers to purchase tickets for a set of performances and (c) preferred seating, such as box seating and VIP seating areas, which typically generate higher revenues per seat. Moreover, the market research and audience demographics databases that SFX Entertainment will acquire through certain of the Pending Acquisitions, when combined with SFX Entertainment's existing audience data collection efforts, will permit highly-effective targeted marketing, such as direct-mail and subscription series campaigns, which SFX Entertainment believes will increase ticket pre-sales and overall sales in a cost-efficient manner.

 Strict Cost Controls; Nationally Coordinated Booking, Marketing & Accounting

   SFX Entertainment's senior management imposes strict financial reporting requirements and expense budget limitations on all of its businesses, enabling senior management to monitor the performance and operations of all of its businesses, to eliminate duplicative administrative costs and to realize expense savings. Moreover, SFX Entertainment believes that its size after consummating the Pending Acquisitions will enable it to achieve substantial economies of scale by (a) implementing a nationally coordinated booking system (for contracting for and scheduling acts), while continuing to utilize the substantial local expertise of the Acquisition Businesses, (b) establishing a centralized marketing team to exploit ancillary revenue streams on local, regional and national levels, including from sponsorship, advertising and merchandising opportunities, and (c) implementing a centralized accounting system.

 Pursue Complementary Acquisition Opportunities

   The live entertainment business is characterized by numerous participants, including booking agents, promoters, producers, venue owners and venue operators, many of which are entrepreneurial, capital-constrained local or regional businesses that do not achieve significant economies of scale from their operations. SFX Entertainment believes that the fragmented nature of the industry presents attractive acquisition opportunities, and that its larger size will provide it with improved access to the capital markets that will give it a competitive advantage in implementing its acquisition strategy. Through consolidation, SFX Entertainment will be better able to coordinate negotiations with performer and talent agents, addressing what SFX Entertainment believes is a growing desire among performers and talent agents to deal with fewer, more sophisticated promoters. SFX Entertainment intends to pursue additional strategic acquisitions of (a) amphitheater and other live entertainment venues and (b) local and regional promoters and producers of music concert, theatrical, specialized motor sports and other live entertainment events. SFX Entertainment may also pursue acquisitions of other related or complementary venues or businesses.

PENDING ACQUISITIONS

   In December 1997, SFX Entertainment entered into agreements to acquire the live entertainment businesses summarized in the following table. The consummation of the Pending Acquisitions is subject to a variety of factors, including compliance with numerous conditions precedent, some of which are outside of SFX Entertainment's control. See "Agreements Related to the Pending Acquisitions." There can be no assurance that the Pending Acquisitions will be consummated on the terms described herein or at all. See "Risk Factors--Risks Related to Pending Acquisitions."

                      TOTAL
                CONSIDERATION(1)
                      ($ IN                                                        SELECTED
     COMPANY        MILLIONS)                BUSINESS(ES)                          VENUES(2)
---------------  -------------- ------------------------------------  ----------------------------------
PACE (INCLUDING      $245.9     Music, theater and specialized motor  American Theater
PAVILION                        sports event promotion and            Bayou Place Performance Hall
PARTNERS)                       production. PACE is one of the        Blockbuster/SONY Music
                                largest diversified promoters and     Entertainment Centre on the
                                producers of live entertainment in     Waterfront
                                the United States, having what SFX    Charlotte Blockbuster Pavilion
                                Entertainment believes is the         Cynthia Woods Mitchell Pavilion
                                largest U.S. distribution network in  Desert Sky Blockbuster Pavilion
                                each of its music, theater and        Glen Helen Blockbuster Pavilion
                                specialized motor sports businesses.  Irvine Meadows Amphitheater
                                Pavilion Partners is one of the       Lakewood Amphitheater
                                leading owners of amphitheaters in    PNC Bank Arts Center
                                the United States.                    SONY Music/Blockbuster Coral Sky
                                                                       Amphitheater
                                                                      Star Lake Amphitheater
                                                                      Starplex Amphitheater
                                                                      Starwood Amphitheater
                                                                      Walnut Creek Amphitheater
---------------  -------------- ------------------------------------  ----------------------------------
CONTEMPORARY         $ 91.5     A fully-integrated live               Memorial Hall
                                entertainment and special event       Riverport Amphitheater
                                promoter and producer, venue owner    Sandstone Amphitheater
                                and operator, ticket distributor and  Starlight Theater
                                consumer marketer.                    West Fair Amphitheater
                                                                      Westport Playhouse
                                                                      Zoo Amphitheater
---------------  -------------- ------------------------------------  ----------------------------------
BGP                  $ 68.3     One of the oldest producers and       Concord Pavilion
                                promoters of, and owner-operators of  Fillmore West Auditorium
                                venues for, live entertainment in     Greek Theater
                                the United States, and a leading      Punchline Comedy Club (Sacramento)
                                promoter of live entertainment in     Punchline Comedy Club
                                the San Francisco Bay area.            (San Francisco)
                                                                      Seattle, WA--Under construction.
                                                                      Shoreline Amphitheater
                                                                      Warfield Theater
---------------  -------------- ------------------------------------  ----------------------------------
NETWORK              $ 62.0     Network Magazine Group ("Network      N/A
MAGAZINE/ SJS                   Magazine"), a leading publisher of
                                trade magazines for the radio
                                broadcasting industry, and SJS
                                Entertainment Corporation ("SJS"), a
                                leading independent creator,
                                producer and distributor of
                                music-related programming, services
                                and research.
---------------  -------------- ------------------------------------  ----------------------------------
CONCERT/             $ 16.6     A promoter of live music events in    Chastain Park Amphitheater
SOUTHERN                        the Atlanta, Georgia metropolitan     Cotton Club
                                area.                                 Roxy Theater
---------------  -------------- ------------------------------------  ----------------------------------

                                                      (footnotes on next page)

 ------------
(1) Includes the cash portion of purchase price, the negotiated value of SFX Entertainment Class A Common Stock, if any, to be issued, and debt or other liabilities, if any, to be repaid. Excludes certain potential contingent consideration. See "Agreements Related to the Pending Acquisitions." The approximately 4.2 million shares of SFX Entertainment Class A Common Stock expected to be issued in connection with certain of the Pending Acquisitions have been valued by the applicable parties at $13.33 per share for purposes of calculating the consideration to be given for the Pending Acquisitions. This valuation is based on financial projections developed jointly by SFX Entertainment and the relevant sellers. There is presently no trading market for the SFX Entertainment Class A Common Stock, and there can be no assurance that the assumptions underlying the valuation will, in fact, be correct or that the valuation will approximate the actual trading price of the SFX Entertainment Class A Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions."
(2) Includes venues owned and/or operated under lease or under exclusive booking arrangements.

 PACE

   On December 12, 1997, SFX Entertainment executed an agreement (the "PACE Agreement") to acquire PACE, for a total purchase price of $155.0 million (including the issuance of stock of SFX Entertainment valued by the parties at approximately $20.0 million and the repayment of $25.5 million of debt). PACE is one of the largest diversified promoters and producers of live entertainment in the United States, having what SFX Entertainment believes to be the largest distribution network in each of its music concerts, theatrical shows and motor sports events business segments. As part of its distribution network for music concerts, PACE owns interests in and manages the largest network of amphitheaters in the United States. During 1997, more than 15 million people attended approximately 5,700 events produced or presented by PACE. These events included: (a) music concerts featuring artists such as Rod Stewart, Jimmy Buffett and Ozzy Osbourne; (b) theatrical shows such as The Phantom of the Opera, Jekyll & Hyde, Rent and The Magic of David Copperfield; and (c) specialized motor sports events featuring AMA Supercross racing, monster trucks, demolition derbies and thrill acts. In 1997, PACE Music presented 491 amphitheater events in the United States, and 348 non-amphitheater events in over 40 markets. Its recently formed touring division, PACE Touring, produces national tours of music events, having produced two national music tours in 1997. In 1997, PACE Theatrical (a) presented approximately 300 weeks of theater in over 30 markets, including 31 subscription markets with approximately 220,000 subscribers, and (b) produced or had significant investments in the production of 19 Broadway Shows and Touring Broadway Shows. In 1997, PACE Motor Sports presented over 188 events in over 70 markets. In connection with the acquisition of PACE, SFX Entertainment has contracted to obtain 100% of Pavilion Partners, a partnership that owns interests in 10 of the 41 venues to be owned by SFX Entertainment, by acquiring one-third of Pavilion Partners through the acquisition of PACE and the remaining two-thirds of Pavilion Partners through separate agreements with Sony Sub and Blockbuster Sub, for a combined consideration of $90.9 million (including the repayment of $49.8 million of debt related to the two-thirds interest). There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster Sub's and Sony Sub's interests in Pavilion partners; as a result, SFX Entertainment may not obtain 100% ownership of Pavilion Partners. If SFX Entertainment is unable to obtain 100% ownership of Pavilion Partners, then SFX Entertainment may, among other things, be in breach of an exclusivity provision contained in the Pavilion Partners partnership agreement, unless that agreement can be amended. See "Risk Factors--Risks Related to the Pending Acquisitions" and "Agreements Related to the Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."

   Under certain circumstances, SFX Entertainment may be required to sell either its motor sports or theatrical lines of business. See "Risk Factors--Control of Motor Sports and Theatrical Businesses" and "Agreements Related to the Pending Acquisitions--PACE Acquisition--Becker Employment Agreement."

   The agreement governing the partnership through which PACE holds its interest in the Lakewood Amphitheater in Atlanta, Georgia contains a provision that purports to restrict PACE and its affiliates from directly or indirectly owning or operating another amphitheater in Atlanta. In management's view, this provision will not materially affect the business or prospects of SFX Entertainment. However, SFX Entertainment will acquire an interest in the Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern Acquisition. SFX Entertainment intends to seek a waiver of the restrictive provision; however, it is possible that SFX Entertainment will be unable to obtain the waiver.

 Contemporary

   On December 12, 1997, SFX Entertainment executed an agreement (the "Contemporary Agreement") to acquire by merger and asset acquisition, the music concert, live entertainment, event marketing, computerized ticketing and related businesses of Contemporary for approximately $91.5 million (including the issuance of stock of SFX Entertainment valued by the parties at approximately $18.7 million). Contemporary is a vertically-integrated live entertainment and special event promoter and producer, venue operator and consumer marketer. Contemporary is also the leading promoter, producer and tour developer of Christian performers (including Amy Grant and Michael W. Smith) and is a major promoter and producer of comedy tours (including those of Jerry Seinfeld, Tim Allen, Chris Rock and HBO's Def Comedy Jam). Contemporary (through its Capital Tickets subsidiary) sells tickets for its own events and events at its venues through a wide distribution of retail outlets and a state-of-art interactive voice response phone system (operated by its Dialtix affiliate) that permits automated ticket orders and credit card payment. In addition to the venues controlled by Contemporary, clients of Capital Tickets and Dialtix include the Kiel Center, a 20,000 seat arena in St. Louis, Missouri (home arena of the National Hockey League's St. Louis Blues), and Trans World Dome, a 60,000 seat stadium in St. Louis, Missouri (home stadium of the National Football League's St. Louis Rams).

   Contemporary is also one of the top special event sales promotion and marketing companies in the country. Contemporary develops programs for national consumer product companies and for demonstrating, sampling and selling products to consumers. Contemporary's clients have included AT&T, CBS TV, Radio Shack, Coca Cola USA, Reebok, Nabisco and the National Basketball Association. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

 BGP

   On December 11, 1997, SFX Entertainment executed an agreement (the "BGP Agreement") to acquire BGP for total consideration of $68.3 million (including the issuance of capital stock of SFX Entertainment valued by the parties at $7.5 million or, at SFX Entertainment's option, an equivalent amount in cash). Although SFX Entertainment has also agreed to repay $12.2 million of BGP debt, the sellers in the BGP Acquisition have agreed to have working capital in BGP at closing at least equal to the amount of this assumed debt. BGP is one of the oldest promoters and producers of live entertainment in the United States and is the principal promoter of live entertainment in the San Francisco Bay area. During 1997, more than 2.3 million people attended approximately 1,450 events promoted and/or produced by BGP. Events recently promoted or produced by BGP include: (a) music concerts featuring artists such as Alanis Morissette, Bruce Springsteen, Dave Matthews, Gloria Estefan, James Taylor, Jimmy Buffett, Metallica, Neil Diamond, Phish and The Who; and (b) theatrical shows such as Lord of the Dance and The Magic of David Copperfield. In 1997, BGP promoted (a) 124 amphitheater events and (b) 1,199 non-amphitheater events in over 20 markets. Divisions of BGP also produce and promote national gymnastic and ice-skating tours and events as well as major corporate events for San Francisco and Silicon Valley corporate customers. In 1997, BGP presented a total of 133 gymnastic, ice-skating and major corporate events for clients such as Adobe Systems, Charles Schwab, Banana Republic, Oracle, PowerBar, Sterling Software and Excite. BGP also acts as a talent manager for national acts including the Neville Brothers, the Gin Blossoms, Taj Mahal and Cracker. See "Agreements Related to the Pending Acquisitions--BGP Acquisition."

 Network

   On December 10, 1997, SFX Entertainment executed an agreement (the "Network Agreement") to acquire Network for a total purchase price of $62.0 million (including the issuance of stock of SFX Entertainment valued by the parties at approximately $10.0 million). In addition, SFX Entertainment has the option to acquire an office building and related property for $2.4 million. Network Magazine is engaged in music marketing, research and artist development activities and is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives. Each magazine is focused on research and insight common to a specific contemporary radio format. These publications, Album Network, Network 40, Urban Network, Virtually Alternative, Totally Adult, AggroActive and Educated Guess, derive revenue from advertising sales and subscriptions. Network Magazine also publishes The Yellow Pages of Rock, which is a reference book popular with people and companies doing business in the broadcast music industry. Network Magazine is currently developing a consumer music magazine that will be distributed free to customers at music retail locations. Network Magazine also provides radio airplay and music retail research services to record labels, artist managers, retailers and radio broadcasters. Network Magazine gathers its information directly from nearly 1,100 radio programmers and product buyers and, in 1996, had more than 300 clients for these services. Annual fees during this period ranged from $2,500 to $250,000 per corporate client.

   Network Magazine and SJS are both creators and distributors of network radio special events and live concert programming for over 400 music radio stations in the top 200 United States radio markets. Additionally, SJS is an independent creator, producer and distributor of music related programming, services and research. SJS produces eight daily radio "show prep" services that stations use to supplement in-house content production. In 1996, SJS delivered these services to approximately 1,100 radio stations. Together, Network Magazine and SJS barter or exchange these programs and services to radio broadcasters for commercial inventory or airtime, which is in turn sold by SJS to national network advertisers. Network also provides consulting and entertainment marketing services to corporate clients with music business interests. See "Agreements Related to the Pending Acquisitions--Network Acquisition."

 Concert/Southern

   On December 15, 1997, SFX Entertainment executed an agreement (the "Concert/Southern Agreement") to acquire Concert/Southern Promotions for a total cash purchase price of $16.6 million (including payment of the $1.6 million present value of a deferred liability). Concert/Southern is a promoter of live entertainment in the Atlanta metropolitan area. During 1997, more than 555,000 people attended approximately 370 events promoted or produced by Concert/Southern. These events included concerts featuring artists such as Celine Dion, James Taylor, Alanis Morissette, ZZ Top, Bruce Springsteen, Bob Dylan, Harry Connick, Jr. and Greg Allman, in addition to a week-long engagement of the Broadway Show Stomp. Concert/Southern also owns the rights to the Music Midtown Festival in downtown Atlanta. This three day multi-stage music festival presents over 80 bands, and in 1997 drew approximately 200,000 people to the downtown Atlanta area. Concert/Southern is currently developing a Music Midtown Festival for June 1998 in Charlotte, North Carolina and has plans to export this festival to other sites in future years. See "Agreements Related to the Pending Acquisitions--Concert/Southern Acquisition."

   SFX Entertainment expects to complete all of the Pending Acquisitions as soon as practicable after completing the Financing and prior to the SFX Merger. SFX Entertainment anticipates that it will consummate all of the Pending Acquisitions in the first quarter of 1998. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond SFX Entertainment's control, and there can be no assurance that the Pending Acquisitions will be completed during that time period or on the terms described herein, or at all. See "Risk Factors--Risks Related to Pending Acquisitions" and "Agreements Relating to the Pending Acquisitions." In addition, there can be no assurance that the value attributed by the parties to SFX Entertainment's capital stock will approximate the actual trading price of the stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions."

PROPERTIES

   SFX Entertainment's executive offices are at 650 Madison Avenue, 16th Floor, New York, New York 10022. After the consummation of the Spin-Off and the Pending Acquisitions, in addition to the properties described in "--SFX Entertainment's Live Entertainment Activities--Venue Operations," SFX Entertainment will lease office space in Austin and Houston, Texas; Atlanta, Georgia; Chicago, Illinois; Miami, Florida; Gaithersburg, Maryland; Burbank and Santa Monica, California; Seattle, Washington; London, England; and St. Louis, Missouri. These properties are generally leased for terms of 1 to 10 years.

 EMPLOYEES

   As of the date of the Spin-Off, SFX Entertainment expects to have approximately 800 full-time employees. SFX Entertainment will also, from time to time, hire or contract for part-time or seasonal employees or independent contractors, although its staffing needs will vary. Pursuant to the SFX Merger Agreement, SFX Entertainment has agreed to assume all obligations rising under any employment agreements or arrangements between SFX or any of its subsidiaries and the employees identified in the merger agreement. These employees include the members of senior management and all other employees currently employed in SFX's corporate headquarters in New York. See "Management." Management believes that its relations with its employees are good. A number of the employees to be retained by SFX Entertainment, including those to be retained in connection with the Pending Acquisitions, are covered by collective bargaining agreements.

LITIGATION

   Although SFX Entertainment is involved in several suits and claims in the ordinary course of business, it is not currently a party to any legal proceeding that it believes would have a material adverse effect on its business, financial condition or results of operations.

POTENTIAL CONFLICTS OF INTEREST

   Marquee is a publicly-traded company that, among other things, acts as booking agent for tours and appearances for musicians and other entertainers. Messrs. Sillerman and Tytel have an aggregate equity interest of approximately 9.2% in Marquee; Mr. Sillerman is the chairman of its board of directors, and Mr. Tytel is one of its directors. SFX Entertainment anticipates that, from time to time, it will enter into transactions and arrangements (particularly, booking arrangements) with Marquee and Marquee's clients, and it may compete with Marquee for specific concert promotion engagements. In any transaction or arrangement with Marquee, Messrs. Sillerman and Tytel are likely to have conflicts of interest as officers and directors of SFX Entertainment. These transactions or arrangements will be subject to the approval of the independent committees of SFX Entertainment and SFX, except that booking arrangements in the ordinary course of business will be subject to periodic review but not the approval of each particular arrangement. Marquee also acts as a promoter of various sporting events and sports personalities. After the consummation of the Contemporary Acquisition, SFX Entertainment will produce ice skating and gymnastics events that may compete with events in which Marquee is involved. See "Certain Relationships and Related Transactions--Potential Conflicts of Interest."

   In addition, prior to the consummation of the SFX Merger, Mr. Sillerman and other members of SFX Entertainment's management team will have management obligations to both SFX and SFX Entertainment that may cause them to have conflicts of interest. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Potential Conflicts of Interest."

   Pursuant to the employment agreement entered into between Brian Becker and SFX Entertainment in connection with the PACE Acquisition, Mr. Becker has the option, exercisable within 15 days after the second anniversary of the consummation of the PACE Acquisition, to purchase SFX Entertainment's then existing motor sports line of business (or, if that line of business has been sold, SFX Entertainment's then existing theatrical line of business) at its then fair market value. Mr. Becker's option may present a conflict of interest in his role as a director of SFX Entertainment in evaluating proposals for the acquisition of either line of business. See "Agreements Related to the Pending Acquisitions--PACE Acquisition--Becker Employment Agreement."

SEASONALITY

   SFX Entertainment's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. For example, on a pro forma basis for the Recent Acquisitions, SFX Entertainment generated approximately 70% of its revenues in the second and third quarters for the 12 months ending September 30, 1997. SFX Entertainment's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that SFX Entertainment promotes largely occur in the second and third quarters. To the extent that SFX Entertainment's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters. Therefore, the seasonality of SFX Entertainment's business causes (and will probably continue to cause) a significant variation in SFX Entertainment's quarterly operating results. These variations in demand could have a material adverse effect on the timing of SFX Entertainment's cash flows and, therefore, on its ability to service its obligations with respect to its indebtedness. However, SFX Entertainment believes that this variation may be somewhat offset with the acquisition of typically non-summer seasonal businesses in the Pending Acquisitions, such as motor sports (which is winter-seasonal) and Touring Broadway Shows (which typically tour between September and May). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

   Competition in the live entertainment industry is intense, and competition is fragmented among a wide variety of entities. SFX Entertainment competes on a local, regional and national basis with a number of large venue owners and entertainment promoters for the hosting, booking, promoting and producing of music concerts, theatrical shows, motor sports events and other live entertainment events. Moreover, SFX Entertainment's marketing and consulting operations compete with advertising agencies and other marketing organizations. SFX Entertainment and the Acquisition Businesses compete not only with other live entertainment events, including sporting events and theatrical presentations, but also with non-live forms of entertainment, such as television, radio and motion pictures. A number of SFX Entertainment's competitors have substantially greater resources than SFX Entertainment. Certain of SFX Entertainment's competitors may also operate on a less leveraged basis, and have greater operating and financial flexibility, than SFX Entertainment. In addition, many of these competitors also have long standing relationships with performers, producers, and promoters and may offer other services that are not provided by SFX Entertainment. There can be no assurance that SFX Entertainment will be able to compete successfully in this market or against these competitors.

REGULATORY MATTERS

   The business of SFX Entertainment is not generally subject to material governmental regulation. However, if SFX Entertainment seeks to acquire or construct new venue operations, its ability to do so will be subject to extensive local, state and federal governmental licensing, approval and permit requirements, including, among other things, approvals of state and local land-use and environmental authorities, building permits, zoning permits and liquor licenses. Significant acquisitions may also be subject to the requirements of the HSR Act. Other types of licenses, approvals and permits from governmental or quasi-governmental agencies might also be required for other opportunities that SFX Entertainment may pursue in the future, although SFX Entertainment has no agreements or understandings with respect to these opportunities at this time. There can be no assurance that SFX Entertainment will be able to obtain the licenses, approvals and permits it may require from time to time in order to operate its business.

FORWARD-LOOKING STATEMENTS

   Many of the statements, estimates, predictions and projections contained in this "Business" section of the Prospectus, in addition to certain statements contained elsewhere in this Prospectus, are "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act, although those sections do not apply to this offering. These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions on which they are based, are made in good faith and reflect SFX Entertainment's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some important factors (but not necessarily all factors) that could affect SFX Entertainment's revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following: lack of operating history as an independent public company; failure to consummate any or all of the Pending Acquisitions; failure to derive anticipated benefits from the Pending Acquisitions; working capital adjustments; payments pursuant to indemnification arrangements; seasonality of operations or financial results; changes in economic conditions and consumer tastes; competition; regulatory difficulties; and the other matters referred to under "Risk Factors" or elsewhere in this Prospectus. Stockholders are urged to carefully consider these factors in connection with the forward-looking statements. SFX Entertainment does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                                 THE SPIN-OFF

BACKGROUND AND REASONS FOR THE SPIN-OFF

   SFX was formed in 1992 to acquire, own and operate radio stations. SFX's strategy was to enhance its stations' financial performance and exploit the changing regulatory environment (which was evolving to allow companies to own more radio stations) by acquiring stations at attractive prices. When SFX completed its initial public offering of common stock in 1993, it became one of only a few publicly traded companies solely devoted to owning and operating radio stations. SFX continued to grow after its initial public offering, from a company that owned or operated 10 stations in six markets to a company that currently owns or programs 74 stations in 19 markets.

   Despite escalating acquisition prices, SFX succeeded in its acquisition strategy by identifying markets and radio stations with significant growth potential and by employing management's expertise in operating radio stations to improve financial performance. In addition, management developed and assembled clusters of radio stations that, when combined in contiguous regions, could justify the increased acquisition prices the market demanded.

   Over time, however, identifying attractive acquisition opportunities became increasingly difficult. In late 1996, SFX began to explore opportunities in other entertainment-related industries where management could employ its expertise and where significant growth opportunities might exist. Management concluded that the live entertainment industry offers attractive acquisition opportunities because it, like the radio industry in 1993, is highly fragmented and consists of mostly local or regional companies. As a result, SFX began investing in the live entertainment industry in early 1997, while continuing to pursue radio station acquisitions and tax-free exchanges of radio stations that would be likely to increase SFX's broadcast cash flow.

   Despite its continuing activity in the radio industry, SFX explored the option of maximizing shareholder value on a shorter time horizon through the sale or merger of SFX under appropriate circumstances. During August 1997, management discussed proposals with various potential acquirors.

   After negotiations with the potential acquirors, the board of directors of SFX determined that the SFX Merger was superior to the other proposals SFX had received because (a) it offered the highest value to the holders of SFX's Class A common stock, (b) it would permit SFX to spin off the concert and live entertainment business to its stockholders, thereby allowing the stockholders to participate in the opportunities presented by that business, and (c) SFX Buyer was willing to permit the transaction to be structured in a manner that would allow the holders of SFX's Class A common stock to effectively have a separate class vote on the transaction. On August 24, 1997, SFX executed the SFX Merger Agreement with SFX Buyer.

   On January 15, 1998, the board of directors of SFX approved the Spin-Off, as contemplated by the Distribution Agreement, and approved the Distribution Agreement and the Tax Sharing Agreement, together with the transactions contemplated by those agreements.

   Consistent with SFX's determination that the concert and live entertainment business offers attractive acquisition opportunities, SFX Entertainment has already agreed to consummate the Pending Acquisitions for an aggregate purchase price of approximately $484.3 million, consisting of approximately $352.8 million in cash, $75.3 million in repaid debt and the issuance of approximately 4.2 million shares SFX Entertainment Common Stock with an attributed negotiated value of $56.2 million. There can be no assurance that the value attributed by the parties to SFX Entertainment's capital stock will approximate the actual trading price of the stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Management intends to finance these acquisitions with the proceeds of SFX Entertainment's recent private placement of $350.0 million in Notes and with borrowings under the Proposed Credit Agreement; management anticipates closing the Pending Acquisitions before the Spin-Off. See "Description of Indebtedness."

   The Board believes that the Spin-Off, together with the SFX Merger, will accomplish a number of important business objectives. The Spin-Off and SFX Merger will allow SFX's stockholders to realize a significant premium for SFX's existing radio broadcasting business, while at the same time permitting those stockholders to continue their participation in the Entertainment Business. The Spin-Off will enable SFX Entertainment to have its own publicly traded equity security to finance its own growth opportunities. By distributing the SFX Entertainment Common Stock to SFX's stockholders, SFX's board of directors believes that there will be a greater potential for increasing the long-term value of the investment of SFX's stockholders in the Entertainment Business. SFX's board of directors believes that the Spin-Off will enable investors to better evaluate the performance, investment characteristics and the future prospects of the Entertainment Business, enhancing the likelihood that it will achieve appropriate market recognition of its performance and potential.

MANNER OF EFFECTING THE SPIN-OFF

   Prior to the Spin-Off, SFX Entertainment will amend and restate its certificate of incorporation to, among other things, increase its authorized capital stock and will issue to SFX, in exchange for the issued and outstanding shares of stock of SFX Entertainment then held by SFX, the number of shares of SFX Entertainment's common stock necessary to consummate the Spin-Off. Assuming that SFX's stockholders approve Proposal 3 in the attached Proxy Statement (a proposal that will allow the Spin-Off to occur as currently structured), the Spin-Off will be a dividend distribution to the holders of record at the close of business on the Spin-Off Record Date (a date to be determined by the board of directors of SFX) of the outstanding shares of SFX's common stock, Series D preferred stock, interests in SFX's director deferred stock ownership plan and certain warrants and will be made as follows:

o holders of SFX's Class A common stock will receive 1 share of SFX Entertainment Class A Common Stock per share held;

o holders of SFX's Class B common stock will receive 1 share of SFX Entertainment Class B Common Stock per share held;

o holders of SFX's Series D preferred stock will receive the number of shares of SFX Entertainment Class A Common Stock obtained by multiplying the number of shares held by 1.0987 (rounded down to the next whole share);

o SFX will place in escrow with the Escrow Agent an aggregate of approximately 609,858 shares of SFX Entertainment Class A Common Stock for delivery to the holders of the warrants granted by SFX to Sillerman Communications Management Corporation (the "SCMC Warrants") and to the underwriters of Multi-Market Radio, Inc.'s ("MMR's") initial public offering (the "IPO Warrants" and, together with the SCMC Warrants, the "Warrants"), upon exercise of the Warrants (see "Certain Relationships and Related Transactions--SFX Entertainment Common Stock to Be Received in the Spin-Off"); and

o Messrs. Dugan, Kramer and O'Grady will receive an aggregate of 2,766 shares of SFX Entertainment Class A Common Stock as adjustments to their interests under SFX's director deferred stock ownership plan.

See "Description of Capital Stock" for a description of the SFX Entertainment Class A Common Stock and the SFX Entertainment Class B Common Stock. Fractional shares of SFX Entertainment Common Stock will not be delivered in the Spin-Off.

   The distribution of shares of SFX Entertainment Common Stock in the Spin-Off will be made on the distribution date to be set by the Board, which, in any event, will be before the closing of the SFX Merger (the "Spin-Off Distribution Date"). The Spin-Off is subject to further action by the Board of Directors, which must set the Spin-Off Record Date and the Spin-Off Distribution Date and declare the dividend effectuating the Spin-Off. All shares of SFX Entertainment Common Stock will be fully paid, nonassessable and free of preemptive rights.

   On the Spin-Off Distribution Date, SFX will deposit with Chase Mellon Shareholder Services, L.L.C., as the Distribution Agent, certificates representing the aggregate number of shares of SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock issuable to holders of SFX's common stock, Series D preferred stock and interests in SFX's director deferred stock ownership plan (approximately 14,200,000 shares of SFX Entertainment Class A Common Stock and 1,047,037 shares of SFX Entertainment Class B Common Stock). SFX will instruct the Distribution Agent to distribute the SFX Entertainment Common Stock to holders of SFX's common stock, Series D preferred stock and interests in SFX's director deferred stock ownership plan in accordance with the terms of the Distribution Agreement as promptly as practicable following the Spin-Off Distribution Date. Any shares deposited with the Distribution Agent but not required to be distributed to holders of SFX's common stock and Series D preferred stock will be returned to SFX Entertainment and subsequently canceled.

   On the Spin-Off Distribution Date, SFX will also deposit with Chase Mellon Shareholder Services, L.L.C., as Escrow Agent, certificates representing the aggregate number of shares of SFX Entertainment Class A Common Stock that the holders of Warrants would have been entitled to received as a result of their ownership of SFX's Class A common stock if they had exercised all of the Warrants immediately prior to the Spin-Off Record Date. Thereafter, upon exercise of each Warrant, the Escrow Agent will deliver to the holder of that Warrant the number of shares of SFX Entertainment Class A Common Stock to which the holder is entitled. Any shares deposited with the Escrow Agent but not required to be distributed to holders of Warrants will be returned to SFX Entertainment and subsequently canceled.

   The receipt of shares of SFX Entertainment Common Stock in the Spin-Off will be taxable to the recipients of shares. See "Certain Federal Income Tax Consequences."

   The Spin-Off will be accounted for by SFX Entertainment based on the historical cost of related assets. SFX will record the Spin-Off as a nonmonetary distribution to stockholders, also at historical cost.

   Following the Spin-Off and other transactions described in this Prospectus, approximately 81 million shares of SFX Entertainment Class A Common Stock (including 2 million shares to be reserved for issuance pursuant to SFX Entertainment's stock option plan), 8 million shares of SFX Entertainment Class B Common Stock and 25 million shares of SFX Entertainment preferred stock will remain unissued.

   NO HOLDER OF ANY CLASS OR SERIES OF SFX STOCK WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF SFX ENTERTAINMENT COMMON STOCK TO BE RECEIVED IN THE SPIN-OFF OR TO SURRENDER OR EXCHANGE SHARES OF SFX STOCK (OTHER THAN IN REGARD TO THE EXCHANGE AS PART OF THE SFX MERGER AS DESCRIBED IN THE ATTACHED PROXY STATEMENT) OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE SFX ENTERTAINMENT COMMON STOCK.

REGULATORY MATTERS

   No material United States federal or state regulatory approvals are required in connection with the Spin-Off that have not been obtained. For a discussion of United States regulatory approvals with respect to the SFX Merger, see "Proposal 1: The Merger--Regulatory Matters" in the attached Proxy Statement.

                 AGREEMENTS BETWEEN SFX ENTERTAINMENT AND SFX

   For the purpose of effecting the Spin-Off and governing certain of the relationships between SFX Entertainment and SFX after the Spin-Off, SFX Entertainment, SFX and SFX Buyer have entered or will enter into the various agreements described below. The material features of the Distribution Agreement are summarized below, and a form of the Distribution Agreement is attached as Annex F to the accompanying Proxy Statement. The Tax Sharing Agreement and a proposed employee benefits agreement (the "Employee Benefits Agreement"), the material features of which are also summarized below, have been filed with the Securities and Exchange Commission (the "SEC") as exhibits to SFX Entertainment's Registration Statement on Form S-1, File No. 333-43287 (the "SFX Entertainment Registration Statement"). The following descriptions do not purport to be complete and are qualified in their entirety by reference to the actual agreements.

DISTRIBUTION AGREEMENT

 Manner of Effecting the Spin-Off

   The Distribution Agreement provides for the distribution of shares of SFX Entertainment Common Stock to the holders of record on the Spin-Off Record Date of SFX's common stock, Series D preferred stock, interests in SFX's director deferred stock ownership plan and, upon exercise, Warrants, as described in "The Spin-Off--Manner of Effecting the Spin-Off."

 Transfer and Assumption of Assets and Obligations

   The Distribution Agreement provides that, at the time of the Spin-Off, SFX Entertainment will assume (a) certain of SFX's leases and employment agreements, (b) debt and liabilities incurred by SFX Entertainment or its subsidiaries after the date of the SFX Merger Agreement in connection with acquisitions and capital expenditures, (c) liabilities under an airplane lease, (d) liabilities under an agreement pursuant to which The Sillerman Companies, Inc., a consulting company of which Mr. Sillerman is the Chairman of the Board of Directors and Chief Executive Officer, and of which Mr. Tytel is the Executive Vice President, General Counsel and a Director ("TSC"), provides services to Triathlon and (e) any other debt and liabilities that SFX Entertainment deems appropriate. SFX is obligated to use its commercially reasonable efforts to release SFX Entertainment and its subsidiaries from all other debt and accrued liabilities prior to the effective time of the SFX Merger.

   SFX Entertainment will be entitled to all of SFX's accounts receivable relating to SFX's live entertainment business. SFX will transfer to SFX Entertainment, prior to the Spin-Off:

   o an airplane lease;

   o fees payable by Triathlon for services provided by TSC;

   o two real estate leases and assets located on the leased property;

   o a note receivable relating to the sale of SFX's radio stations operating in Myrtle Beach;

   o the employment agreements of certain employees of SFX; and

   o all other assets used primarily by SFX Entertainment.

SFX Entertainment will assume all of SFX's and its subsidiaries' obligations accruing after the date of the Spin-Off under the above agreements and in connection with the transfer of assets and employees.

 Transferred Employees

   If the Spin-Off occurs prior to the closing date of the SFX Merger, SFX's senior management and certain other employees of SFX will devote as much time as they deem reasonably necessary to conduct the operations of SFX Entertainment, while continuing to serve in their present capacities with, and consistent with their obligations to, SFX. At the time of consummation of the SFX Merger, SFX Entertainment will assume all obligations arising under any employment agreement or arrangement between SFX or any of its subsidiaries and the employees who are transferred to SFX Entertainment other than rights, if any, under those employment agreements to receive options after a change of control and all existing rights of indemnification. Messrs. Dugan, Kramer and O'Grady have indicated that, if the SFX Merger Agreement is terminated, they will promptly resign from their position as directors of SFX Entertainment, and the Board will appoint three new independent directors to serve until the next annual meeting of SFX Entertainment's stockholders. See "Management."

 Working Capital

   Pursuant to the Distribution Agreement (and as required by the SFX Merger Agreement), SFX Entertainment and SFX have agreed to allocate funds between them for working capital. If the Spin-Off occurs prior to the consummation of the SFX Merger, then, immediately after the Spin-Off, SFX's management will allocate working capital between SFX Entertainment and SFX, and SFX will pay to SFX Entertainment any positive amount allocated to SFX Entertainment. In any event, at least five business days before the consummation of the SFX Merger, SFX must provide SFX Entertainment with a good faith estimate of Working Capital (as defined below) as of the date of consummation of the SFX Merger (the "Estimated Working Capital"). If the Estimated Working Capital is a positive number, then SFX must pay to SFX Entertainment an amount equal to the Estimated Working Capital at the time of consummation of the SFX Merger. On the other hand, if the Estimated Working Capital is a negative number, then SFX Entertainment must pay to SFX an amount equal to the Estimated Working Capital at the time of consummation of the SFX Merger.

   As soon as practicable (and in any event within ninety days) after the SFX Merger is consummated, SFX must deliver to SFX Entertainment an audited statement of Working Capital as of the date of consummation of the SFX Merger. If SFX Entertainment does not object to SFX's Working Capital statement within fifteen days following delivery thereof, then the Working Capital reflected on SFX's Working Capital statement will be the "Final Working Capital." If SFX Entertainment does so object, then the issues in dispute will be submitted to a major national accounting firm for resolution and to determine the "Final Working Capital."

   On the third business day after the Final Working Capital is determined, SFX or SFX Entertainment, as the case may be, must pay to the other an amount equal to the Final Working Capital, less the Estimated Working Capital previously paid, together with interest on the absolute value of the difference at an annual rate of 10% beginning on the date of consummation of the SFX Merger and ending on the date of payment of the amount (the "Working Capital Adjustment Amount"). However, if SFX Entertainment notifies SFX prior to the payment date that it wishes to have all or any portion of the Final Working Capital (the "SFX Merger Consideration Adjustment") treated as an adjustment to the consideration payable in connection with the SFX Merger, then the consideration payable in connection with the SFX Merger will be increased by an amount equal to the quotient of the SFX Merger Consideration Adjustment divided by the fully diluted number of shares of SFX's common stock outstanding immediately prior to the consummation of the SFX Merger, and SFX must promptly distribute (a) the appropriate amount to the appropriate holders, immediately prior to the consummation of the SFX Merger, of SFX's common stock and Series D preferred stock, (b) upon exercise, the appropriate amount to holders of options, warrants and unit purchase options of SFX unexercised immediately prior to the consummation of the SFX Merger and (c) the appropriate amount to holders of options, warrants and unit purchase options of SFX who exercised their securities on and after the consummation of the SFX Merger and prior to the final payment date. If SFX Entertainment elects to treat any portion of the Final Working Capital as an SFX Merger Consideration Adjustment, then SFX Entertainment must pay SFX the difference, if any, between the SFX Merger Consideration Adjustment and the Working Capital Adjustment Amount so that the aggregate net amount to be paid or received (as the case may be) by SFX is equal to the amount that would have been paid or received if the SFX Merger Consideration Adjustment had not been made.

   "Working Capital" means the sum of all current assets of SFX and its consolidated subsidiaries minus the sum of all current liabilities of SFX and its consolidated subsidiaries, as of the point in time immediately prior to the consummation of the SFX Merger, adjusted (without duplication) by:

    (a) increasing Working Capital by 50% (up to $1.0 million) of all fees and expenses incurred by SFX in connection with acquiring consents from holders of SFX's Series E preferred stock and certain of its outstanding notes in connection with the transactions contemplated by the SFX Merger Agreement;

   (b) increasing (if a positive number) or decreasing (if a negative number) Working Capital by the product of (A) $75.00 (or any other amount payable to holders of SFX's Class A common stock) and (B) the difference between 15,589,083 less the sum of the fully diluted number of shares of SFX common stock outstanding immediately prior to the time of consummation of the SFX Merger (excluding up to 250,838 shares of SFX's common stock subject to a right of repurchase granted by SFX in connection with an acquisition);

   (c) reducing Working Capital by the difference between $84,554,649 less the sum of (A) the aggregate exercise price of all options, warrants and unit purchase options of SFX outstanding immediately prior to the SFX Merger consummation plus (B) the aggregate exercise price of all warrants underlying unit purchase options of SFX outstanding immediately prior to the SFX Merger consummation plus (C) the aggregate base price of all SARs of SFX outstanding immediately prior to the SFX Merger consummation;

   (d) reducing Working Capital by the product of (A) $42 and (B) up to 250,838 shares of SFX's common stock subject to a right of repurchase by SFX granted in connection with an acquisition (see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Meadows Repurchase");

   (e) increasing Working Capital by all permitted radio-related capital expenditures paid by SFX and its subsidiaries after June 30, 1997 and immediately prior to the SFX Merger consummation;

   (f) decreasing Working Capital by all accrued capital expenditures of SFX as of immediately prior to the SFX Merger consummation (to the extent not reflected in current liabilities);

   (g) increasing Working Capital by accrued but not yet payable dividends;

   (h) except as required by clause (i) below, excluding from Working Capital any liabilities attributable to indebtedness of SFX;

   (i)     excluding from Working Capital any liabilities included in clauses
           (i) through (iv) of clause (k) below;

   (j) reducing Working Capital by unpaid costs, fees and expenses of SFX arising out of, based on or that will arise from the transactions contemplated by the SFX Merger Agreement (other than as a result of actions taken by SFX Buyer Sub) (including amounts relating to the termination of any employees, broker fees, legal fees, accounting fees, advisory fees and fees incurred in connection with third party consents, waivers and amendments of creditors or holders of SFX's preferred stock);

   (k) reducing Working Capital by the amount of SFX's Excess Debt (as defined below), if a positive number, or increasing Working Capital by the amount of the Excess Debt, if a negative number. "Excess Debt" means, as of immediately prior to the consummation of the SFX Merger, the difference between the sum of the following and $899.7 million:

     (i) the difference between (A) indebtedness of SFX and its subsidiaries, less (B) the difference between $70.0 million and any amounts (other than the reimbursement of expenses) actually received by SFX and its consolidated subsidiaries after August 24, 1997, under agreements relating to the sale or local marketing arrangement (the local marketing payments may not exceed $30,000 per month) of its WVGO-FM and the sale or local marketing arrangement of its Jackson/Biloxi radio stations, less (C) any indebtedness incurred to finance acquisitions approved by Buyer of stock of or substantially all of the assets of radio stations, less (D) interest accrued as of immediately prior to the consummation of the SFX Merger that is not then due and payable,

     (ii) the aggregate merger consideration payable to holders of SFX's Series C preferred stock (which SFX anticipates will be $2.0 million),

     (iii) the aggregate liquidation preference amount of SFX's Series E preferred stock, and

     (iv) environmental costs or liabilities accrued and not paid after June 30, 1997, to the extent they exceed $100,000 in the aggregate; and

   (l) reducing Working Capital by the difference between (i) 142,032 times the higher of (A) the average of the last sales price of SFX's Series E preferred stock during the 15 business days ending on the date of consummation of the SFX Merger, or (B) the average of the last sales price of SFX's Series E preferred stock during the 15 business days preceding February 9, 1998 ($115.08), and (ii) $14,203,200 (the "Series E Adjustment").

   Working Capital will not include any asset transferred to SFX Entertainment or any of its subsidiaries, any liability assumed by SFX Entertainment or any liability to which none of SFX or any of its subsidiaries is a party immediately after the consummation of the SFX Merger. Any computation of Working Capital should assume that the Spin-Off has been consummated. As of September 30, 1997, Working Capital payable by SFX to SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment). The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount in existence as of September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger, the actual cost of consummating the SFX Merger and the related transactions and other obligations of SFX, including the payment of dividends and interest on SFX's debt. See "Risk Factors--Working Capital Adjustments and Repayment of Advances" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Spin-Off."

 Acquisitions and Capital Improvements

   SFX and SFX Entertainment have agreed that SFX Entertainment may, from time to time, (a) acquire additional businesses engaged in the Entertainment Business or (b) make capital improvements on assets owned or leased by it or its subsidiaries. In each case, SFX must loan SFX Entertainment the funds with which to consummate the acquisitions and capital improvements. However, all amounts so borrowed by SFX Entertainment must be repaid on the date of the Spin-Off. SFX may increase the borrowing availability under its credit agreement for these purposes, and must use its best efforts to obtain any required or desirable waivers, consents or modifications under any financing or other agreement of SFX in connection with the acquisitions or capital improvements.

   If SFX Entertainment makes such additional acquisitions or capital improvements, it will be required to obtain financing to repay the amounts that it borrows from SFX, which financing may take the form of public or private sales of debt or equity securities, bank credit or other financing. See "--Working Capital." However, there can be no assurance that SFX Entertainment will be able to obtain such financing on advantageous terms, or at all. If SFX Entertainment obtains a loan from SFX and is unable to obtain financing to repay SFX as of the date of the Spin-Off, SFX will be in breach of the SFX Merger Agreement.

   As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the Financing. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off.

 Release and Indemnification

   Pursuant to the Distribution Agreement, SFX has agreed to release SFX Entertainment and its subsidiaries and affiliates (other than SFX and its subsidiaries) and all persons who at any time prior to the Spin-Off Distribution Date were stockholders, directors, agents or employees of SFX Entertainment or its subsidiaries from any and all claims arising from any acts or events occurring or failing to occur or any conditions existing on or before the Spin-Off Distribution Date (other than claims arising from transactions contemplated by the Distribution Agreement, the SFX Merger Agreement and certain related agreements). Similarly, SFX Entertainment has agreed to release SFX, its affiliates (other than SFX Entertainment and its subsidiaries) and all persons who at any time prior to the date of the Spin-Off were stockholders, directors, agents or employees of SFX or its subsidiaries from any and all claims arising from any acts or events occurring or failing to occur or any conditions existing on or before the date of the Spin-Off (other than claims arising from transactions contemplated by the Distribution Agreement, the SFX Merger Agreement and certain related agreements).

   The Distribution Agreement requires SFX Entertainment to indemnify, defend and hold SFX and its subsidiaries (other than SFX Entertainment and its subsidiaries) and each of its directors, officers, employees and agents harmless from and against any liabilities (other than income tax liabilities) to which SFX or any of its subsidiaries (other than SFX Entertainment and its subsidiaries) may be or become subject that (a) relate to the assets, business, operations, debts or liabilities of SFX Entertainment and its subsidiaries (including liabilities to be assumed by SFX Entertainment as contemplated in the Distribution Agreement and any liabilities arising under certain guarantees of SFX in conection with the Pending Acquisitions), whether arising prior to, concurrent with or after the Spin-Off or (b) result from a breach by SFX Entertainment or its subsidiaries of any representation, warranty, or covenant contained in the Distribution Agreement or any related agreements.

   The Distribution Agreement requires SFX to indemnify, defend and hold the SFX Entertainment Group and each of its directors, officers, employees and agents harmless from and against any liabilities (other than income tax liabilities) to which the SFX Entertainment Group may be or become subject that (a) relate to the assets, business, operations, debts or liabilities of SFX or its subsidiaries (other than the SFX Entertainment Group), whether arising prior to, concurrent with or after the Spin-Off or (b) result from a breach by SFX or its subsidiaries (other than SFX Entertainment) of any representation, warranty, or covenant contained in the Distribution Agreement or any related agreements.

   The release and indemnification obligations contained in the Distribution Agreement will survive the Spin-Off for a period of six years (and thereafter as to any claims for indemnification asserted prior to the expiration of that period).

 SFX Entertainment Registration Statement and Consent Solicitation Documents

   SFX Entertainment has represented to SFX that the SFX Entertainment Registration Statement and the consent solicitation documents sent to the holders of certain of SFX's securities did not, at the time it became effective or was mailed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements in the SFX Entertainment Registration Statement and the consent solicitation documents, in light of the circumstances under which they were made, not misleading.

 Related Agreements

   SFX and SFX Entertainment have agreed that any tax sharing agreement to which they are parties must be terminated as of the effective date of the Spin-Off. In addition, the Distribution Agreement requires SFX and SFX Entertainment to enter into the Tax Sharing Agreement and Employee Benefits Agreement (as described below) on or before the date of the Spin-Off.

 Use of Names; Intellectual Property

   At the closing of the SFX Merger, SFX will assign to SFX Entertainment or its designee the name "SFX," together with all causes of action and the right to recover for past infringements of that name. As soon as commercially practicable, but no later than six months from the consummation of the SFX Merger, SFX must cease all use of the name "SFX" or other trademarks, trade names or their identifiers owned by, licensed to, or transferred pursuant to the Distribution Agreement to SFX Entertainment.

 Conditions to the Spin-Off

   Pursuant to the Distribution Agreement, the obligations of SFX
Entertainment and SFX to consummate the Spin-Off will be subject to the fulfillment or waiver of each of the following conditions:

   o SFX's board of directors must be satisfied that SFX's surplus (as defined under Delaware law) would be sufficient to permit the Spin-Off under Delaware law and must formally approve the Spin-Off;

   o the SFX Entertainment Registration Statement must be declared effective by the SEC, and no stop order may be issued or pending with respect thereto;

   o the SFX Entertainment Class A Common Stock must be accepted for listing or trading, subject to official notice of issuance, on a national exchange or The Nasdaq Stock Market;

   o  all necessary third party consents to the Spin-Off must be obtained;

   o the necessary stockholder approvals must be obtained to consummate the Spin-Off as presently contemplated;

   o there must not be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off;

   o SFX Entertainment and SFX must enter into the Tax Sharing Agreement and the Employee Benefits Agreement; and

   o each of the covenants and provisions in the Distribution Agreement required to be performed or complied with prior to the Spin-Off must be performed or complied with.

   SFX's board of directors is entitled to waive any of the above conditions prior to the Spin-Off.

 Expenses of Spin-Off

   Pursuant to the Distribution Agreement, all fees and expenses incurred in connection with the Spin-Off will be paid by the party incurring them.

 Termination of the SFX Merger Agreement

   If the SFX Merger Agreement is terminated in accordance with its terms for any reason, the boards of directors of SFX and SFX Entertainment will each appoint a committee of independent directors (none of whom will serve on both boards of directors) to negotiate in good faith with respect to all matters that they deem necessary to effectuate the separation of the affairs of SFX and SFX Entertainment, including the employment of employees to be transferred to SFX Entertainment pursuant to the Distribution Agreement. No adjustments will be made to the initial allocation of working capital between SFX and SFX Entertainment if the SFX Merger Agreement is terminated in accordance with its terms.

 Amendment or Modification

   SFX and SFX Entertainment can only amend the Distribution Agreement by written agreement with the consent of SFX Buyer (which may not be unreasonably withheld).

 Termination

   The Distribution Agreement may be terminated and the Spin-Off abandoned at any time before the date of the Spin-Off by, and in the sole discretion of, SFX. In the event of such a termination, no party will have any liability to any other party.

TAX SHARING AGREEMENT

   Prior to the Spin-Off, SFX and SFX Entertainment will enter into the Tax Sharing Agreement. Under the Tax Sharing Agreement, SFX Entertainment will agree to pay to SFX the amount of the tax liability of SFX and SFX Entertainment combined, to the extent properly attributable to SFX Entertainment for the period up to and including the Spin-Off, and will indemnify SFX for any tax adjustment made in subsequent years that relates to taxes properly attributable to SFX Entertainment during the period prior to and including the Spin-Off. SFX, in turn, will indemnify SFX Entertainment for any tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to the SFX during the period prior to and including the Spin-Off. SFX Entertainment also will be responsible for any taxes of SFX resulting from the Spin-Off, including any income taxes to the extent that the income taxes result from gain on the distribution that exceeds the net operating losses of SFX and SFX Entertainment available to offset gain resulting from the Spin-Off.
See "Risk Factors--Indemnification Arrangements."

EMPLOYEE BENEFITS AGREEMENT

   Prior to the Spin-Off, SFX and SFX Entertainment will enter into an Employee Benefits Agreement. Pursuant to the Employee Benefits Agreement, SFX and SFX Entertainment will agree to take all actions necessary or appropriate so that, as of the Spin-Off, SFX Entertainment and its subsidiaries will no longer be participating employers and sponsors of the 401(k), health, group term life insurance, long term disability insurance and cafeteria plans maintained by SFX (collectively, the "SFX Employee Benefit Plans"). The Employee Benefits Agreement will also provide for the treatment of the benefits under the SFX Employee Benefit Plans of employees being transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off. With respect to employees transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off, SFX will have sole responsibility for retaining and discharging any claims that are incurred on or prior to the date of their transfer under SFX Employee Benefit Plans that are not 401(k) plans. On or prior to the Spin-Off, SFX Entertainment will continue to pay premiums and contributions under the SFX Employee Benefit Plans in accordance with its past practices and procedures, except that any premiums and contributions for the month in which the Spin-Off occurs shall be paid as soon as practicable after that month and pro-rated. To the extent the account balances under the 401(k) plan maintained by SFX of employees being transferred from SFX to SFX Entertainment or who are otherwise employed by SFX Entertainment upon the Spin-Off are not distributed, SFX and SFX Entertainment must take all actions necessary or appropriate to effect their transfer to a 401(k) plan established by SFX Entertainment.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion sets forth the material federal income tax consequences of the Spin-Off and the SFX Merger applicable to stockholders that hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). However, the discussion does not address all federal income tax considerations that may be relevant to particular stockholders in light of their specific circumstances, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their shares in connection with stock options or stock purchase warrants. Each stockholder is urged to consult the holder's own tax adviser to determine the tax consequences to the holder of the SFX Merger and the Spin-Off in light of the holder's particular circumstances, including the applicability and effect of federal, state, local and foreign income and other tax laws and possible changes in those tax laws (which may have retroactive effect).

   Subject to the possible recharacterization discussed below, the receipt of SFX Entertainment Common Stock as a result of the Spin-Off should be taxable to the recipient as a distribution from SFX under Section 301 of the Tax Code. The amount of the distribution for federal income tax purposes and the basis for determining gain or loss on a subsequent disposition of the SFX Entertainment Common Stock would be the fair market value of the SFX Entertainment Common Stock at the time of the Spin-Off, and a stockholder's holding period for SFX Entertainment Common Stock received in the Spin-Off will begin on the day following the Spin-Off.

   The receipt of the SFX Entertainment Common Stock should be taxable to the holders of shares of SFX stock as a dividend to the extent of SFX's current or accumulated earnings and profits (determined as of the end of SFX's taxable year, which will occur on the date of the SFX Merger). Any amount of SFX Entertainment Common Stock that exceeds the above-mentioned earnings and profits of SFX would first be treated as a non-taxable return of capital to the extent of each stockholder's tax basis in shares of SFX stock, and the stockholder's tax basis in the stock would be reduced accordingly (but not below zero). To the extent that the amount of SFX Entertainment Common Stock were to exceed the stockholder's tax basis in shares of SFX stock, the excess would be treated as long-term or short-term capital gain from the sale or exchange of shares of SFX stock, depending on the period the stockholder held the shares of SFX stock. Although SFX does not currently have accumulated earnings and profits, it is possible that there may be earnings and profits for the year of the SFX Merger, because the Spin-Off might give rise to taxable gain to SFX. There can be no assurance, therefore, that there will be no current or accumulated earnings and profits, and thus it is possible that all or a portion of the value of the SFX Entertainment Common Stock could give rise to ordinary income.

   With respect to corporate stockholders, the portion of the SFX Entertainment Common Stock, if any, that is a taxable dividend under the foregoing rules generally should be eligible for the 70% dividends received deduction. However, a corporate stockholder's ability to use the dividends received deduction is subject to several limitations, including those relating to "debt financed portfolio stock" under Section 246A of the Tax Code and certain holding period requirements. In addition, even if the dividends received deduction is fully available, a portion of the SFX Entertainment Common Stock distribution may constitute an "extraordinary dividend," which is subject to the provisions of Section 1059 of the Tax Code.

   The receipt by an SFX stockholder of cash pursuant to the SFX Merger (or cash pursuant to the exercise of dissenters' rights of appraisal) will be a taxable event for the stockholder. A stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the amount of cash received and (b) the tax basis in the shares of SFX stock surrendered in exchange therefor (generally, the amount paid for the shares of SFX stock, subject to downward adjustment as described herein as a result of the Spin-Off). The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than one year at the time of consummation of the SFX Merger. Under recently enacted legislation, individuals whose holding period for shares of SFX stock exceeds 18 months will, in general, be subject to no more than a 20% tax on any gain, while individuals whose holding period for shares of SFX stock is more than one year but not more than 18 months will, in general, be subject to no more than a 28% tax on any gain. If an SFX stockholder owns more than one block of shares of SFX stock, the cash received must be allocated ratably among the blocks in the proportion that the number of shares of SFX stock in a particular block bears to the total number of shares of SFX stock owned by the stockholder.

   Although, as stated above, the receipt by an SFX stockholder of cash and SFX Entertainment Common Stock should be treated as if only the cash payment was received as payment for the shares of SFX stock, while the receipt of SFX Entertainment Common Stock is taxable to the recipient as a distribution from SFX under Section 301 of the Tax Code, and although SFX will report the transaction in a manner consistent with this characterization, it is possible that the Internal Revenue Service might contend that the transaction should be treated as an exchange of shares of SFX stock for both cash and SFX Entertainment Common Stock. Under this treatment, a stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the fair market value at the time of consummation of the SFX Merger of the SFX Entertainment Common Stock received plus the amount of cash received and (b) the tax basis in the shares of SFX stock surrendered in exchange therefor (without adjustment for any portion of the distribution of SFX Entertainment Common Stock that would have constituted a return of capital, if the distribution were respected as such). As discussed above, the gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than one year at the time of consummation of the SFX Merger. Under this characterization, if SFX has no current or accumulated earnings and profits for the taxable year that includes the SFX Merger, the amount of capital gain recognized by stockholders should be the same whether the Spin-Off is treated as a distribution to stockholders, or as part of the sale price received as payment for the shares of SFX stock. By contrast, if SFX does have earnings and profits for that taxable year, such a characterization will generally decrease the amount of tax payable by an individual (by converting ordinary income to capital gain) and increase the amount of tax payable by a corporation (by converting dividend income potentially eligible for a dividends received deduction to capital gain).

   A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of amounts paid to the stockholder, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

   THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROSPECTUS. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SPIN-OFF AND THE SFX MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

                AGREEMENTS RELATED TO THE PENDING ACQUISITIONS

   The following is a summary of the material terms of the agreements relating to the Pending Acquisitions. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the agreements, which are filed as exhibits to the SFX Entertainment Registration Statement and are incorporated herein by reference.
See "Additional Information."

   The approximately 4.2 million shares of SFX Entertainment Class A Common Stock expected to be issued in connection with certain of the Pending Acquisitions have been valued by the applicable parties at $13.33 per share for purposes of calculating the consideration to be given for the Pending Acquisitions. This valuation is based on financial projections developed jointly by SFX Entertainment and the relevant sellers. There is presently no trading market for the SFX Entertainment Class A Common Stock. There can be no assurance that the assumptions underlying the valuation will, in fact, be correct or that the valuation will approximate the actual trading prices of the SFX Entertainment Class A Common Stock.

PACE ACQUISITION

 General

   On December 12, 1997, SFX Entertainment entered into the PACE Agreement, a stock purchase agreement with PACE and the shareholders of PACE (the "PACE Sellers"), wherein SFX Entertainment agreed to purchase the outstanding capital stock of PACE for approximately $109.5 million in cash (the "PACE Cash Payment"), the repayment of $25.5 million in debt and the issuance of
1.5 million shares of SFX Entertainment Class A Common Stock valued by the parties at $20.0 million (the "PACE Stock Consideration"). The PACE Cash Payment will be delivered to the PACE Sellers at closing, while the PACE Stock Consideration will be issued to the PACE Sellers at the time of the Spin-Off. The PACE Cash Payment includes a $1.5 million premium in respect of shares held by Becker Interests Limited Partnership. SFX has irrevocably and unconditionally guaranteed the full and timely performance of all of SFX Entertainment's obligations under the PACE Agreement. This guarantee is in place until the latter of (a) delivery of the PACE Cash Payment or (b) delivery of the PACE Stock Consideration.

   The PACE Agreement provides that closing will take place no later than the latter of (a) 10 business days following satisfaction or waiver of the conditions to the obligations of the parties or (b) the earlier of (i) 60 days after PACE has obtained, or is deemed to have obtained, all necessary third party consents or (ii) March 1, 1998, provided that the closing date is not earlier than February 23, 1998.

 Representations and Warranties

   PACE and each of the PACE Sellers have made representations and warranties in the PACE Agreement with respect to, among other things:

   o the due organization and good standing of PACE;

   o each PACE Seller's good title to his or her shares of PACE common stock;

   o the PACE Agreement as a valid and binding obligation of PACE and each of the PACE Sellers; and

   o with certain disclosed exceptions, performance of the PACE Agreement not conflicting with the provisions of any other agreement to which PACE or any PACE Seller is a party.

   In addition, SFX Entertainment has made representations and warranties in the agreement with respect to, among other things:

   o its due organization and good standing;

   o the PACE Agreement as a valid and binding obligation of SFX
     Entertainment;

   o with certain disclosed exceptions, performance of the agreement not conflicting with the provisions of any other agreement to which SFX Entertainment is a party; and

    o the PACE Stock Consideration's due authorization and, when issued and delivered, status as duly issued, fully paid and non-assessable.

All representations and warranties in the PACE Agreement (except certain representations and warranties of the PACE Sellers' concerning their title to the shares of PACE and of PACE with respect to state and federal income taxes) will expire on the earlier to occur of (a) 18 months following consummation of the PACE Acquisition and (b) 60 days following the completion of the first audit of PACE's financial statements that occurs after closing.

 Indemnification

   The PACE Sellers have agreed to indemnify SFX Entertainment, each of its officers, directors and agents and each person who controls SFX Entertainment against certain losses (the "PACE Damages"). The PACE Damages include losses arising from (a) any breach of the representations and warranties made by PACE or the PACE Sellers in the agreement, (b) any breach of the covenants or agreements made by PACE or the PACE Sellers in the agreement or (c) any liabilities with respect to the Excluded Assets (as defined in the PACE Agreement). Except for damages arising from a breach of a representation, warranty or covenant made by a PACE Seller on the PACE Seller's behalf, each PACE Seller's liability under the PACE Agreement is limited to his or her proportional share of the PACE Sellers' aggregate liability. The maximum aggregate liability of the PACE Sellers to indemnify SFX Entertainment is limited to (a) $2.0 million with respect to breaches of representations or warranties of PACE disclosed to SFX Entertainment on or before December 24, 1997 and (b) $10.0 million with respect to PACE Damages (including damages described in (a)). SFX Entertainment is not entitled to receive indemnification from the PACE Sellers, except to the extent that the aggregate amount of damages incurred by SFX Entertainment exceeds $750,000 (in which case SFX Entertainment will be indemnified from the first dollar of damages).

   SFX Entertainment has agreed to indemnify the PACE Sellers against losses arising out of or based on the breach of any of the representations, warranties, covenants or agreements made by SFX Entertainment in the PACE Agreement. In addition, SFX Entertainment has agreed to indemnify and hold harmless each present and former employee, officer or director of PACE, to the fullest extent permitted under applicable law, against any damages in connection with any action or omission occurring prior to consummation of the PACE Acquisition (except for damages arising from a claim by SFX Entertainment for indemnification under the agreement or a claim among or between the PACE Sellers or PACE optionholders related solely to transactions contemplated by the PACE Agreement). The maximum aggregate liability of SFX Entertainment to indemnify the PACE Sellers is limited to $10 million with respect to breaches of SFX Entertainment's representations and warranties. However, there is no such limitation to SFX Entertainment's liability with respect to any breach by SFX Entertainment of any of the covenants or agreements contained in the PACE Agreement.

 Closing Conditions

   The consummation of the PACE Acquisition is subject to certain closing conditions, including (a) the absence of governmental action that would restrain, enjoin or otherwise prohibit completion of the PACE Acquisition,
(b) the absence of any injunction or order of specific performance that purports to prohibit the PACE Acquisition and (c) expiration or termination of any applicable waiting period under the HSR Act.

   The obligation of SFX Entertainment to consummate the PACE Acquisition is subject to certain conditions precedent, including:

   o the truth and accuracy of all representations and warranties of PACE and the PACE Sellers contained in the agreement as of December 24, 1997 (the "PACE Reps and Warranties Condition");

   o PACE's and the PACE Sellers' performance of and compliance with, in all material respects, their respective obligations and covenants and conditions contained in the agreement;

   o the absence of any Material Adverse Effect (as defined in the PACE Agreement) affecting PACE on or before December 24, 1997 (the "PACE Material Adverse Effect Condition");

   o repayment by certain insiders of PACE to PACE of certain loans;

   o PACE's receipt from Sony Sub and Blockbuster Sub of a waiver of certain provisions of Pavilion Partners' partnership agreement; and

   o execution by each holder of options to purchase common stock of PACE (the "PACE Stock Options") of an option redemption agreement.

   As required by the PACE Agreement, PACE obtained the consent of Blockbuster Sub upon entering into the Blockbuster Agreement (as defined below), wherein PACE agreed to purchase substantially all of Blockbuster Sub's interest in Pavilion Partners. If PACE does not earlier obtain the actual consent of Sony Sub, the consent will, nonetheless, be deemed to have been obtained by PACE if SFX Entertainment has not terminated the PACE Agreement on or before January 30, 1998.

   On December 29, 1997, SFX Entertainment received certificates from an officer of PACE and Allen J. Becker as representative of the PACE Sellers (the "PACE Sellers' Representative") with respect to the fulfillment of the PACE Reps and Warranties Condition and the PACE Material Adverse Effect Condition. As a result of the delivery of these certificates, these two conditions are deemed to be satisfied.

   SFX Entertainment has agreed to waive the condition to closing that the PACE Sellers deliver all of the outstanding shares of PACE, if the PACE Sellers deliver 85% of the shares at closing. If only 85% of the outstanding shares of PACE are delivered at closing, then SFX Entertainment intends to effect a cash-out merger of the remaining stockholders of PACE.

 PACE Acquisition Facility

   SFX Entertainment has agreed that, at any time up to consummation of the PACE Acquisition, it will make available to PACE up to $25.0 million to be used by PACE to fund certain acquisitions (the "PACE Acquisition Facility"). SFX Entertainment does not currently anticipate having to extend this facility. If the PACE Agreement is terminated for any reason other than failure of the PACE Sellers to (a) deliver their stock certificates at closing or (b) satisfy all of the conditions to SFX Entertainment's obligation to consummate the acquisition and the failure is caused by wilful breach by, or gross negligence of, the PACE Sellers in the performance of their obligations under the agreement, then PACE will have the option to immediately repay, without interest, any amounts advanced under the PACE Acquisition Facility or convert those amounts into a full recourse term loan (the "PACE Term Loan") . The PACE Term Loan will have a five-year term commencing on the date funds were first advanced under the PACE Acquisition Facility. For the first two years, the PACE Term Loan will bear interest at an annual rate equal to SFX Entertainment's blended cost of funds; the interest rate will escalate 1% per annum each anniversary thereafter. Interest on the PACE Term Loan will only be payable in arrears for the first two years of its term, followed by amortization based on available cash flow from the assets acquired with the PACE Term Loan proceeds (the "PACE Term Loan Assets"). The PACE Term Loan will be secured by a first priority lien on PACE Term Loan Assets and the Pavilion Partners Option (as defined below) and, except with respect thereto, will be subordinate to loans made by PACE's senior bank lender.

   If the PACE Term Loan is not fully paid and discharged within 60 days after any event of default under the PACE Term Loan, then SFX Entertainment will have an option (the "Pavilion Partners Option") to require PACE to sell to SFX Entertainment 100% of its partnership interest in Pavilion Partners, a general partnership between PACE and Amphitheater Entertainment Partners ("AEP") that owns or operates several amphitheaters. The transferability of PACE's interest in Pavilion Partners is subject to the consent of AEP, which may be withheld by AEP in its sole discretion for any reason or no reason. SFX Entertainment's ability to exercise the Pavilion Partners Option is conditioned on, without further recourse against PACE or the PACE Sellers, SFX Entertainment obtaining the consent of AEP.

   Except as described below, any amounts borrowed under the PACE Acquisition Facility will be immediately due and payable if the parties fail to consummate the PACE Acquisition due to the PACE Sellers' failure to (a) deliver their stock certificates at closing or (b) satisfy all of the conditions to SFX

Entertainment's obligation to consummate the acquisition and the failure is caused by wilful breach by, or gross negligence of, the PACE Sellers in the performance of their obligations under the agreement and SFX Entertainment is not in breach of the PACE Agreement and has satisfied (or is prepared to satisfy) all of the conditions precedent to the PACE Sellers' obligation to close. In that event, SFX Entertainment has agreed that, for a period of 60 days following the acceleration, it will not exercise or pursue any remedies available to it by reason of PACE's failure to pay the accelerated amounts. If the PACE Acquisition Facility is accelerated as described above, the aggregate amount borrowed pursuant to the PACE Acquisition Facility will bear an interest rate of 3% above the interest rate then in effect (which will be increased by 1/4% each month thereafter), and SFX Entertainment will have the option to either (a) avail itself of any remedies at its disposal, including foreclosing on the PACE Term Loan Assets, or (b) exercise the Pavilion Partners Option and offset the outstanding balance of amounts borrowed under the PACE Acquisition Facility against the price paid for PACE's interest in Pavilion Partners. If, on termination of the PACE Agreement, PACE provides SFX Entertainment with written notice that PACE does not have the right to convert amounts borrowed into the PACE Term Loan (or irrevocably waives its right to such a conversion), then amounts borrowed under the PACE Acquisition Facility will not become due and payable until after 60 days following the failure to consummate the PACE Acquisition.

   If the PACE Agreement is terminated, and if SFX Entertainment is in breach or not prepared to satisfy all conditions precedent to the PACE Sellers' obligation to close, then any amounts borrowed under the PACE Acquisition Facility will be converted into the PACE Term Loan. In that event, the PACE Term Loan will be secured by a first priority lien on the PACE Term Loan Assets; however, SFX Entertainment will have no rights to the Pavilion Partners Option.

 Termination

   The PACE Agreement may be terminated:

   o by mutual consent of SFX Entertainment and the PACE Sellers'
     Representative; or

   o if the PACE Acquisition is not consummated on or before March 1, 1998 (unless extended by the parties), except that, if the acquisition is not consummated solely because any applicable waiting period under the HSR Act has not expired or been terminated, then the date may be extended to May 31, 1998 (unless further extended by the parties).

If the PACE Agreement has not been previously terminated and closing has not occurred prior to April 1, 1998, the PACE Cash Payment will increase after that date at an annual rate of 9%.

   SFX Entertainment has agreed that, at closing, Allen J. Becker will be appointed as a member of and Chairman of the Board of PACE for a term to expire on the earlier of (a) the fifth anniversary of closing or (b) the termination of Brian Becker's employment agreement (discussed below) for any reason other than death or disability of Brian Becker. Pursuant to the Brian Becker's employment agreement, Brian Becker will remain as Chief Executive Officer of PACE for a five year period following closing and, at closing, will be appointed as member of PACE's Board of Directors for 2 years and 15 days following the closing of the PACE Acquisition.

 Amendments to PACE's By-laws

   SFX Entertainment has also agreed that, prior to consummation of the PACE Acquisition, PACE may amend its bylaws to provide for the following (collectively, the "PACE By-law Provisions"):

   o for a period of one year after closing, any proposed sale by SFX Entertainment of either of PACE's theatrical or motor sports line of business will require the majority approval of PACE's Board of Directors and the affirmative vote of either Brian or Allen Becker;

   o if either PACE's theatrical or its motor sports line of business has been previously sold, the requirement of majority approval of PACE's Board of Directors and the affirmative vote of either of Brian or Allen Becker for the sale of the remaining line of business will be extended to the fifteenth day following the second anniversary of closing;

   o in any event, SFX Entertainment may not, within the first two years and 15 days following closing of the acquisition, consummate the sale of either line of business without providing at least 30 days' written notice to PACE's Board of Directors and notifying the potential purchaser of Brian Becker's right of first refusal for that line of business (see "--Becker Employment Agreement");

   o no member of PACE's Board of Directors may be removed therefrom except for death, disability or with adequate cause; and

   o for a period of two years and fifteen days following closing, the unanimous vote of PACE's Board of Directors will be required to alter any PACE By-law Provisions.

   SFX Entertainment has further agreed that, prior to closing, PACE may amend its Articles of Incorporation to prohibit any amendment or removal of the PACE By-law Provisions without the unanimous approval of PACE's Board of Directors.

 Future Acquisitions

   In the PACE Agreement, SFX Entertainment expressed its intention to acquire additional businesses in the theatrical and motor sports lines of business to be acquired and managed by PACE. However, if the revenues from the theatrical and motor sports lines of business in any acquired company do not constitute a majority of the acquired company's revenues, then SFX Entertainment may hold the acquired company outside of PACE, but the management of the acquired company's theatrical and motor sports businesses will report to Brian E. Becker. In addition, SFX Entertainment has agreed that within 30 days of the latter to occur of consummation of the PACE Acquisition and the Contemporary Acquisition, SFX Entertainment will contribute to PACE all of Contemporary's ownership interest, direct or indirect, in the assets of United Sports of America. Pursuant to the Mr. Becker's employment agreement with SFX Entertainment, beginning on the second anniversary date of that agreement and exercisable for 15 days, he will have the option to acquire PACE's motor sports line of business (or, if that line of business was previously sold, PACE's theatrical line of business) at its fair market value. Mr. Becker also has a right of first refusal on those lines of business. See "--Becker Employment Agreement."

 Bonuses

   SFX Entertainment has agreed that, from closing until the earlier of (a) 396 days after completion of the Spin-Off or (b) the second anniversary of consummation of the PACE Acquisition, it will, in the sole discretion of Allen J. Becker, pay a severance payment or series of payments to each and every At-Will Employee (as defined in the PACE Agreement) whose employment is terminated based on any of the causes set forth in the PACE Agreement. The aggregate amount of these severance payments must not exceed $1.0 million.

 Options

   If the Spin-Off is not completed by July 1, 1998, each PACE Seller will have the option, exercisable within the first 10 days thereafter, to require SFX Entertainment to pay to him or her $13.33 in cash in lieu of the each share of PACE Stock Consideration to which the PACE Seller may otherwise be entitled. If the Spin-Off has not been completed on or prior to the first day of each third month after July 1, 1998, each PACE Seller will have such an option exercisable within the first 10 days thereafter.

   SFX Entertainment delivered to the PACE Sellers' Representative an internally generated report concerning the projected range of fair value of the PACE Stock Consideration. The report was based on certain assumptions concerning the completion of the Pending Acquisitions prior to the Spin-Off. If the average selling price per share of the SFX Entertainment Class A Common Stock is less than $13.33 per share during the five-day period immediately following completion of the Spin-Off, then, within 10 days after completion of the Spin-Off, SFX Entertainment must deliver an updated report to each PACE Seller who did not exercise his or her option (as described above). If the updated report reflects an adverse change to the range of fair value from the range of fair value shown in the initial report, then SFX Entertainment must include in the updated report a written offer to those PACE Sellers to provide an additional cash payment or additional shares of SFX Entertainment Class A Common Stock, which each PACE Seller will have the option of taking, as consideration for the adverse change. The sole remedy for any PACE Seller who does not wish to accept SFX Entertainment's offer is the assertion of a claim under the dispute resolution procedures specified in the PACE Agreement.

   The PACE Agreement provides further that each PACE Seller has an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the PACE Stock Consideration received by the PACE Seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE Sellers.

 Releases

   Each PACE Seller has executed a release and waiver of any and all claims that the PACE Seller may have against (a) any other PACE Seller, PACE or SFX Entertainment that relates to the transactions or agreements by which the PACE Seller acquired ownership of shares of PACE or PACE Stock Options and any claims that each PACE Seller may have by reason of being a shareholder of PACE and (b) any other PACE Seller, PACE or the Sellers' Representative as to the transactions contemplated by the PACE Agreement.

 Pavilion Acquisition

   SFX Entertainment has agreed to obtain 100% ownership of Pavilion Partners, a partnership that owns interests in 10 amphitheaters. This acquisition will consist of (a) acquiring one-third of Pavilion Partners through the acquisition of PACE and (b) acquiring the remaining two-thirds of Pavilion Partners through separate agreements with Sony Sub and Blockbuster Sub to acquire AEP (a 50-50 partnership between Sony Sub and Blockbuster Sub that owns two-thirds of Pavilion Partners), for a combined consideration of $90.9 million (including the repayment of $49.8 million of debt related to the two-thirds interest).

   On December 19, 1997, PACE and its wholly-owned subsidiary, SM/PACE, Inc., entered into a purchase agreement (the "Blockbuster Agreement") with Viacom, Inc. and Blockbuster Sub (collectively, the "Blockbuster Group"), wherein PACE agreed to purchase the Blockbuster Group's interest in AEP (the "Blockbuster Acquisition") for an aggregate purchase price of approximately $13.7 million in cash. This amount includes $9.5 million in respect of the purchase of a Blockbuster Sub note receivable payable by Pavilion Partners (secured by a lien on the Charlotte Amphitheater) and the assumption of approximately $2.9 million of certain liabilities of the Blockbuster Group owed to Pavilion Partners. In addition, the PACE Group will be required under the Blockbuster Agreement to cause the Blockbuster Group to be released from liability from its direct obligations with respect to indebtedness of Pavilion Partners for borrowed funds.

   Consummation of transactions contemplated by the Blockbuster Agreement is subject to the receipt by PACE of (a) the consent of Sony Sub to the amendment and restatement of each of the Pavilion Partners partnership agreement and AEP's partnership agreement, (b) the consent of PACE's lender to the extent necessary to complete the transaction without violating PACE's credit agreement and (c) any other consents reasonably necessary for closing. The Blockbuster Agreement may be terminated by mutual agreement of the parties or by any party if closing does not occur by May 31, 1998.

   Pursuant to a letter agreement (the "Sony Agreement"), dated December 22, 1997, PACE has agreed to purchase all of Sony Sub's interest in AEP for $27.5 million in cash plus the assumption of all of Sony Sub's obligations and liabilities arising under Pavilion Partners and AEP's respective partnership agreements. In addition, PACE will be required under the Sony Agreement to cause Sony Sub and its parent corporation to be released from liability for their direct contractual obligations in connection with the business of Pavilion Partners.

   The closing must occur no later than (a) five business days after the consummation of the PACE Acquisition and (b) the date of closing of the Blockbuster Acquisition or (c) March 30, 1998 (which may be extended to May 31, 1998 if the closing of the PACE Acquisition or the acquisition of Sony Sub's interest in AEP does not occur on or before March 30, 1998 solely because an applicable HSR Act waiting period has not expired or been terminated). If the closing does not occur by March 30, 1998, the purchase price will be increased at an annual rate of 8%, compounded monthly.

   Pursuant to the Sony Agreement, Sony Sub has given all consents necessary for consummation of the PACE Acquisition and the acquisition of Blockbuster Group's interest in AEP; however, those consents--as well as the remainder of the Sony Agreement--are conditioned on (a) HSR approval for the transaction,
(b) the closing of the PACE Acquisition and (c) unless the Blockbuster Acquisition has occurred earlier, receipt of the Blockbuster Group's consent to the transfer of Sony Sub's AEP partnership interest as required by the AEP partnership agreement. Sony Sub's consent to the PACE Acquisition can be withdrawn if the acquisition of Sony Sub's interest in AEP does not occur on or before the contractual closing date for any reason other than Sony Sub's breach.

 Becker Employment Agreement

   As a condition to the execution of the PACE Agreement, SFX Entertainment entered into an employment agreement with the Chief Executive Officer and President of PACE, Mr. Brian Becker (the "Becker Employment Agreement"). The Becker Employment Agreement has a term of five years commencing on the closing of the PACE Acquisition. Mr. Becker will continue as President and Chief Executive Officer of PACE. In addition, for the term of his employment, Mr. Becker will serve as (a) a member of SFX Entertainment's Office of the Chairman, (b) an Executive Vice President of SFX Entertainment and (c) a director of each of PACE and SFX Entertainment (subject to shareholder approval). During the term of his employment, Mr. Becker will receive (a) a base salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years and (b) an annual bonus in the discretion of the Board.

   SFX Entertainment has agreed that it will not sell either the theatrical or motor sports line of business of PACE prior to the first anniversary of the PACE Acquisition. If SFX Entertainment sells either line of business after the first anniversary, it has agreed not to sell the other line of business prior to 15 days past the second anniversary of the PACE Acquisition. The Becker Employment Agreement provides that Mr. Becker will have a right of first refusal (the "Becker Right of First Refusal") if, between the first and second anniversary of the PACE Acquisition, SFX Entertainment receives a bona fide offer from a third party to purchase all or substantially all of either the theatrical or motor sports lines of business at a price equal to 95% of the proposed purchase price. The Fifth Year Put Option (as defined in the PACE Agreement) will also be immediately exercisable as of such closing. If that Mr. Becker does not exercise his right of first refusal and either of the theatrical or motor sports line of business is sold, then he will have an identical right of first refusal for the sale of the remaining line of business beginning on the second anniversary of the PACE Acquisition and ending six months thereafter. Mr. Becker will be paid an administrative fee of $100,000 if he does not exercise his right of first refusal and SFX Entertainment does not consummate the proposed sale. Mr. Becker would thereafter retain all rights to the Becker Right of First Refusal.

   Beginning on the second anniversary of the date of the Becker Employment Agreement, Mr. Becker will have the option (the "Becker Second Year Option"), exercisable within 15 days thereafter, to elect one or more of the following: to (a) put any stock or portion thereof (including any vested and unvested options to purchase stock) and/or any compensation to be paid to Mr. Becker to SFX Entertainment; (b) become a consultant to SFX Entertainment for no more than an average of 20 hours per week for the remainder of the term and with the same level of compensation set forth in the Becker Employment Agreement; or (c) acquire PACE's motor sports line of business (or, if that line of business was previously sold, PACE's theatrical line of business) at its fair market value as determined in the Becker Employment Agreement.

   The Becker Employment Agreement may be terminated (a) by SFX Entertainment for Cause (as defined in the Becker Employment Agreement), (b) by SFX Entertainment for Mr. Becker's death or permanent disability or (c) by Mr. Becker at any time for any reason or upon exercise of the Becker Second Year Option.

    In addition, Mr. Becker's employment may be terminated by SFX Entertainment any time in SFX Entertainment's sole discretion or by Mr. Becker at any time following, among other things, (a) failure to elect or re-elect Mr. Becker as a director of SFX Entertainment, (b) a reduction in Mr. Becker's base salary or in the formula to calculate his bonus, (c) discontinuation of Mr. Becker's participation in any stock option, bonus or other employee benefit plan, (d) prior to two years and fifteen days after consummation of the PACE Acquisition, the sale of either the motor sports or theatrical line of business to any person other than Mr. Becker (unless Mr. Becker elected not to exercise the Becker Right of First Refusal (as defined below)), (e) the sale of all or substantially all of the assets of PACE, (f) a change of control of SFX Entertainment or (g) the failure by SFX Entertainment to contribute any acquired business (which derives a majority of its revenues from either a theatrical or motor sports line of business) to PACE. If Mr. Becker's employment is terminated, then, among other things, (a) for the period from the date of termination until the fifth anniversary of the closing of the PACE Acquisition, SFX Entertainment must pay Mr. Becker the base salary and any bonus to which he would otherwise be entitled and Mr. Becker will be entitled to participate in any and all of the profit-sharing, retirement income, stock purchase, savings and executive compensation plans to the same extent he would otherwise have been entitled to participate, (b) for a period of one year after the date of termination, SFX Entertainment will maintain Mr. Becker's life, accident, medical, health care and disability programs or arrangements and provide Mr. Becker with use of the same office and related facilities and (c) if the termination occurs prior to two years and 15 days after consummation of the PACE Acquisition, Mr. Becker will retain the Becker Second Year Option and the Becker Right of First Refusal.

   Throughout the term of his employment and for a period of 18 months thereafter, Mr. Becker has agreed not to, directly or indirectly, engage in any activity or business that is directly competitive with SFX Entertainment (or its affiliates) or solicit any of its employees to leave SFX Entertainment (or its affiliates). However, these restrictions will not apply if Mr. Becker exercises his rights, or SFX Entertainment breaches its obligations, with respect to the Becker Right of First Refusal or the Becker Second Year Option

   SFX Entertainment has agreed to indemnify, defend and hold Mr. Becker harmless to the maximum extent permitted by law against expenses, including attorney's fees, incurred in connection with the fact that Mr. Becker is or was an officer, employee or director of SFX Entertainment or any of its affiliates.

CONTEMPORARY ACQUISITION

 General

   SFX Entertainment has entered into the Contemporary Agreement, a merger and asset purchase agreement dated as of December 12, 1997, with Contemporary and certain individuals and their trusts. Pursuant to the Contemporary Agreement, SFX Entertainment has agreed to acquire certain concert, production and promotion event marketing, computerized ticketing and related businesses through both:

   o the merger of Contemporary International Productions Corporation ("Contemporary International") into SFX Entertainment (the "Contemporary Merger"); and

   o the acquisition by a wholly-owned subsidiary of SFX Entertainment of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary prior to January 1, 1998 (the "Contemporary Asset Acquisition").

   The aggregate consideration to be paid in the Contemporary Acquisition is approximately $91.5 million, comprised of $72.8 million in cash and approximately 1,402,851 shares of SFX Entertainment Class A Common Stock valued by the parties at $18.7 million. However, if the Spin-Off is not consummated before the closing of the Contemporary Acquisition, then SFX Entertainment must issue shares of a redeemable convertible preferred stock of SFX Entertainment ("SFX Entertainment Preferred Stock") that is convertible at the time of the Spin-Off into the required shares of SFX Entertainment Class A Common Stock. Any SFX Entertainment Preferred Stock will be automatically redeemed as of July 1, 1998, unless previously converted into shares of SFX Entertainment Class A Common Stock. The aggregate redemption price for the shares of the SFX Entertainment Preferred Stock would be their then fair market value, but in no event less than $18.7 million, and would be guaranteed by SFX in certain circumstances. The SFX Entertainment Preferred Stock is adjustable for certain dividends paid on the SFX Entertainment Class A Common Stock, recapitalizations, stock splits and similar transactions, if any. The consideration to be paid in the Contemporary Acquisition is subject to certain adjustments, including a reduction of $10.5 million in the purchase price if Contemporary does not acquire the remaining 50% interest in the Riverport Amphitheater Joint Venture. Simultaneously with the execution of the Contemporary Agreement, SFX Entertainment deposited $2.0 million with an escrow agent to be applied to the purchase price at closing. The deposit will be payable to Contemporary as liquidated damages if Contemporary terminates the agreement because of a material violation or breach of any representation, warranty, covenant or agreement of SFX Entertainment or because of the failure of certain conditions under the Contemporary Agreement.

   The shares of SFX Entertainment Class A Common Stock issuable in connection with the Contemporary Merger will be "restricted securities" under Rule 144 of the Securities Act when issued, but SFX Entertainment has agreed to use its best efforts to cause the shares to be registered with the SEC for resale. SFX Entertainment will have the ability to suspend use of the registration statement for up to 30 days in any 12-month period for offerings of securities by SFX Entertainment and for up to 45 days in any 12-month period for other valid reasons.

   The Contemporary Acquisition will be deemed effective as of January 1, 1998. Accordingly, as of January 1, 1998, SFX Entertainment, in general, will be deemed to have received the benefits of and assumed the liabilities and obligations with respect to the businesses of Contemporary, although SFX Entertainment will not assume actual operational responsibility for Contemporary until the closing. The Contemporary Acquisition is expected to close on the fifth business day following the fulfillment or waiver of the conditions to closing, but in no event after February 15, 1998 (subject to extension for 30 days to cover breaches of representations, warranties, covenants or agreements, and until April 30, 1998 to obtain approval under the HSR Act). Simultaneously with the closing of the Contemporary Acquisition, it is currently expected that Contemporary will acquire the 50% interest in the Riverport Amphitheater Joint Venture, which it currently does not own (although the acquisition is not a condition to the closing).

   In the Contemporary Asset Acquisition, SFX Entertainment will acquire substantially all of the non-cash assets of the constituent companies of Contemporary other than Contemporary International, which is being merged into SFX Entertainment. SFX Entertainment will also assume substantially all of the ordinary course of business obligations and liabilities of those companies incurred or to be performed after December 31, 1997. SFX Entertainment is not assuming liabilities for (a) tax, environmental, ERISA, workers' compensation or pension liabilities incurred prior to January 1, 1998, (b) liabilities or obligations for severance or similar payments arising as a result of the Contemporary Acquisition, (c) any liabilities or obligations that are not directly incident to the business or assets of Contemporary, (d) any indebtedness for borrowed money, (e) any amount payable to any affiliate of Contemporary (other than certain liabilities incurred after January 1, 1998 or expressly assumed by SFX Entertainment), and (f) any liabilities arising out of or in connection with any litigation pending against Contemporary prior to January 1, 1998.

 Representations and Warranties

   Contemporary and SFX Entertainment have each made certain representations and warranties to the other in the Contemporary Agreement. Other than representations and warranties with regard to tax matters, which survive for the statute of limitations applicable to the relevant representation or warranty, all representations and warranties made by the parties to the Contemporary Agreement survive the closing of the Contemporary Acquisition until the completion of the consolidated audit of the Contemporary businesses for the two year period ended December 31, 1997.

 Indemnification

   Contemporary has agreed to indemnify and hold harmless SFX Entertainment against any and all losses that it may suffer by reason of (a) the breach by Contemporary of any representation or warranty contained in the Contemporary Agreement or related agreements, (b) the failure of Contemporary to perform any agreement or covenant required under the Contemporary Agreement or related agreements or (c) any liability or debt of Contemporary not expressly assumed by SFX Entertainment by the terms of the Contemporary Agreement. SFX Entertainment has agreed to indemnify and hold harmless Contemporary against any and all losses that it may suffer as a result of (a) the breach by SFX Entertainment of any representation or warranty contained in the Contemporary Agreement or related agreements, (b) the failure of SFX Entertainment to perform any agreement or covenant required under the Contemporary Agreement or related agreements or (c) the liabilities expressly assumed by SFX Entertainment by the terms of the Contemporary Agreement. Neither SFX Entertainment nor Contemporary will be entitled to be indemnified pursuant to the Contemporary Agreement unless and until the aggregate of all losses incurred by either party, as the case may be, exceeds $500,000, at which time the indemnifying party will be obligated to indemnify the indemnified party (a) if the indemnifying party is SFX Entertainment, for the first dollar of losses and (b) if the indemnifying party is Contemporary, for all losses in excess of $100,000. This threshold limitation does not apply in certain circumstances. Absent fraud and except with respect to certain tax representations and warranties and other matters, the liability of Contemporary for indemnification under the Contemporary Agreement will not exceed an aggregate amount equal to the sum of $3.1 million plus one-half of the shares of SFX Entertainment Class A Common Stock received by the trusts in the Contemporary Merger. If notice of any indemnification claim is given after six months following the closing of the Contemporary Merger, then Contemporary's liability will be limited to $3.1 million.

 Covenants

   Contemporary has also agreed to certain pre-closing covenants, including, among other things, not to:

   o make any capital expenditures in excess of $50,000;

   o enter into any operating lease calling for net increased rentals in excess of five percent (5%) annually per lease (over present rentals)

   o acquire any assets or properties except in the ordinary course of business and consistent with past practice;

   o purchase, sell, assign or transfer any of the assets or properties relating to its business to be acquired that are valued in excess of $50,000; or

   o enter into any new material contract or agreement or any amendment, modification or termination of any existing material contract relating to its assets, properties or business to be acquired, except in the ordinary course of business and consistent with past practice and in any event not requiring payment in excess of $50,000, other than talent contracts.

In addition, Contemporary has agreed to satisfy out of the cash proceeds of the Contemporary Acquisition (a) its expenses incurred in connection with the Contemporary Acquisition, (b) all monetary liens on assets of Contemporary, other than liens permitted under the agreement, and (c) any liabilities of Contemporary that SFX Entertainment will not assume as a result of the Contemporary Acquisition. All covenants and agreements made by the parties, unless waived in writing, survive the closing.

 Conditions to Closing

   The closing of the Contemporary Acquisition is subject to certain closing conditions, including:

   o the accuracy of the representations and warranties and the compliance with the covenants of Contemporary;

   o the receipt of all governmental authorizations, approvals, consents and waivers, including any authorizations required under the HSR Act;

   o the receipt of consents and approvals required under certain existing agreements of the parties;

   o the absence of any action, suit, proceeding or investigation before any court, administrative agency or governmental authority seeking to restrain, prohibit or invalidate the consummation of the Contemporary Merger or the Contemporary Asset Acquisition;

   o the execution of employment agreements with certain employees of Contemporary; and

   o the best efforts of Contemporary to deliver estoppel certificates from each landlord under any lease, and nondisturbance and/or recognition agreements from each mortgagee or superior lessor of a leased property, relating to the Sandstone Amphitheater, the Westport Playhouse and the American Theatre.

   As a condition to Contemporary's obligations under the Contemporary Agreement, if the Spin-Off does not occur prior to the closing, then SFX must provide to the trusts that own Contemporary International a guarantee (which may be extinguished at the time of the Spin-Off) of the redemption price for the SFX Entertainment Preferred Stock. Additionally, the closing of the Contemporary Asset Acquisition is conditioned on the consummation of the Contemporary Merger.

 Termination

   The Contemporary Agreement may be terminated at any time prior to the closing date:

   o by the mutual consent of the parties;

   o by any of the parties on February 15, 1998, if the other party materially violates or breaches any representation, warranty, covenant or agreement or any closing condition, and if the material violation or breach is not cured within a reasonable period not to exceed the later of March 17, 1998 or 30 days after receipt of written notice from the other party; or

   o if, through no fault of the terminating party, the conditions to closing have become impossible to satisfy or a court has permanently enjoined the closing and the related order has become final and is not subject to appeal.

Neither party may terminate the agreement if the Contemporary Acquisition for failure to consummate by February 15, 1998, if the failure to consummate results solely from the applicable waiting periods under the HSR Act not having expired or been terminated; in that case, either party may terminate the agreement only if the Contemporary Acquisition is not consummated on or before April 30, 1998. If the closing is delayed beyond February 15, 1998 as described in the preceding sentence, then, notwithstanding the occurrence of an event that has a material adverse effect on the business of Contemporary, SFX Entertainment will be required to close the Contemporary Acquisition when the waiting period under the HSR Act terminates (unless the termination has not occurred by April 30, 1998) unless the material adverse effect is the result of the intentional acts or intentional omissions of Contemporary or its affiliates or an act or omission of Contemporary or one of its affiliates that constitutes gross negligence in which case SFX Entertainment will have the right, without any liability, to refuse to close or may proceed to close the Contemporary Acquisition, subject to receiving reimbursement for the material adverse effect of as much as $3.1 million in cash and up to one-half of the SFX Entertainment Class A Common Stock received by the individuals and trusts in the transaction.

 Future Payment Obligations

   If any individual or trust that is a party to the Contemporary Agreement owns any shares of SFX Entertainment Class A Common Stock received in the Contemporary Acquisition on the second anniversary of the closing date, and if the average trading price of the stock over the 20-day period ending on that date is less than $13.33 per share (subject to adjustment to compensate for recapitalizations of SFX Entertainment or dividends to holders of SFX Entertainment Class A Common Stock), then SFX Entertainment will make a one-time cash payment to that individual or trust. The payment will equal to the product of (a) the quotient of the difference between (i) the actual average trading price per share over the 20-day trading period and (ii) $13.33 (or the price as adjusted under the agreement) divided by two, multiplied by (b) the number of shares of SFX Entertainment Class A Common Stock received by that individual or trust in the Contemporary Acquisition and owned as of the second anniversary date.

BGP ACQUISITION

 General

   SFX Entertainment, through its wholly-owned subsidiary BGP Acquisition, LLC ("BGP Acquisition Sub"), has entered into the BGP Agreement, a stock purchase agreement dated as of December 11, 1997 with all of the shareholders (the "BGP Sellers") of BGP. Pursuant to the BGP Agreement, SFX Entertainment has agreed to purchase all of the outstanding capital stock of BGP for an aggregate purchase price of approximately $68.3 million in cash, subject to reduction on a dollar-for-dollar basis to the extent if BGP's Long Term Debt exceeds its Net Working Capital (both as defined in the BGP Agreement).

   If the Spin-Off occurs before the closing of the BGP Acquisition, then SFX Entertainment may elect, in its sole discretion, to distribute up to 562,640 shares of SFX Entertainment Class A Common Stock to the BGP Sellers in lieu of up to $7.5 million in cash. Similarly, if the Spin-Off does not occur before the closing, then SFX Entertainment may elect, in its sole discretion, to distribute options to purchase up to 562,640 shares of SFX Entertainment Class A Common Stock to the BGP Sellers in lieu of up to $7.5 million in cash. SFX Entertainment may be required, subject to certain conditions, to repurchase the shares or options issued as consideration in the BGP Acquisition, if, by June 30, 1998, the shares (a) are not registered with the SEC, (b) are not listed with a nationally recognized exchange or (c) are subject to any lock-up period.

   SFX will guarantee the payment of the cash purchase price in the BGP Acquisition.

 Representations and Warranties

   The BGP Sellers have made certain standard and customary representations and warranties to SFX Entertainment with respect to BGP, including, among other things, the completeness of the disclosure provided in connection with the agreement. Similarly, the BGP Sellers have made certain representations and warranties to SFX Entertainment with respect to themselves, including, among other things, their competency to enter into the transaction, the absence of conflicts, required consents and approvals, title to the stock to be acquired, the absence of options or similar rights in the capital stock of BGP and legal proceedings. In addition, BGP Acquisition Sub and SFX Entertainment have made certain representations and warranties to each BGP Seller with respect to, among other things, its authority to enter into the transaction, the absence of defaults, the absence of legal proceedings, required consents and the capitalization of SFX Entertainment. SFX Entertainment has also represented and warranted to the BGP Sellers that it will have net assets of not less than $100.0 million as of the closing date of the BGP Acquisition. Except for representations and warranties relating to tax matters, which survive for the applicable statute of limitations periods, the representations and warranties of the parties contained in the BGP Agreement survive until the first anniversary of the closing of the BGP Acquisition.

 Indemnification

   The BGP Sellers have agreed to indemnify, defend and hold harmless BGP Acquisition Sub from and against any losses based on, arising out of or otherwise resulting from (a) any inaccuracy in any representation or breach of any warranty of the BGP Sellers, (b) the breach or nonfulfillment of any covenant, agreement or other obligation of the BGP Sellers, which breach remains uncured for 30 days following written notice thereof or (c) certain disclosed liabilities. SFX Entertainment has agreed to indemnify, defend and hold harmless the BGP Sellers from and against any losses based on, arising out of or otherwise resulting from (a) any inaccuracy in any representation or breach of any warranty of BGP Acquisition Sub or (b) the breach or nonfulfillment of any covenant, agreement or other obligation of BGP Acquisition Sub (except those under the employee agreements required as a condition to closing). Other than with respect to the payment of the purchase price and tax liabilities, neither the BGP Sellers nor BGP Acquisition Sub is entitled to indemnification under the BGP Agreement unless the aggregate amount of losses suffered by either party exceeds $325,000, in which event either party, as the case may be, will be entitled to indemnification for the sum of (a) $137,500 plus (b) the amount by which the aggregate amount of losses exceeds $325,000, up to and including (i) in the case of the BGP Sellers, an amount equal to the payments at any time, received by the BGP Sellers, severally, from BGP Acquisition Sub pursuant to the BGP Agreement and (ii) in the case of BGP Acquisition Sub an amount equal to the payments, at any time, made by BGP Acquisition Sub to the BGP Sellers, in the aggregate, pursuant to the BGP Agreement. The BGP Sellers have also agreed to indemnify BGP Acquisition Sub against certain tax liabilities in excess of the sum of $100,000 plus the amount determined to be Excess Working Capital (as defined in the BGP Agreement) and to indemnify BGP Acquisition Sub and BGP against all other tax liabilities in excess of Excess Working Capital.

   Each party to the BGP Agreement has waived any consequential, exemplary or special damages incurred in connection with the agreement.

 Covenants

   The BGP Sellers have agreed that, until the closing of the BGP Acquisition, they will or will cause BGP to, among other things: (a) conduct the operation of BGP's business in the ordinary course, (b) use their best efforts to preserve BGP's business relationships with clients, customers, accounts, agents, distributors, suppliers and others having business dealings with BGP and (c) not participate in any discussions, communications or negotiations with any persons (other than SFX Entertainment) with respect to any direct or indirect acquisition of any material portion of the assets, properties or common stock of BGP. On or prior to the closing of the acquisition, certain key personnel of BGP will enter into employment agreements with BGP Acquisition Sub; each BGP Seller that will not be a party to such an employment agreement has agreed not to compete, directly or indirectly, with the business of BGP for a period of two years following the closing. In addition, the BGP Sellers have agreed not to use the names "Bill Graham Presents" or "Fillmore" or any other similar name following the closing.

 Conditions to Closing

   The closing of the BGP Acquisition is subject to certain closing conditions, including:

   o the accuracy of the representations and warranties contained in the BGP Agreement as of the closing;

   o the receipt of all consents (including any required under the HSR Act) required to be obtained in connection with the acquisition;

   o the absence of any action, suit, claim, proceeding or investigation that questions the validity or legality of the acquisition or that could reasonably be expected to have a material adverse effect on the ability to consummate the acquisition;

   o the execution of employment agreements between SFX Entertainment and certain key employees of BGP;

   o receipt by the BGP Sellers of confirmation that the base price used in the determination of the number of shares of SFX Entertainment Common Stock that may be distributed in lieu of cash consideration in the acquisition is the lowest price used by Mr. Sillerman in his personal acquisition of SFX Entertainment Common Stock;

   o the absence of any material changes in BGP since October 31, 1997;

   o the satisfaction or mutual termination of all obligations (other than any obligation under the by-laws of BGP) between any BGP Seller and BGP, the general unconditional releases by each BGP Seller of BGP from any and all liabilities, and the release of all security interests held by any party except SFX Entertainment in any property of BGP;

   o the receipt of written waivers of each of the BGP Sellers' rights under any shareholder or other agreement entered into with other shareholders of BGP or BGP itself;

   o the acknowledgment of the BGP Sellers that, other than certain materials specifically excluded, the posters, handbills and other archive materials referenced in the January 2, 1995 agreement between Bill Graham Enterprises, Inc. and the heirs of William Graham are assets of BGP and are to be transferred to SFX Entertainment;

   o the termination of the Buy-Sell Agreement (as defined in the BGP Agreement); and

   o the execution of written leases with the Fillmore Auditorium and the Warfield Theater.

  Termination

   The BGP Agreement may be terminated by (a) mutual consent of the parties,
(b) either party if the closing does not occur by January 29, 1998 and the terminating party does not cause the delay (or February 12, 1998 if the conditions to closing have not been fulfilled by January 29, (c) SFX Entertainment if there has been a material misrepresentation or material breach in the representations, warranties or covenants of the BGP Sellers or if there has been any material failure on the part of any of the BGP Sellers to comply with their obligations under the BGP Agreement, (d) the BGP Sellers if there has been a material misrepresentation or material breach in the representations, warranties or covenants of SFX Entertainment or if there has been any material failure on the part of SFX Entertainment to comply with its obligations under the BGP Agreement or (e) either party if any court of competent jurisdiction issues an order, decree or ruling or takes any other action enjoining or otherwise prohibiting the transactions contemplated by the BGP Agreement and the order, decree, ruling or other action becomes final and non-appealable. The termination rights described in clauses (b) through
(d) above are subject to a 30 day cure period.

 Restriction on Asset Sales

   SFX Entertainment has agreed that it will not sell all, or substantially all, of the assets of BGP (as of December 11, 1997), for a period of three years following the closing of the BGP Acquisition without offering the BGP Sellers the opportunity to purchase the assets on the same terms as those included in any bona fide offer received by SFX Entertainment from any third party.

NETWORK ACQUISITION

 General

   SFX Entertainment and its wholly-owned subsidiary SFX Entertainment Network Group, L.L.C. ("Network Sub"), entered into the Network Agreement, a stock and asset purchase agreement dated as of December 10, 1997, with the holders of all of the outstanding capital stock of each of The Album Network, Inc. ("Album Network") and SJS (collectively, the "Network Sellers") and The Network 40, Inc. ("Network 40"), wherein SFX Entertainment has agreed to (a) acquire all of the outstanding capital stock of each of Album Network and SJS and (b) purchase substantially all of the assets and properties, and assume substantially all of the liabilities and obligations, of Network 40, for an aggregate purchase price of $52.0 million in cash (the "Network Cash Consideration") to be delivered at closing and approximately 750,000 shares of SFX Entertainment Class A Common Stock valued by the parties at $10.0 million (the "Network Stock Consideration") to be delivered at the time of the Spin-Off. The Network Sellers will retain all working capital (as defined in the Network Agreement) of the acquired businesses in excess of $500,000; however, if this working capital is less than $500,000, the Network Cash Consideration will be reduced by the amount of the deficit. If the Spin-Off has not occurred prior to June 30, 1998, at the option of the Network Sellers, SFX Entertainment may be required to pay $10 million (plus interest at a rate of 10% per annum from the date of closing) in cash in lieu of the issuance of the Network Stock Consideration. The Network Cash Consideration has been guaranteed by SFX.

   In addition to the Network Cash Consideration and the Network Stock Consideration, SFX Entertainment is obligated to make an additional payment to the Network Sellers by March 20, 1999 based on the aggregate EBITDA (as defined in the Network Agreement) generated by Album Network, SJS and the assets purchased from Network 40 in 1998 (the "Network Earn-Out EBITDA"). The additional payment will range from a minimum of $4.0 million if the Network Earn-Out EBITDA is $9.0 million to a maximum of $14.0 million if the Network Earn-Out EBITDA is greater than $11.0 million and will be payable in shares of SFX Entertainment Class A Common Stock (based on the average daily closing price of SFX Entertainment Class A Common Stock for the 20 trading days prior to March 15, 1999) except (a) if the Network Earn-Out EBITDA is less than $9.6 million, SFX Entertainment may choose to make the additional payment in cash or (b) if the Spin-Off has not occurred by March 20, 1999, the additional payment must be made in cash. SFX has guaranteed full and prompt payment of the Network Cash Consideration upon the satisfaction by the Network Sellers of all conditions precedent to the obligation of SFX Entertainment to consummate the Network Acquisition and receipt of any approvals required under the HSR Act.

   SFX Entertainment has agreed that, within 60 days after the completion of the Spin-Off, it will file with the SEC a registration statement covering all shares of the Network Stock Consideration. The Network Sellers may not assign their registration rights without SFX Entertainment's written consent. In addition, if the Network Earn-Out EBITDA payment is made in shares of SFX Entertainment Class A Common Stock, then SFX Entertainment must file with the SEC, within 60 days after the issuance of the Network Earn-Out EBITDA shares, a registration statement covering all of those shares.

 Representations and Warranties

   The Network Sellers have made certain representations and warranties to SFX Entertainment in the Network Agreement that, among other things, (a) the Network Agreement is a valid, legal and binding obligation of, and enforceable in accordance with its terms against, each of the Network Sellers, (b) except for certain disclosed exceptions, performance of the Network Agreement will not, directly or indirectly, violate any material agreement to which any of the Network Sellers or the acquired companies is a party, (c) except for certain disclosed exceptions, no material consents from third paries are necessary to consummate the Network Acquisition and (d) since the date of the balance sheets provided to SFX Entertainment, none of Network 40, Album Network or SJS has suffered a material adverse change in their respective business, operations, properties, assets or condition. Each of SFX Entertainment and Network Sub has made certain representations and warranties to each Network Seller with respect to, among other things, (a) its authority to enter into the transaction, (b) the absence of certain legal proceedings, (c) that the Network Agreement is a valid, legal and binding obligation of, and enforceable in accordance with its terms against, each of SFX Entertainment and Network Sub, (d) required consents and (e) the capitalization of SFX Entertainment. The representations and warranties of the parties contained in the Network Agreement survive until June 30, 1999, except for representations and warranties relating to corporate authority and trustees' authority, authorization, validity of the agreement, capitalization, further actions to perfect conveyances and good standing, which survive for the applicable statute of limitations periods.

 Office Purchase/Lease

   SFX Entertainment has the option, exercisable on or prior to the later to occur of three days after the receipt of all approvals under the HSR Act and 10 days prior to closing, to agree to enter into a purchase and sale agreement with the Network Sellers to purchase an office building and related property used in the conduct of the business of Network 40 and Album Network for an aggregate purchase price of $2.4 million (which is not part of the Network Cash Consideration), including reimbursement of certain costs of the Network Sellers. Consummation of the purchase will be conditioned on, among other things, a due diligence review of the real estate by SFX Entertainment. If SFX Entertainment elects not to purchase the real estate, then it will lease the real estate to the Network Sellers for a period of 10 years at Fair Market Rent (as defined in the Network Agreement). The long-term lease will provide that SFX Entertainment will have a right of first offer with regard to sales of all or substantially all of the real estate. If SFX Entertainment declines to accept such an offer and, within one year therefrom, the Network Sellers accept a similar offer that is 95% or less in value than the offer rejected by SFX Entertainment, then SFX Entertainment will have a right of first refusal with regard to the accepted offer.

 Covenants

   The Network Sellers have agreed that, prior to the closing of the Network Acquisition, they will, among other things: (a) conduct the operation of the businesses to be acquired in the ordinary course, (b) use their best efforts to preserve the business relationships of the businesses to be acquired, (c) report periodically to SFX Entertainment, (d) satisfy all legal conditions applicable to the proposed transactions, (e) repay all indebtedness of related parties, (f) not participate in any discussions, communications or negotiations with any person with respect to any direct or indirect acquisition of any material portion of the assets, properties or capital stock of Network 40, Album Network, or SJS and (g) cause Network 40 and Bullet Productions, Inc. to merge, with Network 40 as the surviving corporation.

 Indemnification

   The Network Sellers and SFX Entertainment have agreed to enter into indemnification agreements at closing whereby they agree to indemnify each other and their successors and assigns from and against any losses resulting from (a) any inaccuracy in any representation or breach of any warranty under the Network Agreement and (b) the breach or nonfulfillment of any covenant, agreement or other obligation under the Network Agreement. Other than with respect to the payment of the Network Cash Consideration, the Network Stock Consideration and the Network Earn-Out EBITDA payment, neither the Network Sellers nor SFX Entertainment is entitled to indemnification unless the aggregate amount of losses suffered by the party seeking indemnification exceeds $250,000; in that case, that party will be indemnified from the first dollar.

 Conditions to Closing

   The consummation of the Network Acquisition is subject to certain closing conditions, including (a) the accuracy of the representations and warranties contained in the Network Agreement as of the closing (except where made as of a certain date), (b) the receipt of all material consents (including any required under the HSR Act) required to be obtained in connection with the Network Acquisition, (c) the absence of any action, suit, claim, proceeding or investigation that challenges or requests relief with respect to the proposed transactions or may have the effect of delaying or interfering with the proposed transactions and (d) the execution of the employment agreements with each of the Network Sellers and indemnification agreements described above.

 Closing and Termination

   The consummation of the Network Acquisition will be on a date selected by SFX Entertainment (but no earlier than January 31, 1998, and no later than the date of the consummation of the Spin-Off). SFX Entertainment anticipates consummating the Network Acquisition in the first quarter of 1998.

   The Network Agreement may be terminated by (a) mutual consent of the parties, (b) either party if the closing does not occur by March 1, 1998 and the terminating party does not cause the delay or (c) either party if the other party has materially breached any of its obligations under the agreement and if the breach remains uncured for a 30-day period.

CONCERT/SOUTHERN ACQUISITION

 General

   SFX Entertainment, through its wholly-owned subsidiary SFX Concerts, Inc., has entered into the Concert/Southern Agreement, a purchase and sale agreement dated December 15, 1997, with:

   o Southern Promotions, Inc., High Cotton, Inc. and Cooley and Conlon Management, Inc. (collectively, the "Concert/Southern Sale Companies"), and certain shareholders of the Concert/ Southern Sale Companies;

   o Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc. and Interfest, Inc. (collectively, the "Concert/Southern Asset Companies"); and

   o Concert/Southern Chastain Promotions Joint Venture and Roxy Ventures Joint Venture (collectively, the "Concert/Southern Joint Ventures").

Pursuant to the Concert/Southern Agreement, SFX Entertainment has agreed to purchase all of the outstanding capital stock of the Concert/Southern Sale Companies and substantially all of the assets of the Concert/Southern Asset Companies and the Concert/Southern Joint Ventures excluding, among other things, cash and receivables, for a purchase price of $16.6 million payable in cash at closing. In addition,

SFX Entertainment will assume the obligations of the Concert/Southern Asset Companies and the Concert/Southern Joint Ventures arising under (a) certain real estate contracts, (b) all other contracts arising in the ordinary course of business and (c) any other contracts entered into by the closing date that do not involve an obligation of $10,000 or more or $40,000 in the aggregate, unless SFX Entertainment expressly agrees to do otherwise.

 Representations and Warranties

   The Concert/Southern Joint Ventures, the Concert/Southern Asset Companies and the stockholders of the Concert/Southern Sale Companies (collectively, the "Concert/Southern Sellers") have made certain customary representations and warranties to SFX Entertainment in the Concert/Southern Agreement with respect to, among other things, their organization and authority to enter into the agreement, capitalization, title to shares, absence of conflicting agreements or required consents, government authorizations, subsidiaries, taxes, personal property, real property, contracts, status of contracts, environmental matters, copyrights, trademarks and similar rights, personnel information, financial statements, liabilities, absence of certain changes or events, title to properties, litigation, compliance with laws, insurance, accuracy of information, accounts receivable, payola/plugola and the business of the Concert/Southern companies. SFX Entertainment has made certain customary representations and warranties to the Concert/Southern Sellers with respect to, among other things, organization and standing, authorization and binding obligation, litigation and compliance with laws, investment intent and the accuracy of information.

 Indemnification

   Each of SFX Entertainment and the Concert/Southern Sellers have agreed to indemnify the other for losses resulting, directly or indirectly, from a breach of any of its representations, warranties, covenants or agreements contained in the Concert/Southern Agreement or any instrument or certificate delivered pursuant thereto. The Concert/Southern Agreement provides that the representations and warranties of the Concert/Southern Sellers and SFX Entertainment contained therein will continue in force for a period of 12 months following the closing of the acquisition, after which time the indemnification obligations of the parties will be limited to claims asserted during the 12-month period. Neither the Concert/Southern Sellers nor SFX Entertainment will have any liability to the other for breach of any representation, warranty, covenant, agreement of the other party, except to the extent that the aggregate of all claims by the other party for breaches exceeds $100,000, in which case the party seeking indemnification will be paid from the first dollar.

 Covenants

   The Concert/Southern Sellers have also agreed that, until the closing of the acquisition, they will, among other things:

   o use all reasonable efforts to preserve relationships with customers, suppliers, employees and others;

   o provide SFX Entertainment with monthly unaudited statements of revenue and expenses; and

   o provide SFX Entertainment with access to all books, records and other facilities of the operating facilities.

   The Concert/Southern Sellers have also agreed not to, other than in the ordinary course of business:

   o sell or dispose of any assets except the property located on Monroe Drive in Atlanta, Georgia;

   o grant any general increases in salaries or bonus (other than certain specified bonuses);

   o provide any pensions, retirement or other employee benefits unless required by law; and

   o permit any insurance policies to be canceled or terminated.

Except as required by the Joint Venture Agreement with the Woodruff Arts Center, none of the Concert/Southern Sellers will directly or indirectly solicit or enter into any agreements regarding any merger, sale of shares of capital stock, or sale of assets involving any of the operating entities of Concert/Southern.

 Conditions to Closing

   The closing of the acquisition is subject to certain conditions, including the accuracy and compliance with the representations, warranties and covenants, the obtaining of requisite governmental consents, the resignation of all officers and directors of each of the operating entities of the Concert/Southern Sellers, receipt of all third party consents to the material contracts of the operating entities and to all other contracts assigned or transferred to SFX Entertainment, and the absence of adverse proceedings. SFX Entertainment must also have entered into (a) employment agreements with Messrs. Alex Cooley and Peter Conlon and (b) an agreement with Mr. Stephen Selig, III with respect to certain preferred tickets for promotions in Atlanta on terms to be mutually determined by SFX Entertainment and Mr. Selig. In addition, receipt of the Robert W. Woodruff Arts Center, Inc.'s consent to the sale or its waiver of its rights to purchase the assets subject to the Concert/Southern Agreement is a condition to closing.

 Closing and Termination

   Consummation of the Concert/Southern Acquisition will occur on the later of (a) 5 business days following the expiration or termination of all waiting periods that are applicable to the acquisition pursuant to the HSR Act or (b) March 31, 1998, unless extended to June 30, 1998 in connection with the parties' HSR Act filings.

   The Concert/Southern Agreement may be terminated:

   o by the mutual written consent of the Concert/Southern Sellers and SFX Entertainment;

   o by either party if the closing has not occurred by March 31, 1998 (which will be extended to June 30, 1998 if either party receives a request for additional information in connection with their HSR Act filing);

   o by either party if any judgment, final decree or order that would prevent or make unlawful the closing is in effect;

   o by a non-breaching party if the other breaches the agreement in any material respect and fails to cure the breach within 30 calendar days;

   o by either of SFX Entertainment or the Concert/Southern Sellers if the conditions related to governmental consents and lack of adverse proceedings of the other party are not satisfied;

   o by SFX Entertainment if there is an uncured breach of the Concert/Southern Sellers' representations and warranties with regard to compliance with environmental laws (however, if the remedy for the breach requires the expenditure of greater than an aggregate of $75,000, then the Concert/Southern Agreement may be terminated at the option of the Concert/Southern Sellers); or

   o by SFX Entertainment if any of the purchased assets with a value greater than $50,000 is damaged and is not restored or replaced by the Concert/Southern Sellers.

If the Concert/Southern Agreement is terminated as a result of a material breach by SFX Entertainment of its obligations thereunder, then SFX Entertainment must pay the Concert/Southern Sellers liquidated damages in the amount of $2.0 million.

         LISTING AND TRADING OF SFX ENTERTAINMENT CLASS A COMMON STOCK

   SFX Entertainment has applied to list the SFX Entertainment Class A Common Stock on the Nasdaq National Market but may seek listing on an exchange. There is currently no public trading market for SFX Entertainment Class A Common Stock. See "Risk Factors--No Prior Market for SFX Entertainment Stock." A when-issued trading market (one in which shares can be traded before certificates are actually available or issued) is expected to develop in the SFX Entertainment Class A Common Stock on or about the Spin-Off Record Date. Trading prices of the shares of SFX Entertainment Class A Common Stock, before or after the Spin-Off, cannot be predicted. The SFX Entertainment Class B Common Stock is not expected to be publicly traded.

   On the Spin-Off Distribution Date, SFX will distribute approximately 13,400,000 shares to approximately 150 holders of record of the SFX's Class A common stock, Series D preferred stock and interests in SFX's director deferred stock ownership plan, assuming the exercise of outstanding warrants of SFX before the Spin-Off Record Date and based on the number of holders of record of SFX's Class A common stock, Series D preferred stock and interests in SFX's director deferred stock ownership plan on February 9, 1998. The Transfer Agent and Registrar for the SFX Entertainment Class A Common Stock will be Chase Mellon Shareholder Services, L.L.C. In addition, the board of directors of SFX Entertainment has approved the grant of up to 793,633 shares of SFX Entertainment Class A Common Stock to holders as of the Spin-Off Record Date of stock options or SARs of SFX, whether or not vested. It is anticipated that SFX Entertainment will grant an aggregate of 190,000 shares of SFX Entertainment Class A Common Stock pursuant to employment agreements. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."

   Shares of SFX Entertainment Common Stock distributed to SFX stockholders in the Spin-Off will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of SFX Entertainment under the Securities Act. See "Principal Stockholders of SFX Entertainment." Persons who may be deemed to be affiliates of SFX Entertainment generally include individuals or entities that control, are controlled by or are under common control with SFX Entertainment, and may include certain officers and directors of SFX Entertainment as well as principal stockholders of SFX Entertainment, if any. Persons who are affiliates of SFX Entertainment may sell their shares of SFX Entertainment Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by
Section 4(2) of the Securities Act and Rule 144 thereunder. See "Shares Eligible for Future Sale."

                                DIVIDEND POLICY

   SFX Entertainment has no present plans to declare any dividends on the SFX Entertainment Common Stock. The terms of the Indenture restrict (and the terms of the Proposed Credit Facility are likely to restrict) SFX
Entertainment's ability to pay dividends on the SFX Entertainment Common Stock in the future. The decision to declare a dividend and the amount thereof, if any, will be in the sole discretion of the Board.

                                CAPITALIZATION

   The following table sets forth, as of September 30, 1997, (a) the historical capitalization of SFX Entertainment, (b) the pro forma capitalization of SFX Entertainment to reflect the Financing and the consummation of the Pending Acquisitions and (c) the pro forma capitalization of SFX Entertainment to reflect the Financing, the Pending Acquisitions, the Spin-Off, the SFX Merger and the issuance of the stock described under "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Party Transactions--Issuance of Stock to Holders of SFX's Options and SARs." This information should be read in conjunction with the financial statements and the related notes thereto included elsewhere herein.

                                                                            SEPTEMBER 30, 1997
                                                               --------------------------------------------
                                                                              (IN THOUSANDS)

                                                                                            PRO FORMA FOR
                                                                                              FINANCING,
                                                                                               PENDING
                                                                            PRO FORMA FOR   ACQUISITIONS,
                                                                              FINANCING      SPIN-OFF AND
                                                                             AND PENDING         SFX
                                                                           ACQUISITIONS(2)    MERGER(3)
                                                                ACTUAL(1)    (UNAUDITED)     (UNAUDITED)
                                                               ---------- ---------------  ---------------
CASH AND CASH EQUIVALENTS.....................................  $  7,094      $ 60,390         $ 62,535
                                                               ========== ===============  ===============
DEBT:
Privately-placed debt ........................................        --       350,000          350,000
Credit facility ..............................................        --       132,369          132,369
Other long-term debt..........................................    16,453        16,453           16,453
                                                               ---------- ---------------  ---------------
 TOTAL DEBT ..................................................    16,453       498,822          498,822
                                                               ---------- ---------------  ---------------
TEMPORARY EQUITY(4):                                                  --        16,500           16,500
STOCKHOLDERS' EQUITY(5):
Preferred Stock, $.01 par value, 1,000 shares authorized,
 none issued and outstanding as of September 30, 1997 actual
 and pro forma ...............................................        --            --               --
Class A Common Stock, $.01 par value, 1,000 shares
 authorized, issued and outstanding as of September 30, 1997 actual, approximately 4,200,000 issued and outstanding pro
 forma for the Financing and Pending Acquisitions and
 approximately 18,700,000 issued and outstanding pro forma
 for Financing, Pending Acquisitions, Spin-Off and SFX
 Merger(6)....................................................        --            42              187
Class B Common Stock, $.01 par value, 1,000 shares
 authorized, issued and outstanding as of September 30, 1997 actual and approximately 1,700,000 shares issued and
 outstanding pro forma for Financing, Pending Acquisitions,
 Spin-Off and SFX Merger(6)...................................        --            --               17
Additional paid-in capital ...................................    97,726       137,384          139,367
Retained earnings(7) .........................................     3,652         3,652            3,652
                                                               ---------- ---------------  ---------------
 Total stockholders' equity ..................................   101,378       141,078          143,223
                                                               ---------- ---------------  ---------------
 Total capitalization.........................................  $117,831      $656,400         $658,545
                                                               ========== ===============  ===============

------------
(1) Reflects the consolidated historical balance sheet of SFX Entertainment adjusted to reflect the contribution by SFX to SFX Entertainment's capital of an intercompany payable incurred in connection with the Recent Acquisitions. Only includes working capital associated with the entertainment business.
(2) The cash portion of the purchase price in the Pending Acquisitions is subject to increase under certain circumstances, including, in particular, if SFX Entertainment is unable to issue shares of its capital stock to certain of the sellers by virtue of having failed to consummate the Spin-Off or for any other reason. In that case, the aggregate cash consideration that would be owed to the sellers in the Pending Acquisitions would increase by approximately $56.2 million, resulting in a corresponding increase in debt and decrease in stockholders' equity. In addition, the agreements relating to the Pending Acquisitions provide for certain other purchase price adjustments and future contingent payments in certain circumstances. See "Risks Related to Pending Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pending Acquisitions," "--Liquidity and Capital Resources --Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."

 (3) The Distribution Agreement provides that SFX will transfer any positive Working Capital in existence at the closing of the SFX Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 (excluding the Series E Adjustment) and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger at the actual cost of consummating the SFX Merger and the related transactions and other obligations of SFX, including the payment of dividends and interest on SFX's debt. See "Risk Factors--Working Capital Adjustments and Repayment of Advances." Includes the issuance of stock pursuant to the anticipated employment agreements and the stock issued to the holders of SFX options. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(4) The PACE Agreement provides that each PACE Seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX's Class A Common Stock received by such PACE Seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under the Fifth Year Put Option ($16.5 million) has been presented as temporary equity on the pro forma balance sheet.
(5) SFX has indicated that it will recapitalize SFX Entertainment prior to the consummation of the Pending Acquisitions and the Spin-Off which will allow for, among other things, an increase in the number of authorized shares of common stock.
(6) Assumes that (a) an aggregate of 4,216,680 shares of SFX Entertainment Class A Common Stock are issued pursuant to the Pending Acquisitions,
       (b) an aggregate of 793,633 shares of SFX Entertainment Class A Common Stock are issued to the holders of stock options and SARs issued by SFX and (c) an aggregate of 290,000 shares of SFX Entertainment Class A Common Stock and 650,000 shares of SFX Entertainment Class B Common Stock are issued pursuant to certain anticipated employment agreements. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(7) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Charges to Earnings."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements (the "Unaudited Pro Forma Condensed Combined Financial Statements") and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX Entertainment may differ materially from those discussed herein for the reasons identified herein. SFX Entertainment undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements of SFX Entertainment and the Acquisition Businesses and the respective notes to such financial statements included herein. The pro forma information is based upon tentative allocations of purchase price for the Pending Acquisitions, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of SFX Entertainment's future results if the aforementioned transactions are completed. SFX Entertainment cannot predict whether the consummation of the Pending Acquisitions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements. Additionally, there can be no assurance that the Pending Acquisitions will be consummated on the terms described herein, or at all.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of September 30, 1997.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of January 1, 1996.

   The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared assuming that the approximately 4.2 million shares of SFX Entertainment Class A Common Stock are issued in connection with certain of the Pending Acquisitions and have been valued by the parties at $13.33 per share for purposes of calculating the consideration to be given for the Pending Acquisitions. Such valuation is based upon certain financial projections developed jointly by SFX Entertainment and the sellers. There is presently no trading market for SFX Entertainment Class A Common Stock, and there can be no assurance that the assumptions upon which the valuation is based will, in fact, be correct or that the valuation will approximate the actual trading price of SFX Entertainment Class A Common Stock.

   The cash portion of the purchase price in the Pending Acquisitions is subject to increase under certain circumstances, including, in particular, if SFX Entertainment is unable to issue shares of its capital stock to certain of the sellers by virtue of having failed to consummate the Spin-Off by July 1, 1998 or for any other reason. In such case, the aggregate cash consideration that would be owed to the sellers in the Pending Acquisitions would increase by approximately $56.2 million resulting in a corresponding increase in debt and decrease in stockholder's equity. Although management believes the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control. There can be no assurance that the Spin-Off will be consummated on the terms presently contemplated, or at all. In addition, the agreements relating to the Pending Acquisitions provide for certain other purchase price adjustments and future contingent payments in certain circumstances. See "Risk Factors--Risks Related to Pending Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Agreements Related to the Pending Acquisitions."

   Purchase accounting is based upon preliminary asset valuations, which are subject to change.

                            SFX ENTERTAINMENT, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (in thousands)

                                        PRO FORMA FOR THE PENDING
                                               ACQUISITIONS
                                   -----------------------------------
                          SFX               PACE
                     ENTERTAINMENT           AND          CONTEMPORARY
                        (ACTUAL)    PAVILION ACQUISITIONS  ACQUISITION
                           I                 II                III
                     ------------- ---------------------  ------------
ASSETS:

Current assets .....    $ 12,189          $(150,730)        $(72,800)

Property and
 equipment, net.....      55,882             82,489           25,000
Intangible assets,
 net................      59,721            125,314           66,500

Other assets........       7,678             34,706               --
                     ------------- ---------------------  ------------
TOTAL ASSETS........    $135,470          $  91,779         $ 18,700
                     ============= =====================  ============
LIABILITIES &
 STOCKHOLDERS'
 EQUITY:

Current
 liabilities........    $ 11,333          $  63,756         $     --
Deferred taxes......       2,816                 --               --
Credit facility.....          --                 --               --
Privately-placed
 debt...............          --                 --               --
Other long-term
 debt (including
 current portion) ..      16,453                 --               --
Other liabilities ..       3,490              5,583               --
                     ------------- ---------------------  ------------
Total Liabilities ..      34,092             69,339               --
Minority interest ..          --              2,440               --
Temporary Equity ...          --             16,500               --
Stockholders'
 Equity.............     101,378              3,500           18,700
                     ------------- ---------------------  ------------
TOTAL LIABILITIES &
 STOCKHOLDERS'
 EQUITY.............    $135,470          $  91,779         $ 18,700
                     ============= =====================  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        PRO FORMA FOR
                                                                                        THE FINANCING,
                                                                                         THE PENDING
                                                                                        ACQUISITIONS,
                                                CONCERT/                  PRO FORMA      THE SPIN-OFF
                         BGP        NETWORK     SOUTHERN    PRO FORMA  ADJUSTMENTS FOR     AND THE
                     ACQUISITION  ACQUISITION ACQUISITION  ADJUSTMENTS  THE FINANCING        SFX
                          IV           V           VI          VII           VIII           MERGER
                     ----------- -----------  ----------- -----------  --------------- --------------
ASSETS:

Current assets .....   $(54,222)   $(44,510)    $(16,615)   $  2,145 (a)   $352,893        $117,326
                                                             (40,500)(b)     88,976
                                                                             40,500
Property and
 equipment, net.....     20,000       1,000        1,000          --             --         185,371
Intangible assets,
 net................     50,179      61,701       15,151      10,000 (d)                    429,066
                                                              40,500 (b)
Other assets........        222         391          464      (1,610)(c)         --          41,851
                     ----------- -----------  ----------- -----------  --------------- --------------
TOTAL ASSETS........   $ 16,179    $ 18,582     $     --    $ 10,535       $482,369        $773,614
                     =========== ===========  =========== ===========  =============== ==============
LIABILITIES &
 STOCKHOLDERS'
 EQUITY:

Current
 liabilities........   $  6,062    $  8,468     $     --    $     --       $     --        $ 89,619
Deferred taxes......      2,617         114           --      10,000 (d)                     15,547
Credit facility.....         --          --           --          --        132,369         132,369
Privately-placed
 debt...............         --          --           --          --        350,000         350,000
Other long-term
 debt (including
 current portion) ..         --          --           --          --                         16,453
Other liabilities ..         --          --           --          --             --           9,073
                     ----------- -----------  ----------- -----------  --------------- --------------
Total Liabilities ..      8,679       8,582           --      10,000        482,369         613,061
Minority interest ..         --          --           --      (1,610)(c)         --             830
Temporary Equity ...         --          --           --          --             --          16,500
Stockholders'
 Equity.............      7,500      10,000           --       2,145 (a)         --         143,223
                     ----------- -----------  ----------- -----------  --------------- --------------
TOTAL LIABILITIES &
 STOCKHOLDERS'
 EQUITY.............   $ 16,179    $ 18,582     $     --    $ 10,535       $482,369        $773,614
                     =========== ===========  =========== ===========  =============== ==============

 I. Reflects the consolidated historical balance sheet of SFX Entertainment adjusted to reflect the contribution by SFX to SFX Entertainment's capital of an intercompany payable incurred primarily to complete the Recent
Acquisitions. Only includes working capital associated with the entertainment business.

II. PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of the remaining two partners' interests in Pavilion Partners. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                   AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)
                                          ----------------------------------------------------------
                                               PACE        PAVILION       PRO FORMA         PACE
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS     TOTAL (F)
                                          ------------- -------------  --------------- ------------
ASSETS:
Current assets...........................    $45,087       $ 30,178       $(109,500)(a)  $(150,730)
                                                                            (25,523)(a)
                                                                             (9,507)(b)
                                                                             (4,171)(b)
                                                                            (27,500)(c)
                                                                            (49,794)(e)
Property and equipment, net..............         --         59,938           5,000 (a)     82,489
                                                                              9,103 (b)
                                                                            (19,052)(d)
                                                                             27,500 (c)
Intangible assets, net...................     17,894             --         107,420 (a)    125,314
Other assets.............................     26,856         12,660           9,507 (b)     34,706
                                                                             (4,810)(d)
                                                                             (9,507)(d)
                                          ------------- -------------  --------------- ------------
Total Assets.............................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities......................    $43,171       $ 17,254       $   2,000 (b)  $  63,756
                                                                              2,932 (b)
                                                                             (1,601)(d)
Deferred taxes...........................         --             --              --             --
Long-term debt (including current
 portion)................................     25,523         57,700         (25,523)(a)         --
                                                                             (7,906)(d)
                                                                            (49,794)(e)
Other liability..........................      4,063          1,520              --          5,583
                                          ------------- -------------  --------------- ------------
Total Liabilities........................     72,757         76,474         (79,892)        69,339
Minority interest........................         --          2,440              --          2,440
Temporary Equity.........................         --             --          16,500 (a)     16,500
Stockholders' Equity.....................     17,080         23,862         (17,080)(a)      3,500
                                                                             20,000 (a)
                                                                            (16,500)(a)
                                                                            (23,862)(d)
                                          ------------- -------------  --------------- ------------
Total Liabilities & Stockholders'
 Equity..................................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============

------------

PRO FORMA ADJUSTMENTS:
(a) To reflect the PACE Acquisition for $109,500,000 in cash, the issuance of 1,500,000 shares of SFX Entertainment's Class A Common Stock valued by the parties at $20,000,000, the repayment of debt of $25,523,000 which is expected to be repaid shortly after closing, the related increase in the fair value allocated to fixed assets of $5,000,000; the related excess of the purchase price paid over the fair value of net tangible assets of $107,420,000, and the elimination of stockholder's equity of $17,080,000. Pursuant to the terms of the PACE Agreement, additional consideration is required to be paid by SFX Entertainment if the deemed value of SFX Entertainment Class A Common Stock is below

       $13.33 per share at the time of the Spin-Off under certain circumstances.

       The PACE Agreement further provides that each PACE Seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX Entertainment Class A Common Stock (500,000 shares) received by such PACE Seller for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under the Fifth Year Put Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.

       Pursuant to the PACE Agreement, certain notes receivables and loans made to key executives will be repaid in connection with the closing of the PACE Acquisition. Such repayment has not been reflected herein.

(b) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion from Blockbuster for $4,171,000 in cash, the assumption of $2,932,000 in liabilities and the granting of naming rights of three venues for a two-year period with an estimated value of $2,000,000, which will be recognized as income over such two-year period, and the related increase in the fair value allocated to fixed assets of $9,103,000. Also reflects the purchase of a note receivable from Blockbuster, due from Pavilion at its current outstanding balance, including accrued interest of, $9,507,000. This note will be eliminated in consolidation upon the acquisition of Sony's interest in Pavilion, as described below.

(c) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion Partners from Sony for $27,500,000 in cash.

(d) To eliminate PACE's equity method investment in Pavilion Partners following the acquisition of 100% of Pavilion Partners and to eliminate Pavilion Partners' historical equity. Also reflects the elimination of the $7,906,000 intercompany notes receivable and accrued interest of $1,601,000 acquired from Blockbuster. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% of Pavilion Partners. See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."

(e) To reflect the repayment of Pavilion Partners' third party debt at the closing of the Pavilion Acquisition.

(f) SFX Entertainment has agreed to lend PACE up to $25,000,000 for potential acquisitions to be made by PACE whether or not the PACE Acquisition is consummated. None of these acquisitions are considered probable. As a result, none of such loans or acquisitions have been reflected in the pro forma adjustment.

       See "Agreements Related to Pending Acquisitions--PACE Acquisition."

III. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                     AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)
                                          -------------------------------------------------------------
                                                            RIVERPORT
                                           CONTEMPORARY    AMPHITHEATER     PRO FORMA     CONTEMPORARY
                                            AS REPORTED      PARTNERS    ADJUSTMENTS(A)   ACQUISITION
                                          -------------- --------------  -------------- --------------
ASSETS:
Current assets...........................     $13,375        $ 2,603        $(72,800)       $(72,800)
                                                                             (15,978)
Property and equipment, net..............       2,838         11,355          10,807          25,000
Intangible assets, net...................          --             --          66,500          66,500
Other assets.............................       7,430              8          (1,205)             --
                                                                              (6,233)
                                          -------------- --------------  -------------- --------------
Total Assets.............................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities......................     $ 7,786        $ 1,022        $ (8,808)       $     --
Other long-term debt (including current
 portion)................................       1,578             --          (1,578)             --
Other liabilities........................       5,390            478          (5,868)             --
                                          -------------- --------------  -------------- --------------
Total Liabilities........................      14,754          1,500         (16,254)             --
Stockholders' Equity.....................       8,889         12,466          18,700          18,700
                                                                             (21,355)
                                          -------------- --------------  -------------- --------------
Total Liabilities & Stockholders'
 Equity..................................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============

------------

PRO FORMA ADJUSTMENTS:

(a) To reflect the Contemporary Acquisition for $72,800,000 in cash, including the additional acquisition of the remaining 50% interest in the Riverport Amphitheater Partners not already owned by Contemporary and the issuance of 1,402,851 shares of SFX Entertainment Class A Common Stock valued by the parties at $18,700,000, the related increase in the fair value allocated to fixed assets of $10,807,000, the related excess of the purchase price paid over the fair value of net tangible assets of $66,500,000, and the adjustment to eliminate $15,978,000 of current assets, $1,205,000 of other assets, $8,808,000 of current liabilities, $1,578,000 of notes payable, $5,868,000 of other liabilities, and stockholders' equity of $21,355,000, and to reflect the elimination of Contemporary Group's $6,233,000 equity investment in Riverport Amphitheather Partners. Pursuant to the Contemporary Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets, accounts payable and accrued expenses from current liabilities, and other assets and other liablilties (principally, deferred revenue), which will not be acquired or assumed by SFX Entertainment upon closing the Contemporary Acquisition. Adjustment to eliminate Contemporary's historical stockholders' equity and replace it with the value of the equity securities to be issued by SFX Entertainment in connection with the Contemporary Acquisition has also been made.

       If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

       The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at its fair market value, but in no event less than $18,700,000. In addition, pursuant to the terms of the Contemporary Agreement, SFX Entertainment has agreed to make certain payments to any Contemporary sellers that own shares of SFX Entertainment's Class
       A Common Stock on the second anniversary of the closing of the Contemporary Acquisition if the average trading price of such stock on the 20-day period ending on such period is less than $13.33 per share. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

 IV. BGP ACQUISITION

                                            AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)
                                          --------------------------------------------
                                                           PRO FORMA         BGP
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
ASSETS:
Current assets...........................    $18,759        $(60,800)(a)   $(54,222)
                                                             (12,181)(b)
Property and equipment, net..............      9,233          10,767 (a)     20,000
Intangible assets, net ..................      1,460          48,719 (a)     50,179
Other assets.............................        222              --            222
                                          ------------- --------------  -------------
Total Assets.............................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities......................    $ 6,062        $     --       $  6,062
Deferred taxes ..........................      2,617              --          2,617
Other long-term debt (including current
 portion)................................     12,181         (12,181)(b)         --
                                          ------------- --------------  -------------
Total Liabilities........................     20,860         (12,181)         8,679
Stockholders' Equity.....................      8,814          (8,814)(a)      7,500
                                                               7,500 (a)
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============

------------

PRO FORMA ADJUSTMENTS:
(a) To reflect the BGP Acquisition for $60,800,000 in cash and the issuance of 563,000 shares of SFX Entertainment Class A Common Stock valued at $7,500,000, the related increase in fair value allocated to fixed assets of $10,767,000 and the related excess of the purchase price paid over the fair value of net tangible assets of $48,719,000, and the elimination of $8,814,000 of stockholders' equity.

(b) To reflect the repayment of BGP's long-term debt at closing. Although SFX Entertainment is assuming $12,200,000 of long-term debt, BGP is required to have working capital at least equal to such liabilities at the closing of the BGP Acquisition. The purchase price will be reduced dollar-for-dollar to the extent that long-term debt exceeds working capital.

       See "Agreements Related to the Pending Acquisitions--BGP Acquisition."

V. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                   AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)
                                          ----------------------------------------------------------
                                             NETWORK
                                             MAGAZINE         SJS         PRO FORMA       NETWORK
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- -------------  -------------- -------------
ASSETS:
Current assets...........................    $ 3,127        $4,325        $(52,000)(a)   $(44,510)
                                                                             1,516 (b)
                                                                            (1,478)(c)
Property and equipment, net..............        304           334             362 (a)      1,000
Intangible assets, net...................         --            --          63,217 (a)     61,701
                                                                            (1,516)(b)
Other assets.............................        299            92              --            391
                                          ------------- -------------  -------------- -------------
Total Assets.............................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities......................    $ 3,659        $4,809              --       $  8,468
Deferred taxes...........................        114            --              --            114
Long-term debt (including current
 portion)................................      1,478            --          (1,478)(c)         --
                                          ------------- -------------  -------------- -------------
Total Liabilities........................      5,251         4,809          (1,478)         8,582
Stockholders' Equity.....................     (1,521)          (58)          1,579 (a)     10,000
                                                                            10,000 (a)
                                          ------------- -------------  -------------- -------------
Total Liabilities & Stockholders'
 Equity..................................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============

------------

PRO FORMA ADJUSTMENTS:
(a) To reflect the Network Acquisition for $52,000,000 in cash and the issuance of 750,188 shares of SFX Entertainment Class A Common Stock valued by the parties at $10,000,000, the related increase in fair value allocated to fixed assets of $362,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $63,217,000, and the elimination of stockholders' deficiency of $1,579,000.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA for Network and SJS as defined equals or exceeds $9,000,000; by an additional $4 for each $1 increase in such EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in such EBITDA between $10,000,000 and $11,000,000 (up to a maximum of $14,000,000 of additional consideration). The additional consideration is payable in shares of SFX Entertainment's Class A Common Stock or, in certain circumstances, in cash. The pro forma financial statements assume that no additional consideration is paid.

(b) To reflect a net working capital adjustment as required in the Network Acquisition agreement. Pursuant to the Network Agreement, the final cash purchase price of Network Magazine and SJS shall be adjusted for any difference between net working capital, as defined, and $500,000. The working capital adjustment is calculated as the difference between current assets and current liabilities of Network Magazine and SJS at closing.

(c) To reflect the repayment of Network Magazine's long-term debt at closing.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides SFX Entertainment with an option to acquire an office building in Burbank, California, which currently serves as Network Magazine's headquarters, at a cost of approximately $2,400,000. This potential transaction has not been reflected on the pro forma balance sheet.

       See "Agreements Related to the Pending Acquisitions--Network
       Acquisition."

VI. CONCERT/SOUTHERN ACQUISITION

                                            AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)
                                          --------------------------------------------
                                                                           CONCERT/
                                                           PRO FORMA       SOUTHERN
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
ASSETS:
Current assets...........................     $1,921        $(16,615)(a)   $(16,615)
                                                              (1,921)(a)
Property and equipment, net..............        360             640 (a)      1,000
Intangible assets, net...................         --          15,151 (a)     15,151
Other assets.............................        919            (455)(a)        464
                                          ------------- --------------  -------------
Total Assets.............................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities......................     $1,254        $ (1,254)(a)   $     --
                                          ------------- --------------  -------------
Total Liabilities........................      1,254          (1,254)            --
Stockholders' Equity.....................      1,946          (1,946)(a)         --
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============

------------

PRO FORMA ADJUSTMENTS:

(a) To reflect the Concert/Southern Acquisition for $16,615,000 in cash; the related increase in fair value allocated to fixed assets of $640,000, the related excess of the purchase price paid over the fair value of net tangible assets of $15,151,000; and the adjustments to eliminate $1,921,000 of current assets, $1,254,000 of current liabilities, stockholders' equity of $1,946,000 and a $455,000 investment in a non-entertainment affiliated entity not being acquired by SFX Entertainment. Pursuant to the Concert/Southern Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets and accounts payable and other accrued expenses from current liabilities, which will not be acquired or assumed by SFX Entertainment upon closing the Concert/Southern Acquisition. Adjustment to eliminate Concert/Southern's historical combined stockholders' equity and replace it with the value of the equity securities to be issued by SFX Entertainment in connection with the Concert/Southern Acquisition has also been made.

       See "Agreements Related to the Pending Acquisitions--Concert/Southern Acquisition."

VII. PRO FORMA ADJUSTMENTS FOR PENDING ACQUISITIONS
(a) The Distribution Agreement provides that SFX will pay any positive Working Capital in existence at the closing of the SFX Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 (excluding the Series E Adjustment) and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger and the actual cost of consummating the SFX Merger and the related transactions. Additionally, SFX Entertainment will be responsible for any taxes resulting from the Spin-Off to the extent such taxes result from any gain on the distribution. See "Agreements Between SFX Entertainment and SFX."

(b) To reflect estimated costs associated with the Pending Acquisitions and the Financing and the related transactions. Consists of approximately
       (i) $5.5 million in fees and expenses in connection with the Pending Acquisitions, (ii) $17.2 million in fees in connection with the Spin-Off, the Consent Solicitations and other required consents and
       (iii) $17.8 million of fees and expenses in connection with the Financing. The information relataing to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expenses incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger.

(c) To reflect the consolidation of GSAC Partners (the entity which operates the PNC Bank Arts Center) following the acquisition of the remaining 50% ownership interest in GSAC currently owned by Pavilion Partners.

(d) To reflect deferred taxes associated with differences between the book and tax bases of assets and liabilities acquired.

VIII.  PRO FORMA ADJUSTMENTS FOR THE FINANCING

   Represents assumed borrowings to finance the Pending Acquisitions including the Notes and Proposed Credit Facility. There can be no assurance that SFX Entertainment will be able to enter into or obtain financing under the Proposed Credit Facility, on acceptable terms, or at all. SFX Entertainment anticipates using $352.9 million of proceeds to finance the cash portion of the Pending Acquisitions, $89.0 million for the repayment of debt assumed in the Pending Acquisitions and $40.5 million for the payment of estimated costs associated with the Pending Acquisitions and the Financing and related transactions. The repayment of assumed debt includes $25.5 million in connection with the PACE Acquisition, $49.8 million in connection with the Pavilion Acquisition, $12.2 million in connection with the BGP Acquisition and $1.4 million in connection with the Network Acquisition.

                           SFX ENTERTAINMENT, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             PRO FORMA FOR RECENT
                                                 ACQUISITIONS
                                            ----------------------
                                   SFX
                              ENTERTAINMENT   PRO FORMA
                                 (ACTUAL)    ADJUSTMENTS
                                    I            II      PRO FORMA
                              ------------- -----------  ---------
Revenue......................    $74,396       $12,293    $86,689
Operating expenses...........     63,045        12,236     75,281
Depreciation & amortization .      4,041         1,084      5,125
Corporate expenses (1).......      1,307            --      1,307
                              ------------- -----------  ---------
Operating income (loss) .....      6,003        (1,027)     4,976
Interest expense.............        956          (956)     1,291
                                                 1,291
Other (income) expenses .....       (213)           --       (213)
Equity (income) loss from
 investments.................     (1,344)           --     (1,344)
                              ------------- -----------  ---------
Income/(loss) before income
 tax expense.................      6,604        (1,362)     5,242
Income tax expense
 (benefit)...................      2,952         1,649      4,601
                              ------------- -----------  ---------
Net income (loss)............    $ 3,652       $(3,011)   $   641
                              ============= ===========  =========
Accretion on temporary
 equity .....................
Net loss applicable to
 common shares ..............
Net loss per common share ...
Weighted average common
 shares outstanding (2)......

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                   PRO FORMA FOR PENDING ACQUISITIONS
                              -----------------------------------------------------------------------
                                  PACE
                                   AND                                              CONCERT/                   PRO FORMA
                                PAVILION    CONTEMPORARY     BGP        NETWORK     SOUTHERN    PRO FORMA     ADJUSTMENTS
                              ACQUISITIONS  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION  ADJUSTMENTS FOR THE FINANCING
                                   III           IV           V           VI          VII         VIII             IX
                              ------------ ------------  ----------- -----------  ----------- -----------  -----------------
Revenue......................   $229,480      $85,570      $65,448      $20,563     $13,093     $     --        $     --
Operating expenses...........    205,365       75,784       59,312       13,893      10,631           --              --
Depreciation & amortization .      4,476        1,081          611          207          57       16,821 (a)          --
Corporate expenses (1).......         --           --           --           --          --        1,500 (b)          --
                              ------------ ------------  ----------- -----------  ----------- -----------  -----------------
Operating income (loss) .....     19,639        8,705        5,525        6,463       2,405      (18,321)             --
Interest expense.............      4,803          227          837          196          --           --          (6,063)(a)
                                                                                                      --          31,895 (b)
Other (income) expenses .....      1,594         (170)        (764)        (123)        (57)      (1,046) (c)         --
Equity (income) loss from
 investments.................     (5,321)          --           --           --         (34)       1,046 (c)          --
                              ------------ ------------  ----------- -----------  ----------- -----------  -----------------
Income/(loss) before income
 tax expense.................     18,563        8,648        5,452        6,390       2,496      (18,321)        (25,832)
Income tax expense
 (benefit)...................      3,751           --        2,133          135          --       (7,120)(d)          --
                              ------------ ------------  ----------- -----------  ----------- -----------  -----------------
Net income (loss)............   $ 14,812      $ 8,648      $ 3,319      $ 6,255     $ 2,496      (11,201)       $(25,832)
                              ============ ============  =========== ===========  =========== ===========  =================
Accretion on temporary
 equity .....................                                                                     (2,475)(e)
                                                                                              -----------
Net loss applicable to
 common shares ..............                                                                   $(13,676)
                                                                                              ===========
Net loss per common share ...

Weighted average common
 shares outstanding (2)......






                    (RESTUBBED TABLE CONTINUED FROM ABOVE)






                               PRO FORMA
                              FOR THE RECENT
                              ACQUISITIONS,
                             THE FINANCING,
                               THE PENDING
                              ACQUISITIONS,
                               THE SPIN-OFF
                                 AND THE
                                   SFX
                                 MERGER
                              -------------
Revenue......................  $500,843
Operating expenses...........   440,266
Depreciation & amortization .    28,378
Corporate expenses (1).......     2,807
                               --------
Operating income (loss) .....    29,392
Interest expense.............    33,186

Other (income) expenses .....      (779)
Equity (income) loss from
 investments.................    (5,653)
                               --------
Income/(loss) before income
 tax expense.................     2,638
Income tax expense
 (benefit)...................     3,500
                               --------
Net income (loss)............      (862)
Accretion on temporary
 equity .....................    (2,475)
                               --------
Net loss applicable to
 common shares ..............    (3,337)
                               ========
Net loss per common share ...  $   (.17)
                               ========
Weighted average common
 shares outstanding (2)......    20,400
                               ========




------------

(1) Net of fees from Triathlon of $1,693,000. These fees will vary, above the minimum level of $500,000, based on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to SFX. Pursuant to the terms of the Distribution Agreement, SFX will assign its rights to receive such fees to SFX Entertainment. Triathlon has previously announced that it is exploring ways of maximizing stockholder value, including possible sale to a third party. In the event that Triathlon were acquired by a third party, there can be no assurance that the agreement would continue for the remainder of its term.

(2) Includes 500,000 shares of SFX Entertainment Class A Common Stock to be issued to the PACE Sellers in connection with the Fifth Year Put Option; such shares are not included in calculating the net loss per common share.

NOTES TO PRO FORMA INCOME STATEMENTS:

I. Represents SFX Entertainment's actual operating results for the nine months ended September 30, 1997.
        EBITDA for the nine months ended September 30, 1997 was $10,044,000 and $57,770,000 for SFX Entertainment on an actual basis and a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP. Cash flows from operating, investing and financing activities for SFX Entertainment for the nine months ended September 30, 1997 were $789,000, ($71,997,000) and $78,302,000, respectively.
        There are other adjustments that could affect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $67,300,000 for the nine months ended September 30, 1997. The adjustments include the expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $3,800,000, and include equity income from investments of $5,700,000. While management believes that such cost savings are achievable, SFX Entertainment's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond SFX Entertainment's control.

II. SFX Entertainment acquired Delsener/Slater, the Meadows Music Theater lease and Sunshine Promotions on January 2, 1997, March 20, 1997 and June 24, 1997, respectively. These adjustments represent the operating results of the Meadows Music Theater and Sunshine Promotions prior to their acquisition by SFX Entertainment.

III.    PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of PACE's two partners' interests in Pavilion Partners, a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of either part of the Pavilion Acquisition.

                                            NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                         ----------------------------------------------------------
                                                                                          PACE
                                                                                          AND
                                              PACE        PAVILION      PRO FORMA       PAVILION
                                          AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                         ------------- -------------  ------------- --------------
Revenue ................................    $137,616       $91,114       $   750 (a)    $229,480
Operating expenses......................     131,473        75,319        (1,427)(b)     205,365
Depreciation & amortization.............       1,462         3,014            --           4,476
Other expenses..........................         447            --          (447)(c)          --
                                         ------------- -------------  ------------- --------------
Operating income........................       4,234        12,781         2,624          19,639
Interest expense........................       1,517         3,286            --           4,803
Other expenses..........................          64         1,530            --           1,594
Equity (income) loss from investments ..      (6,949)       (1,654)        3,282 (d)      (5,321)
                                         ------------- -------------  ------------- --------------
Income/(loss) before income tax
 expense................................       9,602         9,619          (658)         18,563
Income tax expense......................       3,751            --            --           3,751
                                         ------------- -------------  ------------- --------------
Net income (loss).......................    $  5,851       $ 9,619       $  (658)       $ 14,812
                                         ============= =============  ============= ==============

 ------------

PRO FORMA ADJUSTMENTS:

(a) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion.

(b) Reflects the elimination of $520,000 of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts and of $907,000 of non-recurring costs incurred in connection with PACE's previously planned initial public offering, which has since been canceled. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the PACE Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.

(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.

(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% ownership of Pavilion Partners. See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."

IV. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                             NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue ................................     $71,141        $14,429       $    --        $85,570
Operating expenses......................      66,764         11,223        (2,203)(a)     75,784
Depreciation & amortization.............         498            583            --          1,081
                                         -------------- -------------  ------------- --------------
Operating income........................       3,879          2,623         2,203          8,705
Interest expense........................         153             74            --            227
Other income............................        (122)           (48)           --           (170)
Equity (income) from investments .......      (1,298)            --         1,298 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       5,146          2,597           905          8,648
Income tax expense......................          --             --            --             --
                                         -------------- -------------  ------------- --------------
Net income (loss).......................     $ 5,146        $ 2,597       $   905        $ 8,648
                                         ============== =============  ============= ==============

------------

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under SFX Entertainment's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Contemporary Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Contemporary Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed by SFX Entertainment at its fair market value, but in no event less than $18,700,000. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

V. BGP ACQUISITION

                                    NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN
                                                   THOUSANDS)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue .........................     $65,448          $ --         $65,448
Operating expenses...............      59,312            --          59,312
Depreciation & amortization .....         611            --             611
                                  --------------- -------------  -------------
Operating income ................       5,525            --           5,525
Interest expense.................         837            --             837
Other income.....................        (764)           --            (764)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       5,452            --           5,452
Income tax expense...............       2,133            --           2,133
                                  --------------- -------------  -------------
Net income.......................     $ 3,319          $ --         $ 3,319
                                  =============== =============  =============

------------

PRO FORMA ADJUSTMENTS:

(a) Reflects BGP's unaudited operating results for the nine months ended October 31, 1997.

VI. NETWORK ACQUISITIONS

   The Network Acquisitions consist of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                              NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                         --------------------------------------------------------------
                                           THE NETWORK
                                             MAGAZINE           SJS         PRO FORMA       NETWORK
                                         AS REPORTED (A)  AS REPORTED (A)  ADJUSTMENTS    ACQUISITIONS
                                         --------------- ---------------  ------------- --------------
Revenue ................................     $12,047          $10,737        $(2,221)(c)    $20,563
Operating expenses......................      11,878           10,717         (6,481)(b)     13,893
                                                                              (2,221)(c)
Depreciation & amortization.............         119               88             --            207
                                         --------------- ---------------  ------------- --------------
Operating income (loss).................          50              (68)         6,481          6,463
Interest expense........................         163               33             --            196
Other income............................         (43)             (80)            --           (123)
                                         --------------- ---------------  ------------- --------------
Income (loss) before income tax
 expense................................         (70)             (21)         6,481          6,390
Income tax expense .....................          --              135             --            135
                                         --------------- ---------------  ------------- --------------
Net (loss) income ......................     $   (70)         $  (156)       $ 6,481        $ 6,255
                                         =============== ===============  ============= ==============

 ------------

PRO FORMA ADJUSTMENTS:

(a) SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable in stock or cash at SFX Entertainment's option. The pro forma statement of operation assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Network Acquisitions. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Network Acquisitions' results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

VII. CONCERT/SOUTHERN ACQUISITION

                                        NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN
                                                       THOUSANDS)
                                       -------------------------------------------
                                                                       CONCERT/
                                                        PRO FORMA      SOUTHERN
                                        AS REPORTED    ADJUSTMENTS   ACQUISITION
                                       ------------- -------------  -------------
Revenue ..............................    $13,093         $  --        $13,093
Operating expenses....................     11,097          (466)(a)     10,631
Depreciation & amortization...........         57            --             57
                                       ------------- -------------  -------------
Operating income......................      1,939           466          2,405
Interest expense......................         --            --             --
Other income..........................        (57)           --            (57)
Equity loss (income) from
 investments..........................         11           (45)(b)        (34)
                                       ------------- -------------  -------------
Income before income tax expense .....      1,985           511          2,496
Income tax expense....................         --            --             --
                                       ------------- -------------  -------------
Net income............................    $ 1,985         $ 511        $ 2,496
                                       ============= =============  =============

------------

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Concert/ Southern Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Concert/Southern Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.
(b) Reflects the elimination of equity income of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VIII. PRO FORMA ADJUSTMENTS:

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.

(b) To record incremental corporate overhead charges associated with incremental headquarters personnel and general and administrative expenses that management estimates will be necessary following completion of the Pending Acquisitions.

(c) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion Partners which owns the other 50% equity interest in the venue.

(d) Represents an adjustment to the provision for income taxes to reflect an approximate pro forma tax provision of $3,500,000. The calculation treats all companies to be acquired pursuant to the Pending Acquisitions as "C" Corporations and includes a benefit of approximately $6,000,000 related to the pro forma loss carryforward of approximately $16,000,000 from the twelve months ended December 31, 1996. The above provision also reflects the non-deductibility of approximately $12,000,000 of goodwill amortization, tax savings related to the pro forma adjustments for the Financing and state taxes of approximately $3,500,000.

(e) Represents the accretion on the Fifth Year Put Option issued to the PACE Sellers in connection with the PACE Acquisition.

IX. PRO FORMA FOR THE FINANCING:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.

(b) Reflects interest expense associated with the Notes at 9 1/8%, the Proposed Credit Facility and other debt and deferred compensation costs related to the Pending Acquisitions. The interest rate assumed in the Proposed Credit Facility is 8% per annum. A one-quarter percent increase or decrease in the assumed weighted average interest rate for the credit facility would change the pro forma interest expense by approximately $250,000. There can be no assurance that SFX Entertainment will be able to enter into or borrow under the Proposed Credit Facility on acceptable terms, or at all.

                           SFX ENTERTAINMENT, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      PRO FORMA FOR RECENT ACQUISITIONS
                         DELSENER/  -------------------------------------
                           SLATER      MEADOWS/
                        ACQUISITION    SUNSHINE     PRO FORMA
                       (PREDECESSOR) ACQUISITIONS   ADJUSTMENTS
                             I           II           VIII      PRO FORMA
                        ----------- ------------  -----------  ----------
Revenue................   $50,361      $54,423      $    --    $104,784
Operating expenses ....    50,686       46,632       (6,078)(a)  91,240
Depreciation &
 amortization..........       747        3,072        3,014 (b)   6,833
Corporate expenses (1).        --           --        1,000 (c)   1,000
                        ----------- ------------  ----------- ---------
Operating income
 (loss)................    (1,072)       4,719        2,064       5,711
                                                     (4,354)(d)
Interest expense.......        60        4,294        1,780 (e)   1,780
Other (income)
 expenses..............      (198)        (168)          --        (366)
Equity (income) loss
 from investments......      (525)          --           --        (525)
                        ----------- ------------  ----------- ---------
Income (loss) before
 income tax expense  ..      (409)         593        4,638       4,822
Income tax expense
 (benefit) ............       106        1,155          893       2,154
                        ----------- ------------  ----------- ---------
Net income (loss)  ....   $  (515)     $  (562)     $ 3,745    $  2,668
                        =========== ============  =========== =========
Accretion on temporary
 Equity................
Net loss applicable to
 common shares ........
Net loss per common
 share ................
Weighted average
 common shares
 outstanding (2) ......

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             PRO FORMA FOR PENDING ACQUISITIONS
                        ----------------------------------------------------------------------------
                                                                                                      PRO FORMA
                            PACE                                              CONCERT/               ADJUSTMENTS
                        AND PAVILION  CONTEMPORARY     BGP        NETWORK     SOUTHERN    PRO FORMA    FOR THE
                        ACQUISITIONS  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION  ADJUSTMENTS  FINANCING
                             III           IV           V           VI          VII         VIII          IX
                        ------------ ------------  ----------- -----------  ----------- -----------  -----------
Revenue................   $246,548      $71,545      $92,331      $24,556     $12,601     $     --     $     --
Operating expenses ....    237,429       64,320       84,466       18,403       9,679           --           --
Depreciation &
 amortization..........      5,336        1,334        1,474          268          69       22,481 (f)       --
Corporate expenses (1).         --           --           --           --          --        2,000 (g)       --
                        ------------ ------------  ----------- -----------  ----------- -----------  -----------
Operating income
 (loss)................      3,783        5,891        6,391        5,885       2,853      (24,481)          --
                                                                                                         (7,391)(a)
Interest expense.......      5,456          383        1,258          294          --           --       42,527 (b)
Other (income)
 expenses..............       (265)        (216)        (584)         (42)        (47)        (312)(i)       --
Equity (income) loss
 from investments......     (3,227)          --           --           --          38          312 (i)       --
                        ------------ ------------  ----------- -----------  ----------- -----------  -----------
Income (loss) before
 income tax expense  ..      1,819        5,724        5,717        5,633       2,862      (24,481)     (35,136)
Income tax expense
 (benefit) ............       (714)          35        1,272          303          --       (1,550)(h)       --
                        ------------ ------------  ----------- -----------  ----------- -----------  -----------
Net income (loss)  ....   $  2,533      $ 5,689      $ 4,445      $ 5,330     $ 2,862      (22,931)    $(35,136)
                        ============ ============  =========== ===========  ===========              ===========
Accretion on temporary
 Equity................                                                                     (3,300)(j)
                                                                                        -----------
Net loss applicable to
 common shares ........                                                                   $(26,231)
                                                                                        ===========
Net loss per common
 share ................

Weighted average
 common shares
 outstanding (2) ......


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                         PRO FORMA FOR THE RECENT
                        ACQUISITIONS, THE FINANCING,
                         THE PENDING ACQUISITIONS,
                            THE SPIN-OFF AND THE
                                 SFX MERGER
                        ----------------------------
Revenue................           $552,365
Operating expenses ....            505,537
Depreciation &
 amortization..........             37,795
Corporate expenses (1).              3,000
                        ----------------------------
Operating income
 (loss)................              6,033

Interest expense.......             44,307
Other (income)
 expenses..............             (1,832)
Equity (income) loss
 from investments......             (3,402)
                        ----------------------------
Income (loss) before
 income tax expense  ..            (33,040)
Income tax expense
 (benefit) ............              1,500
                        ----------------------------
Net income (loss)  ....            (34,540)
Accretion on temporary
 Equity................             (3,300)
                        ----------------------------
Net loss applicable to
 common shares ........           $(37,840)
                        ============================
Net loss per common
 share ................           $  (1.90)
                        ============================
Weighted average
 common shares
 outstanding (2) ......             20,400
                        ============================



------------
(1) Net of fees from Triathlon of $3,000,000. These fees will fluctuate based on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to SFX. Pursuant to the terms of the Distribution Agreement, SFX will assign its rights to receive such fees to SFX Entertainment. Triathlon has previously announced that it is exploring ways of maximizing stockholder value, including possible sale to a third party. In the event that Triathlon were acquired by a third party, there can be no assurance that the agreement would continue for the remainder of its term.
(2) Includes 500,000 shares of SFX Entertainment Class A Common Stock to be issued to the PACE Sellers in connection with the Fifth Year Put Option; such shares are not included in calculating the net loss per common share.

NOTES TO PRO FORMA INCOME STATEMENTS:

 I. Represents the actual operating results of Delsener/Slater, the predecessor, for the year ended December 31, 1996. The Company acquired Delsener/Slater on January 2, 1997.

    EBITDA for the year ended December 31, 1996 was ($325,000) and $43,828,000 for Delsener/Slater and SFX Entertainment on a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP. Cash flows from operating, investing and financing activities for Delsener/Slater for the year ended December 31, 1996 were $4,214,000, $(435,000) and $(1,431,000), respectively.

    There are other adjustments that could affect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been $58,200,000 for the year ended December 31, 1996. The adjustments include the elimination of non-recurring charges including a litigation settlement recorded by PACE and Pavilion Partners of $6,000,000, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000, and equity income from investments of $3,400,000. While management believes that such cost savings are achievable, SFX Entertainment's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond SFX Entertainment's control.

II. Represents the actual operating results of the Meadows Music Theater and Sunshine Promotions for the year ended December 31, 1996. SFX
    Entertainment aquired the Meadows Music Theater and Sunshine Promotions on March 20, 1997 and June 24, 1997, respectively.

III. PACE AND PAVILION ACQUISITIONS

   Reflects the PACE Acquisition and the separate acquisitions of PACE's two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                       YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 ---------------------------------------------------------------------------------------
                                                                                                               PACE
                                       PACE        PAVILION      PAVILION      PAVILION      PRO FORMA     AND PAVILION
                                 AS REPORTED (A)  1 MONTH (B) 11 MONTHS (B)   AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                 --------------- -----------  ------------- -------------  ------------- --------------
Revenue.........................     $156,325       $5,259       $83,964        $89,223       $ 1,000(c)     $246,548
Operating expenses..............      155,533        5,199        77,267         82,466          (570)(d)     237,429
Depreciation & amortization ....        1,737          253         3,346          3,599            --           5,336
Other expenses..................        3,675           --            --             --        (3,675)(e)          --
                                 --------------- -----------  ------------- -------------  ------------- --------------
Operating (loss) income ........       (4,620)        (193)        3,351          3,158         5,245           3,783
Interest expense................        1,206          395         3,855          4,250            --           5,456
Other income....................          (59)        (123)          (83)          (206)           --            (265)
Equity (income) loss from
 investments....................       (3,048)          82          (129)           (47)         (132)(f)      (3,227)
                                 --------------- -----------  ------------- -------------  ------------- --------------
Income (loss) before income tax
 expense........................       (2,719)        (547)         (292)          (839)        5,377           1,819
Income tax (benefit)............         (714)          --            --             --            --            (714)
                                 --------------- -----------  ------------- -------------  ------------- --------------
Net (loss) income ..............     $ (2,005)      $ (547)      $  (292)       $  (839)      $ 5,377        $  2,533
                                 =============== ===========  ============= =============  ============= ==============

 ------------
PRO FORMA ADJUSTMENTS:

(a) Reflects PACE's audited operating results for fiscal year ended September 30, 1996.
(b) Reflects Pavilion Partners' unaudited operating results for the one month ended October 31, 1995 and the audited operating results for the eleven months ended September 30, 1996. During 1996, Pavilion Partners changed its fiscal year-end from October 31 to September 30.
       PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest from Pavilion Partners' two partners, Blockbuster and Sony.
(c) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for, no future consideration, as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion.
(d) Reflects the elimination of $570,000 of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the PACE Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.
(e) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.
(f) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion Partners and, as a result, SFX Entertainment may not obtain 100% ownership of Pavilion Partners. See "Agreements Related to Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."

IV. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                 YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue.................................     $59,852        $11,693       $    --        $71,545
Operating expenses......................      58,189          9,168        (3,037)(a)     64,320
Depreciation & amortization.............         567            767            --          1,334
                                         -------------- -------------  ------------- --------------
Operating income .......................       1,096          1,758         3,037          5,891
Interest expense........................         213            170            --            383
Other income............................        (159)           (57)           --           (216)
Equity (income) loss from investments ..        (822)            --           822 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       1,864          1,645         2,215          5,724
Income tax expense .....................          35                           --             35
                                         -------------- -------------  ------------- --------------
Net income..............................     $ 1,829        $ 1,645       $ 2,215        $ 5,689
                                         ============== =============  ============= ==============

 ------------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not expected be paid under SFX Entertainment's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Contemporary Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Contemporary Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the Sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed by SFX Entertainment at its fair market value, but in no event less than $18,700,000. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

V. BGP ACQUISITION

                                   YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue..........................     $92,331         $    --       $92,331
Operating expenses...............      87,520          (3,054)(b)    84,466
Depreciation & amortization .....       1,474              --         1,474
                                  --------------- -------------  -------------
Operating income ................       3,337           3,054         6,391
Interest expense.................       1,258              --         1,258
Other expense....................        (584)             --          (584)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       2,663           3,054         5,717
Income tax expense ..............       1,272              --         1,272
                                  --------------- -------------  -------------
Net income ......................     $ 1,391         $ 3,054       $ 4,445
                                  =============== =============  =============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects BGP's audited operating results for the fiscal year ended January 31, 1997.
(b) Reflects the elimination of certain officers' salaries and bonuses, partnership life insurance, profit sharing and other expenses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the BGP Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the BGP Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.

VI. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                           YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  -------------------------------------------------------------
                                    THE NETWORK
                                      MAGAZINE           SJS         PRO FORMA       NETWORK
                                  AS REPORTED (A)  AS REPORTED (A)  ADJUSTMENTS    ACQUISITION
                                  --------------- ---------------  ------------- -------------
Revenue..........................     $14,767          $11,375        $(1,586)(c)    $24,556
Operating expenses...............      14,275           11,259         (5,545)(b)     18,403
                                                                       (1,586)(c)
Depreciation & amortization .....         184               84             --            268
                                  --------------- ---------------  ------------- -------------
Operating income ................         308               32          5,545          5,885
Interest expense.................         291                3             --            294
Other income.....................         (42)              --             --            (42)
                                  --------------- ---------------  ------------- -------------
Income before income tax
 expense.........................          59               29          5,545          5,633
Income tax expense ..............         212               91             --            303
                                  --------------- ---------------  ------------- -------------
Net (loss) income ...............     $  (153)         $   (62)       $ 5,545        $ 5,330
                                  =============== ===============  ============= =============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects Network Magazine's audited operating results for fiscal year ended September 30, 1996. SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operations assumes that no additional consideration is paid.

(b) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Network Acquisitions. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Network Acquisitions' results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.

(c) Reflects the elimination of transactions between Network Magazine and SJS.

VII. CONCERT/SOUTHERN ACQUISITION

                                  YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                  -------------------------------------------
                                                                  CONCERT/
                                                   PRO FORMA      SOUTHERN
                                   AS REPORTED    ADJUSTMENTS   ACQUISITION
                                  ------------- -------------  -------------
Revenue..........................    $12,601        $    --       $12,601
Operating expenses...............     10,873         (1,194)(a)     9,679
Depreciation & amortization .....         69             --            69
                                  ------------- -------------  -------------
Operating income ................      1,659          1,194         2,853
Investment income................        (47)            --           (47)
Equity loss from investments ....         27             11 (b)        38
                                  ------------- -------------  -------------
Income before income tax
 expense.........................      1,679          1,183         2,862
Income tax expense ..............         --             --            --
                                  ------------- -------------  -------------
Net income ......................    $ 1,679        $ 1,183       $ 2,862
                                  ============= =============  =============

 ------------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX Entertainment's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX Entertainment's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Concert/Southern Acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations as should the Concert/Southern Acquisition's results, once acquired by SFX Entertainment, be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX Entertainment would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VIII. PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of non-recurring Delsener/Slater officers' bonuses and wages which are not being paid under SFX Entertainment's new employment contracts.
(b) Reflects the increase in depreciation and amortization related to the Recent Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(c) To record corporate overhead charges of $4,000,000 related to the Recent Acquisitions less the amount received in 1996 pursuant to the Triathlon agreement of $3,000,000.
(d) Represents the elimination of existing interest expense for the Recent Acquisitions.
(e) Reflects interest expense associated with the Meadows Music Theater and Sunshine Promotions debt assumed.
(f) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(g) To record incremental corporate overhead charges associated with incremental headquarters personnel that management estimates will be necessary following completion of the Pending Acquisitions.
(h) Reflects estimated state and local income taxes. On a consolidated pro forma basis, SFX Entertainment has a net operating loss for the year ending December 31, 1996 of approximately $16,000,000 for which no federal tax benefit has been provided.
(i) To reclassify the Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion Partners, which owns the other 50% equity interest in the venue.
(j) Represents the accretion on the Fifth Year Put Option issued to the PACE Sellers in connection with the PACE Acquisition.

IX. PRO FORMA FOR THE FINANCING:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.

(b) Reflects interest expense associated with the Notes at 9 1/8%, the Proposed Credit Facility and other debt and deferred compensation costs related to the Pending Acquisitions. The interest rate assumed for the credit facility was 8% per annum. A one-quarter percent increase or decrease in the assumed weighted average interest rate for the credit facility would change the annual pro forma interest expense by approximately $330,000. There can be no assurance that SFX Entertainment will be able to enter into or borrow under the Proposed Credit Facility on acceptable terms, or at all.

          SELECTED CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                   (in thousands, except per share amounts)

   The Selected Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of SFX Entertainment for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment, for the nine months ended September 30, 1997. The statement of operations data with respect to Delsener/Slater for the years ended December 31, 1992 and 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes thereto of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein. The financial information has been derived from the audited and unaudited financial statements of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements, which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                                YEAR ENDED DECEMBER 31,
                            ----------------------------------------------------------------
                                            PREDECESSOR (ACTUAL)
                            ---------------------------------------------------
                                                                                  1996 (1)
                                                                                  PRO FORMA
                               1992      1993       1994      1995       1996    (UNAUDITED)
                            --------- ---------  --------- ---------  --------- -----------
STATEMENT OF OPERATIONS
 DATA:
Revenue....................  $38,017    $46,526   $92,785    $47,566   $50,362    $552,365
Operating expenses.........   36,631     45,635    90,598     47,178    50,687     505,537
Depreciation &
 amortization..............      758        762       755        750       747      37,795
Corporate expenses (2) ....       --         --        --         --        --       3,000
                            --------- ---------  --------- ---------  --------- -----------
Operating income (loss) ...      628        129     1,432       (362)   (1,072)      6,033
Interest expense...........     (171)      (148)     (144)      (144)      (60)    (44,307)
Other income...............       74         85       138        178       198       1,832
Equity income (loss) from
 investments ..............       --         --        (9)       488       525       3,402
                            --------- ---------  --------- ---------  --------- -----------
Income (loss) before
 income taxes..............      531         66     1,417        160      (409)    (33,040)
Income tax (provision)
 benefit...................      (32)       (57)       (5)       (13)     (106)     (1,500)
                            --------- ---------  --------- ---------  --------- -----------
Net income (loss)..........  $   499    $     9   $ 1,412    $   147   $  (515)    (34,540)
                            ========= =========  ========= =========  =========
Accretion on temporary
 equity (3)................                                                         (3,300)
                                                                                -----------
Net loss applicable to
 common shares ............                                                       $(37,840)
                                                                                ===========
Net loss per common share .                                                       $  (1.90)
                                                                                ===========
Weighted average common
 shares outstanding (4) ...                                                         20,400
                                                                                ===========
OTHER OPERATING DATA:
EBITDA (5).................  $    --    $    --   $ 2,187    $   388   $  (325)   $ 43,828
                            ========= =========  ========= =========  ========= ===========
Cash flow from:
 Operating activities  ....  $    --    $    --   $ 2,959    $  (453)  $ 4,214    $     --
 Investing activities  ....       --         --         0          0      (435)         --
 Financing activities  ....       --         --      (477)      (216)   (1,431)         --
Ratio of earnings to fixed
 charges (6)...............      4.1x       1.4x     11.3x       2.1x       --          --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               NINE MONTHS ENDED SEPTEMBER 30,
                            --------------------------------------
                             PREDECESSOR
                            -------------
                                                        1997 (1)
                                 1996         1997     PRO FORMA
                                ACTUAL       ACTUAL   (UNAUDITED)
                            ------------- ----------  -----------
STATEMENT OF OPERATIONS
 DATA:
Revenue....................    $41,609      $74,396     $500,843
Operating expenses.........     42,930       63,045      440,266
Depreciation &
 amortization..............        744        4,041       28,378
Corporate expenses (2) ....         --        1,307        2,807
                            ------------- ----------  -----------
Operating income (loss) ...     (2,065)       6,003       29,392
Interest expense...........        (60)        (956)     (33,186)
Other income...............        143          213          779
Equity income (loss) from
 investments ..............        525        1,344        5,653
                            ------------- ----------  -----------
Income (loss) before
 income taxes..............     (1,457)       6,604        2,638
Income tax (provision)
 benefit...................        (80)      (2,952)      (3,500)
                            ------------- ----------  -----------
Net income (loss)..........    $(1,537)     $ 3,652         (862)
                            ============= ==========
Accretion on temporary
 equity (3)................                               (2,475)
                                                      -----------
Net loss applicable to
 common shares ............                             $ (3,337)
                                                      ===========
Net loss per common share .                             $   (.17)
                                                      ===========
Weighted average common
 shares outstanding (4) ...                               20,400
                                                      ===========
OTHER OPERATING DATA:
EBITDA (5).................    $(1,321)     $ 10,044     $57,770
                            ============= ==========  ===========
Cash flow from:
 Operating activities  ....    $ 2,761      $    789    $    --
 Investing activities  ....          0       (71,997)        --
 Financing activities  ....        684        78,302         --
Ratio of earnings to fixed
 charges (6)...............         --           8.4x       1.0x

           SELECTED CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                                (in thousands)

BALANCE SHEET DATA(7):

                                         DECEMBER 31,
                             -------------------------------------
                                     PREDECESSOR (ACTUAL)
                             -------------------------------------
                               1993      1994     1995      1996
                             -------- --------  -------- --------
Current assets..............  $1,823    $4,453   $3,022    $6,191
Property and equipment,
 net........................   4,484     3,728    2,978     2,231
Intangible assets, net .....      --        --       --        --
Total assets................   6,420     8,222    6,037     8,879
Current liabilities.........   4,356     3,423    3,138     7,973
Long-term debt, including
 current portion ...........      --     1,830       --        --
Temporary equity(3) ........      --        --       --        --
Stockholders' equity........   6,420     2,969    2,900       907

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               SEPTEMBER 30, 1997
                             -----------------------
                                         PRO FORMA
                               ACTUAL  (UNAUDITED)(8)
                              -------- --------------
Current assets..............  $ 12,189    $117,326
Property and equipment,
 net........................    55,882     185,371
Intangible assets, net .....    59,721     429,066
Total assets................   135,470     773,614
Current liabilities.........    11,333      89,619
Long-term debt, including
 current portion ...........    16,453     498,822
Temporary equity(3) ........        --      16,500
Stockholders' equity........   101,378     143,223(9)

------------
(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent
       Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of January 1, 1996. There can be no assurance that any of the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger will be consummated on the terms assumed in preparing such pro forma data or at all. See "Risk Factors--Risks Related to Pending Acquisitions."
(2) Pro forma corporate expenses are reduced by $3,000,000 and $1,693,000 for fees earned from Triathlon for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The right to receive such fees in the future are to be assigned to SFX Entertainment by SFX in connection with the Spin-Off. Future fee may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon. See "Certain Relationships and Related Transactions--Triathlon Fees."
(3) The PACE Agreement provides that each PACE Seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of the SFX Entertainment Class A Common Stock received by that PACE Seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under the Fifth Year Put Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
(4) Includes 500,000 shares of SFX Entertainment Class A Common Stock to be issued to the PACE Sellers in connection with the Fifth Year Put
       Option; these shares are not included in calculating the net loss per common share.
(5) "EBITDA" is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.
       There are other adjustments that could effect EBITDA but have not been reflected herein. Had such adjustments been made, Adjusted EBITDA on a pro forma basis would have been approximately $58,200,000 for the year ended December 31, 1996 and $67,300,000 for the nine months ended September 30, 1997. These adjustments include the elimination of non-recurring charges including a litigation settlement recovered by PACE and Pavilion Partners of $6,000,000 and $0, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000 and $3,800,000 and includes SFX Entertainment's pro rata share of equity income from investments of $3,400,000 and $5,700,000, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, SFX Entertainment's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond SFX Entertainment's control.
(6) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $393,000 for the year ended December 31, 1996, $1,605,000 for the nine months ended September 30, 1996 and $32,420,000 on a pro forma basis for the year ended December 31, 1996.
(7) The required 1992 balance sheet data for Delsener/Slater has not been included herein due to the difficulty in accumulating a verifiable balance sheet as of that date coupled with management's belief that such information would not be of substantial use to a potential investor. The difficulty in preparing an accurate balance sheet is due to the fact that (i) Delsener/Slater was not audited at such time, (ii) Delsener/Slater included a number of companies with different fiscal year ends and (iii) the unaudited balance sheets of Delsener/Slater and its related entities were not prepared in strict accordance are with GAAP reporting requirements as such entities were privately held. The lack of usefulness of the information is due to the fact that (i) Delsener/Slater is the predecessor of SFX Entertainment and therefore its accounts were adjusted to a new basis upon its acquisition by SFX;
       (ii) the balance sheet is principally comprised of cash, leasehold improvements and accruals for bonuses to the prior owners and would not include the operating lease for the Jones Beach Ampitheather, which management believes is Delsener/Slater's most significant operating agreement; and (iii) the balance sheet of Delsener/Slater as of December 31 in any year contains a low level of assets relative to operating income, as the concert business is seasonal (with most concerts occurring in the summer), and the promotion business does not require large amounts of capital investment.
(8) The Unaudited Pro Forma Balance Sheet data at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger as of September 30, 1997.
(9) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Charges to Earnings."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion of the financial condition and results of operations of SFX Entertainment should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risks and uncertainties. SFX Entertainment's actual results could differ materially from those discussed herein. Factors that could cause or contribute to the differences include, but are not limited to, risks and uncertainties relating to SFX Entertainment's absence of a combined operating history, its potential inability to integrate the Acquisition Businesses and risks related to the Pending Acquisitions, control of the motor sports and theatrical businesses, future acquisitions, inability to obtain future financings (including borrowings under the Proposed Credit Facility), inability to successfully implement operating strategies (including the achievement of cost savings), SFX Entertainment's expansion strategy, its need for additional funds, its control of venues, working capital adjustments, control by management, dependence on key personnel, potential conflicts of interest, indemnification agreements, seasonality, competition, regulatory matters, environmental matters, economic conditions and consumer tastes and availability of artists and events. See "Risk Factors." SFX Entertainment undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   The performance of entertainment companies, such as SFX Entertainment, is measured, in part, by their ability to generate EBITDA. "EBITDA" is defined as earnings before interest, taxes, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX Entertainment believes that EBITDA is accepted by the industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity that is calculated in accordance with GAAP.

   SFX Entertainment's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX Entertainment and in third-party venues. In connection with all of its live entertainment events, SFX Entertainment seeks to maximize related revenue streams, including the sale of corporate sponsorships, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis giving effect to the Pending Acquisitions, SFX Entertainment's music and ancillary businesses comprised approximately 77%, theater comprised approximately 17% and specialized motor sports comprised approximately 6% of SFX Entertainment's total net revenues for the 12 months ended September 30, 1997.

   Promotion of events involves booking talent, renting or providing the event venue, marketing the event to attract ticket buyers and providing for local services required in the production of the event such as security and stage hands. Promoters generally receive revenues from the sale of tickets and sponsorships. When an event is promoted at a venue owned or managed by the promoter, the promoter also generally receives a percentage of revenues from concessions, merchandising, parking and premium box seats. After the consummation of the Pending Acquisitions, SFX Entertainment will earn promotion revenues principally by promoting (a) music concerts, (b) Touring Broadway Shows and (c) specialized motor sports events.

   Production of events involves developing the event content, hiring artistic talent and managing the actual production of the event (with the assistance of the local promoter). Producers generally receive revenues from guarantees and from profit sharing agreements with promoters, a percentage of the promoters' ticket sales, merchandising, sponsorships, licensing and the exploitation of other rights (including intellectual property rights) related to the production. After the consummation of the Pending Acquisitions, SFX Entertainment will earn producing revenues by producing (a) Touring Broadway Shows, (b) specialized motor events and (c) other proprietary and non-proprietary entertainment events.

RECENT ACQUISITIONS

   SFX Entertainment entered the live entertainment business with SFX's acquisition of Delsener/ Slater, a New York-based concert promotion company, in January 1997 for aggregate consideration of $27.6 million. Delsener/Slater has long-term leases or is the exclusive promoter for many of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey. In March 1997, Delsener/Slater acquired, for aggregate consideration of $23.8 million, a 37-year lease to operate the Meadows Music Theater, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, SFX acquired Sunshine Promotions, a concert promoter in the Midwest, and certain other related companies for an aggregate consideration of $61.5 million. As a result of the acquisition of Sunshine Promotions, SFX Entertainment owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.

PENDING ACQUISITIONS

   In December 1997, SFX Entertainment entered into agreements to acquire PACE, Pavilion Partners, Contemporary, BGP, the Network Group and
Concert/Southern, all of which are expected to close during the first quarter of 1998. The following table summarizes the payment terms of each of the acquisitions:

                                                VALUE OF SFX
                                                ENTERTAINMENT
                                                 STOCK TO BE       REPAYMENT
                        CASH PURCHASE PRICE       ISSUED(A)        OF DEBT(B)   TOTAL CONSIDERATION
   ACQUIRED BUSINESS       (IN MILLIONS)        (IN MILLIONS)    (IN MILLIONS)     (IN MILLIONS)
----------------------  ------------------- -------------------  ------------- -------------------
PACE ..................        $109.5(c)            $20.0            $25.5            $155.0
 Pavilion Partners(d)            41.1                  --             49.8              90.9
Contemporary ..........          72.8(e)             18.7(e)            --              91.5(e)
BGP ...................          60.8(f)              7.5(f)            --(g)           68.3
Network Group .........          52.0(h)             10.0(h)            --(i)           62.0
Concert/Southern ......          16.6(j)               --               --(j)           16.6
                        ------------------- -------------------  ------------- -------------------
  Total ...............        $352.8               $56.2            $75.3            $484.3
                        =================== ===================  ============= ===================

------------
(a) The value ascribed to the SFX Entertainment Class A Common Stock in the acquisition agreements is based on certain financial projections developed jointly by SFX Entertainment and the sellers of the Acquisition Businesses. There is presently no trading market for the SFX Entertainment Class A Common Stock. There can be no assurance that the assumptions underlying the valuation will, in fact, be correct or that the valuation will approximate the actual trading price of the SFX Entertainment Class A Common Stock.
(b) Represents debt as of September 30, 1997, which the SFX Entertainment has agreed to repay. The actual amount of debt will vary at the time of closing of the Pending Acquisitions.
(c) The cash portion of the purchase price will begin to bear interest at an annual rate of 9% if the PACE Acquisition is not consummated before April 1, 1998. If the Spin-Off has not been completed on or before July 1, 1998, each PACE Seller will have the option of requiring SFX Entertainment to pay $13.33 in cash in lieu of each share of SFX Entertainment's stock to which that seller was entitled. SFX Entertainment has also granted the current owners of PACE the right to require SFX Entertainment to repurchase up to one-third of the shares of stock to be issued to them in the PACE Acquisition during a specified period beginning five years after the closing date at a price of $33.00 per share, for an estimated maximum obligation of $16.5 million. In certain circumstances, if the selling price of SFX Entertainment Class A Common Stock is less than $13.33 per share, then SFX Entertainment may be required to offer to provide an additional cash payment or additional shares of SFX Entertainment Class A Common Stock. In addition, the PACE Agreement provides that SFX Entertainment, at PACE's request, will loan PACE up to $25.0 million prior to the closing of the PACE Acquisition for specified acquisitions. Any loan made pursuant to this requirement would be secured by the assets of the acquired businesses. If the PACE Acquisition is not consummated, then, under certain circumstances, the loan will convert into a five-year term loan. Although SFX Entertainment does not currently anticipate having to extend this facility to PACE, there can be no assurance that SFX Entertainment will have sufficient sources of financing to extend the facility, if required to do so. See "Agreements Related to the Pending Acquisitions--PACE Acquisition."
(d) Relates to the acquisition by SFX Entertainment of the indirect 66 2/3% ownership interest of Blockbuster Sub and Sony Sub in Pavilion Partners not currently held by PACE. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster Sub's and Sony Sub's respective interests in Pavilion Partners, and, as a result, SFX Entertainment may not obtain 100% ownership of Pavilion Partners. Although the consummation of the PACE Acquisition is a condition precedent to the acquisition of Sony Sub's interest, the consummation of the Pavilion Acquisition is not a condition precedent to the closing of the PACE Acquisitions. See "Agreements Related to the Pending Acquisitions--PACE Acquisition--Pavilion Acquisition."
(e) If the Spin-Off is not completed before consummation of the Contemporary Acquisition, then SFX Entertainment must issue shares of its preferred stock that are convertible into shares of SFX Entertainment Class A Common Stock at the Spin-Off (or, if not so convertible by July 1, 1998, are redeemable for the stock's fair market value, but no less than an aggregate of $18.7 million). If the remaining 50% of Riverport Amphitheater Partnership is not acquired, the purchase price will be reduced by $10.5 million. In addition, pursuant to the terms of the Contemporary Agreement, SFX Entertainment has agreed to make certain payments to any sellers who own shares of SFX Entertainment Class A Common Stock on the second anniversary of the closing of the Contemporary Acquisition, if the average trading price of that stock over the 20-day period ending on that date is less than $13.33 per share. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."
(f) SFX Entertainment has the option to pay up to $7.5 million in cash in lieu of an equivalent value of SFX Entertainment Class A Common Stock. SFX Entertainment may also be required, subject to certain conditions, to repurchase the shares (or, in certain cases, options) to be issued to the sellers, if the shares, by June 30, 1998, are not registered with the SEC, are not listed with a nationally recognized exchange, or are subject to a lock-up period. See "Agreements Related to the Pending Acquisitions--BGP Acquisition."
(g) Although SFX Entertainment is assuming $12.2 million of long-term debt, BGP is required to have working capital at least equal to the amount of debt liabilities at the closing of the BGP Acquisition. The purchase price will be reduced dollar-for-dollar to the extent that long-term debt exceeds working capital. See "Agreements Related to the Pending Acquisitions--BGP Acquisition."
(h) If the Spin-Off is not completed by June 30, 1998, the sellers will have the option to require SFX Entertainment to pay $10.0 million in cash in lieu of SFX Entertainment Class A Common Stock. In addition, pursuant to the Network Agreement, SFX Entertainment has agreed to increase the purchase price for Network Magazine and SJS based on actual 1998 EBITDA (as defined therein) as follows: (a) by $4.0 million if the 1998 EBITDA equals or exceeds $9.0 million; (b) by an additional $4 for each $1 of additional 1998 EBITDA between $9.0 million and $10.0 million; and (c) by an additional $6 for each $1 of additional 1998 EBITDA between $10.0 million and $11.0 million. This contingent consideration of up to $14.0 million is payable in stock or, in certain circumstances, in cash no later than March 20, 1999. In addition, SFX Entertainment expects to exercise its option to acquire an office building and related property for $2.4 million. See "Agreements Related to the Pending Acquisitions--Network Acquisition."
(i) Although SFX Entertainment has agreed to assume $1.4 million of debt pursuant to the Network Agreement, Network has guaranteed SFX Entertainment $500,000 in working capital to offset a portion of this amount.
(j) The Concert/Southern Agreement requires SFX Entertainment to pay to the sellers compensation for a deferred liability of $2.0 million in five equal annual payments or, at the sellers' option, the present value of the payments at closing (approximately $1.6 million). SFX Entertainment expects the sellers to elect to receive the present value of the liability at closing, and this amount has been included in the cash purchase price. See "Agreements Related to the Pending Acquisitions--Concert/Southern Acquisition."

   The cash portion of the purchase price for each of the Pending Acquisitions is subject to increase under certain circumstances, including, in particular, if SFX Entertainment is unable to issue shares of its capital stock to certain of the sellers by virtue of having failed to consummate the Spin-Off or for any other reason. In that case, the aggregate cash consideration that would be owed to the sellers in the Pending Acquisitions would increase, in the aggregate, by approximately $56.2 million (plus interest in certain cases), resulting in a corresponding increase in debt and decrease in stockholders' equity. Although management believes that the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control. There can be no assurance that the

Spin-Off will be consummated on the terms presently contemplated, or at all. In addition, the agreements relating to the Pending Acquisitions provide for certain other purchase price adjustments and future contingent payments in certain circumstances, certain of which could be material. There can be no assurance that SFX Entertainment will be able to finance the payments. See "Risk Factors--Risks Related to the Pending Acquisitions," "--Liquidity and Capital Resources" and "Agreements Related to the Pending Acquisitions."

   The Pending Acquisitions will be accounted for using the purchase method of accounting, and the intangible assets created in the purchase transactions will generally be amortized against future earnings over a 15-year period. The amount of amortization will be substantial and will continue to affect SFX Entertainment's operating results in the future. These expenses, however, do not result in an outflow of cash by SFX Entertainment and do not impact EBITDA.

   SFX Entertainment expects to complete all of the Pending Acquisitions as soon as practicable after completing the Financing and prior to the Spin-Off and the SFX Merger. SFX Entertainment anticipates that it will consummate all of the Pending Acquisitions in the first quarter of 1998. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond SFX Entertainment's control, and there can be no assurance that the Pending Acquisitions will be completed during that time period, on the terms described herein, or at all. See "Risk Factors--Risks Related to Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."

SPIN-OFF AND SFX MERGER

   SFX was formed in 1992 principally to acquire and operate radio broadcasting stations. In August 1997, SFX agreed to the SFX Merger and to the Spin-Off. Before consummating the SFX Merger, SFX intends (a) to contribute its concert and other live entertainment operations to SFX Entertainment and (b) to distribute all of the outstanding shares of common stock of SFX Entertainment to the holders of common stock, Series D preferred stock and certain warrants of SFX pursuant to the Spin-Off. SFX Entertainment intends to enter into the Proposed Credit Facility and consummate the Pending Acquisitions prior to consummation of the Spin-Off and the SFX Merger. SFX intends to consummate the Spin-Off on or prior to the consummation of the SFX Merger. The Spin-Off is subject to certain conditions, including (a) the acceptance for listing or trading of the SFX Entertainment Class A Common Stock, subject to official notice of issuance, on a national exchange or The Nasdaq Stock Market and (b) the receipt of all necessary third-party and stockholder consents to the Spin-Off as presently contemplated. There can be no assurance that the conditions to the Spin-Off will be fulfilled, that the Spin-Off will be consummated on the terms described in this Prospectus or at all, or that the Pending Acquisitions will be consummated prior to the Spin-Off on the terms described in this Prospectus or at all. See "Agreements Between SFX Entertainment and SFX--Distribution Agreement."

   Pursuant to the SFX Merger Agreement, if SFX fails or is otherwise unable to consummate the Spin-Off prior to the consummation of the SFX Merger, then SFX will be entitled to divest its interest in its live entertainment business in an alternate type of transaction. If SFX fails to consummate the Spin-Off or any alternate transaction prior to the SFX Merger, then SFX Buyer may elect either to consummate the SFX Merger (increasing the amount of cash consideration to be paid to SFX's stockholders in the SFX Merger by $42.5 million) or to terminate the SFX Merger Agreement. Additionally, part of the aggregate consideration to be paid to the sellers in the Pending Acquisitions is intended to consist of shares of SFX Entertainment Class A Common Stock. If the Spin-Off does not occur, SFX Entertainment would be unable to issue shares of its common stock to the sellers, and the aggregate cash consideration to be paid in the Pending Acquisitions would increase by approximately $56.2 million. Although management believes that the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control. There can be no assurance that the conditions to the Spin-Off will be fulfilled or that the Spin-Off will be consummated on the terms contemplated or at all. See "Risk Factors--Risks Related to Pending Acquisitions" and "Agreements Related to the Pending Acquisitions."

RESULTS OF OPERATIONS

 General

   SFX Entertainment's operations currently consist primarily of concert promotion and venue operation. After consummation of the Pending Acquisitions, SFX Entertainment's operations will consist primarily of (a) concert promotion and venue operation, (b) the promotion and production of theatrical events, particularly Touring Broadway Shows, and (c) the promotion and production of motor sports events. SFX Entertainment and the Acquisition Businesses also engage in various other activities ancillary to their live entertainment businesses.

   On a pro forma basis, after giving effect to the Pending Acquisitions, SFX Entertainment's revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997 would have been $552.4 million and $500.8 million, respectively. For the nine months ended September 30, 1997, the pro forma revenue is comprised of $86.7 million from the Recent Acquisitions and $414.1 million from the Pending Acquisitions, of which the PACE and Pavilion Acquisitions represented 55%.

   On a pro forma basis, after giving effect to the Pending Acquisitions, operating expenses for the year ended December 31, 1996 and the nine months ended September 30, 1997 would have been $505.5 million and $440.3 million, respectively. Operating margins for these periods on a pro forma basis would have been 8.5% and 12.1%, respectively. Pro forma operating expenses do not reflect SFX Entertainment's expectation that it will be able to achieve substantial economies of scale upon completion of the Pending Acquisitions and reductions in operating expenses as a result of the elimination of duplicative staffing and general and administrative expenses.

   On a pro forma basis, after giving effect to the Pending Acquisitions, SFX Entertainment's net loss for the year ended December 31, 1996 and the nine months ended September 30, 1997 would have been $34.5 million and $862,000, respectively. Net loss per share, after accretion of the Fifth Year Put Option issued in connection with the PACE Acquisition, would have been $1.90 and $.17, respectively, for these same periods. The improvement is primarily due to the improved operating results of PACE and Pavilion Partners and the fact that SFX Entertainment generally recognizes lower revenues in its fourth quarter as compared to its second and third quarters. The pro forma operating results for both periods include the impact of significant non-cash amortization expense arising in connection with the Pending Acquisitions and interest expense relating to the Financing.

   As of September 30, 1997, on a pro forma basis after giving effect to the Pending Acquisitions, SFX Entertainment had net current assets of $27.7 million (included in net current assets is cash and cash equivalents of $62.5 million), property and equipment (principally concert venues) of $185.4 million, intangible assets of $429.1 million and long-term debt of $498.8 million. The long-term debt is comprised of $350.0 million of Notes, borrowings of $132.3 million under the Proposed Credit Facility and other debt obligations of $16.5 million. The Proposed Credit Facility consists of a $150.0 million eight year term loan and a $150.0 million seven year reducing revolving credit facility.

 Concert Promotion/Venue Operation

   SFX Entertainment's concert promotion and venue operation business consist primarily of the promotion of concerts and operation of venues primarily for use in the presentation of musical events. SFX Entertainment's primary source of revenues from its concert promotion activities is from ticket sales at events promoted by SFX Entertainment. As a venue operator, SFX Entertainment's primary sources of revenue are sponsorships, concessions, parking and other ancillary services, derived principally from events promoted by SFX Entertainment.

   Revenue from ticket sales is affected primarily by the number of events SFX Entertainment promotes, the average ticket price and the number of tickets sold. The average ticket price depends on the popularity of the artist whom SFX Entertainment is promoting, the size and type of venue and the general economic conditions and consumer tastes in the market where the event is being held. Revenue and margins are also affected significantly by the type of contract entered into with the artist or the artist's representative. Generally, the promoter or venue operator will agree to pay the artist the greater of a minimum guarantee or a profit sharing payment based on ticket revenue, less certain show expenses. The promoter or venue operator assumes the financial risk of ticket sales and is responsible for local production and advertising of the event. However, in certain instances, the promoter agrees to accept a fixed fee from the artist for its services, and the artist assumes all financial risk. When the promoter or venue operator assumes the financial risk, all revenue and expenses associated with the event are recorded. When the artist assumes the risk, only the fee is recorded. As a result, operating margins would be significantly greater for fee-based events as opposed to events for which SFX Entertainment assumes the risk of ticket sales, although profits per event would tend to be lower. Operating margins can vary from period to period.

   SFX Entertainment's most significant operating expenses are talent fees, production costs, venue operating expenses (including rent), advertising costs and insurance expense. The booking of talent in the concert promotion business generally involves contracts for limited engagements, often involving a small number of performances. Talent fees depend primarily on the popularity of the artist, the ticket price that the artist can command at a particular venue and the expected level of ticket sales. Production costs and venue operating expenses have substantial fixed cost components and lesser variable costs primarily related to expected attendance.

 Theatrical

   In the PACE Acquisition, SFX Entertainment will acquire the operations of PACE. PACE's theatrical operations are directed mainly towards the promotion and production of Touring Broadway Shows, which generate revenues primarily from ticket sales and sponsorships. PACE may also participate in ancillary revenues, such as concessions and merchandise sales, depending on its agreement with a particular local promoter/venue operator. Revenue from ticket sales is primarily affected by the popularity of the production and the general economic conditions and consumer tastes in the particular market and venue where the production is presented. In order to reduce its dependency on the success of any single touring production, PACE sells advance annual subscriptions that provide the purchaser with tickets for all of the shows that PACE intends to tour in the particular market during the touring season. For the twelve months ended September 30, 1997, approximately 28% of tickets for Touring Broadway Shows presented by PACE were sold through advance annual subscriptions. Subscriptions for Touring Broadway Shows typically cover approximately two-thirds of PACE's break-even cost point for those shows.

   Principal operating expenses related to touring shows include talent, rent, advertising and royalties. Talent costs are generally fixed once a production is cast. Rent and advertising expense may be either fixed or variable based on the arrangement with the particular local promoter/venue operator. Royalties are generally paid as a percentage of gross ticket sales.

   PACE also makes minority equity investments in original Broadway productions, principally as a means to obtain rights for touring shows, and in certain Touring Broadway Shows. These investments are accounted for using either the equity method or the cost method of accounting, based on the relative size of the investment. PACE monitors the recoverability of these investments on a regular basis, and SFX Entertainment may be required to take write-offs if the original production closes or if SFX Entertainment determines that the production will not recoup the investment. The timing of any write-off could adversely affect operating results in a particular quarter.

 Motor Sports

   SFX Entertainment does not currently have any substantial motor sports activities. The Acquisition Businesses' motor sports activities consist principally of the promotion and production of specialized motor sports, which generate revenues primarily from ticket sales and sponsorships, as well as merchandising and video rights associated with producing motor sports events. Ticket prices for these events are generally lower than for theatrical or music concert events, generally ranging from $5 to $30 in 1996. Revenue from these sources is primarily affected by the type of event and the general economic conditions and consumer tastes in the particular markets and venues where the events are presented.

Event-related revenues received prior to the event date are initially recorded on the balance sheet as deferred revenue; after the event occurs, they are recorded on the statement of operations as gross revenue. Expenses are capitalized on the balance sheet as prepaid expenses until the event occurs.

   Operating expenses associated with motor sports activities include talent, rent, track preparation costs, security and advertising. These operating expenses are generally fixed costs that vary based on the type of event and venue where the event is held.

   Under certain circumstances, SFX Entertainment may be required to sell either its motor sports or theatrical lines of business. See "Risk Factors--Risks Related to Acquisitions" and "Agreements Related to the Pending Acquisitions--PACE Acquisition--Becker Employment Agreement."

 Other Businesses

   SFX Entertainment's and the Acquisition Businesses' other principal businesses include (a) the production and distribution of radio industry trade magazines, (b) the production of radio programming content and show-prep material and (c) the provision of radio air play and music retail research services. The primary sources of revenues from these activities include (a) the sale of advertising space in its publications and the sale of advertising time on radio stations that carry its syndicated shows, (b) subscription fees for its trade publications and (c) subscription fees for access to its database of radio playlist and audience data. Revenues generally vary based on the overall advertising environment and competition.

   SFX Entertainment and the Acquisition Businesses also provide marketing and consulting services pursuant to contracts with individual clients for specific projects. Revenues from and costs related to these services vary based on the type of service being provided and the incremental associated costs.

HISTORICAL RESULTS

   The following analysis of the historical operations of SFX Entertainment, including the Recent Acquisitions, but excluding the Pending Acquisitions, includes, for comparative purposes, the historical operations of Delsener/Slater (SFX Entertainment's predecessor) for the nine months ended September 30, 1996 and for the years ended December 31, 1994, 1995 and 1996.

 Nine Months Ended September 30, 1997 Compared to the Nine Months Ended September 30, 1996

   SFX Entertainment's concert promotion revenue increased by 79% to $74.4 million for the nine months ended September 30, 1997, compared to $41.6 million for the nine months ended September 30, 1996, as a result of the acquisitions of Sunshine Promotions and the Meadows Music Theater lease, which increased concert promotion revenue by $37.9 million. On a pro forma basis, assuming that those acquisitions had been completed as of January 1, 1997, concert promotion revenue for the nine months ended September 30, 1997 would have been $86.7 million.

   Concert promotion operating expenses increased by 47% to $63.0 million for the nine months ended September 30, 1997, compared to $42.9 million for the nine months ended September 30, 1996, primarily as a result of the acquisitions of Sunshine Promotions and the Meadows Music Theater lease, which increased concert operating expenses revenue by $31.4 million, which was offset in part by decreased officer salary expense paid to the former owners of Delsener/Slater. On a pro forma basis, assuming that those acquisitions had been completed as of January 1, 1997, concert operating expenses would have been $75.3 million for the nine months ended September 30, 1997.

   Depreciation and amortization expense increased to $4.0 million for the nine months ended September 30, 1997, compared to $744,000 for the nine months ended September 30, 1996, due to the inclusion of $2.3 million of depreciation and amortization expense related to the acquisitions of Sunshine Promotions and the Meadows Music Theater lease and the additional depreciation and amortization recorded in 1997 related to the purchase of Delsener/Slater on January 2, 1997. In 1997, SFX Entertainment recorded the fixed assets of Delsener/Slater at fair value and recorded an intangible asset equal to the excess of purchase price over the fair value of net tangible assets of Delsener/Slater, which was amortized over a 15 year period.

    Corporate, general and administrative expenses were $1.3 million for the nine months ended September 30, 1997, net of $1.7 million in fees received from Triathlon, compared to zero for the nine months ended September 30, 1996. These expenses represent the incremental costs of operating SFX Entertainment's offices, and therefore did not exist in 1996. The fees receivable from Triathlon are based on consulting services provided by or on behalf of Sillerman Communications Management Corporation, a private investment company in which Messrs. Sillerman and Tytel have economic interests, that makes investments in and provides financial consulting services to companies engaged in the media business ("SCMC"). The fees will fluctuate (above the minimum annual fee of $500,000) based on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable from Triathlon to SFX, and SFX will assign its rights to receive the fees to SFX Entertainment, pursuant to the Distribution Agreement. Triathlon has previously announced that it is exploring ways of maximizing stockholder value, including a possible sale to a third party. If Triathlon is acquired by a third party, it is possible that the consulting fees would not continue for the remainder of the agreement's term. See "Certain Relationships and Related Transactions--Triathlon Fees."

   Operating income was $6.0 million for the nine months ended September 30, 1997, compared to a loss of $2.0 million in the nine months ended September 30, 1996, due to the results discussed above.

   Interest expense, net of investment income, was $743,000 in the nine months ended September 30, 1997, compared to net interest income of $83,000 for the nine months ended September 30, 1996, primarily as a result of assumption of additional debt related to the acquisitions of Sunshine Promotions and the Meadows Music Theater lease.

   Equity income in unconsolidated subsidiaries increased 148% to $1.3 million from $525,000, primarily as a result of the investment in the PNC Bank Arts Center.

   Income tax expense increased to $3.0 million for the nine months ended September 30, 1997, compared to $80,000 for the nine months ended September 30, 1996, primarily as the result of higher operating income.

   SFX Entertainment's net income increased to $3.7 million for the nine months ended September 30, 1997, as compared to a net loss of $1.5 million for the nine months ended September 30, 1996, due to the factors discussed above.

   EBITDA increased to $10.0 million for the nine months ended September 30, 1997, compared to a negative $1.3 million for the nine months ended September 30, 1996, as a result of the reduction in officers' salary expense and improved operating results.

 Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

   SFX Entertainment's concert promotion revenue increased by 5.9% to $50.4 million for the year ended December 31, 1996, compared to $47.6 million for the year ended December 31, 1995, primarily as a result of an increase in concerts promoted and an increase in ticket prices.

   Concert promotion operating expenses increased by 4.8% to $41.6 million for the year ended December 31, 1996, compared to $39.7 million for the year ended December 31, 1995, primarily as a result of an increase in concert activity.

   Depreciation and amortization expense decreased slightly to $747,000 for the year ended December 31, 1996, compared to $750,000 for the year ended December 31, 1995.

   General and administrative expenses, including officers' salary expenses, increased by 22% to $9.1 million for the year ended December 31, 1996, compared to $7.5 million for the year ended December 31, 1995, primarily from higher officers' salary expense.

   SFX Entertainment's operating loss was $1.1 million for the year ended December 31, 1996, compared to an operating loss of $362,000 for the year ended December 31, 1995, due to the results discussed above.

   Interest income, net of interest expense, increased by 306% to $138,000 for the year ended December 31, 1996, compared to $34,000 for the year ended December 31, 1995.

    Equity income in unconsolidated subsidiaries increased 8% to $525,000 from $488,000, primarily as result of the investment in the PNC Bank Arts Center, offset by lower income from SFX Entertainment's other equity investments.

   SFX Entertainment's state and local income tax expense increased to $106,000 for the year ended December 31, 1996, compared to $13,000 for the year ended December 31, 1995. This increase was primarily the result of the higher operating income.

   SFX Entertainment's net loss was $515,000 for the year ended December 31, 1996, compared to net income of $147,000 for the year ended December 31, 1995, due to the factors discussed above.

   EBITDA was a negative $325,000 for the year ended December 31, 1996, compared to $388,000 for the year ended December 31, 1995, primarily as a result of higher officers' salary expense partially offset by lower general and administrative expenses.

 Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994

   SFX Entertainment's concert promotion revenue decreased by 49% to $47.6 million for the year ended December 31, 1995, compared to $92.8 million for the year ended December 31, 1994, primarily as a result of the larger number of major stadium tours promoted in 1994.

   Concert promotion operating expenses decreased by 52% to $39.7 million for the year ended December 31, 1995, compared to $83.4 million for the year ended December 31, 1994, primarily as a result of the decrease in concert activity described above.

   Depreciation and amortization expense decreased by 1% to $750,000 for the year ended December 31, 1995, compared to $755,000 for the year ended December 31, 1994.

   General and administrative expenses, including officers' salary expenses, increased by 4% to $7.5 million for the twelve months ended December 31, 1995, compared to $7.2 million for the year ended December 31, 1994. This increase resulted from higher general and administrative expenses partially offset by lower officers' salary expense.

   SFX Entertainment's operating loss was $362,000 for the year ended December 31, 1995, compared to an operating income of $1.4 million for the year ended December 31, 1994, due to the results discussed above.

   Interest income, net of interest expense, was $34,000 in the year ended December 31, 1995, compared to net interest expense of $6,000 for the year ended December 31, 1994.

   Equity income in unconsolidated subsidiaries increased to $488,000 from negative $9,000, primarily as a result of improved operating results of Broadway Concerts, Inc., which subleases a venue in New York City.

   SFX Entertainment's state and local income tax expense increased to $13,000 for the year ended December 31, 1995, compared to $5,000 for the year ended December 31, 1994.

   SFX Entertainment's net income decreased to $147,000 for the year ended December 31, 1995, compared to net income of $1.4 million for the year ended December 31, 1994, due to the factors discussed above.

   EBITDA decreased by 82% to $388,000 for the year ended December 31, 1995, compared to $2.2 million for the year ended December 31, 1994, primarily as a result of decreased concert activity in 1995.

LIQUIDITY AND CAPITAL RESOURCES

   Following consummation of the Pending Acquisitions, SFX Entertainment's principal need for funds will be to fund interest and debt service payments, future acquisitions, related working capital needs and, to a lesser extent, capital expenditures. SFX Entertainment anticipates that its principal source of funds will be the proceeds from the recent private placement of Notes, borrowings under the Proposed Credit Facility and cash flows from operations.

  Historical Cash Flows

   Net cash provided by operations was $789,000 for the nine months ended September 30, 1997.

   Net cash used in investing activities for the nine months ended September 30, 1997 was $72.0 million. Cash used in investing activities in 1997 related primarily to the Recent Acquisitions.

   Net cash provided by financing activities for the nine months ended September 30, 1997 was $78.3 million. For the nine months ended September 30, 1997, cash provided by financing activities related primarily to the funding of the Recent Acquisitions by SFX.

 Recent Acquisitions

   In 1997, SFX consummated the acquisitions of Delsener/Slater ($23.6 million in cash plus $4.0 million of deferred payments), the Meadows Music Theater lease ($0.9 million in cash plus shares of SFX's Class A common stock with a value at that time of approximately $7.5 million and the assumption of approximately $15.4 million of debt) and Sunshine Promotions ($53.9 million in cash plus $2.0 million in deferred payments, shares of SFX's Class A common stock with a value of approximately $4.0 million and the assumption of $1.6 million of debt). The present value of the future payments that SFX Entertainment is required to pay in connection with the Recent Acquisitions is approximately $3.5 million.

   The foregoing includes a note in the original principal amount of $2.0 million, of which approximately $1.8 million is currently outstanding. Pursuant to the SFX Merger Agreement, SFX Entertainment is responsible for the payments owing under the note, which by its terms accelerates upon the change of control of SFX resulting from the consummation of the SFX Merger.

 Pending Acquisitions

   The aggregate purchase price of the Pending Acquisitions is expected to be approximately $484.3 million, consisting of approximately $352.8 million in cash, $75.3 million in repaid debt and the issuance of approximately 4.2 million shares of SFX Entertainment Common Stock with an attributed negotiated value of $56.2 million. In addition, SFX Entertainment expects to incur approximately $5.5 million in fees and expenses related to the Pending Acquisitions. SFX Entertainment has placed a deposit in connection with the Pending Acquisitions of $2.0 million, which will be applied against the applicable purchase price at closing. Each of the agreements relating to the Pending Acquisitions provides that, if the Spin-Off is not completed on or before July 1, 1998, then the sellers may require SFX Entertainment to repurchase the shares at a price of $13.33 per share. In that event, the cash needed to fund the Pending Acquisitions would increase by $56.2 million and SFX Entertainment's stockholders' equity would decrease, and debt would increase, by a corresponding amount. Although management believes that the Spin-Off is likely to occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control. There can be no assurance that the Spin-Off will be consummated on the terms presently contemplated, or at all. In addition, the agreements relating to the Pending Acquisitions provide for certain other purchase price adjustments and future contingent payments. See "--Pending Acquisitions." The price ascribed to the SFX Entertainment Class A Common Stock in the acquisition agreements is based on certain financial projections developed jointly by SFX Entertainment and the sellers. There is presently no trading market for the SFX Entertainment Class A Common Stock. There can be no assurance that the assumptions underlying the valuation will, in fact, be correct or that the valuation will approximate the actual trading price of the SFX Entertainment Class A Common Stock.

   SFX Entertainment has also granted the current owners of PACE the right to require SFX Entertainment to repurchase up to one-third of the shares of stock to be issued to them in the PACE Acquisition during a specified period beginning five years after the closing date at a price of $33.00 per share for an estimated maximum obligation of $16.5 million. In addition, SFX Entertainment may be required to issue up to an additional $14.0 million of shares of SFX Entertainment Class A Common Stock or, at SFX Entertainment's option in certain circumstances, cash, if Network attains certain EBITDA targets (as defined in the Network Agreement) for the year ended December 31, 1998. Further, SFX Entertainment may be required to pay additional cash consideration to complete certain of the Pending Acquisitions, if the transactions do not close by certain dates specified in the agreements. See "Agreements Related to the Pending Acquisitions."

    The PACE Agreement requires SFX Entertainment to make available to PACE, at any time up to the consummation of the PACE Acquisition, up to $25.0 million to be used by PACE to fund certain acquisitions. SFX Entertainment does not currently anticipate that it will be required to extend this credit to PACE; however, if SFX Entertainment is required to make the loan, there can be no assurance that SFX Entertainment will have sufficient cash or other sources of liquidity to provide the required funds. See "Agreements Related to the Pending Acquisitions--PACE Acquisition--PACE Acquisition Facility."

   The timing and completion of the Pending Acquisitions is subject to a number of closing conditions, certain of which are beyond SFX Entertainment's control. No assurance can be given that SFX Entertainment will be able to complete any of the Pending Acquisitions by the closing dates specified in the acquisition agreements, that the Spin-off will be completed on or before July 1, 1998 or at all, or that SFX Entertainment will have sufficient cash or other available sources of capital to make any or all of the future or contingent payments described above. See "Agreements Related to the Pending Acquisitions."

 Spin-Off

   SFX Entertainment expects to incur approximately $17.2 million in fees and expenses in connection with the Spin-Off. In addition, pursuant to the SFX Merger Agreement, SFX Entertainment has agreed to assume SFX's obligations under the employment agreements of certain employees and senior management, including the obligation to make change of control payments to Messrs. Sillerman, Ferrel and Benson aggregating approximately $3.3 million, $1.5 million and $0.2 million, respectively. The assumed obligations will also include the duty to indemnify Messrs. Sillerman and Ferrel for one-half of any excise taxes that may be assessed against them in connection with the change of control payments. It is also anticipated that Mr. Sillerman's employment agreement with SFX Entertainment will provide for certain indemnities relating to the SFX Merger. See "Certain Relationships and Related Transactions--Assumption of Employment Agreements; Certain Change of Control Payments" and "--Indemnification of Mr. Sillerman." In addition, pursuant to the Distribution Agreement, SFX Entertainment will be required to indemnify SFX and each of its directors, officers and employees for any losses relating to SFX Entertainment's assets and liabilities. Pursuant to the Tax Sharing Agreement, SFX Entertainment also will be responsible for any taxes of SFX resulting from the Spin-Off, including any income taxes to the extent that the income taxes result from gain on the distribution that exceeds the net operating losses of SFX and SFX Entertainment available to offset gain resulting from the Spin-Off. See "Agreements Between SFX Entertainment and SFX." The actual amount of the indemnification payment by SFX Entertainment to SFX will be based on the value of the SFX Entertainment Common Stock on the date of the Spin-Off; this amount cannot be predicted with accuracy at this time. It is possible that the amount of the indemnification payment will be significant and will have a material adverse effect on SFX Entertainment. Pursuant to the Distribution Agreement, these payments will reduce the amount of Working Capital which may be transferred from SFX to SFX Entertainment or increase the amount of Working Capital payable by SFX Entertainment to SFX.

 Meadows Repurchase

   SFX Entertainment may assume the obligation to exercise an option held by SFX to repurchase 250,838 shares of SFX's Class A Common Stock for an aggregate purchase price of $8.3 million (the "Meadows Repurchase"). This option was granted in connection with the acquisition of the lease for the Meadows Music Theater. If the option were exercised by SFX, the exercise would result in a reduction of Working Capital by approximately $8.3 million. If the option were not exercised, Working Capital would decrease by approximately $10.5 million.

 Financing

   SFX Entertainment expects to incur approximately $17.8 million in fees and expenses related to the Financing.

 Capital Expenditures

   Capital expenditures totaled $2.4 million in the nine months ended September 30, 1997. Capital expenditures in 1997 included cash paid for building improvements, computer equipment, leasehold improvements and general operating equipment. SFX Entertainment expects that capital expenditures in the fourth quarter of 1998 and in fiscal year 1998 will be substantially higher than current levels, due to the planned capital expenditures of approximately $17.0 million for 1998 at existing venues (including $14.0 million initially planned for the expansion and renovation of the Jones Beach Amphitheater and $3.0 million planned for the expansion and renovation of the PNC Bank Arts Center) and capital expenditures requirements of the Acquisition Businesses, including $10.0 million for the construction of a new amphitheater serving the Seattle, Washington market. SFX Entertainment expects all other capital expenditures to total less than $12.0 million in 1998.

 Future Charges to Earnings

   SFX Entertainment anticipates entering into employment agreements with certain of its executive officers before the Spin-Off. In connection with these agreements, the Board, on the recommendation of its Compensation Committee, agreed to grant the executive officers an aggregate of 650,000 shares of SFX Entertainment Class B Common Stock and 190,000 shares of SFX Entertainment Class A Common Stock. The shares will be issued on or about the Spin-Off Distribution Date. SFX Entertainment will record a non-cash compensation charge at the date of the grant equal to the fair market value of the shares.

   In addition, the Board, on the recommendation of its Compensation Committee, also has approved the issuance of stock options exercisable for an aggregate of 245,000 shares of SFX Entertainment Class A Common Stock. The options will vest over five years and will have an exercise price of $5.50 per share. SFX Entertainment will record non-cash compensation charges over the five-year exercise period to the extent that the fair value of the underlying SFX Entertainment Class A Common Stock exceeds the exercise price.

   Further, the consummation of the Pending Acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill.

 Year 2000 Compliance

   SFX Entertainment has addressed the risks associated with Year 2000 compliance with respect to its accounting and financial reporting systems and is in the process of installing new accounting and reporting systems. These systems are expected to provide better reporting, to allow for more detailed analysis, to handle both the recent and Pending Acquisitions and to be Year 2000 compliant. SFX Entertainment anticipates that the cost of implementing these systems will be approximately $1.4 million. SFX Entertainment is in the process of examining Year 2000 compliance issues with respect to its vendors and does not anticipate that it will be subject to a material impact in this area.

 Sources of Liquidity

   As of September 30, 1997, SFX Entertainment's cash and cash equivalents totaled $7.1 million. As a subsidiary of SFX, SFX Entertainment has incurred and, as a stand-alone entity, will continue to incur substantial amounts of indebtedness. As of September 30, 1997, SFX Entertainment's consolidated indebtedness would have been approximately $498.8 million on a pro forma basis giving effect to the Spin-Off, the Pending Acquisitions, the Financing and the SFX Merger (assuming that all of these transactions occur on the terms currently contemplated). The total amount of SFX Entertainment's indebtedness could increase substantially if those transactions do not occur on the terms currently contemplated as described above. In addition, SFX Entertainment may incur indebtedness from time to time to finance acquisitions, for capital expenditures or for other purposes.

   On February 11, 1998, SFX completed the private placement of $350.0 million of 9 1/8% Senior Subordinated Notes due 2008. Interest is payable on the Notes on February 1 and August 1 of each year. In addition, SFX Entertainment anticipates borrowing approximately $132.3 million under the Proposed Credit Facility for the uses described above. The Proposed Credit Facility is expected to consist of a $150.0 million seven year reducing revolving facility (the "Proposed Revolver") and a $150.0 million eight year term loan (the "Proposed Term Loan"). Pursuant to the expected terms of the Proposed Credit Facility, the maximum amount of funding available under the facility on a pro forma basis for the 12 months ended September 30, 1997 would have been approximately $175.0 million. This amount, together with the proceeds of the private placement of Notes, would be sufficient to (i) consummate the

Pending Acquisitions (approximately $428.1 million), (ii) pay certain fees and expenses related to the Spin-Off, the Pending Acquisitions, the Financing and certain consent solicitations related thereto (approximately $40.5 million), (iii) fund certain planned capital expenditures (approximately $39.0 million), (iv) make various other payments in connection with the Pending Acquisitions, certain change-of-control provisions contained in the employment agreeements being assumed by SFX Entertainment and the exercise of an option to acquire an office building and related property from Network (approximately $12.7 million). However, pursuant to the expected terms of the Proposed Credit Facility, pro forma for the twelve months ended September 30, 1997, the maximum amount of borrowing availability under the facility would have been insufficient to fund the approximately $8.3 million payable in connection with the Meadows Repurchase or to make the contingent payments described above. While SFX Entertainment believes that expected improvements in its cash flows will permit it to borrow sufficient funds under the Proposed Credit Facility to fund the Meadows Repurchase, there can be no assurance that SFX Entertainment will be able to achieve such increased cash flow levels, or that other available sources of financing will be available under terms acceptable to SFX Entertainment or permitted under the terms of SFX Entertainment's applicable debt instruments or that the contingent payments described above will not become payable. See "Risk Factors--Risks Related to the Pending Acquisitions--Financing Matters" and "--Working Capital Adjustments and Repayment of Advances" and "Description of Indebtedness." In addition, the information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expenses incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger.

   As required by the Distribution Agreement, by the time of the Spin-Off, SFX will contribute to SFX Entertainment all of its concert and other live entertainment assets. At that time, SFX Entertainment will assume all of SFX's liabilities pertaining to the live entertainment businesses, along with certain other liabilities. Immediately after the Spin-Off, SFX will contribute to SFX Entertainment an allocation of working capital in an amount estimated by SFX's management to be consistent with the proper operation of SFX. At the time of the SFX Merger, SFX will pay its positive Working Capital (if any) to SFX Entertainment. If Working Capital is negative, then SFX Entertainment must pay the amount of the shortfall to SFX. As of September 30, 1997, SFX Entertainment estimates that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million (excluding the Series E Adjustment), and that approximately $135.5 million of additional assets and $34.1 million of liabilities related to the live entertainment businesses would have been contributed to SFX Entertainment. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount as of September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger, the actual cost of consummating the SFX Merger and the related transactions SFX will also incur certain other significant expenses prior to the consummation of the SFX Merger that could reduce Working Capital, including the payment of interests and dividends on SFX's debt and approximately $8.3 million payable in connection with the Meadows Repurchase. Working Capital will also be reduced by at least $2.1 million pursuant to the Series E Adjustment. In addition, at the time of the Spin-Off, SFX Entertainment must repay sums advanced to it by SFX for certain acquisitions or capital expenditures after August 24, 1997 and which have not been repaid. As of January 31, 1998, SFX had advanced approximately $8.0 million to SFX Entertainment for use in connection with certain acquisitions and capital expenditures. SFX Entertainment intends to repay these amounts from the proceeds of the Financing. SFX may advance additional amounts to SFX Entertainment for these purposes before the consummation of the Spin-Off. See "Risk Factors--Working Capital Adjustments and Repayment of Advances," "Agreements Between SFX Entertainment and SFX--Distribution Agreement" and "--Meadows Repurchase."

   SFX Entertainment expects that the Proposed Revolver and Proposed Term Loan will contain provisions providing that, at its option and subject to certain conditions, SFX Entertainment may increase the amount of either the Proposed Revolver or Proposed Term Loan by $50.0 million. The Proposed Revolver and Proposed Term Loan are expected to contain usual and customary covenants, including limitations on (a) line of business, (b) additional indebtedness, (c) liens, (d) acquisitions, (e) asset sales, (f) dividends, repurchases of stock and other cash distributions, (g) total leverage, (h) senior leverage and

(i) ratios of Operating Cash Flow (as defined herein) to pro forma interest expense, debt service and fixed charges. SFX Entertainment's obligations under the Proposed Revolver and Proposed Term Loan would be secured by substantially all of its assets, including property, stock of subsidiaries and accounts receivable and guaranteed by SFX Entertainment's subsidiaries.

   The degree to which SFX Entertainment is leveraged will have material consequences to SFX Entertainment. SFX Entertainment's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes will be subject to the covenants contained in the instruments governing its indebtedness. A substantial portion of SFX Entertainment's cash flow from operations will be required to be used to pay principal and interest on its debt and will not be available for other purposes. The agreements governing SFX Entertainment's long-term debt will likely contain restrictive financial and operating covenants, and the failure by SFX Entertainment to comply with those covenants would result in an event of default under the applicable instruments, which in turn would permit acceleration of the debt under the instruments (and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions). SFX Entertainment will be more vulnerable to economic downturns and could also be limited in its ability to withstand competitive pressures and in its flexibility in reacting to changes in its industry and general economic conditions. These consequences are not exhaustive; SFX Entertainment's indebtedness could also have other adverse consequences. See "Risk Factors--Substantial Leverage."

   SFX Entertainment's ability to make scheduled payments of principal of, to pay interest on or to refinance its debt depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the businesses to be acquired and the integration of these businesses into SFX Entertainment's operations. There can be no assurance that SFX Entertainment will be able to make planned borrowings (including under the Proposed Credit Facility), that SFX Entertainment's business will generate sufficient cash flow from operations, or that future borrowings will be available in an amount to enable SFX Entertainment to service its debt and to make necessary capital or other expenditures. SFX Entertainment may be required to refinance a portion of the principal amount of its indebtedness prior to their respective maturities. There can be no assurance that SFX Entertainment will be able to raise additional capital through the sale of securities, the disposition of assets or otherwise for any refinancing. See "Risk Factors."

   SFX Entertainment intends to pursue additional expansion opportunities and expects to continue to identify and negotiate with respect to substantial acquisitions in the concert promotion and venue operation business, certain of which may be consummated prior to the Spin-Off. However, it may be unable to identify and acquire additional suitable businesses or obtain the financing necessary to acquire the businesses. SFX Entertainment, in connection with future acquisitions, may seek additional debt and equity financing, the terms of which could affect the results of operations of SFX Entertainment. Any debt financing would require payments of principal and interest and would adversely impact SFX Entertainment's cash flows, and any equity financing could be dilutive to the ownership interests of SFX Entertainment's then-existing stockholders. There can be no assurance that SFX Entertainment will be able to obtain financing on terms acceptable to SFX Entertainment, or at all. Furthermore, any additional acquisitions may result in charges to operations relating to interest expense or the recognition and amortization of goodwill, which would increase SFX Entertainment's losses or reduce or eliminate its earnings, if any.

   Based on the current earnings of SFX Entertainment and the Acquisition Businesses and anticipated cost savings and revenue growth, management believes that, after consummating the Pending Acquisitions, cash flow from operations and available cash (together with available borrowings under the Proposed Credit Facility) will be adequate to meet SFX Entertainment's future liquidity needs until at least the first quarter of 1999.

 Seasonality

   SFX Entertainment's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. For example, on a pro forma basis for the

Recent Acquisitions, SFX Entertainment generated approximately 70% of its revenues in the second and third quarters for the 12 months ending September 30, 1997. SFX Entertainment's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that SFX Entertainment promotes largely occur in the second and third quarters. To the extent that SFX Entertainment's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters. Therefore, the seasonality of SFX Entertainment's business causes (and will probably continue to cause) a significant variation in SFX Entertainment's quarterly operating results. These variations in demand could have a material adverse effect on the timing of SFX Entertainment's cash flows and, therefore, on its ability to service its obligations with respect to its indebtedness. However, SFX Entertainment believes that this variation may be somewhat offset with the acquisition of typically non-summer seasonal businesses in the Pending Acquisitions, such as motor sports (which is winter-seasonal) and Touring Broadway Shows (which typically tour between September and May). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Pursuant to SFX Entertainment's Certificate of Incorporation and By-laws, the business of SFX Entertainment is managed by the Board. The Board will conduct its business through meetings of the board and its committees. The standing committees of the Board are described below.

   The By-laws of SFX Entertainment authorize the Board to fix the number of directors from time to time. The initial number of directors of SFX Entertainment is nine. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Officers of SFX Entertainment are to be elected annually by the Board and serve at the Board's discretion. In the election of directors, the holders of SFX Entertainment Class A Common Stock will be entitled by class vote, exclusive of all other stockholders, to elect two-sevenths (rounded up) of the directors to serve on the Board, with each share of SFX Entertainment Class A Common Stock entitled to one vote.

   Currently, the Board consists of the individuals who are currently serving as directors of SFX. In addition, it is anticipated that, after the consummation of the PACE Acquisition, Brian Becker, the Chief Executive Officer and President of PACE, will be appointed as a Director, as an Executive Vice President and, together with Messrs. Sillerman and Ferrel, as a Member of the Office of the Chairman. All of the individuals who currently serve as directors of SFX will cease to be directors of SFX at the time of the consummation of the SFX Merger. If the SFX Merger Agreement is terminated, Messrs. Dugan, Kramer and O'Grady have indicated that they will promptly resign from their positions as directors of SFX Entertainment, and the Board will appoint three new independent directors, to serve until the next annual meeting of the stockholders of SFX Entertainment. The directors of SFX Entertainment will hold office until the next annual meeting of stockholders of SFX Entertainment or until their successors are duly elected and qualified.

   All of the executive officers of SFX Entertainment (the "Executive Officers") consist initially of individuals currently responsible for the management of SFX. It is anticipated that, prior to the Spin-Off, the Executive Officers will enter into five year employment agreements with SFX Entertainment that will be similar to their existing employment agreements with SFX (except that Mr. Armstrong's employment agreement is expected to provide that he will serve as an executive vice president of SFX Entertainment but not as the chief operating officer). See "--Employment Agreements and Arrangements with Certain Officers and Directors." These employment agreements will become effective immediately at the time of consummation of the SFX Merger. During the period following the Spin-Off and prior to the consummation of the SFX Merger, the Executive Officers will continue to devote as much time as they deem necessary to conduct the operations of SFX Entertainment consistent with their obligations to SFX. If the Merger Agreement is terminated for any reason, the Executive Officers will continue to perform services to both SFX and SFX Entertainment until SFX is able to hire suitable replacements for the Executive Officers. If the Merger Agreement is terminated, SFX intends to seek another buyer for the radio broadcasting business.

   SFX and Messrs. Sillerman and Ferrel have reached agreements in principle that Messrs. Sillerman and Ferrel will serve as officers and directors of SFX Entertainment; however, if Proposal 3 in the attached Proxy Statement is not approved, there can be no assurance that they will serve in any such capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment. See "Risk Factors--Dependence on Key Personnel."

   It is expected that, after the consummation of the Pending Acquisitions, current senior management of the Acquisition Businesses will remain largely intact in order to preserve essential local relationships, reputations, names and expertise, with senior management overseeing and coordinating operations of

SFX Entertainment as a whole. See "Agreements Related to the Pending Acquisitions." The following table sets forth information as to the Directors and the Executive Officers of SFX Entertainment:

                                                                                    DIRECTOR     AGE AS OF
                           POSITION(S) HELD WITH           POSITION(S) HELD          OF SFX     DECEMBER 31,
         NAME                SFX ENTERTAINMENT                 WITH SFX               SINCE         1997
---------------------  ---------------------------- -----------------------------  ---------- --------------
Robert F.X. Sillerman  Director, Executive Chairman     Director and Executive        1992           49
                        and Member of the Office of            Chairman
                               the Chairman
Michael G. Ferrel       Director, President, Chief   Director, President and Chief    1996           48
                       Executive Officer and Member        Executive Officer
                           of the Office of the
                                 Chairman
D. Geoffrey Armstrong   Director and Executive Vice    Director, Chief Operating      1993           40
                                 President            Officer and Executive Vice
                                                               President
Howard J. Tytel         Director, General Counsel,    Director, General Counsel,      1993           50
                       Secretary and Executive Vice  Secretary and Executive Vice
                                 President                     President
Thomas P. Benson       Director, Vice President and  Director and Chief Financial     1996           35
                          Chief Financial Officer               Officer
Richard A. Liese       Director, Vice President and  Director, Vice President and     1995           45
                         Assistant General Counsel     Assistant General Counsel
James F. O'Grady, Jr.            Director                      Director               1993           69
Paul Kramer                      Director                      Director               1993           65
Edward F. Dugan                  Director                      Director               1996           63
*Brian Becker            Director, Executive Vice                None                  --            41
                        President and Member of the
                          Office of the Chairman

------------
*      Anticipated to be appointed after the consummation of the PACE
       Acquisition.

   ROBERT F.X. SILLERMAN has served as the Executive Chairman of SFX since July 1, 1995, and from 1992 through June 30, 1995, he served as Chairman of the Board of Directors and Chief Executive Officer of SFX. Mr. Sillerman is Chairman of the Board of Directors and Chief Executive Officer of SCMC, a private company that makes investments in and provides financial consulting services to companies engaged in the media business, and of TSC, a private company that makes investments in and provides financial advisory services to media-related companies. Through privately held entities, Mr. Sillerman controls the general partner of Sillerman Communications Partners, L.P., an investment partnership. Mr. Sillerman is also the Chairman of the Board and a founding stockholder of Marquee, a publicly-traded company organized in 1995, which is engaged in various aspects of the sports, news and other entertainment industries. Mr. Sillerman is also a founder and a significant stockholder of Triathlon, a publicly-traded company that owns and operates radio stations in medium and small-sized markets in midwestern and western United States. For the last twenty years, Mr. Sillerman has been a senior executive of and principal investor in numerous entities operating in the broadcasting business. In 1993, Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

    MICHAEL G. FERREL has been the President, Chief Executive Officer and a Director of SFX since November 22, 1996. Mr. Ferrel served as President and Chief Operating Officer of MMR, a wholly-owned subsidiary of SFX, and a member of MMR's board of directors since MMR's inception in August 1992 and as Co-Chief Executive Officer of MMR from January 1994 to January 1996, when he became the Chief Executive Officer. From 1990 to 1993, Mr. Ferrel served as Vice President of Goldenberg SFX, Inc. the former owner of radio station WPKX-FM, Springfield, Massachusetts, which was acquired by MMR in July 1993.

   D. GEOFFREY ARMSTRONG has been the Chief Operating Officer and an Executive Vice President of SFX since November 22, 1996 and has served as a Director of SFX since 1993. Mr. Armstrong became the Chief Operating Officer of SFX in June 1996 and the Chief Financial Officer, Executive Vice President and Treasurer of SFX in April 1995. Mr. Armstrong was Vice President, Chief Financial Officer and Treasurer of SFX from 1992 until March 1995. He had been Executive Vice President and Chief Financial Officer of Capstar, a predecessor of SFX, since 1989. From 1988 to 1989, Mr. Armstrong was the Chief Executive Officer of Sterling Communications Corporation.

   HOWARD J. TYTEL has been a Director, General Counsel, Executive Vice President and Secretary of SFX since 1992. Mr. Tytel is Executive Vice President, General Counsel and a Director of SCMC and TSC and holds an economic interest in those companies. Mr. Tytel is a Director and a founder of Marquee and a founder of Triathlon. Mr. Tytel was a Director of Country Music Television from 1988 to 1991. From March 1995 until March 1997, Mr. Tytel was a Director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. For the last twenty years, Mr. Tytel has been associated with Mr. Sillerman in various capacities with entities operating in the broadcasting business. Since 1993, Mr. Tytel has been Of Counsel to the law firm of Baker & McKenzie, which currently represents SFX, SFX Entertainment and other entities with which Messrs. Sillerman and Tytel are affiliated, on various matters.

   THOMAS P. BENSON has been the Chief Financial Officer and a Director of SFX since November 22, 1996. Mr. Benson became the Vice President of Financial Affairs of SFX in June 1996. He was the Vice President--External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. From 1984 through September 1995, Mr. Benson worked at Ernst & Young LLP as a staff accountant, senior accountant, manager and senior manager.

   RICHARD A. LIESE has been a Director, Vice President and Assistant General Counsel of SFX since 1995. Mr. Liese has also been the Assistant General Counsel and Assistant Secretary of SCMC since 1988. In addition, from 1993 until April 1995, he served as Secretary of MMR.

   JAMES F. O'GRADY, JR. has been President of O'Grady and Associates, a media brokerage and consulting company, since 1979. Mr. O'Grady has been a Director of Orange and Rockland Utilities, Inc. and of Video for Broadcast, Inc. since 1980 and 1991, respectively. Mr. O'Grady has been the co-owner of Allcom Marketing Corp., a corporation that provides marketing and public relations services for a variety of clients, since 1985, and has been Of Counsel to Cahill and Cahill, Brooklyn, New York, since 1986. He also served on the Board of Trustees of St. John's University from 1984 to 1996, and has served as a Director of Orange and Rockland Utilities, Inc. since 1980 and of The Insurance Broadcast System, Inc. since 1994.

   PAUL KRAMER has been a partner in Kramer & Love, financial consultants specializing in acquisitions, reorganizations and dispute resolution, since 1994. From 1992 to 1994, Mr. Kramer was an independent financial consultant. Mr. Kramer was a partner in the New York office of Ernst & Young LLP from 1968 to 1992, and from 1987 to 1992 was Ernst & Young's designated Broadcasting Industry Specialist.

   EDWARD F. DUGAN is President of Dugan Associates Inc., a financial advisory firm to media and entertainment companies, which he founded in 1991. Mr. Dugan was an investment banker with Paine Webber Inc., as a Managing Director, from 1978 to 1990, with Warburg Paribas Becker Inc., as President, from 1975 to 1978 and with Smith Barney Harris Upham & Co., as a Managing Director, from 1961 to 1975.

    BRIAN E. BECKER has served as Chief Executive Officer of PACE since 1994 and was appointed as President of PACE in 1996. He first joined PACE as the Vice President and General Manager of PACE's theatrical division at the time of that division's formation in 1982, and subsequently directed PACE's amphitheater development efforts. He served as Vice Chairman of PACE from 1992 until he was named its Chief Executive Officer in 1994.

 Audit Committee

   The Audit Committee will review (and report to the Board prior to the Spin-Off) on various auditing and accounting matters, including the selection, quality and performance of SFX Entertainment's internal and external accountants and auditors, the adequacy of its financial controls, and the reliability of financial information reported to the public. The Audit Committee will also review certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of SFX Entertainment. The members of the Audit Committee are Messrs. Kramer, O'Grady and Dugan.

 Compensation Committee

   The Compensation Committee will review and make recommendations with respect to certain of SFX Entertainment's compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Armstrong, Tytel, Benson and Liese. The members of the Compensation Committee are Messrs. Kramer, O'Grady and Dugan, none of whom is a current or former employee or officer of SFX or SFX Entertainment.

 Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is comprised of Messrs. Kramer, O'Grady and Dugan. The Board has approved the issuance of shares of SFX Entertainment Class A Common Stock to holders as of the Spin-Off Record Date of stock options or SARs of SFX, whether or not vested. The issuance was approved to allow the holders of these options and SARs to participate in the Spin-Off in a similar manner to holders of SFX's Class A common stock. In connection with this issuance, Messrs. Kramer, O'Grady and Dugan will receive 13,000, 13,000 and 3,000 shares of SFX Entertainment Class A Common Stock, respectively.

 Stock Option Committee

   The Stock Option Committee will grant options, determine which employees and other individuals performing substantial services to SFX Entertainment may be granted options and determine the rights and limitations of options granted under SFX Entertainment's plans. The members of the Stock Option Committee are Messrs. Kramer, O'Grady and Dugan.

 Stock Option and Restricted Stock Plan

   The Board and SFX, as sole stockholder of SFX Entertainment, have approved and adopted the SFX Entertainment, Inc. 1998 Stock Option and Restricted Stock Plan, providing for the issuance of up to 2,000,000 shares of SFX Entertainment Class A Common Stock. The purpose of the plan is to provide additional incentive to officers and employees of SFX Entertainment. Each option granted under the plan will be designated at the time of grant as either an "incentive stock option" or a "non-qualified stock option." The plan will be administered by the Stock Option Committee.

 Compensation of Directors

   Directors employed by SFX Entertainment will receive no compensation for meetings they attend. Each director not employed by SFX Entertainment will receive a fee of $1,500 for each Board meeting he attends, in addition to reimbursement of travel expenses. Each non-employee director who is a member of a committee will also receive $1,500 for each committee meeting he attends that is not held in conjunction with a Board meeting. If the committee meeting occurs in conjunction with a Board meeting, each committee member will receive an additional $500 for each committee meeting he attends. In addition, SFX Entertainment will pay each director an annual retainer of $30,000, of which one-half will be paid in cash and one-half will be paid in shares of SFX Entertainment Class A Common Stock.

 EXECUTIVE COMPENSATION

   SFX Entertainment did not pay any compensation to the current Executive Officers in 1997. SFX Entertainment anticipates that during 1998 its most highly compensated executive officers will be Messrs. Sillerman, Ferrel, Armstrong, Tytel and, after the consummation of the PACE Acquisition, Becker. See "--Employment Agreements and Arrangements with Certain Officers and Directors."

   It is anticipated that compensation for the Executive Officers and for other executives will consist principally of base salary, an annual incentive bonus opportunity and long-term stock-based incentive awards. All direct and indirect remuneration of all Executive Officers and certain other executives will be approved by the Compensation and Stock Option Committees.

   It is anticipated that the Board will, after the Spin-Off, grant shares of SFX Entertainment Class A Common Stock to holders as of the Spin-Off Record Date of stock options or SARs of SFX, whether or not vested. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

   SFX Entertainment anticipates that it will enter into employment agreements with all of the Executive Officers prior to the consummation of the Spin-Off, and that the employment agreements (except for Mr. Becker's employment agreement) will become effective immediately after the consummation of the SFX Merger. It is anticipated that the employment agreements will provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $325,000 for Mr. Armstrong, $300,000 for Mr. Tytel and $235,000 for Mr. Benson. Each executive officer is expected to receive a bonus to be determined annually in the discretion of the Board, on the recommendation of the Compensation Committee. Each employment agreement will be for a term of five years, and unless terminated or not renewed by SFX Entertainment or the employee, the term will continue thereafter on a year-to-year basis on the same terms existing at the time of renewal. It is anticipated that each of the agreements will provide for payments and other benefits to be mutually agreed upon, if the employee's employment terminates following a change of control.

   In connection with entering into the employment agreements, the Board (on the review and recommendation of the Compensation Committee) approved the following restricted stock awards: 500,000 shares of SFX Entertainment Class B Common Stock to Mr. Sillerman, 150,000 shares of SFX Entertainment Class B Common Stock to Mr. Ferrel, 100,000 shares of SFX Entertainment Class A Common Stock to Mr. Armstrong, 80,000 shares of SFX Entertainment Class A Common Stock to Mr. Tytel and 10,000 shares of SFX Entertainment Class A Common Stock to Mr. Benson. For a period of three years from issuance, the restricted stock may not be transferred and will be subject to forfeiture if an unwaived event of default is called on certain indebtedness, including the Notes and the debt to be incurred under the Proposed Credit Facility. In addition, in connection with entering into the employment agreements, the Board (on the review and recommendation of the Compensation Committee) also approved the issuance, effective upon consummation of the Spin-Off, of the following stock options exercisable for shares of SFX Entertainment Class A Common Stock: options to purchase 120,000 shares to Mr. Sillerman, options to purchase 50,000 shares to Mr. Ferrel, options to purchase 40,000 shares to Mr. Armstrong, options to purchase 25,000 shares to Mr. Tytel and options to purchase 10,000 shares to Mr. Benson. The options will vest over five years and will have an exercise price of $5.50 per share.

   SFX Entertainment has entered into an employment agreement with Mr. Becker (which will be effective at the time of consummation of the PACE Acquisition), who will serve as a Director, Member of the Office of the Chairman and Executive Vice President. Mr. Becker's employment agreement provides for (a) an annual salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years, (b) an annual bonus in the discretion of the Board and (c) the other terms described in "Agreements Related to the Pending Acquisitions--PACE Acquisition--Becker Employment Agreement." In addition, SFX Entertainment expects to enter into additional employment agreements with certain of the existing officers of the Acquisition Businesses after the consummation of the acquisitions. See "Agreements Related to the Pending Acquisitions."

    Until the closing date of the SFX Merger, the Executive Officers (other than Mr. Becker) will continue to be employed by SFX (at SFX's expense), but will devote as much time as they deem reasonably necessary, consistent with their obligations to SFX, in support of SFX Entertainment on a basis consistent with the time and scope of services that they devoted to the live entertainment business prior to the Spin-Off. Effective immediately prior to the consummation of the SFX Merger, SFX Entertainment will assume all obligations arising under any employment agreement or arrangement (written or oral) between SFX or any of its subsidiaries and the Executive Officers, other than the rights, if any, of the Executive Officers to receive options at the time of their termination following a change of control of SFX (as defined in their respective employment agreements) and all existing rights to indemnification. SFX Entertainment will assume the obligation to make change of control payments under Messrs. Sillerman's, Ferrel's and Benson's existing employment agreements with SFX of approximately $3.3 million, $1.5 million and $0.2 million, respectively. SFX Entertainment will also indemnify SFX and its subsidiaries from all obligations arising under the assumed employment agreements or arrangements (except in respect of the termination options and all existing rights to indemnification).

   SFX Entertainment and SFX have also entered into certain agreements and arrangements with their officers and directors from time to time in the past. See "Certain Relationships and Related Transactions."

                 PRINCIPAL STOCKHOLDERS OF SFX ENTERTAINMENT

   All of the outstanding SFX Entertainment Common Stock is currently held by SFX. To the best of SFX Entertainment's knowledge, the following table sets forth projected information regarding the beneficial ownership of shares of SFX Entertainment Common Stock after the Spin-Off, and after the Spin-Off, the Pending Acquisitions and stock grants, with respect to (a) each director of SFX Entertainment, (b) certain executive officers of SFX Entertainment,
(c) the directors and executive officers of SFX Entertainment as a group and
(d) each person known by SFX Entertainment to own beneficially more than five percent of the outstanding shares of any class of SFX's common stock. The ownership information presented below with respect to all persons and organizations is based on record ownership of SFX's common stock and certain options and warrants to purchase SFX's common stock as of February 9, 1998 and assumes no change in record ownership of SFX's common stock and the options and warrants.

                                            AFTER THE SPIN-OFF(1)
                             ----------------------------------------------------
                                    CLASS A               CLASS B
                                  COMMON STOCK        COMMON STOCK(3)
                             ---------------------- ------------------- --------
                                                                         PERCENT
                                                                        OF TOTAL
     NAME AND ADDRESS OF       NUMBER OF   PERCENT    NUMBER   PERCENT   VOTING
     BENEFICIAL OWNER(4)        SHARES     OF CLASS OF SHARES  OF CLASS   POWER
---------------------------  ------------ --------  --------- --------  --------
       Directors and
       Executive Officers:
 Robert F.X. Sillerman  ....   1,287,437(5)  9.2%   1,024,168    97.8%    47.1%
 Michael G. Ferrel .........      12,132      *        22,869     2.2%     1.0%
                                              *
 D. Geoffrey Armstrong .....       9,496                   --      --       *
 Howard J. Tytel(11) .......      24,284      *            --      --       *
 Thomas P. Benson ..........          --      --           --      --       *
 Richard A. Liese ..........          --      --           --      --       *
 James F. O'Grady, Jr.  ....       1,772      *            --      --       *
 Paul Kramer ...............       2,922      *            --      --       *
 Edward F. Dugan ...........       2,922      *            --      --       *
 Brian Becker ..............          --      --           --      --       *
All directors and executive
 officers as a group
 (9 persons; 10 persons
 after the PACE
 Acquisition) ..............   1,340,965     9.9%   1,047,037   100.0%    48.3%
5% Stockholders:
 The Goldman Sachs  Group,
 L.P. ......................     689,574(18) 5.1%          --      --      2.8%
 85 Broad Street
 New York, NY 10004


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      AFTER THE SPIN-OFF, PENDING ACQUISITIONS AND
                                                   STOCK GRANTS(1),(2)
                             --------------------------------------------------------------
                                         CLASS A                  CLASS B
                                       COMMON STOCK           COMMON STOCK(3)
                             ---------------------------- ----------------------
                                                                                   PERCENT
                                                                                  OF TOTAL
     NAME AND ADDRESS OF         NUMBER OF        PERCENT    NUMBER OF   PERCENT   VOTING
     BENEFICIAL OWNER(4)          SHARES          OF CLASS    SHARES     OF CLASS   POWER
---------------------------  ----------------     --------  ------------ --------  --------
Directors and Executive
 Officers:
 Robert F.X. Sillerman  ....     1,332,630(5),(6)    6.9%    1,524,168(7)  89.9%    45.7%
 Michael G. Ferrel .........       179,504(8)         *        172,869(9)  10.1%     5.3%
 D. Geoffrey Armstrong .....       294,496(10)       1.6%           --       --       *
 Howard J. Tytel(11) .......       137,891(11),(12)   *             --       --       *
 Thomas P. Benson ..........        19,000(13)        *             --       --       *
 Richard A. Liese ..........         9,500(14)        *             --       --       *
 James F. O'Grady, Jr.  ....        14,772(15)        *             --       --       *
 Paul Kramer ...............        15,922(16)        *             --       --       *
 Edward F. Dugan ...........         5,922(17)        *             --       --       *
 Brian Becker ..............            --            *             --       --       *
All directors and executive
 officers as a group
 (9 persons; 10 persons
 after the PACE
 Acquisition) ..............     2,009,637          10.7%    1,697,037    100.0%    52.3%
5% Stockholders:
 The Goldman Sachs  Group,
L.P. .......................       689,574(18)       3.6%           --       --      1.9%
 85 Broad Street
 New York, NY 10004

------------
*      Less than 1%
(1) Assumes that (a) all of the outstanding Class B Warrants and Unit Purchase Options of SFX are exercised prior to the Spin-Off Record Date and (b) SFX exercises a contractual right to purchase 250,838 shares of SFX's Class A common stock prior to the Spin-Off Record Date. Does not include 2,000,000 shares reserved for issuance pursuant to SFX Entertainment's stock option and restricted stock plan.
(2) Assumes that (a) an aggregate of 4,216,680 shares of SFX Entertainment Class A Common Stock are issued pursuant to the Pending Acquisitions,
       (b) an aggregate of 793,633 shares of SFX Entertainment Class A Common Stock are issued to the holders of stock options and SARs issued by SFX and (c) an aggregate of 290,000 shares of SFX Entertainment Class A Common Stock and 650,000 shares of SFX Entertainment Class B Common Stock are issued pursuant to certain anticipated employment agreements. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(3) Assumes that the proposal to allow holders of SFX's Class B Common Stock to receive SFX Entertainment Class B Common Stock in the Spin-Off is approved at SFX's stockholders meeting.
(4) Unless otherwise set forth above, the address of each stockholder is the address of SFX Entertainment, which is 650 Madison Avenue, 16th Floor, New York, New York 10022. Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, (a) "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and (b) a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of February 9, 1998. Unless noted otherwise, (a) information as to beneficial ownership is based on statements furnished to SFX or SFX Entertainment by the beneficial owners, and (b) stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of February 9, 1998, there were issued and outstanding 9,517,663 shares of SFX's Class A common stock and 1,047,037 shares of SFX's Class B common stock.
(5) Includes 600,000 shares of SFX Entertainment Class A Common Stock to be issued to SCMC in the Spin-Off pursuant to certain warrants held by SCMC and an option, exercisable upon consummation of the Spin-Off, to acquire an aggregate of 537,185 shares of SFX Entertainment Class A Common Stock from a third party.
(6) Assumes that SFX Entertainment issues 45,193 shares of SFX Entertainment Class A Common Stock to Mr. Sillerman (or entities controlled by Mr. Sillerman) as a result of his ownership of options of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." Includes 8,949 shares of SFX Entertainment Class A Common Stock expected to be issued to TSC in the Spin-Off. If the 1,524,168 shares of SFX Entertainment Class B Common Stock to be held by Mr. Sillerman were included in calculating his ownership of SFX Entertainment Class A Common Stock, then Mr. Sillerman would beneficially own 2,856,705 shares of SFX Entertainment Class A Common Stock, representing approximately 14% of the class. Does not include options to purchase an aggregate of 120,000 shares of SFX Entertainment Class A Common Stock that are expected to be issued to Mr. Sillerman pursuant to his anticipated employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."
(7) Includes 500,000 shares of SFX Entertainment Class B Common Stock that are expected to be issued to Mr. Sillerman pursuant to his anticipated employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."
(8) Assumes that SFX Entertainment issues 167,372 shares of SFX Entertainment Class A Common Stock to Mr. Ferrel as a result of his ownership of options of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." If the 22,869 shares of Class B Common Stock held by Mr. Ferrel were included in calculating his ownership of SFX Entertainment Class A Common Stock, then Mr. Ferrel would beneficially own 352,371 shares of SFX Entertainment Class A Common Stock, representing approximately 1.9% of the class. Does not include options to purchase an aggregate of 50,000 shares of SFX Entertainment Class A Common Stock that are expected to be issued to Mr. Ferrel pursuant to his anticipated employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."
(9) Includes 150,000 shares of SFX Entertainment Class B Common Stock that are expected to be issued to Mr. Ferrel pursuant to his anticipated employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."
(10) Assumes that SFX Entertainment issues an aggregate of 285,000 shares of SFX Entertainment Class A Common Stock to Mr. Armstrong pursuant to his anticipated employment agreement and as a result of his ownership of options of SFX. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(11) In addition to the shares that Mr. Tytel beneficially owns, he has economic interests in a limited number of shares beneficially owned by Mr. Sillerman. These interests do not impair Mr. Sillerman's ability to vote and dispose of those shares. See "Certain Relationships and Related Transactions--Arrangement Between Robert F.X. Sillerman and Howard J. Tytel."
(12) Assumes that SFX Entertainment issues an aggregate of 113,614 shares of SFX Entertainment Class A Common Stock to Mr. Tytel pursuant to his anticipated employment agreement and as a result of his ownership of options of SFX. Mr. Tytel has an economic interest in SCMC and TSC, which together will beneficially own an aggregate of 608,949 shares of SFX Entertainment Class A Common Stock, although he does not have voting or dispositive power with respect to the shares beneficially held by SCMC and TSC. See "Certain Relationships and Related Transactions--Arrangement Between Robert F.X. Sillerman and Howard J. Tytel." Does not include options to purchase an aggregate of 25,000 shares of SFX Entertainment Class A Common Stock that are expected to be issued to Mr. Tytel pursuant to his employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(13) Assumes that SFX Entertainment issues an aggregate of 19,000 shares of SFX Entertainment Class A Common Stock to Mr. Benson pursuant to his anticipated employment agreement and as a result of his ownership of options of SFX. Does not include options to purchase an aggregate of 10,000 shares of SFX Entertainment Class A Common Stock that are expected to be issued to Mr. Benson pursuant to his employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(14) Assumes that SFX Entertainment issues 9,500 shares of SFX Entertainment Class A Common Stock to Mr. Liese as a result of his ownership of options of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs."
(15) Assumes that SFX Entertainment issues 13,000 shares of SFX Entertainment Class A Common Stock to Mr. O'Grady as a result of his ownership of options and/or SARs of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." Includes 922 shares issuable pursuant to SFX's director deferred stock ownership plan.
(16) Assumes that SFX Entertainment issues 13,000 shares of SFX Entertainment Class A Common Stock to Mr. Kramer as a result of his ownership of options and/or SARs of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." Includes 922 shares issuable pursuant to SFX's director deferred stock ownership plan.
(17) Assumes that SFX Entertainment issues 3,000 shares of SFX Entertainment Class A Common Stock to Mr. Dugan as a result of his ownership of options and/or SARs of SFX. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." Includes 922 shares issuable pursuant to SFX's director deferred stock ownership plan.

 (18) Based on information contained in Amendment No. 1 to Schedule 13D filed with the SEC on September 24, 1997. As of September 19, 1997, The Goldman Sachs Group, L.P., a holding partnership, beneficially owned 689,574 shares, of which 649,574 shares were beneficially owned by Goldman, Sachs & Co., including 293,952 shares issuable upon conversion of shares of Series D preferred stock. The Goldman Sachs Group, L.P. is a general partner of (and owns a 99% interest in) Goldman, Sachs & Co., a broker dealer and an investment adviser under the Investment Advisers Act of 1940.

POSSIBLE CHANGE IN CONTROL

   Mr. Sillerman has pledged an aggregate of 793,401 of his shares of SFX's Class B common stock as collateral for a line of credit, under which Mr. Sillerman currently has no outstanding borrowings. The pledge extends to all dividends payable on the pledged shares; accordingly, if the pledge agreement is in effect at the time of the Spin-Off, and if Proposal 3 in the attached Proxy Statement is approved, then 793,401 shares of SFX Entertainment Class B Common Stock distributed to Mr. Sillerman will be subject to the pledge agreement. Mr. Sillerman continues to be entitled to exercise voting and consent rights with respect to the pledged shares, with certain restrictions. However, if Mr. Sillerman defaults in the payment of any future loans extended to him under the line of credit, the bank will be entitled to sell the pledged shares. Although the SFX Entertainment Class B Common Stock has 10 votes per share in most matters, the pledged shares will automatically convert into shares of SFX Entertainment Class A Common Stock upon such a sale. Such a sale of the pledged shares would reduce Mr. Sillerman's share of the voting power of the SFX Entertainment Common Stock, and would therefore be likely to result in a change of control of SFX Entertainment. See "Risk Factors--Restrictions Imposed by SFX Entertainment's Indebtedness" and "Description of Indebtedness--Proposed Senior Credit Facility."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH SFX

   SFX Entertainment and SFX have entered into various agreements with respect to the Spin-Off and related matters. For a description of the material terms of these agreements, see "Agreements Between SFX Entertainment and SFX."

SFX ENTERTAINMENT COMMON STOCK TO BE RECEIVED IN THE SPIN-OFF

   In the Spin-Off, the holders of SFX's Class A common stock, Series D preferred stock and Warrants (upon exercise) will receive shares of SFX Entertainment Class A Common Stock, whereas Messrs. Sillerman and Ferrel, as the holders of SFX's Class B common stock (which is entitled to ten votes per share on most matters), will receive shares of SFX Entertainment Class B Common Stock (assuming approval of Proposal 3 in the attached Proxy Statement). The SFX Entertainment Class A Common Stock and Class B Common Stock have similar rights and privileges, except that the SFX Entertainment Class B Common Stock differs as to voting rights generally to the extent that SFX's Class A common stock and Class B common stock presently differ. See "Description of Capital Stock." The issuance of SFX Entertainment Class B Common Stock in the Spin-Off is intended to preserve Messrs. Sillerman's and Ferrel's relative voting power after the Spin-Off. Mr. Sillerman is anticipated to be deemed to beneficially own approximately 45.7% of the combined voting power of SFX Entertainment after the Pending Acquisitions, Spin-Off and stock grants to management. Similarly, Messrs. Sillerman and Ferrel are anticipated to be deemed to beneficially own approximately 51.0% of the combined voting power of SFX Entertainment after the Pending Acquisitions, Spin-Off and stock grants to management. Accordingly, Mr. Sillerman, alone and together with SFX Entertainment's current directors and executive officers, will generally be able to control the outcome of the votes of the stockholders of SFX Entertainment on most matters. SFX Entertainment and Messrs. Sillerman and Ferrel have agreed in principle that Messrs. Sillerman and Ferrel will serve as officers and directors of SFX Entertainment; however, if Proposal 3 in the attached Proxy Statement is not approved, there can be no assurance that they will serve in that capacity, in which event SFX intends to pursue alternative means of disposing of SFX Entertainment. See "The Spin-Off." SFX Entertainment expects, however, that in such a case Messrs. Sillerman and Ferrel will assist in an orderly transition of management.

   In addition, in August 1997, the board of directors of SFX approved amendments to the SCMC Warrants (which represent the right to purchase an aggregate of 600,000 shares of SFX's Class A common stock). The SCMC Warrants had previously been issued to SCMC, an entity controlled by Mr. Sillerman. The amendments memorialize the original intent of the directors of SFX that SCMC receive the aggregate number of shares of SFX Entertainment Class A Common Stock that it would have received if it had exercised the SCMC Warrants immediately prior to the Spin-Off Record Date.

ISSUANCE OF STOCK TO HOLDERS OF SFX'S OPTIONS AND SARS

   The Board has approved the grant of shares of SFX Entertainment Class A Common Stock to holders as of the Spin-Off Record Date of the stock options or SARs of SFX, whether or not vested. These grants were approved by the Board to allow holders of these options and SARs to participate in the Spin-Off in a manner similar to holders of SFX's Class A common stock. Additionally, many of the option and SAR holders will become officers, directors or employees of SFX Entertainment. These grants will result in the issuance of an aggregate of up to 793,633 shares of SFX Entertainment Class A Common Stock. Among those receiving shares will be all members of the Board other than Mr. Becker.

EMPLOYMENT AGREEMENTS

   SFX Entertainment anticipates that it will enter into employment agreements with each member of its senior management before consummating the Spin-Off, and that the employment agreements (except for Mr. Becker's employment agreement) will become effective immediately after the consummation of the SFX Merger. SFX Entertainment anticipates that the employment agreements will provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $325,000 for Mr. Armstrong, $300,000 for Mr. Tytel and $235,000 for Mr. Benson. In addition, the employment agreements are expected to provide for certain stock and option grants. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Charges to Earnings."

DELSENER/SLATER EMPLOYMENT AGREEMENTS

   In connection with the Delsener/Slater Acquisition, SFX entered into employment agreements in January 1997 with Ron Delsener and Mitch Slater (collectively, the "Delsener/Slater Employment Agreements"), pursuant to which each of Messrs. Delsener and Slater serve as co-Presidents and co-Chief Executive Officers of Delsener/Slater. The Delsener/Slater Employment Agreements will continue until December 31, 2001 unless terminated earlier by SFX Entertainment for Cause (as defined in the Delsener/Slater Employment Agreements) or voluntarily by Messrs. Delsener or Slater.

 Rights to Repurchase (Or to Offer to Repurchase) Delsener/Slater

   Pursuant to the Delsener/Slater Employment Agreements, if, before January 2, 2000, SFX's Board of Directors approves a Change of Control (as defined in the Delsener/Slater Employment Agreements to include a transaction in which a third party becomes the beneficial owner of 50% or more of the voting power of SFX), then Messrs. Delsener and Slater will have the right to purchase the outstanding capital stock of Delsener/Slater for Fair Market Value (as defined in the Delsener/Slater Employment Agreements).

   Under the Delsener/Slater Employment Agreements, Messrs. Delsener and Slater each also have a 60-day right to negotiate with SFX to purchase the capital stock or assets of Delsener/Slater if, before January 2, 2000, SFX proposes to (a) commence an initial public offering of Delsener/Slater, (b) sell or transfer capital stock of Delsener/Slater, resulting in SFX no longer controlling Delsener/Slater, or (c) sell or transfer substantially all of the assets of Delsener/Slater.

 Rights to Receive Additional Cash Payments

   In the case of a Return Event (as defined in the Delsener/Slater Employment Agreements), which may be deemed to include the Spin-Off, the SFX Merger and related transactions, Messrs. Delsener and Slater will have the right to receive a portion of the excess of the proceeds of the Return Event, less a fixed amount determined in reference to the original purchase price for Delsener/Slater. Management believes that no payment will accrue to Messrs. Delsener or Slater pursuant to these rights with respect to the Spin-Off, the SFX Merger and related transactions.

   Additionally, the Delsener/Slater Employment Agreements require Messrs. Delsener and Slater to receive annual bonuses determined with reference to Delsener/Slater Profits (as defined in the Delsener/Slater Employment Agreements) for the immediately preceding year. Delsener/Slater Profits for each year are required to be allocated as follows:

   o the first $4.0 million of Delsener/Slater Profits will be retained by SFX;

   o the next $300,000 of Delsener/Slater Profits must be paid to Messrs. Delsener and Slater; and

   o all Delsener/Slater Profits above $4.3 million must be shared 80% by SFX and 20% by Messrs. Delsener and Slater.

   Management believes that no bonus was earned in 1997 pursuant to this arrangement. However, any bonuses that may accrue to Messrs. Delsener and Slater in the future will not be available for SFX Entertainment's use to service its debt or for other purposes.

 Possible Amendments to Delsener/Slater Employment Agreements

   Messrs. Delsener and Slater and SFX Entertainment are in the process of negotiating amendments to the Delsener/Slater Employment Agreements to reflect, among other things, the changes to SFX Entertainment's business as a result of the Pending Acquisitions and the Spin-Off. Messrs. Delsener and Slater have agreed in principle to waive any rights to repurchase (or to offer to repurchase)

Delsener/Slater, and any rights to receive a portion of the proceeds of a Return Event, that they might otherwise have in connection with the SFX Merger or the Spin-Off. However, there can be no assurance that Messrs. Delsener and Slater will waive these rights on terms acceptable to SFX Entertainment or that, if not so waived, neither Mr. Delsener nor Mr. Slater will exercise these rights. These rights may continue to apply in certain circumstances to transactions after, or unrelated to, the Spin-Off and the SFX Merger. SFX Entertainment also expects, in connection with the foregoing, to negotiate mutually satisfactory amendments to certain of Messrs. Delsener's and Slater's compensation arrangements, including bonus and profit-sharing provisions. See "Risk Factors--Control of Delsener/Slater."

ASSUMPTION OF EMPLOYMENT AGREEMENTS; CERTAIN CHANGE OF CONTROL PAYMENTS

   Pursuant to the terms of the Distribution Agreement, at the time of the consummation of the SFX Merger, SFX Entertainment will assume all obligations under any employment agreement or arrangement (whether written or oral) between SFX or any of its subsidiaries and any employee of SFX Entertainment (including Messrs. Sillerman and Ferrel), other than obligations relating to Messrs. Sillerman's and Ferrel's Change of Control Options and existing rights to indemnification. These assumed obligations include the obligation to pay to Messrs. Sillerman, Ferrel and Benson, after the termination of their employment with SFX, cash payments aggregating approximately $3.3 million, $1.5 million and $0.2 million, respectively. These payments will become due to Messrs. Sillerman, Ferrel and Benson after the termination of their employment with SFX following a change of control of SFX, pursuant to their employment agreements with SFX. In addition, SFX Entertainment's assumed obligations will include the duty to indemnify Messrs. Sillerman and Ferrel (to the extent permitted by law) for one-half of the cost of any excise tax that may be assessed against them for any change-of-control payments made to them by SFX in connection with the SFX Merger.

INDEMNIFICATION OF MR. SILLERMAN

   On August 24, 1997, Mr. Sillerman entered into an agreement with SFX, SFX Buyer and SFX Buyer Sub to waive his right to receive indemnification (except to the extent covered by directors' and officers' insurance) from SFX, its subsidiaries, SFX Buyer and SFX Buyer Sub for claims and damages arising out of the SFX Merger and related transactions. It is anticipated that, in any employment agreement with Mr. Sillerman, SFX Entertainment will agree to indemnify Mr. Sillerman for these claims and damages to the fullest extent permitted by applicable law.

POTENTIAL CONFLICTS OF INTEREST

   Marquee is a publicly-traded company that, among other things, acts as booking agent for tours and appearances for musicians and other entertainers. Messrs. Sillerman and Tytel have an aggregate equity interest of approximately 9.2% in Marquee; Mr. Sillerman is the chairman of its board of directors, and Mr. Tytel is one of its directors. SFX Entertainment anticipates that, from time to time, it will enter into transactions and arrangements (particularly, booking arrangements) with Marquee and Marquee's clients, and it may compete with Marquee for specific concert promotion engagements. In addition, SFX Entertainment could in the future compete with Marquee in the production or promotion of motor sports or other sporting events. These transactions or arrangements will be subject to the approval of the independent committees of SFX Entertainment and Marquee, except that booking arrangements in the ordinary course of business will be subject to periodic review, but not approval of each particular arrangement.

   TSC, an entity controlled by Mr. Sillerman and in which Mr. Tytel also has an equity interest, provides financial consulting services to Marquee and Triathlon. TSC's services are provided by certain directors, officers and employees of SFX, who are anticipated to become directors, officers and employees of SFX Entertainment at the time of consummation of the SFX Merger, and who are not separately compensated for their services by TSC. Messrs. Sillerman and Tytel have substantial equity interests in Triathlon. In any transaction, arrangement or competition with Marquee or Triathlon, Messrs. Sillerman and Tytel are likely to have conflicts of interest between their duties as officers and directors of SFX Entertainment, on the one hand, and their duties as directors of Marquee and their interests in TSC, Marquee and Triathlon, on the other hand.

RELATIONSHIP BETWEEN HOWARD J. TYTEL AND BAKER & MCKENZIE

   Howard J. Tytel, who is the Executive Vice President, General Counsel, Secretary and a Director of SFX Entertainment, is "of counsel" to the law firm of Baker & McKenzie. Mr. Tytel is also an executive vice president, the general counsel and a director of SFX. Baker & McKenzie serves as counsel to SFX, SFX Entertainment and certain other affiliates of Mr. Sillerman. Baker & McKenzie compensates Mr. Tytel based, in part, on the fees it receives from providing legal services to SFX, other affiliates of Mr. Sillerman and other clients introduced to the firm by Mr. Tytel.

ARRANGEMENT BETWEEN ROBERT F.X. SILLERMAN AND HOWARD J. TYTEL

   Since 1978, Messrs. Sillerman and Tytel have been jointly involved in numerous business ventures, including SCMC, TSC, MMR, Triathlon, Marquee, SFX and SFX Entertainment. In consideration for certain services provided by Mr. Tytel in connection with those ventures, Mr. Tytel has received from Mr. Sillerman either a minority equity interest in the businesses (with Mr. Sillerman retaining the right to control the voting and disposition of Mr. Tytel's interest) or cash fees in an amount mutually agreed upon. Although Mr. Tytel has not been compensated directly by SFX (except for ordinary fees paid to him in his capacity as a director), he receives compensation from TSC and SCMC, companies controlled by Mr. Sillerman, as well as from Mr. Sillerman personally, with respect to the services he provides to various entities affiliated with Mr. Sillerman, including SFX. In 1997, these cash fees aggregated approximately $5.0 million, a portion of which were paid from the proceeds of payments made by SFX to Mr. Sillerman or entities controlled by Mr. Sillerman and the proceeds from Mr. Sillerman's exercise for tax purposes of options granted to him by SFX and subsequent sale of the underlying shares. It is anticipated that, in connection with the consummation of the SFX Merger and certain related transactions, Mr. Tytel will receive shares of SFX Entertainment and cash fees from TSC, SCMC and Mr. Sillerman personally in an amount to be determined in the future. See "--Assumption of Employment Agreements; Certain Change of Control Payments." It is also anticipated that Mr. Tytel will enter into an employment agreement directly with SFX Entertainment that will be effective at the time of consummation of the SFX Merger. See "--Employment Agreements."

TRIATHLON FEES

   SCMC, a corporation controlled by Mr. Sillerman and in which Mr. Tytel has an equity interest, has an agreement to provide consulting and marketing services to Triathlon, a publicly-traded company in which Mr. Sillerman is a significant stockholder. Under the terms of the agreement, SCMC has agreed to provide consulting and marketing services to Triathlon until June 1, 2005 for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees earned in respect of transactional investment banking services. Fees paid by Triathlon for the year ended December 31, 1996 and for the nine months ended September 30, 1997 were $3,000,000 and $1,693,000, respectively. These fees will vary (above the minimum annual fee of $500,000) depending on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to SFX. Pursuant to the terms of the Distribution Agreement, SFX will assign its rights to receive these fees to SFX Entertainment. Triathlon has previously announced that it is exploring ways of maximizing stockholder value, including possible sale to a third party. If Triathlon were acquired by a third party, the agreement might not continue for the remainder of its term.

RELATIONSHIPS AND TRANSACTIONS WITH SFX

   SFX has guaranteed certain payments in connection with the PACE Acquisition, the Contemporary Acquisition and the Network Acquisition. See "Agreements Related to the Pending Acquisitions."

   Certain members of management of SFX (who are also members of SFX Entertainment's management) have entered into a number of additional related party agreements and transactions in connection with the SFX Merger and certain related transactions. The section entitled "Proposal 1: The Merger--Interests of Certain Persons in the Merger" in the attached Proxy Statement describes these agreements and transactions.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Prior to the Spin-Off, there has not been any public market for SFX Entertainment Class A Common Stock, and there can be no assurance that a significant public market for SFX Entertainment Class A Common Stock will develop or continue after the Spin-Off. Sales of substantial amounts of SFX Entertainment Class A Common Stock in the public market after the Spin-Off, or the possibility that these sales may occur, could adversely affect market prices for SFX Entertainment Class A Common Stock or the future ability of SFX Entertainment to raise capital through an offering of equity securities.

   After the Spin-Off, Pending Acquisitions and other transactions described in this Prospectus, approximately 18.7 million shares of SFX Entertainment Class A Common Stock and approximately 1.7 million shares of SFX Entertainment Class B Common Stock will be outstanding. See "The Spin-Off," "Agreements Related to the Pending Acquisitions" and "Management." Shares distributed in the Spin-Off will be freely tradeable in the public market without restriction under the Securities Act, unless the shares are held by "affiliates" of SFX Entertainment (as that term is defined in Rule 144 under the Securities Act). Of the shares of SFX Entertainment Class A Common Stock to be issued in conjunction with the Spin-Off, approximately 5,913,713 shares will be issued to affiliates of SFX Entertainment. These shares held by affiliates will be eligible for sale subject to compliance with the provisions of Rule 144 or pursuant to an effective registration statement filed with the SEC.

   Under Rule 144, as recently amended, shares held by affiliates that are not "restricted securities" may be sold in "brokers' transactions" or to market makers, in a number of shares no larger within any three-month period than the greater of (a) one percent of the number of shares of SFX Entertainment Class A Common Stock then outstanding (approximately 187,000 shares at the time of completion of the Spin-Off, Pending Acquisitions and other issuances described in this Prospectus) or (b) generally, the average weekly trading volume in the SFX Entertainment Class A Common Stock during the four calendar weeks preceding the required filing of a Form 144 with respect to the sale. Sales under Rule 144 are also subject to certain requirements pertaining to the availability of current public information concerning SFX Entertainment. Under Rule 144(k), a person who is not deemed to have been an affiliate of SFX Entertainment at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holder of any prior owner other than an affiliate from whom the shares were purchased), is entitled to sell the shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As an alternative to sales under Rule 144, shares of SFX Entertainment Class A Common Stock may be sold without any volume limitations pursuant to an effective registration statement filed with the SEC.

   The board of directors of SFX Entertainment has approved the grant of up to 793,633 shares of SFX Entertainment Class A Common Stock to holders as of the Spin-Off Record Date of stock options or SARs of SFX, whether or not vested. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX's Options and SARs." These shares will be "restricted securities" under Rule 144.

   The aggregate of up to 4,216,680 shares of SFX Entertainment Class A Common Stock issuable in connection with the Pending Acquisitions will be "restricted securities" under Rule 144 of the Securities Act when issued, but SFX Entertainment has obligations to register all or a portion of these shares with the SEC for resale. See "Agreements Related to the Pending Acquisitions."

   In addition, SFX Entertainment anticipates granting options to purchase an aggregate of approximately 245,000 shares of SFX Entertainment Class A Common Stock, in conjunction with entering into employment agreements with SFX Entertainment's executive officers. These options will vest over five years and will have an exercise price of $5.50 per share. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

   SFX Entertainment has adopted a stock option plan providing for the issuance of options to purchase up to 2,000,000 shares of SFX Entertainment Class A Common Stock. No options have been granted to date under the plan. SFX Entertainment anticipates that in the future it will file a registration statement with the SEC to register the shares issuable upon exercise of options granted under the plan.

    Furthermore, approximately 1.7 million shares of SFX Entertainment Class B Common Stock will be outstanding after the Spin-Off and anticipated stock grants, which may be converted at any time into shares of SFX Entertainment Class A Common Stock.

                         DESCRIPTION OF CAPITAL STOCK

   At the time of the Spin-Off, the authorized capital stock of SFX Entertainment will consist of 110,000,000 shares of common stock (comprised of 100,000,000 shares of SFX Entertainment Class A Common Stock and 10,000,000 shares of SFX Entertainment Class B Common Stock), par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. The following descriptions of the common stock and the preferred stock are summaries, and are qualified in their entirety by reference to the detailed provisions of the SFX Entertainment Certificate (which is attached as Annex E to the accompanying Proxy Statement) and the SFX Entertainment By-laws (which were filed as an exhibit to the SFX Entertainment Registration Statement). See "Additional Information."

COMMON STOCK

 Shares Outstanding

   As of February 13, 1998, there are issued and outstanding 1,000 shares of SFX Entertainment Class A Common Stock and 1,000 shares of SFX Entertainment Class B Common Stock. All of these shares are validly issued, fully paid and nonassessable.

   After the consummation of the Spin-Off, Pending Acquisitions and other issuances described in this Prospectus, it is anticipated that there will be issued and outstanding approximately 18,700,000 shares of SFX Entertainment Class A Common Stock and 1,697,037 shares of SFX Entertainment Class B Common Stock. All of these shares will be validly issued, fully paid and nonassessable.

 Dividends

   Although no dividends are anticipated to be paid on the SFX Entertainment Common Stock in the foreseeable future, holders of common stock are entitled to receive any dividends (payable in cash, stock, or otherwise) that are declared thereon by the Board at any time and from time to time out of funds legally available for that purpose. No dividend may be declared or paid in cash or property on either class of common stock, unless the same dividend is simultaneously declared or paid on the other class of common stock. If dividends are declared that are payable in shares of SFX Entertainment Common Stock, then the stock dividends will be payable at the same rate on each class of common stock and will be payable only in shares of SFX Entertainment Class A Common Stock to holders of SFX Entertainment Class A Common Stock and in shares of SFX Entertainment Class B Common Stock to holders of SFX Entertainment Class B Common Stock. If dividends are declared that are payable in shares of common stock of another corporation, then the shares paid may differ as to voting rights to the extent that voting rights differ among the SFX Entertainment Class A Common Stock and the SFX Entertainment Class B Common Stock.

 Voting Rights

   Holders of SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of SFX Entertainment Class A Common Stock entitled to one vote and each share of SFX Entertainment Class B Common Stock entitled to ten votes, except (a) for the election of directors, (b) with respect to any "going private" transaction between SFX Entertainment and Robert F.X. Sillerman or any of his affiliates and (c) as otherwise provided by law.

   In the election of directors, the holders of shares of SFX Entertainment Class A Common Stock, voting as a separate class, are entitled to elect two sevenths of SFX Entertainment's directors (each, a "Class A Director"). Any person nominated by the Board for election by the holders of SFX Entertainment Class A Common Stock as a director of SFX Entertainment must be qualified to be an

"Independent Director" (as defined in the SFX Entertainment Certificate). If a Class A Director dies, is removed or resigns before his term expires, then that director's vacancy on the Board may be filled by any person appointed by a majority of the directors then in office, although less than a quorum. Any person appointed to fill the vacancy must, however, be qualified to be an Independent Director. The holders of SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock, voting as a single class, with each share of SFX Entertainment Class A Common Stock entitled to one vote and each share of SFX Entertainment Class B Common Stock entitled to ten votes, are entitled to elect the remaining directors. The holders of SFX Entertainment Common Stock are not entitled to cumulative votes in the election of directors. Mr. Sillerman has agreed to abstain, and has agreed to cause each of his affiliates to abstain, from voting in any election of Class A Directors.

   The initial Class A Directors are Messrs. Dugan, Kramer and O'Grady. If the SFX Merger Agreement is terminated, each of these individuals has indicated that he will promptly resign from his position as a director of SFX Entertainment, and the board of directors of SFX Entertainment will appoint three different Class A Directors, to serve until the next annual meeting of the stockholders of SFX Entertainment.

   The holders of the SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock vote as a single class with respect to any proposed "going private" transaction with Mr. Sillerman or any of his affiliates, with each share of SFX Entertainment Class A Common Stock and SFX Entertainment Class B Common Stock entitled to one vote.

   Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve, among other things, a change in the designations, preferences or limitations of that class of common stock.

 Liquidation Rights

   Upon liquidation, dissolution or winding-up of SFX Entertainment, after distribution in full of any preferential amounts required to be distributed to holders of preferred stock, the holders of SFX Entertainment Class A Common Stock will be entitled to share ratably with the holders of SFX Entertainment Class B Common Stock all assets available for distribution after payment in full of creditors.

 Conversion

   Each share of SFX Entertainment Class B Common Stock is convertible at any time, at the holder's option, into one share of SFX Entertainment Class A Common Stock. Each share of SFX Entertainment Class B Common Stock converts automatically into one share of SFX Entertainment Class A Common Stock (a) at the time of its sale or transfer to a party not affiliated with SFX Entertainment or (b) in the case of shares held by Mr. Sillerman or any of his affiliates, at the time of Mr. Sillerman's death.

 Other Provisions

   The holders of SFX Entertainment Common Stock are not entitled to preemptive or subscription rights. In any merger, consolidation or business combination, the consideration to be received per share by holders of SFX Entertainment Class A Common Stock must be identical to that received by holders of SFX Entertainment Class B Common Stock, except that in any such transaction in which shares of common stock are to be distributed, the distributed shares may differ as to voting rights to the extent that voting rights now differ among the SFX Entertainment Class A Common Stock and the SFX Entertainment Class B Common Stock. SFX Entertainment may not subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of either class of SFX Entertainment Common Stock unless the outstanding shares of both classes are proportionately subdivided or combined.

 Transfer Agent and Registrar

   The transfer agent and registrar for the SFX Entertainment Class A Common Stock and the SFX Entertainment Class B Common Stock is Chase Mellon Shareholder Services, L.L.C.

PREFERRED STOCK

   As of February 13, 1998, there are no shares of SFX Entertainment's preferred stock, par value $.01 per share, outstanding and there are 1,000 shares of preferred stock authorized. After the consummation of the Spin-Off and the Pending Acquisitions, it is anticipated that SFX Entertainment will have 25,000,000 shares of preferred stock authorized, with no shares of preferred stock issued and outstanding. However, SFX Entertainment may, under certain circumstances, be required to issue shares of preferred stock in conjunction with the Contemporary Acquisition. See "Agreements Related to the Pending Acquisitions--Contemporary Acquisition."

   The Board has the authority to issue this preferred stock in one or more series and to fix the number of shares and the relative designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, without further vote or action by the stockholders. If shares of preferred stock with voting rights are issued, the voting rights of the holders of SFX Entertainment Common Stock could be diluted by increasing the number of outstanding shares having voting rights, and by creating class or series voting rights. If the Board authorizes the issuance of shares of preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased by up to the authorized amount. Issuances of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of SFX Entertainment and may adversely affect the rights of holders of SFX Entertainment Common Stock. Also, the preferred stock could have preferences over the common stock (and other series of preferred stock) with respect to dividend and liquidation rights. There are no shares of preferred stock outstanding, and SFX Entertainment currently has no plans to issue any preferred stock, except in connection with the Contemporary Acquisition.

WARRANTS AND OTHER SECURITIES OF SFX

 IPO Warrants

   MMR, a company previously controlled by Mr. Sillerman, granted the IPO Warrants to the underwriters of its initial public offering in July 1993. When SFX acquired MMR, the IPO Warrants converted into warrants to purchase SFX's Class A common stock. Pursuant to the terms of the IPO Warrants, their holders will be entitled to receive, upon exercise after the Spin-Off Record Date, the number of shares of SFX Entertainment Class A Common Stock that they would be entitled to receive if the IPO Warrants were exercised before the Spin-Off Record Date. As of February 9, 1998, there are outstanding IPO Warrants with the right to purchase an aggregate of 9,858 shares of SFX's Class A common stock at an aggregate price per share of $22.36, which will require the transfer of 9,858 shares of SFX Entertainment Class A Common Stock into escrow at the time of the Spin-Off. See "The Spin-Off--Manner of Effecting the Spin-Off."

 SCMC Warrants

   Prior to April 1996, SCMC, a corporation controlled by Mr. Sillerman, provided advisory services to SFX from time to time with respect to specific transactions. In April 1996, SFX and SCMC agreed to terminate the arrangement pursuant to which SFX compensated SCMC for financial consulting services. Pursuant to the termination agreement, among other things, SFX issued to SCMC the SCMC Warrants to purchase up to 600,000 shares of SFX's Class A common stock at an exercise price, subject to adjustment, of $33.75 per share (the market price at the time of the termination agreement). A committee of SFX's independent directors approved the termination transaction. A nationally-recognized investment banking firm provided to the independent directors its written opinion that, as of the date the termination agreement was entered into, the consideration offered by SFX to SCMC pursuant to the agreement was fair, from a financial point of view, to SFX. The SCMC Warrants were subsequently amended to provide for the receipt of an aggregate of 600,000 shares of SFX Entertainment Class A Common Stock upon exercise. See "Certain Relationships and Related Transactions--SFX Entertainment Common Stock to Be Received in the Spin-Off." As of February 13, 1998, all of the SCMC Warrants remain outstanding, and therefore 600,000 shares of SFX Entertainment Class A Common Stock will be transferred into escrow at the time of the Spin-Off. See "The Spin-Off--Manner of Effecting the Spin-Off."

 Director Deferred Stock Ownership Plan

   SFX has adopted a director deferred stock ownership plan, in which Messrs. Dugan, Kramer and O'Grady are the sole participants. Under this plan, each participant receives an annual fee of $20,000, payable in shares of SFX's Class A common stock to a bookkeeping account maintained for that person. As of the date of this Prospectus, 922 shares of SFX's Class A common stock had been credited to each participant's account. The plan provides that, if there is a change in the capitalization of SFX (such as the Spin-Off), an appropriate adjustment will be made to the number and kind of shares held in the directors' accounts. On January 15, 1998, the committee overseeing the plan determined that the adjustment occasioned by the Spin-Off would consist of the issuance to each participant of one share of SFX Entertainment Class A common stock per share of SFX's Class A common stock held in that participant's account on the Spin-Off Record Date.

                          DESCRIPTION OF INDEBTEDNESS

NOTES

   The following is a summary of the material terms contained in the Indenture. This summary is not complete. It is subject to the terms of the Indenture, which was filed as an exhibit to the SFX Entertainment
Registration Statement. See "Additional Information."

   On February 11, 1998, SFX Entertainment consummated the private placement of $350.0 million in aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2008. The Notes bear interest at an annual interest rate of 9 1/8%, and interest payments will be due semi-annually, commencing August 1, 1998. The Notes will mature on February 1, 2008. The Proposed Notes do not contain any sinking fund provision.

 Ranking

   The Notes are general unsecured obligations of SFX Entertainment, subordinate in right to all Senior Debt (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter incurred, of SFX Entertainment and senior in right of payment to or pari passu with all other indebtedness of SFX Entertainment. On a pro forma basis giving effect to the Financing, the Pending Acquisitions, the Spin-Off and the SFX Merger, SFX Entertainment would have had approximately $498.8 million of indebtedness outstanding, of which $148.8 million would have been Senior Debt (excluding letters of credit) at September 30, 1997. See "Capitalization."

 Subsidiary Guarantees

   SFX Entertainment's payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis by all of its current and future domestic subsidiaries, with certain specified exceptions.

 Optional Redemption

   Except as noted below, the Notes are not redeemable at SFX Entertainment's option before February 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of SFX Entertainment, in whole or in part, at specified redemption prices plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture), if any, thereon to the applicable redemption date. In addition, at any time prior to February 1, 2001, SFX Entertainment may on any one or more occasions redeem up to 35.0% of the original aggregate principal amount of Notes at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net proceeds of one or more offerings of common equity of SFX Entertainment. However, at least 65.0% of the original aggregate principal amount of Notes must remain outstanding immediately after each occurrence of redemption.

 Change of Control

   After the occurrence of a Change of Control (as defined in the Indenture), SFX Entertainment will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

 Certain Covenants

   The Indenture contains certain covenants that, among other things, limit the ability of SFX Entertainment and its subsidiaries to (a) incur additional Indebtedness (as defined in the Indenture), (b) issue preferred stock, (c) pay dividends, (d) make certain other restricted payments, (e) create certain Liens (as defined in the Indenture), (f) enter into certain transactions with affiliates, (g) sell assets of SFX Entertainment or its Restricted Subsidiaries (as defined in the Indenture), (h) issue or sell Equity Interests (as defined in the Indenture) of SFX Entertainment's Restricted Subsidiaries or (i) enter into certain mergers and consolidations. In addition, under certain circumstances, SFX Entertainment will be required to offer to purchase Notes at a price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined in the Indenture).

 Exchange Offer; Registration Rights

   Pursuant to a registration rights agreement among SFX Entertainment and the initial purchasers of the Notes, SFX Entertainment must use its best efforts to file a registration statement with the SEC with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms identical in all material respects to those of the Notes. If (a) this exchange offer is not permitted by applicable law or (b) any holder of Transfer Restricted Securities (as defined in the Indenture) notifies SFX Entertainment that (i) it is prohibited by law or SEC policy from participating in the exchange offer, (ii) it may not resell the new issue of debt securities to be acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the registration statement is not appropriate or available for those resales, or (iii) it is a broker-dealer and holds Notes acquired directly from SFX Entertainment or an affiliate of SFX Entertainment, then SFX Entertainment will be required to provide a shelf registration statement to cover resales of the Notes by their holders. If SFX Entertainment fails to satisfy these registration obligations, it will be required to pay Liquidated Damages to the holders of Notes under certain circumstances.

 Transfer Restrictions

   The Notes have not been registered under the Securities Act, and may not be offered or sold except pursuant to an exemption from (or in a transaction not subject to) the registration requirements of the Securities Act.

PROPOSED CREDIT FACILITY

   The following is a summary of the material terms expected to be contained in the Proposed Credit Facility. This summary is not complete. It is subject to, and qualified in its entirety by reference to, the Commitment Letter (as defined below), which has been filed as an exhibit to the SFX Entertainment Registration Statement. There can be no assurance that SFX Entertainment will be able to enter into the Proposed Credit Facility on the terms described herein, or at all. See "Additional Information."

   SFX Entertainment has received a commitment letter (the "Commitment Letter") from The Bank of New York ("BNY") to act as the Administrative Agent for--and from BNY Capital Markets, Inc., Lehman Brothers Inc. and Goldman Sachs Credit Partners L.P. to act as the Arrangers for--$300.0 million of senior secured credit facilities. The Proposed Credit Facility is to be comprised of (a) the Proposed Term Loan, a $150.0 million eight-year term loan, and (b) the Proposed Revolver, a $150.0 million seven-year reducing revolving credit facility. Subsequent to, and conditioned upon, the consummation of the PACE Acquisition, SFX Entertainment anticipates the execution and delivery of the definitive documents governing the Proposed Credit Facility (the "Credit Facility Closing Date"). SFX Entertainment currently anticipates that, on the Credit Facility Closing Date, the Proposed Term Loan will be fully funded and that a portion of the Proposed Revolver will be drawn. The following discussion summarizes the material terms and conditions of the Commitment Letter; it is subject to the final provisions of the definitive documents governing the Proposed Credit Facility.

 General

   The Proposed Credit Facility is expected to provide for borrowings in a principal amount of up to $300.0 million, subject to certain covenants and conditions. Borrowings under the Proposed Credit Facility may be used by SFX Entertainment to finance Permitted Acquisitions (as defined in the Commitment Letter), for working capital and for general corporate purposes. Up to $20.0 million of the Proposed Revolver will be available for the issuance of standby letters of credit. Each Permitted Acquisition must be in the same line of business (or other business incidental or related thereto) as SFX Entertainment and, with the exception of the Pending Acquisitions, must have the prior written consent of the Required Lenders (as defined in the Commitment Letter) if the cost of the Permitted Acquisition exceeds $50.0 million.

 Interest Rates; Fees

   Loans outstanding under the Proposed Credit Facility will bear interest, at SFX Entertainment's option, at certain spreads over LIBOR or the greater of the Federal Funds rate plus 0.50% or BNY's prime rate. The interest rate spreads on the Proposed Term Loan and the Proposed Revolver will be adjusted based on SFX Entertainment's Total Leverage Ratio (as defined below). SFX Entertainment will pay an annual commitment fee on unused availability under the Proposed Revolver of 0.50% if SFX Entertainment's Total Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if that ratio is less than 4.0 to 1.0. SFX Entertainment will also pay an annual letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Commitment Letter) for the Proposed Revolver then in effect.

 Mandatory Prepayments and Commitment Reductions

   Commitments to lend under the Proposed Revolver will be reduced in equal quarterly installments commencing March 31, 2000 in annual percentages of the borrowings under the Proposed Revolver as of December 31, 1999 according to the following schedule: by 10.0% in 2000; by 15.0% in 2001; by 20.0% in 2002; by 25.0% in 2003; by 25.0% in 2004; and by the remaining 5.0% upon final maturity. The Proposed Term Loan will be reduced by $1.0 million per year until final maturity, at which point the remaining balance will be due and payable. Amounts outstanding under the Proposed Credit Facility will be subject to, among others, the following mandatory prepayments, which will also permanently reduce commitments: (a) 100.0% of the net cash proceeds received from permitted Asset Sales (as defined in the Commitment Letter), subject to standard reinvestment provisions; (b) 50.0% of Excess Cash Flow (as defined in the Commitment Letter), calculated for each fiscal year beginning with the year ending December 31, 2000; and (c) 50.0% of net proceeds of any equity issuance, to the extent that the Total Leverage Ratio is greater than or equal to 5.0 to 1.0.

 Collateral and Guarantees

   Each of SFX Entertainment's present and future direct and indirect domestic subsidiaries (the "Senior Guarantors") must provide guarantees under the Proposed Credit Facility. In order to secure its obligations under the Proposed Credit Facility, SFX Entertainment and each of the Senior Guarantors must also pledge to the lenders a continuing security interest in all of their tangible assets (subject to certain non-material exceptions), all of the capital stock of each Senior Guarantor and not less than 66-2/3% of the capital stock of SFX Entertainment's present and future direct and indirect foreign subsidiaries.

 Conditions Precedent; Covenants

   The lenders' obligations to extend credit under the Proposed Credit Facility will be subject to the satisfaction of certain conditions precedent, including:

   o the contribution by SFX to SFX Entertainment of all of its existing concert promotion and live entertainment businesses;

   o the acquisition by SFX Entertainment or any Senior Guarantor of not less than 85.0% of the capital stock of PACE on terms acceptable to the Administrative Agent and the refinancing of all outstanding debt of PACE; and

   o the execution of definitive purchase agreements on terms acceptable to the Administrative Agent for the purchase of BGP, Concert/Southern, Network, Contemporary, 100.0% of the ownership interests in Pavilion Partners and 100.0% of the ownership of Riverport Amphitheater.

The Proposed Credit Facility may contain various covenants that, subject to certain specified exceptions, will restrict SFX Entertainment's and its subsidiaries' ability to:

   o  incur additional indebtedness and other obligations;

   o  grant liens;

   o  consummate mergers, acquisitions, investments and asset dispositions;

   o  declare or pay Restricted Payments (as defined in the Commitment
      Letter);

   o declare or pay dividends, distributions and other prepayments or repurchases of other indebtedness;

   o amend certain agreements, including SFX Entertainment's organizational documents, the Proposed Notes and the Proposed Indenture;

   o  enter into partnerships and joint ventures;

   o  engage in transactions with affiliates;

   o  form subsidiaries; and

   o  change lines of business.

   The Proposed Credit Facility will also include covenants relating to compliance with ERISA, environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and financial reporting. In addition, the Proposed Credit Facility will require SFX Entertainment to maintain compliance with certain specified financial covenants relating to:

   o a maximum ratio (the "Total Leverage Ratio") of (a) all outstanding amounts under the Proposed Credit Facility and any other borrowed money and similar type indebtedness (including capital lease obligations) of SFX Entertainment and its subsidiaries, on a consolidated basis ("Total Debt"), less cash and cash equivalents in excess of $5.0 million, to
      (b) for the most recently completed four fiscal quarters, (i) revenues less (ii) expenses (excluding depreciation, amortization other than capitalized pre-production costs, interest expense and income tax expense), plus (iii) non-recurring expense items or non-cash expense items mutually agreed upon by SFX Entertainment and the Required Lenders, plus (iv) the lesser of (A) the equity income from Unconsolidated Investments (as defined in the Commitment Letter) and
      (B) cash dividends and other cash distributions from Unconsolidated Investments (however, the total amount determined under this clause
      (iv) will not exceed 10.0% of Operating Cash Flow before overhead) (the amount referred to in this clause (b), "Operating Cash Flow"); Operating Cash Flow is to be adjusted to reflect acquisitions and dispositions consummated during the calculation period as if those transactions were consummated at the beginning of the period;

   o a maximum ratio (the "Senior Leverage Ratio") of (a) Total Debt less the principal amount outstanding under the Proposed Notes to, less cash and cash equivalents in excess of $5.0 million, to (b) Operating Cash Flow;

   o a minimum ratio (the "Pro Forma Interest Expense Ratio") of (a) Operating Cash Flow to (b) the sum of all interest expense and commitment fees calculated for the four fiscal quarters following the calculation quarter, giving effect to the Total Debt outstanding and the interest rates in effect as of the date of the determination and the commitment reductions and debt amortization scheduled during that period;

   o a minimum ratio (the "Debt Service Ratio") of (a) Operating Cash Flow to (b) the sum of (i) the sum of all interest expense and commitment fees calculated for the four fiscal quarters following the calculation quarter, giving effect to the Total Debt outstanding and the interest rates in effect as of the date of the determination and the commitment reductions and debt amortization scheduled during that period and (ii) the scheduled current maturities of Total Debt and current commitment reductions with respect to the Proposed Revolver, each measured for the four fiscal quarters immediately succeeding the date of determination; and

   o a minimum ratio (the "Fixed Charges Ratio") of (a) the sum of Operating Cash Flow (before any adjustments to reflect acquisitions, sales and exchanges) to (b) the sum of, for the four most recently completed fiscal quarters, the following paid during that period: (i) Interest Expense (as defined in the Commitment Letter) plus the scheduled maturities of Total Debt and current commitment reductions with respect to the Proposed Revolver, (ii) cash income taxes, (iii) capital expenditures (excluding certain special capital expenditures to be mutually agreed upon) and (iv) Unconsolidated Investments (as defined in the Commitment Letter).

   It is anticipated that the Total Leverage Ratio may not at any time exceed
(a) 6.75x from the Credit Facility Closing Date to September 29, 1998, (b) 6.50x from September 30, 1998 to December 30, 1998,

(c) 6.25x from December 31, 1998 to June 29, 1999, (d) 5.75x from June 30, 1999 to December 30, 1999, (e) 5.25x from December 31, 1999 to December 30, 2000, (f) 4.50x from December 31, 2000 to December 30, 2001 and (g) 3.75x on December 31, 2001 and thereafter.

   The Senior Leverage Ratio may not at any time exceed (a) 3.75x from the Credit Facility Closing Date to September 29, 1998, (b) 3.50x from September 30, 1998 to December 30, 1998, (c), 3.25x from December 31, 1998 to December 30, 1999, (d) 3.00x from December 31, 1999 to December 30, 2000 and (e) 2.50x on December 31, 2000 and thereafter.

   The Pro Forma Interest Expense Ratio may not at the end of any fiscal quarter be less than (a) 1.50x from the Credit Facility Closing Date to December 31, 1998 and (b) 2.00x on January 1, 1999 and thereafter.

   The Pro Forma Debt Service Ratio may not at any fiscal quarter end be less than (a) 1.25x from the Credit Facility Closing Date to December 31, 1998 and
(b) 1.50x on January 1, 1999 and thereafter.

   The Fixed Charges Ratio may not at any quarter end be less than 1.00x.

   The Proposed Credit Facility will also prohibit prepayment or defeasance of the Notes.

 Events of Default

   The Proposed Credit Facility will contain customary events of default, including payment defaults, the occurrence of a Change of Control (as defined in the Commitment Letter), the invalidity of guarantees or security documents under the Proposed Credit Facility, any Material Adverse Change (as defined in the Commitment Letter), breach of any representation or warranty under the Proposed Credit Facility and any cross-default to other indebtedness of SFX Entertainment and its subsidiaries. The occurrence of any event of default could result in termination of the commitments to extend credit under the Proposed Credit Facility and foreclosure on the collateral securing those obligations, each of which, individually, could have a material adverse effect on SFX Entertainment.

OTHER DEBT

   SFX Entertainment also has approximately $16.5 million of long-term debt outstanding, which was incurred primarily in connection with its recently completed acquisitions. See Note 5 to the notes to the Consolidated Financial Statements of SFX Entertainment.

                            ADDITIONAL INFORMATION

   By the time of the Spin-Off, SFX Entertainment will be a reporting company under the Exchange Act. SFX Entertainment has filed the SFX Entertainment Registration Statement on Form S-1 under the Securities Act with the SEC with respect to the SFX Entertainment Common Stock described in this Prospectus. This Prospectus, which is part of the SFX Entertainment Registration Statement, does not contain all of the information set forth in the SFX Entertainment Registration Statement and the exhibits thereto. For further information with respect to SFX Entertainment and its common stock offered hereby, reference is hereby made to the SFX Entertainment Registration Statement (No. 333-43287) and its exhibits, which may be inspected without charge at the office of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite
1400), Chicago, Illinois 60661. Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete; in each instance, reference is made to the copy of the contract or document filed as an exhibit to the SFX Entertainment Registration Statement, and each such statement is qualified in all respects by this reference.

   In addition, SFX is a reporting company under the Exchange Act and therefore files reports, proxy statements and other materials with the SEC. SFX's reports, proxy statements and other filed materials are available as discussed above for SFX Entertainment.

                                 LEGAL MATTERS

   The validity of the shares of SFX Entertainment Common Stock to be issued in connection with the Spin-Off will be passed upon for SFX Entertainment by Baker & McKenzie, New York, New York. Howard J. Tytel, who is an executive officer and director of and is anticipated after the Spin-Off to have an equity interest in SFX Entertainment, and who has an equity interest in SFX, TSC and SCMC and is an executive officer and director of those entities, is Of Counsel to Baker & McKenzie. See "Management," "Principal Stockholders of SFX Entertainment" and "Certain Relationships and Related Transactions."

                                   EXPERTS

   The consolidated financial statements of SFX Entertainment, Inc. and Subsidiaries as of September 30, 1997, and for the nine months ended September 30, 1997; the combined financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies (Predecessor) as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996; the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1996, and for the years ended September 30, 1995 and 1996; the combined financial statements of Contemporary Group as of September 30, 1996 and December 31, 1996, and for the nine months ended September 30, 1997 and year ended December 31, 1996; the combined financial statements of SJS Entertainment Corporation and Affiliated Company as of December 31, 1996, and for the year ended December 31, 1996; the combined financial statements of The Album Network, Inc. and Affiliated Companies as of September 30, 1996 and 1997, and for the years ended September 30, 1996 and 1997; the consolidated financial statements of BG Presents, Inc. and Subsidiaries as of January 31, 1996 and 1997 and for the years ended January 31, 1996 and 1997; and the combined financial statements of Concert/Southern Promotions and Affiliated Companies as of September 30, 1997 and for the nine months ended September 30, 1997, included in the Prospectus and Registration Statement of SFX Entertainment have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

   Arthur Andersen LLP, independent public accountants, audited the following financial statements (as set forth in their reports thereon appearing elsewhere herein and in the SFX Entertainment

Registration Statement), each appearing in this Prospectus and the SFX Entertainment Registration Statement: the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996; the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996 the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1997, and for the year ended September 30, 1997; the consolidated financial statements of Pavilion Partners as of September 30, 1997, and for the year ended September 30, 1997, which are included in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

   The financial statements of Pavilion Partners for the year ended October 31, 1995, for the eleven months ended September 30, 1996 and as of September 30, 1996 included in this Prospectus and the SFX Entertainment Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The Board expects to appoint Ernst & Young LLP as SFX Entertainment's independent auditors to audit SFX Entertainment's financial statements.

                             INDEX TO DEFINED TERMS

                                             PAGE
                                        --------
Acquisition Businesses ................       D-4
Adjusted EBITDA .......................      D-13
AEP ...................................      D-61
AKG ...................................   D-F-124
Album Network .........................      D-72
Amphitheatre ..........................   D-F-137
Becker Employment Agreement ...........      D-65
Becker Right of First Refusal .........      D-65
Becker Second Year Option .............      D-65
BGE ...................................   D-F-124
BGM ...................................   D-F-124
BGP ...................................      D-1,
                                          D-F-124
BGP Acquisition .......................       D-6
BGP Acquisition Sub ...................      D-70
BGP Agreement .........................      D-42
BGP Sellers ...........................      D-70
BGPI ..................................   D-F-124
Blockbuster Acquisition ...............      D-64
Blockbuster Agreement .................      D-64
Blockbuster Group .....................      D-64
Blockbuster Sub .......................      D-36
BNY ...................................     D-137
Board .................................      D-22
Broadcasting ..........................    D-F-8,
                                           D-F-26
Broadcasting Merger ...................     D-F-8
Broadway Shows ........................      D-28
Buyer .................................     D-F-8
CCMI ..................................   D-F-135
CDA ...................................    D-F-13
Chastain Ventures .....................   D-F-135
CIC ...................................    D-F-93
Class A Director ......................     D-132
CMI ...................................    D-F-93
Commitment Letter .....................     D-137
                                          D-F-25,
                                          D-F-93,
                                         D-F-112,
                                         D-F-124,
Companies .............................  D-F-135
                                           D-F-8,
                                          D-F-25,
                                         D-F-103,
                                         D-F-112,
Company ...............................   D-F-124
Concerts ..............................     D-F-8
Concert/Southern ......................       D-1,
                                           D-F-135
Concert/Southern Acquisition ..........       D-6
Concert/Southern Agreement ............      D-43
Concert/Southern Asset Companies  .....      D-74
Concert/Southern Joint Ventures  ......      D-74
Concert/Southern Sale Companies  ......      D-74
Concert/Southern Sellers ..............      D-75
Contemporary ..........................       D-1
Contemporary Acquisition ..............       D-6


Contemporary Agreement ................      D-42
Contemporary Asset Acquisition  .......      D-66
Contemporary Group ....................    D-F-93
Contemporary International ............      D-66
Contemporary Merger ...................      D-66
Credit Facility Closing Date ..........     D-137
Debt Service Ratio ....................     D-139
Delsener/Slater .......................      D-6,
                                            D-F-8
Delsener/Slater Employment Agreements       D-128
DGCL ..................................      D-26
Distribution Agent ....................      D-10
Distribution Agreement ................       D-1
EBITDA ................................      D-13
Employee Benefits Agreement ...........      D-50
Entertainment Business ................       D-1
Escrow Agent ..........................      D-10
Estimated Working Capital .............      D-51
Excess Debt ...........................      D-52
Exchange Act ..........................      D-14
Executive Officers ....................     D-118
FF ....................................   D-F-124
Fifth Year Put Option .................      D-13
Final Working Capital .................      D-51
Financing .............................      D-1,
                                            D-F-8
Fixed Charges Ratio ...................     D-139
GAAP ..................................      D-13
HSR Act ...............................      D-17
Indenture .............................      D-16
IPO Warrants ..........................      D-48
IRS ...................................   D-F-114
Jones Beach Loan ......................    D-F-26
Marquee ...............................      D-23
Master Account ........................   D-F-136
Meadows ...............................     D-F-8
Meadows Repurchase ....................     D-113
MMR ...................................      D-48
Nasdaq National Market ................       D-1
Network ...............................       D-1
Network 40 ............................      D-72
Network Acquisition ...................       D-6
Network Agreement .....................      D-42
Network Cash Consideration ............      D-72
Network Earn-Out EBITDA ...............      D-72
Network Magazine ......................      D-40
Network Sellers .......................      D-72
Network Stock Consideration ...........      D-72
Network Sub ...........................      D-72
Notes .................................       D-1
Operating Cash Flow ...................     D-139
PACE ..................................       D-1
PACE Acquisition ......................       D-6

                                     D-143

                                             PAGE
                                        --------
PACE Acquisition Facility .............      D-61
PACE Agreement ........................      D-41
PACE By-law Provisions ................      D-62
PACE Cash Payment .....................      D-59
PACE Damages ..........................      D-60
PACE Material Adverse Effect Condition       D-61
PACE Reps and Warranties Condition ....      D-60
PACE Sellers ..........................      D-59
PACE Sellers' Representative ..........      D-61
PACE Stock Consideration ..............      D-59
PACE Stock Options ....................      D-61
PACE Term Loan ........................      D-61
PACE Term Loan Assets .................      D-61
Pavilion Acquisition ..................      D-16
Pavilion Exclusivity Provision  .......      D-16
Pavilion Partners Option ..............      D-61
Pending Acquisitions ..................       D-1
PNC Loan ..............................    D-F-26
Pro Forma Interest Expense Ratio  .....     D-139
Proposed Credit Facility ..............       D-1
Proposed Revolver .....................     D-114
Proposed Term Loan ....................     D-114
Recent Acquisitions ...................       D-6
Riverport .............................    D-F-93
SAL ...................................   D-F-124
SAP ...................................   D-F-124
SCMC ..................................     D-110
SCMC Warrants .........................      D-48
SEC ...................................      D-50
Securities Act ........................      D-14
Senior Guarantors .....................     D-138
Senior Leverage Ratio .................     D-139
Series E Adjustment ...................      D-53
Service ...............................   D-F-129
SFX ...................................      D-1,
                                          D-F-137
SFX Buyer .............................       D-1


SFX Buyer Sub .........................       D-7
SFX Employee Benefit Plans ............      D-56
SFX Entertainment .....................       D-1
SFX Entertainment By-laws .............      D-26
SFX Entertainment Certificate .........      D-26
SFX Entertainment Class A Common Stock        D-1
SFX Entertainment Class B Common Stock        D-1
SFX Entertainment Common Stock  .......       D-1
SFX Entertainment Group ...............      D-24
SFX Entertainment Preferred Stock  ....      D-66
SFX Entertainment Registration
 Statement ............................      D-50
SFX Merger ............................       D-1
SFX Merger Agreement ..................       D-1
SFX Merger Consideration Adjustment  ..      D-51
SJS ...................................      D-40
Sony Agreement ........................      D-64
Sony Sub ..............................      D-36
Spin-Off ..............................      D-1,
                                            D-F-8
Spin-Off Distribution Date ............      D-48
Spin-Off Record Date ..................       D-1
Sunshine Promotions ...................      D-6,
                                            D-F-8
Tax Code ..............................      D-57
Tax Sharing Agreement .................      D-24
Total Debt ............................     D-139
Total Leverage Ratio ..................     D-139
Touring Broadway Shows ................       D-4
Triathlon .............................     D-13,
                                           D-F-11
TSC ...................................      D-50
Unaudited Pro Forma Condensed Combined
 Financial Statements .................      D-80
Warrants ..............................      D-48
Working Capital .......................      D-51
Working Capital Adjustment Amount .....       D-5

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                 PAGE
                                                                                             -----------
SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
 Report of Independent Auditors.............................................................     D-F-4
 Consolidated Balance Sheet as of September 30, 1997 .......................................     D-F-5
 Consolidated Statement of Operations for the nine months ended September 30, 1996
  (Predecessor-unaudited) and 1997 .........................................................     D-F-6
 Consolidated Statement of Cash Flows for the nine months ended September 30, 1996
  (Predecessor-unaudited) and 1997 .........................................................     D-F-7
 Notes to Consolidated Financial Statements.................................................     D-F-8
DELSENER/SLATER ENTERPRISES, LTD. AND AFFILIATED COMPANIES (PREDECESSOR)
 Report of Independent Auditors.............................................................    D-F-20
 Combined Balance Sheets as of December 31, 1995 and 1996 ..................................    D-F-21
 Combined Statements of Operations for the years ended December 31, 1994, 1995
  and 1996 .................................................................................    D-F-22
 Combined Statements of Cash Flows for the years ended December 31, 1994, 1995
  and 1996..................................................................................    D-F-23
 Combined Statements of Stockholders' Equity for the years ended December 31, 1994, 1995
  and 1996..................................................................................    D-F-24
 Notes to Combined Financial Statements.....................................................    D-F-25
CONNECTICUT PERFORMING ARTS, INC. AND CONNECTICUT PERFORMING ARTS PARTNERS
 Report of Independent Public Accountants...................................................    D-F-29
 Combined Balance Sheets as of December 31, 1995 and 1996...................................    D-F-30
 Combined Statements of Operations for the years ended December 31, 1994, 1995
  and 1996..................................................................................    D-F-31
 Combined Statements of Shareholders' Equity and Partners' Equity for the years ended
  December 31, 1994, 1995 and 1996..........................................................    D-F-32
 Combined Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996  ...    D-F-33
 Notes to Combined Financial Statements.....................................................    D-F-34
DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.
 Report of Independent Public Accountants ..................................................    D-F-42
 Combined Balance Sheet as of December 31, 1995 and 1996....................................    D-F-43
 Combined Statements of Operations and Partners' Equity for the years ended
  December 31, 1994, 1995 and 1996..........................................................    D-F-45
 Combined Statements of Cash Flows for the years ended December 31, 1994, 1995
  and 1996..................................................................................    D-F-46
 Notes to Combined Financial Statements.....................................................    D-F-47

                                     D-F-1

                                                                                                 PAGE
                                                                                             -----------
PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES
 Report of Independent Public Accountants ..................................................    D-F-53
 Report of Independent Auditors.............................................................    D-F-54
 Consolidated Balance Sheets as of September 30, 1996 and 1997..............................    D-F-55
 Consolidated Statements of Operations for the years ended September 30, 1995, 1996 and
  1997......................................................................................    D-F-56
 Consolidated Statements of Shareholders' Equity for the years ended September 30, 1995,
  1996 and 1997.............................................................................    D-F-57
 Consolidated Statements of Cash Flows for the years ended September 30, 1995, 1996 and
  1997......................................................................................    D-F-58
 Notes to Consolidated Financial Statements.................................................    D-F-59
PAVILION PARTNERS
 Report of Independent Public Accountants ..................................................    D-F-73
 Report of Independent Accountants .........................................................    D-F-74
 Consolidated Balance Sheets as of September 30, 1996 and 1997 .............................    D-F-75
 Consolidated Statements of Income for the year ended October 31, 1995, eleven months ended
  September 30, 1996 and year ended September 30, 1997 .....................................    D-F-76
 Consolidated Statements of Partners' Capital for the year ended October 31, 1995, eleven
  months ended September 30, 1996 and year ended September 30, 1997 ........................    D-F-77
 Consolidated Statements of Cash Flows for the year ended October 31, 1995, eleven months
  ended September 30, 1996 and year ended September 30, 1997 ...............................    D-F-78
 Notes to Consolidated Financial Statements ................................................    D-F-79
CONTEMPORARY GROUP
 Report of Independent Auditors ............................................................    D-F-88
 Combined Balance Sheets as of December 31, 1996 and September 30, 1997 ....................    D-F-89
 Combined Statements of Operations for the year ended December 31, 1996 and nine months
  ended September 30, 1997 .................................................................    D-F-90
 Combined Statements of Cash Flows for the year ended December 31, 1996 and nine months
  ended September 30, 1997 .................................................................    D-F-91
 Combined Statements of Stockholders' Equity for the year ended December 31, 1996 and nine
  months ended September 30, 1997 ..........................................................    D-F-92
 Notes to Combined Financial Statements ....................................................    D-F-93
SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY
 Report of Independent Auditors ............................................................    D-F-97
 Combined Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited)  .......    D-F-98
 Combined Statement of Operations and Retained Earnings for the year ended December 31,
  1996 .....................................................................................    D-F-99
 Combined Statements of Operations and Retained Earnings for the nine months ended
  September 30, 1996 and 1997 (unaudited) ..................................................   D-F-100
 Combined Statement of Cash Flows for the year ended December 31, 1996 .....................   D-F-101
 Combined Statements of Cash Flows for the nine months ended September 30, 1996 and 1997
  (unaudited) ..............................................................................   D-F-102
 Notes to Combined Financial Statements ....................................................   D-F-103

                                     D-F-2

                                                                                                 PAGE
                                                                                             -----------
THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES
 Report of Independent Auditors ............................................................   D-F-108
 Combined Balance Sheets as of September 30, 1996 and 1997 .................................   D-F-109
 Combined Statements of Operations and Stockholders' Deficit for the years ended September
  30, 1996 and 1997 ........................................................................   D-F-110
 Combined Statements of Cash Flows for the years ended September 30, 1996 and 1997 .........   D-F-111
 Notes to Combined Financial Statements ....................................................   D-F-112
BG PRESENTS, INC. AND SUBSIDIARIES
 Report of Independent Auditors ............................................................   D-F-116
 Consolidated Balance Sheets as of January 31, 1996 and 1997 ...............................   D-F-117
 Consolidated Balance Sheet as of October 31, 1997 (unaudited)..............................   D-F-118
 Consolidated Statements of Operations for the years ended January 31, 1996 and 1997  ......   D-F-119
 Consolidated Statement of Operations for the nine months ended October 31, 1997
  (unaudited)...............................................................................   D-F-120
 Consolidated Statements of Cash Flows for the years ended January 31, 1996 and 1997  ......   D-F-121
 Consolidated Statement of Cash Flows for the nine months ended October 31, 1997
  (unaudited)...............................................................................   D-F-122
 Consolidated Statements of Stockholders' Equity for the years ended January 31, 1996 and
  1997 and the nine months ended October 31, 1997 (unaudited) ..............................   D-F-123
 Notes to Consolidated Financial Statements ................................................   D-F-124
CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES
 Report of Independent Auditors ............................................................   D-F-130
 Combined Balance Sheet as of September 30, 1997 ...........................................   D-F-131
 Combined Statement of Operations for the nine months ended September 30, 1997  ............   D-F-132
 Combined Statement of Cash Flows for the nine months ended September 30, 1997  ............   D-F-133
 Combined Statements of Stockholders' Equity for the nine months ended
  September 30, 1997 .......................................................................   D-F-134
 Notes to Combined Financial Statements ....................................................   D-F-135

                                     D-F-3

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SFX Entertainment, Inc.

   We have audited the accompanying consolidated balance sheet of SFX Entertainment, Inc. and Subsidiaries as of September 30, 1997, and the related consolidated statements of operations and cash flows for the nine months then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SFX Entertainment, Inc. and Subsidiaries at September 30, 1997, and the consolidated results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP

New York, New York
January 16, 1998




                                     D-F-4

                           SFX ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1997

 ASSETS
Current assets:
 Cash and cash equivalents (Note 3)......................................  $  7,094,000
 Accounts receivable ....................................................     2,525,000
 Prepaid expenses and other current assets ..............................     2,570,000
                                                                          --------------
Total current assets ....................................................    12,189,000
Property and equipment, net .............................................    55,882,000
Goodwill, net ...........................................................    59,721,000
Investment in unconsolidated subsidiaries ...............................     1,324,000
Note receivable from employee............................................       900,000
Other assets (Note 3) ...................................................     5,454,000
                                                                          --------------
Total assets ............................................................  $135,470,000
                                                                          ==============
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable .......................................................  $  1,620,000
 Accrued expenses .......................................................       777,000
 Deferred revenue .......................................................     4,095,000
 Income taxes payable ...................................................     4,107,000
 Current portion of long-term debt ......................................       922,000
 Current portion of deferred purchase consideration .....................       734,000
                                                                          --------------
Total current liabilities ...............................................    12,255,000
Long-term debt, less current portion ....................................    15,531,000
Deferred purchase consideration, less current portion ...................     3,490,000
Deferred income taxes ...................................................     2,816,000
Commitment and contingencies (Notes 4 and 9).............................            --
Shareholder's equity:
Capital to be contributed by SFX Broadcasting (Note 1)...................    97,726,000
Preferred Stock, $.01 par value, 1,000 shares authorized, none issued
 and outstanding ........................................................            --
Class A common stock, $.01 par value, 1,000 shares authorized, issued
 and outstanding ........................................................            --
Class B common stock, $.01 par value, 1,000 shares authorized, issued
 and outstanding ........................................................            --
Retained earnings .......................................................     3,652,000
                                                                          --------------
Total shareholder's equity ..............................................   101,378,000
                                                                          --------------
Total liabilities and shareholder's equity ..............................  $135,470,000
                                                                          ==============

                            See accompanying notes.

                                     D-F-5

                            SFX ENTERTAINMENT, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                 -----------------------------
                                                                   PREDECESSOR
                                                                   (UNAUDITED)
                                                                      1996           1997
                                                                 -------------- -------------
Concert revenue ................................................   $41,609,000    $74,396,000
OPERATING EXPENSES
Cost of concerts ...............................................    42,930,000     63,045,000
Depreciation and amortization ..................................       744,000      4,041,000
Corporate, general and administrative expenses, net of
 Triathlon fees of $1,693,000 in 1997 ..........................            --      1,307,000
                                                                 -------------- -------------
                                                                    43,674,000     68,393,000
                                                                 -------------- -------------
Income (loss) from operations ..................................    (2,065,000)     6,003,000
OTHER INCOME (EXPENSE)
Interest income ................................................       143,000        213,000
Interest expense ...............................................       (60,000)      (956,000)
Equity in pretax income of unconsolidated subsidiaries  ........       525,000      1,344,000
                                                                 -------------- -------------
Income (loss) before provision for income taxes ................    (1,457,000)     6,604,000
Provision for income taxes .....................................        80,000      2,952,000
                                                                 -------------- -------------
Net income (loss) ..............................................   $(1,537,000)   $ 3,652,000
                                                                 ============== =============














                            See accompanying notes.

                                     D-F-6

                            SFX ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                  ------------------------------
                                                                    PREDECESSOR
                                                                    (UNAUDITED)
                                                                       1996            1997
                                                                  -------------- --------------
OPERATING ACTIVITIES:
Net income (loss)................................................   $(1,537,000)   $  3,652,000
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
 Depreciation and amortization ..................................       744,000       4,041,000
 Equity in pretax income of unconsolidated subsidiaries, net
   distributions received........................................      (148,000)        458,000
 Changes in operating assets and liabilities, net of amounts acquired:
  Accounts receivable ...........................................      (317,000)     (1,019,000)
  Prepaid expenses and other current assets .....................      (513,000)     (2,419,000)
  Other asset....................................................        13,000        (275,000)
  Accounts payable and accrued expenses .........................     4,448,000        (311,000)
  Income taxes payable...........................................            --       3,379,000
  Deferred income taxes..........................................            --        (427,000)
  Deferred revenue ..............................................        71,000      (6,290,000)
                                                                  -------------- --------------
Net cash provided by (used in) operating activities..............     2,761,000         789,000
INVESTING ACTIVITIES:
 Purchase of concert promotion businesses, net of cash acquired              --     (69,645,000)
 Purchase of fixed assets .......................................            --      (2,352,000)
                                                                  -------------- --------------
Net cash used in investing activities............................            --     (71,997,000)
FINANCING ACTIVITIES:
 Capital to be contributed by SFX Broadcasting ..................            --      78,855,000
 Payment of debt ................................................            --        (553,000)
 Proceeds from issuance of Common Stock and capital
  contributions .................................................       613,000              --
 Due to stockholder .............................................        71,000              --
                                                                  -------------- --------------
Net cash provided by financing activities .......................       684,000      78,302,000
                                                                  -------------- --------------
Net increase in cash and cash equivalents .......................     3,445,000       7,094,000
Cash and cash equivalents at beginning of period ................     2,905,000               0
                                                                  -------------- --------------
Cash and cash equivalents at end of period.......................   $ 6,350,000    $  7,094,000
                                                                  ============== ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest...........................................   $    60,000    $    897,000
                                                                  ============== ==============
Cash paid for income taxes.......................................   $    80,000    $         --
                                                                  ============== ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
o Issuance of 250,838 shares of Broadcasting's Class A Common Stock and assumption of $15.4 million of debt in connection with the Meadows acquisition and issuance of 62,792 shares of Broadcasting's Class A Common Stock and assumption of $1.6 million in connection with the Sunshine Promotions acquisition.
o The balance sheet includes certain assets and liabilities which have been or will be contributed to the Company prior to the Spin-Off.

                            See accompanying notes.

                                     D-F-7

                           SFX ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

   SFX Entertainment, Inc. ("SFX" or the "Company") was formed as a wholly-owned subsidiary of SFX Broadcasting, Inc. ("Broadcasting") in December 1997 and as the parent company of SFX Concerts, Inc ("Concerts"). During 1997, the following acquisitions were made:

 Delsener/Slater

   In January 1997, Broadcasting acquired Delsener/Slater Enterprises, Ltd. and affiliated companies ("Delsener/Slater"), a leading concert promotion company, for an aggregate consideration of approximately $27,600,000, including $2,900,000 for working capital and the present value of deferred payments of $3,000,000 to be paid without interest over five years and $1,000,000 to be paid without interest over ten years. Delsener/Slater has long-term leases or is the exclusive promoter for seven of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey.

 Meadows

   In March 1997, the Company acquired the stock of certain companies which own and operate the Meadows Music Theater (the "Meadows"), a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut for $900,000 in cash, shares of Broadcasting Class A Common Stock with a value of approximately $7,500,000 and the assumption of approximately $15,400,000 in debt.

 Sunshine Promotions

   In June 1997, the Company acquired the stock of Sunshine Promotions, Inc. and certain other related Companies ("Sunshine Promotions"), one of the largest concert promoters in the Midwest for $53,900,000 in cash, $2,000,000 payable over five years, shares of Broadcasting Class A Common Stock issued and issuable over a two year period with a value of approximately $4,000,000 and the assumption of appoximately $1,600,000 of debt. Sunshine Promotions owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater ("Polaris"), a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.

   The cash portion of these acquisitions were financed through intercompany loans from Broadcasting and were accounted for under the purchase method of accounting. The purchase prices have been preliminarily allocated to the assets acquired and are subject to change.

 Pending Spin-Off and Financing

   In August 1997, Broadcasting agreed to the merger among SBI Holdings, Inc. (the "Buyer"), SBI Radio Acquisition Corporation, a wholly-owned subsidiary of the Buyer, and Broadcasting (the "Broadcasting Merger") and to the spin-off of the Company to the shareholders of Broadcasting (the "Spin-Off"). The Company intends to consummate a senior credit facility and an offering of senior subordinated notes (collectively, the "Financing") prior to the consummation of the Spin-Off to finance certain pending acquisitions (see
Note 2). The Spin-Off is subject to certain conditions, including, among others: (i) the satisfaction of the Board of Directors of Broadcasting that Broadcasting's surplus would be sufficient to permit the Spin-Off under Delaware law, (ii) the acceptance for listing or trading of the Class A Common Stock of the Company, subject to official notice of issuance, on the American Stock Exchange or Nasdaq Stock Market, (iii) receipt of all necessary third party consents to the Spin-Off, and (iv) receipt of necessary Broadcasting stockholder approvals.

                                     D-F-8

                           SFX ENTERTAINMENT, INC.

    At or prior to the Spin-Off, pursuant to the Distribution Agreement, Broadcasting will contribute to the Company all of its concert and other live entertainment assets along with an allocation of working capital in an amount estimated by management of Broadcasting to be consistent with the proper operation of Broadcasting, and the Company will assume all of Broadcasting's liabilities pertaining to the live entertainment businesses, as well as certain other liabilities including the obligation to make change of control payments to certain employees of Broadcasting of approximately $5,800,000 as well as the obligation to indemnify one-half of certain of these employees' excise tax. At the time of the Broadcasting Merger, Broadcasting will contribute its positive Working Capital (as defined) to the Company. If Working Capital is negative, the Company must pay the amount of the shortfall to Broadcasting. Subsequent to September 30, 1997, Broadcasting advanced approximately $6,500,000 to the Company for use in connection with certain acquisitions and capital expenditures. Broadcasting may advance additional amounts to the Company prior to the consummation of the Spin-Off.

   The accompanying consolidated financial statements include the accounts of Delsener/Slater, Sunshine Promotions, the Meadows and certain assets and liabilities which have been or will be contributed by Broadcasting to the Company prior to the Spin-Off under the terms of the Broadcasting Merger agreement. Operating results associated with the assets and liabilities to be contributed are included herein. Corporate expenses represent an allocation from Broadcasting based on a method that management believes is reasonable. Intercompany transactions and balances among these companies have been eliminated in consolidation.

2. PENDING ACQUISITIONS

   In December of 1997, the Company entered into agreements to acquire the following live entertainment businesses:

     PACE Entertainment Corporation ("PACE"), one of the largest diversified producers and promoters of live entertainment in the United States, having what the Company believes to be the largest distribution network in the United States in each of its music, theater and specialized motor sports businesses (the "PACE Acquisition"), for total consideration of approximately $155,000,000 (including issuance of 1,500,000 shares of the Company's common stock valued by the parties at $20,000,000 and assumption of approximately $25,500,000 of debt). Under the terms of the agreement, additional cash consideration would be required if the deemed value of the Company's common stock was less than $13.33 per share as a result of changes in the consummation of acquisitions. In related transactions, the Company has agreed to acquire, for total consideration of $90,900,000 including cash, assumed liabilities and the assumption of 100% of the partnership's third party debt, the 66 2/3% ownership interests of Blockbuster Entertainment Corporation and Sony Music Entertainment Inc. in Amphitheater Entertainment Partnership, a partner of PACE in the Pavilion Partners venue partnership. PACE will then own 100% of Pavilion Partners.

     The PACE acquisition agreement further provides that each seller of PACE shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the PACE consideration stock received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE sellers.

     Under the terms of an employment agreement to be entered into by the Company with an officer of PACE, the officer will have the right, two years from the date of the acquisition, to purchase PACE's motor sports division at fair value. If the motor sports division has been sold, he would be entitled to purchase PACE's theatrical division for the fair value. The Company has agreed to lend to PACE up to $25,000,000 for potential PACE acquisitions whether or not the PACE Acquisition is consummated.

                                     D-F-9

                           SFX ENTERTAINMENT, INC.

      The Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of approximately $91,500,000 (including issuance of 1,402,851 shares of common stock of the Company valued by the parties at $18,700,000) (the "Contemporary Acquisition"). The cash consideration to be paid for Contemporary is subject to a reduction of $10,500,000 should it not acquire the remaining 50% of Riverport Amphitheater Joint Venture. If any of the Contemporary sellers owns any shares of Class A Common Stock of the Company received in the Contemporary Acquisition on the second anniversary of the closing date and the average trading price of such stock over the 20-day period ending on such anniversary date is less than $13.33 per share, then the Company will make a one-time cash payment to each individual holding any such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 divided by two, multiplied by (ii) the number of shares of Class A Common Stock of the Company received by such individual in the Contemporary Acquisition and owned as of such anniversary date.

     The Network Magazine Group ("Network Magazine"), a publisher of trade magazines for the radio broadcasting industry, and SJS Entertainment ("SJS"), an independent creator, producer and distributor of music-related radio programming, services and research which it exchanges with radio broadcasters for commercial air-time sold, in turn, to national network advertisers (the "Network Acquisition"), for total consideration of approximately $62,000,000 (including issuance of approximately 750,000 shares of common stock of the Company valued by the parties at $10,000,000). The Company is also obligated to pay the sellers an additional payment based on EBITDA, as defined, generated on a combined basis by Network Magazine and SJS in 1998, up to a maximum of $14,000,000.

     BG Presents ("BGP"), one of the oldest promoters of, and owner-operators of venues for, live entertainment in the United States, and a leading promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of approximately $68,300,000 subject to adjustment based on BGP's working capital and long-term debt (including issuance of approximately 563,000 shares of common stock of the Company valued by the parties at $7,500,000). The sellers of BGP have agreed to provide net working capital (as defined) at the closing in an amount equal to or greater than long-term debt.

     Concert/Southern Promotions ("Concert/Southern"), a promoter of live music events in the Atlanta, Georgia metropolitan area (the
    "Concert/Southern Acquisition"), for total consideration of approximately $16,600,000 (including payment of the present value of a $1,600,000 deferred liability).

   The PACE Acquisition, the Contemporary Acquisition, the Network Acquisition, the BGP Acquisition and the Concert/Southern Acquisition are collectively referred to herein as the "Pending Acquisitions."

   The Company expects to complete all of the Pending Acquisitions as soon as practicable after the Financing and prior to the Broadcasting Merger. Each of the Pending Acquisition agreements other than Concert/Southern provide that, should the Spin-Off not occur prior to July 1, 1998, the sellers' may require the Company to repurchase the shares of the Company's common stock issued to the sellers for $13.33 each.





                                     D-F-10

                           SFX ENTERTAINMENT, INC.

    The following unaudited pro forma summary presents the consolidated results of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 as if the acquisitions for any given period and the subsequent period had occurred at the beginning of such period after giving effect to certain adjustments, including amortization of goodwill and interest expense on the acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                                  PRO FORMA
                    IN THOUSANDS EXCEPT PER SHARE DATA
                                 (UNAUDITED)
                   ------------------------------------
                       NINE MONTHS
                          ENDED           YEAR ENDED
                   SEPTEMBER 30, 1997  DECEMBER 31, 1996
                   ------------------ -----------------
Revenues..........    $500,843,000       $552,365,000
                   ================== =================
Net income
 (loss)...........    $    625,000       $(32,557,000)
                   ================== =================

3. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Cash and Cash Equivalents

   The Companies consider all investments purchased with a maturity of three months or less to be cash equivalents. Included in cash and cash equivalents is $1,718,000 of cash which has been deposited in a separate account and will be used to fund committed capital expenditures at PNC Bank Arts Center.

 Property and Equipment

   Land, buildings and improvements and furniture and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements  .... 7-40 years
Furniture and equipment ........ 5-7 years

   Leasehold improvements represents the capitalized costs to renovate the Jones Beach Theatre. The costs to renovate the theatre included permanent seats, a new stage and lavatory facilities. These costs are being amortized over the term of the lease.

 Goodwill

   Goodwill as of September 30, 1997 was $59,721,000, which is net of accumulated amortization of $1,789,000. Goodwill is being amortized using the straight-line method over 15 years. Management reviews the carrying value of goodwill against anticipated cash flows to determine whether the carrying amount will be recoverable.

 Other Assets

   Other assets includes $5,093,000 of costs associated with acquiring the right to receive fees from Triathlon Broadcasting Company ("Triathlon"), an affiliate, for certain financial consulting, marketing and administrative services provided by the Company to Triathlon. Under the terms of the agreement, the Company has agreed to provide consulting and marketing services to Triathlon for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees to be earned in respect of transactional investment banking services. These fees, which are recorded as a reduction of corporate, general and administrative expenses, will fluctuate based upon the level of acquisition and financing activity of Triathlon. The cost of acquiring the fees is being amortized over the term of the agreement which expires on June 1, 2005.

                                     D-F-11

                           SFX ENTERTAINMENT, INC.

  Revenue Recognition

   The Company's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. To the extent that the Company's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters.

   Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred revenue until the event occurs.

 Risks and Uncertainties

   Accounts receivable are due principally from ticket companies and venue box offices. These amounts are typically collected within 20 days of a performance. Generally, management considers these accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Certain other accounts receivable, arising from the normal course of business, are reviewed for collectibility and allowances for doubtful accounts are recorded as required. Management believes that no allowance for doubtful accounts is required at September 30, 1997.

   The Company had agreements with various trade unions which have expired. The trade unions are currently working under the old agreements and the Company and the unions are in the process of negotiating new agreements.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Income Taxes

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities.

   Under a tax sharing agreement, the Company will agree to pay to Broadcasting the amount of the tax liability of the combined Broadcasting/SFX group to the extent properly attributable to the Company for the period up to and including the Spin-Off, and will indemnify Broadcasting for any tax adjustment made in subsequent years that relates to taxes properly attributable to the Company during the period prior to and including the Spin-Off. Broadcasting, in turn, will indemnify the Company for any tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to Broadcasting (excluding any taxes relating to the Company) during the period prior to and including the Spin-Off. The Company will be responsible for any taxes of Broadcasting resulting from the Spin-Off to the extent such taxes result from a gain on the distribution that exceeds the available net operating loss carryforwards of Broadcasting and the Company.

   The Company calculates its tax provision on a separate company basis.

                                     D-F-12

                           SFX ENTERTAINMENT, INC.

4. CONNECTICUT DEVELOPMENT AUTHORITY ASSISTANCE AGREEMENT

   On September 12, 1994, the Connecticut Development Authority ("CDA") entered into a non-recourse assistance agreement with the Meadows whereby the CDA provided grant funds for the construction and development of the Meadows through the issuance of State of Connecticut General Fund Obligation Bonds (GFO Bonds). The Meadows received bond proceeds of $8,863,000. Pursuant to such agreement, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual debt service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual debt service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual debt service under the GFO Bonds. An operating shortfall did not exist for the year ended December 31, 1996 and is not expected to exist for the year ending December 31, 1997. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual debt service requirements, including interest, on the GFO Bonds for each of the next five years and thereafter are as follows:

 YEAR             AMOUNT
-------------  ------------
1997 .........  $   185,000
1998 .........      739,000
1999 .........      737,000
2000 .........      739,000
2001 .........      740,000
Thereafter  ..   16,585,000
               ------------
                $19,725,000
               ============

   The assistance agreement requires an annual attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note
5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.

5. LONG-TERM DEBT

   As of September 30, 1997, the Company's long-term debt consisted of the following:

Meadows CDA Mortgage Loan .........  $ 7,440,000
Meadows Concession Agreement
 Loans.............................    5,931,000
Meadows CDA Construction Loan  ....      850,000
Murat notes payable................      790,000
Meadows note payable ..............      694,000
Polaris note payable ..............      221,000
Capital Lease Obligations..........      527,000
                                    ------------
                                      16,453,000
 Less Current Portion..............     (922,000)
                                    ------------
                                     $15,531,000
                                    ============

                                     D-F-13

                           SFX ENTERTAINMENT, INC.

  Meadows CDA Mortgage Loan

   On September 12, 1994, the CDA entered into a construction mortgage loan agreement for $7,685,000 with the Company. The purpose of the loan was to finance a portion of the construction and development of the Meadows. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019.

   The loan is collateralized by a lien on the Meadows' assets. The loan was secured by an irrevocable standby letter of credit issued by the Company in the amount of $785,000.

 Meadows Concession Agreement Loans

   In connection with the Meadows' concession agreement, the concessionaire loaned the Company $4,500,000 in 1995 to facilitate the construction of the amphitheater. Principal and interest, at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly concession commission payment. As of September 30, 1997, the outstanding balance was $4,355,000.

   During 1995, the concessionaire loaned the Company an additional $1,000,000. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly concession commission payment through December 20, 2002. As of September 30, 1997, the outstanding balance was $715,000.

   The concession agreement also required the Company to supply certain equipment to the concessionaire at the Company's expense. The cost of the equipment purchased by the concessionaire was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185. However, the Company is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of September 30, 1997, the outstanding balance was $861,000.

 Meadows CDA Construction Loan

   In March 1997, the Company entered into a $1,500,000 loan agreement with the CDA of which $1,000,000 was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of 8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition, the Company is required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13,000,000 on or before March 1 of each calendar year commencing March 1, 1998.

 Murat Notes Payable

   The Company has two loans payable to the Massachusetts Avenue Community Development Corporation (MAC), an $800,000 non-interest bearing note and a $1,000,000 note. Principal payments on the non-interest bearing note are the lesser of $0.15 per ticket sold during fiscal year or remaining net cash flow, as defined. Interest on the other note is calculated annually and is equal to the lesser of (1) $0.10 per ticket sold during the fiscal year, (2) prime plus 1% or (3) remaining net cash flow, as defined. Interest and principal on the $1,000,000 note is payable at the lesser of $0.10 per ticket sold during fiscal year or remaining net cash flow, as defined. The present value of the two loans is $790,000 as of September 30, 1997.


                                     D-F-14

                           SFX ENTERTAINMENT, INC.

    Provisions of the $800,000 note payable requires the Murat to continue making payments after the principal has been paid down equal to the lesser of $0.15 per ticket sold during the fiscal year or remaining cash flow. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the theatre.

 Meadows Note Payable

   Under the terms of a Meadows ticket and sales agreement, a vendor loaned the Company $824,500 and pays the Company an annual fee of $140,000 for nine years commencing in March 1996. Proceeds from the annual fee are used by the Company to make the annual principal and interest payments. As of September 30, 1997, the outstanding balance was $694,000.

 Polaris Note Payable

   In 1994, a concessionaire advanced Sunshine Promotions $500,000 to be used in the construction of the Polaris Amphitheater. The advance is interest free and is payable in annual installments of $25,000 beginning in 1994 for a period of 20 years. As of September 30, 1997, the net present value of the advance was $221,000.

 Capital Lease Obligations

   The Company has entered into various equipment leases totaling $527,000. Interest on the leases range from 6.5% to 18.67%.

   Principal maturities of the long-term debt, notes payable and capital lease obligations over the next five years as of September 30, 1997 are as follows:

                 LONG-TERM DEBT AND   CAPITAL LEASE
SEPTEMBER 30,       NOTES PAYABLE      OBLIGATIONS
---------------  ------------------ ---------------
1998............      $751,000          $171,000
1999 ...........       768,000           161,000
2000 ...........       747,000           121,000
2001 ...........       527,000            74,000
2002 ...........       558,000

6. PROPERTY AND EQUIPMENT

   The Company's property and equipment, net of accumulated amortization, as of September 30, 1997 consisted of the following:

Land.......................  $ 8,750,000
Building and improvements     40,484,000
Furniture and equipment  ..    5,518,000
Leasehold improvements  ...    2,676,000
                            -------------
                              57,428,000
Accumulated depreciation  .   (1,546,000)
                            -------------
                             $55,882,000
                            =============

                                     D-F-15

                           SFX ENTERTAINMENT, INC.

7. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

   The Company is a 49% partner in a general partnership which subleases a theater located in New York City. Income associated with the promotion of concerts at this theater is recorded as concert revenue. Any such promotion revenue recognized reduces the Company's share of the partnership's profits. The Company is also a one-third partner in GSAC Partners, a general partnership through which it shares in the income or loss of the PNC Bank Arts Center at varying percentages based on the partnership agreement. The Company records these investments on the equity method.

   The following is a summary of the unaudited financial position and results of operations of the Company's equity investees as of and for the nine months ended September 30, 1997:

Current assets..........................  $ 3,300,000
Property, plant and equipment ..........    1,217,000
Other assets ...........................      347,000
                                         -------------
Total assets............................  $ 4,864,000
                                         =============

Current liabilities.....................  $ 1,150,000
Partners' capital ......................    3,714,000
                                         -------------
Total liabilities and partners'
 capital................................  $ 4,864,000
                                         =============

Revenue ................................  $18,622,000
Expenses ...............................   16,020,000
                                         -------------
Net income..............................  $ 2,602,000
                                         =============

   The equity income recognized by the Company represents the appropriate percentage of investment income less amounts reported in concert revenues for shows promoted by the Company at these theaters. Such concert revenues of unconsolidated subsidiaries was approximately $81,000 for the nine months ended September 30, 1997.

8. INCOME TAXES

   The provision for income taxes for the nine months ended September 30, 1997 is summarized as follows:

 CURRENT:
 Federal....  $3,041,000
 State......     338,000

DEFERRED:
 Federal....    (384,000)
 State......     (43,000)
             ------------
Total.......  $2,952,000
             ============

                                     D-F-16

                           SFX ENTERTAINMENT, INC.

    Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax liabilities as of September 30, 1997 are as follows:

 Deferred tax liabilities:
 Depreciable assets.........  $2,755,000
 Deferred compensation .....      61,000
                             ------------
 Net deferred tax
   liability................  $2,816,000
                             ============

   The effective rate varies from the statutory Federal income tax rate as follows:

Income taxes at the statutory rate ..  $2,245,000
Nondeductible amortization...........     370,000
Travel and entertainment.............      13,000
State and local income taxes (net of
 Federal benefit) ...................     324,000
                                      ------------
Total provision......................  $2,952,000
                                      ============

9. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

   Pursuant to the terms of the Spin-Off, upon the consummation of the Broadcasting Merger, the Company will assume all obligations under any employment agreements or arrangements between Broadcasting and any employee of the Company.

   While the Company is involved in several suits and claims in the ordinary course of business, the Company is not now a party to any legal proceeding that the Company believes would have a material adverse effect on its business.

   The Company's operating leases includes primarily leases with respect to an amphitheater, office space and land. Total rent expense was $1,773,000 for the nine months ended September 30, 1997. The lease terms range from 3 to 37 years. The future minimum rental payments for the next five years and thereafter are as follows:

                       YEARS ENDED
                      SEPTEMBER 30,
                     ---------------
1998................   $ 3,121,000
1999 ...............     3,812,000
2000 ...............     1,622,000
2001 ...............     1,630,000
2002 ...............     1,630,000
2003 and
 thereafter.........    12,962,000
                     ---------------
                       $24,777,000
                     ===============

   The Company has committed to expansion projects at the Jones Beach Theater and PNC Bank Arts Center which are expected to be completed in June 1998 and to cost approximately $14,000,000 and $3,000,000, respectively.

   As of September 30, 1997, outstanding letters of credit for $1,110,000 were issued by banks on behalf of the Company as security for loans and the rental of theaters.

                                     D-F-17

                           SFX ENTERTAINMENT, INC.

    In connection with the acquisition of Delsener/Slater, Broadcasting entered into an employment agreement with each of Ron Delsener and Mitch Slater pursuant to which each of Messrs. Delsener and Slater serve as Co-Presidents and Co-Chief Executive Officers of Delsener/Slater. Each of the employment agreements continue until December 31, 2001 unless terminated earlier by the Company for cause or voluntarily by Mr. Delsener or Mr. Slater.

   In certain cases, Messrs. Delsener and Slater have rights to purchase the outstanding capital stock of Delsener/Slater for fair market value as defined in their employment agreements.

   Additionally, in the case of a return event, as defined, which may be deemed to include the Spin-Off, the Broadcasting Merger and related transactions, Messrs. Delsener and Slater have the right to receive a portion of the excess of the proceeds of the return event over a fixed amount determined in reference to the original purchase price for Delsener/Slater, all as calculated pursuant to the Delsener/Slater Employment Agreements. Management believes that, with respect to the Spin-Off, the Broadcasting Merger and related transactions, no payment will accrue to Mr. Delsener or Mr. Slater pursuant to their employment agreements.

   The employment agreements further provide that Messrs. Delsener and Slater shall be paid annual bonuses determined with reference to Delsener/Slater profits, as defined, for the immediately preceding year. Management believes that no such bonus was earned for the nine months ended September 30, 1997. However, the amount of any such bonuses which may accrue to Messrs. Delsener and Slater in the future will not be available to the Company to apply to debt service.

   Messrs. Delsener and Slater and the Company are in the process of negotiating amendments to their employment agreements to reflect, among other things, the changes to the business of the Company as a result of the Pending Acquisitions and the Spin-Off, and each of Messrs. Delsener and Slater have agreed in principle to waive any rights which may accrue in connection with the Broadcasting Merger or the Spin-Off. The Company also expects, in connection with the foregoing, to negotiate mutually satisfactory amendments to certain of Messrs. Delsener's and Slater's compensation arrangements, including bonus and profit sharing provisions.

10. RELATED PARTY TRANSACTIONS

   The Company's Executive Vice President, General Counsel and Director is Of Counsel to the law firm of Baker & McKenzie. Baker & McKenzie serves as counsel to the Company in certain matters. Baker & McKenzie compensates the executive based, in part, on the fees it receives from providing legal services to the Company and other clients originated by the executive.

11. CAPITAL STOCK

   Subject to the approval of shareholders of Broadcasting, holders of Class A Common Stock will be entitled to one vote and holders of Class B Common Stock will be entitled to ten votes on all matters submitted to a vote of shareholders except for (a) the election of directors, (b) with respect to any "going private" transaction involving the Chairman and (c) as otherwise provided by law.

   The Board of Directors has the authority to issued preferred stock and will fix the designations and rights at the time of issuance.

12. DEFINED CONTRIBUTION PLAN

   The Company sponsors a 401(k) defined contribution plan in which most full-time employees are eligible to participate. The Plan presently provides for discretionary employer contributions. There were no contributions in 1997.

                                     D-F-18

                           SFX ENTERTAINMENT, INC.

13. SUBSEQUENT EVENTS (UNAUDITED)

   During January 1998, the Board of Directors and Broadcasting, as sole stockholder, approved and adopted a stock option and restricted stock plan providing for the issuance of restricted shares of SFX Entertainment Class A Common Stock and options to purchase shares of SFX Entertainment Class A Common Stock totaling up to 2,000,000 shares.

   During January 1998, in connection with certain executive officers entering into employment agreements with the Company, the Board of Directors, upon recommendation of the Compensation Committee, agreed to grant the executive officers an aggregate of 650,000 shares of the Company's Class B Common Stock and 190,000 shares of the Company's Class A Common Stock. Such shares will be issued on or about the effective date of the Spin-Off. A substantial non-cash charge to earnings will be recorded by the Company at the time of the Spin-Off based on the fair value of the shares issued.

   In addition, the Board, upon recommendation of the Compensation Committee, has approved the issuance of stock options exercisable for 245,000 shares of the Company's Class A Common Stock. The options will vest over five years and will have an exercise price of $5.50 per share. The Company will record non-cash compensation charges over the five-year period to the extent that the fair value of the Company's Class A Common Stock exceeds the exercise price.

   Further, the Board of Directors has approved the issuance of shares of the Company's Class A Common Stock to holders of stock options or stock appreciation rights ("SARs") of Broadcasting as of the Spin-Off record date, whether or not vested. The issuance was approved to allow such holders of these options or SARs to participate in the Spin-Off in a similar manner to holders of Broadcasting's Class A Common Stock. Additionally, many of the option holders will become officers, directors and employees of the Company.

                                     D-F-19

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Delsener/Slater Enterprises, Ltd.

   We have audited the accompanying combined balance sheets of Delsener/Slater Enterprises, Ltd. and Affiliated Companies as of December 31, 1996 and 1995, and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Delsener/Slater Enterprises, Ltd. and Affiliated Companies at December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP

New York, New York
October 2, 1997









                                     D-F-20

                     DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

                           COMBINED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ----------------------------
                                                                           1995          1996
                                                                      ------------- -------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................  $ 2,905,449    $ 5,253,193
 Accounts receivable ................................................           --        158,748
 Prepaid expenses and other current assets ..........................      116,613        778,768
                                                                      ------------- -------------
Total current assets ................................................    3,022,062      6,190,709
Investments in unconsolidated subsidiaries, principally GSAC
 partners in 1996 (Note 2) ..........................................       37,492        457,903
Property, plant and equipment:
 Leasehold improvements .............................................    6,726,317      6,726,317
 Furniture and equipment ............................................      132,445        130,846
                                                                      ------------- -------------
                                                                         6,858,762      6,857,163
 Accumulated depreciation and amortization ..........................   (3,880,506)    (4,626,531)
                                                                      ------------- -------------
                                                                         2,978,256      2,230,632
                                                                      ------------- -------------
Total assets ........................................................  $ 6,037,810    $ 8,879,244
                                                                      ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accrued officers' salary expense ...................................  $ 1,186,880    $ 5,950,123
 Accounts payable and other accrued expenses ........................      101,191         97,029
 Advances and deferred income .......................................        1,880         17,672
 Prepaid memberships ................................................       17,710         30,413
 Due to stockholder (Note 3) ........................................    1,830,000      1,877,465
                                                                      ------------- -------------
Total current liabilities ...........................................    3,137,661      7,972,702
Combined stockholders' equity (Note 4) ..............................    2,900,149        906,542
                                                                      ------------- -------------
Total liabilities and stockholders' equity ..........................  $ 6,037,810    $ 8,879,244
                                                                      ============= =============

                            See accompanying notes.

                                     D-F-21

                     DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

                      COMBINED STATEMENTS OF OPERATIONS

                                                   YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------
                                             1994            1995           1996
                                        -------------- --------------  -------------
OPERATING REVENUES
Concert revenue .......................   $92,785,420    $47,566,304    $50,361,556
Cost of concerts ......................    83,360,563     39,690,805     41,584,365
                                        -------------- --------------  -------------
                                            9,424,857      7,875,499      8,777,191
OPERATING EXPENSES
Officers' salary expense ..............     4,254,292      3,963,940      6,388,247
Depreciation and amortization .........       755,238        750,083        746,505
General and administrative expenses  ..     2,983,740      3,523,569      2,714,099
                                        -------------- --------------  -------------
                                            7,993,270      8,237,592      9,848,851
                                        -------------- --------------  -------------
(Loss) income from operations .........     1,431,587       (362,093)    (1,071,660)
OTHER INCOME (EXPENSE)
Interest income .......................       137,966        177,561        198,052
Interest expense ......................      (144,000)      (144,000)       (60,000)
Equity income (loss) from investments          (8,422)       488,372        524,544
                                        -------------- --------------  -------------
Income before income taxes.............     1,417,131        159,840       (409,064)
INCOME TAXES
State and local taxes..................         4,882         12,610        106,297
                                        -------------- --------------  -------------
Net income (loss) .....................   $ 1,412,249    $   147,230    $  (515,361)
                                        ============== ==============  =============

















                            See accompanying notes.

                                     D-F-22

                     DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                       -------------------------------------------
                                                            1994          1995           1996
                                                       ------------- -------------  -------------
OPERATING ACTIVITIES
Net income (loss) ....................................   $1,412,249    $   147,230   $   (515,361)
Adjustment to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Depreciation and amortization .......................      755,238        750,083       746,505
 Equity in pretax income of partnerships, net of
  distributions received .............................       73,229          2,447        15,885
 Changes in operating assets and liabilities:
  Accounts receivable ................................      240,973        384,154      (158,748)
  Prepaid expenses and other current assets  .........     (389,203)       378,770      (662,155)
  Accrued officers' salary expense, accounts payable
   and accrued expenses ..............................    1,291,936     (1,326,542)    4,759,546
  Advances and deferred income........................         (545)      (433,998)       15,792
  Prepaid memberships.................................       (7,816)        (5,000)       12,703
  Sponsors advances payable...........................     (416,915)      (350,000)           --
                                                       ------------- -------------  -------------
Net cash provided by (used in) operating activities ..    2,959,146       (452,856)    4,214,167
INVESTING ACTIVITIES
Investment in GSAC Partnership........................           --             --      (436,296)
Proceeds from disposals of fixed assets...............           --             --         1,119
                                                       ------------- -------------  -------------
Net cash used in investing activities.................           --             --      (435,177)
FINANCING ACTIVITIES
Proceeds from the issuance of common stock and
 capital contribution ................................       30,000             --       151,993
Due to stockholder....................................       30,000             --        47,000
Distributions paid....................................     (536,596)      (215,787)   (1,630,239)
                                                       ------------- -------------  -------------
Net cash used in financing activities.................     (476,596)      (215,787)   (1,431,246)
                                                       ------------- -------------  -------------
Net increase (decrease) in cash and cash equivalents .    2,482,550       (668,643)    2,347,744
Cash and cash equivalents at beginning of year .......    1,091,542      3,574,092     2,905,449
                                                       ------------- -------------  -------------
Cash and cash equivalents at end of year..............   $3,574,092    $ 2,905,449   $ 5,253,193
                                                       ============= =============  =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest................................   $  144,000    $   144,000   $    60,000
                                                       ============= =============  =============
Cash paid for income taxes............................   $    4,882    $    12,610   $   106,297
                                                       ============= =============  =============




                                     D-F-23

                     DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

 January 1, 1994 ..........................................  $ 2,063,053
   Distributions to stockholder ...........................     (536,596)
   Issuance of common stock (Note 4) ......................       30,000
   Net income .............................................    1,412,249
                                                            -------------
December 31, 1994 .........................................    2,968,706
   Distribution to stockholder ............................     (215,787)
   Net income .............................................      147,230
                                                            -------------
December 31, 1995 .........................................    2,900,149
   Distributions to stockholder ...........................   (1,630,239)
   Issuance of common stock and capital contribution (Note
     4) ...................................................      151,993
   Net loss ...............................................     (515,361)
                                                            -------------
December 31, 1996 .........................................  $   906,542
                                                            =============















                            See accompanying notes.

                                     D-F-24

                    DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

   The accompanying combined financial statements include the accounts of Delsener/Slater Enterprises, Ltd. (the "Company," formerly known as Ron Delsener Enterprises, Ltd.), Beach Concerts, Inc., Connecticut Concerts, Inc., Ardee Productions, Ltd., Ardee Festivals NJ, Inc., Dumb Deal, Inc., In-House Tickets, Inc., Broadway Concerts, Inc. and Exit 116 Revisited, Inc. (collectively, the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are presented on a combined basis to reflect common ownership by Ron Delsener.

   The Companies principally promote musical events in the New York, New Jersey and Connecticut area. Beach Concerts, Inc.'s principal income from operations originates from the operation of the Jones Beach Theatre, located in Wantagh, New York. The Companies earn promotion income in two ways: either a fixed fee for organizing and promoting an event or an arrangement that entitles them to a profit percentage based on a predetermined formula.

   Broadway Concerts, Inc. is a 49% partner in a general partnership which subleases a theater located in New York City. Income associated with the promotion of concerts at this theater is recorded as concert revenue. Any such promotion revenue recognized reduces the Company's share of the partnership's profits. Exit 116 Revisited, Inc. is a one-third partner in GSAC Partners, a general partnership through which it shares in the income or loss of the PNC Bank Arts Center (formerly known as the Garden State Arts Center) at varying percentages based on the partnership agreement. Exit 116 Revisited, Inc. invested $436,296 in 1996 for its share of GSAC Partners. The Companies record these investments on the equity method.

 Leasehold Improvements, Furniture and Equipment

   Leasehold improvements represents the capitalized costs to renovate the Jones Beach Theatre. The costs to renovate the theatre included permanent seats, a new stage and lavatory facilities. These costs are being amortized over the term of the lease. Furniture and equipment are valued at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets.

 Cash and Cash Equivalents

   The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 Concentration of Risk

   As of December 1996 and 1995, the Companies have cash equivalents of approximately $3,461,000 and $1,070,000, respectively, primarily at an uninsured financial institution. The Companies maintain a policy whereby funds are transferred daily into uninsured municipal accounts.

 Income Taxes

   All of the Companies, except Ardee Festivals NJ, Inc. and In-House Tickets, Inc., have elected to be taxed as S Corporations as provided in
Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits are passed to the stockholders and combined with their personal income and deductions to determine taxable income on their individual federal tax returns.

   Business income of an S Corporation is subject to a corporate level tax on income derived in New York, New Jersey and Connecticut. The corporate tax rates for S Corporations in New York State, New Jersey and Connecticut are approximately one and one-half percent (1.5%), approximately two and

                                     D-F-25

                    DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

four-tenths percent (2.4%) and eleven and one-half percent (11.5%), respectively. New York City does not recognize S Corporation status. Provisions of $106,297, $12,610 and $4,882 have been recorded for 1996, 1995 and 1994 for state and local income taxes, respectively.

 Risks and Uncertainties

   Accounts receivable are due from ticket vendors and venue box offices. These amounts are typically collected within 20 days of a performance. Management considers accounts receivable to be fully collectible;
accordingly, no allowance for doubtful accounts is required.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

   The following is a summary of the unaudited financial position and results of operations of the Companies' equity investees (GSAC Partners--1996 only) as of and for the years ended December 31, 1994, 1995 and 1996:

                                               1994          1995           1996
                                          ------------- -------------  -------------
Current assets ..........................   $  328,177    $  214,947    $   756,491
Property, plant and equipment ...........      138,467       121,620        239,290
Other assets ............................           --            --        819,124
                                          ------------- -------------  -------------
Total assets ............................   $  466,644    $  336,567    $ 1,814,905
                                          ============= =============  =============
Current liabilities .....................   $  398,620    $  264,531    $ 1,534,380
Partners' capital .......................       68,024        72,036        280,525
                                          ------------- -------------  -------------
Total liabilities and partners' capital     $  466,644    $  336,567    $ 1,814,905
                                          ============= =============  =============
Revenue .................................   $2,505,595    $4,058,522    $16,037,410
Expenses ................................    2,524,088     2,954,028     14,624,036
                                          ------------- -------------  -------------
Net income (loss) .......................   $   (18,493)  $1,104,494    $ 1,413,374
                                          ============= =============  =============

   The equity income recognized by the Companies represents the appropriate percentage of investment income less amounts reported in concert revenues for shows promoted at these theaters. Such concert revenues of unconsolidated subsidiaries were approximately $-0-, $110,000 and $205,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

3. DUE TO STOCKHOLDER

   Due to stockholder represents the balance due to Ronald Delsener on his advances to renovate the Jones Beach Theatre (the "Jones Beach Loan") and the PNC Bank Arts Center (the "PNC Loan"). The Companies paid interest at 8% per annum on the Jones Beach Loan, which was repaid in May 1996. The PNC Loan, which was originated in 1996, was repaid in connection with the acquisition by SFX Broadcasting, Inc. ("Broadcasting") in 1997. (See Note 7).



                                     D-F-26

                    DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

4. COMMON STOCK

   The corporations' stock and tax status are as follows:

                                        TAX        SHARES     SHARES     PAR
                                       STATUS    AUTHORIZED   ISSUED    VALUE
                                     --------- ------------  -------- -------
Delsener/Slater Enterprises, Ltd.  .  S-Corp.        100        10      None
Beach Concerts, Inc. ...............  S-Corp.      2,500        10      None
Connecticut Concerts, Incorporated    S-Corp.      5,000        10      None
Ardee Productions, Ltd. ............  S-Corp.        100        10      None
Ardee Festivals NJ, Inc. ...........  C-Corp.      2,500        10      None
Dumb Deal, Inc. ....................  S-Corp.        100        10      $.01
In-House Tickets, Inc. .............  C-Corp.        200        10      None
Broadway Concerts, Inc. ............  S-Corp.      2,500        10      None
Exit 116 Revisited, Inc. ...........  S-Corp.        200        10      None

   In 1994, there was an issuance of common stock for Broadway Concerts, Inc. for $20,000 and Connecticut Concerts, Inc. for $10,000. In 1996, there was an initial issuance of the common stock of Dumb Deal, Inc. for $100,109 and a capital contribution of $51,884 by Ron Delsener into Connecticut Concerts, Inc.

5. COMMITMENTS AND CONTINGENCIES

 Leases

   The Companies lease office facilities and concert venues under noncancellable leases which expire at various dates through 1999. Such leases contain various operating escalations and renewal options.

   Total rent expense for the years ended December 31, 1996, 1995 and 1994 under operating leases was $875,000, $835,000 and $823,333, respectively.

   Future minimum lease payments under noncancellable operating leases as of December 31, 1996 are as follows:

1997 ...  $  837,500
1998 ...     775,000
1999 ...     820,000
         -----------
          $2,432,500
         ===========

 Unions

   The Companies had agreements with various trade unions which have expired. The trade unions are currently working under the old agreements and the Companies and the unions are in the process of negotiating new agreements.

 Other Matters

   As of December 31, 1996, outstanding letters of credit for approximately $400,000 were issued by banks on behalf of the Companies for the rental of theaters.

6. SUBSEQUENT EVENTS

   In January 1997, Broadcasting purchased 100% of the capital stock of the Companies for aggregate consideration of approximately $26.6 million, including $2.9 million for working capital and the present value of deferred payments of $3 million to be paid, without interest, over five years, and $1 million to be paid, without interest, over ten years.

                                     D-F-27

                    DELSENER/SLATER ENTERPRISES, LTD. AND
                             AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

    In March 1997, the Company consummated the acquisition of certain companies which collectively own and operate the Meadows Music Theater in Hartford, Connecticut for $0.9 million in cash, shares of Broadcasting's Class A common stock with a value of approximately $7.5 million and the assumption of approximately $15.4 million of debt.



































                                     D-F-28

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Connecticut Performing Arts, Inc. and the Partners of Connecticut Performing Arts Partners:

   We have audited the accompanying combined balance sheets of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners (collectively, the Company) as of December 31, 1996 and 1995, and the related combined statements of operations, shareholders' and partners' equity (deficit) and cash flows for the years ended December 31, 1996, 1995 and 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Hartford, Connecticut
March 21, 1997




                                     D-F-29

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                           COMBINED BALANCE SHEETS

                                                                      AS OF DECEMBER 31,
                                                                 ----------------------------
                                                                      1995          1996
                                                                 ------------- -------------
ASSETS:
Current assets:
Cash ...........................................................  $    63,061    $     6,778
Accounts receivable.............................................      192,382        152,205
Accounts receivable--related party..............................      124,700        226,265
Prepaid interest ...............................................       54,982         54,279
Prepaid insurance ..............................................       69,797         87,869
Other current assets ...........................................       21,156         60,784
Deposit ........................................................           --        110,000
Subscription receivable ........................................          100            100
                                                                 ------------- -------------
  Total current assets .........................................      526,178        698,280
                                                                 ------------- -------------

Plant and equipment:
Building and building improvements .............................   14,127,632     14,208,153
Furniture, fixtures and equipment ..............................    1,899,041      1,973,911
Leasehold improvements .........................................    1,221,069      1,224,071
                                                                 ------------- -------------
                                                                   17,247,742     17,406,135
Less: Accumulated depreciation and amortization ................     (408,897)    (1,620,297)
                                                                 ------------- -------------
                                                                   16,838,845     15,785,838
                                                                 ------------- -------------
Other assets:
Deferred costs, net of accumulated amortization of $503,766 and
 $165,300 in 1996 and 1995, respectively .......................    2,453,553      2,115,087
Deposit ........................................................      110,000             --
Other ..........................................................           --          2,332
                                                                 ------------- -------------
  Total other assets ...........................................    2,563,553      2,117,419
                                                                 ------------- -------------
                                                                  $19,928,576    $18,601,537
                                                                 ============= =============
LIABILITIES AND SHAREHOLDERS' AND PARTNERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable ...............................................  $   915,280    $   908,986
Accrued expenses ...............................................    1,356,132        655,207
Deferred income ................................................      679,476        737,440
Notes payable ..................................................    1,100,000      1,450,000
Current portion of long-term debt and capital lease obligations       493,362        824,800
                                                                 ------------- -------------
  Total current liabilities ....................................    4,544,250      4,576,433
                                                                 ------------- -------------
Long-term debt and capital lease obligations,
 less current portion ..........................................   13,398,700     13,982,196
                                                                 ------------- -------------
COMMITMENTS AND CONTINGENCIES
 (Notes 2, 4, 5, 6, 9 and 10)

Shareholders' and Partners' Equity (Deficit):
Shareholders' equity--
 Common stock...................................................        1,000          1,000
 Series A Preferred Stock.......................................    1,346,341      1,372,174
 Series B Preferred Stock.......................................    1,250,000      1,250,000
 Accumulated deficit............................................     (273,114)    (1,999,823)
Partners' equity (deficit)......................................     (338,601)      (580,443)
                                                                 ------------- -------------
  Total shareholders' and partners' equity (deficit)  ..........    1,985,626         42,908
                                                                 ------------- -------------
                                                                  $19,928,576    $18,601,537
                                                                 ============= =============

    The accompanying notes are an integral part of these combined financial statements.

                                     D-F-30

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                      COMBINED STATEMENTS OF OPERATIONS

                                       YEAR ENDED DECEMBER 31,
                                --------------------------------------
                                  1994        1995           1996
                                ------- --------------  -------------
Operating revenues:
Concert revenue ...............   $ --    $ 6,830,681    $ 8,122,797
Cost of concerts ..............     --     (5,524,043)    (6,191,777)
                                ------- --------------  -------------
                                    --      1,306,638      1,931,020
Ancillary income ..............     --      1,431,577      2,052,592
                                ------- --------------  -------------
                                    --      2,738,215      3,983,612
                                ------- --------------  -------------
Operating expenses:
General and administrative ....     --      3,068,162      3,080,914
Depreciation and amortization       --        574,197      1,549,894
Other .........................     32         20,046         33,577
                                ------- --------------  -------------
                                    32      3,662,405      4,664,385
                                ------- --------------  -------------
  Loss from operations.........    (32)      (924,190)      (680,773)
Other income (expense):
Interest income................     --        428,869         30,015
Interest expense...............     --       (509,225)    (1,274,660)
                                ------- --------------  -------------
  Loss before income taxes  ...     --     (1,004,546)    (1,925,418)
Provision for income taxes  ...                10,796         17,300
                                ------- --------------  -------------
  Net loss ....................   $(32)   $(1,015,342)   $(1,942,718)
                                ======= ==============  =============

The accompanying notes are an integral part of these combined financial statements.

                                     D-F-31

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                     COMBINED STATEMENTS OF SHAREHOLDERS'
                        AND PARTNERS' EQUITY (DEFICIT)


                                             SHAREHOLDERS' EQUITY (DEFICIT)
                                         --------------------------------------  PARTNERS'
                                          COMMON    PREFERRED     ACCUMULATED     EQUITY
                                           STOCK      STOCK         DEFICIT      (DEFICIT)
                                         -------- ------------  --------------   ---------
Balance, January 1, 1994................  $1,000    $       --    $        --    $ 500,000
Proceeds from sale of 125,000 shares of
 Series A Preferred Stock...............      --     1,250,000             --           --
Proceeds from sale of 125,000 shares of
 Series B Preferred Stock...............      --     1,250,000             --           --
Net loss................................      --            --            (32)          --
                                         -------- ------------  -------------- -----------
Balance, December 31, 1994..............   1,000     2,500,000            (32)     500,000
Accretion of Series A Preferred Stock ..      --        96,341        (96,341)          --
Net loss................................      --            --       (176,741)    (838,601)
                                         -------- ------------  -------------- -----------
Balance, December 31, 1995..............   1,000     2,596,341       (273,114)    (338,601)
Accretion of Series A Preferred Stock ..      --        25,833        (25,833)          --
Net loss................................      --            --     (1,700,876)    (241,842)
                                         -------- ------------  -------------- -----------
Balance, December 31, 1996..............  $1,000    $2,622,174    $(1,999,823)   $(580,443)
                                         ======== ============  ============== ===========























The accompanying notes are an integral part of these combined financial statements.

                                     D-F-32

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                     -----------------------------------------------
                                                          1994           1995             1996
                                                     ------------- ---------------  ---------------
Cash flows from operating activities:
Net loss ...........................................  $        (32)  $  (1,015,342)   $ (1,942,718)
Adjustments to reconcile net loss to net cash (used
 in) provided by operating activities:
 Depreciation and amortization .....................           --         574,197       1,549,894
 Loss on disposal of equipment .....................           --              --           1,031
Changes in operating assets and liabilities:
 Accounts receivable ...............................           --        (192,382)         40,177
 Accounts receivable--related party ................           --              --        (101,565)
 Prepaid expenses and other assets .................       (2,232)       (143,703)        (59,329)
 Accounts payable ..................................           --              --          (6,294)
 Accrued expenses ..................................           --         505,199         150,008
 Deferred income ...................................           --         679,476          57,964
                                                     ------------- ---------------  ---------------
  Net cash (used in) provided by operating
   activities ......................................       (2,264)        407,445        (310,832)
                                                     ------------- ---------------  ---------------
Cash flows from investing activities:
 Purchases of plant and equipment ..................   (3,873,286)    (23,242,858)       (159,452)
 Grant proceeds.....................................    3,232,839       7,680,161              --
 Deferred start-up costs ...........................     (756,570)       (264,975)             --
 Accounts receivable--related party.................     (527,878)        827,170              --
 Accounts payable...................................    1,353,630        (438,350)             --
 Accounts payable--related party....................     (489,302)             --              --
 Long term deposit..................................     (110,000)             --              --
                                                     ------------- ---------------  ---------------
   Net cash (used in) investing activities  ........   (1,170,567)    (15,438,852)       (159,452)
                                                     ------------- ---------------  ---------------
Cash flows from financing activities:
 Proceeds from borrowings on notes payable and
  long-term debt ...................................           --      13,943,316       1,278,068
 Repayments of notes payable, long-term debt and
  capital lease obligations.........................           --        (176,917)       (864,067)
 Proceeds from sales of common and preferred stock .    2,500,000             900              --
                                                     ------------- ---------------  ---------------
  Net cash provided by financing activities  .......    2,500,000      13,767,299         414,001
                                                     ------------- ---------------  ---------------
Net increase (decrease) in cash ....................    1,327,169      (1,264,108)        (56,283)
Cash, beginning of year ............................           --       1,327,169          63,061
                                                     ------------- ---------------  ---------------
Cash, end of year...................................  $ 1,327,169    $     63,061     $     6,778
                                                     ============= ===============  ===============
Supplemental Disclosures:
 Cash Paid For--
 Interest...........................................  $        --    $    554,342     $ 1,108,291
                                                     ============= ===============  ===============
 Income taxes.......................................  $        --    $     10,796     $    17,300
                                                     ============= ===============  ===============
 Noncash Transactions--
 Capital lease obligations..........................  $        --    $     59,479     $        --
                                                     ============= ===============  ===============
 Series A Preferred Stock accretion.................  $        --    $     96,341     $    25,833
                                                     ============= ===============  ===============
 Conversion of accrued expense for equipment
  purchase to note payable..........................  $        --    $         --     $   850,933
                                                     ============= ===============  ===============

The accompanying notes are an integral part of these combined financial statements.

                                     D-F-33

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Operations --

   Connecticut Performing Arts, Inc. (the Company) and Connecticut Performing Arts Partners (the Partnership) were incorporated and formed, respectively, in 1993 pursuant to the laws of the State of Connecticut. The Company's shareholders and the Partnership's partners are Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation. The Company's shareholders and the Partnership's partners changed in March 1997 (see Note
10). The Company and Partnership are engaged in the ownership and operation of an amphitheater in Hartford, Connecticut. The construction of the amphitheater commenced in December 1994 and amphitheater operations commenced in July 1995.

   Principles of combination --

   The combined financial statements include the accounts of the Company and the Partnership after elimination of intercompany accounts and transactions.

   Use of estimates in the preparation of financial statements --

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Plant and equipment --

   Plant and equipment is carried at cost. Major additions and betterments are capitalized, while replacements, maintenance and repairs which do not extend the lives of the assets are charged to operations as incurred. Upon the disposition of plant and equipment, any resulting gain or loss is recognized in the statement of operations as a component of income.

   The Company received grant funds from the City of Hartford and Connecticut Development Authority related to the construction of the amphitheater (see
Note 4). Such amounts have been accounted for as a reduction in the cost of the amphitheater.

   Depreciation of plant and equipment is provided for, commencing when such assets become operational, using straight-line and accelerated methods over the following estimated useful lives:

                                              USEFUL LIVES
                                         ----------------------
Building and building improvements  .... 39 years
Furniture, fixtures and equipment  ..... 4-7 years
Leasehold improvements ................. Shorter of asset
                                         life or lease term


   Effective January 1, 1996, the Company and Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which had no effect upon adoption. This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                                     D-F-34

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued) Deferred costs --

   Deferred costs consist of start-up costs being amortized over a period of 5 years and deferred financing costs being amortized over the term of the related debt (24 years and 4 months). As of December 31, 1995 and 1996 deferred costs were as follows:

                                     1995          1996
                                 ------------ ------------
Deferred start-up ..............  $1,452,669    $1,452,669
Deferred financing .............   1,166,184     1,166,184
                                 ------------ ------------
                                   2,618,853     2,618,853
Less: Accumulated amortization      (165,300)     (503,766)
                                 ------------ ------------
                                  $2,453,553    $2,115,087
                                 ============ ============

   Deposit --

   The deposit represents a deposit held by the City of Hartford related to an employment agreement between the Partnership and the City of Hartford for priority hiring of Hartford residents and utilization of minority business enterprise or women business enterprise contractors and vendors in the future operation of the amphitheater. The deposit will be returned to the Partnership in December 1997 if the Partnership is in compliance with the employment agreement. As of December 31, 1996, the Partnership has compensated the City of Hartford for noncompliance with the terms of the agreement in connection with the construction of the facility and the hiring of contractors and the City of Hartford has agreed to make no additional claims with respect to this matter.

   Income taxes --

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

   The income tax effects of the operations of the Partnership accrue to the partners in accordance with the terms of the Partnership agreement and are not reflected in the accompanying combined financial statements.

   Revenue recognition --

   Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred income until the event occurs. Ticket revenue is recorded net of payments in lieu of taxes under the terms of the City of Hartford lease (see Note 6) and admission taxes.

   Advertising --

   The Company expenses the cost of advertising when the specific event takes place. Advertising expense was $639,424, $689,160 and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

                                     D-F-35

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SHAREHOLDERS' EQUITY:

   Common stock --

   The Company is authorized to issue 5,000 shares of common stock with no par value. The subscription receivable of $100 as of December 31, 1996 represents the amount due from shareholders for 100 shares of common stock at $10 per share, of which $900 was received in February 1995.

   Preferred stock --

   The Company is authorized to issue 295,000 shares of preferred stock at no par value. As of December 31, 1996 and 1995, 125,000 of such shares have been designated as Series A Preferred Stock and 125,000 of such shares have been designated as Series B Preferred Stock. Series A and Series B Preferred Stock are not entitled to dividends and have liquidation rights of $10 per share.

   Series A Preferred Stock is mandatorily redeemable at the rate of 20,835 shares commencing December 31, 1995 (the Initial Redemption Date) and an aggregate of 20,833 shares on each six month anniversary of the Initial Redemption Date until all 125,000 shares of the Series A Preferred Stock have been redeemed, at $11.445 per share. As of December 31, 1996, no shares of Series A Preferred Stock had been redeemed. The Company is accreting the difference between the redemption price and the proceeds per share over the period from the issuance date to the respective scheduled redemption dates.

   Series B Preferred Stock is mandatorily redeemable at a per share price of $10 in whole or in part at the option of the Company at any such time as legally available funds, as defined in the resolution establishing and designating the preferred stock, are available. On the tenth anniversary of the completion date of the amphitheater any Series B Preferred Stock outstanding shall be redeemed by the Company at a per share price of $10.

   The Series A and Series B Preferred Stock will not be redeemed if such redemption would result in a violation of the provisions of the Connecticut Development Authority assistance agreement (see Note 4) or the mortgage loan agreement (see Note 5).

3. PARTNERS' EQUITY:

   In 1993, Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation each made an initial capital contribution of $250,000.

4. GRANT FUNDS:

   Connecticut Development Authority (CDA) Assistance Agreement --

   On September 12, 1994, the CDA entered into a non-recourse assistance agreement with the Company whereby the CDA provided grant funds for the construction and development of an amphitheater in the City of Hartford (the Project) through the issuance of State of Connecticut General Fund Obligation Bonds (GFO Bonds). The Company received bond proceeds of $8,863,000, which amount is net of CDA bond issuance costs of $593,000 and withholdings of $429,000 by the CDA to cover the expected operating shortfall, as discussed below, through December 31, 1995. Commencing January 1, 1996, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual debt service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual debt service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual debt service under the GFO Bonds. An operating shortfall did not exist for the year ended December 31, 1996. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual debt service requirements on the GFO Bonds for each of the next five years and thereafter are as follows:

                                     D-F-36

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. GRANT FUNDS:  (Continued)

 YEAR             AMOUNT
-------------  ------------
1997..........  $   740,556
1998 .........      738,906
1999 .........      736,656
2000 .........      738,856
2001 .........      740,293
Thereafter  ..   17,140,363
               ------------
                $20,835,630
               ============

   The assistance agreement requires an annual attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note
5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.

   City of Hartford Grant Funds --

   On February 15, 1995 the Company entered into an agreement with the City of Hartford whereby the City of Hartford provided grant funds of $2,050,000 for the remediation and closure of a solid waste disposal area near the amphitheater. As of December 31, 1995 all funds had been received by the Company.

5. NOTES PAYABLE AND LONG-TERM DEBT:

   Notes payable --

   In October 1995, the Company entered into two notes payable with related parties for an aggregate of $2,000,000. As of December 31, 1996 and 1995, $1,450,000 and $1,100,000, respectively was outstanding on these notes. The notes bear interest at 6.6% per annum and are payable upon demand.

   CDA mortgage loan --

   On September 12, 1994, CDA entered into a construction mortgage loan agreement for $7,685,000 with the Company. The purpose of the loan was to finance a portion of the construction and development of the amphitheater. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). As of December 31, 1995, proceeds of $6,519,000, which amount is net of deferred financing costs of approximately $1,166,000, had been received by the Company.






                                     D-F-37

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. NOTES PAYABLE AND LONG-TERM DEBT:  (Continued)
    The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019. As of December 31, 1996, future principal payments are as follows:

 YEAR             AMOUNT
-------------  -----------
1997..........  $  111,667
1998 .........     121,667
1999 .........     131,667
2000 .........     141,667
2001 .........     152,500
Thereafter  ..   6,854,498
               -----------
                $7,513,666
               ===========

   The loan is guaranteed by the Company's shareholders and is collateralized by a lien on the Company's assets. As of December 31, 1996, the loan was secured by an irrevocable standby letter of credit issued by a shareholder of the Company in the amount of $785,000. The letter of credit was replaced in March 1997 by a letter of credit issued by a new shareholder (see Note 10).

   Ogden Entertainment, Inc. (OE) Concession Agreement --

   In October 1994, the Partnership entered into a concession agreement with OE which provides for the payment of concession commissions to the Partnership. In connection with the concession agreement, OE loaned the Partnership $4,500,000 in 1995 to facilitate the construction of the amphitheater. On December 30, 1996, the concession agreement was amended and restated retroactively to October 18, 1994. In accordance with the terms of the amended agreement, which expires on July 7, 2025, interest only, at the 6-month LIBOR rate, through July 7, 1995 and principal and interest, at the rate of 7.5% per annum, were due on the note payable via withholdings of the first $41,716 from each monthly commission payment commencing July 20, 1995 through December 20, 1995. Effective January 2, 1996, and through the term of the amended concession agreement, principal and interest, at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly commission payment.

   OE loaned the Partnership an additional $1,000,000 during 1995. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly commission payment through December 20, 2002. As of December 31, 1996, aggregate future principal payments to OE are as follows:

 YEAR             AMOUNT
-------------  -----------
1997..........  $  190,722
1998 .........     194,442
1999 .........     198,451
2000 .........     202,772
2001 .........     207,427
Thereafter  ..   4,218,234
               -----------
                $5,212,048
               ===========

   The concession agreement provided for the Partnership to supply certain equipment to OE at the Partnership's expense. This equipment was installed prior to the opening of the amphitheater (the Initial

                                     D-F-38

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. NOTES PAYABLE AND LONG-TERM DEBT:  (Continued)

Equipment). The Initial Equipment was purchased by OE at a cost of $850,933 and the Partnership was obligated to reimburse OE for the cost of the equipment. Accordingly, this amount was reflected as an accrued expense in the accompanying combined balance sheet as of December 31, 1995. In 1996, in connection with the amended concession agreement, the $850,933, and an additional $33,067 related to 1996 equipment purchases, was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185 to OE, however, the Partnership is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of December 31, 1996, future principal payments to OE by the Partnership are as follows:

 YEAR            AMOUNT
-------------  ---------
1997..........  $ 42,210
1998 .........    46,284
1999 .........    50,751
2000 .........    55,650
2001 .........    61,022
Thereafter  ..   628,083
               ---------
                $884,000
               =========

   Conn Ticketing Company (CTC) Promissory Note Payable --

   On April 1, 1995, CTC (a company related to the Company and the Partnership via common ownership) entered into a promissory note agreement with ProTix Connecticut General Partnership (PTCGP). Under the terms of the agreement, CTC borrowed $825,000 at 9.375% per annum from PTCGP. Principal and interest are repayable by CTC in nine annual installments of $139,714 which commenced March 31, 1996. In May 1995, CTC loaned $824,500 to the Company which is also repayable in nine annual installments of principal and interest of $139,714. The PTCGP loan to CTC is secured by CTC's receivable from the Company. As of December 31, 1996, future principal payments to CTC by the Company are as follows:

 YEAR            AMOUNT
-------------  ---------
1997..........  $ 68,217
1998 .........    74,613
1999 .........    81,608
2000 .........    89,259
2001 .........    97,627
Thereafter  ..   351,306
               ---------
                $762,630
               =========

   In January 1995, the Partnership entered into a ticket and sales agreement with PTCGP through December 31, 2004. Under the terms of the agreement, PTCGP pays the Partnership an annual fee of $140,000 commencing in March 1996. Proceeds from the annual fee for the first nine years will be used by the Partnership to make the annual principal and interest payment to CTC.

   Line of credit --

   The Partnership has a line of credit in the amount of $2,000,000, which bears interest at 8.25% per annum, with a bank. As of December 31, 1996, $395,000 was outstanding on the line of credit.

                                     D-F-39

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. NOTES PAYABLE AND LONG-TERM DEBT:  (Continued)

    Capital lease obligations --

   The Partnership entered into capital leases for certain office equipment. The leases expire in 1998 and 2000. As of December 31, 1996 future principal payments are as follows:

 YEAR      AMOUNT
-------  ---------
1997 ...  $16,984
1998 ...   13,905
1999 ...    4,550
2000 ...    4,213
         ---------
          $39,652
         =========

6. LAND AND BUILDING LEASES:

   Land lease agreement between the City of Hartford and the Partnership --

   The Partnership entered into a 40 year lease agreement for certain land with the City of Hartford, Connecticut on September 14, 1994. The lease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The Partnership pays an annual basic rent of $50,000 commencing July 1, 1995; and additional rent payments in lieu of real estate taxes (PILOT) in an amount equal to 2% of all admission receipts, food and beverage revenue, merchandise revenue and parking receipts that exceed 10% of the total admission receipts, which amount is to be net of any surcharges and sales or like taxes levied by governmental authorities on the price of such items.

   Assignment of lease by the Partnership to the Company --

   The above lease was subsequently assigned by the Partnership to the Company on September 22, 1994 for consideration of $1.

   Lease and sublease agreement between the Company and the Partnership --

   On October 19, 1994, the Company subleased the land and buildings and improvements thereon to the Partnership for a period of 40 years commencing upon substantial completion of the amphitheater. The sublease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The sublease agreement provides for the Partnership to pay rent to the Company in amounts ranging from $804,000 to $831,100 per annum for the first 25 years and $100,000 per annum thereafter including the option periods. Additional rent of six semi-annual installments of $238,452 is also payable by the Partnership commencing six months after the start of operations. Subsequent to the six semi-annual installments an aggregate of $1,250,000 will be payable in semi-annual installments based on available cash flow of the Partnership, as defined. Additionally, the Partnership is also required to pay the annual basic rent ($50,000) and any additional payments in lieu of taxes under the terms of the lease agreement between the City of Hartford and the Partnership described above. The Partnership will also pay additional rent equal to principal and interest payable by the Company to the concession company for a previously arranged concessionaire arrangement (see Note 5). The accompanying combined statement of operations for the year ended December 31, 1996 includes rent expense of $50,000 which represents the aggregate amount due to the City of Hartford under the terms of the above agreements.

7. INCOME TAXES:

   The provision for income taxes for the year ended December 31, 1996 represents minimum state income taxes for the Company. As of December 31, 1996, the Company has a net deferred tax asset of

                                     D-F-40

                    CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. INCOME TAXES:  (Continued)

approximately $750,000 primarily as a result of aggregate net operating losses since inception. Usage of the net operating loss carryforwards is restricted in the event of certain ownership changes. A valuation allowance has been recorded for the same amount due to the uncertainty related to the realization of this asset.

8. RELATED PARTY TRANSACTIONS:

   Accounts receivable -related party as of December 31, 1996, includes net amounts due from a shareholder of $121,265 and receivables from another related party of $105,000.

9. CONTINGENCIES:

   The Company and the Partnership are party to certain litigation arising in the normal course of business. Management, after consultation with legal counsel, believes the disposition of these matters will not have a material adverse effect on the combined results of operations or financial condition.

10. SUBSEQUENT EVENTS:

   Effective March 5, 1997, the Partnership and Company entered into a $1,500,000 loan agreement with the CDA of which $1 million was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of 8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition, the Partnership and Company are required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13 million on or before March 1 of each calendar year commencing March 1, 1998.

   In March 1997, three subsidiaries of SFX Broadcasting, Inc. (Broadcasting), which were created for such purpose, were merged into Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp., a newly formed entity. In connection with the merger, the name of Nederlander of Connecticut, Inc., was changed to NOC, Inc. (NOC) and the directors of NOC, Inc., Connecticut Amphitheater Development Corporation (CADCO) and QN Corp. (QN) were replaced with directors of the Broadcasting acquisition subsidiaries. Each outstanding share of stock of NOC, CADCO and QN was canceled and exchanged for an aggregate of $1 million cash and shares of Broadcasting Class A Common Stock valued at $9 million, subject to certain adjustments. The shares are subject to a put provision between the second and seventh anniversary of the closing whereby the holder can put each share back to Broadcasting for the per share value of Broadcasting stock as of the merger closing date, as defined, less 10%. Additionally, the shares may be called by Broadcasting during the same period for an amount equal to the per share value of the Broadcasting stock as of the merger closing date, as defined, plus 10%. As consideration for approval of the transaction, the CDA received shares of Broadcasting stock valued at approximately $361,000.

                                     D-F-41

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of SFX Broadcasting, Inc.:

   We have audited the accompanying combined balance sheets of DEER CREEK PARTNERS, L.P. (formerly Sand Creek Partners, L.P.) and MURAT CENTRE, L.P., as of December 31, 1996 and 1995, and the related combined statements of operations and partners' equity (deficit) and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana
September 29, 1997.

                                     D-F-42

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                           COMBINED BALANCE SHEETS

                       AS OF DECEMBER 31, 1995 AND 1996

                                                 1995          1996
                                            ------------- ------------
ASSETS
Current Assets:
Cash and cash equivalents..................  $ 1,894,533   $   876,776
Accounts receivable........................      138,548       155,929
Prepaid show expense.......................           --        42,114
Prepaid expenses...........................       91,919       118,152
                                            ------------- ------------
  Total current assets.....................    2,125,000     1,192,971
                                            ------------- ------------
Property and equipment:
Land.......................................    2,428,770     2,428,770
Buildings..................................    6,155,979     6,155,979
Site improvements..........................    2,328,369     2,230,594
Leasehold improvements.....................    5,270,038     9,663,357
Furniture and equipment....................    1,070,547     1,722,874
                                            ------------- ------------
                                              17,253,703    22,201,574
Less: Accumulated depreciation.............    2,167,567     2,850,077
                                            ------------- ------------
  Total property and equipment.............   15,086,136    19,351,497
                                            ------------- ------------
Other Assets:
Cash surrender value--life insurance
 policy....................................       62,819        71,815
Unamortized loan acquisition costs  .......       93,439       350,055
                                            ------------- ------------
  Total other assets.......................      156,258       421,870
                                            ------------- ------------
  TOTAL ASSETS ............................  $17,367,394   $20,966,338
                                            ============= ============

       The accompanying notes are an integral part of these statements.

                                     D-F-43

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                           COMBINED BALANCE SHEETS

                       AS OF DECEMBER 31, 1995 AND 1996

                                                            1995          1996
                                                       ------------- -------------
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Current portion of notes and capital lease
 obligation...........................................  $   796,391    $   611,127
Current portion of deferred ticket revenue............      542,420        841,476
Accounts payable......................................      472,365        520,663
Accrued interest......................................      663,391        299,600
Accrued property taxes................................      125,524        280,734
Current portion of loan payable.......................           --         34,200
Construction payable and other accrued liabilities  ..    3,341,284         50,641
                                                       ------------- -------------
  Total current liabilities ..........................    5,941,375      2,638,441
                                                       ------------- -------------
Long-term Liabilities:
Notes payable and capital lease obligation,
 net of current portion...............................   12,998,738     17,266,768
Loan, net of current portion (Note 5).................           --         99,200
Deferred ticket revenue, net of current portion ......           --        168,833
                                                       ------------- -------------
  Total long-term liabilities.........................   12,998,738     17,534,801
                                                       ------------- -------------
Partners' equity (deficit):
Contributed capital ..................................           --      2,200,000
Undistributed earnings (loss) ........................   (1,572,719)    (1,406,904)
                                                       ------------- -------------
                                                         (1,572,719)       793,096
                                                       ------------- -------------
  TOTAL LIABILITIES AND PARTNERS' EQUITY..............  $17,367,394    $20,966,338
                                                       ============= =============
















       The accompanying notes are an integral part of these statements.

                                     D-F-44

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

       COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY (DEFICIT)

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                            1994            1995           1996
                                                       -------------- --------------  --------------
Operating revenues:
Concert revenue.......................................   $ 9,258,015    $11,073,491     $14,194,502
Cost of concerts......................................     8,018,336      8,939,022      10,724,059
                                                       -------------- --------------  --------------
                                                           1,239,679      2,134,469       3,470,443
Ancillary income:
Royalty commissions...................................     1,066,297      1,706,458       1,799,950
Corporate sponsorships................................       987,362        959,518       1,056,161
Other ancillary income................................     1,148,952        789,433       1,375,528
                                                       -------------- --------------  --------------
                                                           4,442,290      5,589,878       7,702,082
Operating expenses:
General & administrative..............................     1,971,613      2,419,679       3,452,990
Depreciation & amortization...........................       340,753        343,567         783,167
Other operating expenses..............................       211,428        249,812         471,126
                                                       -------------- --------------  --------------
                                                           2,523,794      3,013,058       4,707,283
Income from operations................................     1,918,496      2,576,820       2,994,799
Other income (expense):
Interest income.......................................        56,919         86,034          84,123
Interest expense......................................    (1,648,956)    (2,203,690)     (1,549,579)
Professional fees related to attempted initial public
 offering ............................................      (540,000)            --              --
                                                       -------------- --------------  --------------
  Net Income (Loss)...................................   $  (213,541)   $   459,164     $ 1,529,343
Partners' Equity (Deficit) at beginning of year  .....   $(1,161,815)   $(1,857,603)    $(1,572,719)
Contributions.........................................            --             --       2,200,000
Distributions.........................................      (482,247)      (174,280)     (1,363,528)
                                                       -------------- --------------  --------------
Partners' Equity (Deficit) at end of year ............   $(1,857,603)   $(1,572,719)    $   793,096
                                                       ============== ==============  ==============








       The accompanying notes are an integral part of these statements.

                                    D-F-45

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                      COMBINED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                     1994          1995           1996
                                                                ------------- -------------  -------------
Operating Activities:
Net income (loss)..............................................   $ (213,541)   $   459,164   $ 1,529,343
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
 Depreciation and amortization.................................      412,182        461,678       783,167
Decrease (increase) in certain assets:
 Accounts receivable...........................................      (93,231)       (45,317)      (17,381)
 Prepaid show expenses.........................................           --             --       (42,114)
 Prepaid expenses and other ...................................     (836,929)       746,307       (33,381)
Increase (decrease) in certain liabilities:
 Accounts payable, construction payable and other accrued
  liabilities..................................................      213,228      3,424,461    (3,087,135)
 Deferred ticket revenue.......................................    1,329,022     (1,266,654)      467,889
 Accrued interest..............................................           --        389,251      (363,791)
 Other.........................................................           --        (75,407)       44,852
                                                                ------------- -------------  -------------
  Net cash provided by (used in) operating activities  ........      810,731      4,093,483      (718,551)
                                                                ------------- -------------  -------------
Investing Activities:
 Capital expenditures..........................................      (53,621)    (6,713,889)   (5,197,260)
                                                                ------------- -------------  -------------
 Net cash used by investing activities.........................      (53,621)    (6,713,889)   (5,197,260)
                                                                ------------- -------------  -------------
Financing Activities:
 Net proceeds from borrowings..................................           --      3,060,087     5,057,249
 Capital contributions.........................................           --             --     2,200,000
 Department of Metropolitan Development Grant..................           --        761,014       338,986
 Principal payments on notes and loan payable and capital
  leases.......................................................      (40,741)       (20,308)   (1,334,653)
 Distributions to partners.....................................     (482,247)      (174,280)   (1,363,528)
                                                                ------------- -------------  -------------
  Net cash provided by (used by) financing activities  ........     (522,988)     3,626,513     4,898,054
                                                                ------------- -------------  -------------
Net increase (decrease) in cash and cash equivalents ..........      234,122      1,006,107    (1,017,757)
Cash and cash equivalents:
 Beginning of period...........................................      654,304        888,426     1,894,533
                                                                ------------- -------------  -------------
 End of period.................................................   $  888,426    $ 1,894,533   $   876,776
                                                                ============= =============  =============
Supplemental disclosures:
 Cash paid for interest........................................   $1,685,494    $ 1,148,049   $ 1,912,494
 Equipment acquired under capital leases.......................           --             --       139,000
                                                                ============= =============  =============

       The accompanying notes are an integral part of these statements.

                                     D-F-46

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

   Prior to 1997 (See Note 10) Deer Creek Partners, L.P. (the Deer Creek Partnership) owned and operated Deer Creek Music Center (Deer Creek), a concert amphitheater located in Hamilton County, near Indianapolis, Indiana which commenced operations in 1989. Sand Creek Partners, L.P. (the general partner) was a 50% general partner and is responsible for the management of the Deer Creek Partnership. Conseco, Inc. (Conseco) was a 50% limited partner of the Deer Creek Partnership. All distributable cash, as defined by the Deer Creek partnership agreement, is to be distributed equally between the Partners.

   The Deer Creek Partnership was formed on January 5, 1996 as a result of Conseco exercising its option to become a 50% owner of Deer Creek. Deer Creek was previously 100% owned by Sand Creek Partners, L.P. This change in ownership has been accounted for as a reorganization, and thus the carrying value of the assets and liabilities related to Deer Creek remain unchanged as a result of the reorganization.

   Murat Centre, L.P. (Murat Partnership), formed on August 1, 1995, leases and operates the Murat Theatre (Theatre), a renovated concert and entertainment venue located in downtown Indianapolis, Indiana. The Theatre's grand reopening was in March, 1996. The Theatre is currently owned by and was previously operated by the Murat Temple Association, Inc. Murat Centre, Inc. is the general partner and is responsible for management of the Theatre. Profits and losses of the Murat Partnership are allocated 1% to the general partner and 99% to the limited partners. Distributions to partners are generally limited to the income taxes payable by the partners as a result of taxable income generated by the Murat Partnership. To the extent that cash flow for the applicable year exceeds all payment requirements as discussed in
Note 3, the excess shall be distributed to the partners.

   In connection with reopening the Theatre, the Murat Partnership expended approximately $11.7 million for renovations which began in 1995. Start-up and organizational costs of approximately $85,000 in 1995 and $90,000 in 1996 were expensed as incurred and have been included in general and administrative expenses in the combined statement of operations for the years ended December 31, 1996 and 1995. The building is leased under a 50 year operating lease with options for 5 additional consecutive 10 year periods under the same terms and conditions as the initial 50 year lease.

 b. Basis of Accounting

   The financial statements have been prepared in accordance with generally accepted accounting principles. Such principles require management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the amounts of income and expenses during the reporting period. Actual results could differ from those estimated.

 c. Property and Equipment

   Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over forty years, leasehold improvements over thirty years, site improvements over twenty years, and furniture and equipment over five to seven years.

 d. Loan Acquisition Costs

   Loan acquisition costs represent agency and commitment fees paid to the lenders, closing costs and legal fees incurred in connection with the notes payable (see Note 2). These fees are being amortized on a straight-line basis over a fifteen year period, which represented the approximate term of the related debt.

                                     D-F-47

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

  e. Deferred Revenue

   Deferred revenue includes individual show ticket revenue, season ticket revenue, and corporate box seat revenue received in advance of events or the next concert season and will be recognized over the period in which the shows are held. A portion of the deferred revenue was derived from the bartering of tickets for goods and services related to the Murat renovation. Barter transactions are recorded at the estimated fair value of the materials or service received.

 f. Income Taxes

   No provision for Federal or state income taxes is required because the partners are taxed directly on their distributable shares of the Partnerships' income or loss.

 g. Cash Equivalents

   The Partnerships consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 h. Advertising and Promotion

   Advertising and promotion costs are expensed at the time the related promotional event is held. The costs were approximately $930,000 in 1996, $595,000 in 1995 and $470,000 in 1994.

2. NOTES PAYABLE

   Notes payable and capital lease obligations as of December 31, 1995 and 1996 consisted of the following:

                                                                      DECEMBER 31,    DECEMBER 31,
                                                                          1995            1996
                                                                     -------------- --------------
MURAT PARTNERSHIP
-------------------------------------------------------------------
Note payable to bank with 9.25% interest rate subject to adjustment in 2001 and 2006; payable in monthly installments of $30,876, including interest, in addition to annual contingent principal payments based upon remaining net cash flow as defined in Note 3;
 secured by assets of the Murat Partnership and guaranteed by two of the limited partners for $375,000 each; balance due no later
 than April 1, 2011. ...............................................   $       --      $2,928,053
Note payable with 9% non-compounding interest rate through November
 14, 1996, 12% non-compounding interest rate from November 15, 1996 through November 14, 1998, 18% non-compounding interest rate thereafter; all interest is cumulative; principal and interest payments are based upon remaining net cash flow as defined in Note
 3; subordinate to above bank note payable. ........................    2,647,165       3,000,000
Note payable with 0% interest rate; principal payments the lesser of $.15 per ticket sold during fiscal year or remaining net cash
 flow as defined in Note 3; subordinate to above bank note payable.            --         800,000

                                     D-F-48

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                      DECEMBER 31,    DECEMBER 31,
                                                                          1995            1996
                                                                     -------------- --------------
Note payable with interest calculated annually and is equal to the lesser of (1) $.10 per ticket sold during fiscal year, (2) prime plus 1% or (3) remaining net cash flow as defined in Note 3;
 interest and principal is paid at the lesser of $.10 per ticket sold during fiscal year or remaining net cash flow as defined in
 Note 3; principal is also required to be paid down upon sale of certain Partnership assets or the refinancing of certain
 Partnership loans; subordinate to above bank note payable  ........   $        --    $ 1,000,000
 Other..............................................................        90,940             --

DEER CREEK PARTNERSHIP

Note payable with interest calculated annually at 9.5%; payable in quarterly installments of approximately $353,000, including interest, through the year 2010; secured by substantially all of the assets of the partnership and is guaranteed up to 50%, jointly and severally, by two officers of Sunshine Promotions, Inc.
 (Sunshine), and by Sunshine (See Note 6.)..........................            --     10,019,361

Note payable with interest at 11.18% payable in monthly
 installments and contingent interest based upon net cash flow;
 secured by substantially all of the assets of the Partnership;
 principal due 1999 with the option for the holder to accelerate
 the maturity date to 1996. ........................................    11,041,024             --
Capital leases .....................................................        16,000        130,481
                                                                     -------------- --------------
  Total notes payable and capital lease obligations.................    13,795,129     17,877,894
  Less--Current portion ............................................       796,391        611,127
                                                                     -------------- --------------
                                                                       $12,998,738    $17,266,768
                                                                     ============== ==============

   Principal payments made on the Murat Partnership bank term note during 1996 totaled $71,947. The Murat Partnership's 1996 net cash flow (see Note 3) did not require additional principal payments to be made on its notes payable. The bank term note contains cash flow and leverage ratio covenants. The Murat Partnership was not in compliance with the cash flow covenant as of December 31, 1996, but received a waiver dated March 31, 1997 for the December 31, 1996 calculation. Provisions of the $800,000 note payable require the Murat Partnership to continue making payments after the principal has been paid down equal to the lesser of $.15 per ticket sold during the fiscal year or remaining cash flow, as defined in Note 3. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the Theatre.

   Under the terms of the note payable in 1995 and 1994, the Deer Creek Partnership incurred contingent interest, which was based on cash flow, of $885,000 and $374,000, respectively. During 1995, Deer Creek Partnership's current lender (a related party) purchased the note payable and entered into an amended and restated loan agreement with the partnership on January 5, 1996. For each year until the Deer Creek loan is repaid, net cash flow (as defined) in excess of $400,000 shall be paid as a principal payment on the loan, not to exceed $400,000. In 1995 and 1996, the Deer Creek Partnership's net cash flow was such that the maximum principal payment of $400,000 was required for each year. In addition, the promotional management fee paid to Sunshine (see Note 6) is subordinate to the quarterly loan payments.

                                     D-F-49

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

    Principal maturities of notes payable for the next 5 years, excluding principal paydowns resulting from excess cash flow:

1997 ...  $578,895
1998 ...   635,682
1999 ...   698,041
2000 ...   766,518
2001....   841,712

   Future capital lease payments of principal and interest are as follows:

1997 ...  $50,800
1998 ...   46,250
1999 ...   37,000
2000 ...   36,000
2001 ...    4,000

3. MURAT CASH FLOW PAYMENTS

   Each of the Murat Partnership's debt agreements require certain principal and interest to be paid in April of each year based upon the Murat Partnership's net cash flow for the preceding year. The Murat Partnership's building lease agreement provides for lease payments to be made based upon the same net cash flow calculation. Net cash flow, as defined in each agreement, approximates net income, plus depreciation and amortization, less capital expenditures and partnership distributions necessary to pay applicable income taxes. Net cash flow in each year will be used by the Murat Partnership to pay principal, interest and lease payments in the following order of priority:

1. Payment of interest on $1,000,000 note equal to the lesser of (a) $.10 per ticket sold, (b) prime plus 1% or (c) remaining net cash flow;

2. Additional principal payments on bank note so that the total principal paid each month (including mandatory term payments discussed in Note 2) equals up to, but not exceeding, $16,667. If cash flow in any fiscal year is not sufficient to meet these additional principal payments, the obligation carries forward to the subsequent year;

3. For 1997 and beyond, building operating lease payments not to exceed $50,000 per year, non-cumulative;

4. Interest related to the $3 million note (including previous years' cumulative amounts not paid);

5.  Principal payment on the $3 million note until paid in full;

6. Principal payment on $800,000 note equal to lesser of $.15 per ticket sold during fiscal year or remaining net cash flow;

   If cash flow is such that only a portion is paid on the obligation in 2. above, Sunshine, Inc.'s management fee (see Note 6.) could be reduced by the amount paid in 1. in order to maximize the amount available to fully pay the obligation in 2.

4. DMD GRANT

   As part of the original financing for renovation of the Theatre, the Department of Metropolitan Development (DMD) contributed approximately $760,000 in 1995 and $340,000 in 1996 to the Murat Partnership. The DMD stipulated that the grant was to be used for leasehold improvements on the Theatre. As such, the grant has been recorded on the balance sheet as a reduction of leasehold improvements and is being amortized over 30 years.

                                     D-F-50

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

5. AGREEMENTS WITH OUTSIDE VENDORS

   Effective February 1996, the Murat Partnership entered into a ten year agreement with a caterer to provide exclusive catering services at the Theatre. The Murat Partnership is entitled to a commission based upon a percentage of the caterer's net sales. As part of the agreement the caterer loaned the Murat Partnership $165,000, at a nominal interest rate, for leasehold improvements necessary to provide catering services. In February 1996 the Murat Partnership began repaying the loan ratably over 5 years.

   Effective February 1996, the Murat Partnership entered into a ten year agreement with a concessionaire for the exclusive license to sell concession food and beverages at Theatre events. The Murat Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts. The concessionaire has paid the Murat Partnership $50,000 to be used for leasehold improvements (which are being depreciated over 30 years) which will be used by the concessionaire. This payment has been recorded as deferred income and is being amortized over the term of the agreement. On March 28, 1997 the rights to the concession agreement were acquired by the caterer under the same terms as the original concession agreement.

   Effective March 1996, the Murat Partnership entered into a five year agreement with a stagehand union allowing the union to provide services at all ticketed shows held in the main theater other than the broadway series. The agreement, among other items, sets minimum hours per show and hourly wages to be paid to union members. It also sets forth duties which must be performed solely by union members. A separate agreement between the stagehand union and Pace Theatrical Group, Inc. (see Note 7) governs the use of union stagehands for the broadway series.

   Effective February 1996, the Murat Partnership entered into a one year agreement granting another party the right to manage and operate the Theatre parking lot.

   In July 1988, the Deer Creek Partnership entered into a ten-year agreement with a concessionaire for the exclusive license to sell food and beverages at Deer Creek events. The Deer Creek Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts.

   The Deer Creek Partnership has an agreement with another concessionaire for an exclusive license to sell consigned nonconsumable novelties and programs at Deer Creek events. The agreement expires on October 31, 2001. The Deer Creek Partnership is entitled to royalty commissions based on the concessionaire's gross receipts.

   Total revenues related to the Deer Creek and Murat Center Partnership's vendor agreements were approximately $1.8 million, $1.7 million and $1.1 million in 1996, 1995 and 1994, respectively.

6. MANAGEMENT AGREEMENTS

   The Deer Creek Partnership and Murat Partnership have entered into agreements which expire in 2009 and 2015, respectively, with Sunshine whose stockholders are also the limited partners of the general partner. Sunshine provides the overall promotional management and booking of the entertainment events held at respective venues, along with other general management responsibilities. As compensation for Sunshine's services, the Deer Creek Partnership pays Sunshine 4 percent of gross ticket sales, royalty income and various other revenues. Total fees to Sunshine for these services were approximately $501,000 in 1994, $581,000 in 1995 and $560,000 in 1996. The
Murat pays Sunshine an annual management fee of $300,000, adjusted annually each January 1 by the greater of 4% or the annual increase in the consumer price index. In 1996 no such fee was recognized by the Murat Partnership as Sunshine permanently waived the $300,000 management fee due for 1996.

   In June 1988, the Deer Creek Partnership entered into a ten-year agreement with an unrelated management company to provide the on-site operations management for Deer Creek. At the end of 1995, this agreement was terminated by mutual consent of both parties. The Deer Creek Partnership entered

                                     D-F-51

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

into a new agreement with the former management company whereby it agreed to pay $75,000 in 1996, 1997 and 1998 and also to provide to the former management company selected season tickets at Deer Creek in 1997 and 1998. In return, for 1996, 1997 and 1998, the Deer Creek Partnership is to receive advertising and promotion.

7. BROADWAY SERIES PARTNERSHIP

   In 1996 the Murat Partnership entered into a 5 year partnership agreement with Pace Theatrical Group, Inc. (Pace) and Broadway Series Management (BSMG) to co-present a subscription series of touring Broadway type shows in Indianapolis. This agreement calls for net profits and losses derived from the series to be split, after the allocation of certain revenues to the Murat Partnership and Pace, as follows: 45% Murat Partnership, 45% Pace, and 10% BSMG. No capital was invested by any of the parties and all income has been distributed to the parties. The Murat Partnership is responsible for the local marketing and management of the series, while Pace is responsible for booking, series management, and season ticket sales for the series. The Murat Partnership recognized earnings related to this partnership of $270,000 in 1996.

8. RELATED PARTIES

   In addition to the management agreement with Sunshine discussed in Note 6, the Deer Creek Partnership and Murat Partnership have conducted business with certain related parties in which the limited partners of the general partner have significant interests. Fees paid to all other related parties for catering, uniforms and marketing services totaled $204,000 in 1994, $249,000 in 1995 and $65,000 in 1996 from the Deer Creek Partnership and $46,000 in 1996 from the Murat Partnership.

9. ATTEMPTED INITIAL PUBLIC OFFERING

   The Deer Creek Partnership was one of several commonly owned and managed businesses which were involved in an attempted initial public offering during 1994. The offering was not completed. Approximately $900,000 of legal, accounting, printing and other professional fees were incurred in contemplation of the offering of which $540,000 was attributable to the Deercreek Partnership. These costs are included in other expenses in the combined statement of operations.

10. SALE OF MURAT PARTNERSHIP AND DEER CREEK PARTNERSHIP

   In June 1997, the partners of the Murat Partnership and the Deer Creek Partnership agreed to sell all of the assets of the Murat Partnership and Deer Creek Partnership to SFX Broadcasting, Inc. (Broadcasting). The total sales price to Broadcasting of the combined partnership assets was approximately $33 million. As a part of the sale, Broadcasting assumed or retired virtually all liabilities and acquired all assets of the Murat Partnership and the Deer Creek Partnership.




                                     D-F-52

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PACE Entertainment Corporation:

   We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PACE Entertainment Corporation and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP









Houston, Texas
December 15, 1997 (except with respect
to the matters discussed in
Note 12, as to which the date
is December 22, 1997)





                                     D-F-53

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
PACE Entertainment Corporation and Subsidiaries

   We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PACE Entertainment Corporation and subsidiaries at September 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP

Houston, Texas
December 13, 1996, except for
 Note 10, as to which the
 date is August 22, 1997



                                     D-F-54

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            SEPTEMBER 30
                                                        --------------------
                                                           1996      1997
                                                        --------- ---------
                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................  $23,165    $23,784
 Trade receivables, net ...............................    4,097      4,562
 Accounts receivable, related parties .................    1,010      1,007
 Notes receivable .....................................    3,040        386
 Prepaid expenses .....................................    6,106      9,967
 Investments in theatrical productions ................    2,489      4,402
 Deferred tax asset ...................................    1,872        979
                                                        --------- ---------
  Total current assets ................................   41,779     45,087
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS ............    8,816     13,899
NOTES RECEIVABLE, related parties .....................    6,958      8,024
INTANGIBLE ASSETS, net ................................   17,244     17,894
OTHER ASSETS, net .....................................    4,484      4,933
                                                        --------- ---------
  Total assets ........................................  $79,281    $89,837
                                                        ========= =========
          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities .............  $10,285    $11,078
 Deferred revenue .....................................   26,909     32,093
 Current maturities of long-term debt .................    2,576      2,394
                                                        --------- ---------
  Total current liabilities ...........................   39,770     45,565
LONG-TERM DEBT ........................................   21,863     23,129
OTHER NONCURRENT LIABILITIES ..........................    2,496      1,607
REDEEMABLE COMMON STOCK ...............................    3,264      2,456
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $1 par value; 500,000 shares
  authorized, 2,579 shares issued as of September 30,
  1996 and 1997 .......................................        3          3
 Additional paid-in capital ...........................    1,910      1,942
 Retained earnings ....................................   10,115     15,275
 Treasury stock, at cost, 544 shares ..................     (140)      (140)
                                                        --------- ---------
  Total shareholders' equity ..........................   11,888     17,080
                                                        --------- ---------
  Total liabilities and shareholders' equity  .........  $79,281    $89,837
                                                        ========= =========

The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-55

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                            YEAR ENDED SEPTEMBER 30
                                     -------------------------------------
                                         1995        1996         1997
                                     ----------- -----------  -----------
GROSS REVENUES .....................  $ 150,385    $ 156,325   $ 176,046
COST OF SALES ......................   (131,364)    (135,925)   (148,503)
EQUITY IN EARNINGS OF
 UNCONSOLIDATED PARTNERSHIPS AND
 THEATRICAL PRODUCTIONS ............      2,183        3,048       6,838
                                     ----------- -----------  -----------
  Gross profit .....................     21,204       23,448      34,381
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES ..........................    (13,351)     (15,951)    (21,260)
STOCK COMPENSATION .................        (25)      (3,675)       (456)
LITIGATION SETTLEMENT ..............         --       (3,657)         --
DEPRECIATION AND AMORTIZATION  .....     (1,223)      (1,737)     (1,896)
                                     ----------- -----------  -----------
  Operating profit (loss) ..........      6,605       (1,572)     10,769
INTEREST INCOME, related parties  ..        305          329         403
INTEREST INCOME, other .............        147          176          60
INTEREST EXPENSE ...................       (655)      (1,206)     (1,997)
                                     ----------- -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES
 AND MINORITY INTEREST .............      6,402       (2,273)      9,235
INCOME TAX (PROVISION) BENEFIT  ....     (2,575)         714      (3,529)
MINORITY INTEREST ..................       (485)        (446)       (546)
                                     ----------- -----------  -----------
NET INCOME (LOSS) ..................  $   3,342    $  (2,005)  $   5,160
                                     =========== ===========  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-56

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)

                                                          ADDITIONAL                              TOTAL
                                                COMMON     PAID-IN     RETAINED    TREASURY   SHAREHOLDERS'
                                                 STOCK     CAPITAL     EARNINGS     STOCK         EQUITY
                                               -------- ------------  ---------- ----------  ---------------
BALANCE AT SEPTEMBER 30, 1994 ................    $ 3       $1,465      $ 8,778     $(140)       $10,106
 Amortization of deferred stock compensation .     --           25           --        --             25
 Net income ..................................     --           --        3,342        --          3,342
                                               -------- ------------  ---------- ----------  ---------------
BALANCE AT SEPTEMBER 30, 1995 ................      3        1,490       12,120      (140)        13,473
 Issuance of restricted stock and
  amortization of deferred stock compensation      --          420           --        --            420
 Net loss ....................................     --           --       (2,005)       --         (2,005)
                                               -------- ------------  ---------- ----------  ---------------
BALANCE AT SEPTEMBER 30, 1996 ................      3        1,910       10,115      (140)        11,888
 Issuance of restricted stock and
  amortization of deferred stock compensation      --           32           --        --             32
 Net income ..................................     --           --        5,160        --          5,160
                                               -------- ------------  ---------- ----------  ---------------
BALANCE AT SEPTEMBER 30, 1997 ................    $ 3       $1,942      $15,275     $(140)       $17,080
                                               ======== ============  ========== ==========  ===============

The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-57

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                        YEAR ENDED SEPTEMBER 30
                                                                   ---------------------------------
                                                                      1995       1996       1997
                                                                   --------- ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ...............................................  $ 3,342    $ (2,005)  $  5,160
 Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities-
  Depreciation and amortization ..................................    1,223       1,737      1,896
  Equity in earnings of unconsolidated partnerships  .............   (1,624)       (486)    (4,912)
  Distributions from unconsolidated partnerships .................    1,297       1,090      2,354
  Restricted stock compensation ..................................       25       3,675        456
  Deferred income tax expense (benefit) ..........................      848      (4,541)     2,037
  Changes in operating assets and liabilities-....................
   Trade receivables .............................................      447        (826)      (465)
   Notes receivable ..............................................   (1,813)     (1,227)     2,654
   Prepaid expenses ..............................................     (221)      1,466     (3,861)
   Investments in theatrical productions .........................      305        (335)    (1,913)
   Other assets ..................................................      (37)     (1,130)      (421)
   Accounts payable and accrued liabilities ......................      947      (1,142)      (920)
   Deferred revenue ..............................................   (1,082)     (1,008)     5,184
   Other liabilities .............................................      171       1,601        (34)
                                                                   --------- ----------  ----------
    Net cash provided by (used in) operating activities  .........    3,828      (3,131)     7,215
                                                                   --------- ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired ..............................       --     (13,233)    (2,215)
 Capital expenditures ............................................     (728)       (827)    (1,008)
 Loans and advances to related parties ...........................   (2,301)       (535)    (2,295)
 Contributions to unconsolidated partnerships ....................   (1,212)     (1,806)    (2,162)
                                                                   --------- ----------  ----------
    Net cash used in investing activities ........................   (4,241)    (16,401)    (7,680)
                                                                   --------- ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from debt additions ....................................    8,927      24,043     24,287
 Payments on debt ................................................   (8,928)     (6,512)   (23,203)
                                                                   --------- ----------  ----------
    Net cash provided by (used in) financing activities  .........       (1)     17,531      1,084
                                                                   --------- ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH  EQUIVALENTS  ...........     (414)     (2,001)       619
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................   25,580      25,166     23,165
                                                                   --------- ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR .........................  $25,166    $ 23,165   $ 23,784
                                                                   ========= ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
 Interest paid ...................................................  $   620    $  1,117   $  1,900
 Income taxes paid ...............................................    2,276       2,804      2,103

The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-58

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION:

 Description of Business

   PACE Entertainment Corporation (referred to herein as PACE or the Company), a Texas corporation, is a diversified live entertainment company operating principally in the United States. The Company presents and produces theatrical shows, musical concerts and specialized motor sports events. Through certain unconsolidated partnerships, the Company also owns interests in and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists.

 Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of PACE and its majority-owned subsidiaries. The Company accounts for its investments in 50 percent or less owned entities, including theatrical production partnerships, using the equity method. Intercompany balances are eliminated.

   The Company has various agreements related to the presentation of events with other live entertainment organizations whereby the Company retains 50 percent to 80 percent of the profits from such events. The Company consolidates the revenues and related costs from these events and records the amounts paid to the other parties in cost of sales.

 Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 1997, the Company had restricted cash and cash equivalents of $2,950,000, which secured letters of credit totaling $3,750,000.

 Trade Receivables

   Trade receivables are shown net of allowance for doubtful accounts of $120,000 and $134,000 at September 30, 1996 and 1997, respectively.

 Prepaid Expenses

   Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

   As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $1,337,000 and $1,498,000, respectively. The Company recognized event advertising expenses of $13,818,000, $14,861,000 and $13,802,000 in cost of sales for the years ended September 30, 1995, 1996 and 1997, respectively.

 Investments in Theatrical Productions

   Theatrical production partnerships are typically formed to invest in a single theatrical production and, therefore, have limited lives which are generally less than one year. Accordingly, the Company's investments in such partnerships are generally shown as current assets. The partnerships amortize production costs over the estimated life of each production based on the percentage of revenues earned in relation to projected total revenues.

                                     D-F-59

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

  Intangible Assets

   Intangible assets consisted of the following (in thousands):

                                                  SEPTEMBER 30
                                              --------------------
                                                 1996      1997
                                              --------- ---------
Goodwill ....................................  $16,599    $17,851
Noncompete agreements and other intangibles      3,940      3,857
                                              --------- ---------
                                                20,539     21,708
Accumulated amortization ....................   (3,295)    (3,814)
                                              --------- ---------
                                               $17,244    $17,894
                                              ========= =========

   Goodwill, which represents the excess of costs of business acquisitions over the fair value of net assets acquired, is being amortized on a straight-line basis over periods not exceeding 40 years. The noncompete agreements and other intangibles are being amortized on a straight-line basis over periods generally not exceeding five years. The Company evaluates on an ongoing basis whether events and circumstances indicate that the amortization periods of intangibles warrant revision. Additionally, the Company periodically assesses whether the carrying amounts of intangibles exceed their expected future benefits and value, in which case an impairment loss would be recognized. Such assessments are based on various analyses, including cash flow and profitability projections.

 Accounts Payable and Accrued Liabilities

   Accounts payable and accrued liabilities consisted of the following (in thousands):

                               SEPTEMBER 30
                            -------------------
                               1996      1997
                            --------- --------
Accounts payable ..........  $ 1,192   $ 1,866
Accrued payroll ...........    2,384     2,936
Other accrued liabilities      6,709     6,276
                            --------- --------
                             $10,285   $11,078
                            ========= ========

 Revenue Recognition

   Revenues from the presentation and production of an event, including interest on advance ticket sales, are recognized upon completion of the event. Deferred revenue relates primarily to advance ticket sales.

   The Company barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Company's financial position or results of operations.

  Stock-Based Compensation

   The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," during the year ended September 30, 1997, and implemented its disclosure provisions. While SFAS No. 123 encourages companies to recognize expense for stock options at estimated fair value based on an option-pricing model, the Company has elected to continue to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options.

                                     D-F-60

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

  Financial Instruments

   The carrying amounts of cash equivalents approximate fair value because of the short maturities of these investments. The carrying amount of long-term debt approximates fair value as borrowings bear interest at current market rates.

 Reclassifications

   Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. ACQUISITIONS:

   On March 13, 1996, the Company acquired substantially all the assets of SRO Motorsports (SRO), a division of Madison Square Garden, L.P., under an asset purchase agreement for an aggregate initial purchase price of approximately $13,300,000 in cash and $3,800,000 in assumed liabilities. The agreement also provides for a contingent deferred purchase price not to exceed $1,000,000, payable if annual earnings before interest, taxes, depreciation and amortization of the Company's motor sports operations, as defined, exceed $8,000,000 for any fiscal year through September 30, 2001. No deferred purchase price costs had been incurred through September 30, 1997.

   The acquisition of SRO was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at fair value, resulting in the recognition of $14,250,000 of goodwill and $400,000 of other intangibles. The results of operations of SRO since March 13, 1996, have been included in the accompanying consolidated financial statements.

   The following unaudited pro forma information assumes that the Company had acquired SRO as of October 1, 1994. The pro forma information includes adjustments for interest expense that would have been incurred to finance the acquisition, amortization of goodwill and other intangibles, the income tax effects of the operations of SRO, and the elimination of certain intercompany balances. The unaudited pro forma information, which is not necessarily indicative of what actual results would have been, is as follows (in thousands):

                          YEAR ENDED
                         SEPTEMBER 30
                    ----------------------
                       1995        1996
                    ---------- ----------
                         (UNAUDITED)
Gross revenues  ...  $167,422    $172,952
Net income (loss) .     3,742        (257)

                                     D-F-61

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS AND THEATRICAL
   PRODUCTIONS:

   Investments in unconsolidated partnerships and theatrical productions consisted of the following (in thousands):

                                                SEPTEMBER 30
                                             -------------------
                                                1996      1997
                                             --------- --------
Investment in--
 Pavilion Partners .........................  $ 3,131   $ 4,810
 Universal/PACE Amphitheaters Group, L.P.  .    3,380     3,991
 Other .....................................    2,305     5,098
                                             --------- --------
Investments in unconsolidated partnerships      8,816    13,899
Investments in theatrical productions  .....    2,489     4,402
                                             --------- --------
                                              $11,305   $18,301
                                             ========= ========

   The Company's share of earnings and the distributions received from these investments were as follows (in thousands):

                                        YEAR ENDED SEPTEMBER 30
                                      ----------------------------
                                        1995      1996     1997
                                      -------- --------  --------
Equity in earnings (losses) of--
 Pavilion Partners ..................  $1,872    $  103   $2,803
 Universal/PACE Amphitheaters Group,
  L.P. ..............................     551       871      645
 Other ..............................    (799)     (488)   1,464
                                      -------- --------  --------
Equity in earnings of unconsolidated
 partnerships .......................   1,624       486    4,912
Equity in earnings of theatrical
 productions ........................     559     2,562    1,926
                                      -------- --------  --------
                                       $2,183    $3,048   $6,838
                                      ======== ========  ========
Distributions received from--
 Pavilion Partners ..................  $  992    $1,002   $1,124
 Universal/PACE Amphitheaters Group,
  L.P. ..............................     166        78       34
 Other ..............................     139        10    1,196
                                      -------- --------  --------
Distributions from unconsolidated
 partnerships .......................   1,297     1,090    2,354
Distributions from theatrical
 productions ........................   4,240     5,836    6,803
                                      -------- --------  --------
                                       $5,537    $6,926   $9,157
                                      ======== ========  ========

                                     D-F-62

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

  Pavilion Partners

   Pavilion Partners is a Delaware general partnership between the Company and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between Sony Music Entertainment Inc. (Sony) and Blockbuster Entertainment Corporation (Blockbuster). Pavilion Partners owns and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists. Pavilion Partners had interests in 10 and 11 amphitheaters at September 30, 1996 and 1997, respectively. The Company owns a 33-1/3 percent interest in, and is the managing partner of, Pavilion Partners.

   In general, all of Pavilion Partners' income is allocated to the partners in proportion to their respective ownership interests. The partnership agreement generally restricts cash distributions to 35 percent of cash flow after scheduled debt service. Additionally, PACE has been entitled to certain priority allocations of net income based, in part, on the cash flow from one of the amphitheaters it contributed to Pavilion Partners. During the periods ended September 30, 1995, 1996 and 1997, the priority allocations of net income included in the Company's equity in earnings of Pavilion Partners were $771,000, $725,000 and $119,000, respectively. The cumulative amount of the priority allocations of net income was limited; PACE is not entitled to any future priority allocations. AEP is entitled to receive priority allocations of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. The cumulative priority allocations of net income to AEP is limited to $7,000,000. The loan is scheduled to mature in 2004 and no such allocation has yet been made.

   PACE also received booking fees of $323,000, $235,000 and $395,000 from Pavilion Partners for the years ended September 30, 1995, 1996 and 1997, respectively. In addition, the Company is reimbursed for certain costs of providing management services to Pavilion Partners. These reimbursements totaled $1,629,000, $1,824,000 and $1,968,000 during the periods ended September 30, 1995, 1996 and 1997, respectively, and offset general and administrative expenses.

   Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Pavilion Partners follows (in thousands):

                                             1995      1996       1997
                                          --------- ---------  ----------
Current assets ..........................  $15,787    $20,700   $ 30,178
Noncurrent assets .......................   64,619     72,793     72,598
                                          --------- ---------  ----------
 Total assets ...........................  $80,406    $93,493   $102,776
                                          ========= =========  ==========
Current liabilities .....................  $ 9,467    $17,194   $ 19,748
Noncurrent liabilities ..................   51,578     58,695     59,166
Partners' capital .......................   19,361     17,604     23,862
                                          --------- ---------  ----------
 Total liabilities and partners' capital   $80,406    $93,493   $102,776
                                          ========= =========  ==========
Gross revenues ..........................  $69,372    $89,223   $100,209
                                          ========= =========  ==========
Gross profit ............................  $19,440    $27,993   $ 36,157
                                          ========= =========  ==========
Net income (loss) .......................  $ 3,104    $  (839)  $  6,986
                                          ========= =========  ==========

                                     D-F-63

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

  Universal/PACE

   The Company owns a 32.5 percent interest in Universal/PACE Amphitheaters Group, L.P. (Universal/PACE), a limited partnership between the Company and Universal Concerts, Inc., which controls two amphitheaters. PACE earned management fees of $167,000, $79,000 and $34,000 from Universal/PACE for the years ended September 30, 1995, 1996 and 1997, respectively. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Universal/ PACE follows (in thousands):

                                             1995      1996       1997
                                          --------- ---------  ---------
Current assets ..........................  $ 4,085    $ 3,420   $ 6,659
Noncurrent assets .......................   14,654     14,185    14,156
                                          --------- ---------  ---------
 Total assets ...........................  $18,739    $17,605   $20,815
                                          ========= =========  =========
Current liabilities .....................  $ 6,599    $ 3,876   $10,221
Noncurrent liabilities ..................    6,467      5,618       602
Partners' capital .......................    5,673      8,111     9,992
                                          --------- ---------  ---------
 Total liabilities and partners' capital   $18,739    $17,605   $20,815
                                          ========= =========  =========
Gross revenues ..........................  $24,070    $20,336   $25,299
                                          ========= =========  =========
Gross profit ............................  $ 5,968    $ 6,361   $ 5,817
                                          ========= =========  =========
Net income ..............................  $ 1,183    $ 2,438   $ 1,880
                                          ========= =========  =========

  Other

   The Company also has investments in numerous theatrical production and other unconsolidated partnerships. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for these partnerships, excluding Pavilion Partners and Universal/PACE, follows (in thousands):

                                             1995        1996       1997
                                          ---------- ----------  ----------
Current assets ..........................  $ 10,410    $ 12,433   $ 35,743
Noncurrent assets .......................     5,668       7,267     14,050
                                          ---------- ----------  ----------
 Total assets ...........................  $ 16,078    $ 19,700   $ 49,793
                                          ========== ==========  ==========
Current liabilities .....................  $  7,539    $  6,566   $ 19,134
Noncurrent liabilities ..................     2,315       2,250      2,957
Partners' capital .......................     6,224      10,884     27,702
                                          ---------- ----------  ----------
 Total liabilities and partners' capital   $ 16,078    $ 19,700   $ 49,793
                                          ========== ==========  ==========
Gross revenues ..........................  $113,854    $111,715   $249,707
                                          ========== ==========  ==========
Gross profit ............................  $    221    $ 10,440   $ 34,454
                                          ========== ==========  ==========
Net income (loss) .......................  $ (1,863)   $  9,823   $ 32,164
                                          ========== ==========  ==========

                                     D-F-64

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT:

   Long-term debt consisted of the following (in thousands):

                               SEPTEMBER 30
                           --------------------
                              1996      1997
                           --------- ---------
Term loan ................  $14,464    $12,322
Revolving line of credit      9,250     12,950
Other notes payable  .....      725        251
                           --------- ---------
                             24,439     25,523
Less-Current portion  ....   (2,576)    (2,394)
                           --------- ---------
                            $21,863    $23,129
                           ========= =========

   In March 1996, the Company entered into a new credit agreement with certain financial institutions. The credit agreement provides for a term loan and a revolving line of credit, both of which bear interest at either LIBOR plus 2 percent or prime, at the option of the Company. At September 30, 1997, the weighted average interest rate was 7.8 percent. The term loan is scheduled to mature in March 2001 and is payable in quarterly installments of $536,000 plus interest, with a balloon payment at maturity. The Company may borrow $27,000,000 under the revolving line of credit until February 1998; subsequently, borrowings are limited to $13,000,000 until March 2001, when the revolving line of credit expires. The Company must pay a quarterly commitment fee equal to 0.375 percent per annum on the average daily unused portion of the revolving line of credit. The term loan and the revolving line of credit are secured by substantially all of the Company's assets, including pledges of the capital stock of its subsidiaries. The credit agreement contains various restrictions and requirements relating to, among other things, mergers, sales of assets, investments and maintenance of certain financial ratios.

   At September 30, 1997, scheduled maturities of long-term debt were as follows (in thousands):

 For the year ending September
 30--
 1998 ............................  $ 2,394
 1999 ............................    2,143
 2000 ............................    2,143
 2001.............................   18,843
                                   --------
                                    $25,523
                                   ========

                                     D-F-65

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

5. INCOME TAXES:

   Deferred taxes reflect the tax effects of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):

                                                  SEPTEMBER 30
                                                -----------------
                                                  1996     1997
                                                -------- -------
Deferred tax assets--
 Investments in unconsolidated partnerships
  and theatrical productions ..................  $  286   $  237
 Accounts payable and accrued liabilities  ....   1,014    1,480
 Restricted stock compensation ................   1,387      409
 Other noncurrent liabilities .................   1,717       --
 Other ........................................     107      281
                                                -------- -------
  Total deferred tax assets ...................   4,511    2,407
                                                -------- -------
Deferred tax liabilities--
 Investments in unconsolidated partnerships
  and theatrical productions ..................   1,522    1,099
 Prepaid expenses .............................     907    1,237
 Intangibles ..................................     646      672
                                                -------- -------
  Total deferred tax liabilities ..............   3,075    3,008
                                                -------- -------
                                                 $1,436   $ (601)
                                                ======== =======

   Deferred taxes are included in the consolidated balance sheets as follows (in thousands):

                                  SEPTEMBER 30
                               -------------------
                                 1996      1997
                               -------- ---------
Current deferred tax assets  .  $1,872    $   979
Other noncurrent liabilities      (436)    (1,580)
                               -------- ---------
                                $1,436    $  (601)
                               ======== =========

   The income tax (provision) benefit consisted of the following (in thousands):

                                     YEAR ENDED SEPTEMBER 30
                                ----------------------------------
                                   1995        1996       1997
                                ---------- ----------  ----------
Current--
 Federal ......................   $(1,251)   $(2,817)    $(1,319)
 State ........................      (476)    (1,010)       (173)
Deferred--
 Federal ......................      (692)     3,705      (1,777)
 State ........................      (156)       836        (260)
                                ---------- ----------  ----------
Total tax (provision) benefit     $(2,575)   $   714     $(3,529)
                                ========== ==========  ==========
Effective tax rate ............        44%        26%         41%
                                ========== ==========  ==========

                                     D-F-66

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

    The reconciliation of income tax computed at the U.S. federal statutory rates to the income tax (provision) benefit is as follows (in thousands):

                                            YEAR ENDED SEPTEMBER 30
                                        -------------------------------
                                           1995      1996      1997
                                        ---------- -------  ----------
Tax at the federal statutory rate  ....   $(2,012)   $ 924    $(2,954)
Increases resulting from--
 State income taxes, net of federal
  tax effect ..........................      (417)    (112)      (286)
 Nondeductible expenses ...............       (60)     (98)      (185)
 Other ................................       (86)      --       (104)
                                        ---------- -------  ----------
 Total income tax (provision) benefit     $(2,575)   $ 714    $(3,529)
                                        ========== =======  ==========

6. REDEEMABLE COMMON STOCK:

   At September 30, 1997, the Company had outstanding 155 shares of common stock that are redeemable under conditions that are not solely within the control of the Company. The Company granted this redeemable stock to certain executives during the years ended September 30, 1996 and 1997. To the extent that the grants related to prior service, the Company recognized compensation costs on the grant date. Additionally, the Company recognizes compensation costs for the change in value of certain shares that, as discussed below, the Company may be required to purchase from the executives at fair market value. Restricted stock compensation related to these grants totaled $3,260,000 and $425,000 during the years ended September 30, 1996 and 1997, respectively. The Company has the right of first refusal to purchase the redeemable common stock at fair market value.

   Agreements with one executive who received 140 shares of redeemable stock provide that the Company will have call options to purchase these shares from the executive for a total of $3,420,000. These agreements also provide that the executive will have put options to sell such shares to the Company for $3,420,000. The put and call options are only exercisable if the executive's employment is terminated before an initial public offering of the Company's common stock.

   Of the redeemable stock granted to this executive, 123 shares were granted during the year ended September 30, 1996, and vested during the year ended September 30, 1997. Since the grant related to prior service, the Company recognized compensation costs on the grant date. During the year ended September 30, 1997, the Company executed a promissory note in the amount of $1,232,000 with this executive. This note bears interest at 5.45 percent, is secured by 140 shares of the Company's common stock, and is scheduled to mature in October 2001. The proceeds of the note were used to pay the executive's tax liability related to the 123 shares that vested during the year ended September 30, 1997. Accordingly, the value of redeemable stock outstanding has been reduced by this note receivable.

   The remaining 17 shares of redeemable stock received by this executive were granted during the year ended September 30, 1997, and vest ratably during the years ending September 30, 1999 and 2000. To fund the executive's tax liability related to these 17 shares, the Company may be required to purchase up to 41 percent of the shares at fair market value when the shares vest. The Company has similar agreements with the other executives who received the remaining 15 shares of redeemable stock, which were granted during the year ended September 30, 1996. In order to fund the executives' tax liabilities related to these grants and related restricted common stock grants, these 15 shares of redeemable stock must be purchased at fair market value when the shares vest during the years ended September 30, 1998 and 1999. Although all 32 shares that the Company may be required to purchase in order to satisfy executives' tax liabilities have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition and recognition over the vesting periods is not material to the Company's results of operations and financial position.

                                     D-F-67

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

7. SHAREHOLDER'S EQUITY:

   The Company granted 23 shares of restricted common stock to certain executives during the year ended September 30, 1996. These shares vest ratably during the years ended September 30, 1998 and 1999. Although the shares have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition, which totaled $390,000 and $6,000 during the years ended September 30, 1996 and 1997, respectively, and recognition over the vesting periods is not material to the Company's results of operations and financial position. The Company has the right of first refusal to purchase at fair market value all of the shares granted during the year ended September 30, 1996. Additionally, if the executives' employment is terminated before an initial public offering of the Company's common stock, the Company has a call option to purchase the vested shares at fair market value.

   Effective October 15, 1993, the Company and one of its officers entered into an employment agreement which provided for the granting of 45 shares of the Company's common stock. The shares vested over a five-year period and the Company recorded related compensation expense of $25,000 for each of the years ended September 30, 1995, 1996 and 1997.

8. STOCK OPTIONS:

   The Company adopted the 1996 Stock Incentive Compensation Plan during the year ended September 30, 1996. Under the plan, the Company may grant awards based on its common stock to employees and directors. Such awards may include, but are not limited to, restricted stock, stock options, stock appreciation rights and convertible debentures. Up to 325 shares of common stock may be issued under the plan. During the year ended September 30, 1996, the Company granted options to purchase 117 shares of common stock at a weighted average exercise price of $18,989 per share, which approximated fair value on the date of grant. Such options vest and are generally exercisable ratably over a four-year period. The options expire in 10 years.

   An option to purchase 22 shares of common stock at $10,000 per share was granted to an executive during the year ended September 30, 1994. This option was canceled subsequent to September 30, 1997.

   Because the exercise prices of the Company's employee stock options equaled the fair market value of the underlying stock on the date of grant, no compensation expense was recognized in accordance with APB Opinion No. 25. Had compensation cost for the options been determined based on the fair value at the grant date pursuant to SFAS No. 123, the Company's net income would have decreased by $49,000 and $148,000 for the years ended September 30, 1996 and 1997, respectively. For this purpose, the fair value of the options was estimated using the minimum value method assuming that the risk-free interest rate was 6.7 percent and that no dividends will be paid.

9. RELATED-PARTY TRANSACTIONS:

   The Company contracts with certain theatrical partnerships of which it is a minority partner to obtain the rights to present theatrical productions in the Company's markets. Approximately $20,000,000, $33,400,000 and $31,200,000
of expenses were incurred for such rights and included in cost of sales during the years ended September 30, 1995, 1996 and 1997, respectively.

   The Company contracts with certain unconsolidated partnerships to sell the rights to present musical concerts. Approximately $2,446,000 of revenues was earned from the sale of such rights during the year ended September 30, 1997. No such rights were sold during the years ended September 30, 1995 and 1996.

   As of September 30, 1997, notes receivable, related parties included $6,453,000 due from executives and $1,571,000 due from other related parties. Two of the notes receivable from executives are promissory notes from the Company's principal shareholder. As of September 30, 1997, these two notes totaled

                                     D-F-68

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

$5,961,000, including accrued interest of $550,000. One note, in the original principal amount of $2,911,000, bears interest at 5.83 percent, is secured by 254 shares of PACE common stock and matures on March 28, 1999. The other note is for $2,500,000, bears interest at 6.34 percent, is secured by 246 shares of PACE common stock and was scheduled to mature on November 3, 1997. This note has been extended to mature on November 4, 2000. Interest income on these two notes was approximately $300,000 for each of the years ended September 30, 1995, 1996 and 1997. At September 30, 1997, the Company also had a $583,000 receivable from its principal shareholder. The principal shareholder has represented his intention to pay the outstanding loans and receivable balance from personal assets or if necessary, the liquidation of certain ownership interests in the Company.

   At September 30, 1997, notes receivable from other related parties included $945,000 due from a joint venture partner. The terms of the related joint venture agreement provide for the Company to loan to the joint venture partner any required capital contributions, to be repaid on a priority basis from the profits allocated to the joint venture partner. The advances accrue interest at the prime rate plus 4 percent (12.5 percent at September 30, 1997) and are secured by the joint venture partner's 50 percent interest in the joint venture.

10. LITIGATION SETTLEMENT:

   The Company was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several other defendants named in the litigation, including Pavilion Partners, with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts,
(b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiffs' claims was that certain of the defendants agreed to enter into a partnership with plaintiffs for the development and operation of an amphitheater.

   On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. The defendants did not acknowledge or admit any liability. The settlement called for payments from defendants totaling $4,500,000. The Company was obligated to pay $1,500,000 immediately after the settlement and is obligated to pay an additional $2,000,000 on or before May 1, 1998. To guarantee payment of this $2,000,000 obligation, the Company had a standby letter of credit outstanding at September 30, 1997. The remaining $1,000,000 of the settlement was paid by Pavilion Partners during the year ended September 30, 1997. This expense and related legal expenses were charged to operations for the year ended September 30, 1996.

                                     D-F-69

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES:

 Leases

   The Company leases office facilities under noncancelable operating leases with future minimum rent payments as follows (in thousands):

 For the year ending September 30--
 1998 ............................  $1,006
 1999 ............................     417
 2000 ............................     215
 2001 ............................     193
 2002 ............................     195
Thereafter .......................      33
                                   --------
 Total ...........................  $2,059
                                   ========

   Rent expense was $676,000, $765,000 and $1,084,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

 Change in Control Provisions

   The Company and its unconsolidated partnerships, including Pavilion Partners, have entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Company.

 Employment Agreements

   The Company has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):

 For the year ending September 30--
 1998 ............................  $4,463
 1999 ............................   3,825
 2000 ............................   2,789
 2001 ............................   1,430
 2002 ............................     743

   The Company is currently negotiating certain other employment agreements that may result in additional future commitments.

 Insurance

   The Company carries a broad range of insurance coverage, including general liability, workers' compensation, stop-loss coverage for its employee health plan and umbrella policies. The Company carries deductibles of up to $10,000 per occurrence for general liability claims and is self-insured for annual healthcare costs of up to $25,000 per covered employee and family. The Company has accrued for estimated potential claim costs in satisfying the deductible and self-insurance provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                                     D-F-70

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Legal Proceedings

   Various legal actions and claims are pending against the Company, most of which are covered by insurance. In the opinion of management, the ultimate liability, if any, which may result from these actions and claims will not materially affect the financial position or results of operations of the Company.

 Guarantees

   The Company has guaranteed a $2,438,000 debt of a partnership in which Pavilion Partners holds a 50 percent interest. PACE has agreements with its partners whereby they would assume approximately 50 percent of any liability arising from this guarantee. The debt matures June 1, 2003. Management does not believe that the guarantee will result in a material liability to the Company.

 Income Taxes

   The Internal Revenue Service is examining several years of returns of a majority-owned subsidiary. Management is currently discussing a possible settlement of approximately $600,000, which has been accrued in the Company's financial statements.

  Subscription Agreement

   During April 1995, the Company acquired an interest in a company incorporated in the United Kingdom. Pursuant to a subscription agreement, the Company made payments totaling $1,355,000 prior to September 30, 1997. The Company has agreed to pay an additional pounds sterling239,000 in April 1998.

 Construction Commitments

   An unconsolidated partnership has committed to certain renovation work at its amphitheater. The Company may be obligated to fund up to approximately $7.3 million of these renovations. Through its investment in another unconsolidated partnership, the Company has an interest in a performance hall being constructed for musical and theatrical presentations. The Company had funded $0.4 million of the performance hall construction costs through September 30, 1997; the Company's estimated additional funding commitments are approximately $2.0 million. In addition, the Company and several third parties are currently negotiating definitive agreements to develop a theatrical venue. The Company may be obligated to fund approximately $3.0 million of the costs of this development over an undetermined period of time.

 Put Option Agreement

   The Company has entered into put option agreements with two banks whereby the Company may be required to repurchase a total of 1,000 shares of the Company's common stock held by an affiliate that collateralizes the personal loans of the Company's principal shareholder at a per share price of $1,500. The put options are effective only in the event of a loan default of the shareholder prior to July 31, 1999. At September 30, 1997, the loans were not in default.

12. SUBSEQUENT EVENTS:

   Subsequent to September 30, 1997, the Company entered into certain agreements with an executive who previously had been granted an option to purchase 22 shares of common stock at $10,000 per share. Pursuant to the new agreements, the option was canceled and the executive was granted 22 shares of restricted common stock.

   In December 1997, the Company and its shareholders entered into an agreement with SFX Entertainment, Inc. (SFX), whereby the shareholders would sell their interests in the Company to SFX. The purchase price of $109 million in cash and 1,500,000 shares of SFX Class A Common Stock is subject to adjustment prior to closing. Closing is subject to certain conditions, including approval of certain third

                                     D-F-71

               PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES parties. Concurrent with closing, the agreement requires, among other things, the repayment of all outstanding loans and receivables due from the Company's principal shareholder (see Note 9) and the repayment of the promissory note received from an executive in connection with a stock grant (see Note 6). Additionally, the agreement provides for the settlement of all restricted and redeemable stock, as well as all outstanding stock options. This settlement is expected to result in a one-time charge by the Company of approximately $4.7 million, net of related tax effects. The agreement also requires SFX to provide the Company with a $25 million line of credit to be used for certain acquisitions being contemplated by the Company. If the acquisition of the Company is not consummated, this line of credit will be converted to a term loan in the amount of advances then outstanding or, under certain circumstances, will become immediately due and payable. This bridge financing is secured by the assets acquired and an option to purchase the Company's interest in Pavilion Partners.

   In December 1997, the Company entered into agreements to effectively purchase substantially all of the assets of United Sports of America, a producer and presenter of demolition derbies, thrill shows, air shows, monster truck shows, tractor pull events, motorcycle racing and bull riding in the United States and Canada. Pursuant to the agreements, the total purchase price is $6,000,000 in cash of which an option amount of $500,000 was paid upon the execution of the agreement and closing is subject to the satisfactory completion of due diligence by the Company. Management does not expect this transaction to close until May 1998. In the event the transaction does not close, the option amount will be forfeited if certain conditions are not met.

   In December 1997, the Company entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in Pavilion Partners for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Pavilion Partners Partnership Agreement. In addition, the Company has agreed to purchase a note with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony (Note 3)

   On December 22, 1997, the Company entered into an agreement to purchase Sony's 33 1/3 percent interest in Pavilion Partners for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations. (see Note 3)









                                     D-F-72

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Pavilion Partners:

   We have audited the accompanying consolidated balance sheet of Pavilion Partners, a Delaware general partnership, as of September 30, 1997, and the related consolidated statements of income, partners' capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pavilion Partners as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 15, 1997 (except with
respect to the matters discussed
in Note 11, as to which the date
is December 22, 1997)









                                     D-F-73

                       REPORT OF INDEPENDENT ACCOUNTANTS







To the Partners of Pavilion Partners

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Pavilion Partners and its subsidiaries (the Partnership) at September 30, 1996 and the results of their operations and their cash flows for the year ended October 31, 1995 and the eleven months ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP








Houston, Texas
December 12, 1996

                                     D-F-74

                               PAVILION PARTNERS
                         CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                                           SEPTEMBER 30
                                                                       ---------------------
                                                                          1996       1997
                                                                       --------- ----------
                                ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...........................................  $ 8,554    $ 17,898
 Accounts receivable .................................................    7,842       6,167
 Accounts receivable, related parties ................................    1,878       3,878
 Notes receivable, related parties ...................................    1,218       1,218
 Prepaid expenses and other current assets ...........................    1,208       1,017
                                                                       --------- ----------
    Total current assets .............................................   20,700      30,178
 Prepaid rent ........................................................    7,075       6,938
 Property and equipment, net .........................................   61,292      59,938
 Other assets ........................................................    4,426       5,722
                                                                       --------- ----------
    Total assets .....................................................  $93,493    $102,776
                                                                       ========= ==========
                   LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable ....................................................  $ 1,404    $  1,193
 Accounts payable, related parties ...................................    1,866       3,948
 Accrued liabilities .................................................    8,112       7,032
 Deferred revenue ....................................................    3,602       5,081
 Current portion of notes payable and capital lease obligation  ......    1,573       1,614
 Current portion of note payable, related party ......................      637         880
                                                                       --------- ----------
    Total current liabilities ........................................   17,194      19,748
 Notes payable .......................................................   43,680      42,192
 Note payable, related party .........................................    7,268       7,025
 Capital lease obligation ............................................    6,130       5,989
 Other liabilities and minority interests in consolidated
  subsidiaries .......................................................    1,617       3,960
                                                                       --------- ----------
    Total liabilities ................................................   75,889      78,914
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL ....................................................   17,604      23,862
                                                                       --------- ----------
    Total liabilities and partners' capital ..........................  $93,493    $102,776
                                                                       ========= ==========

 The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-75

                               PAVILION PARTNERS

                      CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS)

                                                        FOR THE
                                        FOR THE      ELEVEN MONTHS      FOR THE
                                       YEAR ENDED        ENDED         YEAR ENDED
                                      OCTOBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                          1995           1996             1997
                                     ------------- ---------------  ---------------
TICKET REVENUES ....................    $43,266         $50,151         $ 58,479
OTHER OPERATING REVENUES ...........     28,109          33,942           41,730
                                     ------------- ---------------  ---------------
  Total revenues ...................     71,375          84,093          100,209
COST OF SALES ......................     49,226          57,723           64,052
                                     ------------- ---------------  ---------------
  Gross profit .....................     22,149          26,370           36,157
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES ..........................      8,329           9,774           10,858
DEPRECIATION AND AMORTIZATION  .....      2,461           3,346            3,975
OTHER OPERATING COSTS ..............      5,345           7,390            8,531
LITIGATION EXPENSES AND SETTLEMENT           --           2,380               --
                                     ------------- ---------------  ---------------
  Operating profit .................      6,014           3,480           12,793
INTEREST INCOME ....................        504             391              532
INTEREST EXPENSE ...................      2,793           3,855            4,413
                                     ------------- ---------------  ---------------
INCOME BEFORE MINORITY INTEREST  ...      3,725              16            8,912
MINORITY INTEREST ..................        276             308            1,926
                                     ------------- ---------------  ---------------
NET INCOME (LOSS) ..................    $ 3,449         $  (292)        $  6,986
                                     ============= ===============  ===============

 The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-76

                               PAVILION PARTNERS

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                (IN THOUSANDS)

                                AMPHITHEATER
                               ENTERTAINMENT
                                PARTNERSHIP     SM/PACE, INC.    TOTAL
                              --------------- ---------------  ---------
BALANCE, October 31, 1994  ..     $13,108          $2,805       $15,913
 Net income .................       1,788           1,661         3,449
 Distributions ..............          --            (699)         (699)
                              --------------- ---------------  ---------
BALANCE, October 31, 1995  ..      14,896           3,767        18,663
 Net income (loss) ..........        (330)             38          (292)
 Distributions ..............          --            (767)         (767)
                              --------------- ---------------  ---------
BALANCE, September 30, 1996        14,566           3,038        17,604
 Net income .................       4,578           2,408         6,986
 Distributions ..............          --            (728)         (728)
                              --------------- ---------------  ---------
BALANCE, September 30, 1997       $19,144          $4,718       $23,862
                              =============== ===============  =========




















 The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-77

                               PAVILION PARTNERS

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                      FOR THE
                                                      FOR THE      ELEVEN MONTHS      FOR THE
                                                     YEAR ENDED        ENDED         YEAR ENDED
                                                    OCTOBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                                        1995           1996             1997
                                                   ------------- ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ...............................    $  3,449        $  (292)        $ 6,986
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities--
  Depreciation and amortization ..................       2,461          3,346           3,975
  Minority interest ..............................         276            308           1,926
  Changes in assets and liabilities--
   Accounts receivable ...........................      (1,455)        (3,647)          1,669
   Accounts receivable and payable, related
    parties ......................................          32           (756)             82
   Prepaid expenses and other current assets  ....         191           (296)            266
   Accounts payable and accrued liabilities  .....        (512)         1,695          (2,184)
   Deferred revenue and other liabilities  .......       1,304          2,110           2,284
   Other, net ....................................        (785)        (1,259)         (1,548)
                                                   ------------- ---------------  ---------------
    Net cash provided by operating activities  ...       4,961          1,209          13,456
                                                   ------------- ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments of preoperating costs ..................      (1,318)        (1,114)            (59)
 Capital expenditures ............................     (25,856)        (7,483)         (1,879)
                                                   ------------- ---------------  ---------------
    Net cash used in investing activities  .......     (27,174)        (8,597)         (1,938)
                                                   ------------- ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Funding of capital commitments by partners  .....       4,046             --              --
 Distributions to partner ........................        (699)          (767)           (728)
 Proceeds from borrowings ........................      24,322          8,323               -
 Repayments of borrowings ........................        (639)        (1,072)         (1,446)
                                                   ------------- ---------------  ---------------
    Net cash provided by (used in) financing
     activities ..................................      27,030          6,484          (2,174)
                                                   ------------- ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS .....................................       4,817           (904)          9,344
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         4,641          9,458           8,554
                                                   ------------- ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD  ......    $  9,458        $ 8,554         $17,898
                                                   ============= ===============  ===============

 The accompanying notes are an integral part of these consolidated financial statements.

                                     D-F-78

                              PAVILION PARTNERS

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

   Pavilion Partners (the Partnership) is a Delaware general partnership between SM/PACE, Inc. (PACE), which is a wholly owned subsidiary of PACE Entertainment Corporation, and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between a wholly owned subsidiary of Sony Music Entertainment Inc. (Sony) and two wholly owned subsidiaries of Blockbuster Entertainment Corporation (Blockbuster). PACE is the managing partner of the Partnership. AEP owns a 66 2/3 percent interest in the Partnership, and PACE owns a 33 1/3 percent interest in the Partnership.

   In April 1990, Sony and PACE formed YM/PACE Partnership which changed its name to the Sony Music/PACE Partnership. Effective April 1, 1994, the partners entered into an agreement whereby Blockbuster obtained an indirect 33 1/3 percent interest in Sony Music/PACE Partnership, which was renamed Pavilion Partners. In accordance with the agreement, Sony contributed an interest-bearing note in the amount of $4,250,000 and its existing interest in Sony Music/PACE Partnership to AEP. Concurrently, Blockbuster contributed an interest-bearing note in the amount of $4,250,000 and its interest in three existing amphitheaters to AEP. AEP in turn contributed these assets to the Partnership. At the same time, PACE Entertainment Corporation contributed its interest in two existing amphitheaters to the Partnership. Upon completion of these contributions to the Partnership, AEP owned a 66 2/3 percent interest in the Partnership and PACE owned a 33 1/3 percent interest in the Partnership.

   The Partnership owns and operates amphitheaters, which are primarily used for the presentation of live performances by musical artists. As of September 30, 1997, the Partnership owned interests in or leased 10 amphitheaters and had a long-term management contract to operate an additional amphitheater. All of the amphitheaters owned or operated by the Partnership are located in the United States.

   In April 1997, the Partnership entered into a new partnership agreement with a third party to be known as Western Amphitheater Partners (WAP). The Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre, and the other partner contributed or licensed the assets and liabilities of the Irvine Meadows Amphitheatre. Each partner has a 50 percent interest in WAP. Under the terms of the Partnership agreement, the partners are required to make an additional capital contribution of approximately $850,000 each in WAP which was accrued by the Partnership at September 30, 1997. The fiscal year-end for the WAP partnership will be December 31.

   During 1996, the Partnership changed its fiscal year-end from October 31 to September 30.

2. SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

   The consolidated financial statements of the Partnership include all of its wholly owned subsidiaries and other partnerships in which Pavilion Partners holds a controlling interest. All partnerships in which Pavilion Partners holds less than a controlling interest are reported on the equity method of accounting. All significant intercompany transactions have been eliminated in consolidation.

 Basis of Contributed Assets

   All assets contributed to the Partnership by the partners were recorded at the carrying values of the contributing entities.

 Revenue Recognition

   The Partnership records revenues from the presentation of events at the completion of the related event. Advance ticket sales are classified as deferred revenue until the event has occurred. Sponsorship and other revenues that are not related to any single event are classified as deferred revenue and amortized over each of the amphitheaters' various shows during the operating season.

                                     D-F-79

                              PAVILION PARTNERS

    The Partnership barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Partnership's financial position or results of operations.

 Income Taxes

   No provision for federal or state income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to federal or state income taxes and the tax effect of its activities accrues to the partners.

 Prepaid Expenses

   Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

   As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $160,000 and $137,000, respectively. The Partnership recognized event advertising expenses of $5,815,000, $6,439,000 and $6,569,000 in cost of sales for the year ended October 31, 1995, the eleven months ended September 30, 1996, and the year ended September 30, 1997, respectively.

 Other Assets

   The Partnership incurs certain costs in identifying and selecting potential sites for amphitheater development. All costs incurred by the Partnership during the initial site selection phase are expensed as incurred. Certain incremental start-up costs that are incurred after a decision has been made to develop a site are capitalized as preoperating costs. After an amphitheater is fully developed, these preoperating costs are amortized on a straight-line basis over a five-year period.

   Contract acquisition costs include fees associated with securing a contract with a booking agent for one of the Partnership's amphitheaters. These costs are amortized on a straight-line basis over the life of the contract which is 10 years.

 Property and Equipment

   Property and equipment is stated at cost. Repair and maintenance costs are expensed as incurred. Interest incurred in connection with the construction of an amphitheater is capitalized as part of the cost of the amphitheater. During 1995 and 1996, the Partnership capitalized interest in connection with the construction of amphitheaters of $645,000, $161,000, respectively. No interest was capitalized in 1997.

   Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Other property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets. A summary of the principal ranges of useful lives used in computing the annual provision for depreciation and amortization is as follows:

                         RANGE OF YEARS
                         --------------
Buildings ..............     27-31.5
Leasehold improvements       5-31.5
Equipment ..............       3-7
Furniture and fixtures        5-10

   The Partnership evaluates on an ongoing basis whether events and circumstances indicate that the estimated useful lives of property and equipment warrant revision. The Partnership adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1997. The adoption of SFAS No. 121 did not have a material effect on the Partnership's financial position or results of operations.

                                     D-F-80

                              PAVILION PARTNERS

 Fair Value of Financial Instruments

   The carrying amounts of the Partnership's financial instruments approximate their fair value at September 30, 1996 and 1997.

 Statement of Cash Flows

   The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Interest paid was $2,319,000, $3,652,000 and $3,917,000 for 1995, 1996 and 1997, respectively.
During the year ended October 31, 1995, the Partnership issued a note payable with a fair value of $1,300,000 to a vendor in exchange for certain equipment with a fair value which approximated the amount of the note. During 1997, the Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre into the new WAP Partnership in which it holds a 50 percent interest. The net book value of the investment made in the WAP Partnership was $54,000.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

   Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

3. PARTNERSHIP AGREEMENT:

   The Partnership agreement provides, among other things, for the following:

 Contributions and Project Loans

   In addition to the initial contributions as discussed in Note 1, the partners are obligated to contribute, in proportion to their respective Partnership interests, any deficiency in the funding for the construction of each approved amphitheater development or any operational shortfall, as defined in the Partnership agreement. No such funding was required in 1995, 1996 or 1997.

   In addition, AEP is responsible for providing project financing, as defined, for each approved amphitheater development. To the extent AEP does not fulfill this responsibility, AEP must indemnify, defend and hold harmless the Partnership from all claims, demands, liabilities or other losses (including the loss of any earnest money deposits and any reasonable attorneys' fees) which might result from AEP's failure to provide such project loan.

 Income Allocation

   In general, all of the Partnership's income is allocated to the partners in proportion to their respective Partnership interests. However, PACE receives a priority allocation of net income, as defined in the Partnership agreement, until the cumulative amount of such allocations is equal to $2,000,000 increased by 7 percent of the unpaid allocation on the last day of each fiscal year. Any such allocation of net income to PACE is distributed in the following year. The priority allocation of net income to PACE for 1995, 1996 and 1997 was approximately $767,000, $716,000 and $119,000, respectively. This allocation obligation was fully satisfied with the distribution of the fiscal 1997 income allocation amount during October 1997.

   AEP is entitled to receive a priority allocation of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. At September 30, 1997, the loan balance is $7,905,000 and is payable in quarterly installments with a balloon payment due at its maturity on April 1, 2004. The priority allocation of net income is equal to 65 percent of the cash flow attributable to the amphitheater, as defined in the Partnership agreement. The cumulative priority allocation of net income to AEP is limited to $7,000,000. No such allocation was made in 1995, 1996 or 1997.

                                     D-F-81

                              PAVILION PARTNERS

    On November 1 of each calendar year, the executive committee of the Partnership determines if any excess cash exists in the Partnership's accounts above what is necessary to fund future operations and obligations. Any such excess cash may be distributed to the partners in proportion to their respective interests in the Partnership. No distributions of excess cash flow have been made.

4. PROPERTY AND EQUIPMENT:

   The components of the Partnership's property and equipment are as follows (in thousands):

                                                    SEPTEMBER 30
                                                 -------------------
                                                    1996      1997
                                                 --------- --------
Property .......................................  $   695   $   695
Buildings ......................................   10,817    10,817
Leasehold improvements .........................   53,148    53,826
Equipment ......................................    5,007     4,488
Furniture and fixtures .........................      705       722
Construction in progress .......................       --       786
                                                 --------- --------
                                                   70,372    71,334
Less--Accumulated depreciation and amortization     9,080    11,396
                                                 --------- --------
                                                  $61,292   $59,938
                                                 ========= ========

   Depreciation and amortization expense associated with property and equipment for 1995, 1996 and 1997 was $1,905,000, $2,693,000 and $3,179,000,
respectively.

   Assets under capital lease included above are as follows (in thousands):

                                   SEPTEMBER 30
                                ------------------
                                  1996      1997
                                -------- --------
Building ......................  $5,333    $5,333
Furniture and equipment  ......     841       841
                                -------- --------
                                  6,174     6,174
Less--Accumulated depreciation    2,068     2,237
                                -------- --------
                                 $4,106    $3,937
                                ======== ========

   Amortization expense associated with assets under capital lease for 1995, 1996 and 1997 was $169,000, $156,000 and $169,000, respectively.






                                     D-F-82

                              PAVILION PARTNERS

5. OTHER ASSETS:

   Other assets consist of the following (in thousands):

                                                                              SEPTEMBER 30
                                                                           ------------------
                                                                             1996      1997
                                                                           -------- --------
Preoperating costs, net of accumulated amortization of $2,092,000 and
 $1,094,000, respectively.................................................  $2,153    $1,709
Investment in unconsolidated partnerships ................................   1,302     2,797
Contract acquisition costs, net of accumulated amortization of $45,000
 and $129,000, respectively ..............................................     624       815
Other ....................................................................     347       402
                                                                           -------- --------
                                                                            $4,426    $5,723
                                                                           ======== ========

   During 1995, 1996 and 1997, the Partnership recognized equity in earnings of unconsolidated partnerships of $263,000, $129,000 and $1,592,000, respectively, which is included in other operating revenues.

6. ACCRUED LIABILITIES:

   Accrued liabilities consist of the following (in thousands):

                                       SEPTEMBER 30
                                     -----------------
                                       1996     1997
                                     -------- -------
Interest ...........................  $  544   $  522
Rent ...............................     638      580
Taxes ..............................     748      613
Litigation expenses and settlement     1,873       --
Insurance ..........................   1,216    1,656
Other ..............................   3,093    3,660
                                     -------- -------
                                      $8,112   $7,031
                                     ======== =======

   Accrued liabilities do not include accrued interest on the notes payable to Blockbuster (see Note 7). Such accrued interest, which is included in accounts payable, related parties, was $1,082,000 and $1,601,000 as of September 30, 1996 and 1997, respectively.

                                     D-F-83

                              PAVILION PARTNERS

7. NOTES PAYABLE:

   Notes payable to third parties consist of the following (in thousands):

                                                                     SEPTEMBER 30
                                                                 --------------------
                                                                    1996      1997
                                                                 --------- ---------
Note payable to a bank, interest at LIBOR plus 0.18% (6% at
 September 30, 1996 and 1997), payments due semiannually with a balloon payment due on maturity in July 2005, guaranteed by
 Sony ..........................................................  $13,122    $12,573
Note payable to a bank, interest at 8.35% through July 2002 and
 LIBOR plus 0.18% thereafter, due in July 2005, guaranteed by
 Sony...........................................................   10,000     10,000
Note payable to a bank, interest at LIBOR plus 0.85% (6.78% at
 September 30, 1996 and 1997), payments due annually with a
 balloon payment due on maturity in December 2005, guaranteed
 by Blockbuster and Sony........................................    7,732      7,575
Note payable to a bank, interest at prime minus 105 basis
 points (7.2% and 7.45% at September 30, 1996 and 1997,
 respectively), payments due quarterly with a balloon payment
 due on maturity in April 2000, guaranteed by Sony..............    6,449      6,356
Note payable to a bank, interest at 9.46%, payments due
 quarterly with a balloon payment due on maturity in December
 1999, guaranteed by Sony.......................................    3,958      3,914
Note payable to a vendor, interest imputed at 8.98%, payments
 due weekly through May 2005....................................    1,826      1,671
Other notes payable to vendors, interest at fixed rates ranging from 8.2% to 10.72%, due in equal installments with final
 maturities ranging from December 1996 through February 2006 ...    2,040      1,591
                                                                 --------- ---------
  Total.........................................................   45,127     43,680
Less--Current maturities........................................    1,447      1,488
                                                                 --------- ---------
  Noncurrent portion............................................  $43,680    $42,192
                                                                 ========= =========
Note payable to a related party consist of the following (in thousands):
                                                                     SEPTEMBER 30
                                                                 --------------------
                                                                    1996      1997
                                                                 --------- ---------
Note payable to Blockbuster, interest at 7%, payments due
 quarterly with a balloon payment due on maturity in April
 2004, secured by property and equipment with a net book value
 of $6,212 .....................................................  $ 7,905    $ 7,905
Less--Current maturities........................................      637        880
                                                                 --------- ---------
  Noncurrent portion............................................  $ 7,268    $ 7,025
                                                                 ========= =========

   The terms of contracts with concessionaires such as food and beverage vendors generally require the vendors to make a significant initial payment to the Partnership at the time of the construction of an amphitheater. These advances are repayable in periodic installments from amounts otherwise due to the Partnership under the concession contracts. As of September 30, 1997, the notes payable to vendors under

                                     D-F-84

                              PAVILION PARTNERS
such arrangements had a weighted-average effective interest rate of 9.15 percent. The Partnership's weighted-average interest rate on notes payable to banks was 7.3 percent on September 30, 1997.

   Interest expense on the note payable to a related party was $547,000, $489,000 and $519,000 for 1995, 1996 and 1997, respectively. Principal and interest on the note payable to a related party have not been paid as accounts receivable, related parties from Blockbuster remain outstanding.

   As of September 30, 1997, scheduled maturities of notes payable were as follows:

1998 ......... $ 2,368
1999 .........    1,841
2000 .........   11,560
2001 .........    1,751
2002 .........    1,811
Thereafter  ..   32,254
               --------
                $51,585
               ========

8. LEASE COMMITMENTS:

   The Partnership leases various amphitheaters under operating and capital leases. Initial lease terms are 25 to 60 years with varying renewal periods at the Partnership's option on most leases. A number of the amphitheater leases provide for escalating rent over the lease term. Rental expense on operating leases is recognized on a straight-line basis over the life of such leases. The majority of the amphitheater leases provide for contingent rentals, generally based upon a percentage of gross revenues, as defined in the respective lease agreements. Minimum rental expense associated with operating leases for 1995, 1996 and 1997 was $648,000, $2,353,000 and
$2,612,000, respectively. Contingent rental expense associated with operating leases for 1995, 1996 and 1997 was $2,407,000, $2,515,000 and $2,571,000,
respectively. Contingent rental expense associated with capital leases for 1995, 1996 and 1997 was $144,000, $155,000 and $149,000, respectively.

   Minimum rental commitments on long-term capital and operating leases at September 30, 1997, were as follows (in thousands):

                                            CAPITAL    OPERATING
                                             LEASES     LEASES
                                           --------- -----------
Year ending September 30--
 1998 ....................................  $   757     $ 2,902
 1999 ....................................      757       3,056
 2000 ....................................      756       3,148
 2001 ....................................      757       3,248
 2002 ....................................      757       3,297
 Thereafter ..............................    9,714      54,693
                                           --------- -----------
                                             13,498     $70,344
                                                     ===========
Less--Amount representing interest  ......    7,383
                                           ---------
Present value of minimum rental payments      6,115
Less--Current portion ....................      126
                                           ---------
Noncurrent portion........................  $ 5,989
                                           =========

9. RELATED PARTIES:

   The responsibility for the day-to-day business and affairs of the Partnership has been delegated by the partners to a managing director and support staff employed by PACE Entertainment Corporation and

                                     D-F-85

                              PAVILION PARTNERS
its subsidiaries. PACE Entertainment Corporation and its subsidiaries provide the Partnership with management and consulting services in connection with the development, construction, maintenance and operation of amphitheaters owned or leased by the Partnership. The Partnership paid $1,650,000, $1,687,000 and $1,968,000 during 1995, 1996 and 1997, respectively, to PACE
Entertainment Corporation as reimbursement for the costs of these services.

   The Partnership paid PACE Music Group (PMG), a subsidiary of PACE Entertainment Corporation, $289,000, $225,000 and $395,000 during 1995, 1996 and 1997, respectively, for services provided by PMG as a local presenter at one of the Partnership's amphitheaters.

   Accounts receivable from and accounts payable to related parties at September 30, 1997, of $3,878,000 and $3,948,000, respectively, relate to amounts owed to and due from the partners arising from the formation of the Partnership and general and administrative expenses paid by or on behalf of the Partnership.

   Notes receivable, related parties consist of two notes due from AEP which bear interest at 5.62 percent per annum and matured April 1, 1997. Principal payments on the notes are due upon request by the Partnership in order to fund the construction of proposed amphitheaters. Interest on the partners' notes amounted to $192,000, $63,000 and $68,000 for 1995, 1996 and 1997,
respectively.

10. COMMITMENTS AND CONTINGENCIES:

 Commitments

   The Partnership guarantees 50 percent of a $2,305,000 promissory note issued by its 50 percent equity partner in the Starwood Amphitheater. The note matures on June 1, 2003.

   The Partnership has committed to fund certain renovation work at one of its amphitheaters in proportion to its 66 2/3 percent partnership interest in that amphitheater. The renovations are to include increasing seating capacity and upgrading the amphitheater's concession plazas and parking facilities. The total budget for these renovations is approximately $11.0 million of which $5.0 million will be funded by the minority partner and a note payable to vendor, therefore the Partnership's funding commitment is approximately $6.0 million.

   The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management performs periodical evaluations of the relative credit standards of the financial institutions with which it deals. Additionally, the Partnership's cash management and investment policies restrict investments to low-risk, highly liquid securities. Accordingly, management does not believe that the Partnership is currently exposed to any significant credit risk on cash and cash equivalents.

   The Partnership is subject to other claims and litigation arising in the normal course of its business. The Partnership does not believe that any of these proceedings will have a material adverse effect on its financial position or results of operations.

   The Partnership was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several defendants named in the litigation with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud,
(c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiff's claims was that certain of the defendants agreed to enter into a partnership with the plaintiffs for the development and operation of an amphitheater. On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. Although the defendants believe that they would have prevailed at a trial of the Promotion Litigation, the defendants chose to

                                     D-F-86

                              PAVILION PARTNERS
settle rather than risk the uncertainties of a trial. The defendants did not acknowledge or admit any liability. The settlement called for payments to plaintiffs totaling $4.5 million, of which $1.0 million was paid by the Partnership. The Partnership recorded litigation settlement expense of $1.0 million at September 30, 1996. The settlement was paid during May 1997.

 Change in Control Provisions

   The Partnership has entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Partnership.

 Employment Agreements

   The Partnership has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands);

For the year ending September 30--
1998 .............................  $335
1999 .............................   177

 Insurance

   The Partnership carries a broad range of insurance coverage, including general liability, workers' compensation, employee health coverage and umbrella policies. The Partnership carries deductibles of up to $10,000 per occurrence for general liability claims. The Partnership has accrued for estimated potential claim costs in satisfying the deductible provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

11. SUBSEQUENT EVENTS:

   In December 1997, the managing partner and its shareholders entered into an agreement whereby the shareholders would sell their interests in PACE Entertainment Corporation to SFX Entertainment, Inc. Closing is subject to certain conditions, including the approval of third parties.

   On December 19, 1997, the PACE Entertainment Corporation entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in the Partnership for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Partnership agreement. In addition, PACE Entertainment Corporation has agreed to purchase the note payable to Blockbuster with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony.

   On December 22, 1997, PACE Entertainment Corporation entered into an agreement to purchase Sony's 33 1/3 percent interest in the Partnership for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations (see Note 7).

                                     D-F-87

                        REPORT OF INDEPENDENT AUDITORS





The Boards of Directors
Contemporary Group

   We have audited the accompanying combined balance sheets of Contemporary Group as of September 30, 1997 and December 31, 1996 and the related combined statements of operations, cash flows and stockholders' equity for each of the nine months ended September 30, 1997 and year ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Contemporary Group at September 30, 1997 and December 31, 1996 and the combined results of their operations and their cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                               ERNST & YOUNG LLP



New York, New York
November 25, 1997




                                     D-F-88

                              CONTEMPORARY GROUP

                           COMBINED BALANCE SHEETS

                                                                    DECEMBER 31,    SEPTEMBER 30,
                                                                        1996            1997
                                                                   -------------- ---------------
ASSETS
Current assets:
 Cash ............................................................   $ 2,972,409     $ 4,630,459
 Accounts receivable .............................................     4,067,444       8,369,802
 Prepaid expenses and other current assets .......................       272,105         374,952
                                                                   -------------- ---------------
Total current assets .............................................     7,311,958      13,375,213
Property and equipment, at cost, less accumulated depreciation
 and amortization of $2,723,986 in 1996 and $3,222,296 in 1997  ..     2,438,210       2,837,790
Reimbursable event costs .........................................       474,469         890,502
Deferred event expenses ..........................................       250,973         175,551
Investment in Riverport ..........................................     4,934,513       6,232,889
Other assets .....................................................       120,256         130,674
                                                                   -------------- ---------------
Total assets .....................................................   $15,530,379     $23,642,619
                                                                   ============== ===============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ................................................   $ 1,733,676     $ 1,212,506
 Accrued expenses and other current liabilities ..................     4,975,189       6,572,522
 Current portion of note payable .................................       592,138              --
                                                                   -------------- ---------------
Total current liabilities ........................................     7,301,003       7,785,028
Deferred revenue .................................................     2,424,020       4,012,136
Other liabilities ................................................       244,412         790,127
Deferred compensation ............................................            --         588,122
Note payable, less current portion ...............................     1,578,171       1,578,171
Combined stockholders' equity ....................................     3,982,773       8,889,035
                                                                   -------------- ---------------
Total liabilities and combined stockholders' equity  .............   $15,530,379     $23,642,619
                                                                   ============== ===============

                            See accompanying notes.

                                     D-F-89

                              CONTEMPORARY GROUP

                      COMBINED STATEMENTS OF OPERATIONS

                                                        NINE MONTHS
                                        YEAR ENDED         ENDED
                                       DECEMBER 31,    SEPTEMBER 30,
                                           1996            1997
                                      -------------- ---------------
OPERATING REVENUES
Event promotion revenue .............   $38,023,454     $41,162,946
Marketing revenue ...................    12,969,621      21,132,035
Other event revenue .................     8,859,218       8,846,167
                                      -------------- ---------------
                                         59,852,293      71,141,148
Cost of revenue .....................    46,410,935      54,662,268
                                      -------------- ---------------
                                         13,441,358      16,478,880
OPERATING EXPENSES
Salary expense ......................     8,010,991       7,936,131
Depreciation and amortization  ......       566,573         498,310
General and administrative expenses       3,767,111       4,165,336
                                      -------------- ---------------
                                         12,344,675      12,599,777
                                      -------------- ---------------
Income from operations ..............     1,096,683       3,879,103
OTHER INCOME (EXPENSE)
Interest income .....................       158,512         121,990
Interest expense ....................      (213,658)       (153,207)
Equity in income of Riverport  ......       822,716       1,298,376
                                      -------------- ---------------
                                            767,570       1,267,159
                                      -------------- ---------------
Income before income taxes ..........     1,864,253       5,146,262
Federal and state taxes .............        35,367              --
                                      -------------- ---------------
Net income ..........................   $ 1,828,886     $ 5,146,262
                                      ============== ===============













                           See accompanying notes.

                                     D-F-90

                              CONTEMPORARY GROUP

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                                 NINE MONTHS
                                                                 YEAR ENDED         ENDED
                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    1996            1997
                                                               -------------- ---------------
OPERATING ACTIVITIES
Net income ...................................................   $ 1,828,886     $ 5,146,262
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Depreciation and amortization ...............................       566,573         498,310
 Deferred revenue ............................................     1,324,206       1,588,116
 Non-cash compensation .......................................            --         588,122
 Equity in income of Riverport, net of distributions received       (222,716)     (1,298,376)
 Changes in operating assets and liabilities:
  Accounts receivable ........................................      (899,830)     (4,302,358)
  Prepaid expenses and other current assets ..................       225,754        (102,847)
  Reimbursable event costs ...................................      (207,355)       (416,033)
  Deferred event expenses ....................................      (159,393)         75,422
  Other assets ...............................................       (29,923)        (10,418)
  Accounts payable ...........................................      (186,876)       (521,170)
  Accrued expenses and other current liabilities  ............     2,605,182       1,597,333
  Other liabilities ..........................................    (1,061,570)        545,715
                                                               -------------- ---------------
Net cash provided by operating activities ....................     3,782,938       3,388,078
INVESTING ACTIVITIES
Purchase of property and equipment ...........................    (1,159,382)       (897,890)
                                                               -------------- ---------------
Net cash used in investing activities ........................    (1,159,382)       (897,890)
FINANCING ACTIVITIES
Borrowings ...................................................       626,970              --
Payments of notes payable ....................................       (34,832)       (592,138)
Distributions paid ...........................................    (2,993,000)       (240,000)
                                                               -------------- ---------------
Net cash used in financing activities ........................    (2,400,862)       (832,138)
                                                               -------------- ---------------
Net increase in cash .........................................       222,694       1,658,050
Cash at beginning of period ..................................     2,749,715       2,972,409
                                                               -------------- ---------------
Cash at end of period ........................................   $ 2,972,409     $ 4,630,459
                                                               ============== ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .......................................   $   143,271     $   112,429
                                                               ============== ===============
Cash paid for income taxes ...................................   $    34,550     $    23,618
                                                               ============== ===============

                            See accompanying notes.

                                     D-F-91

                              CONTEMPORARY GROUP

                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

    YEAR ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1997

Balance, January 1, 1996 ...............................  $ 5,146,887
Distributions to stockholders ..........................   (2,993,000)
Net income for the year ended December 31, 1996  .......    1,828,886
                                                         -------------
Balance, December 31, 1996 .............................    3,982,773
Distributions to stockholders ..........................     (240,000)
Net income for the nine months ended September 30, 1997     5,146,262
                                                         -------------
Balance, September 30, 1997 ............................  $ 8,889,035
                                                         =============
























                            See accompanying notes.

                                     D-F-92

                              CONTEMPORARY GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

   The accompanying combined financial statements include the accounts of Contemporary International Productions Corporation, Contemporary Productions Incorporated, Contemporary Marketing, Inc. ("CMI"), Contemporary Sports, Incorporated, Innovative Training and Education Concepts Corporation, Contemporary Investments Corporation ("CIC"), Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Dialtix, Inc., and Capital Tickets L.P. (collectively, the "Contemporary Group" or the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are subject to common ownership and to the transaction described in Note 7.

   The Contemporary Group is a live entertainment and special events producer, venue operator and consumer marketer. Income from operations originates from the operation of the concert division which earns promotion income in two ways: either a fixed fee for organizing and promoting an event or an arrangement that entitles it to a profit percentage based on a predetermined formula. The Companies recognize revenue from the promotion of events when earned, which is generally upon exhibition. The Companies record commissions on booking acts as well as sponsorship and concession income as other event revenues.

   Deferred revenue relates primarily to an advance on future concession revenues which is evidenced by a noninterest bearing note payable and advances on marketing services. Payments collected in advance are recognized as income as events occur or services are provided. Reimbursable event costs represent amounts paid by the Companies on behalf of co-promoters and other parties with interests in the events which will be reimbursed by such parties.

   CIC is a 50% partner in Riverport Performing Arts Centre Joint Venture ("Riverport"), a Missouri general partnership which leases and operates a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The investment in Riverport is recorded under the equity method of accounting.

 Income Taxes

   The Companies have been organized as either partnerships or corporations which have elected to be taxed as "S Corporations" or incorporated as "C Corporations." The "S Corporation" elections are valid for both federal and state tax purposes. With respect to the partnerships and "S Corporations," all items of income, loss, deduction or credit are reported by the partners or shareholders on their respective personal income tax returns. Accordingly, no current or deferred federal or state taxes have been provided for in the accompanying financial statements with regard to such entities.

   For the year ended December 31, 1996, with respect to the "C Corporations," the total provision for income taxes is $35,367. Certain of the "C Corporations" filed elections to be treated as "S Corporations" beginning January 1, 1997. Therefore, with respect to such corporations, no provision for income taxes has been provided for during the nine months ended September 30, 1997. The remaining "C Corporation" generated a tax loss of approximately $52,000 for the nine months ended September 30, 1997. As such, no provision for income taxes has been provided for.

 Accounts Receivable

   Accounts receivable consist of amounts due from ticket vendors, venue box offices and customers of marketing services. Management considers these accounts receivable as of September 30, 1997 and December 31, 1996 to be collectible; accordingly, no allowance for doubtful accounts is recorded.

                                     D-F-93

                              CONTEMPORARY GROUP

 Significant Customer

   CMI produces marketing and sales programs for national consumer product companies. Its most significant customer is AT&T, which provided approximately 20% and 12% of the Companies' combined revenues for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

 Advertising Costs

   Advertising costs are expensed as incurred. For the nine months ended September 30, 1997 and the year ended December 31, 1996, advertising costs were $66,413 and $71,879, respectively

 Property and Equipment

   Property and equipment is recorded at cost. Depreciation is computed on either the straight-line method or accelerated methods over the estimated useful lives of the assets or the term of the related lease as follows:

Furniture, fixtures and equipment  ....   5-7 years
Land improvements .....................    15 years
Leasehold Improvements ................    10 years

 Risks and Uncertainties

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVESTMENTS

   The following is a summary of the financial position and results of operations of Riverport as of and for the year ended December 31, 1996 and as of and for the nine months ended September 30, 1997:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                          -------------- ---------------
Current assets ..........................   $   473,275     $ 2,603,349
Property and equipment ..................    11,815,552      11,355,439
Other assets ............................        16,553           8,186
                                          -------------- ---------------
Total assets ............................   $12,305,380     $13,966,974
                                          ============== ===============
Current liabilities .....................   $ 1,993,981     $ 1,022,327
Other liabilities .......................       442,374         478,870
Partners' capital .......................     9,869,025      12,465,777
                                          -------------- ---------------
Total liabilities and partners' capital     $12,305,380     $13,966,974
                                          ============== ===============
Revenue .................................   $11,693,138     $14,429,029
Net operating income ....................     1,970,887       4,684,284
Net income ..............................   $ 1,645,431     $ 2,596,752

   During the year ended December 31, 1996, CIC received a cash distribution of $600,000 from Riverport.

                                     D-F-94

                              CONTEMPORARY GROUP

3. NOTES PAYABLE

   At September 30, 1997 and December 31, 1996, CIC held a $2,322,500 non interest bearing note payable to its partner in Riverport. The note is payable in installments through December 1, 2000 and is secured by CIC's investment in Riverport. The carrying value of the note is $1,578,171 based on an imputed interest rate of approximately 9%. Based on this rate, future principal payments on the note as of September 30, 1997 are as follows:

1998 ...  $  683,970
1999 ...     426,296
2000 ...     467,905
         -----------
          $1,578,171
         ===========

   At December 31, 1996, the Companies had a $592,138 bank note payable which bore an interest rate based on the prime lending rate (8.25% in 1996, 8.5% in 1997) and was repaid in full prior to September 30, 1997.

4. COMMON STOCK

   The Companies' stock and tax status for 1997 are as follows:

                                                  TAX          SHARES     SHARES     PAR
                                                 STATUS      AUTHORIZED   ISSUED    VALUE
                                             ------------- ------------  -------- -------
Contemporary International Productions
 Corporation ...............................    S-Corp.        30,000         10      $1
Contemporary Productions Incorporated  .....    S-Corp.        30,000        100      $1
Contemporary Marketing, Inc. ...............    S-Corp.        30,000        100      $1
Contemporary Sports, Incorporated ..........    S-Corp.        30,000        100      $1
Innovative Training and Education Concepts
 Corporation n/k/a Contemporary Group,
 Inc........................................    S-Corp.        30,000        100      $1
Contemporary Investments Corporation  ......    S-Corp.        30,000        200      $1
Contemporary Investments of Kansas, Inc.  ..    S-Corp.        30,000     30,000      $1
Continental Entertainment Associates, Inc.      C-Corp.           300          6    $100
Dialtix, Inc. ..............................    S-Corp.        30,000          6    $100
Capital Tickets L.P.........................  Partnership         N/A        N/A     N/A

5. COMMITMENTS AND CONTINGENCIES

Leases

   The Companies lease office facilities and concert venues under noncancellable leases which expire at various dates through 2004. Such leases contain various operating escalations and renewal options.

   Total rent expense for the nine months ended September 30, 1997 and the year ended December 31, 1996 was $754,395 and $818,123, respectively.




                                     D-F-95

                              CONTEMPORARY GROUP

    Future minimum lease payments under noncancellable operating leases as of September 30, 1997 are as follows:

1997 .........  $  270,063
1998 .........     858,757
1999 .........     863,757
2000 .........     440,050
2001 .........     264,000
Thereafter  ..     317,000
               -----------
                $3,013,627
               ===========

 Compensation

   CMI has entered into an employment agreement with one of its employees which provides her with rights to future cash payments based on the fair value of CMI, as defined. These rights vest on January 1, 2002 or upon the occurrence of certain transactions including a change of control. CMI recorded related compensation expense for the nine months ended September 30, 1997 of $588,122 pursuant to this agreement.

 Litigation

   The Companies are party to various legal proceedings generally incidental to their businesses. Although the ultimate disposition of these proceedings is not presently determinable, management, based upon the advice of counsel, does not expect the outcome of these proceedings to have a material adverse effect on the financial condition of the Companies.

6. EMPLOYEE RETIREMENT PLAN

   In January 1992, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402(g) of the Internal Revenue Code. The Companies contribute to participant employees' accounts at the rate of 25% of the first 5% of the participating employees' contributions. During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Companies contributions totaled approximately $23,700 and $25,600, respectively.

7. SUBSEQUENT EVENT

   In December 1997, the owners of the Companies entered into an agreement to transfer 100% of the capital stock of Contemporary International Productions Corporation and the assets of the remaining companies comprising the Contemporary Group, excluding cash and 1997 receivables, to SFX Entertainment, Inc. for an aggregate consideration of $72,800,000 in cash and the issuance of 1,402,851 shares of SFX Entertainment Class A Common Stock. It is intended that prior to the sale, the Companies will acquire the remaining 50% of Riverport. If it is unable to do so, the cash portion of the purchase price would be reduced by $10,500,000.


                                     D-F-96

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SJS Entertainment Corporation

   We have audited the accompanying combined balance sheet of SJS
Entertainment Corporation and Affiliated Company as of December 31, 1996, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, combined financial statements referred to above present fairly, in all material respects, the financial position of SJS Entertainment Corporation and Affiliated Company at December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                               ERNST & YOUNG LLP


New York, New York
November 20, 1997




                                     D-F-97

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

                           COMBINED BALANCE SHEETS

                                                       DECEMBER 31,    SEPTEMBER 30,
                                                           1996            1997
                                                      -------------- ---------------
                                                                        (UNAUDITED)
ASSETS
Current assets:
 Cash ...............................................   $  230,280      $  633,001
 Accounts receivable ................................    2,257,110       3,644,176
 Due from officers ..................................      616,177              --
 Prepaid expenses ...................................       26,037          38,982
 Employee loans .....................................        1,925           9,108
                                                      -------------- ---------------
Total current assets ................................    3,131,529       4,325,267
                                                      -------------- ---------------
Fixed assets, at cost:
 Furniture, fixtures and office equipment  ..........      309,756         375,390
 Production equipment ...............................       95,317         172,641
 Leasehold improvements .............................       61,228          61,228
                                                      -------------- ---------------
                                                           466,301         609,259
 Less, accumulated depreciation and amortization  ...      187,546         275,142
                                                      -------------- ---------------
Net fixed assets ....................................      278,755         334,117
                                                      -------------- ---------------
Deferred tax asset ..................................           --          69,422
Other assets ........................................       23,658          22,656
                                                      -------------- ---------------
Total assets ........................................   $3,433,942      $4,751,462
                                                      ============== ===============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Loans payable--bank ................................   $1,900,000      $       --
 Accounts payable ...................................      694,055       1,008,718
 Accrued expenses ...................................      619,427       2,754,965
 Due to affiliate ...................................       15,989          15,989
 Loans and exchanges ................................        2,799              --
 Deferred revenue ...................................      104,208          41,575
 Due to officers ....................................           --         988,423
                                                      -------------- ---------------
Total current liabilities ...........................    3,336,478       4,809,670
                                                      -------------- ---------------
Combined stockholders' equity:
 Common stock .......................................       27,200          27,200
 Retained earnings (deficit) ........................      145,264         (10,408)
 Treasury stock .....................................      (75,000)        (75,000)
                                                      -------------- ---------------
Total combined stockholders' equity .................       97,464         (58,208)
                                                      -------------- ---------------
Total liabilities and combined stockholders' equity     $3,433,942      $4,751,462
                                                      ============== ===============

                            See accompanying notes.

                                     D-F-98

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

            COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                         YEAR ENDED DECEMBER 31, 1996

Net sales, including management fees from related party (Note 2)  $11,374,672
Cost of sales ..................................................    4,039,320
                                                                 -------------
Gross profit ...................................................    7,335,352
                                                                 -------------
Operating expenses:
 Officers' base salaries .......................................      490,353
 Officers' salaries--bonus .....................................    2,475,000
 Employee payroll and taxes ....................................    2,211,372
 Consulting fees ...............................................      272,233
 Messengers and delivery expense ...............................      208,697
 Telephone and utilities .......................................      341,649
 Transportation and automobile expenses ........................      240,218
 Advertising and promotion .....................................      149,907
 Rent expense, net .............................................      182,012
 Depreciation and amortization .................................       84,001
 Other, net ....................................................      648,128
                                                                 -------------
                                                                    7,303,570
                                                                 -------------
Income from operations .........................................       31,782
Interest expense--net ..........................................       (3,229)
                                                                 -------------
Income before provision for income taxes .......................       28,553
Provision for income taxes .....................................       91,197
                                                                 -------------
Net loss .......................................................      (62,644)
Retained earnings at beginning of year .........................      207,908
                                                                 -------------
Retained earnings at end of year ...............................  $   145,264
                                                                 =============

                            See accompanying notes.

                                     D-F-99

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

           COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                 ---------------------------
                                                                     1996          1997
                                                                 ------------ -------------
                                                                         (UNAUDITED)
Net sales, including management fees from related party (Note 2)  $8,745,965    $10,736,887
Cost of sales ..................................................   3,076,955      3,439,414
                                                                 ------------ -------------
Gross profit ...................................................   5,669,010      7,297,473
                                                                 ------------ -------------
Operating expenses:
 Officers' base salaries .......................................     366,224        883,308
 Officers' salaries--bonus .....................................   2,085,000      2,116,692
 Employee payroll and taxes ....................................   1,521,486      1,969,623
 Consulting fees ...............................................     192,951        220,860
 Messengers and delivery expense ...............................     157,075        192,097
 Telephone and utilities .......................................     248,866        316,473
 Transportation and automobile expenses ........................     165,811        242,895
 Advertising and promotion .....................................     128,005        279,758
 Rent expense, net .............................................     119,482        173,486
 Start-up costs of SJS Research ................................          --        216,944
 Depreciation and amortization .................................      59,500         87,596
 Other, net ....................................................     439,024        665,881
                                                                 ------------ -------------
                                                                   5,483,424      7,365,613
                                                                 ------------ -------------
Income (loss) from operations ..................................     185,586        (68,140)
Other income (expenses):
 Other income ..................................................          --         77,510
 Interest expense--net .........................................      (5,627)       (30,540)
                                                                 ------------ -------------
Income (loss) before provision for income taxes ................     179,959        (21,170)
Provision for income taxes .....................................      88,859        134,502
                                                                 ------------ -------------
Net income (loss) ..............................................      91,100       (155,672)
Retained earnings at January 1 .................................     207,908        145,264
                                                                 ------------ -------------
Retained earnings (deficit) at September 30 ....................  $  299,008    $   (10,408)
                                                                 ============ =============

                            See accompanying notes.

                                    D-F-100

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

                       COMBINED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1996

CASH FLOW FROM OPERATING ACTIVITIES
Net loss ......................................................................  $   (62,644)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization ...............................................       84,001
  Changes in assets and liabilities:
   Decrease in accounts receivable ............................................      241,679
   Decrease in due from affiliate .............................................        6,134
   Increase in prepaid expenses ...............................................       (5,445)
   Decrease in employee loans .................................................           14
   Decrease in security deposits ..............................................        4,737
   Decrease in accounts payable ...............................................     (130,667)
   Increase in accrued expenses ...............................................      532,762
   Increase in due to affiliate ...............................................       15,989
   Decrease in loans and exchanges ............................................         (959)
   Increase in deferred revenues ..............................................      104,208
                                                                                -------------
Net cash provided by operating activities .....................................      789,809
                                                                                -------------
CASH FLOW FROM INVESTING ACTIVITIES
Cash used to acquire fixed assets .............................................     (184,132)
CASH FLOW FROM FINANCING ACTIVITIES
Officers' loans, net ..........................................................   (2,204,564)
Repayments of bank loan .......................................................     (275,760)
Proceeds from new bank loans ..................................................    1,900,000
Payments towards treasury stock financing agreement ...........................      (12,500)
                                                                                -------------
Net cash used by financing activities .........................................     (592,824)
                                                                                -------------
Net increase in cash ..........................................................       12,853
Cash at beginning of year .....................................................      217,427
                                                                                -------------
Cash at end of year ...........................................................  $   230,280
                                                                                =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid during period ...................................................  $     9,003
                                                                                =============
Income taxes paid during period ...............................................  $   180,636
                                                                                =============

                            See accompanying notes.

                                    D-F-101

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                            ----------------------------
                                                                 1996          1997
                                                            ------------- -------------
                                                                    (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES
Net income ................................................  $    91,100    $  (155,672)
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation and amortization ...........................       59,500         87,596
  Changes in assets and liabilities:
   Increase in accounts receivable ........................     (347,582)    (1,387,066)
   Decrease in due from affiliate .........................        6,134             --
   (Increase) decrease in prepaid expenses ................        4,316        (12,945)
   (Increase) in employee loans ...........................       (5,388)        (7,183)
   (Increase) in deferred tax asset .......................           --        (69,422)
   (Increase) decrease in other assets ....................       (1,354)         1,000
   Increase in accounts payable ...........................      124,338        314,663
   Increase in accrued expenses ...........................    1,491,531      2,135,538
   Increase in due to affiliate ...........................       15,989             --
   Decrease in loans and exchanges ........................       (3,758)        (2,797)
   Increase (decrease) in deferred revenues ...............      107,183        (62,633)
                                                            ------------- -------------
Net cash provided by operating activities .................    1,542,009        841,079
                                                            ------------- -------------
CASH FLOW FROM INVESTING ACTIVITIES
Cash used to acquire fixed assets .........................     (161,079)      (142,958)
CASH FLOW FROM FINANCING ACTIVITIES
Officers' loans, net ......................................     (848,077)     1,604,600
Repayments of bank loan ...................................     (275,760)    (1,900,000)
Payments towards treasury stock financing agreement  ......      (12,500)            --
                                                            ------------- -------------
Net cash used by financing activities .....................   (1,136,337)      (295,400)
                                                            ------------- -------------
Net increase in cash ......................................      244,593        402,721
Cash at January 1 .........................................      217,427        230,280
                                                            ------------- -------------
Cash at September 30 ......................................  $   462,020    $   633,001
                                                            ============= =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid during period ...............................  $     8,239    $    33,218
                                                            ============= =============
Income taxes paid during period ...........................  $   133,088    $    57,052
                                                            ============= =============

                            See accompanying notes.

                                    D-F-102

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Combined Statements

   The financial statements present the financial position and results of operations of SJS Entertainment Corporation and Urban Entertainment Corp. (collectively, the "Company") which are affiliated through common management and ownership.

 Nature of Business

   The Company creates, produces and distributes music-related radio programs and services which it barters or exchanges with radio broadcasters for commercial air time, which is then sold to national network advertisers.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management use estimates based upon available information, which directly affect reported amounts. Actual results could differ from those estimates.

 Depreciation and Amortization

   Depreciation of furniture, fixtures and equipment is computed using the straight-line and declining balance methods, at rates adequate to allocate the cost of the applicable asset over its expected useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the expected useful life of the asset. Depreciation and amortization expense for the year ended December 31, 1996 totaled $84,001.

 Estimated useful life ranges are as follows:
 Furniture, fixtures and office equipment  ......      5-7 years
 Production equipment ...........................        5 years
 Leasehold improvements .........................     5-10 years

 Intercompany Balances and Transactions

   All intercompany balances and transactions have been eliminated in combination.

 Concentration of Credit Risk

   The Company maintains bank balances with Sterling National Bank in excess of the federally insured limit of $100,000.

 Interim Financial Information

   Financial information as of September 30, 1997 and for the nine months ended September 30, 1997 and September 30, 1996 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such period have been included; all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

2. RELATED PARTY TRANSACTIONS

 Due from Officers

   The Company maintains a running loan/exchange account with its officers in order to satisfy the cash flow needs of operations. There is no interest charged by either party on these temporary loans.

                                    D-F-103

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

    At the beginning of the year, January 1, 1996, the Company owed its officers $1,589,146. During the year, the officers loaned the Company an additional $354,780, while the Company paid to its officers a total of $2,560,103.

   In addition, the Company pays its officers in total $2,000 per month towards the business use of their home. These amounts are charged to rent expense and totaled $24,000 for the year ended December 31, 1996.

   Salaries and bonuses paid to officers is determined annually by the Company's board of directors.

 Management Services

   The Company has arranged to manage the operations of a related company which is 40% owned by the officers of the Company. In exchange for the services provided, the Company receives managing fees of $40,000 per month. In addition, the Company has subleased a portion of its premises to this related company (see Note 4), and is also reimbursed for other direct operating expenses (telephone, utilities, cleaning, bookkeeping and administrative) and indirect overhead costs. This arrangement terminated at the end of April 1997.

   During the year ended December 31, 1996, the Company received the following amounts from this related company:

Management fees .................   $480,000
Rental income ...................     69,780
Direct expense reimbursement  ...     25,519
Indirect overhead reimbursement      108,000
                                  -----------
                                    $683,299
                                  ===========

   Management fees, rental income, the direct expense reimbursement and indirect overhead reimbursement are reflected as an adjustment to the related income or expense account in the accompanying statement of operations.

 Due to Affiliate

   The amount reflected as due to affiliate on the current liabilities section of the balance sheet in the amount of $15,989, is a carryforward of a prior year liability due to a related company of which 50% is owned by the officers of the Company. This matter is currently in litigation, and there is no legal opinion as to its probable settlement. However, management does not expect any eventual monetary settlement to exceed this amount.

3. LOANS PAYABLE--BANK

   At December 31, 1996, the Company owed to Sterling National Bank a term loan of $1,600,000 which was secured by personal certificates of deposit totaling the same amount held by the officers of the Company. On February 20, 1997 the certificates matured, at which time they were transferred into the Company as an officers' loan repayment and used to pay-off the bank loan. Interest charged to the Company was at the rate of prime plus 1%.

   In addition to the term loan referred to above, the Company maintains a $300,000 line-of-credit with Sterling National Bank, which is collateralized by all corporate assets and guaranteed by the officers/ shareholders. At December 31, 1996, there was an outstanding balance of $300,000. Interest is charged at the rate of prime plus 1%. As of November 20, 1997, this loan has been repaid.

   In 1996, the Company repaid a $275,760 loan from Sterling National Bank, which was outstanding at December 31, 1995.

                                    D-F-104

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

4. COMMITMENTS AND CONTINGENCIES

 Automobile Lease

   The Company leases automobiles with monthly payments of $1,834 due through February, 1999.

 Office and Audio Production Studio Leases

   The Company maintains several offices for sales and administration throughout the United States, as well as two production studios. The main premises are located in New York City and is subject to an operating lease expiring March 31, 2006. Other premises are subject to operating leases with various terms ranging from month-to-month, to January 31, 2001.

   Future minimum commitments for automobile, office and studio leases, including two new leases entered into during 1997, are as follows:

1997 .........  $  305,300
1998 .........     311,200
1999 .........     300,000
2000 .........     267,000
2001 .........     240,100
Thereafter  ..   1,098,800
               -----------
                $2,522,400
               ===========

   Rent expense for offices and production studios, net of the subtenant lease income (see below), totaled $182,012 for the year ended December 31, 1996, while the automobile lease cost was approximately $22,000.

 Subtenant Lease

   The Company has subleased a portion of its New York City premises to a related company who is partially owned by the stockholders of the Company, for approximately $5,800 per month. The lease terminated at the end of April, 1997.

 Consulting Agreements

   Urban Entertainment Corp. is a party to consulting agreements with two individuals, requiring monthly payments totaling $9,583 to be paid through December 31, 1999. The future commitment is as follows:

1997 ...  $115,000
1998 ...   115,000
1999 ...   115,000
         ----------
          $345,000
         ==========

                                    D-F-105

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

5. SHAREHOLDERS' EQUITY

   Shareholders' equity consists of the following:

                                                   PAR                  ISSUED AND
COMPANY                              CLASS        VALUE   AUTHORIZED    OUTSTANDING    VALUE
------------------------------  --------------- -------  ------------ -------------  ---------
SJS Entertainment Corporation          --         None       1,000         1,000      $27,000
Urban Entertainment Corp.  .... A (voting)        None         840           840          100
                                B (nonvoting)     None         160           160          100
                                                                                     ---------
                                                                                      $27,200
                                                                                     =========

   Treasury stock represents the acquisition cost of 550 shares of Urban Entertainment Corp. (420 Class A, and 130 Class B) in 1995. The Company paid $12,500 of the total consideration for the stock in 1996.

   Retained earnings at January 1, 1996 was adjusted to reflect the underaccrual of $51,831 of state and local taxes related to 1995.

6. INCOME TAXES

   Urban Entertainment Corp. has elected "S" Corporation status for both federal and state tax purposes. Accordingly, all items of income, loss, deduction or credit are reported by the stockholders on their respective personal income tax returns. Therefore, no federal or state tax has been provided.

   SJS Entertainment Corporation is subject to corporate taxes at the federal level and seven state and local jurisidictions.

   The provision for income taxes for the year ended December 31, 1996 is as follows:

Federal .........  $ 9,647
State and local .   81,550
                  ---------
                   $91,197
                  =========

   On October 30, 1997, SJS Entertainment Corporation filed an election to be treated as an "S" Corporation beginning January 1, 1998. Approval from the Internal Revenue Service and various state revenue departments are pending.

7. EMPLOYEE RETIREMENT PLAN

   The Company maintains a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years, and have satisfied the service requirement of six months with the Company. Participants may make voluntary contributions into the plan of up to 15% of their compensation. The Company contributes to each participant's account an amount equal to 25% of the participant's voluntary contribution, or $1,000, whichever is less.

   During the year ended December 31, 1996, employer contributions totaled
$6,979.

8. LEGAL MATTERS

   The Company has been named in various lawsuits arising in the normal course of business. It is not possible at this time to assess the probability of any liability against the Company as a result of these lawsuits. Management has stated that all cases will be vigorously defended.

                                    D-F-106

             SJS ENTERTAINMENT CORPORATION AND AFFILIATED COMPANY

9. SUBSEQUENT EVENTS

   In December 1997, the Company's shareholders entered into an agreement to sell all of the issued and outstanding shares of the Company to SFX Entertainment, Inc.

   In December 1997, the Company borrowed $1,500,000 under a term loan with Sterling National Bank (Unaudited).
































                                    D-F-107

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Album Network, Inc.

   We have audited the accompanying combined balance sheets of The Album Network, Inc. and Affiliated Companies as of September 30, 1997 and 1996, and the related combined statements of operations and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Album Network, Inc. and Affiliated Companies at September 30, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               ERNST & YOUNG LLP




November 20, 1997
New York, New York










                                    D-F-108

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                           COMBINED BALANCE SHEETS

                                                                             SEPTEMBER 30,
                                                                      ----------------------------
                                                                           1996          1997
                                                                      ------------- -------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................  $   160,453    $   272,423
 Accounts receivable, less allowance for doubtful
  accounts of $153,728 in 1997and $95,450 in 1996 ...................    2,148,159      2,229,237
 Officers' loans receivable .........................................      423,447        390,794
 Prepaid expenses and other current assets ..........................      125,558        234,914
                                                                      ------------- -------------
Total current assets ................................................    2,857,617      3,127,368
Property, plant and equipment, at cost, less accumulated
 depreciation of $1,056,689 in 1997 and $914,512 in 1996  ...........      278,898        303,614
Deferred software costs, less accumulated amortization of $106,639
 in 1997 and $45,768 in 1996 ........................................      172,302        262,061
Other noncurrent assets .............................................       39,477         37,033
                                                                      ------------- -------------
Total assets ........................................................  $ 3,348,294    $ 3,730,076
                                                                      ============= =============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accrued officers' bonuses ..........................................  $ 1,200,000    $ 1,251,000
 Accounts payable and other accrued expenses ........................    1,081,469      1,208,424
 Officers' loans payable ............................................      650,000        489,085
 Unearned subscription income .......................................      530,255        406,529
 Taxes payable and other current liabilities ........................      351,551        304,011
 Current portion of long-term debt ..................................      624,723        426,228
                                                                      ------------- -------------
Total current liabilities ...........................................    4,437,998      4,085,277
Long-term debt ......................................................    1,294,133      1,051,881
Deferred income taxes ...............................................      279,434        114,178
Combined stockholders' deficit ......................................   (2,663,271)    (1,521,260)
                                                                      ------------- -------------
Total liabilities and stockholders' deficit .........................  $ 3,348,294    $ 3,730,076
                                                                      ============= =============












                           See accompanying notes.

                                    D-F-109

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                    COMBINED STATEMENTS OF OPERATIONS AND
                            STOCKHOLDERS' DEFICIT

                                                       YEAR ENDED SEPTEMBER 30,
                                                     -----------------------------
                                                          1996           1997
                                                     -------------- -------------
OPERATING REVENUES
Advertising revenue ................................   $ 7,040,465    $ 7,619,751
Research services revenue ..........................     2,453,026      2,441,703
Direct mail & subscription revenue .................     1,791,887      1,837,248
Broadcast revenue ..................................     2,085,714      2,235,788
Consulting revenue..................................       720,000        470,000
Other revenue ......................................       675,790      1,152,448
                                                     -------------- -------------
                                                        14,766,882     15,756,938
Direct costs of revenue ............................     4,408,997      4,107,328
                                                     -------------- -------------
                                                        10,357,885     11,649,610
OPERATING EXPENSES
Officers' salary expense ...........................     3,384,870      3,662,427
Other salary expense ...............................     3,956,910      3,949,715
Depreciation and amortization ......................       183,976        203,047
General and administrative expenses ................     2,524,704      2,483,197
                                                     -------------- -------------
                                                        10,050,460     10,298,386
                                                     -------------- -------------
Income from operations .............................       307,425      1,351,224
OTHER INCOME (EXPENSE)
Interest income--officers' loans ...................        35,000         41,600
Interest income--third party .......................         6,961          1,295
Interest expense--officers' loans ..................       (35,000)       (55,940)
Interest expense--third party ......................      (256,164)      (175,490)
                                                     -------------- -------------
Income before income taxes .........................        58,222      1,162,689
INCOME TAXES
Provision for income taxes .........................       211,832         20,678
                                                     -------------- -------------
Net income (loss) ..................................      (153,610)     1,142,011
Combined stockholders' deficit at beginning of year     (2,509,661)    (2,663,271)
                                                     -------------- -------------
Combined stockholders' deficit at end of year  .....   $(2,663,271)   $(1,521,260)
                                                     ============== =============










                           See accompanying notes.

                                    D-F-110

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED SEPTEMBER 30,
                                                                     --------------------------
                                                                         1996          1997
                                                                     ------------ ------------
OPERATING ACTIVITIES
Net income .........................................................   $(153,610)   $1,142,011
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................     183,976       203,047
  Provision for doubtful accounts ..................................      13,584        58,278
  Changes in operating assets and liabilities:
   Accounts receivable .............................................    (246,873)     (139,356)
   Prepaid expenses and other current assets .......................     154,120       (97,053)
   Other non current assets ........................................      (3,378)        2,444
   Accounts payable and accrued expenses ...........................      69,816       126,955
   Unearned subscription income ....................................     101,623      (123,726)
   Accrued officers' bonus .........................................     639,000        51,000
   Deferred income taxes ...........................................      39,268      (165,257)
   Taxes payable and other current liabilities .....................     143,423      (127,843)
                                                                     ------------ ------------
Net cash (used in) provided by operating activities ................     940,949       930,500
                                                                     ------------ ------------
INVESTING ACTIVITIES
Purchase of property and equipment .................................     (65,731)     (166,891)
Deferred software costs ............................................     (97,463)     (150,630)
                                                                     ------------ ------------
Net cash used in investing activities ..............................    (163,194)     (317,521)
                                                                     ------------ ------------
FINANCING ACTIVITIES
Payments on long term debt .........................................    (860,236)     (527,747)
Proceeds from additional debt borrowings ...........................      52,500       155,000
Proceeds from (repayments of) officers' loans, net .................      61,355      (128,262)
                                                                     ------------ ------------
Net cash used in financing activities ..............................    (746,381)     (501,009)
                                                                     ------------ ------------
Net increase in cash and cash equivalents ..........................      31,374       111,970
Cash and cash equivalents at beginning of year .....................     129,079       160,453
                                                                     ------------ ------------
Cash and cash equivalents at end of year ...........................   $ 160,453    $  272,423
                                                                     ============ ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .............................................   $ 304,726    $  190,168
                                                                     ============ ============
Cash paid for income taxes .........................................   $  21,375    $   26,316
                                                                     ============ ============





                           See accompanying notes.

                                    D-F-111

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

   The accompanying combined financial statements include the accounts of The Album Network, Inc., The Network 40, Inc., The Urban Network, Inc. and In-the-Studio (collectively, the "Companies"). Intercompany transactions and balances among the Companies have been eliminated in combination.

   On August 27, 1997, the board of directors and shareholders of the Companies approved a plan of agreement and merger which provided that The Urban Network, Inc. merge into The Album Network, Inc. (the "Company") effective September 24, 1997. The Companies accounted for the transaction as a merger of companies under common control.

   The Companies publish six music trade magazines, produce rock, urban and top 40 programming specials and manufacture compact disc samplers. They also serve as product marketing advisors to contemporary music talent and their managers in providing creative content and innovative marketing campaigns. In addition, the Companies provide research services for radio station program directors and record label executives. The Companies publishes five print periodicals for rock and top 40 music broadcasters, retailers and music industry executives. The weekly publications are the "Album Network" and the "Network 40". The monthly publications are the "Virtually Alternative" and "Totally Adult" and the quarterly publication is titled "AggroActive." Additionally, "The Urban Network" trade magazine is published each week.

 Revenue Recognition

   The Companies' magazines generate revenue from advertising sales, complemented by subscription sales and incremental direct mail revenue.

   Unearned subscription income represents revenues on subscriptions for which publications have not been delivered to customers as of the balance sheet date. Unearned subscription income at September 30, 1996 also includes unearned income on certain advertising and direct mail packages.

   Revenue from research services is recognized straight-line over the license term or upon the sale of computer software developed for licensees and other customers. Advertising and broadcast revenues are recognized when advertisements are run or aired.

 Furniture and Equipment

   Furniture and equipment are valued at cost less accumulated depreciation. Depreciation is provided on the straight-line and declining balance methods over the estimated useful lives of the assets, as follows:

Computer hardware ........... 5 years
Software .................... 5 years
Furniture and equipment  .... 5-7 years
Leasehold improvements  ..... 5 years

 Deferred Software Costs

   Costs incurred to produce software masters and subsequent enhancements to such software are capitalized and amortized over the remaining economic life of the master (generally, five years). Costs of maintenance and customer support are charged to expense when incurred.

 Cash and Cash Equivalents

   The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 Income Taxes

   Each of the affiliated Companies file a separate tax return. The Album Network, Inc. and the Urban Network, Inc. are "C Corporations." The Network 40, Inc. has elected to be taxed as an "S Corporation".



                                    D-F-112

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

The "S Corporation" election is effective for both federal and state tax purposes. Accordingly all items of income, loss, deduction or credit are reported by the shareholders on their respective personal income tax returns. The corporate tax rate for S Corporations in California is one and one-half percent (1.5%).

 Risks and Uncertainties

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentration of Credit Risk

   The Company maintains bank balances with City National Bank in excess of the federally insured limit of $100,000.

2. RELATED PARTY TRANSACTIONS

 Officers' Loans

   The Companies have several loan agreements outstanding with its officers in order to satisfy the cash flow needs of operations. The interest rates on the loans to and from the officers range from approximately 10% to 12%.

   At October 1, 1995, the officers owed the Companies $471,918 and the Companies owed the officers $637,116. During the year ended September 30, 1996, the officers repaid $48,471 and loaned the Companies an additional $12,884.

   At October 1, 1996, the officers owed the Companies $423,447 and the Companies owed the officers $650,000. During the year ended September 30, 1997, the officers repaid $32,653 to the Companies and the Companies repaid $160,915 to the officers.

3. LONG-TERM DEBT

   A summary of long-term debt as of September 30, 1997 and 1996 is as follows:

                                                                          SEPTEMBER 30
                                                                    -------------------------
                                                                        1996         1997
                                                                    ------------ -----------
Note payable to City National Bank, collateralized by certain equipment and personally guaranteed by the stockholders; payable in monthly installments of $2,917 plus interest at 10.5%; due May
 1999 .............................................................  $   96,996   $   62,740
Note payable to City National Bank, personally guaranteed by the stockholders; payable in monthly installments of $41,233 plus interest at 8.75% through January 22, 1997 and at 8.25%
 thereafter; due December 2000.(A) ................................   1,821,862    1,415,369
                                                                    ------------ -----------
                                                                      1,918,856    1,478,109
Less current portion ..............................................     624,723      426,228
                                                                    ------------ -----------
Long-term debt ....................................................  $1,294,133   $1,051,881
                                                                    ============ ===========

------------
(A) In September 1995 The Album Network, Inc., The Network 40, Inc. and The Urban Network, Inc. entered into a loan agreement with City National Bank for $2,330,000 in connection with a redemption of common stock. Interest was set at 8.75% per year and principal and interest were payable in monthly installments of $57,846 through September 1999. In January 1997, the loan agreement was revised. Interest was reset at 8.25% and monthly payments of $41,233 were extended through December 2000. The principal balance at the date of revision was $1,687,560.


                                    D-F-113

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

 4. COMMON STOCK

   The Companies' stock and tax status at September 30, 1997 are as follows:

                                                          SHARES
                                                          ISSUED
                               TAX          SHARES         AND
                              STATUS      AUTHORIZED   OUTSTANDING
                          ------------- ------------  -------------
The Album Network, Inc. .    C-Corp.      1,000,000        220
The Network 40, Inc.  ...    S-Corp.        100,000        825
The Urban Network, Inc. .    C-Corp.        100,000        825
In-the-Studio ...........  Partnership       n/a           n/a

5. COMMITMENTS AND CONTINGENCIES

 Leases

   The Companies lease an office facility under noncancellable leases which expire in February 1998.

   Total rent expense for the years ended September 30, 1997 and 1996 under operating leases was $262,812 and $256,026, respectively.

   Future minimum lease payments under noncancellable operating leases as of September 30, 1997 total $121,155, all of which is payable in 1998.

 Other Matters

   As of September 30, 1997, approximately $80,000 was drawn on lines of credit with City National Bank. There were no amounts drawn as of September 30, 1996.

6. INCOME TAXES

   The Album Network has received a Statutory Notice of Deficiency from the Internal Revenue Service ("IRS") for the years ended September 30, 1994, 1995 and 1996 asserting tax deficiencies resulting primarily from an IRS position that compensation paid to officers was unreasonable and excessive. In total, approximately $3.5 million of adjustments increasing taxable income have been proposed. The total additional tax, penalties and interest through September 30, 1997 related to these adjustments would be approximately $1.8 million. The company has analyzed these matters with tax counsel and believes it has meritorious defenses to the deficiencies asserted by the IRS. The company has filed a petition with the United States Tax Court contesting the asserted liability. While the company believes that a successful defense of this case may be made, in light of the economic burdens of the defense, the company may entertain a settlement for up to $291,000. Accordingly, the company has recorded reserves in such amount, including $23,000, $115,000 and $153,000 for the years ended September 30, 1997, 1996 and prior periods, respectively.

                                    D-F-114

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

    For the years ended September 30, 1996 and 1997 the provision for income taxes is as follows:

                1996        1997
             ---------- -----------
Current:
 Federal  ..  $129,911    $ 143,056
 State .....    17,710       42,878
             ---------- -----------
  Total ....   147,621      185,934
             ---------- -----------
Deferred:
 Federal  ..    49,764     (150,383)
 State .....    14,447      (14,873)
             ---------- -----------
  Total ....    64,211     (165,256)
             ---------- -----------
Total ......  $211,832    $  20,678
             ========== ===========

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Companies' deferred tax assets and liabilities as of September 30, 1996 and 1997 are as follows:

                                     1996       1997
                                  ---------- ---------
Deferred tax assets:
 Contributions carryforward  ....  $  8,194   $ 10,078
Deferred tax liabilities:
 Fixed assets ...................    12,280     11,830
 Intangible assets ..............   275,346    112,424
                                  ---------- ---------
 Total deferred tax liabilities     287,628    124,254
                                  ---------- ---------
Net deferred tax liabilities  ...  $279,434   $114,176
                                  ========== =========

7. EMPLOYEE RETIREMENT PLAN

   In January 1997, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years, and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402 (g) of the Internal Revenue Code. The Companies contribute monthly to participating employees accounts at the rate of 10% of the participating employees contributions. During the year ended September 30, 1997, the Companies contributions totaled approximately $14,000.

8. SUBSEQUENT EVENTS

   Subsequent to September 30, 1997, an additional $320,000 was drawn on the lines of credit with City National Bank.

   In December 1997, the shareholders of the Companies entered into an agreement to sell all of the issued and outstanding shares of the Company and all of the assets and liabilities of The Network 40, Inc. to SFX
Entertainment, Inc.


                                    D-F-115

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
BG Presents, Inc.

   We have audited the accompanying consolidated balance sheets of BG Presents, Inc. and subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BG Presents, Inc. and subsidiaries at January 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                               ERNST & YOUNG LLP

New York, New York
December 18, 1997




















                                    D-F-116

                      BG PRESENTS, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                                                  JANUARY 31
                                                                              1996          1997
                                                                         ------------- -------------
ASSETS
Current assets:
 Cash and cash equivalents .............................................  $ 7,431,899    $11,819,831
 Accounts receivable--trade ............................................    1,808,280      3,164,543
 Accounts receivable--related parties ..................................    1,346,329      1,347,150
 Investments ...........................................................      123,000        370,000
 Inventories ...........................................................      228,294        236,078
 Prepaid assets ........................................................      929,274        450,883
 Income tax receivable .................................................       90,138        418,528
 Deferred income taxes .................................................      170,000         94,000
                                                                         ------------- -------------
Total current assets ...................................................   12,127,214     17,901,013
Property and equipment, net ............................................   10,649,446      9,661,910
Goodwill, net...........................................................    1,668,800      1,549,600
Other assets ...........................................................          327            167
                                                                         ------------- -------------
Total assets............................................................  $24,445,787    $29,112,690
                                                                         ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable--current portion.........................................  $   591,755    $   722,966
 Lease commitment--current portion .....................................      405,275         35,676
 Accounts payable ......................................................    2,254,539      5,116,133
 Accrued liabilities ...................................................    1,567,788      1,834,670
 Deferred revenue ......................................................      982,785      1,362,533
                                                                         ------------- -------------
Total current liabilities ..............................................    5,802,142      9,071,978
                                                                         ------------- -------------
Lease commitment, less current portion .................................    6,740,395      6,704,719
Notes payable, less current portion ....................................    5,140,676      5,233,709
Deferred income taxes ..................................................    2,648,000      2,617,000
Stockholders' equity:
 Common stock, no par value; 10,000,000 shares authorized; 1,000,000 and 957,894 shares issued and outstanding in 1996 and 1997,
 respectively...........................................................    1,220,000      1,198,947
 Retained earnings .....................................................    2,894,574      4,286,337
                                                                         ------------- -------------
Total stockholders' equity .............................................    4,114,574      5,485,284
                                                                         ------------- -------------
Total liabilities and stockholders' equity..............................  $24,445,787    $29,112,690
                                                                         ============= =============




                           See accompanying notes.

                                    D-F-117

                      BG PRESENTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

                               October 31, 1997

 ASSETS
Current assets:
 Cash and cash equivalents.....................................................  $10,709,619
 Accounts receivable--trade....................................................    4,666,132
 Accounts receivable--related parties..........................................    1,986,379
 Inventories...................................................................      224,922
 Prepaid assets................................................................    1,171,624
                                                                                -------------
Total current assets...........................................................   18,758,676
Property and equipment, net....................................................    9,233,108
Goodwill, net..................................................................    1,460,200
Other assets...................................................................      222,284
                                                                                -------------
Total assets...................................................................  $29,674,268
                                                                                =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable--current portion................................................  $   868,482
 Accounts payable..............................................................    1,006,601
 Accrued liabilities...........................................................    2,833,129
 Deferred revenue..............................................................    2,222,917
                                                                                -------------
Total current liabilities......................................................    6,931,129
Notes payable, less current portion............................................   11,312,336
Deferred income taxes..........................................................    2,617,000
Stockholders' equity:
 Common stock, no par value; 10,000,000 shares authorized; 957,894 shares
  issued and outstanding.......................................................    1,208,947
 Retained earnings.............................................................    7,604,856
                                                                                -------------
Total stockholders' equity.....................................................    8,813,803
                                                                                -------------
Total liabilities and stockholders' equity.....................................  $29,674,268
                                                                                =============











                            See accompanying notes.

                                    D-F-118

                      BG PRESENTS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                   YEAR ENDED JANUARY 31
                                     1996          1997
                                ------------- -------------
OPERATING REVENUES
Concert revenues...............  $62,996,606    $74,981,534
Contract management ...........    7,844,248     10,255,060
Concessions/merchandise  ......    5,536,287      7,094,593
                                ------------- -------------
                                  76,377,141     92,331,187
Cost of concerts ..............   54,383,763     69,916,840
                                ------------- -------------
Gross profit ..................   21,993,378     22,414,347
                                ------------- -------------
OPERATING EXPENSES
General and administrative  ...   17,614,296     17,602,501
Depreciation and amortization      1,441,439      1,474,414
                                ------------- -------------
Income from operations ........    2,937,643      3,337,432
OTHER INCOME (EXPENSE)
Interest expense ..............   (1,324,219)    (1,257,758)
Interest income ...............      307,756        295,057
Miscellaneous, net ............      535,191        289,222
                                ------------- -------------
Income before income taxes  ...    2,456,371      2,663,953
Provision for income taxes  ...    1,160,718      1,272,190
                                ------------- -------------
Net income ....................  $ 1,295,653    $ 1,391,763
                                ============= =============











                           See accompanying notes.

                                    D-F-119

                      BG PRESENTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED)
                      NINE MONTHS ENDED OCTOBER 31, 1997

OPERATING REVENUES
Concert revenues..............  $51,188,539
Contract management...........    9,141,625
Concessions/merchandise.......    5,117,576
                               -------------
                                 65,447,740
Cost of concerts..............   47,557,539
                               -------------
Gross profit..................   17,890,201
                               -------------
OPERATING EXPENSES
General and administrative ...   11,753,765
Depreciation and
 amortization.................      611,111
                               -------------
Income from operations........    5,525,325
OTHER INCOME (EXPENSE)
Interest expense..............     (836,850)
Interest income...............      229,285
Miscellanous, net.............      534,705
                               -------------
Income before income taxes ...    5,452,465
Provision for income taxes ...    2,133,946
                               -------------
Net income....................  $ 3,318,519
                               =============















                           See accompanying notes.

                                    D-F-120

                      BG PRESENTS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED JANUARY 31,
                                                           1996          1997
                                                      ------------- -------------
OPERATING ACTIVITIES
Net income...........................................  $ 1,295,653    $ 1,391,763
Adjustment to reconcile net income to net cash
 (used in) provided by operating activities:
  Depreciation and amortization......................    1,441,439      1,474,414
  Loss on sale of property and equipment.............       13,603             --
  Changes in operating assets and liabilities:
   Accounts receivable--trade........................      524,566     (1,356,263)
   Accounts receivable--related parties..............     (496,971)          (821)
   Inventories.......................................     (228,294)        (7,784)
   Prepaid assets and other..........................     (322,524)       478,391
   Income tax receivable.............................      (50,888)      (328,390)
   Accounts payable and accrued expenses.............     (491,982)     3,128,476
   Deferred income taxes.............................    1,139,000         45,000
   Deferred revenue..................................      (67,859)       379,748
   Other.............................................      288,367            160
                                                      ------------- -------------
Net cash provided by operating activities............    3,044,110      5,204,694
INVESTING ACTIVITIES
Purchase of SAP limited partnership interest ........   (4,250,000)            --
Proceeds from sale of equipment......................       13,150             --
Purchase of property and equipment...................     (469,447)      (367,678)
Other................................................     (644,496)      (247,000)
                                                      ------------- -------------
Net cash used in investing activities................   (5,350,793)      (614,678)
FINANCING ACTIVITIES
Payments of notes payable............................     (444,985)      (775,756)
Payments of lease commitments........................     (395,330)      (405,275)
Retirement of stock..................................           --        (21,053)
Proceeds from issuance of notes......................           --      1,000,000
                                                      ------------- -------------
Net cash used in financing activities................     (840,315)      (202,084)
                                                      ------------- -------------
Net increase (decrease) in cash and cash
 equivalents.........................................   (3,146,998)     4,387,932
Cash and cash equivalents at beginning of year ......   10,578,897      7,431,899
                                                      ------------- -------------
Cash and cash equivalents at end of year.............  $ 7,431,899    $11,819,831
                                                      ============= =============
Supplemental disclosure of cash flow information
Cash paid for interest...............................  $ 1,324,219    $ 1,257,664
Cash paid for income taxes...........................      888,738      1,280,000











                           See accompanying notes.

                                    D-F-121

                      BG PRESENTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOW
                                 (UNAUDITED)
                      NINE MONTHS ENDED OCTOBER 31, 1997

OPERATING ACTIVITIES
Net income.......................................  $ 3,318,519
Adjustment to reconcile net income to net cash
 used in operating activities:
 Depreciation and amortization...................      611,111
 Changes in operating assets and liabilities:
  Accounts receivable--trade.....................   (1,501,589)
  Accounts receivable--related parties...........     (639,229)
  Inventories....................................       11,156
  Prepaid assets and other.......................     (720,741)
  Income tax receivable..........................      418,528
  Accounts payable and accrued expenses .........   (3,111,073)
  Deferred income taxes..........................       94,000
  Deferred revenue...............................      860,384
  Other..........................................      147,883
                                                  -------------
Net cash used in operating activities............     (511,051)
INVESTING ACTIVITIES
Proceeds from sale of equipment..................      (92,909)
                                                  -------------
Net cash used in investing activities............      (92,909)
FINANCING ACTIVITIES
Proceeds from issuance of notes payable .........    6,224,143
Payments of lease commitments....................   (6,740,395)
Proceeds from issuance of stock..................       10,000
                                                  -------------
Net cash used in financing activities............     (506,252)
Net decrease in cash and cash equivalents .......   (1,110,212)
Cash and cash equivalents at beginning of year ..   11,819,831
                                                  -------------
Cash and cash equivalents at end of year ........  $10,709,619
                                                  =============
Supplemental disclosure of cash flow information
Cash paid for interest...........................  $ 3,836,850
Cash paid for income taxes.......................      500,000

                            See accompanying notes.

                                    D-F-122

                      BG PRESENTS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JANUARY 31, 1997 AND 1996
                    AND NINE MONTHS ENDED OCTOBER 31, 1997

Balance--February 1, 1995..........................  $2,818,921
Net income for the year ended January 31, 1996 ....   1,295,653
                                                    ------------
Balance--January 31, 1996..........................   4,114,574
Net income for the year ended January 31, 1997 ....   1,391,763
Repurchase and retirement of stock.................     (21,053)
                                                    ------------
Balance--January 31, 1997..........................  $5,485,284
Net income for nine months ended December 31, 1997.   3,318,519
Issuance of stock..................................      10,000
                                                    ------------
Balance--October 31, 1997 (unaudited)..............  $8,813,803
                                                    ============
















                            See accompanying notes.

                                    D-F-123

                      BG PRESENTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Business and Principles of Consolidation

   BG Presents, Inc. ("BGP" or the "Company") is a holding company for various operating subsidiaries which principally promote and manage musical and special events in the San Francisco Bay Area. In addition, the Company owns the Shoreline Amphitheatre in Mountainview, California. Bill Graham Enterprises, Inc. ("BGE"), Bill Graham Presents, Inc. ("BGPI"), Bill Graham Management, Inc. ("BGM"), AKG, Inc. ("AKG"), Shoreline Amphitheatre, Ltd. ("SAL"), Fillmore Fingers, Inc. ("FF"), and Shoreline Amphitheatre Partners ("SAP" and collectively, the "Companies") are wholly-owned subsidiaries of the Company. The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

   BGE and BGPI earn promotion income in two ways: either a fixed fee for organizing and promoting an event, or an arrangement that entitles them to a profit percentage based on a predetermined formula. In addition, the Companies earn revenue from merchandise and concessions sold during events which they promote. BGM manages the careers of various artists and records a percentage of the artists' gross sales from publishing rights, record sales, and tours as contract management revenue.

   AKG operates the Fillmore, Warfield, and Punchline theatres located in San Francisco, which generate revenue from food and beverage sales, sponsorships, and ticket sales. Bill Graham Special Events, a division of AKG, records management/contract fees from organizing corporate and other parties at various venues in the Bay Area. FF provides table service (food and beverage) for two theatres owned by separate entities in Los Angeles.

 Revenue Recognition

   Revenue from talent management and the sales of tickets is recognized when earned. Cash received from the sale of tickets for events not yet performed is deferred. Revenue from the direct sale of compact discs is recognized upon the date of sale. Revenue from distributor sales of compact discs is recognized when the right of return no longer exists. The Company received revenue from various sources, including $14,562,424 during the fiscal year ended January 31, 1997 (16% of total revenue) from various gymnastics tours, ice skating tours and television specials.

 Cash and Cash Equivalents

   The Company considers all investments purchased with an original maturity date of three months or less to be cash equivalents. At January 31, 1997 and 1996, the Companies had cash balances in excess of the federally insured limits of $100,000 per institution.

 Use of Estimates

   Generally accepted accounting principles require management to make assumptions in estimates that affect the amount reported in the financial statements for assets, liabilities, revenues, and expenses. In addition, assumptions and estimates are used to determine disclosure for contingencies, commitments, and other matters discussed in the notes to the financial statements. Actual results could differ from those estimates.

 Accounts Receivable

   The Company's accounts receivable are principally due from ticket service and merchandising companies in the San Francisco Bay Area. In addition, related party receivables include amounts due from owners of the Company and from affiliated companies. Management believes that all accounts receivable as of January 31, 1997 and 1996 were fully collectible; therefore, no allowance for doubtful accounts was recorded.



                                    D-F-124

                      BG PRESENTS, INC. AND SUBSIDIARIES

  Property and Equipment

   Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from 3 to 40 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

 Goodwill

   The Company amortizes goodwill over a 15 year period.

 Income Taxes

   The Companies account for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Investments

   Investment stock consists of trading securities that are traded on stock exchanges. These securities, which are stated at fair value, are traded with the intent to sell when market prices are favorable. Unrealized holding gains or losses are recognized in the financial statements.

 Inventories

   Inventories, which consist principally of compact discs and beverage items, are stated at first-in, first-out (FIFO) cost, which is not in excess of market.

 Interim Financial Information

   Financial information as of October 31, 1997 and for the nine months ended October 31, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such period have been included; all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

2. INCOME TAXES

   The provisions for income taxes for the years ended January 31, 1996 and 1997 is summarized as follows:

                 1996         1997
             ------------ -----------
Current:
 Federal  ..  $  848,600   $  984,500
 State .....     246,400      285,800
             ------------ -----------
               1,095,000    1,270,300
Deferred:
 Federal  ..      50,900        1,500
 State .....      14,800          400
             ------------ -----------
                  65,700        1,900
             ------------ -----------
              $1,160,700   $1,272,200
             ============ ===========

   Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax liabilities as of January 31, 1997 and 1996 are primarily the result of the difference between the book basis of depreciable assets and the related tax basis.

   The difference between the tax provision at Federal statutory rates and the effective rate is due to state taxes, amortization of goodwill and other permanent items.

                                    D-F-125

                      BG PRESENTS, INC. AND SUBSIDIARIES

 3. PROPERTY AND EQUIPMENT

   Property and equipment as of January 31, 1996 and 1997 consists of the following:

                                   1996            1997
                              -------------- --------------
Buildings....................  $  8,206,766    $  8,234,231
Leasehold improvements  .....    10,167,067      10,326,553
Equipment ...................     2,133,343       2,166,037
Office furniture ............       612,359         693,068
Computer equipment ..........       263,247         330,367
Vehicle .....................        61,007          61,211
                              -------------- --------------
                                 21,443,789      21,811,467
Accumulated depreciation and
 amortization ...............   (11,428,296)    (12,751,012)
                              -------------- --------------
                                 10,015,493       9,027,957
Land ........................       633,953         633,953
                              -------------- --------------
                               $ 10,649,446    $  9,661,910
                              ============== ==============

4. PENSION PLAN

   The Company sponsors a 401(k) Tax Advantage Savings Plan that covers employees who have one year of service, have worked at least 1,000 hours, are twenty-one years of age or older, and are not covered by a union contract. At its discretion, the Company may contribute a percentage of gross pay to the plan, up to a maximum gross pay of $150,000 per participant. In addition, the Company makes a matching contribution of 25 percent of each participant's account up to $400 of their salary deferral each year, for a maximum company matching contribution of $100. Total contributions to the plan were approximately $186,000 and $182,000 for the years ended January 31, 1997 and 1996, respectively.

5. NOTES PAYABLE

   Notes payable as of January 31, 1996 and 1997 consists of the following:

                                                                       1996          1997
                                                                   ------------ -------------
Note payable to Continental Savings; monthly payments of $16,574, including interest at bank's index rate plus 3.5% (8.4% and 8%
 at January 31, 1997 and 1996, respectively; matures May 1, 2004;
 secured by deed:.................................................  $2,232,431    $2,215,001
Note payable to Sanwa Bank; quarterly payments range from $75,000 to $200,000, interest accrued monthly at the banks prime rate plus 0.5% (8.75% and 9.5% at January 31, 1997 and 1996,
 respectively; matures January 31, 2001: .........................   3,500,000     2,925,000
Note payable to Sanwa Bank; monthly payments of $16,666,
 including interest at a rate of London Inter-Bank Offered Rates
 (LIBOR) plus 2.5% (8% at January 31, 1997); matures January 31,
 2002; secured by assets of the Company (excluding the office
 building): ......................................................          --       816,674
                                                                   ------------ -------------
                                                                     5,732,431     5,956,675
Less current portion .............................................    (591,755)     (722,966)
                                                                   ------------ -------------
                                                                    $5,140,676    $5,233,709
                                                                   ============ =============

                                    D-F-126

                      BG PRESENTS, INC. AND SUBSIDIARIES

    The first note payable with Sanwa Bank also provided for a line-of-credit of up to $1,000,000 that expired on April 30, 1997. At January 31, 1997, there were no borrowings outstanding against this credit line.

   The provisions of the second note payable to Sanwa Bank contain certain restrictive financial covenants. The Company is in compliance with these covenants at January 31, 1997.

   At January 31, 1997, the Company has a $3,000,000 unused line-of-credit with a bank to be drawn upon as needed, with interest at the bank's prime rate plus 0.5%. In addition, the Company may use up to $1,500,000 of the line for letters-of-credit. This line of credit is secured by the assets of the Company (excluding the building) and a pledge of 100% of the outstanding common stock.

   Maturities of long-term debt are approximately as follows:

 Year ended January 31:
 1998 .................  $  722,966
 1999 .................     721,407
 2000 .................     725,124
 2001 .................   1,669,018
 2002 .................      29,698
 Thereafter ...........   2,088,462
                        -----------
                         $5,956,675
                        ===========

6. COMMITMENTS AND CONTINGENCIES

 Leases

   The Company leases storage space, nightclubs, and theaters pursuant to noncancellable operating leases. Certain leases require contingent rentals to be paid based on a percentage of gross sales of tickets, merchandise, and food and beverage. These lease expire on various dates through June 2021.

   As January 31, 1997 the future minimum operating lease payments under noncancelable operating leases are as follows:

 Year ended January 31:
 1998..................  $  404,467
 1999 .................     500,346
 2000 .................     504,203
 2001 .................     453,705
 2002 .................     451,694
 Thereafter ...........   2,792,986
                        -----------
                         $5,107,401
                        ===========

   Total minimum rental expense included in operating expenses for the years ended January 31, 1997 and 1996 was $438,500 and $810,956, respectively, and the contingent rental expense was $627,222 and $541, 334, respectively. Included in cost of concerts is $6,349,115 and $6,078,042 of contingent rentals paid based on gross sales for the years ended January 31, 1997 and 1996, respectively.

                                    D-F-127

                      BG PRESENTS, INC. AND SUBSIDIARIES

  Shoreline Amphitheater Lease and Agreement

   The Shoreline Amphitheater Lease and Agreement, as amended, provides for, among other things, the following:

   The City of Mountain View, California (the "City") owns certain real property ("the Site") which it has leased to the Company for the purpose of constructing and operating the amphitheater. The lease terminates after thirty-five years on November 30, 2021, and the Company has the option to extend for three additional five-year periods.

   The Company is obligated to pay as rent to the City a certain percentage of "gross receipts" received annually by the Company and additional rent based on the "net available cash" of the Company, as such terms are defined in the agreement.

   Rent expense charged to operations for the years ended January 31, 1997 and 1996 amounted to $396,789 and $594,002, respectively.

   The Company is obligated to pay the City monthly, commencing August 1, 1986 and ending July 1, 2006, $93,200, which relates to the $9,500,000 of funds provided the Company by the City and Community pursuant to the lease. The Company has accounted for this obligation as a long-term liability amortizable on a monthly basis over the 20-year period commencing August 1, 1986. The principal and interest (10.24%) on this liability are being amortized monthly. At January 31, 1997 and 1996, the outstanding balances amounted to $6,740,395 and $7,145,670, of which $35,676 and $405,275 is current, respectively.

   On March 7, 1997, the Company acquired a term loan, the proceeds of which were used to retire the obligation described in the preceding paragraph (see
Note 10).

 Employment Contracts

   The Company has entered into employment contracts with certain key employees which amount to $2,302,250 per year. These contracts are in effect until the note payable to Sanwa Bank (See Note 7) of $4,000,000 is paid in full or six years, whichever comes first. According to these agreements, compensation and other benefits will cease if discharged with just cause, death or disability, and resignation of employment. Benefits do not cease if discharged without just cause.

 Contingencies

   The Company is involved in various legal and other matters arising in the normal course of business. Based upon information available to management, its review of these matters to date and consultation with counsel, management believes that any liability relating to these matters, would not have a material effect on the Company's financial position and results of operations.



                                    D-F-128

                      BG PRESENTS, INC. AND SUBSIDIARIES

7. SUBSEQUENT EVENTS

 Issuance of Long-Term Debt

   On March 7, 1997, Shoreline Amphitheater Partners executed a term loan agreement that provides for a $6,900,000 term loan. The proceeds of the new loan were used to retire the City of Mountain View obligation described in
Note 8.

   The term loan is payable monthly in principal installments plus interest at a rate if LIBOR plus 2.1% through February 1, 2007, with the entire unpaid principal balance due March 1, 2007. The loan is secured by a leasehold deed of trust on the Amphitheater and is guaranteed by the Company. Maturities of the loan are approximately as follows:

 Year ended January 31:
 1998 .................  $  121,540
 1999 .................     155,928
 2000 .................     168,874
 2001 .................     182,890
 2002 .................     198,066
 Thereafter ...........   6,072,702
                        -----------
                         $6,900,000
                        ===========

   The term loan agreement also provides for, among other things, restrictions on the payment of distributions, repurchase of partnership interests, maintenance of certain financial ratios, and limitation on capital expenditures.

 Major Service Agreement

   On September 7, 1997 the Company entered into a ticket service agreement with a local ticket service company (the "Service"). The contract is in effect through June 30, 2004. The Service sells approximately 70% of the tickets sold to the events promoted by the Company.

 Acquisition of Companies by SFX Entertainment, Inc.

   In December 1997, the stockholders of the Company executed an agreement with SFX Entertainment, Inc. to sell the Companies for a total purchase price of approximately $68.3 million, including the issuance of common stock valued at $7.5 million. The Company has agreed to have net working capital, as defined, at the closing at least equal to the Company's debt.











                                    D-F-129

                        REPORT OF INDEPENDENT AUDITORS









The Board of Directors
Concert/Southern Promotions

   We have audited the accompanying combined balance sheet of Concert/Southern Promotions and Affiliated Companies as of September 30, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the nine months then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Concert/Southern Promotions and Affiliated Companies at September 30, 1997, and the combined results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.


                                               ERNST & YOUNG LLP




New York, New York
November 14, 1997





















                                    D-F-130

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997

ASSETS
Current assets:
 Cash and cash equivalents ..........................  $  645,630
 Accounts receivable ................................     564,128
 Due from owner (Note 3) ............................     566,986
 Prepaid expenses and other current assets  .........     143,932
                                                      ------------
Total current assets ................................   1,920,676
Investment in unconsolidated subsidiaries (Note 2)  .     919,419
Property and equipment:
 Land ...............................................      15,888
 Leasehold improvements .............................     286,998
 Furniture and equipment ............................     498,553
                                                      ------------
                                                          801,439
 Accumulated depreciation and amortization  .........     441,223
                                                      ------------
                                                          360,216
                                                      ------------
Total assets ........................................  $3,200,311
                                                      ============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and other accrued expenses  .......  $  880,814
 Due to owner (Note 3) ..............................     373,481
                                                      ------------
Total current liabilities ...........................   1,254,295
Combined stockholders' equity (Note 4) ..............   1,946,016
                                                      ------------
Total liabilities and combined stockholders' equity    $3,200,311
                                                      ============

                            See accompanying notes.

                                    D-F-131

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997

OPERATING REVENUES
Concert revenue ..............................  $13,092,956
Cost of concerts .............................    8,558,759
                                               -------------
                                                  4,534,197
                                               -------------
OPERATING EXPENSES
Salaries--officers ...........................      276,500
Bonus--officers ..............................      564,767
Salaries--other ..............................      294,321
Rent expense .................................      202,645
Legal and accounting fees ....................      115,109
Depreciation and amortization ................       57,410
General and administrative expenses  .........      984,818
Legal settlement .............................      100,000
                                               -------------
                                                  2,595,570
                                               -------------
Income from operations .......................    1,938,627
OTHER INCOME
Interest income ..............................       57,189
Equity loss from unconsolidated subsidiaries        (11,378)
                                               -------------
Net income ...................................  $ 1,984,438
                                               =============

                            See accompanying notes.

                                    D-F-132

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997

OPERATING ACTIVITIES
Net income .........................................................................  $ 1,984,438
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ....................................................       57,410
  Equity in loss from unconsolidated subsidiaries, including distributions received        21,000
  Changes in operating assets and liabilities:
   Accounts receivable .............................................................      622,090
   Prepaid expenses and other current assets .......................................       76,808
   Accounts payable and accrued expenses ...........................................      296,143
                                                                                     -------------
Net cash provided by operating activities ..........................................    3,057,889
FINANCING ACTIVITIES
Due to owner .......................................................................     (352,605)
Distributions paid .................................................................   (2,900,129)
                                                                                     -------------
Net cash used in financing activities ..............................................   (3,252,734)
                                                                                     -------------
Net decrease in cash and cash equivalents ..........................................     (194,845)
Cash and cash equivalents at beginning of period ...................................      840,475
                                                                                     -------------
Cash and cash equivalents at end of period .........................................  $   645,630
                                                                                     =============

                            See accompanying notes.

                                    D-F-133

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                     NINE MONTHS ENDED SEPTEMBER 30, 1997

Balance, January 1, 1997  ....  $ 2,861,707
Distributions to stockholder     (2,900,129)
Net income ...................    1,984,438
                               -------------
Balance, September 30, 1997  .  $ 1,946,016
                               =============



































                            See accompanying notes.

                                    D-F-134

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

   The accompanying combined financial statements include the accounts of Southern Promotions, Inc., High Cotton, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Cooley and Conlon Management, Inc. ("CCMI") and Interfest, Inc. and their wholly-owned subsidiaries:
Concert/ Southern Chastain Promotions ("Concert/Southern"), Roxy Ventures, Cotton Club and Midtown Music Festival (collectively, the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are presented on a combined basis to reflect common ownership by Alex Cooley, Peter Conlon and Stephen Selig III.

   Concert/Southern is the predominant musical event promoter in the Atlanta, Georgia region, and through Chastain Joint Ventures ("Chastain Ventures") is the operator, pursuant to a long-term lease with the City of Atlanta, of the Chastain Park Amphitheater. Chastain Ventures is owned equally by Concert/Southern and the Atlanta Symphony Orchestra, and is accounted for by Concert/Southern on the equity method. Buckhead Promotions and Northern Exposure equally own Roxy Ventures which holds a long-term lease for the Roxy Theatre, and Pure Cotton holds a long-term lease for the Cotton Club. Interfest, Inc. promoted the three-day Midtown Music Festival held in downtown Atlanta during 1997. In addition, High Cotton owns 15% of HC Properties, Inc. a real estate investment company which is accounted for on the equity method.

   The Companies record revenue when earned. Concert revenue includes ticketing, concession, and sponsorship revenue.

 Property and Equipment

   Land, leasehold improvements, and furniture and equipment are stated at cost. Depreciation of furniture and equipment is provided primarily by the straight-line method over the estimated useful lives of the respective classes of assets. Leasehold improvements are amortized over the life of the lease or of the improvement, whichever is shorter.

 Income Taxes

   The Companies have been organized as either partnerships or corporations which have elected to be taxed as "S Corporations". The "S Corporation" elections are effective for both federal and state tax purposes. Accordingly, all items of income, loss, deduction or credit are reported by the partners or shareholders on their respective personal income tax returns and, therefore, no current or deferred federal or state taxes have been provided in the accompanying combined financial statements.

   The difference between the tax basis and the reported amounts of the Companies' assets and liabilities was $12,820 at September 30, 1997.

 Risks and Uncertainties

   Accounts receivable are due from ticket vendors and venue box offices. These amounts are typically collected within 20 days of a performance. Management considers accounts receivable to be fully collectible;
accordingly, no allowance for doubtful accounts is required.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                    D-F-135

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

2. INVESTMENT IN UNCONSOLIDATED SUBSIDIARIES

   The following is a summary of the financial position and results of operations of the Companies' equity investees as of and for the period ended September 30, 1997:

                                                              HC
                                             CHASTAIN     PROPERTIES
                                          ------------- -------------
Current assets ..........................   $  561,405    $   31,675
Property and equipment ..................      581,853       798,984
Other assets ............................           --       409,626
                                          ------------- -------------
Total assets ............................   $1,143,258    $1,240,285
                                          ============= =============
Current liabilities .....................   $  319,709    $    1,532
Partners' capital .......................      823,549     1,238,753
                                          ------------- -------------
Total liabilities and partners' capital     $1,143,258    $1,240,285
                                          ============= =============
Revenue .................................   $  569,133    $    7,509
Expenses ................................      500,112       117,196
                                          ------------- -------------
Net income (loss) .......................   $   69,021    $ (109,687)
                                          ============= =============

   The equity income recognized by the Companies represents the appropriate percentage of investment income less amount reported less intercompany income eliminations.

3. RELATED PARTY TRANSACTIONS

 Due from/to Owner

   The Companies have an arrangement with Stephen Selig III whereby the cash receipts of Concert/Southern, Buckhead Promotions and Roxy Ventures are transferred to the Selig Enterprises, Inc. Master Cash Account (the "Master Account"). All subsequent payments made by the Companies are funded by the Master Account. Accordingly, the Companies' cash held by the Master Account is recorded as due from owner.

   Due to owner represents amounts advanced to High Cotton and Northern Exposure by each respective owner and an amount which represents an overfunding of cash from the Master Account. The advances are repaid out of company assets when available. The balances at September 30, 1997 were $62,189, $217,518, and $93,774, respectively. No interest is charged by the owners on their advances.

 Due from/to Unconsolidated Subsidiary

   The Companies have a net receivable balance with Chastain Ventures totaling $55,154 at September 30, 1997, which has been recorded with accounts receivable and accounts payable.

                                    D-F-136

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

 4. STOCKHOLDERS' EQUITY

   The Companies' stocks are as follows:

                         SHARES      SHARES    PAR
                       AUTHORIZED    ISSUED   VALUE
                      ------------ --------  -------
Southern Promotions     1,000,000    5,000      $1
High Cotton .........      10,000      550       1
Buckhead Promotions     1,000,000      500       1
Northern Exposure  ..   1,000,000    1,000       1
Pure Cotton .........     100,000      500       1
CCMI ................      10,000    1,000       1
Interfest ...........     100,000      500       1
                                   --------
                                     9,050
                                   ========

5. COMMITMENTS AND CONTINGENCIES

 Leases

   The following is a schedule of future minimum rental payments under operating leases (principally office and venue facilities) that have initial or remaining lease terms in excess of one year as of September 30, 1997:

 Year ended September 30:
 1998....................  $  222,539
 1999 ...................     183,198
 2000 ...................     188,991
 2001 ...................     133,350
 2002 ...................     136,350
 Thereafter .............     174,375
                          -----------
Total ...................  $1,038,803
                          ===========

   Certain office facilities have renewal and escalation clauses. Rental expense was $202,645 for 1997.

 Legal Matters

   The Companies have been named in various lawsuits arising in the normal course of business. It is not possible at this time to assess the probability of any liability against the Companies as a result of these lawsuits. Management has stated that all cases will be vigorously defended.

6. SUBSEQUENT EVENTS

   In December 1997, the Companies' shareholders entered into an agreement to sell all of the issued and outstanding shares of the Companies to SFX Entertainment, Inc. ("SFX"). SFX will pay the sellers $15,000,000 in cash at closing and an additional $2,000,000, payable, at the sellers option, quarterly over the next five years or as a lump sum present value at closing. In addition, SFX agreed with CCMI to finance a new 20,000 seat amphitheatre (the "Amphitheatre") located in the city of Alpharetta, Georgia. SFX will deposit $250,000 at the close for the purchase of the real estate in Alpharetta, Georgia and will pay the sum of approximately $84,000 for costs related to the Amphitheatre.

   Prior to the sale of the Companies to SFX, the sole shareholder of High Cotton will receive a distribution of High Cotton's interest in HC Properties, LP.

                                    D-F-137

                                                                       ANNEX E

                         FORM OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           SFX ENTERTAINMENT, INC.

                              ARTICLE ONE: NAME

   The name of the Corporation is SFX ENTERTAINMENT, INC. (the
"Corporation").

                        ARTICLE TWO: REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and the name of the registered agent at such address is Corporation Service Company.

                           ARTICLE THREE: PURPOSES

   The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation will have perpetual existence.

                       ARTICLE FOUR: CAPITAL STRUCTURE

   4.1 AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 135,000,000 shares, consisting of the following:

   (a) 100,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");

   (b) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and

   (c) 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

   4.2 DESIGNATIONS, PREFERENCES, ETC. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below.

                          ARTICLE FIVE: COMMON STOCK

   5.1 IDENTICAL RIGHTS. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

   5.2 DIVIDENDS.

   (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation's board of directors (the "Board of Directors") at any time and from time to time out of any funds of the Corporation legally available therefor, except that (i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

    (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

   (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

   5.3 STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined. This paragraph shall not, however, apply to the reclassification and change of stock occurring upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

   5.4 VOTING RIGHTS.

   (a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one vote and each share of Class B Common Stock being entitled to ten votes, except:

     (i) for the election of directors, which shall be governed by subparagraphs (b) and (c) below;

     (ii) with respect to any Going Private Transaction (as such term is defined below) between the Corporation and Robert F.X. Sillerman or any Affiliate of Mr. Sillerman, which shall be governed by subparagraph (e) below; and

     (iii) as otherwise provided by law.

   As used in this Certificate of Incorporation, the term "Affiliate"means, as to any person, any (i) other person that, directly or indirectly, is in control of, is controlled by or is under common control with such person,
(ii) corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which such person has a substantial beneficial interest, (iii) trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, or (iv) relative or spouse of such person who has the same home as such person.

   (b) In the election of directors, the holders of shares of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect that number of directors of the Corporation that equals two sevenths ( 2/7) of the total number of duly authorized directorships of the Corporation then constituting the Board of Directors (including vacant and newly-created directorships) or, if such number of directors is not a whole number, the next higher whole number with each share of Class A Common Stock entitled to one vote; provided, however, that each director so elected must be qualified at the time of such election to be an "Independent Director," which is defined as a director of the Corporation who is not (i) an officer or employee of the Corporation or a director, officer or employee of any of its subsidiaries or any Affiliate of Mr. Sillerman or any individual who has been employed in such capacity within the preceding three years, (ii) an Affiliate of Mr. Sillerman, (iii) acting on a regular basis as an individual or representative of an organization serving as a professional adviser, legal counsel or consultant to management of the Corporation or its subsidiaries if, in the opinion of the Board of Directors, such relationship is material to the Corporation, the organization so represented, or such person, (iv) an individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or (v) a member or a representative of the immediate family of a person who, pursuant to clauses
(i) through

 (iv) above, is not qualified to serve as an Independent Director. The holders of shares of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to vote on the removal of any director so elected, with each share of Class A Common Stock entitled to one vote.

   (c) Except as otherwise provided in subparagraph (b) above, the holders of shares of Class A Common Stock and Class B Common Stock, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than directors, if any, who may be elected by the holders of Preferred Stock), with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative votes in the election of any directors.

   (d) In the event of the death, removal or resignation of a director elected by the holders of Class A Common Stock (pursuant to subparagraph (b) above) prior to the expiration of his term, the vacancy on the Board of Directors created thereby may be filled by a majority of the directors then in office, although less than a quorum, provided, however, that any person appointed to fill a vacancy created by the death, removal or resignation of a director elected by the holders of the Class A Common Stock (in accordance with subparagraph (b) above) shall be an Independent Director. A director elected in such manner to fill such vacancy shall hold office until his successor has been duly elected and qualified at a meeting of the holders of Class A Common Stock duly called for such purpose.

   (e) With respect to any Going Private Transaction between the Corporation and Mr. Sillerman or an Affiliate of Mr. Sillerman, the holders of Class A Common Stock and Class B Common Stock shall vote as a single class, with each share of Class A Common Stock and of Class B Common Stock entitled to one vote. For purposes of this Paragraph 5.4, the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that (i) the term Goin Private Transaction shall not include any transaction exempt under Rule 13e-3(g), and (ii) the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined in Paragraph 5.4 hereof.

   (f) No holder of Common Stock shall be entitled to preemptive or subscription rights.

   (g) As long as any of the shares of Class A Common Stock shall be listed and quoted on an exchange or other trading system (including the National Association of Securities Dealers, Inc. Automated Quotation System), the Board of Directors shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for the Class A Common Stock to be eligible for listing and quotation on such exchange or other trading system.

   5.5 CONVERSION RIGHTS.

   (a) Voluntary Conversion. Each share of Class B Common Stock shall be convertible at any time, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock.

   (b) Voluntary Conversion Procedure. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

    (c) Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock (i) upon its sale, gift, or other transfer, voluntary or involuntary, to a party that is not an Affiliate of Mr. Sillerman or of the Corporation or (ii) upon the death of Mr. Sillerman, in the case of any shares of Class B Common Stock held by Mr. Sillerman or any Affiliate of Mr. Sillerman. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion."

   (d) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in Paragraph 5.5(c) of this ARTICLE FIVE, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of shares of Class B Common Stock being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation to issue certificates representing such Class A Common Stock and the Corporation shall be justified in relying upon the information and the certification contained in such notice. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of shares of Class B Common Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice. To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Date"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Date, and the right of such person as a holder of shares of Class B Common Stock shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (d).

   (e) Unconverted Shares. In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.5(b) or (d), the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

   (f) Reissue of Shares. Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall be retired and canceled and shall not be reissued.

   (g) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or other trading system upon which the Class A Common Stock may be traded.

   5.6 LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph 5.6, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

   5.7 CONSIDERATION ON MERGER, CONSOLIDATION, ETC. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

                         ARTICLE SIX: PREFERRED STOCK

   6.1 ISSUANCE. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter prescribed.

   6.2 AUTHORIZATION BY BOARD OF DIRECTORS. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

   (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

   (b) the number of shares to constitute the class or series and the designations thereof;

   (c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

   (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

   (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

   (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

   (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

   (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

   (i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

   6.3 SHARES IN CLASS OR SERIES. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

             ARTICLE SEVEN: LIMITATION OF LIABILITY OF DIRECTORS

   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This ARTICLE SEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of Common Stock. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this ARTICLE SEVEN, a director shall not be liable to the Corporation or its stockholders to the fullest extent permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

                        ARTICLE EIGHT: INDEMNIFICATION

   8.1 GENERAL. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this ARTICLE EIGHT is in effect. Any repeal or amendment of this ARTICLE EIGHT shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this ARTICLE EIGHT. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.

 It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

   8.2 EMPLOYEES AND AGENTS. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

   8.3 PROCEEDINGS. As used in this ARTICLE EIGHT, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                 ARTICLE NINE: MANAGEMENT OF THE CORPORATION

   The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

   (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

   (b) The number of directors which shall constitute the whole Board of Directors shall be fixed in accordance with the by-laws of the Corporation (the "By-Laws").

   (c) The Board of Directors shall have the power to adopt, amend, and repeal the By-Laws, except to the extent that the By-Laws otherwise provide.

   (d) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this Certificate of Incorporation, or by the By-Laws) shall be vested in and exercised by the Board of Directors.

   (e) The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

   (f) Directors of the Corporation need not be elected by written ballot unless the By-Laws otherwise provide.

                ARTICLE TEN: CERTAIN CONTRACTS OR TRANSACTIONS

   No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein, "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

      (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                    * * *

                                                                       ANNEX F

                            DISTRIBUTION AGREEMENT

                          DATED AS OF         , 1998

                                    AMONG

                           SFX BROADCASTING, INC.,

                           SFX ENTERTAINMENT, INC.

                                     AND

                           SBI HOLDING CORPORATION

                              TABLE OF CONTENTS

                                                            PAGE
                                                         ---------
ARTICLE 1
 DEFINITIONS ...........................................     F-2
 SECTION 1.1 General....................................     F-2
ARTICLE 2
 REORGANIZATION AND RELATED TRANSACTIONS ...............     F-3
 SECTION 2.1 The Reorganization.........................     F-3
 SECTION 2.2 Working Capital Adjustment.................     F-4
 SECTION 2.3 SFX Approval...............................     F-7
ARTICLE 3
 ASSUMPTION AND RETENTION OF LIABILITIES ...............     F-7
 SECTION 3.1 Assumed Liabilities........................     F-7
 SECTION 3.2 Retained Liabilities.......................     F-7
 SECTION 3.3 Construction of Agreements.................     F-7
ARTICLE 4
 THE DISTRIBUTION ......................................     F-7
 SECTION 4.1 The Distribution...........................     F-7
 SECTION 4.2 Fractional Shares..........................     F-8
 SECTION 4.3 SFX Employees..............................     F-8
 SECTION 4.4 SFX Board Action...........................     F-8
 SECTION 4.5 Registration and Listing; SEC Filings .....     F-9
 SECTION 4.6 Third Party Consents.......................     F-9
 SECTION 4.7 Waivers....................................     F-9
 SECTION 4.8 Termination of Merger Agreement. ..........     F-9
ARTICLE 5
 SURVIVAL; MUTUAL RELEASE AND INDEMNIFICATION  .........    F-10
 SECTION 5.1 Survival and Indemnification...............    F-10
 SECTION 5.2 Mutual Release, Etc. ......................    F-10
 SECTION 5.3 Indemnification............................    F-11
 SECTION 5.4 Procedure for Indemnification..............    F-11
ARTICLE 6
 RELATED AGREEMENTS ....................................    F-12
 SECTION 6.1 Tax Sharing Agreement......................    F-12
 SECTION 6.2 Employee Benefits Agreement................    F-13
ARTICLE 7
 CERTAIN ADDITIONAL MATTERS ............................    F-13
 SECTION 7.1 Conveyancing and Assumption Instruments ...    F-13
 SECTION 7.2 No Representations or Warranties ..........    F-13
 SECTION 7.3 Further Assurances; Subsequent Transfers ..    F-13

                               F-i

                                                            PAGE
                                                         ---------
 SECTION 7.4 Sales and Transfer Taxes...................    F-14
 SECTION 7.5 Change of Name.............................    F-14
ARTICLE 8
 ACCESS TO INFORMATION AND SERVICES ....................    F-14
 SECTION 8.1 Provision of Corporate Records.............    F-14
 SECTION 8.2 Access to Information......................    F-14
 SECTION 8.3 Retention of Records.......................    F-14
 SECTION 8.4 Confidentiality............................    F-15
 SECTION 8.5 Privileged Matters.........................    F-15
ARTICLE 9
 INSURANCE .............................................    F-15
 SECTION 9.1 General....................................    F-15
 SECTION 9.2 Certain Insured Claims.....................    F-16
ARTICLE 10
 CONDITIONS ............................................    F-16
 SECTION 10.1 Conditions................................    F-16
ARTICLE 11
 MEDIATION .............................................    F-16
 SECTION 11.1 Mediation and Binding Arbitration ........    F-16
 SECTION 11.2 Initiation................................    F-16
 SECTION 11.3 Submission to Mediation...................    F-17
 SECTION 11.4 Selection of Mediator.....................    F-17
 SECTION 11.5 Mediation.................................    F-17
 SECTION 11.6 Selection of Arbitrator...................    F-17
 SECTION 11.7 Cost of Arbitration.......................    F-17
ARTICLE 12
 MISCELLANEOUS .........................................    F-17
 SECTION 12.1 Complete Agreement........................    F-17
 SECTION 12.2 Governing Law.............................    F-17
 SECTION 12.3 Notices...................................    F-17
 SECTION 12.4 Amendment and Modification................    F-18
 SECTION 12.5 Termination...............................    F-18
 SECTION 12.6 Successor and Assigns.....................    F-18
 SECTION 12.7 No Third Party Beneficiaries..............    F-18
 SECTION 12.8 Counterparts..............................    F-19
 SECTION 12.9 Interpretation............................    F-19
 SECTION 12.10 Annexes, Etc. ...........................    F-19
 SECTION 12.11 Legal Enforceability.....................    F-19
Annex I    Assumed Liabilities
Annex II   Transferred Assets

                            DISTRIBUTION AGREEMENT

   DISTRIBUTION AGREEMENT, dated as of              , 1998, by and between
SFX Broadcasting, Inc., a Delaware corporation ("SFX"), and SFX Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of SFX ("Entertainment"). Capitalized terms used and not defined herein have the respective meanings ascribed them in the Merger Agreement. Unless the context requires otherwise, "SFX" refers to SFX and its subsidiaries (other than Entertainment and its subsidiaries) and "Entertainment" refers to Entertainment and its subsidiaries.

   WHEREAS, SFX has entered into that Agreement and Plan of Merger dated as of August 24, 1997, among SBI Holding Corporation, a Delaware corporation ("Parent"), SBI Radio Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SFX pursuant to which SFX will become a wholly-owned subsidiary of Parent (the "Merger Agreement");

   WHEREAS, Entertainment has, among other endeavors, been engaged in the business of venue ownership, operation and management and the booking, promotion and/or production of entertainment events, including, without limitation, related merchandising, concession management and Internet-based marketing through its wholly owned subsidiary SFX Concerts, Inc., formerly known as Delsener/Slater Enterprises, Inc., and its Subsidiaries and Affiliates (the "Transferred Businesses"), which Transferred Businesses are principally outside the scope of SFX's core radio broadcasting business;

   WHEREAS, the Board of Directors of SFX has determined that the interests of SFX's stockholders would be best served by restructuring the ownership of the Transferred Businesses and ownership of the core radio broadcasting business prior to the Merger as contemplated by Section 5.07 of the Merger Agreement;

   WHEREAS, SFX wishes to transfer and assign to Entertainment all of the Transferred Assets as specified in this Agreement in exchange for the assumption by Entertainment of the Assumed Liabilities as specified in this Agreement;

   WHEREAS, Entertainment is willing to assume such Assumed Liabilities;

   WHEREAS, SFX intends to distribute all of the outstanding shares of the Class A Common Stock, par value $.01 per share, of Entertainment (the "Entertainment Class A Common Stock") and the Class B Common Stock of Entertainment, par value $.01 per share (the "Entertainment Class B Common Stock" and, together with the Entertainment Class A Common Stock, the "Entertainment Common Stock"), owned by SFX to the holders of (i) the common stock of SFX (the "SFX Common Stock"), (ii) the 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 of SFX (the "Series D Preferred Stock"), (iii) interests in the SFX Director Deferred Stock Ownership Plan dated as of January 1, 1997 (the "SFX Director Deferred Stock Ownership Plan") and (iv) certain warrants of SFX, with the holders of the Class A Common Stock, par value $.01 per share, of SFX (the "SFX Class A Common Stock"), the Series D Preferred Stock, interests in the SFX Director Deferred Stock Ownership Plan and certain warrants of SFX receiving Entertainment Class A Common Stock and the holders of the Class B Common Stock, par value $.01 per share, of SFX (the "SFX Class B Common Stock") receiving Entertainment Class B Common Stock (such distribution hereinafter referred to as the "Distribution") on the Distribution Date (as hereinafter defined);

   WHEREAS, SFX and Entertainment have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters in connection with the Distribution; and

   WHEREAS, Parent has joined as a signatory and a party to this Agreement in order to preserve and protect its rights under the Merger Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, SFX and Entertainment hereby agree as follows:

                                   ARTICLE 1

                                 DEFINITIONS

   SECTION 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   Action: any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

   Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that SFX and Entertainment shall not be deemed to be Affiliates of each other for purposes of this Agreement.

   Agent: ChaseMellon Shareholder Services, LLC, the distribution agent appointed by SFX to distribute shares of Entertainment Common Stock pursuant to the Distribution.

   Assumed Liabilities: collectively, all of the Liabilities and other obligations of SFX listed on Annex I hereto.

   Books and Records: the books and records of SFX (or true and complete copies thereof), including all computerized books and records owned by SFX, which relate principally to the Transferred Businesses and are necessary for Entertainment to operate the Transferred Businesses, including, without limitation, all such books and records relating to Employees, the purchase of materials, supplies and services, the sale of products by the Transferred Businesses or dealings with customers of the Transferred Businesses and all litigation files relating to any Action being assumed by Entertainment as part of the Assumed Liabilities.

   Code: the Internal Revenue Code of 1986, as amended.

   Consent Solicitation Documents. The Consent Solicitation Statements mailed to the holders of SFX's 12 5/8% Cumulative Exchangeable Series E Preferred Stock and 10 3/4% Senior Subordinated Notes due 2006 on January 7, 1998 and the Information Statement related thereto.

   Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into in order to effect the transfer to Entertainment of Transferred Assets, and the assumption by Entertainment of the Assumed Liabilities in the manner contemplated by this Agreement, each of which shall be in a form reasonably satisfactory to Parent.

   Distribution Date: the date as of which the Distribution shall be effected as determined by the SFX Board of Directors which, in any event, shall be a date on or prior to the Closing Date.

   Distribution Employees: the employees of SFX listed on Section 5.07(h) of the Company Disclosure Schedule to the Merger Agreement.

   Employee: the Distribution Employees and any employee shown on the records of SFX as being employed by SFX and assigned to the Transferred Businesses as of the Distribution Date, including any laid-off Employee or any Employee on leave of absence.

   Exchange Act: the Securities Exchange Act of 1934, as amended.

   Form 8-A: the registration statement on Form 8-A to be filed by Entertainment with the SEC to effect the registration of the Entertainment Class A Common Stock pursuant to the Exchange Act.

   Guarantees: the guarantees provided by SFX in connection with the following agreements: (i) Agreement and Plan of Merger and Asset Purchase Agreement, dated as of December 10, 1997 by and among SFX Entertainment, Inc., Contemporary Investments Corporation, Contemporary Investments of Kansas, Inc., Contemporary International Productions Corporation, Steven F. Schanman Living Trust,

 Irving P. Zuckerman Living Trust, Steven F. Schankman and Irving P. Zuckerman, (ii) Stock and Asset Purchase Agreement, dated December 2, 1997, by and among SFX Network Group, L.L.C. and SFX Entertainment, Inc., and Elias
N. Bird, individually and as Trustee under the Bird Family Trust, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust, Stephen R. Smith, individually and as Trustee under the Smith Family Trust, June E. Brody, Steven A. Saslow, and The Network 40, Inc. and (iii) Stock Purchase Agreement, dated as of December 12, 1997 by and among Pace Entertainment Corporation and SFX Entertainment, Inc.

   Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification authorized pursuant to this Agreement, all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

   Indemnifying Party: any party who is required to indemnify any other person pursuant to this Agreement hereof.

   Indemnitee: any party who is entitled to receive indemnification from an Indemnifying Party pursuant to this Agreement hereof.

   Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnitee pursuant to this Agreement hereof.

   Insurance Program: collectively, the series of property and casualty policies pursuant to which various insurance carriers provide insurance coverage to SFX (including Entertainment and its subsidiaries) in respect of claims or occurrences relating to, without limitation, property damage, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, products' liability, automobile liability and employer's liability. The term Insurance Program shall not include any SFX Welfare Plan as such term is defined in the Employee Benefits Agreement.

   Liabilities: any and all debts, liabilities and obligations, whether or not accrued, contingent, known or unknown, or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

   Record Date: the date determined by the Board of Directors of SFX as the record date for the Distribution.

   Registration Statement: the registration statement on Form S-1 (Reg. No. 333-43287) filed by Entertainment with the SEC on December 24, 1997, as amended, to effect the registration of the Entertainment Class A Common Stock and Class B Common Stock pursuant to the Securities Act of 1933, as amended.

   Related Agreements: the Tax Sharing Agreement and the Employee Benefits Agreement.

   Retained Liabilities: all Liabilities and obligations of SFX other than the Assumed Liabilities.

   SEC: the Securities and Exchange Commission.

   Transferred Assets: collectively, all of the assets and properties of SFX identified on Annex II hereto.

                                  ARTICLE 2

                   REORGANIZATION AND RELATED TRANSACTIONS

   SECTION 2.1 The Reorganization. Subject to the terms and conditions of this Agreement, SFX and Entertainment shall use their respective best efforts to cause, prior to the Distribution Date, all of SFX's right, title and interest in and to the Transferred Assets to be conveyed, assigned, transferred and delivered to Entertainment, free and clear of all liens or encumbrances in favor of SFX or its subsidiaries, and all of SFX's duties, obligations and responsibilities under the Assumed Liabilities to be assumed by Entertainment (the "Asset and Liability Transfer"). Such transfer and assumption shall be effected by means of the Conveyancing and Assumption Instruments which shall be executed and delivered by each of SFX and Entertainment prior to the Distribution Date. Subject to
Section 7.3 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Distribution Date, SFX and Entertainment shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by SFX and Entertainment that neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Article 2 to be consummated on or subsequent to the Distribution Date. Whether or not all of the Transferred Assets or the Assumed Liabilities shall have been legally transferred to, or assumed by, Entertainment as of the Distribution Date, SFX and Entertainment agree that, as of the Distribution Date, Entertainment shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Transferred Assets, together with all of SFX's and its subsidiaries' rights, powers and privileges incident thereto, and shall be deemed to have assumed all of the Assumed Liabilities and all of SFX's and its subsidiaries' duties, obligations and responsibilities incident thereto in accordance with the terms of this Agreement.

   SECTION 2.2 Working Capital Adjustment.

   (a) In the event that the Distribution occurs prior to the Closing Date, then on the Distribution Date, the management of SFX shall make an allocation of working capital between Entertainment and SFX, consistent with the proper operation of SFX in its usual, regular and ordinary course and, immediately after the effective time of the Distribution, SFX shall deliver to Entertainment, in immediately available funds by wire transfer to such bank account as Entertainment shall specify, any positive amount allocated to Entertainment.

   (b) Not less than five business days prior to the Closing Date, SFX shall deliver to Entertainment and Parent a good faith estimate of Working Capital (as defined in Section 2.3(d)) as of the Closing Date (the "Estimated Working Capital") accompanied by a certificate by the Chief Executive Officer and Chief Financial Officer of SFX certifying that the Estimated Working Capital has been calculated in accordance with the Merger Agreement and this Agreement. If the Estimated Working Capital is a positive number, then at the Closing SFX shall deliver to Entertainment, in immediately available funds by wire transfer to such bank account as Entertainment shall specify, an amount of cash equal to the Estimated Working Capital. If the Estimated Working Capital is a negative number, then at the Closing SFX shall cause Entertainment to deliver, and Entertainment shall deliver to SFX, in immediately available funds by wire transfer to such bank account as SFX shall specify, an amount of cash equal to the Estimated Working Capital.

   (c)(i) As soon as practicable after the Closing Date, SFX will prepare a statement of Working Capital as of the Closing Date, which will be audited by Ernst & Young LLP (the "Company's Working Capital Statement") at the expense of SFX. SFX will deliver SFX's Working Capital Statement to Entertainment as soon as practicable and in any event within ninety days after the Closing Date. If within fifteen days following delivery of SFX's Working Capital Statement to Entertainment, Entertainment has not given SFX notice of its objection to SFX's Working Capital Statement (such notice must contain a statement of the basis of such objection), then the Working Capital reflected on SFX's Working Capital Statement shall be deemed final and conclusive and shall be the "Final Working Capital." If Entertainment gives such notice of objection within the fifteen day period, then the issues in dispute will be submitted to a "big six" accounting firm (other than Ernst & Young LLP) to be selected jointly by Entertainment and Parent within the following fifteen days or, if they fail to agree, such accounting firm shall be Arthur Andersen (Chicago office) (it being understood that the Chicago office of Arthur Andersen was chosen because of representations made that neither Parent and its Affiliates, SFX and its Affiliates nor Entertainment and its Affiliates have a material relationship with such office and if any of such parties prior to the calculation of the Final Working Capital develops a material relationship with such office, the party having such a relationship shall promptly notify the other party of such relationship and the parties will select another office of Arthur Andersen or another "big six" accounting firm with which none of such parties has a material relationship to serve as the accountants) (the "Accountants"), for resolution and the Accountants shall determine the "Final Working Capital" within thirty days after the dispute is submitted to them. If issues in dispute are submitted to the Accountants for resolution, (A) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the determination by the Accountants of Final Working Capital, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (C) Entertainment and SFX will each bear one-half of the fees and expenses of the Accountants for such determination. SFX shall make its employees and books and records available to Entertainment for purposes of verifying Final Working Capital and shall cause Ernst & Young LLP to make its work papers used in determining Final Working Capital available to Entertainment.

   (ii) On the third business day following the determination of the Final Working Capital (the "Payment Date"), (A) if the Working Capital Adjustment Amount (as defined below) is a positive number, then SFX will pay such amount to Entertainment in immediately available funds by wire transfer to such bank account as Entertainment shall specify and (B) if the Working Capital Adjustment Amount is a negative number, then Entertainment will pay such amount to SFX in immediately available funds by wire transfer to a bank account specified by SFX. Notwithstanding the foregoing, if Entertainment has notified SFX in writing prior to the Payment Date that it wishes to have all or any portion of the Final Working Capital (such amount, the "Consideration Adjustment") treated as an adjustment to the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration, the Class A Common Stock Merger Consideration and the Class B Common Stock Merger Consideration shall be increased by an amount equal to the quotient of the Consideration Adjustment divided by the fully diluted number of shares of SFX Common Stock outstanding immediately prior to the Effective Time, and SFX shall (X) promptly distribute the appropriate amount to the appropriate holders, immediately prior to the Effective Time, of SFX Common Stock and Series D Preferred Stock, (Y) promptly distribute upon exercise the appropriate amount to holders of Options, Warrants and Unit Purchase Options unexercised immediately prior to the Effective Time, and (Z) promptly distribute the appropriate amount to holders of Options, Warrants, and Unit Purchase Options who exercised such securities on and after the Effective Time and prior to the Payment Date; provided that as a condition precedent to SFX's obligations under this sentence, Entertainment shall have paid to SFX in immediately available funds by wire transfer to an account specified by SFX the difference, if any, between the Consideration Adjustment and the Working Capital Adjustment Amount so that the aggregate net amount to be paid or received by SFX, as the case may be, pursuant to this sentence is equal to the amount that would have been paid or received, as the case may be, pursuant to the first sentence of this paragraph had the Consideration Adjustment not been made.

   (d) The term "Working Capital" shall mean, as of the point in time immediately prior to the Effective Time, the sum of all current assets of SFX and its consolidated Subsidiaries minus the sum of all current liabilities of SFX and its consolidated Subsidiaries, each as determined in accordance with GAAP applied on a basis consistent with the balance sheet of SFX as of June 30, 1997 included in Company SEC Documents (as defined in the Merger Agreement) (provided that no liabilities or reserves reflected on such balance sheet shall be reduced or eliminated except by reason of a payment or credit occurring in the ordinary course of business and consistent with past practices).

   Notwithstanding the foregoing, Working Capital shall, without duplication either in this computation or as between this computation and the computation of Excess Debt, (i) be increased by the lesser of (A) 50% of all fees and expenses incurred by SFX in connection with acquiring consents from holders of the Series E Preferred Stock and the 2006 Notes in connection with the transactions contemplated by the Merger Agreement and (B) $1,000,000, (ii) be increased by, if a positive number, or decreased by, if a negative number, the product of (A) the Class A Common Stock Merger Consideration and (B) the difference between 15,589,083 less the sum of the fully diluted number of shares of SFX Common Stock outstanding immediately prior to the Effective Time (excluding the Meadows Shares (as defined below)) (calculated in a manner consistent with Section 3.01(c)(i) of the Company Disclosure Schedule, such calculation to include, without limitation, derivative securities that will become issuable upon consummation of the transactions contemplated by the Merger Agreement), (iii) be reduced by the difference between $84,554,649 less the sum of (A) the aggregate exercise price of all Options, Warrants and Unit Purchase Options outstanding immediately prior to the Effective Time plus (B) the aggregate exercise price of all Unit Purchase Option Warrants underlying Unit Purchase Options outstanding immediately prior to the Effective Time plus (C) the aggregate base price of all SARs outstanding immediately prior to the Effective Time, (iv) be reduced by the product of
(A) $42 and (B) the aggregate number of shares of SFX Common Stock subject to a right of repurchase in favor of SFX (the "Meadows Shares") granted pursuant to that certain Agreement of Merger dated February 12, 1997 among SFX, Nederlander of Connecticut, Inc. and the other parties thereto outstanding immediately prior to the Effective Time, (v) be increased by all capital expenditures paid by SFX and its Subsidiaries after June 30, 1997 and immediately prior to the Effective Time permitted by Section 4.01(a)(vii) of the Merger Agreement, (vi) be decreased by all accrued capital expenditures of SFX as of immediately prior to the Effective Time (to the extent not reflected in current liabilities), (vii) be increased by dividends that have been accrued immediately prior to the Effective Date whose regularly scheduled payment date has not then yet occurred, (viii) except as required by clause (xi) below, exclude any liabilities attributable to Indebtedness,
(ix) exclude any liabilities included in clauses (i) through (v) of the following sentence, (x) be decreased by unpaid costs, fees and expenses of SFX arising out of, based upon or that will arise from the transactions contemplated by the Merger Agreement (other than as a result of actions taken by Sub) (including, without limitation, amounts related to the termination of any employees, broker fees, legal, accounting and advisory fees and fees incurred in connection with third party consents, waivers and amendments of creditors or holders of Preferred Stock), and (xi) be reduced by the amount of the Excess Debt, if a positive number, or be increased by the amount of the Excess Debt, if a negative number, and (xii) be reduced by the amount of the Series E Premium (as defined below).

   The term "Series E Premium" shall mean the difference between (i) the Average Trading Price times 142,032 and (ii) 14,203,200. The term "Average Trading Price" shall mean the highest of the following averages: (i) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days ending on the Closing Date, or (ii) the average of the last sales price of the Series E Preferred Stock during the 15 consecutive business days immediately preceding February 9, 1998.

   (e) The term "Excess Debt" shall mean, as of immediately prior to the Effective Time, the difference between the sum of the following and $899,700,000: (i) the difference between (A) Indebtedness of SFX and its consolidated Subsidiaries less (B) the difference between $70,000,000 and any amounts (other than the reimbursement of expenses) actually received by SFX and its consolidated subsidiaries after August 24, 1997 under agreements relating to the sale or LMA (such LMA payments not to exceed $30,000 per month) of its WVGO-FM and the sale or LMA of its Jackson/Biloxi radio stations, less (C) any Indebtedness incurred to finance acquisitions approved by Parent of stock of or substantially all of the assets of radio stations, less (D) interest accrued as of immediately prior to the Effective Time that is not then due and payable, (ii) the Series B Merger Consideration, (iii) the Series C Merger Consideration, (iv) the liquidation preference amount of the Series E Preferred Stock, and (v) Environmental Costs or Liabilities accrued and not paid after June 30, 1997 to the extent they exceed $100,000 in the aggregate. "Working Capital Adjustment Amount" shall mean an amount equal to the Final Working Capital, less the Estimated Working Capital, together with interest on the absolute value of the difference at 10% per annum beginning on the Closing Date and ending on the date of payment of the Working Capital Adjustment Amount as provided in Section 2.02(c)(ii) hereof.

   Notwithstanding the foregoing, Working Capital shall not include any asset transferred to Entertainment or any of its Subsidiaries, any Liability assumed by Entertainment, or any Liability to which none of SFX or any of its Subsidiaries is a party immediately after the Effective Time and any such computation shall assume that the Distribution has been consummated.

   (f) All amounts loaned to Entertainment by SFX to (i) acquire (whether by merger, stock or asset acquisition or otherwise) additional businesses engaged in the business in which Entertainment is engaged or (ii) make capital improvements on assets owned or leased by Entertainment, shall be paid by Entertainment to SFX by wire transfer of immediately available funds to a bank account specified by SFX on the Distribution Date and shall not be considered for purposes of computing Working Capital under clause (b) of this
Section 2.3.

    (g) If the Merger Agreement is terminated for any reason in accordance with its terms, than the working capital shall be allocated in accordance with Section 2.3(a) above, and no further adjustments to working capital shall be made.

   SECTION 2.3 SFX Approval. Prior to the Distribution Date, SFX shall cooperate with Entertainment in effecting, and if so requested by Entertainment, SFX shall, as the sole stockholder of Entertainment, ratify any actions which are reasonably necessary or desirable to be taken by Entertainment to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) the election or appointment of directors and officers of Entertainment to serve in such capacities following the Distribution Date, and (b) the preparation and implementation of appropriate plans, agreements and arrangements for Employees (including, without limitation, plans, agreements or arrangements pursuant to which Entertainment Common Stock would be acquired by Employees).

                                  ARTICLE 3

                   ASSUMPTION AND RETENTION OF LIABILITIES

   SECTION 3.1 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed by Entertainment pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Entertainment assumes all Assumed Liabilities and agrees with SFX to pay, perform and discharge in due course any and all Assumed Liabilities. SFX shall use its commercially reasonable efforts to cause Entertainment and its Subsidiaries to be released from all debt and accrued liabilities other than the Assumed Liabilities, prior to the Effective Time.

   SECTION 3.2 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly retained by SFX pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, SFX hereby agrees with Entertainment that SFX shall pay, perform and discharge in due course any and all Retained Liabilities.

   SECTION 3.3 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent there shall be a conflict between the provisions of this Agreement and the Related Agreements (or any Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement) and (a) the provisions of the Merger Agreement then (i) prior to the Effective Time, the provisions of the Merger Agreement shall control and (ii) subsequent to the Effective Time, the provisions of this Agreement and the Related Agreements (or any Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement) shall control and (b) the provisions of any other agreement entered into by SFX or Entertainment, the provisions of this Agreement and the Related Agreements (and any Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement) shall control. In the event and to the extent there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, the provisions of the Related Agreements shall control.

                                  ARTICLE 4

                               THE DISTRIBUTION

   SECTION 4.1 The Distribution.

   (a) On or prior to the Distribution Date, SFX shall deliver to the Agent for the benefit of holders of record of SFX Common Stock, Series D Preferred Stock and interests in the SFX Director Deferred Stock Ownership Plan on the Record Date, (i) certificates representing, in the aggregate, the number of Entertainment Class A Common Stock equal to the sum of (A) the number of SFX Class A Common Stock outstanding on the Record Date (B) the aggregate number of shares of SFX Class A Common Stock credited pursuant to the SFX Director Deferred Stock Ownership Plan and (C) the product of the number of Series D Preferred Stock outstanding on the Record date multiplied by the Conversion Rate (as defined in the certificate of designations governing the Series D Preferred Stock) and (ii) certificates representing, in the aggregate, the number of Entertainment Class B Common Stock equal to the number of SFX Class B Common Stock outstanding on the Record Date. SFX shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of the SFX Common Stock, Series D Preferred Stock and interests in the SFX Director Deferred Stock Ownership Plan on the Record Date (i) one share of Entertainment Class A Common Stock for every one share of SFX Class A Common Stock, (ii) one share of Entertainment Class A Common Stock for every one share of SFX Class A Common Stock credited pursuant to the SFX Director Deferred Stock Ownership Plan, (iii) the number of shares of Entertainment Class A Common Stock equal to the Conversion Rate (as defined in the Certificate of Designations governing the Series D Preferred Stock) for every one share of Series D Preferred Stock and (iv) one share of Entertainment Class B Common Stock for every one share of SFX Class B Common Stock. Simultaneously with the Distribution, SFX shall place that number of shares of the Entertainment Class A Common in an escrow account with an escrow agent selected by SFX and governed by an escrow agreement reasonably acceptable to SFX and Parent for delivery to the holders of the IPO Warrants, Huff Warrants and SCMC Warrants upon exercise of such warrants that equals the number of shares of Entertainment Class A Common Stock that the holders of such warrants would have been entitled to receive if they had exercised all of their IPO Warrants, Huff Warrants and SCMC Warrants immediately prior to the Record Date. SFX and Entertainment agree to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Entertainment Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.

   (b) The Distribution shall be deemed to be effective on the Distribution
Date.

   SECTION 4.2 Fractional Shares. No certificate or scrip representing fractional shares of Entertainment Common Stock shall be issued as part of the Distribution and in lieu of receiving fractional shares, each holder of a warrant who would otherwise be entitled to receive a fractional share of Entertainment Common Stock upon exercise of such warrant, after aggregating all shares of Entertainment Common Stock which such holder would be entitled to receive under Section 4.1, will receive cash for such fractional share. SFX and Entertainment agree that Entertainment shall instruct the Agent to determine the number of whole shares and fractional shares of Entertainment Common Stock allocable to each holder of record of such warrant as of the date of exercise, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional shares interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale promptly after the date of exercise. SFX shall bear the costs of commissions incurred in connection with such sale.

   SECTION 4.3 SFX Employees. If the Distribution occurs prior to the Closing Date, the Distribution Employees shall continue to be employed by SFX (at SFX's expense), but shall devote such time as deemed reasonably necessary to, consistent with their obligations to SFX, in support of the conduct of the Entertainment Business by Entertainment on a basis consistent with the time and scope of services that such employees devoted and provided to the Entertainment Business prior to the Distribution. Effective immediately prior to the Effective Time, Entertainment shall assume all obligations arising under any employment agreement or arrangement (written or oral) between SFX or any of its Subsidiaries and the Distribution Employees other than the rights, if any, of the Distribution Employees to receive the options upon termination following a change of control as defined in their respective employment agreements (the "Termination Options") immediately prior to the Effective Time (with such Termination Options being deemed granted as of such time) and all existing rights to indemnification. SFX and its Subsidiaries, effective as of the Effective Time (or effective as of the Distribution Date as to any member of the Distribution Employees that devotes substantially all of his or her business time to the Entertainment Business), shall be indemnified by Entertainment in accordance with Article 5 hereof from all obligations arising under such employment agreements or arrangements (except in respect of the Termination Options and all existing rights to indemnification). Neither party shall, directly or indirectly, solicit the employment of any employees of the other party or its subsidiaries (other than as a result of a general solicitation for employment); provided however that Entertainment may offer to employ the Distribution Employees.

   SECTION 4.4 SFX Board Action. The Board of Directors of SFX, in its discretion, shall establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, subject to the satisfaction or waiver of the conditions contained in Article 10.

    SECTION 4.5 Registration and Listing; SEC Filings.

   (a) Prior to the Distribution Date:

     (i) SFX and Entertainment shall register the Distribution under applicable federal and state securities laws if such registration is either required under applicable law or would otherwise be required to cause the securities issued in connection with the Distribution to be freely transferable by Persons not Affiliates with Entertainment. SFX and Entertainment shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act as promptly as reasonably practicable. In connection with such registration, Entertainment shall file a Form 8-A, if necessary, with the SEC.

     (ii) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

     (iii) Entertainment shall prepare, and Entertainment shall file and seek to make effective, an application for the listing of the Entertainment Class A Common Stock on the a national exchange, subject to official notice of issuance, or for the inclusion of quotations for the Entertainment Class A Common Stock on the Nasdaq Stock Market.

     (iv) The parties hereto shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are necessary or appropriate in order to effect the transactions contemplated hereby.

   (b) Entertainment hereby represents and warrants to SFX that each of the Registration Statement and the Consent Solicitation Documents and each amendment or supplement thereto did not, at the time it became effective or was mailed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement or material omission was made by Entertainment in reliance upon and in conformity with written information furnished by Parent, its representatives or affiliates to Entertainment specifically for use in such filing.

   SECTION 4.6 Third Party Consents. SFX shall obtain all necessary third party consents to the Distribution except where the failure to obtain such consents, in the aggregate, would not (a) have a Material Adverse Effect on SFX, (b) impair the ability of SFX to perform its obligations under the Transaction Documents in any material respect or (c) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Documents. The Distribution shall be effected in compliance with SFX's certificate of incorporation and by-laws and in material compliance with all applicable laws and shall be subject to obtaining all applicable consents of Governmental Entities.

   SECTION 4.7 Waivers. Prior to the Distribution Date, SFX and Entertainment shall obtain from Ron Delsener and Mitch Slater a release or waiver of any rights that either of them may have to purchase or acquire all of part of the Delsener/Slater Group.

   SECTION 4.8 Termination of Merger Agreement. If the Merger Agreement is terminated for any reason in accordance with its terms, the Boards of Directors of SFX and Entertainment shall appoint committees (the "Independent Committees") composed solely of independent directors (none of whom shall serve on both Boards of Directors) and shall authorize the Independent Committees to negotiate with each other in good faith with respect to (a) the Distribution Employees, (b) a lease arrangement for the office space of Entertainment utilized by SFX and (c) any other matters which the Boards deem necessary to effectuate the separation of the affairs of SFX and Entertainment.

                                   ARTICLE 5

                 SURVIVAL; MUTUAL RELEASE AND INDEMNIFICATION

   SECTION 5.1 Survival and Indemnification.

   (a) Except as specifically provided herein to the contrary, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

   (b) Except as specifically provided herein, the indemnification provisions of this Article 5 shall terminate and be of no further force and effect on the sixth (6th) anniversary of the Distribution Date; provided, however, that such provisions shall survive thereafter as to any claims for indemnification asserted prior to the sixth (6th) anniversary of the Distribution Date. Such termination shall in no way limit the obligations of Entertainment with respect to the Assumed Liabilities or the obligations of SFX with respect to the Retained Liabilities and related indemnification rights under this Agreement, which shall survive indefinitely.

   (c) The obligations of Entertainment and SFX under this Article 5 shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities. To the extent that SFX assigns any of its Retained Liabilities (except for such amounts of Retained Liabilities which are not material individually or in the aggregate), SFX shall cause such transferee of such Retained Liabilities to assume specifically its obligations with respect thereto under this Agreement and to fulfill its obligations related to such Retained Liabilities. To the extent Entertainment transfers to another party other than a Subsidiary of Entertainment any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which are not material individually or in the aggregate), Entertainment will cause the transferee of such Assumed Liabilities to assume specifically its obligations with respect thereto under this Agreement and will cause such transferee to fulfill its obligations related to such Assumed Liabilities. In the event the transferee of the Retained Liabilities or Assumed Liabilities does not fulfill its obligations with respect thereto, SFX and Entertainment, respectively, shall fulfill their obligations with respect thereto.

   SECTION 5.2 Mutual Release, Etc.

   (a) Effective on the Distribution Date, and except for Claims arising from or attributable to the transactions contemplated by the Transaction Documents, this Agreement, the Related Agreements or Claims otherwise asserted prior to the Effective Time, SFX does hereby, for itself and its Subsidiaries (other than the Delsener/Slater Group), and anyone claiming through SFX or its Subsidiaries, remise, release and forever discharge the Delsener/Slater Group, their respective Affiliates (other than SFX and its Subsidiaries), successors and assigns, the Executive Group, and all Persons who at any time prior to the Distribution Date have been shareholders, directors or agents or employees of any member of the Delsener/Slater Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Claims whatsoever, whether in law or in equity (including any right of contribution), whether arising under any contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur aor alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date.

   (b) Effective on the Distribution Date, and except for Claims arising from or attributable to the transactions contemplated by the Transaction Documents, this Agreement, the Related Agreements or Claims otherwise asserted prior to the Effective Time, Entertainment does hereby, for itself and its Subsidiaries, and anyone claiming through Entertainment or its Subsidiaries, remise, release and forever discharge SFX, their respective Affiliates (other than the Delsener/Slater Group), successors and assigns and all Persons who at any time prior to the Distribution Date have been shareholders, directors or agents or employees of any member of the SFX and its Subsidiaries (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Claims whatsoever, whether in law or in equity (including any right of contribution), whether arising under any contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date.

   SECTION 5.3 Indemnification.

   (a) SFX shall indemnify, defend and hold harmless the Delsener/Slater Group from and against any and all Indemnifiable Losses (other than income tax liabilities) to which the Delsener/Slater Group may be or become subject that (i) relate to the Retained Liabilities, assets, business, operations, debts or Liabilities of SFX or its Subsidiaries (other than the Delsener/Slater Group) whether arising prior to, concurrent with or after the Distribution or (ii) result from a breach by SFX or its Subsidiaries (other than the Delsener/Slater Group) of any representation, warranty or covenant contained in this Agreement or any Related Agreement. The rights of the directors, officers and employees of the Delsener/Slater Group to seek indemnity from SFX shall continue to be governed by the Merger Agreement or any other existing agreement addressing such matter.

   (b) Entertainment shall indemnify, defend and hold harmless SFX and its Subsidiaries (other than the Delsener/Slater Group from and against any and all Indemnifiable Losses (other than income tax liabilities) to which SFX or any of its Subsidiaries (other than the Delsener/Slater Group) may be or become subject that (i) relate to the Transferred Businesses, Transferred Assets, assets, business, operations, debts or Liabilities of the Delsener/Slater Group including, without limitation, Liabilities arising under the Guarantees and Liabilities to be assumed by any member of the Delsener/Slater Group as contemplated herein, whether arising prior to, concurrent with or after the Distribution or as a result of the failure to obtain all necessary third party consents to the Distribution or (ii) result from a breach by a member of the Delsener/Slater Group of any representation, warranty or covenant contained in this Agreement or any Related Agreement.

   (c) The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnitee") pursuant to Section 5.3(a) or
Section 5.3(b) shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. Amounts required to be paid are hereafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." If an Indemnitee shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the lesser of the amount of such insurance proceeds or other amounts actually received or the net amount of Indemnity Payments actually received previously. The Indemnitee agrees that the Indemnifying Party shall be subrogated to such Indemnitee under any insurance policy and that the Indemnitee shall not waive any right of subrogation.

   SECTION 5.4 Procedure for Indemnification.

   (a) If an Indemnitee shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party is or may be obligated to make an Indemnity Payment, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of any Indemnitee to give notice as provided in this Section 5.4 shall not relieve the related Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

   (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 10 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. such Indemnifying Party shall pay such Indemnitee's actual out-of-pocket expenses (other than officers' or employees' salaries) reasonably incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 5 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party. Except as so provided, if an Indemnitee desires to participate in the defense of a Third Party Claim, it may do so but it shall not control the defense and such participation shall be at its sole cost and expense. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 5.4, such Indemnitee may defend, compromise and settle such Third Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third Party Claim without prior written notice to such Indemnifying Party and except by payment of monetary damages or other money payments. No Indemnifying Party shall consent to entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all Liability in respect to such Third Party claim.

   (c) If an Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are necessary or appropriate for such defense (the cost of copying thereof to be paid by the Indemnifying Party).

   (d) Notwithstanding the foregoing provisions of this Section 5.4, there may be Third Party Claims which reasonably could result in both SFX and Entertainment being liable to the other under indemnification provisions of this Agreement. In any such events, the parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense of or settlement of the Third Party Claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties, including to the use of the same legal counsel for the defense of such claim.

   (e) Except to the extent expressly provided otherwise in this Section 5.4, the indemnification provided for by this Section 5.4 shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provided any subrogation rights with respect thereto.

   (f) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the related Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 60 days within which to respond thereto. If such Indemnifying Party does not respond within such 60-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 60-day period and rejects such claim in whole or in party, such Indemnitee shall be free to pursue mediation as provided in Article 10 hereof.

                                  ARTICLE 6

                              RELATED AGREEMENTS

   SECTION 6.1 Tax Sharing Agreement. Except as contemplated in this Section
6.1 hereof, any tax sharing agreement between any of the Delsener/Slater Group and any of SFX and its Subsidiaries shall be terminated as of the Distribution Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year). On or prior to the Distribution Date, SFX and the Delsener/Slater Group shall enter into a Tax Sharing Agreement in the form attached hereto as Exhibit A.

    SECTION 6.2 Employee Benefits Agreement. On or prior to the Distribution Date, SFX and the Delsener/Slater Group shall enter into a Employee Benefits Agreement in the form attached hereto as Exhibit B.

                                  ARTICLE 7

                          CERTAIN ADDITIONAL MATTERS

   SECTION 7.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Transferred Assets and the assumption of Liabilities contemplated by this Agreement, SFX and Entertainment agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

   SECTION 7.2 No Representations or Warranties. Entertainment understands and agrees that SFX is not in this Agreement or in any other agreement or document contemplated by this Agreement, nor shall SFX be deemed or implied to be, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any Transferred Assets or the Transferred Businesses or as to the legal sufficiency to convey title to any Transferred Assets of the execution, delivery and filing of the Conveyancing and Assumption Instruments, IT BEING AGREED AND UNDERSTOOD THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and that Entertainment shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that Entertainment's title to any such assets shall be other than good and marketable and free from encumbrances.

   SECTION 7.3 Further Assurances; Subsequent Transfers.

   (a) Each of SFX and Entertainment will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Entertainment, SFX will execute and deliver to Entertainment such other instruments of transfer, conveyance, assignment and confirmation and take such action as Entertainment may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Entertainment and to confirm Entertainment's title to all of the Transferred Assets, to put Entertainment in actual possession and operating control thereof and to permit Entertainment to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and SFX will take such actions as Entertainment may reasonably request in order to prepare and implement appropriate plans, agreements and arrangements for the Employees and Entertainment will execute and deliver to SFX all instruments, undertakings or other documents and take such other action as SFX may reasonably request in order to have Entertainment properly assume and discharge the Assumed Liabilities and relieve SFX of any Liability or obligations with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, SFX and Entertainment shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees (which expenses and fees shall be reimbursed by the requesting party).

   (b) SFX and Entertainment will use their commercially reasonable efforts to obtain any consent required to assign all agreements, leases, permits, licenses and other rights of any nature whatsoever relating to the Transferred Assets to Entertainment; provided, however, that SFX shall not be obligated to pay any consideration therefor (except as provided in Section
2.2 and except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that SFX is unable to obtain any such required consent, SFX shall continue to be bound thereby and unless not permitted by law or the terms thereof, Entertainment shall pay, perform and discharge fully all the obligations of SFX thereunder from and after the Distribution Date and indemnify SFX for all Indemnifiable Losses arising out of such performance by Entertainment in accordance with Article 5. SFX shall, without further consideration therefor, pay, assign and remit to Entertainment promptly all monies, rights and other considerations received in respect of such performance. SFX shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 7.3(b) only as reasonably directed by Entertainment and at Entertainment's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, SFX shall promptly assign and novate all its rights and obligations thereunder to Entertainment without payment of further consideration and Entertainment shall, without the payment of any further consideration therefore, assume such rights and obligations.

   SECTION 7.4 Sales and Transfer Taxes. Entertainment and SFX agree to cooperate to determine the amount of sales, transfer or other taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). SFX agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes, and Entertainment will join in the execution of any such tax returns or other documentation.

   SECTION 7.5 Change of Name. Within 10 business days after the consummation of the Merger, SFX and each of its Subsidiaries, if necessary, shall file certificates of amendment with the appropriate Secretary of State, amending such company's certificate of incorporation to change the name of such Company to any name which does not include the letters "SFX". At the closing of the Merger, SFX will assign to Entertainment or its designee all right, title and interest, including all the good will related thereto, in and to the name "SFX" together with all causes of action and the right to recover for past infringements of the name "SFX." As soon as commercially practicable, but in no event later than six months from the consummation of the Merger, SFX shall cease all use of the name "SFX" or other trademarks, trade names or their identifiers owned by, licensed to, or transferred pursuant to this Agreement to, Entertainment in all modes.

                                  ARTICLE 8

                      ACCESS TO INFORMATION AND SERVICES

   SECTION 8.1 Provision of Corporate Records. As soon as practicable after the Distribution Date, SFX shall deliver to Entertainment all Books and Records in its possession. Such Books and Records shall be the property of Entertainment, but shall be retained and made available to SFX for review and duplication until the earlier of notice from SFX that such records are no longer needed by SFX or the 20th anniversary of the Distribution Date.

   SECTION 8.2 Access to Information. From and after the Distribution Date, SFX and Entertainment shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and other data and information (collectively, "Information") within each other's possession relating to the Transferred Assets, the Transferred Businesses and the Employees, insofar as such access is reasonably required by SFX or Entertainment, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Article 8 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

   SECTION 8.3 Retention of Records. Except as otherwise required for a longer period by law or agreed to in writing, SFX and Entertainment shall retain, for a period of at least 20 years following the Distribution Date, all material Information relating to the Transferred Businesses. Notwithstanding the foregoing, in lieu of retaining any specific Information, SFX or Entertainment may offer in writing to deliver such Information to the other and, if such offer is not accepted within 90 days, the offered Information may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for delivery of such of the Information as was requested (at cost of requesting party).

   SECTION 8.4 Confidentiality. Each of SFX and Entertainment shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its legal counsel, by other requirements of law (including, without limitation, any requirements imposed under state and federal securities laws and stock exchange rules), all non-public Information concerning the other party furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been available to such party on a non-confidential basis prior to this disclosure by the other party, in the public domain through no fault of such party or later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section 8.4. Each party shall be deemed to have satisfied its obligation to hold confidential Information concerning or supplied by the other party if its exercises the same care as it takes to preserve confidentiality for its own similar Information. SFX and Entertainment agree with each other that each will maintain, preserve and assert, unless waived in writing by the other, all attorney-client and work product privileges applicable to documents and other Information which relates, directly or indirectly, to the Transferred Businesses for any period prior to the Distribution Date.

   SECTION 8.5 Privileged Matters. Anything herein or in the Merger Agreement notwithstanding, the transactions contemplated hereby and by the Merger Agreement shall not be deemed to transfer to or vest in SFX any right to waive, nor shall they be deemed to waive, any attorney-client privilege between SFX and its legal counsel, with respect to legal advice concerning the business or operations of Entertainment including, without limitation, the transactions contemplated by the Merger Agreement, this Agreement and the Related Agreements, in either case, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. SFX shall assign to Entertainment SFX's rights (if any) to any attorney-client privilege with respect to legal advice concerning the business or operations of Entertainment including, without limitation, the transactions contemplated by the Merger Agreement, this Agreement and the Related Agreements, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. SFX and its successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communications (or work product related thereto) between Entertainment and its legal counsel with respect to legal advice concerning the business or operations of Entertainment.

                                  ARTICLE 9

                                  INSURANCE

   SECTION 9.1 General. SFX shall keep in effect all policies under its Insurance Program in effect as of the date hereof insuring the Transferred Assets and operations of the Transferred Businesses until the earlier of (i) the Effective Time and (ii) 12:00 midnight on the Distribution Date, unless Entertainment shall have earlier obtained appropriate coverage and notified SFX in writing to that effect. In so far as any claims made or accrued under policies under the Insurance Program prior to the Distribution Date relate to Entertainment, SFX shall use its reasonable efforts to assure that Entertainment can continue to make and/or pursue such claims under the policies, or that SFX can continue to make and/or pursue such claims on behalf of Entertainment, notwithstanding assignment or transfer of the policies (provided that Entertainment shall reimburse SFX for any reasonable out-of-pocket expenses incurred by SFX in connection therewith). From and after the Distribution Date, Entertainment shall be responsible for obtaining and maintaining insurance coverage for its own account. SFX shall, if so requested by Entertainment, use reasonable efforts to assist Entertainment in obtaining such initial insurance coverage for Entertainment from and after the Distribution Date in such amounts as are agreed upon by SFX and Entertainment. Following the Distribution Date, each of SFX and Entertainment shall cooperate with and assist the other party in the prevention of conflicts or gaps in insurance coverage and/or collection proceeds.

    SECTION 9.2 Certain Insured Claims. SFX will assert and pursue, for the benefit of Entertainment, claims against the Insurance Program for any losses resulting, directly or indirectly, from claims made or deemed made under the applicable Insurance Program which relate to the Transferred Business and which arise from or relate to events or occurrences prior to the Distribution Date. Entertainment shall pay all costs incurred by SFX after the Distribution Date in defending or pursuing any such claims under an insurance policy relating to the Transferred Businesses, including the salaries of employees based on the portion of time spent on such claims and Entertainment shall make available to SFX such of its employees as SFX may reasonably request as witnesses or deponents in connection with SFX's defense or pursuit of any such claims, at Entertainment's sole cost and expense.

                                  ARTICLE 10

                                  CONDITIONS

   SECTION 10.1 Conditions. The obligations of SFX and Entertainment to consummate the Distribution shall be subject to the fulfillment or waiver of each of the following conditions:

   (a) the Board of Directors of SFX shall be satisfied that SFX's surplus would be sufficient to permit under Delaware law the Distribution and shall have formally approved the Distribution;

   (b) the Registration Statement shall have been declared effective by the SEC and no stop order shall have been issued or be pending with respect thereto;

   (c) the Entertainment Class A Common Stock shall have been accepted for listing or trading, subject to official notice of issuance, on a national exchange or the Nasdaq Stock Market;

   (d) all necessary third party consents to the Distribution shall have been obtained;

   (e) the necessary stockholder approvals shall have been obtained to consummate the Distribution as presently contemplated;

   (f) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect;

   (g) SFX and Entertainment shall have entered into the Related Agreements;
and

   (h) each of the covenants and provisions in this Agreement required to be performed or complied with prior to the Distribution shall have been performed or complied with.

   Any determination by the Board of Directors of SFX on behalf of either party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section shall be conclusive.

                                  ARTICLE 11

                                  MEDIATION

   SECTION 11.1 Mediation and Binding Arbitration. If a dispute arises between SFX and Entertainment as to the interpretation or the implementation of this Agreement, the Related Agreements or any other agreement entered into pursuant hereto (other than a dispute with respect to Working Capital which shall be resolved in accordance with the provisions of Section 2.2. hereof), including, without limitation, any matter involving an Indemnifiable Loss, SFX and Entertainment agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the dispute.

   SECTION 11.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

    SECTION 11.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Commercial Arbitration Rules of the American Arbitration Association and to bear equally the costs of the mediation.

   SECTION 11.4 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

   SECTION 11.5 Mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator selected in accordance with the provisions of Section 11.6 hereof. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

   SECTION 11.6 Selection of Arbitrator. The parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the parties to act as arbitrator. If no arbitrator has been selected within such time, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association.

   SECTION 11.7 Cost of Arbitration. The costs of arbitration shall be apportioned between SFX and Entertainment as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

                                  ARTICLE 12

                                MISCELLANEOUS

   SECTION 12.1 Complete Agreement. Subject to Section 3.3 hereof , this Agreement, including the Annexes and Exhibits and the agreements and other documents referred to herein, shall constitute the entire agreement between SFX and Entertainment with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

   SECTION 12.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

   SECTION 12.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the part to whom notice is given, on the day of transmission if set via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or on the fifth day after mailing provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

   If to SFX

            prior to the effective time:    SFX Broadcasting, Inc.
                                            150 East 58th Street, 19th Floor
                                            New York, New York 10155
                                            Telecopy No.: (212)753-3188
                                            Attention: Howard J. Tytel
            with a copy to:                 Hicks, Muse, Tate & Furst
                                            Incorporated
                                            200 Crescent Court, Suite 1600
                                            Dallas, Texas 75201
                                            Telecopy No.: (214) 740-7313
                                            Attention: Lawrence D. Stuart,
                                            Jr.
            after the effective time:       Hicks, Muse, Tate & Furst
                                            Incorporated
                                            200 Crescent Court, Suite 1600
                                            Dallas, Texas 75201
                                            Telecopy No.: (214) 740-7313
                                            Attention: Lawrence D. Stuart,
                                            Jr.
            if to entertainment:            SFX Entertainment, Inc.
                                            150 East 58th Street, 19th Floor
                                            New York, New York 10155
                                            Telecopy No.: (212)753-3188
                                            Attention: Howard J. Tytel
            with a copy to:                 Baker & Mckenzie
                                            Two Allen Center
                                            1200 Smith Street, Suite 1200
                                            Houston, Texas 77002
                                            Telecopy No.: (713) 427-5099
                                            Attention: Amar Budarapu

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

   SECTION 12.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of SFX and Entertainment and with the consent of Parent, which consent shall not be unreasonably withheld

   SECTION 12.5 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of SFX without the approval of Entertainment or Parent. In the event of such termination, no party shall have any Liability of any kind to any other party.

   SECTION 12.6 Successor and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

   SECTION 12.7 No Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any Indemnity in their capacity as such and except for the mutual releases provided for in this Agreement, this Agreement, the Exhibits hereto and the Related Agreements are solely for the benefit of the parties hereto and are not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

    SECTION 12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   SECTION 12.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

   SECTION 12.10 Annexes, Etc. The Annexes, Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

   SECTION 12.11 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                          SFX BROADCASTING, INC.

                                          By:
                                          Name:
                                          Title:

                                          SFX ENTERTAINMENT, INC.
                                          By:
                                          Name:
                                          Title:

                                          SBI HOLDING CORPORATION,
                                           with respect to Section 12.4 only.

                                          By:
                                          Name:
                                          Title:

PROXY CARD FOR COMMON STOCK
                            SFX BROADCASTING, INC.
           Proxy Solicited on Behalf of the Board of Directors for
                     the Special Meeting of Stockholders
                                March 26, 1998

   The undersigned hereby appoint(s) Robert F.X. Sillerman and Michael G. Ferrel, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting of Stockholders of SFX Broadcasting, Inc. (the "Company"), to be held at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York, on Thursday, March 26, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof, and to vote on all matters that may come before such meeting the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side of this proxy card:

The Board of Directors recommends a vote FOR approval and adoption of the merger agreement and the merger and the amendments to the Restated Certificate of Incorporation. RETURNED PROXY CARDS WILL BE VOTED: (1) AS SPECIFIED ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

                          (CONTINUED ON OTHER SIDE)

                                 PLEASE MARK
                                YOUR VOTES AS
                                 INDICATED IN
                                 THIS EXAMPLE
                                                                      [X]

 PROPOSAL 1: To approve and adopt the Agreement and Plan of Merger, dated as of August 24, 1997, as amended, among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Company, and the merger contemplated thereby. The merger agreement is described in, and attached as Annex A to, the accompanying Proxy Statement.
                    FOR    AGAINST   ABSTAIN
                     [ ]      [ ]        [ ]

PROPOSAL 2: To approve and adopt amendments to the Company's Restated Certificate of Incorporation to allow the holders of shares of the Company's Class B Common Stock to receive higher consideration per share in the merger than the holders of shares of Class A Common Stock, as set forth in the merger agreement.
                    FOR    AGAINST   ABSTAIN
                     [ ]      [ ]        [ ]

PROPOSAL 3: To approve and adopt amendments to the Restated Certificate of Incorporation to permit holders of shares of Class B Common Stock to receive shares of Class B common stock of a subsidiary of the Company in the proposed spin-off of that subsidiary's shares.
                    FOR    AGAINST   ABSTAIN
                     [ ]      [ ]        [ ]

 In their discretion with respect to such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

 Your shares will not be voted unless your signed proxy card is returned to the Company or you otherwise vote at the meeting.

 Receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement is hereby acknowledged.

    Signature(s)                                                        Dated
    -------------------------------------------------------------------------
    Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.

PROXY CARD FOR THE SERIES D PREFERRED STOCK
                            SFX BROADCASTING, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                     THE SPECIAL MEETING OF STOCKHOLDERS
                                March 26, 1998

   The undersigned hereby appoint(s) Robert F.X. Sillerman and Michael G. Ferrel, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting of Stockholders of SFX Broadcasting, Inc. (the "Company"), to be held at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York, on Thursday, March 26, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof, and to vote on all matters that may come before such meeting the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side of this proxy card:

The Board of Directors recommends a vote FOR approval and adoption of the merger agreement and the merger and the amendments to the Restated Certificate of Incorporation. RETURNED PROXY CARDS WILL BE VOTED: (1) AS SPECIFIED ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD; (2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

                          (CONTINUED ON OTHER SIDE)

                                 PLEASE MARK
                                YOUR VOTES AS
                                 INDICATED IN
                                 THIS EXAMPLE
                                                                      [X]

PROPOSAL 2: To approve and adopt amendments to the Company's Restated Certificate of Incorporation to allow the holders of shares of the Company's Class B Common Stock to receive higher consideration per share in the merger than the holders of shares of Class A Common Stock, as set forth in the merger agreement. The merger agreement is described in, and attached as Annex A to, the accompanying Proxy Statement.
                    FOR    AGAINST   ABSTAIN
                     [ ]      [ ]        [ ]

PROPOSAL 3: To approve and adopt amendments to the Restated Certificate of Incorporation to permit holders of shares of Class B Common Stock to receive shares of Class B common stock of a subsidiary of the Company in the proposed spin-off of that subsidiary's shares.
                    FOR    AGAINST   ABSTAIN
                     [ ]      [ ]        [ ]

In their discretion with respect to such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

Your shares will not be voted unless your signed proxy card is returned to the Company or you otherwise vote at the meeting.

Receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement is hereby acknowledged.

    Signature(s)                                                        Dated
    -------------------------------------------------------------------------
    Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.